    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 2001

                                                      REGISTRATION NO. 333-13062
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5


                                       TO
                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         CLAXSON INTERACTIVE GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        BRITISH VIRGIN ISLANDS                          7370                                   NONE
      (STATE OR JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                            ------------------------
                         CLAXSON INTERACTIVE GROUP INC.
                        404 WASHINGTON AVENUE, 8TH FLOOR
                           MIAMI BEACH, FLORIDA 33139
                                 (305) 894-3500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 AMAYA ARIZTOY
                                 VICE PRESIDENT
                         CLAXSON INTERACTIVE GROUP INC.
                        404 WASHINGTON AVENUE, 8TH FLOOR
                           MIAMI BEACH, FLORIDA 33139
                                 (305) 894-3500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

       GLENN M. REITER, ESQ.             ADAM O. EMMERICH, ESQ.            L. KEVIN O'MARA, JR., ESQ.
        ALAN M. KLEIN, ESQ.             ANDREW J. NUSSBAUM, ESQ.       CLIFFORD CHANCE ROGERS & WELLS LLP
     SIMPSON THACHER & BARTLETT      WACHTELL, LIPTON, ROSEN & KATZ              200 PARK AVENUE
        425 LEXINGTON AVENUE              51 WEST 52ND STREET               NEW YORK, NEW YORK 10166
   NEW YORK, NEW YORK 10017-3954        NEW YORK, NEW YORK 10019                 (212) 878-8000
           (212) 455-2000                    (212) 403-1000

                            ------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF              AMOUNT TO BE       OFFERING PRICE       AGGREGATE OFFERING      AMOUNT OF
       SECURITIES TO BE REGISTERED(1)         REGISTERED(2)        PER UNIT(3)              PRICE(3)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Class A Common Shares, par value U.S.$0.01
  per share, of Claxson Interactive Group
  Inc. .....................................    4,977,648             $6.30               $31,395,183          $7,849(4)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to Class A common shares of Claxson Interactive Group Inc. to be issued in connection with the transaction described herein.

(2) Represents 4,977,648 Class A common shares of Claxson Interactive Group Inc. to be issued in respect of the exchange of the common shares of El Sitio, Inc. in connection with the merger of a subsidiary of Claxson into El Sitio, Inc. as described herein (based on the exchange ratio of one Class A common share of Claxson Interactive Group Inc. for each common share of El Sitio, Inc.) or upon the exercise of outstanding share options of El Sitio, Inc.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) based on the product of (a) $0.63 (the average of the high and low prices of common shares of El Sitio, Inc. on The Nasdaq National Market on January 5, 2001) and (b) the number of common shares of El Sitio, Inc. specified in note (2) above, in each case then adjusted to give effect to a one-for-ten reverse share split, which will be effective as of August 22, 2001.

(4) Previously paid.
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES BEING OFFERED BY THIS PROXY STATEMENT/PROSPECTUS MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OF WHICH THIS PROXY STATEMENT/PROSPECTUS IS A PART, IS DECLARED EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE OFFERS OR SALES ARE NOT PERMITTED.


                 SUBJECT TO COMPLETION -- DATED AUGUST 15, 2001


     [EL SITIO LOGO]                                       [CLAXSON LOGO]

     EL SITIO, INC.


                                                                 August 15, 2001


Dear El Sitio Shareholder:


     You are invited to attend a meeting of shareholders of El Sitio, Inc., which will be held at El Sitio's corporate offices at Avenida Ingeniero Huergo 1167, C1107AOL Buenos Aires, Argentina on September 7, 2001, at 10:00 a.m., local time.


     At the meeting, you will be asked to vote on a merger transaction under which El Sitio will become a subsidiary of Claxson Interactive Group Inc., a newly formed British Virgin Islands company. Claxson will also include media assets contributed by Ibero-American Media Partners II, Ltd., which is controlled by members of the Cisneros Group and funds affiliated with Hicks, Muse, Tate & Furst Incorporated. In addition, Claxson will include other media assets contributed by members of the Cisneros Group. The transaction is a related party transaction because Ibero-American Media Partners is a major shareholder of El Sitio and members of the Cisneros Group and the funds affiliated with Hicks, Muse, Tate & Furst Incorporated are affiliates of El Sitio.

     You will also be asked to vote to approve the Claxson 2001 share incentive plan.

     When the transaction is completed, each common share of El Sitio will be converted into one Class A common share of Claxson. Claxson will have approximately 18.5 million Class A common shares outstanding immediately after the transaction is completed. There currently is no market for the Class A common shares. Application has been made to list the Class A common shares on The Nasdaq National Market under the symbol "XSON".

     The transaction cannot be completed unless holders of a majority of the common shares of El Sitio are represented in person or by proxy at a meeting to consider the transaction and the holders of a majority of the common shares of El Sitio present at the meeting vote in favor of the transaction. Holders, including me, of approximately 63% of the outstanding common shares of El Sitio have already agreed to vote their shares in favor of the transaction, thus assuring shareholder approval of the transaction.

     Before voting, you should carefully review all the information contained in this proxy statement/prospectus. YOU SHOULD, IN PARTICULAR, CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 15.

     Upon careful consideration, your board of directors, after two directors who are designees of Ibero-American Media Partners II, Ltd. abstained, has determined that the merger is in the best interests of El Sitio and its shareholders. The two directors abstained because Ibero-American Media Partners II, Ltd. is a party to the transaction and owns approximately 18% of El Sitio's common shares. Your board of directors recommends that you vote "FOR" approval of the merger. Your board of directors also recommends that you vote "FOR" approval of the Claxson 2001 share incentive plan.

     Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your common shares of El Sitio may be represented at the meeting, regardless of the number of shares that you own.

                                      Sincerely,

                                      /s/ Robert Vivo-Chaneton
                                      Roberto Vivo-Chaneton
                                      Chairman of the Board

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTION DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR THE CLASS A COMMON SHARES OF CLAXSON INTERACTIVE GROUP INC. TO BE ISSUED IN CONNECTION WITH THE TRANSACTION, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This document serves as a proxy statement of El Sitio and as a prospectus of Claxson for the 4,977,648 Class A common shares to be issued to El Sitio shareholders in connection with the transaction.


     This proxy statement/prospectus is dated August 15, 2001 and is first being mailed to El Sitio shareholders on or about August 16, 2001.

                                 EL SITIO, INC.

                       NOTICE OF MEETING OF SHAREHOLDERS


                        TO BE HELD ON SEPTEMBER 7, 2001


To the Shareholders of El Sitio, Inc.:


    A meeting of shareholders of El Sitio, Inc. will be held at El Sitio's corporate offices in Buenos Aires on September 7, 2001 at 10:00 a.m. local time, for the following purposes:


    1. To consider and vote upon a proposal to approve the merger of a subsidiary of Claxson Interactive Group Inc., into El Sitio in connection with a combination agreement, dated as of October 30, 2000, as amended by Amendment No. 1 to the combination agreement, dated as of June 26, 2001, among Claxson Interactive Group Inc. (formerly, New Site, Inc.); Ibero-American Media Partners II, Ltd.; Carlyle Investments LLC and Carlton Investments LLC (as assignees of Newhaven Overseas Corp.); Hicks, Muse, Tate & Furst Latin America Fund, L.P.; Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.; HMLA 1-SBS Coinvestors, L.P.; and El Sitio, Inc., under which:

    - El Sitio will become a subsidiary of Claxson as a result of the transaction; and

    - Each issued and outstanding common share of El Sitio will be canceled and converted into the right to receive one Class A common share of Claxson.

    2. To consider and vote upon a proposal to authorize the plan of merger approved by your board of directors, which is required to complete the transaction.

    3. To consider and vote upon a proposal to approve the Claxson Interactive Group Inc. 2001 share incentive plan.

    4. To consider and vote upon any other proposal duly presented at the meeting.

    Your board of directors has approved the transaction and recommends that you vote "FOR" approval of the transaction. Your board of directors also recommends that you vote "FOR" approval of the Claxson 2001 share incentive plan. The proposals are described in more detail in this proxy statement/prospectus, which you should carefully read in its entirety before voting. Copies of the combination agreement and Amendment No. 1 to the combination agreement are annexed to this proxy statement/prospectus as Annexes A-1 and A-2, respectively. A copy of the Claxson 2001 share incentive plan is attached as Annex E to this proxy statement/prospectus.


    Only shareholders of record at the close of business on August 14, 2001 are entitled to notice of the meeting, and to vote at the meeting and at any adjournments thereof. For ten days prior to the meeting, a complete list of El Sitio shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting, during normal business hours at El Sitio's corporate offices in Buenos Aires.


    You are invited to attend the meeting in person. However, to ensure your representation at the meeting, you should complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it is voted at the meeting.

    The transaction cannot be completed unless holders of a majority of El Sitio's common shares are represented in person or by proxy at a meeting to consider the merger and the holders of a majority of the common shares of El Sitio present at the meeting vote "FOR" approval of the merger that is part of the transaction. Some major El Sitio shareholders, including, among others, Ibero-American Media Partners and Roberto Vivo-Chaneton, El Sitio's chairman of the board, have already agreed to vote their common shares, which represent approximately 63% of the outstanding common shares of El Sitio, in favor of the merger, thus assuring shareholder approval of the merger.

    The Claxson 2001 share incentive plan must be approved by the holders of a majority of Claxson's Class A common shares, including, for this purpose, El Sitio's shareholders. The plan can be approved even if the holders of a majority of El Sitio's common shares vote against the plan. Ibero-American Media Partners and its affiliates, which will control a majority of Claxson's Class A common shares, have advised us that they intend to vote for the plan, thus assuring Claxson shareholder approval of the plan.

                                          By order of the Board of Directors,

                                          /s/ Horacio Milberg

                                          Horacio Milberg
                                          Secretary

Avenida Ingeniero Huergo 1167
C1107A0L Buenos Aires
Argentina

August 15, 2001

                               TABLE OF CONTENTS


 QUESTIONS AND ANSWERS ABOUT THE EL
   SITIO SHAREHOLDERS MEETING AND THE
   TRANSACTION.........................     1
 SUMMARY...............................     4
   CLAXSON INTERACTIVE GROUP INC.......     4
   THE TRANSACTION.....................     4
   SELECTED FINANCIAL DATA.............    11
   EL SITIO MARKET PRICES, TRADING
      VOLUMES AND DIVIDEND HISTORY.....    14
 RISK FACTORS..........................    15
   RISKS RELATING TO THE PROPOSED
      TRANSACTION......................    15
   RISKS RELATING TO CLAXSON...........    17
   RISKS RELATING TO LATIN AMERICA.....    23
   RISKS RELATING TO CLAXSON'S CLASS A
      COMMON SHARES....................    23
 THE EL SITIO SHAREHOLDERS MEETING.....    25
      Date, Time and Place of the
        Meeting........................    25
      Matters to be Considered.........    25
      Record Date and Outstanding
        Shares.........................    25
      Proxies and Proxy Revocability...    25
      No Dissenters' or Similar
        Rights.........................    26
      Vote Required for Approval.......    26
      Directors and Executive
        Officers.......................    26
 THE PROPOSED TRANSACTION..............    27
      Structure of the Transaction.....    27
      Background of the Transaction....    27
      El Sitio's Reasons for the
        Transaction....................    32
      Recommendation of El Sitio's
        Board of Directors.............    34
      Opinion of El Sitio's Financial
        Advisor........................    35
      Miscellaneous....................    44
      Regulatory Matters...............    44
      Accounting Matters...............    46
      Restrictions on Sales of Shares
        by Affiliates..................    46
      Interests of El Sitio Directors
        and Executive Officers in the
        Transaction....................    46
      Insurance........................    47


      Material Contacts Among Ibero-
        American Media Partners,
        Carlyle/ Carlton and El
        Sitio..........................    47
      Listing of Class A Common Shares
        on The Nasdaq National
        Market.........................    47
      Delisting and Deregistration of
        El Sitio Common Shares.........    47
 THE COMBINATION AGREEMENT.............    48
      General..........................    48
      Representations and Warranties...    49
      Conditions to the Completion of
        the Transaction................    50
      No Solicitation..................    51
      Termination......................    52
      Conduct of Business Pending
        Completion of the
        Transaction....................    52
      Assignment.......................    53
      Pre-Closing Capital Contributions
        from Carlyle/Carlton and Hicks
        Muse...........................    53
      Other Agreements.................    54
      Amendment; Extension and
        Waiver.........................    55
      Expenses.........................    55
 OTHER TRANSACTION AGREEMENTS..........    56
      Voting Agreements................    56
      Holdco Agreement.................    57
      Employment Agreements............    58
 DESCRIPTION OF SHARE CAPITAL OF
   CLAXSON.............................    60
      Share Capital....................    60
      Board of Directors of Claxson....    61
      Registrar and Transfer Agent.....    61
 SHAREHOLDERS' RIGHTS UNDER BRITISH
   VIRGIN ISLANDS LAW..................    62
      Enforceability of Civil
        Liabilities....................    62
      Availability of Class Actions and
        Derivative Actions.............    62
      Inspection of Books and
        Records........................    63
 TAX CONSIDERATIONS....................    64
      U.S. Federal Income Tax
        Considerations for Claxson
        Shareholders...................    64


      Material U.S. Federal Income Tax
        Consequences of the El Sitio
        Merger.........................    67
      British Virgin Islands Tax
        Considerations.................    72
 CLAXSON'S BUSINESS....................    73
   OVERVIEW............................    73
   PAY TELEVISION BUSINESSES...........    81
   BROADCAST TELEVISION AND RADIO
      BUSINESSES.......................    94
   EL SITIO............................    98
      Overview of El Sitio.............    98
      El Sitio's Network...............    98
      El Sitio's Community.............   101
      Marketing........................   102
      Sales............................   101
      Business and Strategic
        Relationships..................   103
      Technology.......................   104
      Intellectual Property and
        Proprietary Rights.............   104
      Subsidiaries.....................   105
      Principal Shareholders...........   105
   ADDITIONAL DISCLOSURES REGARDING
      CLAXSON'S BUSINESS...............   108
 OPERATING AND FINANCIAL REVIEW AND
   PROSPECTS...........................   115
   IBERO-AMERICAN MEDIA PARTNERS.......   115
   EL SITIO............................   128
   LIQUIDITY AND CAPITAL RESOURCES OF
      CLAXSON..........................   144
 MANAGEMENT OF CLAXSON AFTER THE
   TRANSACTION.........................   146
      Board of Directors of Claxson....   146
      Executive Officers of Claxson....   146
      Committees of the Board of
        Directors......................   150




      Compensation of Directors and
        Executive Officers.............   151
      2001 Share Incentive Plan........   151
      Grant of Restricted Shares to
        Cisneros Television Group
        Employees......................   153
      Limitation of Directors' and
        Officers' Liability............   154
      Indemnification and Insurance....   154
 PRINCIPAL SHAREHOLDERS OF CLAXSON
   AFTER THE TRANSACTION...............   155
 RELATED PARTY TRANSACTIONS............   159
 EXPERTS...............................   164
 SHAREHOLDER PROPOSALS.................   164
 LEGAL MATTERS.........................   165
 WHERE YOU CAN FIND MORE INFORMATION...   165
 INDEX TO FINANCIAL STATEMENTS.........   F-1
 ANNEX A-1 -- COMBINATION AGREEMENT....   A-1
 ANNEX A-2 -- AMENDMENT NO. 1 TO
              COMBINATION AGREEMENT....  A-65
 ANNEX A-3 -- AMENDMENT NO. 2 TO
              COMBINATION AGREEMENT....  A-76
 ANNEX B -- FORM OF HOLDCO AGREEMENT...   B-1
 ANNEX C -- OPINION OF CREDIT SUISSE
            FIRST BOSTON CORPORATION...   C-1
 ANNEX D -- PLAN OF MERGER.............   D-1
 ANNEX E -- 2001 SHARE INCENTIVE
            PLAN.......................   E-1

         QUESTIONS AND ANSWERS ABOUT THE EL SITIO SHAREHOLDERS MEETING
                              AND THE TRANSACTION

Q:  WHAT ARE EL SITIO'S SHAREHOLDERS BEING ASKED TO VOTE ON AT THE MEETING?

A: El Sitio's shareholders are being asked to vote for the merger of a subsidiary of Claxson into El Sitio. El Sitio will be the surviving company and will become a wholly owned subsidiary of Claxson.

    El Sitio's shareholders are also being asked to vote to approve the Claxson 2001 share incentive plan.

Q:  WHAT WILL EL SITIO'S SHAREHOLDERS RECEIVE IN THE TRANSACTION?

A: El Sitio's shareholders will receive one Class A common share of Claxson in exchange for each common share of El Sitio that they own or hold.

Q:  WHAT CONSIDERATION WILL THE OTHER PARTIES IN THE TRANSACTION RECEIVE?

A: Carlyle Investments LLC and Carlton Investments LLC, which are together referred to in this proxy statement/prospectus as "Carlyle/Carlton" and which are members of the Cisneros Group, will receive an aggregate of 8,314,406 Class A common shares in exchange for the subsidiaries and the interests in other businesses that they will contribute to Claxson and for their indirect interest in the subsidiaries of Ibero-American Media Partners that will be contributed to Claxson.

    The funds affiliated with Hicks, Muse, Tate & Furst Incorporated, which are collectively referred to in this proxy statement/prospectus as "Hicks Muse", will receive an aggregate of 6,516,696 Class A common shares in exchange for their indirect interest in the subsidiaries of Ibero-American Media Partners that will be contributed to Claxson.

    These amounts take into account the exchange of El Sitio common shares currently held by subsidiaries of Ibero-American Media Partners for Class A common shares of Claxson and include 50,000 Class A common shares that have been granted by Ibero-American Media Partners to its employees.

Q: WHY DID THE PARTIES RENEGOTIATE THE TERMS OF THE ORIGINAL COMBINATION AGREEMENT SIGNED ON OCTOBER 30, 2000?

A: In May 2001, Carlyle/Carlton and Hicks Muse informed El Sitio that they were evaluating their rights under the combination agreement, including whether the conditions precedent to closing of the transaction could be fulfilled. After evaluating its options, El Sitio entered into negotiations with the other parties concerning possible revised terms for the transaction. During these negotiations, the other parties indicated that they believed that a material adverse effect (as defined in the original combination agreement) had occurred with respect to El Sitio and that, as a result, they had a basis for not proceeding with the transaction. The negotiations concluded with each party agreeing to revise the terms of the transaction to provide, among other terms, that the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates, will receive approximately 20% of the outstanding Class A common shares of Claxson in exchange for the common shares of El Sitio instead of 34% as originally provided for in the combination agreement.

Q: WILL I HAVE THE SAME OWNERSHIP AND VOTING PERCENTAGES IN CLAXSON AS I NOW HAVE IN EL SITIO?

A: No. After the transaction, you will have a lower equity ownership and voting interest in Claxson than you currently have in El Sitio.

Q:  WHAT SHAREHOLDER APPROVALS ARE NECESSARY TO APPROVE THE TRANSACTION?

A: For El Sitio, the affirmative vote of a majority of the votes cast at the meeting of shareholders at which a quorum is present, is required to approve the merger. Because holders of approximately 63% of the outstanding common shares of El Sitio have already agreed to vote their shares in favor of the merger, shareholder approval is assured. The shareholders of Ibero-American Media Partners and Carlyle/Carlton (as the assignees of Newhaven Overseas Corp.), which are closely-held, private companies, have already approved the transaction.

Q:  WILL THE TRANSACTION BE A TAXABLE EVENT TO EL SITIO'S SHAREHOLDERS?

A: A U.S. holder of El Sitio common shares may be required to recognize gain, but not loss, as a result of the transaction if, as is expected, El Sitio is treated as a passive foreign investment company for 2001. You should carefully review the discussion under "Tax Considerations" in this proxy statement/prospectus.

Q: WHAT IS THE EFFECT ON THE TRANSACTION OF THE REVERSE SHARE SPLIT ANNOUNCED ON AUGUST 8, 2001 BY EL SITIO?

A: El Sitio and Claxson are implementing a one-for-ten reverse share split, which will be effective as of August 22, 2001. The reverse share split is being undertaken in an effort to enable El Sitio to comply with minimum share price requirements of The Nasdaq National Market and to avoid a delisting of El Sitio's common shares. Under the reverse share split, every ten outstanding common shares, par value U.S.$0.01 per share, will be combined into one new El Sitio common share with a par value of U.S.$0.10 per share. The transaction will be completed on the basis of the number of El Sitio common shares outstanding after the reverse share split, which will not change the percentage ownership interest in Claxson of El Sitio's current shareholders.

Q:  WHAT IS THE CLAXSON 2001 SHARE INCENTIVE PLAN?

A: The Claxson 2001 share incentive plan is designed to enable Claxson to attract, retain and motivate directors, officers, employees and consultants and to provide Claxson and its subsidiaries and affiliates with a share plan providing incentives linked to Claxson's financial performance and to increases in the value of Claxson's Class A common shares. The plan authorizes the grant of share options and/or restricted shares with respect to up to 930,000 common shares of Claxson.

Q: WHAT VOTE IS REQUIRED BY CLAXSON SHAREHOLDERS TO APPROVE THE CLAXSON 2001 SHARE INCENTIVE PLAN?

A: The affirmative vote of the holders of a majority of Claxson's Class A common shares, including, for this purpose, El Sitio's shareholders, is required to approve the plan. The plan can be approved even if the holders of a majority of El Sitio's common shares vote against the plan. Ibero-American Media Partners and its affiliates, which will control a majority of Claxson's Class A common shares, have advised that they intend to vote for the plan, thus assuring Claxson shareholder approval of the plan.

Q: IS THE APPROVAL OF THE TRANSACTION CONDITIONED ON THE APPROVAL OF THE CLAXSON 2001 SHARE INCENTIVE PLAN?

A: No. The approval of the transaction and the approval of the plan are not conditioned on each other. As a result, a vote for or against one proposal will have no effect on the approval of the other proposal.

Q:  WILL EL SITIO SHAREHOLDERS HAVE DISSENTERS' OR SIMILAR RIGHTS?

A: No. Shareholders who vote against the transaction or the Claxson 2001 share incentive plan are not entitled to dissenters' or similar rights under British Virgin Islands law and El Sitio's memorandum and articles of association.

Q: WHAT HAPPENS IF I DO NOT VOTE BY PROXY FOR PURPOSES OF THE MEETING OF SHAREHOLDERS?


A: If you do not vote by proxy, your votes will not be considered in determining whether to approve the proposed merger or the Claxson 2001 share incentive plan, unless you then vote your El Sitio common shares in person in favor of the merger or the Claxson 2001 share incentive plan at the meeting of shareholders.


Q:  WHAT DO EL SITIO SHAREHOLDERS NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope so that your common shares of El Sitio may be represented at the shareholders meeting. DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.

Q: WHAT DO I NEED TO DO NOW IF I HOLD MY COMMON SHARES OF EL SITIO IN "STREET NAME"?

A: Your broker will vote your common shares only if you give your broker instructions on how to vote. Your broker will send you information about how to give appropriate instructions. Your broker cannot vote your common shares if you do not provide instructions.

Q:  CAN I CHANGE MY VOTE AFTER I DELIVER MY PROXY CARD?


A: Yes. You can change your vote by submitting a new proxy to El Sitio's secretary no later than 5:00 p.m., New York City time, on September 6, 2001, or, if you are a holder of record, by attending the meeting of shareholders and voting your shares in person. You may also revoke your proxy by delivering written notice signed by you or your attorney-in-fact to El Sitio's secretary on or before September 6, 2001 or to the chairman of the meeting at the meeting.


Q:  WHEN DO YOU EXPECT TO COMPLETE THE TRANSACTION?

A: The parties to the transaction are working to complete the transaction as promptly as possible. The parties hope to complete the transaction in the third quarter of 2001.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the transaction or on how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or a voting or proxy card, you should call the appropriate number below:

    In the United States:

    (212) 440-9800(for banks and brokers)
    (800) 223-2064(toll free for shareholders)

    Outside the United States:

    (212) 440-9800(for all persons)

                                    SUMMARY

     This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read the entire proxy statement/ prospectus, including the annexes, for a more complete understanding of the transaction.

     All share numbers and other information in this proxy statement/prospectus give effect to a one-for-ten combination (i.e., reverse share split) of El Sitio's common shares and Claxson's Class A common shares, except as set forth in the historical financial statements or as otherwise specified. This reverse share split will be effective as of August 22, 2001. The number of Class A common shares of Claxson to be issued in connection with the transaction has been adjusted on a corresponding one-for-ten basis.

     Information contained on El Sitio's websites or any other website referred to in this proxy statement/ prospectus is not part of, nor incorporated by reference in, this proxy statement/prospectus.

                         CLAXSON INTERACTIVE GROUP INC.

     Claxson Interactive Group Inc. will be an integrated provider of branded entertainment content for consumers in Ibero America and in other areas of the world. "Ibero America" includes Latin America, Spain and Portugal, and Spanish- and Portuguese-speaking areas of the world, including parts of the United States. Upon completion of the transaction, Claxson will combine assets in pay television, broadcast television and radio, and the Internet to create a media company with a portfolio of popular entertainment brands and multiple methods of distributing its content.

     Claxson intends to achieve revenue growth and reduce expenses through operational synergies by taking advantage of the complementary nature of the combined assets and the experience of its management. Although the businesses that will comprise Claxson have a history of losses and will likely continue to incur losses, and even though Claxson will have substantial debt and debt service requirements, Claxson believes that the business combination will lead to enhanced long-term financial performance and position it to take advantage of emerging trends in media distribution.

     Claxson is an international business company incorporated under the laws of the British Virgin Islands. The principal executive offices of Claxson are located at 404 Washington Avenue, 8th Floor, Miami Beach, Florida 33139, and its telephone number is (305) 894-3500.

                                THE TRANSACTION

THE PARTIES TO THE TRANSACTION

     IBERO-AMERICAN MEDIA PARTNERS II, LTD. is a joint venture between members of the Cisneros Group and Hicks Muse that acquires, develops and makes investments in entertainment and media content properties throughout Ibero America in three lines of business: pay television; broadcast television and radio; and the Internet. Ibero-American Media Partners' pay television business includes 13 pay television channels distributed to approximately 9.3 million pay television households in Ibero America. Ibero-American Media Partners is a Cayman Islands company that was formed in 1998. Ibero-American Media Partners is a principal shareholder of El Sitio that currently owns 18% of El Sitio's common shares. Ibero-American Media Partners' principal executive offices are located at 404 Washington Avenue, 8th Floor, Miami Beach, Florida 33139, and its telephone number is (305) 894-3500.

     CARLYLE INVESTMENTS LLC AND CARLTON INVESTMENTS LLC are Delaware limited liability companies that are members of the Cisneros Group that invest in international media and entertainment businesses. Carlyle and Carlton are the assignees of Newhaven Overseas Corp. The assets being contributed to Claxson by Carlyle/ Carlton include, among others, an 80.1% interest in Playboy TV International, LLC, which is a joint venture with an affiliate of Playboy Enterprises, Inc. that creates and distributes the Playboy TV network and other adult entertainment channels globally outside the United States, Canada and Latin America. Playboy TV International's pay television channels are distributed in 47 countries and in 13 different languages. The principal executive offices of Carlyle/Carlton are located c/o Finser Corporation, 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134, and their telephone number is (305) 442-3400.

     EL SITIO, INC. is an Internet media company that provides localized interactive content through a network of websites for Spanish- and Portuguese-speaking audiences in Latin America and the United States. El Sitio currently has, in addition to a global website, country websites for Argentina, Brazil, Chile, Colombia, Mexico, the United States, Uruguay and Venezuela. El Sitio is an international business company incorporated under the laws of the British Virgin Islands, and its principal executive offices are located at Avenida Ingeniero Huergo 1167, C1107AOL Buenos Aires, Argentina, and its telephone number is 5411-4339-3700.

STRUCTURE OF THE TRANSACTION (PAGE 27)

     Pursuant to the terms of the combination agreement, a subsidiary of Claxson will be merged into El Sitio, and all of the subsidiaries of Ibero-American Media Partners and the media businesses of Carlyle/ Carlton that have been managed by Ibero-American Media Partners will be contributed to and combined with Claxson. As a result of the merger, El Sitio will become a wholly owned subsidiary of Claxson.

     The following charts present the structure of the constituent companies before the transaction and of Claxson after the transaction. The charts omit some intermediate holding companies. Names in italics are brand names.

BEFORE THE TRANSACTION

                                   FLOW CHART
---------------
(1) An affiliate of Playboy Enterprises, Inc. has an option to increase its ownership interest to 50%.

(2) The ARTISTdirect joint venture to develop an integrated network of music websites targeted to Spanish- and Portuguese-speaking audiences is expected to be launched during 2001.

IMMEDIATELY AFTER THE TRANSACTION(1)

                                   flow chart
---------------
(1) This chart does not reflect 15,000,000 Claxson preferred shares that Claxson will issue to Carlyle/ Carlton and Hicks Muse at a purchase price of U.S.$1.00 per share, as required by the combination agreement. The preferred shares will be convertible, commencing twelve months after completion of the transaction, into Class A common shares at a conversion ratio per share based on the greater of U.S.$20.00 and the fair market value of the Class A common shares on the date of conversion.

(2) Carlyle/Carlton have agreed to transfer 710,135 of the Claxson Class A common shares that they will receive upon closing of the transaction, representing approximately 3.8% of the Class A common shares outstanding immediately after closing, to Carlos E. Cisneros or to a rabbi trust under which he will be a beneficiary. Mr. Cisneros is the vice chairman of Ibero-American Media Partners and will be a director of Claxson following completion of the transaction. Mr. Cisneros has agreed to vote these shares as directed by Carlyle/Carlton.

(3) An affiliate of Playboy Enterprises, Inc. has an option to increase its ownership interest to 50%.

(4) The ARTISTdirect joint venture to develop an integrated network of music websites targeted to Spanish- and Portuguese-speaking audiences is expected to be launched during 2001.

RECOMMENDATION OF EL SITIO'S BOARD OF DIRECTORS (PAGE 34)

     After the two directors on the El Sitio board of directors who are designees of Ibero-American Media Partners abstained from consideration of the transaction, El Sitio's board of directors approved the transaction, including the merger of a subsidiary of Claxson into El Sitio and the related agreements, and determined that the transaction was fair and in the best interests of El Sitio and its shareholders. El Sitio's board of directors recommends that El Sitio shareholders vote "FOR" the transaction.


OPINION OF EL SITIO'S FINANCIAL ADVISOR (PAGE 35)


     In deciding to approve the combination agreement and the related transactions, El Sitio's board of directors considered, among other factors, the opinion of Credit Suisse First Boston Corporation, El Sitio's financial advisor, that, as of the date of its opinion and based upon and subject to the matters described in the opinion, the El Sitio exchange ratio was fair, from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates. The full text of the opinion of Credit Suisse First Boston Corporation is annexed as Annex C to this proxy statement/prospectus. You should read this opinion in its entirety.

THE COMBINATION AGREEMENT AND RELATED AGREEMENTS

     The combination agreement is the principal document setting forth the structure and the other terms and conditions of the transaction. The Holdco agreement and voting agreements are ancillary documents to the combination agreement that set forth the rights that are provided to Carlyle/Carlton, Hicks Muse and the El Sitio founders with respect to Claxson and obligate key El Sitio shareholders to vote their El Sitio common shares in favor of the transaction at the El Sitio shareholders meeting. The combination agreement and the Holdco agreement were amended as of June 26, 2001 to provide, among other things, that the El Sitio shareholders, other than Ibero-American Media Partners and its affiliates, would receive approximately 20% of the Class A common shares of Claxson outstanding after completion of the transaction. In addition, the combination agreement was amended as of August 7, 2001 to reflect El Sitio's and Claxson's one-for-ten reverse share splits, each of which will be effective as of August 22, 2001. The following is a summary of the key terms contained in each of these agreements.

     COMBINATION AGREEMENT (PAGE 48)

     The combination agreement provides that each party's obligation to complete the transaction is subject to satisfaction or waiver of specified conditions, including the following:

     - the transaction must be authorized by El Sitio shareholders;

     - any waiting period under antitrust laws shall have expired or been terminated; and

     - Carlyle/Carlton and Hicks Muse each must have received an opinion of its tax counsel as required by the combination agreement.

     El Sitio's board of directors intends to resolicit shareholder approval of the transaction if any party waives any material condition.


     The combination agreement may be terminated at any time before closing of the transaction by written agreement of Ibero-American Media Partners, Carlyle/Carlton, Hicks Muse and El Sitio or by any party if the transaction has not closed by June 26, 2002.


     The combination agreement contains provisions prohibiting each of the parties from seeking an alternative transaction (including solicitation of another acquisition proposal).


     HOLDCO AGREEMENT (PAGE 57)


     In connection with the transaction, various persons who will be shareholders of Claxson upon completion of the transaction have agreed to enter into the Holdco agreement, which contains important provisions relating to future sales of Class A common shares of Claxson. These provisions include, among others, the following:

     - Carlyle/Carlton and Hicks Muse each have agreed not to sell more than 25% of the Claxson Class A common shares received in connection with the transaction prior to December 31, 2007 to any persons who are not or do not become parties to the Holdco agreement, except in connection with a "bring-along" transaction as described below;

     - prior to December 31, 2007, so long as they each hold at least 3% of Claxson's outstanding common shares, Carlyle/Carlton and Hicks Muse have a right of first offer, if the other party offers its Class A common shares for sale to any third party;

     - a "tag-along" right that, prior to December 31, 2007, allows Carlyle/Carlton, Hicks Muse or a group of El Sitio principal shareholders, which are referred to in this proxy statement/prospectus as the "El Sitio founders", to sell their shares on a pro-rata basis if any of these shareholders proposes to sell more than 45% of the Class A common shares;

     - a "bring-along" right, exercisable from June 30, 2005 to December 31, 2007, that entitles either Carlyle/Carlton or Hicks Muse to cause the other shareholders of Claxson to sell all of their shares or to cause Claxson to initiate a sale of the company; and

     - payment of U.S.$150,000 in annual advisory fees to each of Carlyle/Carlton and Hicks Muse and U.S.$50,000 to the El Sitio founders as a group.

     BOARD OF DIRECTORS (PAGE 61)

     In connection with the transaction, the parties agreed that Claxson's board of directors will be comprised as follows:

     - four designees of Carlyle/Carlton;

     - three designees of Hicks Muse;

     - one designee of the El Sitio founders;

     - three independent directors; and

     - Roberto Vivo-Chaneton, who will be Claxson's chairman and chief executive officer.

     VOTING AGREEMENTS (PAGE 56)

     In connection with the combination agreement, the El Sitio founders entered into voting agreements with Ibero-American Media Partners pursuant to which they agreed to vote their El Sitio common shares in favor of the merger. As of June 26, 2001, Ibero-American Media Partners and the El Sitio founders collectively owned approximately 63% of the El Sitio common shares outstanding as of that date. As a result of these voting agreements, approval of the transaction by El Sitio shareholders is assured.

REGULATORY MATTERS (PAGE 44)

     The parties to the transaction believe that the transaction does not trigger any filing or notification obligations under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules. The transaction is subject to receipt of regulatory approvals in Argentina and Brazil. El Sitio and each of the businesses being contributed to Claxson in the transaction conduct operations in some jurisdictions in which other regulatory filings or approvals may be required or advisable in connection with the transaction. El Sitio and Ibero-American Media Partners are currently in the process of reviewing whether filings or approvals may be required or desirable in any of these jurisdictions.

ACCOUNTING MATTERS (PAGE 46)

     Claxson will record the transaction using the "purchase" method of accounting for business combinations. In addition, Playboy TV International will be accounted for using the "equity" method of accounting.

     Claxson will prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States, which are known as "U.S. GAAP".

TAX CONSIDERATIONS (PAGE 64)

     El Sitio has received an opinion from Simpson Thacher & Bartlett, its U.S. counsel, that the merger will be a tax-free exchange. However, a U.S. holder of El Sitio common shares may be required to recognize any gain, but not loss, realized on the exchange of those common shares for Claxson Class A common shares in the El Sitio merger if, as is expected, El Sitio is treated as a passive foreign investment company for 2001. A U.S. holder will not be required to recognize this gain if he or she makes a valid and timely filed qualified electing fund election. In order to make this election, a U.S. holder will need to receive certain information from Claxson regarding the earnings of El Sitio for 2001. Claxson is not obligated to provide this information and cannot assure you that it will do so. See "Tax Considerations -- Material U.S. Federal Income Tax Consequences of the El Sitio Merger".


SHARE OWNERSHIP AFTER THE TRANSACTION (PAGE 155)


     The following table presents the ownership of Claxson Class A common shares and total share capital immediately after the transaction. The table also assumes the conversion of all Claxson preferred shares into Class A common shares.

                                                              PERCENTAGE OF    PERCENTAGE OF
                                                                 CLASS A        TOTAL SHARE
                                                              COMMON SHARES     CAPITAL(1)
                                                              -------------    -------------
Carlyle/Carlton(2)..........................................      44.8%            45.3%
Hicks Muse..................................................      35.2             35.5
El Sitio founders...........................................      11.0             10.5
Public El Sitio shareholders................................       9.0              8.7
                                                                  ----             ----
                                                                   100%             100%
                                                                  ====             ====

---------------
(1) Reflects, in addition to the Class A common shares, 15,000,000 Claxson preferred shares that Claxson will issue to Carlyle/Carlton and Hicks Muse at a price of U.S.$1.00 per share, as required by the combination agreement. Carlyle/Carlton purchased 8,400,000 preferred shares, and Hicks Muse purchased 6,600,000 preferred shares. The preferred shares will be convertible, commencing twelve months after completion of the transaction, into Class A common shares at a conversion ratio per share based on the greater of U.S.$20.00 and the fair market value of the Class A common shares on the date of conversion. Solely for purposes of the table above, we have assumed conversion at U.S.$20.00 per share because the closing price of an El Sitio common share on The Nasdaq National Market was less than U.S.$20.00 on the date of this proxy statement/prospectus and that 750,000 Class A common shares would be issued upon conversion of the preferred shares.

(2) Includes 710,135 Class A common shares, representing approximately 3.8% of Claxson's outstanding Class A common shares that Carlyle/Carlton have agreed to transfer to Carlos E. Cisneros or to a rabbi trust under which he will be a beneficiary upon closing of the transaction. Mr. Cisneros has agreed to vote these shares as directed by Carlyle/Carlton. Mr. Cisneros is the vice chairman of Ibero-American Media Partners and will be a director of Claxson after completion of the transaction.

     Following completion of the transaction, and pending conversion into Class A common shares, the preferred shares will vote together with the Class A common shares at a deemed conversion ratio per share based upon the fair market value of one El Sitio common share on the day before completion of the transaction. If such price for the El Sitio common shares on The Nasdaq National Market on the day before the closing of the transaction were U.S.$2.50 per share, which represents the closing price on August 7, 2001 (as adjusted for the one-for-ten reverse share split), the preferred shares would have the equivalent voting power of approximately 6,000,000 Class A common shares, or approximately 24.5% of the total voting power of Claxson.


CLAXSON 2001 SHARE INCENTIVE PLAN (PAGE 151)


     El Sitio's shareholders are being asked to approve the Claxson 2001 share incentive plan. The plan authorizes the future grant of share options and/or restricted shares with respect to up to 930,000 Class A common shares of Claxson.

     El Sitio's shareholders are being asked to vote on the Claxson 2001 share incentive plan so that Claxson may comply with rules of The Nasdaq National Market.

     El Sitio's board of directors recommends that you vote "FOR" approval of the Claxson 2001 share incentive plan.

                            SELECTED FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA

     The following tables present selected historical financial data of Ibero-American Media Partners and El Sitio, which have been derived from audited annual and unaudited interim financial statements of Ibero-American Media Partners and El Sitio. In the opinion of the respective managements of Ibero-American Media Partners and El Sitio, the unaudited information has been prepared on the same basis as the audited financial statements and includes all adjustments (consisting of normal recurring accruals only) necessary to present fairly such information. The term "predecessor" refers to the various entities initially contributed to Ibero-American Media Partners on December 31, 1998. The financial information for Playboy TV International, Playboy TV Latin America, AEI Music Latin America and Cl@se are not consolidated in the presentation of Ibero-American Media Partners' financial information. Results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the entire year or for any future period.

     The selected historical financial data should be read in conjunction with "Claxson's Business", "Operating and Financial Review and Prospects" and the historical and pro forma financial statements included in this proxy statement/prospectus.

IBERO-AMERICAN MEDIA PARTNERS

                                                    PREDECESSOR
                                           ------------------------------                             THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                         MARCH 31,
                                           --------------------------------------------------------   -------------------
                                             1996       1997     1998(1)        1999         2000       2000       2001
                                           --------   --------   --------   ------------   --------   --------   --------
                                                                   (IN THOUSANDS OF U.S. DOLLARS)
STATEMENT OF OPERATIONS DATA:
Total net revenues.......................  $ 45,229   $ 50,080   $ 57,064     $ 72,954     $113,138   $ 25,272   $ 27,706
                                           --------   --------   --------     --------     --------   --------   --------
Operating expenses:
  Product, content and technology........    30,205     28,597     33,721       32,409       47,806     11,269     12,820
  Marketing and sales....................     4,019      5,969      8,225       13,421       20,533      5,548      4,305
  Corporate and administration...........     4,981     11,658     16,395       14,714       24,010      4,329      5,112
  Depreciation and amortization..........     5,064      7,763     10,931       16,333       21,627      5,130      5,965
                                           --------   --------   --------     --------     --------   --------   --------
    Total operating expenses.............    44,269     53,987     69,272       76,877      113,976     26,276     28,202
                                           --------   --------   --------     --------     --------   --------   --------
Operating income (loss)..................       960     (3,907)   (12,208)      (3,923)        (838)    (1,004)      (496)
Other income (expense), net..............      (731)    (3,549)    (8,126)     (13,079)     (14,877)    (1,424)    (4,048)
Share of loss from unconsolidated
  affiliates.............................    (2,454)    (8,128)    (8,875)      (6,601)      (4,930)    (1,225)    (1,132)
Provision for non-U.S income taxes.......      (599)      (894)    (1,843)        (480)        (820)      (382)      (518)
Minority interest........................       203        907      1,659          305           (4)        73         20
                                           --------   --------   --------     --------     --------   --------   --------
Net loss.................................  $ (2,621)  $(15,571)  $(29,393)    $(23,778)    $(21,469)  $ (3,962)  $ (6,174)
                                           ========   ========   ========     ========     ========   ========   ========
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents (including
  restricted investments)................  $    891   $  2,049   $ 21,548     $ 27,144     $ 22,849   $ 23,666   $ 21,179
Total assets.............................    46,222    180,434    238,568      591,833      367,450    515,110    364,251
Working capital (deficiency).............   (12,449)   (79,651)    (2,061)      40,827       22,877     28,476     17,870
Total long-term liabilities..............     6,917     11,022     91,938      131,673      125,196    131,580    120,103
Minority interest........................        --      6,266      5,327        5,023        2,053      6,188      2,033
Shareholders' equity.....................    10,536     62,850    103,629      410,904      180,465    324,767    181,598
OTHER FINANCIAL DATA:
Adjusted EBITDA(2).......................                        $ (1,277)    $ 12,410     $ 20,789   $  4,126   $  5,469
Cash flows from operating activities.....                         (11,010)     (13,352)       3,544      6,754      4,473
Cash flows from investing activities.....                         (12,550)     (49,730)     (23,281)   (14,516)    (7,896)
Cash flows from financing activities.....                          22,604       76,744       27,709      3,865      2,281

                                                        (footnotes on next page)

EL SITIO

                                         PERIOD FROM
                                         JULY 1, 1997
                                           (DATE OF
                                          INCEPTION)                                              THREE MONTHS ENDED
                                           THROUGH             YEAR ENDED DECEMBER 31,                 MARCH 31,
                                         DECEMBER 31,   -------------------------------------   -----------------------
                                           1997(3)         1998         1999          2000         2000         2001
                                         ------------   ----------   -----------   ----------   ----------   ----------
                                                (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AND SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues...........................    $    267     $      780   $     6,861   $   35,494   $    5,646   $    4,509
                                           --------     ----------   -----------   ----------   ----------   ----------
Operating expenses:
  Cost of goods sold -- e-commerce.....          --             --            --        4,530           --        1,259
  Product, content and technology......         221          1,556         8,237       25,940        5,289        5,848
  Marketing and sales..................         142            674        20,656       50,725        9,957        7,083
  Corporate and administration.........         727          1,940        10,216       26,696        6,584        4,718
  Depreciation and amortization........          81            107         2,100       12,958        2,315        5,071
  Merger and restructuring expenses....          --             --            --        5,541           --        2,411
                                           --------     ----------   -----------   ----------   ----------   ----------
Total operating expenses...............       1,171          4,277        41,209      126,390       24,145       26,390
                                           --------     ----------   -----------   ----------   ----------   ----------
Operating loss.........................        (904)        (3,497)      (34,348)     (90,896)     (18,499)     (21,881)
Total other income (expense)...........        (110)           (20)          765        5,093        2,058          385
Provision for non-U.S. income taxes....          --             --            --         (256)          --          (45)
                                           --------     ----------   -----------   ----------   ----------   ----------
Net loss...............................      (1,014)        (3,517)      (33,583)     (86,059)     (16,441)     (21,541)
Dividends on Class A and Class B
  convertible preferred shares.........          --             --        (2,744)      (7,243)      (3,929)          --
                                           --------     ----------   -----------   ----------   ----------   ----------
Net loss attributable to common
  shareholders.........................    $ (1,014)    $   (3,517)  $   (36,327)  $  (93,302)  $  (20,370)  $  (21,541)
                                           ========     ==========   ===========   ==========   ==========   ==========
Basic and diluted net loss per common
  share(4).............................    $ (10.14)    $    (1.15)  $     (2.66)  $    (2.20)  $    (0.51)  $    (0.48)
                                           ========     ==========   ===========   ==========   ==========   ==========
Shares used in computing basic and
  diluted loss per common share(4).....     100,000      3,050,000    13,681,306   42,400,487   40,182,063   45,242,304
Basic and diluted net loss per common
  share(5).............................    $(101.40)    $   (11.53)  $    (26.55)  $   (22.00)  $    (5.07)  $    (4.76)
                                           ========     ==========   ===========   ==========   ==========   ==========
Shares used in computing basic and
  diluted loss per common share(5).....      10,000        305,000     1,368,131    4,240,049    4,018,206    4,524,230
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents (including
  investments available for sale)......    $     89     $      246   $   160,029   $   62,668   $  136,783   $   46,599
Total assets...........................         396          1,481       201,920      137,118      185,706      109,666
Working capital (deficiency)...........      (1,146)           (42)      154,357       63,930      139,531       47,889
Total liabilities......................       1,360            712        19,281       20,981       15,660       14,794
Class B convertible preferred shares...          --             --         8,967           --        8,967           --
Shareholders' equity (deficiency)......        (964)           769       173,672      116,137      161,079       94,872
OTHER FINANCIAL DATA:
Adjusted EBITDA(2).....................        (823)        (3,390)      (32,248)     (77,938)     (16,184)     (16,810)
Cash flow from operating activities....        (875)        (3,220)      (22,832)     (77,384)     (20,508)     (16,166)
Cash flow from investing activities....        (261)          (733)      (23,160)     (29,915)     (48,884)      (8,144)
Cash flow from financing activities....       1,225          4,110       205,668           67           --           --

---------------
(1)  Reflects Ibero-American Media Partners' initial consolidated balance sheet.

(2) Adjusted EBITDA is defined as operating income or loss before depreciation and amortization. Adjusted EBITDA is presented because it will be an important measure of operational and financial performance used by Claxson's management. It also provides additional information to investors for evaluating the ability of Claxson and its constituent companies to generate cash flows and meet their obligations. Investors should understand that adjusted EBITDA is not necessarily available for discretionary use by Claxson or the relevant constituent companies due to commitments or restrictions on use to which these companies are or may become subject. Adjusted EBITDA should be viewed as supplemental information to cash flow information in accordance with U.S. GAAP. However, adjusted EBITDA is not a measure of results of operations or financial condition under U.S. GAAP. The presentation of adjusted EBITDA does not take into consideration changes in operating assets and liabilities. All companies do not calculate adjusted EBITDA in the same manner, so that disclosures of adjusted EBITDA by other companies may not be comparable with adjusted EBITDA as used in this proxy statement/prospectus.

(3)  Represents El Sitio's initial year of operations.

(4) Does not reflect one-for-ten reverse share split, which will be effective as of August 22, 2001.

(5) Reflects one-for-ten reverse share split, which will be effective as of August 22, 2001.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following selected unaudited pro forma combined financial data is derived from the unaudited pro forma combined financial information included in this proxy statement/prospectus. The pro forma combined financial information gives effect to the transaction as if it had been completed as of the beginning of the applicable year or three-month period for statement of operations purposes and on March 31, 2001 for balance sheet purposes. The notes to the pro forma financial information present the assumptions used, and adjustments made, in preparing the pro forma combined financial information. The pro forma combined financial data are provided for illustrative purposes only and do not purport to represent what Claxson's actual results of operations or financial condition would have been had the transaction occurred on those dates. The pro forma combined financial data is not necessarily indicative of the results of operations and financial condition of Claxson for future periods or dates.

     The pro forma financial data should be read in conjunction with "Claxson's Business", "Operating and Financial Review and Prospects" and the historical financial statements and pro forma financial information included in this proxy statement/prospectus.

                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                              DECEMBER 31, 2000     MARCH 31, 2001
                                                              -----------------   ------------------
                                                                  (IN THOUSANDS OF U.S. DOLLARS,
                                                                      EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total net revenues..........................................      $ 139,620            $ 30,820
Total operating expenses....................................        225,827              53,078
Operating loss..............................................        (86,207)            (22,258)
Other income (expense), net.................................         (9,784)             (3,663)
Share of loss from unconsolidated affiliates................        (12,558)             (1,799)
Net loss attributable to common shareholders................       (116,872)            (28,263)
Net loss per common share (basic and diluted)(2)............          (6.22)              (1.50)

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents and investments...................                             60,128
Total assets................................................                            417,398
Working capital.............................................                             43,728
Short-term debt (current portion of long-term debt).........                             10,127
Long-term debt..............................................                            109,982
Total liabilities...........................................                            205,715
Total shareholders' equity..................................                            211,683

OTHER FINANCIAL DATA:
Adjusted EBITDA(1)..........................................                            (13,271)
Cash flow from operating activities.........................                             (7,976)
Cash flow from investing activities.........................                             16,045
Cash flow from financing activities.........................                              2,681

---------------

(1) Adjusted EBITDA is defined as operating income or loss before depreciation and amortization. Adjusted EBITDA is presented because it will be an important measure of operational and financial performance used by Claxson's management. It also provides additional information to investors for evaluating the ability of Claxson and its constituent companies to generate cash flows and meet their obligations. Investors should understand that adjusted EBITDA is not necessarily available for discretionary use by Claxson or the relevant constituent companies due to commitments or restrictions on use to which these companies are or may become subject. Adjusted EBITDA should be viewed as supplemental information to cash flow information in accordance with U.S. GAAP. However, adjusted EBITDA is not a measure of results of operations or financial condition under U.S. GAAP. The presentation of adjusted EBITDA does not take into consideration changes in operating assets and liabilities. All companies do not calculate adjusted EBITDA in the same manner, so that disclosures of adjusted EBITDA by other companies may not be comparable with adjusted EBITDA as used in this proxy statement/prospectus.

(2) Reflects one-for-ten reverse share split, which will be effective as of August 22, 2001.

          EL SITIO MARKET PRICES, TRADING VOLUMES AND DIVIDEND HISTORY

MARKET PRICES AND TRADING VOLUMES

     The common shares of El Sitio currently are quoted and traded on The Nasdaq National Market. The following table presents, for the periods indicated, the reported high and low closing prices and the average trading volumes for the common shares of El Sitio on The Nasdaq National Market. The information does not give effect to the one-for-ten reverse split of El Sitio's common shares.


                                                                                  AVERAGE TRADING
                                                         HIGH          LOW            VOLUME
                                                      ----------    ----------    ---------------
1999
Fourth Quarter (from December 10)...................  U.S.$41.00    U.S.$24.25       1,813,653
2000
First Quarter.......................................  U.S.$39.88    U.S.$18.88         569,870
Second Quarter......................................       19.88          5.56         416,367
Third Quarter.......................................        7.81          3.69         160,152
Fourth Quarter......................................        4.19          0.53         216,976
2001
First Quarter.......................................  U.S.$ 1.69    U.S.$ 0.53         108,487
Second Quarter......................................        1.17          0.35          66,060
Third Quarter (through August 14)...................        0.41          0.21          77,352


     On October 27, 2000, the trading day immediately preceding execution and delivery of the combination agreement, the closing price for the common shares of El Sitio on The Nasdaq National Market was U.S.$3.88 per share.

     On June 26, 2001, the trading day immediately preceding execution and delivery of Amendment No. 1 to the combination agreement, the closing price for the El Sitio common shares was U.S.$0.41 per share.


     El Sitio received a delisting notice from The Nasdaq National Market on August 15, 2001 because since early April 2001 the bid price for its common shares has been below the minimum U.S.$1.00 per share required by Nasdaq. However, prior to actual delisting, El Sitio understands that it will have an opportunity to appeal during a period which typically extends for approximately 30 days (i.e., into mid-September 2001). El Sitio is implementing the one-for-ten reverse share split, which will be effective as of August 22, 2001, in an effort to enable it to comply with Nasdaq's minimum bid price requirements and thus preserve the listing of its common shares.


DIVIDEND HISTORY

     El Sitio has not paid any dividends on its common shares since its incorporation in July 1997.

                                  RISK FACTORS

     In addition to the other information in this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the transaction.

                   RISKS RELATING TO THE PROPOSED TRANSACTION

CARLYLE AND CARLTON, WHICH ARE MEMBERS OF THE CISNEROS GROUP, AND HICKS MUSE WILL CONTROL CLAXSON, WHICH COULD INHIBIT OR CAUSE POTENTIAL CHANGES OF CONTROL OF CLAXSON.

     Following the transaction, Carlyle and Carlton, which are members of the Cisneros Group, and Hicks Muse will control, in the aggregate, approximately 80% of the voting power on all matters submitted to Claxson's shareholders and control the outcome of actions requiring the approval of holders of a majority of Claxson's common shares, including a sale of the company or a material acquisition. In addition, through their ownership of the Class C and Class H common shares of Claxson, these shareholders will be entitled to designate seven of the twelve members of Claxson's board of directors. This control could discourage other parties from initiating potential merger, acquisition or other change of control transactions that might otherwise be beneficial to Claxson's shareholders. In addition, Carlyle/Carlton and Hicks Muse could use their ownership position to cause a transaction to occur under which either or both of these shareholders or a third party would acquire most or all of Claxson, in which event other shareholders could be deprived of the opportunity to remain shareholders of Claxson.

THE CONTROLLING VOTING POWER OF MEMBERS OF THE CISNEROS GROUP AND HICKS MUSE IN CLAXSON COULD GIVE RISE TO CONFLICTS OF INTEREST, WHICH MAY LIMIT CLAXSON'S ABILITY TO PURSUE OPPORTUNITIES FOR GROWTH.

     Conflicts may arise between members of the Cisneros Group and Hicks Muse, on the one hand, and Claxson's other shareholders, on the other hand, whose interests may differ with respect to, among other things, Claxson's strategic direction, significant corporate transactions, or corporate opportunities that could be pursued by Claxson or by either or both of its controlling shareholders. Conflicts may also arise between members of the Cisneros Group, on the one hand, and Hicks Muse, on the other hand, with respect to matters submitted to a shareholder vote, in which case a deadlock may occur.

     In addition to their interests in Claxson, members of the Cisneros Group and affiliates of Hicks, Muse, Tate & Furst Incorporated hold, and may in the future acquire, interests in other media businesses in Ibero America, some of which may compete, or have relationships with strategic partners that compete, with Claxson. In particular, members of the Cisneros Group own an interest in AOL Latin America and in DirecTV Latin America, and funds affiliated with Hicks, Muse, Tate & Furst Incorporated own interests in CableVision in Argentina and in Intercable in Venezuela. DirecTV Latin America, CableVision and Intercable are significant pay television system operators in Latin America.

     Persons serving as directors of both Claxson and members of the Cisneros Group or Hicks, Muse, Tate & Furst Incorporated may have conflicting interests with respect to the above and other matters. These conflicts could limit Claxson's effectiveness in capitalizing on opportunities for growth.

INVESTORS AND FINANCIAL ANALYSTS MAY HAVE DIFFICULTY IN EVALUATING CLAXSON, WHICH MAY ADVERSELY AFFECT THE MARKET PRICE OF THE CLAXSON CLASS A COMMON SHARES.

     Claxson is one of only a few companies with a principal focus on branded entertainment content that integrates pay television, broadcast television and radio, and the Internet in Ibero America. Claxson will have two principal sources of revenue: subscriber-based revenues; and advertising revenues. Analysts may apply different valuation methodologies to these revenue streams and to Claxson. The analysis of Claxson's businesses is further complicated by significant joint ventures, such as Playboy TV International. Many of Claxson's businesses have not been public companies prior to this transaction, and investors and analysts may need an extended period of time to understand fully these businesses. Although Claxson expects to devote time and effort in explaining its businesses to investors, analysts and other market participants, it is possible that they will have difficulty evaluating Claxson, which may have an adverse effect on the market price of Claxson's Class A common shares.

CLAXSON MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE TRANSACTION, WHICH MAY NEGATIVELY AFFECT CLAXSON'S ABILITY TO REDUCE OPERATING EXPENSES, INCREASE REVENUES AND ACHIEVE PROFITABILITY.

     Claxson will need to implement promptly and effectively a post-transaction action plan in order to realize any benefits or synergies from the transaction, including:

     - integrating the systems, personnel and operations of Claxson's constituent companies, which operate in different businesses and locations;

     -  hiring, retaining and assimilating the key personnel for each company;

     -  increasing revenues from subscribers, advertising and other sources; and

     - developing new businesses and providing additional services that benefit from the combined assets and resources of Claxson's constituent companies.

     If Claxson's management team fails to execute this action plan, Claxson may not realize anticipated reductions in expenses and growth in revenue, cash flow and adjusted EBITDA, which would have an adverse effect on the market price of Claxson's Class A common shares.

THE TRANSACTION IS SUBJECT TO GOVERNMENTAL AND OTHER APPROVALS WHICH, IF NOT GRANTED, COULD PREVENT CLAXSON FROM INTEGRATING ITS BUSINESSES AND ADVERSELY AFFECT CLAXSON'S ABILITY TO REDUCE OPERATING EXPENSES, INCREASE REVENUES AND ACHIEVE PROFITABILITY.

     The transaction is subject to regulatory and other approvals in several countries, including Argentina and Brazil. Governmental authorities in those countries will have a review period following completion of the transaction to grant or deny approval of the transaction. The parties cannot assure you that these approvals will be obtained or that any governmental authority will not impose conditions on its approval that could have an adverse effect on Claxson, such as requiring the spin-off of assets or the discontinuance of business operations. If any regulatory approval is denied or unfavorable conditions are imposed, Claxson may not be able to reduce expenses and increase its revenues, cash flows and adjusted EBITDA.

     Claxson may also require a few third-party approvals in connection with the transaction. Failure to obtain these approvals could adversely affect Claxson's business.

ANY FAILURE TO COMPLETE THE TRANSACTION OR DELAY IN THE COMPLETION OF THE TRANSACTION COULD CAUSE EL SITIO TO INCUR SUBSTANTIAL COSTS AND NEGATIVELY AFFECT EL SITIO'S RESULTS OF OPERATIONS AND COMPETITIVE POSITION.

     If the transaction is not completed on a timely basis or at all, El Sitio may suffer negative consequences to its business, results of operations, financial condition and prospects, including, among others, the following:

     - advertisers and strategic partners may delay or defer decisions to renew or enter into relationships with El Sitio, which could have a material adverse effect on El Sitio's revenues;

     - current and prospective employees of El Sitio may experience uncertainty about the future of El Sitio and their roles with the company and accept employment elsewhere;

     - covenants in the combination agreement may impede the ability of El Sitio to make acquisitions or complete other transactions pending completion of the transaction, putting El Sitio at a competitive disadvantage;

     - substantial fees and expenses related to the transaction, such as financial advisory, legal and accounting fees and disbursements, must be paid even if the transaction is not completed; and

     - if the transaction is terminated and El Sitio's board of directors determines to pursue another transaction, it may not be able to find a partner at all or on terms as attractive as those provided for in the combination agreement.

Any of these effects or the failure to complete the transaction on a timely basis or at all could adversely affect the market price of El Sitio's common shares.


EL SITIO IS EXPECTED TO BE TREATED AS A PASSIVE FOREIGN INVESTMENT COMPANY FOR 2001 AND, AS A RESULT, ITS U.S. SHAREHOLDERS MAY EXPERIENCE ADVERSE TAX CONSEQUENCES.

     Based on El Sitio's valuation of its assets, it is expected that El Sitio will be a passive foreign investment company for 2001, although, because determination of its status as such involves a factual determination made on an annual basis, Claxson cannot provide you with any certainty in this regard. If El Sitio is treated as a passive foreign investment company for 2001, and Claxson is not so treated, a U.S. holder of El Sitio common shares may be required to recognize any gain, but not loss, realized on the exchange of those shares for Claxson Class A common shares in the El Sitio merger even if the merger is otherwise treated as a tax-free exchange unless the U.S. holder makes a qualified electing fund election.

CLAXSON MAY DECIDE NOT TO PROVIDE U.S. SHAREHOLDERS OF EL SITIO WITH INFORMATION NECESSARY TO AVOID ADVERSE TAX CONSEQUENCES.

     In order to make a qualified electing fund election, a U.S. holder will need to receive certain information from Claxson regarding the earnings of El Sitio for 2001, calculated using U.S. federal income tax principles. Claxson is not obligated to provide this information and cannot assure you that it will do so. Claxson has not yet determined whether to provide this information, because compiling and distributing it may be difficult and expensive. Claxson will consider whether to provide the information necessary for a U.S. holder to make a timely election taking into account, among other factors, the cost of providing the information and the market price of El Sitio common shares at the closing of the El Sitio merger. If you do not or cannot make this election and El Sitio is treated as a passive foreign investment company, you may be required to recognize gain, but not loss, realized in the El Sitio merger. If you do make this election, you will be required to include your pro rata share of El Sitio's ordinary earnings and net capital gain, if any, for 2001, regardless of whether you receive any cash or other distributions from El Sitio.

                           RISKS RELATING TO CLAXSON

CLAXSON'S BUSINESSES HAVE INCURRED LOSSES AND MIGHT NOT ATTAIN PROFITABILITY IN THE FUTURE.

     Claxson's businesses have a history of losses and are expected to continue to incur losses as Claxson funds operating and capital expenditures in areas such as content and service development, marketing and brand promotion, personnel and integration costs, as well as the costs of servicing its debt. On a pro forma basis, the businesses that will comprise Claxson incurred total net losses of U.S.$116.9 million for the year ended December 31, 2000 and U.S.$28.3 million for the three months ended March 31, 2001.

     El Sitio anticipates that its financial performance in 2001, on a stand-alone basis without giving effect to the transaction, will be negatively affected by global trends affecting Internet companies. In particular, El Sitio has been experiencing declines in net revenues from advertising due in part to generally decreased expenditures by advertisers for Internet-based advertising activities and also due to lower traffic on El Sitio's network resulting, in part, from decreased expenditures on marketing, branding and advertising. In addition, El Sitio's results of operations for 2001 will be adversely affected by write-offs relating to sales of its connectivity services businesses and its plans to discontinue the operations of DeCompras.com, El Sitio's e-commerce business.

     The extent of future losses will depend, in part, on the magnitude of growth in Claxson's revenues. Claxson's business plan contemplates achieving profitability through revenue growth, operating efficiencies and the reduction of corporate expenses as a result of the integration of its businesses. Any failure to increase significantly revenues or decrease expenses would have a material adverse effect on Claxson's ability to achieve profitability.

COMPETITION IN THE MEDIA INDUSTRY IS INTENSE AND IS EXPECTED TO INCREASE SIGNIFICANTLY SO THAT ANY FAILURE BY CLAXSON TO COMPETE SUCCESSFULLY WOULD ADVERSELY AFFECT ITS FINANCIAL PERFORMANCE.

     Claxson will derive a significant portion of its revenue from subscriber-based fees and advertising, for which Claxson will compete with various other media, including newspapers, television, radio stations and Internet websites that offer customers information and services similar to what Claxson provides. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on Claxson's financial performance.

     Claxson faces competition on both country and regional levels. In addition, each of Claxson's businesses competes with companies that deliver content through the same platforms and with companies that operate in different media businesses. Claxson's competitors may develop content that is better than Claxson's content or that achieves greater market acceptance. Some of Claxson's competitors may have better brand recognition and significantly greater financial, technical, marketing and other resources than does Claxson. Claxson will have to devote significant resources to maintain the competitive position of its brands. Competition in Claxson's businesses and markets may limit Claxson's ability to expand its market share and increase revenues in these businesses and markets.

CLAXSON MAY FAIL TO RETAIN OR RECRUIT QUALIFIED MANAGERS WITH THE NEEDED MULTI-NATIONAL AND INDUSTRY EXPERTISE, WHICH COULD IMPEDE THE IMPLEMENTATION OF CLAXSON'S BUSINESS STRATEGY.

     Claxson's future financial and operational performance depends, in large part, on the continued service of its senior management. Claxson will rely, in particular, on the strategic guidance of Roberto Vivo-Chaneton, who will be Claxson's chairman and chief executive officer. The loss of the services of Mr. Vivo-Chaneton or other members of Claxson's senior management could have a material adverse effect on Claxson's businesses and financial performance.

     Claxson's multi-country strategy also requires the hiring and retention of highly qualified personnel in each market. Although Claxson expects to enter into share option and non-competition agreements with key personnel, Claxson may not be able to retain key personnel or attract and retain additional highly qualified technical and managerial personnel in the future. Any failure to attract and retain the necessary personnel could cause Claxson to fail to implement successfully its business plan and prevent Claxson from attaining profitability.

THE VOTING POWER AND VALUE OF CLAXSON'S PREFERRED SHARES IS UNCERTAIN AND MAY DILUTE THE VOTING POWER AND VALUE OF THE CLASS A COMMON SHARES.

     Claxson will issue 15,000,000 preferred shares to Carlyle/Carlton and Hicks Muse at a purchase price of U.S.$1.00 per share, as required by the combination agreement. Carlyle/Carlton purchased 8,400,000 preferred shares, and Hicks Muse purchased 6,600,000 preferred shares. Beginning one year after closing of the transaction, these preferred shares will be convertible into Class A common shares at a conversion ratio per share based on the greater of U.S.$20.00 and the fair market value of the Class A common shares on the date of conversion. Following completion of the transaction, and pending conversion into Class A common shares, the preferred shares will vote together with the Class A common shares at a conversion ratio per share based upon the fair market value of the El Sitio common shares on the day before completion of the transaction.

     Because the future prices of the Class A common shares and El Sitio common shares are uncertain, both the voting power of the preferred shares and the number of Class A common shares into which the preferred shares may be converted cannot be determined at this time. If the fair market value of the Class A common shares on the date of conversion were U.S.$2.50, which represents the closing price of the El Sitio common shares on The Nasdaq National Market on August 7, 2001 (as adjusted for the one-for-ten reverse share split), the preferred shares would be convertible at U.S.$20.00 per share into 750,000 Class A common shares. If the El Sitio share price prior to completion of the transaction were the same closing price, the preferred shares would have the equivalent voting power of approximately 6,000,000 Class A common shares, or approximately 24.5% of the total voting power of Claxson's share capital. If the pre-transaction price of El Sitio common shares were lower, then the preferred shares will have greater voting power, which would further limit the voting power, and could diminish the market price, of the Class A common shares.

CLAXSON MAY BE REQUIRED TO RAISE ADDITIONAL FINANCING BY ISSUING NEW SECURITIES WITH TERMS OR RIGHTS SUPERIOR TO THOSE OF THE CLASS A COMMON SHARES, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF THE CLASS A COMMON SHARES.

     Claxson will require additional financing to fund future operations, including expansion in current and new markets, the grant of new licenses, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. Because of the early stage of development of Claxson's operations, its negative adjusted EBITDA, exposure to market risks associated with Latin America and negative investor reactions to companies in the Internet sector, Claxson may not be able to obtain financing on favorable terms or at all. If Claxson raises additional funds by issuing equity securities, the percentage ownership of its then current shareholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of its Class A common shares, which could adversely affect the market price and voting power of Class A common shares. If Claxson raises additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of its Class A common shares, and the terms of these debt securities could impose restrictions on its operations and create significant interest expense for Claxson.

SOME OF CLAXSON'S CONSTITUENT COMPANIES HAVE SIGNIFICANT LEVELS OF OUTSTANDING DEBT THAT COULD ADVERSELY AFFECT CLAXSON'S FINANCIAL PERFORMANCE.

     As of March 31, 2001, Claxson's constituent companies had, in the aggregate, approximately U.S.$110 million of outstanding long-term debt. Claxson may incur substantial additional debt in the future. A high level of indebtedness, among other things, could:

     - reduce funds available for operations or expansion of Claxson's businesses;

     - negatively affect Claxson's ability to obtain additional financing for working capital, capital expenditures, debt service, acquisitions or general corporate purposes; and

     -  make Claxson more vulnerable to an increase in interest rates.

OUTSTANDING INDEBTEDNESS OF A CLAXSON SUBSIDIARY MAY RESTRICT CLAXSON'S ABILITY TO CONSOLIDATE ITS BUSINESSES AND IMPLEMENT ITS ACQUISITION STRATEGY.

     Claxson's subsidiary, Imagen Satelital S.A., had outstanding U.S.$80 million in 11% senior notes due 2005 as of May 31, 2001. The indenture relating to these notes contains financial and other covenants which limit or restrict Claxson's and its subsidiaries' ability to utilize the cash and other resources of Imagen. The indenture also contains a provision requiring Imagen to make an offer to repurchase the outstanding notes in the event of a change in control of Imagen. This provision may limit or make it more difficult for Claxson to implement its acquisition strategy. Claxson does not believe that this transaction involves a change in control, but it is possible that noteholders, or the trustee under the indenture, could seek a judicial ruling to have the transaction treated as a change in control. In the event that a claim of this nature succeeds, Claxson's financial condition would be adversely affected by costs associated with the offer and repurchase of the outstanding Imagen notes.

CLAXSON IS A HOLDING COMPANY AND WILL DEPEND ON ITS SUBSIDIARIES' REVENUES AND CASH FLOWS TO MEET ITS OBLIGATIONS, AND THE AVAILABILITY OF FUNDS FROM THESE SUBSIDIARIES MAY BE LIMITED BY CONTRACTUAL OR STATUTORY RESTRICTIONS.

     Claxson will conduct its operations through subsidiaries, and these subsidiaries will be its primary source of cash flow. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts owed to Claxson's creditors or to make any funds available for that purpose, whether by dividends, loans or other payments. In addition, the making of loans and advances, and the payment of dividends, to Claxson by its subsidiaries will, in the future, depend on the earnings of those subsidiaries and may be subject to contractual or statutory restrictions that require that dividend payments be made only out of retained earnings. Claxson's ability to use and distribute funds out of cash flows generated by Imagen and Radio Chile, two of Claxson's subsidiaries that generate a significant portion of Claxson's cash flows and are the obligors on a substantial portion of Claxson's debt, will be limited by restrictions imposed by the agreements governing the outstanding debt of these subsidiaries.

CLAXSON WILL BE REQUIRED TO MAKE SIGNIFICANT CAPITAL CONTRIBUTIONS TO PLAYBOY TV INTERNATIONAL, WHICH WILL LIMIT CLAXSON'S ABILITY TO FUND ITS OTHER BUSINESSES AND INCREASE REVENUES FROM ITS OTHER BUSINESSES.

     Under the governing agreements of Playboy TV International, Claxson and affiliates of Playboy Enterprises will be obligated to make cash contributions from time to time to Playboy TV International based on their relative ownership interests in that joint venture, up to an aggregate of U.S.$100 million. At March 31, 2001, a member of the Cisneros Group had contributed U.S.$45.4 million to Playboy TV International. If there is no change in Claxson's existing equity interest in Playboy TV International, Claxson will be responsible for making additional capital contributions up to a maximum of U.S.$34.7 million, to the extent Playboy TV International does not generate enough revenue to fund its operations. These costs of funding Playboy TV International will decrease the amount of funds available to Claxson to fund its other businesses and expand existing or develop new revenue streams.

CLAXSON MAY EXPERIENCE FLUCTUATIONS IN REVENUES AND OVERALL RESULTS OF OPERATIONS, WHICH COULD ADVERSELY AFFECT ITS ABILITY TO DEVELOP ITS MEDIA BUSINESSES.

     Claxson's revenues and overall financial performance are likely to fluctuate significantly as a result of numerous factors, many of which are outside of Claxson's control, including the following:

     -  the level of demand for multi-media advertising packages;

     - the addition or loss of advertisers and the advertising budgeting cycles of individual advertisers;

     - the amount and timing of capital expenditures and other costs, relating to Claxson's pay television, broadcast television and radio, and Internet operations and costs relating to the expansion of operations and the introduction of new services;

     -  Claxson's ability to manage expansion into new markets;

     - Claxson's ability to manage the integration of operations in this transaction and future business combinations;

     - Claxson's ability to upgrade and develop its systems and infrastructure; and

     - general economic conditions and other conditions specific to the media industry.

     Because of these factors, Claxson's future financial performance may fall below its expectations or the expectations of financial analysts or investors, which could negatively affect the market price of its Class A common shares.

CLAXSON DEPENDS ON ARRANGEMENTS WITH THIRD PARTIES AND ITS FAILURE TO DEVELOP AND MAINTAIN THOSE RELATIONSHIPS COULD ADVERSELY AFFECT ITS FINANCIAL PERFORMANCE.

     Claxson relies on agreements with owners and operators of pay television systems, broadcast media channels and Internet websites with which Claxson will have syndication and other arrangements to develop its operations and distribution networks. In addition, although Claxson will seek to produce and edit an increasing portion of its programming, Claxson will continue to rely upon third parties to provide programming and content to complement its own content and to make its media offerings more attractive to audiences and advertisers. If it is unable to develop and maintain satisfactory relationships with these third parties on acceptable commercial terms, or if its competitors are better able to capitalize on these relationships, Claxson's results of operations and financial performance will be materially and adversely affected.

CLAXSON HAS ENTERED INTO STRATEGIC RELATIONSHIPS WITH A NUMBER OF PARTNERS AND ITS FAILURE TO DEVELOP AND MAINTAIN THESE RELATIONSHIPS COULD NEGATIVELY AFFECT ITS BUSINESS AND FINANCIAL PERFORMANCE.

     Claxson has developed relationships and joint ventures with strategic partners in many areas of its business, including, among others, affiliates of Playboy Enterprises, Inc. Any deterioration in Claxson's relationship with Playboy Enterprises, Inc. or its affiliates or with any of Claxson's other strategic partners could have a material adverse effect on Claxson. In addition, Claxson does not have operational and financial control over its strategic partners and has limited influence over how they conduct their business. If Claxson's strategic partners experience a significant downturn in their businesses or otherwise become unable to honor their obligations to Claxson, its business could be disrupted and its financial performance could be materially and adversely affected.

CLAXSON MAY FAIL TO OBTAIN CONSENTS OR WAIVERS FROM ITS STRATEGIC PARTNERS IN CONNECTION WITH THE TRANSACTION, WHICH COULD CAUSE CLAXSON TO LOSE THE ANTICIPATED BENEFITS OF THESE STRATEGIC RELATIONSHIPS.

     Some of Claxson's subsidiaries have agreements with third parties that contain provisions that may cause these agreements to terminate or grant the third parties rights in the event of a change in control. The transaction may constitute a change in control under some of these agreements. If Claxson fails to obtain consents or waivers from these third parties, Claxson's may lose the benefits of existing relationships with these third parties and its results of operations may be adversely affected.

CLAXSON DEPENDS ON A LIMITED NUMBER OF PAY TELEVISION SYSTEM OPERATORS FOR A SIGNIFICANT PORTION OF ITS REVENUES, SO THAT THE LOSS OF ANY OF CLAXSON'S MAJOR PAY TELEVISION SYSTEM OPERATORS COULD SIGNIFICANTLY REDUCE CLAXSON'S REVENUES.

     Claxson's five largest pay television system operators accounted for approximately 29% and 33% of its total pro forma revenues in the year ended December 31, 2000 and the three months ended March 31, 2001, respectively. Claxson's largest pay television operator alone accounted for approximately 11% and 13% of Claxson's total pro forma revenues in the year ended December 31, 2000 and the three months ended March 31, 2001, respectively. The loss of any of its major existing pay television system operators, unless replaced by other operators, could have a material adverse effect on Claxson's financial performance.

CLAXSON'S BUSINESSES WILL INVOLVE RISKS OF LIABILITY CLAIMS FOR MEDIA CONTENT, WHICH COULD RESULT IN SIGNIFICANT COSTS.

     As a distributor of media content, Claxson may face potential liability for:

     -  defamation;

     -  negligence;

     -  copyright, patent or trademark infringement; and

     - other claims based on the nature and content of the materials distributed.


     These types of claims have been brought -- sometimes successfully -- against broadcasters, online services and other disseminators of media content. In addition, Claxson could be exposed to liability in connection with material available through Claxson's Internet sites or for information collected from and about its users. Although Claxson will carry general liability insurance, its insurance may not cover potential claims of defamation, negligence and similar claims, and it may or may not apply to a particular claim or be adequate to reimburse Claxson for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on Claxson.

CLAXSON MAY NOT BE ABLE TO RETAIN OR OBTAIN REQUIRED LICENSES, PERMITS AND APPROVALS, WHICH COULD RESULT IN INCREASED COSTS AND LIMIT CLAXSON'S ABILITY TO ACHIEVE ITS STRATEGIC OBJECTIVES AND INCREASE REVENUES.

     Claxson must maintain licenses, permits and approvals from regulatory authorities to conduct and expand its businesses and may need to obtain additional permits and licenses. The process for obtaining these licenses, permits and approvals is often lengthy, complex and unpredictable and may be costly. In addition, many of Claxson's licenses may not be transferred without regulatory approval. If Claxson is unable to maintain the licenses, permits and approvals that Claxson currently holds or to obtain those that Claxson needs to conduct and expand its businesses at a reasonable cost and in a timely manner, its ability to achieve its strategic objectives could be impaired. In addition, the regulatory environment in the countries in which Claxson's businesses will operate is complex and subject to change, and adverse changes in that environment could also impose costs on, or limit the growth of Claxson's business.

CHANGES IN GOVERNMENTAL REGULATION COULD REDUCE CLAXSON'S REVENUES, INCREASE ITS OPERATING EXPENSES AND EXPOSE CLAXSON TO SIGNIFICANT LIABILITIES.

     Claxson's businesses are regulated by governmental authorities in the countries in which Claxson operates. Regulation relates to, among other things, licensing, access to satellite transponders, commercial advertising, subscription rates, foreign investment, and standards of decency/obscenity. Changes in the regulation of Claxson's operations or changes in interpretations of existing regulations by courts or regulators, could adversely affect Claxson by reducing its revenues, increasing its operating expenses and exposing Claxson to significant liabilities.

     In addition, various governmental agencies are considering a number of legislative and regulatory proposals which may lead to laws or regulations concerning various aspects of the Internet, including online content, intellectual property rights, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Regulation of the Internet could materially adversely affect Claxson's results of operations by reducing the growth in the use of the Internet, reducing the demand for its services or increasing its cost of doing business.

EL SITIO IS A DEFENDANT IN SEVERAL CIVIL SECURITIES CASES ARISING OUT OF ITS INITIAL PUBLIC OFFERING, WHICH COULD RESULT IN SIGNIFICANT LITIGATION EXPENSE AND, IF NOT DECIDED IN ITS FAVOR, DAMAGE PAYMENTS TO THE PLAINTIFFS.

     El Sitio and some of its directors and principal executive officers have been named as defendants in several civil cases arising out of its initial public offering in December 1999. The complaints primarily relate to alleged share allocation and commission practices undertaken by the underwriters for the offering. El Sitio believes, after consultation with counsel, that the allegations relating to itself and its directors and principal executive officers are without merit. However, these cases could result in significant litigation expense for Claxson after completion of the transaction and, if not decided in El Sitio's favor, damage payments to the plaintiffs, which would, among other things, adversely affect Claxson's financial performance.

DATA REGARDING USAGE OF, AND GROWTH PROSPECTS FOR, THE MEDIA INDUSTRY IN IBERO AMERICA MAY NOT BE ACCURATE.

     The general market and similar data in this proxy statement/prospectus relating to the media industry in Ibero America are based upon information published by or obtained from independent market research firms, in each case except as otherwise indicated. These research firms include, among others, International Data Corporation and Kagan World Media. The market forecasts by these firms are based to a large extent upon assumptions, including, among others, assumptions about the growth of the pay television and broadcast television and radio industries and the growing acceptance of the Internet as a medium for commercial activity in Ibero America. Although Claxson believes that these assumptions and forecasts are reasonable, Claxson cannot assure you that these assumptions will prove to be correct or, even if they do, that the forecasts will prove to be accurate.

                        RISKS RELATING TO LATIN AMERICA

ADVERSE LATIN AMERICAN POLITICAL AND ECONOMIC CONDITIONS COULD ADVERSELY AFFECT CLAXSON'S FINANCIAL PERFORMANCE.

     Claxson currently operates in many countries throughout Latin America. Claxson's financial performance and the market price for its Class A common shares may be affected by inflation, exchange rates and controls, price controls, interest rates, changes in governmental economic policy, trade barriers, taxation and political, economic or other conditions or developments in or affecting the Latin American countries in which Claxson operates. Changes in these conditions, which are generally outside Claxson's control, could increase significantly Claxson's operating expenses and decrease its revenues.

BECAUSE CLAXSON'S PAY TELEVISION BUSINESS IS CONCENTRATED IN ARGENTINA AND ITS BROADCAST TELEVISION AND RADIO BUSINESS IS CONCENTRATED IN CHILE, CLAXSON'S FINANCIAL PERFORMANCE IS ESPECIALLY SENSITIVE TO RISKS ASSOCIATED WITH POLITICAL, REGULATORY AND ECONOMIC CONDITIONS IN THESE TWO COUNTRIES.

     Claxson's pay television business derived 80% of its revenues for the year ended December 31, 2000 and 82% of its revenues for the three months ended March 31, 2001 from its operations in Argentina. In addition, Claxson's broadcast television and radio business currently is conducted exclusively in Chile. As a result, changes in Argentine or Chilean government policy affecting trade, investment, taxes, protection of intellectual property or the media industry generally or instability in the Argentine or Chilean currency, economy or government could have a material adverse effect on Claxson's results of operations and financial condition. The Argentine economy has experienced recessionary conditions during the past four years, which, if they persist, may adversely affect Claxson.

               RISKS RELATING TO CLAXSON'S CLASS A COMMON SHARES

MARKET PRICES OF, AND TRADING VOLUMES IN, CLAXSON CLASS A COMMON SHARES MAY BE VOLATILE.

     The market price of Class A common shares may be significantly affected by, among other factors, the following:

     -  Claxson's actual or anticipated results of operations; or

     - changes in, or failure by Claxson to meet, securities analysts' expectations.

     U.S. and non-U.S. stock markets have periodically experienced significant price and volume fluctuations that have especially affected the market prices of common shares of Internet and other high-technology companies. These changes have often been based on estimates and expectations unrelated to the financial performance of particular companies. If these estimates and expectations prove inaccurate, it would adversely affect the price of Claxson Class A common shares.

EL SITIO'S AND/OR CLAXSON'S COMMON SHARES MAY FAIL TO COMPLY WITH THE REQUIREMENTS FOR LISTING ON THE NASDAQ NATIONAL MARKET, AND ANY OTHER MARKET FOR THE CLASS A COMMON SHARES MAY BE ILLIQUID.


     El Sitio received a delisting notice from The Nasdaq National Market on August 15, 2001 because since early April 2001 the bid price for its common shares has been below the minimum U.S.$1.00 per share required by Nasdaq. However, prior to actual delisting, El Sitio understands that it will have an opportunity to appeal during a period which typically extends for approximately 30 days (i.e., into mid-September 2001). El Sitio is implementing the one-for-ten reverse share split in an effort to enable it to comply with Nasdaq's minimum bid price requirements and thus preserve the listing of its common shares. In addition, Claxson's Class A common shares may not be listed on The Nasdaq National Market if these shares fail to meet the U.S.$1.00 market price or any other listing criterion. If El Sitio and/or Claxson are unable to list their shares on The Nasdaq National Market, there will be no established trading market for these shares, and it is possible that no active trading market would develop for Claxson Class A common shares.

CLAXSON'S SHAREHOLDERS MAY FACE DIFFICULTIES IN PROTECTING THEIR INTERESTS BECAUSE CLAXSON IS A BRITISH VIRGIN ISLANDS INTERNATIONAL BUSINESS COMPANY.

     Corporate governance matters for Claxson are principally determined by the memorandum and articles of association and the International Business Companies Act, 1984 (Cap. 291) of the British Virgin Islands. The rights of shareholders and the fiduciary responsibilities of directors, officers and controlling shareholders under British Virgin Islands law have not been extensively developed, particularly when compared with statutes and judicial precedents of most states and other jurisdictions in the United States. As a result, Claxson's shareholders may have more difficulty in protecting their interests in the case of actions by Claxson's directors, officers or controlling shareholders than would shareholders of a corporation incorporated in a state or other jurisdiction in the United States.

YOU MAY EXPERIENCE DIFFICULTY IN ENFORCING CIVIL LIABILITIES AGAINST CLAXSON.

     Claxson is a British Virgin Islands international business company with a substantial portion of its assets located outside of the United States. In addition, many of Claxson's directors and executive officers, as well as other persons controlling Claxson, reside or are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Claxson or these persons or to enforce judgments obtained against Claxson or these persons in U.S. courts predicated solely upon the civil liability provisions of the U.S. federal or state securities laws. Claxson has been advised by Conyers Dill & Pearman, its British Virgin Islands counsel, that there is doubt as to the enforceability in the British Virgin Islands in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated upon the U.S. federal or state securities laws. There is also doubt as to enforceability of judgments of this nature in several of the jurisdictions in which Claxson operates and its assets are located.

YOU WILL RECEIVE MORE LIMITED INFORMATION ABOUT CLAXSON, WHICH IS A FOREIGN PRIVATE ISSUER, THAN YOU WOULD FOR A DOMESTIC U.S. CORPORATION.

     As a "foreign private issuer", Claxson will be exempt from rules under the U.S. Securities Exchange Act of 1934 that impose certain disclosure and procedural requirements in connection with proxy solicitations under Section 14 of the Exchange Act. Claxson's directors, executive officers and principal shareholders also will be exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder with respect to their purchases and sales of Claxson shares. In addition, Claxson will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As a result, you may not be able to obtain some information relating to Claxson as you would for a domestic U.S. corporation.

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS MAY NOT BE
REALIZED.

     The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This proxy statement/prospectus contains "forward-looking statements". These statements may include statements regarding the period following completion of the transaction.

     Words such as "anticipate", "estimate", "expects", "intends", "plans", "seeks", "believes" and "will", and words and terms of similar substance used in connection with any discussion of future financial or operational performance of Claxson or the transaction, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks relating to Claxson and the risks relating to the transaction discussed in this "Risk Factors" section, among others, could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this proxy statement/prospectus.

     All subsequent forward-looking statements attributable to Claxson or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                       THE EL SITIO SHAREHOLDERS MEETING

DATE, TIME AND PLACE OF THE MEETING

     The meeting of shareholders of El Sitio will be held as follows:


     -  date: September 7, 2001;


     -  time: 10:00 a.m., local time;

     - place: El Sitio's corporate offices at Avenida Ingeniero Huergo 1167, C1107AOL Buenos Aires, Argentina.

MATTERS TO BE CONSIDERED

     The meeting is being held so that El Sitio shareholders may consider and vote upon proposals to approve the merger, and to authorize the plan of merger approved by El Sitio's board of directors relating to the merger, of a subsidiary of Claxson Interactive Group Inc. with El Sitio in connection with the combination agreement, dated as of October 30, 2000, as amended by Amendment No. 1 to the combination agreement, dated as of June 26, 2001, and Amendment No. 2 to the combination agreement, dated as of August 7, 2001, among Claxson Interactive Group Inc.; Carlyle Investments LLC and Carlton Investments LLC (as assignees of Newhaven Overseas Corp.); Hicks, Muse, Tate & Furst Latin America Fund, L.P.; Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.; HMLA 1-SBS Coinvestors, L.P.; Ibero-American Media Partners II, Ltd.; and El Sitio, and to transact any other business that is duly presented at the meeting. Holders of approximately 63% of the outstanding common shares of El Sitio have already agreed to vote their shares in favor of the transaction, thus assuring shareholder approval of the transaction.

     El Sitio will survive the merger as a wholly owned subsidiary of Claxson. When the transaction is completed, you will receive one Class A common share of Claxson for each common share of El Sitio you own or hold.

     This meeting is also being held so that El Sitio's shareholders may consider and vote upon a proposal to approve the Claxson 2001 share incentive plan. A description of the plan is included under "Management of Claxson After the Transaction -- 2001 Share Incentive Plan."

RECORD DATE AND OUTSTANDING SHARES


     Only holders of record of common shares of El Sitio at the close of the business on August 14, 2001, which is the record date, are entitled to notice of and to vote at the meeting of shareholders. On the record date, there were approximately 4,524,230 common shares of El Sitio issued and outstanding (after giving effect to the one-for-ten reverse share split) and held by approximately 133 holders of record.


PROXIES AND PROXY REVOCABILITY

     All common shares of El Sitio represented by properly executed proxies received not less than 48 hours before the meeting of shareholders will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon.

     If you return a properly executed proxy and you have abstained from voting on approval of the merger, the common shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum, but will not be considered in determining whether to approve the transaction. If you abstain or fail to vote, it will have the same effect as a vote against approval of the merger.

     If your shares are held in an account at a brokerage firm or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card is returned by a broker holding shares in the name of brokerage firm or bank, which indicates that the broker or bank does not have discretionary authority to vote on approval of the merger as part of the transaction, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted against approval of the merger. Your broker or bank will vote your shares only if you provide instructions on how to vote.

     El Sitio does not expect that any other matter will be brought before the meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

     You may revoke your proxy at any time before it is voted by:


     - notifying in writing El Sitio's secretary at its corporate offices in Buenos Aires at least 48 hours before the meeting;


     -  granting a subsequent proxy at least 48 hours before the meeting; or

     -  appearing in person and voting at the meeting.

Attendance at the meeting will not in and of itself constitute the revocation of a proxy.

NO DISSENTERS' OR SIMILAR RIGHTS


     El Sitio shareholders who vote against the merger or the Claxson 2001 share incentive plan will not be entitled to dissenters' or similar rights. Neither British Virgin Island law nor El Sitio's or Claxson's memorandum and articles of association provide for any dissenters' or appraisal rights, to shareholders who vote against the merger or the Claxson 2001 share incentive plan.


VOTE REQUIRED FOR APPROVAL

     A majority of the outstanding common shares of El Sitio entitled to vote at the meeting of shareholders must be represented, either in person or by proxy, to constitute a quorum at the meeting.

     The affirmative vote of the holders of at least a majority of the common shares of El Sitio represented at the meeting at which a quorum is present is required to approve the merger.


     The affirmative vote of a majority of the holders of Claxson's Class A common shares, including, for this purpose, El Sitio's shareholders, is required to approve the Claxson 2001 share incentive plan. El Sitio's shareholders thus are being asked to vote upon the proposal to approve the plan. However, the plan can be approved even if the holders of a majority of El Sitio's common shares vote against the plan. Ibero-American Media Partners and its affiliates, which will control a majority of Claxson's Class A common shares, have advised that they intend to vote for the plan, thus assuring Claxson shareholder approval of the plan.



     You are entitled to one vote for each common share of El Sitio owned or held by you on the record date on each proposal to be presented to the shareholders at the meeting.



     Substantially all of the principal shareholders of El Sitio, including, among others, Ibero-American Media Partners, IMPSAT Fiber Networks, Inc., Militello Limited, RC Limited, SLI.com Inc., Tower Plus International and Roberto Vivo-Chaneton, have entered into voting agreements under which they have agreed to vote their common shares in favor of the merger. As of the record date, these shareholders held approximately 2,635,719 common shares of El Sitio. These common shares represented approximately 58.3% of the outstanding common shares of El Sitio. As a result, the approval of the merger by a majority of the shareholders of El Sitio is certain. See "Other Transaction Agreements -- Voting Agreements".


DIRECTORS AND EXECUTIVE OFFICERS


     On the record date for the meeting of shareholders, directors and executive officers of El Sitio and their affiliates held approximately 2,801,073 common shares of El Sitio. These common shares in the aggregate represented approximately 61.9% of all outstanding El Sitio common shares. See "Claxson's Business -- El Sitio -- Principal Shareholders".


     As of the record date, the share ownership of the directors and executive officers of El Sitio were as set forth under "Claxson's Business -- El
Sitio -- Principal Shareholders".

     YOU SHOULD NOT SEND IN ANY SHARE CERTIFICATES REPRESENTING COMMON SHARES OF EL SITIO WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF SHARE CERTIFICATES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

                            THE PROPOSED TRANSACTION

STRUCTURE OF THE TRANSACTION

     THE TRANSACTION

     Under the combination agreement and British Virgin Islands law, a new wholly owned subsidiary of Claxson will be merged into El Sitio, and media assets of Ibero-American Media Partners and Carlyle/ Carlton will be contributed to Claxson. El Sitio will become a wholly owned subsidiary of Claxson.

     MERGER CONSIDERATION

     El Sitio shareholders will receive one Class A common share of Claxson for each common share of El Sitio that they own or hold. The number of Class A common shares that El Sitio shareholders will receive in the merger will be appropriately adjusted for any divisions (i.e., share splits), combinations (i.e., reverse share splits) and other similar events that occur between the date of the combination agreement and the completion of the transaction.

     EFFECTIVE TIME OF THE TRANSACTION

     The transaction will be completed when articles of merger are filed with the Registrar of Companies of the British Virgin Islands or at a later time as may be specified in the articles of merger. The completion of the transaction will occur as soon as practicable after the last of the conditions in the combination agreement has been satisfied or waived. The parties to the transaction expect the transaction will be completed in the third quarter of 2001.

     TREATMENT OF EL SITIO SHARE OPTIONS

     At the completion of the transaction, each outstanding share option to purchase El Sitio common shares will cease to represent a right to acquire those common shares and will be converted into a share option to purchase a number of Class A common shares of Claxson equal to the number of common shares of El Sitio subject to that option, at the same per share exercise price.

BACKGROUND OF THE TRANSACTION

     Since its organization in July 1997, El Sitio has regularly evaluated opportunities that could help it to improve its range of services and products, gain new users for its services, and expand the scale of its operations and, more generally, maximize shareholder value. During 2000, El Sitio's management and members of its board of directors began to consider whether a business combination or similar transaction would, among others, be advisable or necessary in light of trends and considerations affecting Internet companies at that time, including the following:

     - preferences on the part of many Internet users for expanded and enhanced content;

     - the desire of many advertisers on the Internet to increase the reach of their audiences;

     - an objective of developing additional revenue streams, while achieving cost savings by combining multiple operations, in order to move towards achieving profitability;

     - a need to fund ongoing liquidity and capital resource requirements in the context of financial market conditions limiting the ability of many Internet companies, such as El Sitio, to sell equity securities or raise other financing;

     - an increased emphasis on larger-scale operations to attract strategic partners and relationships; and

     - a trend towards convergence of the Internet with traditional media in Ibero America and on a global basis.

     Since its formation in 1998, Ibero-American Media Partners has grown through the acquisition and development of entertainment and media content properties throughout Ibero America, including the acquisition of a significant position in the equity securities of El Sitio in July 1999.

     Commencing in January 2000, El Sitio explored a number of possible strategic relationships and commercial transactions with unaffiliated and affiliated media and entertainment companies in Ibero America and had preliminary discussions regarding several possible transactions. During this period El Sitio entered into discussions regarding several potential commercial transactions with affiliates of Ibero-American Media Partners, including, among others, Washburn Enterprises Inc., Radio Chile and Chilevision, as well as conversations relating to ARTISTdirect Latin America and the Infinito Channel. Representatives of Ibero-American Media Partners and the Cisneros Television Group, including Carlos E. Cisneros, the vice chairman of Ibero-American Media Partners, the chief executive officer of Cisneros Television Group and a director of El Sitio, and Benjamin S.A. Moody, the then chief financial officer of Ibero-American Media Partners and the Cisneros Television Group, first approached El Sitio in August 2000 to initiate preliminary discussions about the possibility of pursuing a broader transaction that would combine El Sitio's Internet-based businesses with pay television and broadcast television and radio assets of Ibero-American Media Partners and Newhaven Overseas Corp., a member of the Cisneros Group.

     In May 2000 and early September 2000, Newhaven Overseas Corp. retained Violy, Byorum & Partners as its financial advisor, and Newhaven Overseas Corp. and Ibero-American Media Partners retained Wachtell, Lipton, Rosen & Katz as their U.S. counsel, and El Sitio engaged Credit Suisse First Boston as its financial advisor, and Simpson Thacher & Bartlett as its U.S. counsel, to help the parties explore strategic options for maximizing shareholder value. Also in September 2000, Hicks, Muse, Tate & Furst Incorporated, on behalf of funds affiliated with it, engaged Bear, Stearns & Co. Inc. as its financial advisor, and Clifford Chance Rogers & Wells LLP as its U.S. counsel, in connection with a possible transaction. As a result of preliminary analyses, the parties determined to initiate discussions concerning a possible business combination.

     On August 31, 2000, Ibero-American Media Partners and El Sitio executed a confidentiality agreement in connection with a possible business combination. Over the following weeks, the parties reviewed the potential values of the various businesses and discussed the strategic rationale, potential synergies and other benefits and potential risks associated with the combination of the businesses of Ibero-American Media Partners and Carlyle/Carlton, as the assignees of Newhaven Overseas Corp., with El Sitio. Through the course of these discussions, members of El Sitio's senior management and Credit Suisse First Boston considered and analyzed various financial matters related to the potential combination and other analyses regarding a possible transaction.

     The first El Sitio board of directors meeting at which the transaction was discussed was a telephonic meeting held on September 11, 2000. The directors designated by Ibero-American Media Partners did not participate in this or any other meeting of the El Sitio board of directors at which the transaction was discussed. At this meeting, Roberto Vivo-Chaneton first briefed the board of directors concerning the discussions with representatives of Ibero-American Media Partners and Carlyle/Carlton. Messrs. Vivo-Chaneton, Roberto Cibrian-Campoy and Horacio Milberg and other officers of El Sitio then reviewed the strategic rationale, potential synergies and other benefits and potential risks associated with a combination of Ibero-American Media Partners and Carlyle/Carlton with El Sitio. Following the discussion, the El Sitio board of directors authorized senior management and its advisors to continue discussions regarding a possible transaction with Ibero-American Media Partners and Carlyle/Carlton and also appointed Michael Greeley, one of El Sitio's independent directors, as a special advisor to assist management in the due diligence process and structuring of the transaction. Following the September 11, 2000 meeting of the El Sitio board of directors, the legal and financial advisors of Carlyle/Carlton, Hicks Muse, Ibero-American Media Partners and El Sitio began to conduct a comprehensive due diligence review and, together with representatives of the managements of Ibero-American Media Partners, Carlyle/Carlton, Hicks Muse and El Sitio, to negotiate the terms and conditions of the agreements and the structure of a possible transaction. El Sitio's management kept the El Sitio board of directors informed as to the progress

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

of these negotiations. During the following weeks, senior representatives of Carlyle/Carlton, Hicks Muse, Ibero-American Media Partners and El Sitio continued to discuss the financial terms of the transaction.

     The terms and conditions of the transaction were negotiated during September and October 2000 by the parties with the assistance of their respective financial and legal advisors. The structure of the transaction was determined in arm's-length negotiations between the parties and their respective legal and financial advisors and, among other considerations, with a view to achieving tax-free treatment for the transaction. As noted above, the parties and their financial advisors considered the potential values of the various businesses that would comprise Claxson in determining the terms for the conversion of the common shares of El Sitio into Class A common shares of Claxson in the context of the overall capital structure for Claxson.

     On October 23, 2000, the El Sitio board of directors held a telephonic meeting. At that meeting, Florencia Rodriguez-Giavarini, general counsel of El Sitio, and representatives of Simpson Thacher & Bartlett, after consulting with Conyers Dill & Pearman, El Sitio's British Virgin Islands counsel, discussed the directors' fiduciary duties when considering the proposed transaction and reviewed the material terms of the draft combination agreement and related agreements. Representatives of Credit Suisse First Boston made a presentation to El Sitio's board of directors, which included a summary of its financial analyses related to the proposed transaction.

     During the period from October 23 through October 27, 2000, the parties continued their respective due diligence reviews and negotiated the final terms and conditions of the combination agreement and related agreements. During this period, the parties also negotiated the terms of the Holdco agreement. The parties agreed that, in light of the cross-border nature of the transaction, which required the combination of subsidiaries of Ibero-American Media Partners, which is a Cayman Islands company, with El Sitio and Newhaven Overseas Corp., both of which were British Virgin Islands companies, the transaction should be structured as a multi-step contribution of subsidiaries and interests by Ibero-American Media Partners and Newhaven Overseas Corp. to Claxson, a newly formed British Virgin Islands company, followed by a merger of a Claxson subsidiary with El Sitio.

     On October 27, 2000, the El Sitio board of directors held another telephonic meeting to discuss the status of the negotiations and to consider whether the board of directors should appoint a committee to finalize the terms and conditions of the combination agreement. At this meeting, officers of El Sitio, together with representatives from Credit Suisse First Boston and Simpson Thacher & Bartlett, apprised the board of directors of the status of the negotiations and the issues that remained to be resolved. After due deliberation, the El Sitio board of directors, by resolution, designated Messrs. Vivo-Chaneton and Greeley as a transaction committee to approve the final terms and conditions of the transaction and the relevant agreements and to execute and deliver those agreements, subject to the condition that the proposed material terms and conditions of the transaction were not renegotiated.

     On the afternoon of October 29, 2000, the parties concluded their discussion on the remaining issues, including the contractual restrictions to be imposed on the operations of Ibero-American Media Partners, Carlyle/Carlton and El Sitio prior to completion of the transaction, and the rights of and restrictions on Carlyle/Carlton and Hicks Muse arising from their ownership of the common shares of the newly-formed holding company that would survive the transaction. The parties also decided that, if they agreed to a transaction, Carlyle/Carlton and Hicks Muse would together hold an aggregate of 66% of the common shares of the combined company immediately after the transaction.

     On the evening of October 29, 2000, Messrs. Vivo-Chaneton and Greeley held a telephonic meeting during which representatives of Credit Suisse First Boston presented to them a summary of its financial analyses related to the proposed transaction. Upon completing their deliberations, Messrs. Vivo-Chaneton and Greeley, as the members of the transaction committee, by unanimous vote, approved the combination agreement and the related agreements and the transactions contemplated by those agreements and declared them advisable and in the best interests of El Sitio and its shareholders.

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

     On the morning of October 30, 2000, Credit Suisse First Boston delivered its oral opinion, which was later confirmed in writing, that, as of that date and subject to the matters described in the opinion, the El Sitio exchange ratio was fair, from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates. Also on that morning, Ibero-American Media Partners, Newhaven Overseas Corp. and El Sitio executed and delivered the definitive combination agreement pursuant to which various subsidiaries of, and interests held by, Ibero-American Media Partners and Carlyle/Carlton will be contributed to Claxson, and a subsidiary of Claxson will merge with El Sitio, with El Sitio becoming a wholly owned subsidiary of Claxson. In connection with the execution of the combination agreement, the holders of a majority of the outstanding El Sitio shares, including Ibero-American Media Partners, entered into voting agreements, thus assuring that the transaction would receive the required shareholder approval.

     Shortly afterwards, the parties issued a joint press release announcing the transaction.

BACKGROUND OF AMENDMENT TO THE COMBINATION AGREEMENT


     During the months following execution of the combination agreement, Ibero-American Media Partners, Carlyle/Carlton, Hicks Muse and El Sitio worked together to complete the registration process under the U.S. federal securities laws and to obtain the necessary regulatory and other approvals for the transaction.


     In early May 2001, after El Sitio's preliminary results of operations for the first quarter of 2001 were made available to Carlyle/Carlton and Hicks Muse, representatives of Carlyle/Carlton and Hicks Muse, contacted Mr. Vivo-Chaneton to discuss their concerns about El Sitio's financial performance for the first quarter of 2001. During subsequent discussions, these representatives informed Mr. Vivo-Chaneton that Carlyle/Carlton and Hicks Muse were evaluating their rights under the combination agreement, including whether the conditions precedent to closing of the transaction could be fulfilled.


     Mr. Vivo-Chaneton contacted Credit Suisse First Boston, El Sitio's financial advisor, and Simpson Thacher & Bartlett, its legal advisor, and had several telephonic conference calls to discuss the issues presented by Carlyle/Carlton and Hicks Muse and to evaluate the various options available to El Sitio, including the possibility of initiating litigation against the other parties to the combination agreement if they sought to terminate the transaction. On May 23, 2001, Messrs. Vivo-Chaneton and Milberg convened a telephonic meeting of the El Sitio board of directors (excluding the directors designated by Ibero-American Media Partners) to update the board and to discuss, on a preliminary basis, the various options available to El Sitio.


     On May 31, 2001, Carlyle/Carlton and Hicks Muse advised El Sitio, at a meeting in Buenos Aires in which the parties to the combination agreement and their respective financial and legal advisors participated, that they believed that a material adverse effect (as defined in the original combination agreement) had occurred with respect to El Sitio and that, as a result, they had a basis for not proceeding with the transaction. The parties subsequently held preliminary discussions in an effort to ascertain whether an agreement could be reached to proceed with the transaction on revised terms satisfactory to all parties.

     On June 4, 2001, Messrs. Vivo-Chaneton and Milberg convened a telephonic meeting of the El Sitio board of directors (excluding the directors designated by Ibero-American Media Partners), which was attended by representatives of El Sitio's financial and legal advisors, to update them as to the discussions at the May 31, 2001 meeting in Buenos Aires. The board of directors discussed various options available to El Sitio, including the possibility of initiating litigation against the other parties to the combination agreement, pursing other merger or similar opportunities, if any, continuing to operate El Sitio as a stand-alone, albeit smaller, Internet-based company and seeking to renegotiate the terms of the combination agreement. After discussing these options, the consensus view of the board of directors was that El Sitio's management should consider and assess revised terms for the transaction that might be acceptable to the other parties to the combination agreement.

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

     During the period following the June 4, 2001 meeting of the El Sitio board of directors, representatives of El Sitio and its financial and legal advisors had numerous telephonic and face-to-face meetings with representatives of Carlyle/Carlton and Hicks Muse and their respective financial and legal advisors to discuss and negotiate a revised ownership interest in Claxson to be held by El Sitio shareholders upon closing of the transaction, as well as changes to several other terms of the combination agreement.


     On June 13, 2001, after a period of negotiations, the parties tentatively agreed to allocate 20% of the Class A common shares of Claxson to El Sitio shareholders (excluding Ibero-American Media Partners) instead of the 34% ownership interest provided for in the original combination agreement. The parties also tentatively agreed to other revisions of the terms of the transaction, including, among others, the following:


     - the size of Claxson's board of directors would be increased by two board members to 12 and Carlyle/Carlton and Hicks Muse each would be entitled to designate one additional director on the Claxson board of directors and Carlos Bardasano of the Cisneros Group and Eric C. Neuman of Hicks Muse would be named vice chairmen of Claxson's board of directors;

     - the closing condition as to the absence of any material adverse effect (as defined in the original combination agreement) with respect to the relevant other party or parties prior to closing of the transaction would be changed to require the absence of an extraordinary adverse change (as defined in Amendment No. 1 to the combination agreement);

     - a minimum conversion ratio per share for the 15,000,000 preferred shares that Claxson will issue to Carlyle/Carlton and Hicks Muse would be added so that these preferred shares would be convertible at the greater of U.S.$20.00 and the fair market value of one Class A common share on the date of conversion instead of simply the fair market value as previously provided in the original combination agreement;

     - the indemnification provisions under the combination agreement would be eliminated; and

     - Carlyle/Carlton and Hicks Muse will receive prior to or at closing of the transaction an aggregate of U.S.$5.0 million in cash from Claxson, which amount will be adjusted by the amount required to purchase the interest of the minority shareholders in Iberoamerican Media Holdings Chile S.A.

     On June 14, 2001, Messrs. Vivo-Chaneton and Milberg convened a telephonic meeting of the board of directors of El Sitio, at which Mr. Vivo-Chaneton presented the proposed revised terms for the transaction. Credit Suisse First Boston presented to the board of directors a summary of its financial analysis related to the revised terms of the transaction and delivered its oral opinion, subject to final resolution of the revised terms of the transaction, that the El Sitio exchange ratio was fair, from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates. After a discussion of the proposed revised terms and of any options available to El Sitio, the board of directors found these terms to be in the best interests of El Sitio shareholders and approved the revised terms of the transaction, subject to reaching agreement as to the terms of Amendment No. 1 to the combination agreement and receipt of the written fairness opinion of Credit Suisse First Boston. The El Sitio board of directors also appointed Messrs. Vivo-Chaneton and Milberg as the members of a transaction committee of the board of directors to approve, execute and deliver the Amendment No. 1 and to receive the written fairness opinion.

     On June 26, 2001, Messrs. Vivo-Chaneton and Milberg convened a telephonic meeting of the transaction committee of the board of directors of El Sitio. At this meeting, Credit Suisse First Boston presented a summary of its financial analysis related to the revised terms of the transaction and delivered its oral opinion, which was later confirmed in writing, that, as of that date and based upon and subject to the matters described in the opinion, the El Sitio exchange ratio was fair, from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates. Messrs. Vivo-Chaneton and Milberg approved Amendment No. 1 to the combination agreement and authorized Mr. Milberg to execute and deliver the Amendment on behalf of El Sitio.

     Subsequently, Amendment No. 1 to the combination agreement was executed and delivered by all the parties to the original combination agreement.

     On August 7, 2001, Amendment No. 2 to the combination agreement was executed and delivered by all parties to adjust the number of Class A common shares of Claxson to be received in the transaction to reflect El Sitio's and Claxson's one-for-ten reverse share splits, each of which will be effective as of August 22, 2001.

EL SITIO'S REASONS FOR THE TRANSACTION

     El Sitio's board of directors believes that the combination of El Sitio with the media businesses of Ibero-American Media Partners and Carlyle/Carlton (as assignees of Newhaven Overseas Corp.) into Claxson, will create an integrated media company that provides branded entertainment content for consumers of traditional and new media, particularly pay television, broadcast television and radio, and the Internet, in Ibero America as well as in other areas of the world. Taking advantage of the complementary nature of the combined assets and the experience of the combined management team, El Sitio's board of directors believes that Claxson will achieve revenue growth and product diversification that will result in stronger financial and operating performance than any of its constituent businesses could achieve on its own.

     FACTORS CONSIDERED BY THE EL SITIO BOARD OF DIRECTORS

     In connection with its approval of the transaction and in its determination that the transaction is fair to and in the best interest of El Sitio's shareholders, El Sitio's board of directors consulted with its legal and financial advisors regarding the duties of the members of the board of directors. The El Sitio board of directors also considered the following factors and material information in reaching its determination that the transaction is fair to, and in the best interests of, the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates:

     - the strategic benefits of combining the businesses, including the following:

       - establishing "first-mover" advantage in media and Internet convergence in Ibero America;

       - increasing subscription revenues from a portfolio of well-known pay television brands;

       - increasing advertising revenue through "one-stop shopping" for advertisers;

       - exploiting market opportunities for growth through strategic alliances and acquisitions;

       -  leveraging strategic relationships; and

       - improving the financial performance of the businesses by developing additional revenue streams and achieving cost savings by combining general and administrative functions of multiple operations;

     - the exchange ratio being used in the transaction and the resulting ownership interest in Claxson that current El Sitio shareholders, excluding Ibero-American Media Partners, would hold in the combined company;

     - presentations by El Sitio's senior management regarding the above-mentioned strategic benefits of combining El Sitio with the media assets of Ibero-American Media Partners and Carlyle/Carlton, the favorable results of a comprehensive due diligence review process, and positive operational and financial aspects of the transaction from El Sitio's perspective, including, among other things, diversification of its operations from being an Internet-based company to becoming part of a multi-faceted media enterprise with more stable cash flows from longer-term pay television contracts and broadcast television and radio assets;

     - historical information concerning the businesses, results of operations and financial condition, operations, technology, management and competitive position of Ibero-American Media Partners, Carlyle/Carlton and El Sitio, including, among other factors, the history of losses and negative adjusted EBITDA incurred by El Sitio and the other companies that would comprise Claxson, an expectation that such companies may continue to incur losses and negative adjusted EBITDA in the future and estimates that as part of the combined company El Sitio might be able to achieve profitability in 2002 rather than at a subsequent date;

     - the review of El Sitio's management as to the respective businesses, financial condition, results of operations and prospects of the media businesses of Ibero-American Media Partners, Carlyle/ Carlton and El Sitio before and after giving effect to the transaction based on due diligence reviews and available estimates as to earnings and losses, including, among other things, ongoing liquidity and capital resource requirements in the context of financial market conditions limiting the ability of many Internet companies, including El Sitio, to sell equity securities or raise other financing and an expectation that the combined company's larger scale and improved adjusted EBITDA would enhance access to financing in the capital markets;

     - the opportunities and options available to El Sitio if the transaction were not undertaken, including remaining a stand-alone company in the context of an environment in which some Internet companies have been unable to achieve profitability, obtain necessary financing or survive as independent companies or pursuing another acquisition of or business combination or joint venture with entities other than Ibero-American Media Partners and Carlyle/Carlton and the conclusion that a combination with the media businesses of Ibero-American Media Partners and Carlyle/Carlton would result in greater benefits than other options;

     - the financial presentations and written opinion of Credit Suisse First Boston dated as of June 26, 2001, as to the fairness of the El Sitio exchange ratio from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates;

     - the terms and conditions of the combination agreement, including the fixed exchange ratios, the conditions to consummation of the transaction, the limitations on the interim business operations of the parties, and the circumstances under which the combination agreement could be terminated and the absence of termination fees associated with any such termination, as well as the advice of El Sitio's financial and legal advisors that these provisions were reasonable in the context of the transaction;

     - the corporate governance arrangements established for the combined company, including the board composition and the role of El Sitio's senior management in the combined company;

     - the likelihood that the transaction will be completed because, among other factors, the principal El Sitio shareholders have agreed to vote their shares in favor of the transaction and the belief of El Sitio's board of directors that the transaction will likely receive the necessary regulatory approvals; and

     - the interests of the directors and executive officers of El Sitio in the transaction, including the matters described under "-- Interests of El Sitio Directors and Executive Officers in the Transaction", and the effect of the transaction on El Sitio shareholders, customers and employees.

     The El Sitio board of directors also considered the potential adverse factors relating to the proposed transaction, including the following:

     - the challenges of combining the businesses, assets and workforces of separate companies and the risks of not achieving the expected operating efficiencies or growth;

     - the possibility that the financial markets might react negatively to the combined company, as well as the need to educate the market about the benefits of multi-media companies;

     - the risk of management and employee disruption associated with the transaction, including the risk of diverting management focus and resources from other strategic opportunities while working to implement the combination and the risk that key management, sales and transaction personnel might choose not to remain employed by the combined company;

     - the risk that the transaction may not be completed, even if approved by the El Sitio shareholders;

     - the possible negative effect on Claxson and on the price for the Claxson Class A common shares due to the fact that Carlyle/Carlton and Hicks Muse together may control Claxson;

     - the terms of the Holdco agreement, which provides the El Sitio founders with some rights not provided to other El Sitio shareholders and permits Carlyle/Carlton or Hicks Muse to cause a sale of Claxson, subject to board approval, in specified circumstances as described under "Other Transaction Agreements -- Holdco Agreement";

     - the significant levels of outstanding debt of some of the companies to be contributed to Claxson as part of the transaction;

     - the risks that the benefits sought to be achieved by the transaction will not be realized; and

     -  the other risks described under "Risk Factors".

     In approving Amendment No. 1 to the combination agreement, the El Sitio board of directors reconsidered all of the above-listed potential positive and adverse factors and information and additional factors, including the following:

     - the financial performance of El Sitio for the first quarter of 2001 and its anticipated financial performance for the balance of 2001 and future years;

     - prevailing market conditions and trends affecting El Sitio and Internet companies generally;

     - the likelihood that the other parties might have and/or assert a right not to complete the transaction under the terms of the original combination agreement;

     - the uncertainty and expense of pursuing litigation to determine whether El Sitio had experienced a material adverse effect, as defined in the original combination agreement;

     - the reduction in the ownership interest in Claxson to be held by El Sitio shareholders;

     - the elimination or modification of some closing conditions and the modification of various covenants contained in the original combination agreement, including the extension of the date on which the parties may terminate the combination agreement if the transaction has not closed from July 30, 2001 to June 26, 2002;

     - the absence of any alternative transaction or opportunity to maximize shareholder value on terms as favorable to El Sitio's shareholders as the revised terms of the transaction; and


     - management's views as to the importance of a transaction with Ibero-American Media Partners, Carlyle/Carlton and Hicks Muse to the continued viability of El Sitio.


     The discussion of the information and factors considered by the El Sitio board of directors is not intended to be exhaustive, but includes the material factors considered. The El Sitio board of directors did not assign particular weight or rank to the factors it considered in approving the original transaction or the amended terms thereof. In considering the above-mentioned factors, individual directors may have given different weight to various factors. El Sitio's board of directors considered all of these factors as a whole, and concluded that, on balance, the potential benefits of the transaction to El Sitio and its shareholders outweighed the risks.

RECOMMENDATION OF EL SITIO'S BOARD OF DIRECTORS


     Upon careful consideration, El Sitio's board of directors, after the two directors on El Sitio's board of directors designated by Ibero-American Media Partners abstained, determined that the transaction is in the best interests of El Sitio and its shareholders. El Sitio's board of directors approved the combination agreement as amended by Amendment No. 1 and Amendment No. 2 and recommends that El Sitio shareholders vote in favor of the transaction.


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

OPINION OF EL SITIO'S FINANCIAL ADVISOR

     Credit Suisse First Boston has acted as El Sitio's financial advisor in connection with the transaction. El Sitio selected Credit Suisse First Boston based on its experience, expertise and reputation, and its familiarity with El Sitio's business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, El Sitio requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates, of the El Sitio exchange ratio set forth in the combination agreement as amended by Amendment No. 1. On June 26, 2001, at a meeting of the transaction committee of El Sitio's board of directors held to evaluate the transaction, Credit Suisse First Boston rendered to that committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 26, 2001, to the effect that, as of that date and based on and subject to the matters described in the opinion, the El Sitio exchange ratio was fair, from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates.

     The full text of Credit Suisse First Boston's written opinion dated June 26, 2001 to El Sitio's board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Holders of El Sitio common shares are encouraged to, and should, read this opinion carefully and in its entirety. Credit Suisse First Boston's opinion is addressed to the board of directors of El Sitio and relates only to the fairness of the El Sitio exchange ratio, from a financial point of view, to the holders of El Sitio common shares, other than Ibero-American Media Partners and its affiliates, and does not address any other aspect of the transaction or any other related transaction and does not constitute a recommendation to any shareholder as to any matter relating to the transaction. The summary of Credit Suisse First Boston's opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

     In arriving at its opinion, Credit Suisse First Boston reviewed certain publicly available business and financial information relating to El Sitio, as well as the combination agreement as amended by Amendment No. 1 and certain related documents. Credit Suisse First Boston also reviewed certain business, financial and other information, including financial forecasts, provided to or discussed with Credit Suisse First Boston by the entities the shares of which are to be contributed to Claxson, which we refer to in this proxy statement/prospectus as the "contributed entities", in the transaction and El Sitio, and met with the managements of the contributed entities and of El Sitio to discuss the business and prospects of the contributed entities and El Sitio. Credit Suisse First Boston also relied upon the views of managements of the contributed entities and El Sitio concerning the operational and strategic benefits and implications of the transaction, including financial forecasts provided to it by the contributed entities and El Sitio. In addition, Credit Suisse First Boston considered certain financial data of the contributed entities and financial and stock market data of El Sitio, and compared those data with similar data for publicly held companies in businesses similar to those of the contributed entities and El Sitio and considered the financial terms of certain other business combinations and other transactions which have recently been effected. Credit Suisse First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts, Credit Suisse First Boston assumed that the information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the contributed entities and El Sitio. In addition, Credit Suisse First Boston relied upon, without independent verification, the assessment of the managements of the contributed entities and El Sitio as to (1) the contributed entities' and El Sitio's existing technology and products and the validity of, and risks associated with, the contributed entities' and El Sitio's future technology and products, (2) their ability to integrate the businesses of the contributed entities and El Sitio and (3) their ability to retain key employees of the contributed entities and El Sitio.

     Credit Suisse First Boston assumed that the rights (other than rights to nominate specified directors) of each of the Claxson Class C common shares, the Claxson Class H common share and the Claxson Class F common shares are equivalent to the rights of each Claxson Class A common share. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the contributed entities or El Sitio, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals.


     Credit Suisse First Boston's opinion was necessarily based on financial, economic, market and other conditions as they existed and could be evaluated, on the date of the opinion. Credit Suisse First Boston did not express any opinion as to the actual value of the Claxson Class A common shares or when they will be issued to the El Sitio shareholders pursuant to the merger or the prices at which the Claxson Class A common shares will trade subsequent to the transaction.


     In preparing its opinion to the board of directors of El Sitio, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses or the narrative description of the analyses could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the contributed entities and El Sitio. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to the contributed entities or El Sitio or the transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other facts that could affect the acquisition, public trading or other values of the companies, business segments or other transactions being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, Credit Suisse First Boston's analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only some of many factors considered by the board of directors of El Sitio in its evaluation of the transaction and should not be viewed as determinative of the views of the board of directors of El Sitio or its management with respect to the merger or the El Sitio exchange ratio.

     The following is a summary of the material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the board of directors of El Sitio at its meeting held on June 26, 2001. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE

DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES. THE SHARE NUMBERS AND OTHER INFORMATION INCLUDED IN THE SUMMARY OF THE FINANCIAL ANALYSIS PERFORMED BY CREDIT SUISSE FIRST BOSTON DO NOT GIVE EFFECT TO EL SITIO'S ONE-FOR-TEN REVERSE SHARE SPLIT, WHICH IS DESCRIBED UNDER "QUESTIONS AND ANSWERS ABOUT THE EL SITIO SHAREHOLDERS MEETING AND THE TRANSACTION," AND WILL NOT RESULT IN ANY CHANGE IN THE PERCENTAGE OF CLAXSON'S OUTSTANDING SHARES THAT EL SITIO'S CURRENT SHAREHOLDERS WILL RECEIVE IN THE TRANSACTION.

     ENTITIES CONTRIBUTED BY IBERO-AMERICAN MEDIA PARTNERS AND CARLYLE/CARLTON

     In order to assess the value of the contributed entities as a whole, Credit Suisse First Boston used a sum-of-the-parts analysis. Under this analysis, Credit Suisse First Boston derived an implied value for each contributed entity individually using various methodologies that it deemed appropriate for examining each business segment and asset analyzed, and then totaled these values to yield a range of implied values for the contributed entities as a whole. Credit Suisse First Boston, as part of its analysis, considered relevant values for:


     - the consolidated businesses of the contributed entities, including all of the pay television businesses and assets contributed by Ibero-American Media Partners and Carlyle/Carlton, excluding Playboy TV International, which we refer to in this proxy statement/prospectus as "Cisneros Television Group", Iberoamerican Radio Holdings Uno S.A., which we refer to as "Radio Chile", and Red de Television Chilevision S.A., which we refer to as "Chilevision"; and


     -  Carlyle/Carlton's ownership interest in Playboy TV International LLC.

The analyses conducted implied a range of "enterprise values", which means equity value plus debt, preferred stock and minority interest less cash and cash equivalents, for each individual contributed entity, which were used to calculate a range of implied enterprise and equity values for the contributed entities as a whole. The range of implied enterprise and equity values for the contributed entities as a whole were used to provide a range of implied exchange ratios, which provided Credit Suisse First Boston with a basis of comparison for the exchange ratio in the proposed transaction. This comparison, though not determinative, aided Credit Suisse First Boston in reaching its determination that the exchange ratio in the proposed transaction was fair, from a financial point of view, to El Sitio's shareholders, other than Ibero-American Media Partners and its affiliates. Credit Suisse First Boston's analysis yielded a range of implied enterprise values of approximately U.S.$445 million to U.S.$530 million and a range of implied equity values of approximately U.S.$344 million to U.S.$429 million for the contributed entities as a whole. The description of the valuation methodology applied to each business segment and asset of the contributed entities analyzed is provided below:

     Cisneros Television Group

     Credit Suisse First Boston performed a discounted cash flow analysis of Cisneros Television Group's business in order to calculate Cisneros Television Group's implied enterprise value. The discounted cash flow analysis was based upon a calculation of the present value of the expected future cash flows projected over the period beginning January 1, 2001 and ending December 31, 2005 by using discount rates ranging from 18.0% to 20.0% and terminal multiples ranging from 9.0x to 11.0x for estimated EBITDA, which is earnings before interest, taxes, depreciation and amortization expense, for 2005. Credit Suisse First Boston also performed an analysis of Cisneros Television Group's consolidated wholly owned cable television channels and separate analyses of each of Cisneros Television Group's two partially-owned cable television channels, AEI Music Latin America and Locomotion, in generating the range of enterprise values for the Cisneros Television Group as a whole. Credit Suisse First Boston's analysis provided a range of implied enterprise values of approximately U.S.$200 million to U.S.$230 million for Cisneros Television Group. This implied range for Cisneros Television Group was added to the sum used to imply the range of enterprise values for the contributed entities as a whole.

     Playboy TV International

     Credit Suisse First Boston performed a discounted cash flow analysis of Playboy TV International's business in order to calculate Playboy TV International's implied enterprise value. The discounted cash flow analysis was based upon a calculation of the present value of the expected future cash flows projected over the period beginning January 1, 2001 and ending December 31, 2006 by using discount rates ranging from 16.0% to 18.0% and terminal multiples of estimated EBITDA for 2005 ranging from 9.0x to 10.0x. Based upon its analysis of the ownership structure of Playboy TV International and agreements between a member of the Cisneros Group and a subsidiary of Playboy Enterprises, Inc. concerning Playboy TV International, in making its analysis, Credit Suisse First Boston ascribed to Carlyle/Carlton 50% of the discounted cash flow value of Playboy TV International, after taking into account the value of Playboy TV Latin America and Carlyle/Carlton's current interest in Playboy TV International, assuming the exercise by an affiliate of Playboy Enterprises, Inc. of its option to increase its stake in Playboy TV International to 50%, and assuming the contribution by Ibero-American Media Partners to Playboy TV International of its 81% interest in Playboy TV Latin America. Credit Suisse First Boston's analysis provided a range of implied enterprise values for Playboy TV International of approximately U.S.$160 million to U.S.$190 million. This implied range for Playboy TV International was added to the sum used to imply the range of enterprise values for the contributed entities as a whole.

     Radio Chile

     As part of its analysis to determine the implied enterprise value of Radio Chile, Credit Suisse First Boston performed a discounted cash flow analysis, comparable companies analysis and selected transaction analysis of Radio Chile's business. Each of these analyses individually yielded a range of enterprise values from which Credit Suisse First Boston was able to derive an overall range of implied enterprise values for Radio Chile of approximately U.S.$70 million to U.S.$90 million. This range for Radio Chile was added to the sum used to imply the range of enterprise values for the contributed entities as a whole.

     Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis of Radio Chile's business using projections for the period beginning January 1, 2001 and ending December 31, 2005. Credit Suisse First Boston estimated the discounted cash flow value of Radio Chile by using discount rates ranging from 15.0% to 16.0% and terminal multiples of estimated EBITDA for 2005 ranging from 7.0x to 8.0x. This analysis provided a range of implied enterprise values for Radio Chile of approximately U.S.$65 million to U.S.$131 million.

     Selected Comparable Companies Analysis. Credit Suisse First Boston reviewed and compared selected financial information of Radio Chile with corresponding financial information and public market multiples of selected publicly traded companies that Credit Suisse First Boston deemed appropriate and comparable to Radio Chile's business. Credit Suisse First Boston examined the following selected publicly traded companies:

     - The following one large-cap U.S. radio broadcasting and outdoor advertising company:

       -  Clear Channel Communications, Inc.

     -  The following six mid-cap U.S. radio broadcasting companies:

       -  Beasley Broadcasting Group;

       -  Citadel Communications Corp.;

       -  Cox Radio, Inc.;

       -  Emmis Broadcasting Corp.;

       -  Entercom Communications Corp.; and

       -  Saga Communications Corp.

     - The following three U.S. ethnic and urban oriented broadcasting companies:

       -  Entravision Corp.;

       -  Hispanic Broadcasting Corp.; and

       -  Radio One, Inc.

     -  The following three Mexican television and radio broadcasting companies:

       -  Grupo Televisa S.A.;

       -  TV Azteca, S.A. de C.V.; and

       -  Grupo Radio Centro S.A.

     For each of the selected comparable companies, Credit Suisse First Boston analyzed its enterprise value expressed as a multiple of estimated EBITDA for 2001. This analysis indicated the ranges and means for multiples set forth below, and Credit Suisse First Boston considered these multiples in relation to Radio Chile's financial information. This analysis provided a range of implied enterprise values for Radio Chile of approximately U.S.$68 million to U.S.$89 million.

                                          SELECTED COMPANIES    SELECTED COMPANIES    SELECTED COMPANIES
                                                 HIGH                  LOW                   MEAN
                                          ------------------    ------------------    ------------------
Large-Capitalization U.S.
  Broadcasters..........................        20.3x                 20.3x                 20.3x
Mid-Capitalization U.S. Broadcasters....        22.0x                 12.0x                 16.9x
U.S. Ethnic and Urban Broadcasters......        27.6x                 20.0x                 24.6x
Mexican Broadcasters....................         7.4x                  4.7x                  6.2x

     Selected Transactions Analysis. Credit Suisse First Boston examined certain information relating to selected transactions in the broadcasting industry since February 1998 which Credit Suisse First Boston deemed appropriate and similar to the current transaction with respect to Radio Chile's business, including:

     - The following transactions involving U.S. radio broadcasting and outdoor advertising companies:

       -  Radio One, Inc./Blue Chip Broadcasting, Inc.

       -  FLCC Holdings Inc. (Forstmann Little & Co.)/Citadel Broadcasting
          Company

       -  Viacom Inc./Infinity Broadcasting Corporation

       -  Emmis Communications Corp./Hearst-Argyle Television, Inc.;

       -  Beasley Broadcasting Corp./Centennial Communications Corporation;

       -  Citadel Communications Corp./Dick Communications;

       -  Entravision Communications Corp./Z-Spanish Media;

       -  Radio One, Inc./Clear Channel Communications, Inc.;

       -  Infinity Broadcasting Corp./Clear Channel Communications, Inc.;

       -  Cox Radio, Inc./Clear Channel Communications, Inc.;

       -  Emmis Communications Corp./Sinclair Broadcast Group, Inc.;

       -  Clear Channel Communications, Inc./AMFM, Inc.;

       -  Entercom Communications Corp./Sinclair Broadcast Group, Inc.;

       -  Clear Channel Communications, Inc./Jacor Communications, Inc.;

       -  Chancellor Media/Capstar Broadcasting Partner; and

       -  Capstar Broadcasting Partner/SFX Broadcasting, Inc.

     - The following transactions involving Latin American broadcasting companies:

       -  Grupo Televisa S.A./Grupo Air (transaction did not close)

       -  El Foco S.A./San Isidro Labrador Radio Difusora de la Plata, Desup
          S.A.;

       -  Emmis Communications Corp./Votionis S.A.;

       -  Uno Multimedios S.A./Radio Emisora Cultural, S.A. de C.V.;

       -  Radio Chile/eight Chilean radio stations;

       -  Clear Channel Communications, Inc./Grupo Acir Communications; and

       - Chancellor Media Corporation/Grupo Radio Centro S.A. (transaction did not close).

     This analysis indicated that for the selected transactions for which transaction pricing, performance data and projections were available, enterprise value as a multiple of estimated EBITDA adjusted for corporate expenses for the year subsequent to the announcement of the transaction, where available, for the U.S. broadcasting transactions ranged from a low of 13.4x to a high of 22.9x (with a mean of 17.5x). Enterprise value as a multiple of estimated EBITDA for the year, subsequent to announcement of the transaction, where available, for the Latin American broadcasting transactions ranged from a low of 6.8x to a high of 14.5x (with a mean of 9.4x). This analysis provided a range of implied enterprise values for Radio Chile of approximately U.S.$73 million to U.S.$94 million.

     Chilevision

     As part of its analysis to determine the implied enterprise value of Chilevision, Credit Suisse First Boston performed a discounted cash flow analysis, comparable companies analysis and selected transaction analysis of Chilevision's business. Each of these analyses individually yielded a range of enterprise values from which Credit Suisse First Boston was able to derive an overall range of implied enterprise values for Chilevision of approximately U.S.$15 million to U.S.$20 million. This range for Chilevision was added to the sum used to imply the range of enterprise values for the contributed entities as a whole.

     Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis of Chilevision's business. Credit Suisse First Boston analyzed Chilevision's business using projections for the period beginning January 1, 2001 and ending December 31, 2007. Credit Suisse First Boston estimated the discounted cash flow value of Chilevision by using discount rates ranging from 15.0% to 16.0% and a multiple of estimated EBITDA for 2007 ranging from 5.0x to 6.0x. This analysis provided a range of implied enterprise values for Chilevision of approximately U.S.$15 million to U.S.$33 million.

     Selected Comparable Companies Analysis. Credit Suisse First Boston reviewed and compared selected financial information of Chilevision with corresponding financial information and public market multiples of selected publicly traded companies Credit Suisse First Boston deemed appropriate and comparable to Chilevision's business. Credit Suisse First Boston examined the following selected publicly traded companies:

     -  The following four U.S. television broadcasting companies:

       -  Hearst-Argyle Television, Inc.;

       -  Granite Broadcasting Corporation;

       -  Sinclair Broadcast Group, Inc.; and

       -  Young Broadcasting, Inc.

     -  The following two Mexican television broadcasting companies:

       -  Grupo Televisa S.A.; and

       -  TV Azteca, S.A. de C.V.

     Credit Suisse First Boston analyzed, for each company, its enterprise value expressed as a multiple of estimated EBITDA for 2001. This analysis indicated the ranges and means for multiples set forth below, and Credit Suisse First Boston considered these multiples in relation to Chilevision's financial information. This analysis provided a range of implied enterprise values for Chilevision of approximately U.S.$9 million to U.S.$12 million.

                                          SELECTED COMPANIES    SELECTED COMPANIES    SELECTED COMPANIES
                                                 HIGH                  LOW                 MEAN(1)
                                          ------------------    ------------------    ------------------
U.S. Television Broadcasters............        139.7x                 9.7x                 11.3x
Mexican Television Broadcasters.........          7.4x                 6.4x                  6.9x

---------------

(1) Selected Companies Mean for U.S. television broadcasting companies excludes Granite Broadcasting Corporation.

     Selected Transactions Analysis. Credit Suisse First Boston examined certain information relating to selected transactions in the television broadcasting industry since April 1998 which Credit Suisse First Boston deemed appropriate and similar to the current transaction with respect to Chilevision's business. The selected transactions examined were:

     -  Univision Communications Inc./USA Broadcasting, Inc.

     -  Hearst-Argyle Television Inc./Imes Communications

     -  The News Corporation Limited/Chris-Craft Industries, Inc.

     -  Emmis Communications Corp./Lee Enterprises Incorporated;

     -  Young Broadcasting, Inc./KRON-TV;

     -  CBS Corporation/Gaylord Entertainment;

     -  Fisher Companies, Inc./Retlaw Enterprises, Inc.;

     -  Sinclair Broadcasting Group, Inc./Guy Gannett TV;

     -  Meredith Corp./Tribune Co.;

     -  Meredith Corp./Kelly Broadcasting Systems, Inc.;

     -  Hearst-Argyle Television, Inc./Kelly Broadcasting Systems, Inc.;

     -  Chancellor Media Corporation/Lin Television Corporation;

     -  Emmis Communications Corp./SF Broadcasting;

     -  Hearst-Argyle Television Corporation/Pulitzer;

     -  Sinclair Broadcasting Corp./River City Broadcasting, L.P.; and

     -  Emmis Communications Corp./Wabash Valley Broadcasting.

     This analysis indicated that for the selected transactions for which transaction pricing, performance data and projections were available, enterprise value as a multiple of EBITDA for the year subsequent to the announcement of the business combination transaction ranged from a low of 9.8x to a high of 21.3x (with a mean of 15.3x). This analysis provided a range of implied enterprise values for Chilevision of approximately U.S.$10 million to U.S.$13 million.

     EL SITIO

     As part of its analysis, Credit Suisse First Boston conducted a historical stock price analysis, a comparable companies analysis and a selected transactions analysis. Each of these analyses provided a range of implied equity values for El Sitio, which was then compared to the range of implied enterprise values resulting from the analysis of the contributed entities described above. This comparison provided a range of implied exchange ratios to compare to the exchange ratio in the proposed transaction. This comparison, though not determinative, aided Credit Suisse First Boston in reaching its determination that the exchange ratio in the proposed transaction was fair, from a financial point of view, to El Sitio shareholders, other than Ibero-American Media Partners and its affiliates.

     Historical Share Price Analysis for El Sitio

     Credit Suisse First Boston analyzed the prices at which El Sitio common shares traded from June 22, 2000 through June 22, 2001. Credit Suisse First Boston noted that, during this period, the high closing price for El Sitio common shares was U.S.$7.81 on July 6, 2000, and the low closing price for El Sitio common shares was U.S.$0.41 on May 30, 2001. Based on the closing price for the common shares of U.S.$0.44 on June 22, 2001, Credit Suisse First Boston implied an equity value of El Sitio of U.S.$20 million by calculating the product of the number of outstanding fully diluted common shares of El Sitio and the closing share price as of that date. Credit Suisse First Boston compared this implied equity value with the range of implied equity values of the contributed entities referred to above and concluded that this comparison resulted in an implied exchange ratio of 0.046 to 0.058 Class A common shares of Claxson for each common share of El Sitio. Credit Suisse First Boston noted that the range of implied exchange ratios was lower than the exchange ratio of one Class A common share of Claxson for each common share of El Sitio provided for in the proposed transaction.

     Selected Comparable Companies Analysis for El Sitio

     Credit Suisse First Boston compared selected financial, operating and stock market data of El Sitio to corresponding data of the following three publicly traded companies in the portal industry in Ibero America:

     -  StarMedia Network, Inc.;

     -  America Online Latin America, Inc.; and

     -  Terra Networks S.A.

     Credit Suisse First Boston compared enterprise values for these companies as a multiple of estimated revenue for calendar year 2001. Estimated financial data for El Sitio was based on publicly available research analysts' estimates, when available, and internal company projections. This analysis indicated the following implied median and mean multiples for the peer group of companies, (not including El Sitio):

                                                         MULTIPLE OF ENTERPRISE VALUE
                                                          TO ESTIMATED 2001 REVENUE
                                                         ----------------------------
PORTAL COMPANIES IN IBERO AMERICA:
  Median.............................................                3.6x
  Mean...............................................               10.3x

     In assessing the implied enterprise value of El Sitio, Credit Suisse First Boston applied reference range multiples to internal company estimates for El Sitio's revenue for 2001. This analysis indicated a reference range for the equity value of El Sitio, taking into account the estimated proceeds from the sale of El Sitio's internet service provider subscribers, of approximately U.S.$66 million to U.S.$75 million and based on the range of implied equity values of the contributed entities referred to above indicated an implied exchange ratio of 0.153 to 0.219 Class A common shares of Claxson for each El Sitio common share, as compared to an exchange ratio of one Class A common share of Claxson for each common share of El Sitio provided for in the proposed transaction.

     Selected Transactions Analysis for El Sitio

     Credit Suisse First Boston analyzed the publicly available financial terms of the following twenty publicly announced stock-for-stock transactions involving companies in the Internet industry which Credit Suisse First Boston deemed appropriate and similar to the current transaction:

     -  Autobytel.com Inc./Autoweb.com, Inc.;

     -  Universal Music Group/Emusic.com Inc.;

     -  Primedia Inc./About.com, Inc.;

     -  Global Sports, Inc./Fogdog, Inc.;

     -  CNET Networks, Inc./Ziff-Davis Inc. (ZDNet common stock);

     -  Earthlink, Inc./One Main.com, Inc.;

     -  Terra Networks S.A./Lycos, Inc.;

     -  Healtheon/WebMD Corporation/OnHealth Network Company;

     -  America Online, Inc./Time Warner, Inc.;

     -  Mail.com, Inc./NetMoves Corporation;

     -  Digital Insight Corporation/nFront, Inc.;

     -  CMGI, Inc./Flycast Communications Corporation;

     -  CMGI, Inc./Adforce, Inc.;

     -  @Home Corporation/iMall, Inc.;

     -  DoubleClick, Inc./Abacus Direct Corporation;

     -  Yahoo! Inc./Broadcast.com Inc.;

     -  Yahoo! Inc./GeoCities;

     -  @Home Corporation/Excite, Inc.;

     -  Compaq Computer Corp./Shopping.com; and

     -  America Online, Inc./Netscape Communications Corporation.

     Credit Suisse First Boston also reviewed broader groups of 39 Internet transactions and 225 technology transactions in order to determine the median premium paid to the stockholders of the target in each transaction. The median premiums suggested by the selected transactions were applied to El Sitio's share price of U.S.$0.44 as of June 22, 2001 to determine a range of implied stock prices for El Sitio. This range of implied stock prices multiplied by the number of outstanding fully diluted common shares of El

Sitio provided the basis for calculating the implied equity value for El Sitio under this analysis. The results of this analysis are as follows:

                                                            PREMIUMS PAID IN PRECEDENT INTERNET/
                                                                 TECHNOLOGY TRANSACTIONS(1)
                                                    -----------------------------------------------------
                                                     90       60       30       10
                                                    DAYS     DAYS     DAYS     DAYS     MARKET    AVERAGE
                                                    -----    -----    -----    -----    ------    -------
20 SELECTED PRECEDENT STOCK-FOR-STOCK INTERNET
TRANSACTIONS
Median premium/(discount).........................   37.2%    49.5%    50.0%    62.7%    44.0%      48.7%
Implied El Sitio share price(2)...................  $0.60    $0.66    $0.66    $0.72    $0.63      $0.65
39 PRECEDENT STOCK-FOR-STOCK INTERNET TRANSACTIONS
Median premium/(discount).........................   33.2%    45.4%    44.1%    44.2%    37.0%      40.8%
Implied El Sitio share price(2)...................  $0.59    $0.64    $0.63    $0.63    $0.60      $0.62
225 PRECEDENT STOCK-FOR-STOCK TECHNOLOGY
  TRANSACTIONS
Median premium/(discount).........................   30.1%    35.2%    35.8%    33.6%    28.0%      32.5%
Implied El Sitio share price(2)...................  $0.57    $0.59    $0.60    $0.59    $0.56      $0.58

---------------
(1) Premium to average exchange ratio (premium to an average share price when cash was part of the consideration) for 90, 60, 30 and 10 days prior to, and as of market close on day prior, to announcement of transaction.

(2) Implied El Sitio share price using median premium/(discount) for precedent transactions and El Sitio share price of U.S.$0.44 as of June 22, 2001.

     This analysis indicated a reference range for the equity value of El Sitio of approximately U.S.$26 million to U.S.$30 million and based on the range of implied equity values of the contributed entities referred to above indicated an implied exchange ratio of 0.061 to 0.086 Class A common shares of Claxson for each common share of El Sitio, as compared to an exchange ratio of one Class A common share of Claxson for each common share of El Sitio provided for in the proposed transaction.

MISCELLANEOUS

     El Sitio has agreed to pay Credit Suisse First Boston for its financial advisory services customary fees totaling U.S.$4,500,000. Credit Suisse First Boston has received U.S.$1,250,000 of these fees, and the remainder will be paid upon consummation of the transaction. El Sitio also agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the U.S. federal securities laws, arising out of its engagement.

     Credit Suisse First Boston and its affiliates have in the past provided financial services to El Sitio for which it has received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt securities of Ibero-American Media Partners and its affiliates and the debt and equity securities of El Sitio or Claxson for its own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

REGULATORY MATTERS

     U.S. ANTITRUST REGULATIONS

     The parties to the transaction believe that the transaction does not trigger any filing or notification obligations under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related rules.

     ARGENTINA

     Under Argentine law, notice of the transaction must be filed with the National Commission for the Defense of Competition, which is known as the "CNDC", within one week after completion of the transaction. The CNDC will have 45 days following the filing to issue a resolution concerning the transaction. If the CNDC requests additional information from the parties during this period, the 45-day period will be suspended until the parties provide the requested information. The 45-day period may also be extended if other Argentine regulatory authorities intervene or if the CNDC deems an extension necessary for it to review the transaction in greater detail.

     After completion of the transaction, if the CNDC decides not to grant approval for the transaction, the CNDC has the power to order the parties to unwind the transaction with respect to assets in Argentina, or to impose conditions on the parties in order to eliminate the effects of the transaction considered by the CNDC to be contrary to the Argentine antitrust regulations. In this case, the parties may either comply with these conditions or desist from the transaction as it concerns Argentina. If the CNDC does not approve the transaction or requires any of these measures, Claxson may challenge the CNDC's determination in court.

     The parties to the transaction cannot assure you that the CNDC will not challenge the transaction, or that a challenge to a decision of the CNDC approving the transaction will not be made by private parties or, if such challenges were to be made, what the outcome would be.

     BRAZIL

     As required under Brazilian law, on November 22, 2000, Ibero-American Media Partners and El Sitio jointly filed notice of the transaction with the Economic Policy Secretariat, Ministry of Finance, which is known as the "SEAE", the Economic Law Office, Ministry of Justice and the Administrative Council for Economic Defense, which is known as the "CADE". On December 6, 2000 and January 26, 2001, the SEAE requested additional information concerning the markets in which El Sitio participates. The parties presented the requested information to the SEAE on December 18, 2000 and February 14, 2001, respectively. On April 10, 2001, the SEAE requested additional information regarding El Sitio's subsidiaries and principal shareholders, subsidiaries and investments of Hicks Muse in the markets where El Sitio has operations, and information regarding a prior transaction involving a subsidiary of El Sitio. The parties responded to the SEAE's request on May 31, 2001. Unless the CADE issues a specific order to suspend the transaction, Brazilian law does not prohibit the completion of the transaction before approval is granted.

     In the event the CADE does not approve the transaction, the CADE may, among other measures, require dissolution, a spin-off of part of Claxson, a sale of assets, partial cessation of Claxson's activities, or any other action that eliminates the effects of the transaction considered by the CADE to be detrimental to the economic policy of Brazil. If the CADE does not approve the transaction or requires any of these measures, Claxson may challenge the CADE's determination in court.

     The parties to the transaction cannot assure you that the CADE will not challenge the transaction, or that a challenge to a decision of the CADE approving the transaction will not be made by private parties or, if such challenge were to be made, what the outcome would be.

     CHILE


     A new Chilean law, enacted on June 4, 2001, includes provisions that may be relevant to the transaction and the ongoing operations of Claxson's Chilean broadcast businesses. The new law provides that any change in ownership or control of a broadcast business must be reported to the relevant Chilean authorities within 30 days from its occurrence. The change in ownership is also subject to approval of the Chilean authorities who must issue a report regarding the impact on the media market of the change of control. If this report is not issued within 30 days from the filing of the application it will be deemed that the authorities have no objections. The parties believe that the Claxson transaction does not trigger the filing requirements under the new Chilean law. If the Chilean authorities do not approve the transaction, Claxson may challenge the Chilean authorities' determination in court.


     OTHER NON-U.S. REGULATORY APPROVALS

     Each of El Sitio and each of the businesses being contributed to Claxson in the transaction conducts operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the transaction. El Sitio and Ibero-American Media

Partners are currently in the process of reviewing whether filings or approvals may be required or desirable in these other jurisdictions.

     It is possible that governmental entities having jurisdiction over Claxson, El Sitio, Ibero-American Media Partners or Carlyle/Carlton may seek concessions as conditions for granting approval of the transaction. The parties to the transaction cannot assure you that the required regulatory approvals will be obtained on terms that satisfy the conditions to closing of the transaction or within the time frame contemplated by the parties to the transaction.

ACCOUNTING MATTERS

     Claxson will record the transaction using the "purchase" method of accounting for business combinations. In addition, Playboy TV International will be accounted for using the "equity" method of accounting. See "Unaudited Pro Forma Combined Financial Information".

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES

     The Class A common shares of Claxson to be issued in the transaction to El Sitio shareholders will be registered under the U.S. Securities Act of 1933. These Class A common shares will be freely transferable under the Securities Act, except for Class A common shares issued to any person who is an affiliate of El Sitio. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with El Sitio and may include some of its directors and executive officers, as well as principal shareholders. Affiliates may not sell their Class A common shares of Claxson acquired in the transaction except pursuant to the following:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     -  an exemption under Rule 145(d) under the Securities Act; or

     -  any other applicable exemption under the Securities Act.

     As an inducement to Ibero-American Media Partners and Newhaven Overseas Corp. (which has assigned its rights and obligations under the combination agreement to Carlyle/Carlton) to enter into the combination agreement, the principal shareholders of El Sitio have agreed that they will not sell the Class A common shares received by them in connection with the transaction for a period of 180 days after the effective time of the transaction.

INTERESTS OF EL SITIO DIRECTORS AND EXECUTIVE OFFICERS IN THE TRANSACTION

     When considering the recommendation of El Sitio's board of directors, you should be aware that some El Sitio directors, executive officers and principal shareholders have interests in the transaction that are different from, or are in addition to, your interests. These interests include the following:

     - Each of Carlyle/Carlton, Hicks Muse and a group of El Sitio's principal shareholders will be entitled to designate members of Claxson's board of directors, all as described under Claxson's amended and restated memorandum and articles of association. See "Description of Share Capital of Claxson -- Board of Directors of Claxson".


     - Roberto Vivo-Chaneton, El Sitio's chairman of the board, will be chairman and chief executive officer of Claxson; Roberto Cibrian-Campoy, El Sitio's chief executive officer, will be executive vice president -- Claxson digital channel; Horacio Milberg, El Sitio's chief financial officer, will be chief financial officer of Claxson; and Leandro Anon, El Sitio's chief operating officer, will be chief operating officer -- Internet of Claxson.


     - Mr. Vivo-Chaneton has been offered an employment agreement with Claxson, and the other executive officers of Claxson may also be offered employment agreements after completion of the transaction. In addition, Mr. Vivo-Chaneton is entitled to receive an initial grant of share options equal to no less than 1% of the fully diluted Class A common shares of Claxson as of the effective time of the transaction. See "Other Transaction Agreements -- Employment Agreements".

     - Directors and executive officers of El Sitio collectively hold share options to purchase an aggregate of 221,200 El Sitio common shares at an average exercise price of U.S.$85.70 per share, in each case as adjusted for the one-for-ten reverse share split. Upon completion of the transaction, each outstanding option to purchase common shares of El Sitio will be converted into an option to purchase Class A common shares of Claxson at the same per share exercise price and on the same terms and conditions. As a result of the completion of the transaction, substantially all unvested outstanding options, totaling 170,740 share options in the aggregate, to purchase common shares of El Sitio held by directors and executive officers of El Sitio will immediately vest and become fully exercisable. The substantial portion of these options will remain exercisable for six months following the closing of the transaction. However, approximately 21,824 share options will remain exercisable for eight years following the closing of the transaction. In addition, an aggregate of 23,000 share options held by directors and executive officers will not vest or become exercisable until 180 days after the completion of the transaction.

     - Some directors, executive officers and principal shareholders of El Sitio have, or hold interests in affiliates or other entities that have, entered into related party transactions with El Sitio and/or the other parties to the transaction or their respective affiliates. See "Related Party Transactions".

     - Directors and executive officers of El Sitio will also be entitled to indemnification and insurance coverage, as discussed below.

INSURANCE

     The combination agreement provides that for at least six years after the transaction is completed, Claxson is required to maintain in effect El Sitio's existing directors' and officers' liability insurance, or to provide insurance containing terms and conditions which are not materially less advantageous, covering matters or events occurring prior to completion of the transaction. However, Claxson is not required to pay an annual premium for this insurance in excess of 150% of the annual premiums currently being paid by El Sitio.

MATERIAL CONTACTS AMONG IBERO-AMERICAN MEDIA PARTNERS, CARLYLE/CARLTON AND EL SITIO

     The transaction is a material related party transaction being entered into among El Sitio, Ibero-American Media Partners and Carlyle/Carlton, and their respective affiliates.

     Since the beginning of 1997, in addition to the proposed transaction, there have been numerous relationships and agreements among Ibero-American Media Partners, members of the Cisneros Group and Hicks Muse, and their respective affiliates. These relationships and agreements are described in this proxy statement/prospectus under "Related Party Transactions".

LISTING OF CLASS A COMMON SHARES ON THE NASDAQ NATIONAL MARKET

     Application has been made to list the Class A common shares of Claxson to be issued to El Sitio shareholders on The Nasdaq National Market under the symbol "XSON", subject to official notice of issuance prior to completion of the transaction. Claxson cannot assure you that the Class A common shares will be approved for listing on The Nasdaq National Market. Claxson's Class A common shares may not be listed on The Nasdaq National Market if these shares fail to meet any listing criterion, including, among others, a minimum U.S.$1.00 market price. If Claxson is unable to list its Class A common shares on The Nasdaq National Market, there will be no established trading market for these shares, and it is possible that no active trading market would develop for these shares.

DELISTING AND DEREGISTRATION OF EL SITIO COMMON SHARES

     If the transaction is completed, the common shares of El Sitio will be delisted from The Nasdaq National Market and will no longer be registered under the U.S. Securities Exchange Act of 1934. The common shares of El Sitio may also be delisted because the bid price for these shares has since early April 2001 failed to close above U.S.$1.00. El Sitio understands that it will have an opportunity to appeal any proposed delisting during a period which typically extends for approximately 30 days (i.e., into mid-September 2001).

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

                           THE COMBINATION AGREEMENT


     The following is a summary of the material provisions of the combination agreement, as amended by Amendment No. 1 and Amendment No. 2 to the combination agreement. You are urged to read carefully the combination agreement in its entirety, a copy of which is annexed as Annex A and incorporated by reference in this proxy statement/prospectus.


GENERAL

     The combination agreement provides that a wholly owned subsidiary of Claxson will merge with El Sitio. Upon completion of the merger, each common share of El Sitio will be exchanged for one Class A common share of Claxson. El Sitio will survive the transaction as a wholly owned subsidiary of Claxson. The combination agreement also provides for the following:

     - Ibero-American Media Partners will contribute to Claxson all of the common shares of Imagen in exchange for 5,851,544 Class A common shares of Claxson;


     - Ibero-American Media Partners will contribute to Claxson all of the common shares of its wholly owned subsidiaries, Iberoamerican Media Holdings Chile S.A., Canal Joven S.A., Morehaven Investments, Inc., Ibero-American Media Partners (El Sitio) Investments Ltd. and Kedar Enterprises Ltd. in exchange for 7,181,849 Class A common shares of Claxson, of which Ibero-American Media Partners granted 50,000 shares to its employees as restricted shares. Claxson will also issue one Class C common share to each of Carlyle and Carlton and one Class H common share to Hicks Muse; and


     - Carlyle/Carlton will contribute to Claxson all of their common shares in Rainbow Heights International, Ltd., AEI Collingham Holdings Co. Ltd., Ibero-American Media Management, Inc., Playboy TV International, VSI US Inc. and ARTISTdirect, Inc. in exchange for 1,797,709 Class A common shares of Claxson.

     The subsidiaries of Ibero-American Media Partners and Carlyle/Carlton named above constitute the businesses being contributed by Ibero-American Media Partners and Carlyle/Carlton to Claxson. These businesses are described under "Claxson's Business".

     In addition, the combination agreement provides that the following group of El Sitio's principal shareholders, which are referred to in this proxy statement/prospectus as the "El Sitio founders", will each be issued one Class F common share of Claxson in exchange for U.S.$1.00 for each such share: IMPSAT Fiber Networks; Militello Limited; RC Limited; SLI.com Inc.; Tower Plus International; Roberto Vivo-Chaneton; and Roberto Cibrian-Campoy.

     As a result of the issuance by Claxson of its Class C, H and F common shares as described above, Carlyle/Carlton, Hicks Muse and the El Sitio founders, as the holders of these shares, will have the right to designate four, three and one member of Claxson's board of directors, respectively, as will be provided in Claxson's amended and restated memorandum and articles of association upon completion of the transaction.

     The closing of the transaction and the above-listed contributions will occur on the first business day after the last of the conditions set forth in the combination agreement have been satisfied or waived, or at another time as Ibero-American Media Partners, Carlyle/Carlton and El Sitio agree. As soon as practicable after the closing, Ibero-American Media Partners, Carlyle/Carlton and El Sitio will deliver articles of merger to the Registrar of Companies of the British Virgin Islands for filing. The transaction and the contributions will become effective upon the filing of the articles of merger or at such later time, not exceeding 30 days, as stated in the articles of merger. The parties to the transaction currently expect that the closing of the transaction will take place in the third quarter of 2001. However, because the transaction is subject to governmental approvals and other customary conditions, El Sitio and the other parties to the transaction cannot assure you as to the actual timing.

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

REPRESENTATIONS AND WARRANTIES

     The combination agreement contains customary representations and warranties of Ibero-American Media Partners, Carlyle/Carlton and El Sitio relating to, among other things:

     -  corporate organization and power and similar corporate matters;

     -  subsidiaries;

     -  capital structure;

     -  indebtedness;

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities or third parties relating to, the combination agreement and related matters;

     - the absence of any conflicts or violations of each party's governing documents or agreements as a result of the transaction or the combination agreement;

     - in the case of El Sitio, the accuracy of information contained in documents filed with the U.S. Securities and Exchange Commission, as well as the absence of undisclosed liabilities;

     - the accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part;

     - the approval of the transaction and related matters by the boards of directors of Ibero-American Media Partners, Carlyle/Carlton and El Sitio;

     -  absence of material changes or events;

     -  compliance with applicable laws;

     -  filing of tax returns and payment of taxes;

     -  in the case of El Sitio, the required shareholder vote;

     - the engagement and payment of fees of brokers, investment bankers, finders and financial advisors;

     -  intellectual property;

     - the disclosure of and validity of material contracts to which Ibero-American Media Partners, Carlyle/Carlton, El Sitio or their respective subsidiaries are a party and the absence of conflicts between such contracts and the combination;

     -  employee benefits and related matters;

     -  maintenance of insurance;

     -  ownership and condition of material properties and assets;

     -  disclosure of related party transactions; and

     -  existing and pending litigation.

     Under Amendment No. 1 to the combination agreement, the representations and warranties made by the parties must be accurate only as of the date of the Amendment and will not survive beyond completion of the transaction. Amendment No. 1 to the combination agreement eliminated the requirement that the representations and warranties continue to be accurate through the closing date of the transaction and also eliminated the reciprocal indemnification provisions for any violation of these representations and warranties that was provided for in the original combination agreement.

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

CONDITIONS TO THE COMPLETION OF THE TRANSACTION

     Each party's obligation to effect the transaction is subject to the satisfaction or waiver of various conditions which include the following:

     - no extraordinary adverse change, as defined below, having occurred with respect to the businesses being contributed to Claxson by the other parties to the transaction;

     - the requisite El Sitio shareholders having approved the merger of a newly-formed subsidiary of Claxson with El Sitio as part of the transaction;

     - any waiting period applicable to the transaction under applicable antitrust laws having expired or having been terminated;

     - no laws being adopted or promulgated and no temporary restraining order, preliminary or permanent injunction or other order issued by any court or other governmental entity of competent jurisdiction being in effect that makes the transaction illegal or otherwise prohibits the consummation of the transaction;

     - the registration statement on Form F-4, of which this proxy statement/prospectus is a part, having been declared effective by the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 and not having been the subject of any stop order and no proceedings seeking a stop order having been initiated or threatened; and

     - receipt of all material governmental approvals and third party consents necessary for completion of the transaction.

     In addition, each party's obligation to effect the transaction is further subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of the other parties in the combination agreement being true and correct on and as of the date of Amendment No. 1 to the combination agreement, except where the failure of these representations and warranties to be true and correct, individually or in the aggregate, would not have a material adverse effect on the party making the representations and warranties;

     - the other parties to the combination agreement having performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it on or before the date on which the transaction is to be completed, and that party having provided a certificate of a senior executive and a senior financial officer to that effect;

     - in the case of Carlyle/Carlton, Carlyle/Carlton having received from Wachtell, Lipton, Rosen & Katz, U.S. counsel to Carlyle/Carlton, on the date on which the transaction is to be completed, a written opinion to the effect that, for U.S. federal income tax purposes, the reorganization of Ibero-American Media Partners will qualify as a reorganization within the meaning of Section 368(a) and an exchange under Section 351 of the U.S. Internal Revenue Code of 1986; and

     - in the case of Hicks Muse, their having received from Clifford Chance Rogers & Wells LLP, U.S. counsel to Hicks Muse, on the date on which the transaction is to be completed, a written opinion to the effect that the reorganization of Ibero-American Media Partners will constitute a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986.

     Each of the above-listed conditions is waivable by the party or parties whose obligations to complete the transaction are so conditioned, except to the extent the condition must be satisfied in order to comply with applicable law. El Sitio's board of directors intends to resolicit approval of the transaction by its shareholders if any party waives a material condition set forth in the combination agreement.

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

     The combination agreement, as amended by Amendment No. 1, provides that an "extraordinary adverse change", when used with respect to Ibero-American Media Partners, Carlyle/Carlton or El Sitio, means:

     - the incurrence or existence of any liability or obligation, or any group of directly related additional liabilities or obligations, of any nature (whether accrued, absolute, contingent or otherwise) which is or are reasonably likely to exceed U.S.$30 million (after taking into account applicable insurance or indemnity recovery rights) and which did not exist or was not disclosed to the other parties as of June 26, 2001, being the date of Amendment No. 1 to the combination agreement; or

     - any change, event or circumstance arising after June 26, 2001 that affects, in a catastrophic or fundamentally adverse way, the manner in which any party conducts, or on its ability to conduct, its business.

NO SOLICITATION

     Under the combination agreement, each of Ibero-American Media Partners, Carlyle/Carlton and El Sitio has agreed that it will not, nor will it permit any of its subsidiaries nor any of the directors and officers of it or its subsidiaries to, and it shall direct and use its reasonable best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly through another person:

     - solicit, initiate, encourage or knowingly facilitate an acquisition proposal (as defined below);

     - have a discussion with or provide confidential information or engage in negotiations regarding an acquisition proposal;

     -  approve or recommend or publicly propose an acquisition proposal; or

     - approve, recommend, propose or enter into a letter of intent or similar arrangement relating to an acquisition proposal.

     These restrictions will not, however, restrict El Sitio's board of directors' ability to comply with applicable securities laws or excuse any party from its obligations under the combination agreement.

     An "acquisition proposal" includes:

     - a transaction to effect a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving El Sitio or its significant subsidiaries;

     - any purchase or sale of substantially all of the consolidated assets of El Sitio and its subsidiaries, taken as a whole; or

     - any purchase or sale of, or tender or exchange offer for, the equity securities of such party that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities that represent substantially all of the total voting power of El Sitio (or of the surviving parent entity in such transaction) or any of its significant subsidiaries.

     El Sitio and its board of directors will be permitted to:

     - have a discussion with or provide confidential information or engage in negotiations regarding an acquisition proposal; or

     - approve or recommend an acquisition proposal that was not solicited by El Sitio to the extent that:

        - the El Sitio board of directors, after consultation with outside counsel, concludes that such action is necessary in order for it to comply with its fiduciary obligations;

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

        - El Sitio provides notice to the other parties to the transaction of any inquiries, proposals or offers received before furnishing any information or data, including the name of the third party and the material terms and conditions of such inquiries, proposals or offers; and

        - El Sitio obtains a customary confidentiality agreement covering any nonpublic information to be disclosed to the third party.

     The combination agreement also provides that each party will promptly advise the other of the status and terms of any competing proposal or any inquiry or request for information relating to that competing proposal and the status and terms of any such discussions or negotiations.

     In connection with the execution of the combination agreement, the holders of a majority of the outstanding El Sitio shares entered into voting agreements with Ibero-American Media Partners, in which these shareholders agreed to vote in favor of the transaction, thus assuring that the transaction will receive the required shareholder approval.

TERMINATION

     The combination agreement may be terminated at any time before the transaction is completed by written agreement of Ibero-American Media Partners, Carlyle/Carlton and El Sitio. In addition, any of Ibero-American Media Partners, Carlyle/Carlton or El Sitio may terminate the combination agreement by notice to the other parties if the transaction has not closed by June 26, 2002 so long as the failure to close is not the result of a breach of the combination agreement by the terminating party. Finally, the combination agreement provides that none of the parties will be liable for any termination fees if another party exercises its right to terminate.

CONDUCT OF BUSINESS PENDING COMPLETION OF THE TRANSACTION

     Each of Ibero-American Media Partners, Carlyle/Carlton and El Sitio has agreed that it will:

     -  confer on a reasonable basis with the other parties;

     - report to the other parties to the extent permitted by law or regulation or any applicable confidentiality agreement on operational matters;

     - in the case of El Sitio, file all reports required to be filed with the U.S. Securities and Exchange Commission;

     - if requested by the other parties and to the extent permitted by law or regulation or any applicable confidentiality agreement, deliver to the other parties copies of all reports, announcements and publications promptly after those requests;

     -  carry on its business diligently and consistent with past practice;

     - preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings, to the extent necessary to prevent any material impairment of its business; and

     - retain the services of its officers, key employees and consultants, to the extent necessary to prevent any material impairment of its business.

     Each of Ibero-American Media Partners, Carlyle/Carlton and El Sitio has agreed that it would conduct its business in compliance with certain specific restrictions relating to:

     -  entering into a new material line of business;

     -  committing to make any capital expenditures, obligations or liabilities;

     -  dividends or other distributions or changes in share capital;

     -  any split, combination or reclassification of any of its share capital;

     - its ability to repurchase, redeem or otherwise acquire any shares of its share capital;

     - the issuance of securities, other than in connection with previously-issued and certain newly-issued options, issuances by a wholly owned subsidiary to such subsidiary's parent or another wholly owned subsidiary;

     - any modification of the memorandum and articles of association or other charter documents and by-laws;

     - any merger, consolidation or similar transaction with another entity or the acquisition of assets of other entities;

     - the sale, lease and disposition of assets, except for sales in the ordinary course of business;

     -  the incurrence or guarantee of indebtedness;

     -  actions jeopardizing the tax treatment of the transaction;

     - compensation of any executive officer or employee of it or any of its subsidiaries;

     -  actions affecting accounting methods and tax elections; and

     -  settlement of material claims.

ASSIGNMENT

     The parties generally may not assign the combination agreement without the written consent of the other parties to the agreement. However, each of Carlyle/Carlton, Hicks Muse and Ibero-American Media Partners may assign its rights under the combination agreement without the permission of El Sitio if:

     - the assignment is to a person to whom substantially all of the assignor's businesses are transferred,

     -  the assignee assumes the assignor's obligations under the agreement; and

     - the assignment does not deprive any other party of its rights under the agreement.

     On December 27, 2000, Newhaven Overseas Corp. assigned its rights and delegated its obligations under the combination agreement to Carlyle/Carlton.

PRE-CLOSING CAPITAL CONTRIBUTIONS FROM CARLYLE/CARLTON AND HICKS MUSE

     Claxson will issue to Carlyle/Carlton and Hicks Muse a total of 15,000,000 preferred shares, par value U.S.$1.00, at a purchase price of U.S.$1.00 per share, as required under the combination agreement. Carlyle/Carlton purchased 8,400,000 preferred shares, and Hicks Muse purchased 6,600,000 preferred shares. The preferred shares have the following terms and conditions:

     -  the preferred shares do not have dividend rights;

     - after the closing of the transaction, the preferred shares will vote with the Claxson Class A common shares, at a conversion ratio per share based upon the fair market value of the El Sitio common shares on the day prior to closing of the transaction;

     - the preferred shares are mandatorily convertible into Class A common shares of Claxson on the earlier of:

       -  an underwritten public offering by Claxson of Class A common shares;
          and

       - 24 months after completion of the transaction at a price per share equal to the purchase price of the preferred shares divided by the greater of U.S.$20.00 and the fair market value of a Class A common share of Claxson on the date of conversion;

     - Carlyle/Carlton and Hicks Muse have the right, beginning 12 months after closing and ending 24 months after completion of the transaction, to convert their preferred shares into a number of

        Class A common shares at a price per share equal to the purchase price of the preferred shares divided by the greater of U.S.$20.00 and the fair market value of a Class A common share of Claxson on the date of conversion; and

     - in the event of a change in control of Claxson, within 24 months after the completion of the transaction, Carlyle/Carlton and Hicks Muse have the option to exchange the preferred shares held by each of them for either:


       - the consideration received in the transaction that resulted in such change in control, as if the preferred shares had been converted into Class A common shares as of such date; or


       -  cash equal to the purchase price paid for the preferred shares.

     The number of Class A common shares into which the preferred shares may be converted cannot be determined because the conversion ratio may fluctuate based upon the market price of the Class A common shares. As a result, the number of shares into which the preferred shares may convert may increase as the price of the Class A common shares decreases, and vice versa.

     Although the conversion ratio may fluctuate along with the fair market value of the Class A common shares, the parties agreed that the voting rights of the preferred shares following completion of the transaction will be fixed, based on the market price of El Sitio common shares on The Nasdaq National Market on the day prior to completion of the transaction. If the closing price of El Sitio common shares on the day prior to closing were U.S.$2.50, which represents the closing price of El Sitio common shares on August 7, 2001 (as adjusted for the one-for-ten reverse share split), the preferred shares would have voting power equivalent to approximately 6,000,000 Class A common shares, or approximately 24.5% of the total voting power of Claxson's share capital. The voting power of the preferred shares will be greater if the pre-closing price of El Sitio common shares is lower, and vice versa.


     In addition to the capital contributions involved in the purchase of the preferred shares, Carlyle/ Carlton and Hicks Muse have agreed to use reasonable best efforts, including offers of credit support, to procure U.S.$10.0 million in debt financing for Ibero-American Media Partners and its subsidiaries. To that effect, El Sitio plans to lend up to a total of U.S.$10.0 million to one or more of the businesses being contributed to Claxson by Ibero-American Media Partners prior to completion of the transaction. These short-term loans will bear interest at a rate of LIBOR plus 1% per annum. Upon completion of the transaction, the obligation would become an obligation of a wholly owned subsidiary of Claxson. If the combination agreement is terminated, the obligation would become due and payable. The parties are currently negotiating the terms of the loan, and there can be no assurance that any agreement will be reached.


     In connection with Amendment No. 1 to the combination agreement, the parties agreed that Carlyle/ Carlton and Hicks Muse will receive prior to or at closing of the transaction an aggregate of U.S.$5.0 million in cash from Claxson, which amount will be adjusted by the amount required to purchase the interest of the minority shareholders in Iberoamerican Media Holdings Chile S.A.

OTHER AGREEMENTS

     Each of Ibero-American Media Partners, Carlyle/Carlton and El Sitio has agreed to use its reasonable best efforts to:

     - take all actions necessary to cause the board of directors of Claxson immediately following the effective time (as defined by the combination agreement) to include three independent directors designated by mutual agreement of the parties, three designees of Hicks Muse, four designees of Carlyle/Carlton and one designee of the El Sitio founders;

     - take all actions and do all things necessary, proper or advisable under applicable laws and regulations to complete the transaction;

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

     - obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any governmental entity that are reasonably necessary to complete the transaction; and

     - cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party.

AMENDMENT; EXTENSION AND WAIVER

     Subject to applicable law, the combination agreement may be amended by the parties in writing at any time, except that after the combination agreement has been approved by El Sitio's shareholders, no amendment that by law or under the rules of The Nasdaq National Market requires further approval by El Sitio's shareholders shall be made without such further approval.

EXPENSES

     If the transaction is completed, all fees and expenses of Ibero-American Media Partners and Carlyle/ Carlton incurred in connection with the transaction, the combination agreement and the transactions contemplated by the combination agreement will be paid by Claxson, including any property or transfer taxes imposed in connection with the contributions upon consummation of the transaction and the contributions. However, El Sitio will pay all fees and expenses incurred by or on its behalf, any and all transfer taxes incurred by it or its subsidiaries in connection with the transaction and the contributions. Claxson will pay all expenses incurred in connection with filing, printing and mailing of this proxy statement/prospectus and the registration statement of which it is a part.

     Ibero-American Media Partners, Carlyle/Carlton and Hicks Muse estimate that they and their subsidiaries will incur fees and expenses in connection with the transaction in an aggregate amount of approximately U.S.$11.5 million.

     El Sitio estimates that it will incur fees and expenses in connection with the transaction in an aggregate amount of approximately U.S.$8.5 million.

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

                          OTHER TRANSACTION AGREEMENTS

     The following is a summary of the material provisions of other agreements related to the combination agreement, including the voting agreements executed by key shareholders of El Sitio and the form of Holdco agreement. While we believe that this summary covers the material provisions of these agreements, it may not contain all of the information that is important to you.

VOTING AGREEMENTS

     In connection with the amended combination agreement, the following principal shareholders of El Sitio entered into amended voting agreements:

     -  Ibero-American Media Partners;

     - IMPSAT Fiber Networks, Inc. which is controlled by the Pescarmona group, of which Sofia Pescarmona, an El Sitio director, is a member;

     - Militello Limited, in which Roberto Vivo-Chaneton, El Sitio's chairman of the board, has a controlling interest;

     - RC Limited, which is wholly owned by Roberto Cibrian-Campoy, El Sitio's chief executive officer, and his wife;

     - SLI.com Inc., in which Guillermo J. Liberman, an El Sitio director, has a controlling interest;

     - Tower Plus International, in which Ricardo Verdaguer, an El Sitio director, has a controlling interest;

     -  Roberto Vivo-Chaneton; and

     -  Roberto Cibrian-Campoy.

     By entering into voting agreements, each of these shareholders has agreed to vote El Sitio common shares owned or held by him, her or it in favor of the transaction. Each of these shareholders has also granted to Ibero-American Media Partners a proxy (in case that shareholder fails for any reason to vote his, her or its common shares in favor of the transaction) with the limited right to vote the common shares of El Sitio owned or held by that shareholder, including any additional common shares of El Sitio acquired after the date of the voting agreements, in favor of the transaction.

     As of June 26, 2001, the El Sitio shareholders who are parties to the voting agreements (excluding Ibero-American Media Partners) together owned 2,016,055 common shares, representing approximately 45% of the outstanding common shares as of that date. All of these common shares are subject to the voting agreements. These El Sitio shareholders have not been, and will not be, paid any additional consideration in connection with the voting agreements. In addition, subsidiaries of Ibero-American Media Partners, which is a party to the voting agreements, beneficially owned 816,455 common shares, representing 18% of the outstanding El Sitio common shares as of that date. Amended voting agreements were executed and delivered concurrently with execution and delivery of Amendment No. 1 to the combination agreement.

     Under the voting agreements, each of these shareholders agrees not to sell common shares and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the combination agreement and the completion of the transaction. As a result of these voting agreements, approval of the transaction by the shareholders of El Sitio is assured.

     Claxson has filed these voting agreements and the amended voting agreements as exhibits to its registration statement for the Class A common shares to be issued in connection with the transaction, of which this proxy statement/prospectus is a part. Please see "Where You Can Find More Information" for instructions on how to obtain copies of these voting agreements.

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

HOLDCO AGREEMENT

     In connection with the closing of the transaction, Claxson, Carlyle/Carlton, Hicks Muse and the El Sitio founders will enter into the Holdco agreement. This agreement contains provisions relating to future sales of Class A common shares of Claxson by some of the parties to that agreement and other matters. The following is a summary of the material provisions of the Holdco agreement. You should carefully read the Holdco agreement in its entirety, a copy of the form of which is attached as Annex B to this proxy statement/prospectus.

     TRANSFER RESTRICTIONS

     Prior to December 31, 2007, neither Carlyle/Carlton nor Hicks Muse may transfer, except in connection with a bring-along transaction, as described below, more than 25% of the Claxson Class A common shares held by the transferor at the closing of the business combination transaction to any persons who are not, or who do not become, parties to the Holdco agreement.

     Either Carlyle/Carlton or Hicks Muse may transfer its shares of Claxson to its corporate affiliates so long as the transferee agrees, in writing and in a form reasonably satisfactory to Claxson and its board of directors, to be bound by the terms of the Holdco agreement. These restrictions do not apply to transfers by the El Sitio founders.

     RIGHT OF FIRST OFFER

     If, after the effective time of the transaction and prior to December 31, 2007, Carlyle/Carlton or Hicks Muse proposes to sell any of its Class A common shares, the other holder, and in certain cases Claxson, will thereafter have a right of first offer to purchase the Class A common shares that are available for sale. The right of first offer will be available as follows:

     - for two weeks, if the proposed sale is for less than 100% of the interest held by either Carlyle/ Carlton or Hicks Muse;

     - for four weeks, if the proposed transfer is for the sale of 100% of the interest held by either the Carlyle/Carlton or Hicks Muse; and

     - the right of first offer does not apply to any sale, merger or similar transaction involving Claxson that is approved by Claxson's board of directors.

     TAG-ALONG RIGHT

     If at any time prior to December 31, 2007, any party to the Holdco agreement proposes to sell in excess of 45% of the Class A common shares outstanding, the other parties to the Holdco agreement that own at least 3% of the Class A common shares will have a right to exercise a tag-along right, and to cause the triggering party to sell their shares as well on a pro rata basis in the sale.

     BRING-ALONG RIGHT

     Effective as of June 30, 2005 and until December 31, 2007, Carlyle/Carlton and Hicks Muse have a bring-along right. This right entitles either Carlyle/Carlton or Hicks Muse, as the "offering holder", in the event that it chooses to sell its entire interest in Claxson, to cause the other parties to the Holdco agreement to sell their shares to a buyer on the same terms and conditions in a "bring-along transaction". If a bring-along transaction is proposed, then the acquiror must agree, upon approval of Claxson's board of directors, to purchase substantially all of Claxson.

     If Claxson's board of directors rejects the bring-along transaction, then the offering holder may, within 10 calendar days, cause Claxson to solicit bids for the sale of substantially all of Claxson. Claxson's board of directors must accept the highest price offered for Claxson as long as it is at least equal to the price initially offered in the bring-along transaction and that an internationally recognized investment bank issues an opinion that the price is fair from a financial point of view.

     If Claxson is not sold within six months after the initiation of this process, the offering holder may immediately effect a bring-along transaction with, or sell only its shares to, the initial buyer. If, after the exercise of a bring-along right, the sale of Claxson is not completed by either a bring-along transaction or an auction, then the offering holder must wait 12 months before again exercising its bring-along rights. All bring-along rights terminate on December 31, 2007.

     If Carlyle/Carlton and Hicks Muse still have, in the aggregate, majority control of Claxson at the time either party triggers a bring-along transaction, the effect of the bring-along right will be that either party will be able to trigger a sale of control of Claxson without receiving the consent of any other shareholder, in which case the other shareholders of Claxson will participate in the transaction if Claxson's board of directors decides that Claxson should be a party to the transaction.

     ADVISORY FEES

     The Holdco agreement provides that Claxson will pay annual advisory fees to each of Carlyle/Carlton, Hicks Muse and the El Sitio founders. Claxson expects that the persons receiving advisory fees will, among other activities, assist Claxson in finding and developing strategic relationships to expand its businesses throughout Ibero America. The advisory fees will be payable until the third anniversary of the completion of the transaction or until any such shareholder owns less than 3% of the outstanding Class A common shares. Each of Carlyle/Carlton and Hicks Muse will receive U.S.$150,000 per year as advisory fees and the El Sitio founders, as a group, will receive an advisory fee of U.S.$50,000 per year in the aggregate.

     TRANSFEREES BOUND

     Any person that acquires 3% or more of the common shares of Claxson from either Carlyle/Carlton or Hicks Muse must become a party to the Holdco agreement by agreeing in writing to become bound by the terms of the Holdco agreement.

     AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF CLAXSON

     In connection with the combination agreement, Claxson agreed to amend and restate its memorandum and articles of association, effective upon completion of the transaction, in the forms attached as exhibits to the combination agreement. Material provisions of the amended and restated memorandum and articles of association are summarized under "Description of Share Capital of Claxson". You should read carefully the form of the amended and restated memorandum and articles of association in their entirety, copies of which are exhibits to the registration statement of which this proxy statement/prospectus is a part.

EMPLOYMENT AGREEMENTS

     The combination agreement provides that Roberto Vivo-Chaneton will be the initial chairman of the board and chief executive officer of Claxson. Prior to or at the effective time of the transaction, Claxson will offer Mr. Vivo-Chaneton a three-year employment agreement.


     Under the employment agreement, Mr. Vivo-Chaneton will be offered an annual base salary of no less than U.S.$400,000, an annual target performance bonus of not less than 100% of base salary based on performance criteria to be established by Claxson's board of directors, with an annual guaranteed minimum bonus of no less than U.S.$200,000, plus an initial grant of share options equal to no less than 1% of the fully diluted Class A common shares of Claxson as of the effective time of the transaction. These share options will have a ten-year term, will have an exercise price equal to the fair market value of Claxson's Class A common shares at the time of the grant, and will vest over a period of three years, with 30% of such options vesting on each of the first and second anniversaries of the grant, and 40% vesting on the third anniversary of the grant, subject to Mr. Vivo-Chaneton's continued employment through such dates. Options will vest in full on an accelerated basis upon a termination of employment due to death or disability and upon a future change in control of Claxson. Options will vest on a partially accelerated basis

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

upon a termination of employment by Claxson without cause or by Mr. Vivo-Chaneton with good reason, as described in the next paragraph.

     Under the terms of the employment agreement, upon termination of employment by Claxson without cause or by Mr. Vivo-Chaneton with good reason, Mr. Vivo-Chaneton will receive all earned, but unpaid, salary, bonus, including the greater of a pro rated target bonus or the guaranteed minimum bonus for the year of termination, and continued benefits. In addition, Mr. Vivo-Chaneton will receive a cash severance package equal to his base salary and target bonus for the balance of the employment term plus one year's base salary and target bonus, not to exceed 200% of annual base salary and annual target bonus. Mr. Vivo-Chaneton will also receive accelerated vesting of one-half of his unvested options, with all his vested options being exercisable for one year following such termination.

     Upon termination of employment due to the non-renewal of the employment agreement by Claxson, Mr. Vivo-Chaneton will receive a lump sum amount in cash equal to one year's base salary plus a target bonus of 100% of the base salary, with vested share options remaining exercisable for a period of one year following such non-renewal. While employed and for a period of one year thereafter, Mr. Vivo-Chaneton will not compete with Claxson or its subsidiaries. In the event of a future change in control of Claxson, Mr. Vivo-Chaneton's share options will become immediately vested and fully exercisable for the balance of the ten-year term of these options, except that if company performance targets have not been met at the time of the change in control, the options will be exercisable for a period of one year following the change in control, or such longer period as Mr. Vivo-Chaneton and Claxson's board of directors may agree.

     The combination agreement does not provide that Claxson will offer or enter into an employment agreement with any other of its executive officers. However, Claxson anticipates that most of its executive officers and some other employees will enter into employment agreements with terms and conditions to be determined.

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

                    DESCRIPTION OF SHARE CAPITAL OF CLAXSON

     The following is a description of the material terms of Claxson's share capital under its amended and restated memorandum and articles of association which will be in effect immediately after the transaction is completed. This description also summarizes relevant provisions of the International Business Companies Act 1984 -- Chapter 291 of the British Virgin Islands. Because the terms of Claxson's amended and restated memorandum and articles of association and the provisions of British Virgin Islands law are more detailed than the information contained in this summary, you should carefully consider the provisions contained in its amended and restated memorandum and articles of association. The forms of Claxson's amended and restated memorandum and articles of association are exhibits to the registration statement of which this proxy statement/prospectus is a part.

SHARE CAPITAL

     The authorized shares of Claxson will consist of:

     -  30,000,000 Class A common shares, par value U.S.$0.01 per share;

     -  two Class C common shares, par value U.S.$1.00 per share;

     -  seven Class F common shares, par value U.S.$1.00 per share;

     -  one Class H common share, par value U.S.$1.00 per share; and

     -  15,000,000 preferred shares, par value U.S.$1.00 per share.

     As of the effective time of the transaction, Claxson will have outstanding and issued approximately 18,538,875 Class A common shares, two Class C common shares, seven Class F common shares, one Class H common share and 15,000,000 preferred shares. Under Claxson's memorandum and articles of association, Claxson may issue shares only as registered shares and not in bearer form.

     VOTING AND DIVIDEND RIGHTS

     The holders of Class A common shares are entitled to one vote for each share held of record on all matters submitted to a vote of Claxson's shareholders. Cumulative voting is not permitted. The holders of Class C, Class F and Class H common shares are entitled to special rights with respect to the designation of directors as described below under "-- Board of Directors of Claxson".

     The Class C, Class F and Class H common shares are subject to redemption, purchase or acquisition for par value at Claxson's option, on the date on which the holder of any such common share ceases to own less than 3% of Claxson's outstanding common shares.

     Subject to the prior rights of any series of shares that may be issued in the future, holders of Class A common shares are entitled to receive, ratably, dividends that are declared by Claxson's board of directors from funds legally available therefor and are entitled to share, ratably, in all Claxson's assets available for distribution to holders of Claxson's Class A common shares upon the liquidation, dissolution or winding up of Claxson's affairs.

     Claxson's board of directors or its shareholders by resolution may amend the memorandum and articles of association except as limited by British Virgin Islands law or in limited circumstances reserved to the holders of, as the case may be, the Class A common shares or preferred shares.

     PREFERRED SHARES

     Claxson will issue an aggregate of 15,000,000 preferred shares as follows:
8,400,000 to Carlyle/ Carlton; and 6,600,000 to Hicks Muse. These preferred shares will be convertible, commencing 12 months after completion of the transaction, into Class A common shares at a conversion ratio per share equal to the greater of U.S.$20.00 and the fair market value of the Class A common shares on the date of conversion. After completion of the transaction, the preferred shares will vote with the Class A common

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

shares with voting power based on the fair market value of El Sitio common shares on the day prior to completion of the transaction. The terms and conditions of the preferred shares are described under "The Combination Agreement -- Pre-Closing Capital Contributions from Carlyle/Carlton and Hicks Muse".

BOARD OF DIRECTORS OF CLAXSON

     Claxson's board of directors will consist of 12 members and will include:

     -  Claxson's chairman and chief executive officer;

     -  three independent directors;

     - four directors to be designated by Carlyle/Carlton, as the holders of the Class C common shares;

     - three directors to be designated by Hicks Muse, as the holder of the Class H common share; and

     - one director designated by the El Sitio founders, as the holders of the Class F common shares.

     The three independent directors will initially be nominees mutually agreed upon by all parties to the Holdco agreement prior to the effective date of the transaction. If any independent director becomes unable to serve prior to the closing, the successor will be nominated by the remaining independent directors. Future vacancies of independent directors between annual meetings will be filled by a majority vote of Claxson's board of directors, and successors to the independent directors will be elected by the holders of Class A common shares.

     Any of Claxson's shareholders that has a right to designate directors to serve on Claxson's board of directors on the effective date of the transaction would retain or lose those rights affected as follows:

     - when the shareholder owns less than 25% of outstanding Class A common shares, the shareholder would be able to designate two directors;

     - when the shareholder owns less than 15% of outstanding Class A common shares, the shareholder could designate one director; and

     - if the shareholder owns less than 3% of the outstanding Class A common shares, the shareholder would not have any right to designate directors to Claxson's board.

REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for the Class A common shares will be The Bank of New York. Its address is The Bank of New York, Shareholder Relations, P.O. Box 11258, New York, New York 10286-1258, and its telephone number is (800) 432-0140.

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             SHAREHOLDERS' RIGHTS UNDER BRITISH VIRGIN ISLANDS LAW

ENFORCEABILITY OF CIVIL LIABILITIES

     Claxson is an international business company organized under the laws of the British Virgin Islands. Many of the directors, officers and controlling persons of Claxson and some of the experts named in this proxy statement/prospectus reside outside the United States, and all or a significant portion of the assets of Claxson and of these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or to enforce against Claxson or these persons in the United States any court judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Claxson has been advised by Conyers Dill & Pearman, its British Virgin Islands counsel, that there is doubt as to the enforceability, in original actions in British Virgin Islands courts, of liabilities predicated solely on the U.S. federal securities laws and as to the enforceability in British Virgin Islands courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Consequently, Claxson shareholders may be effectively precluded from pursuing remedies under the U.S. federal securities laws against Claxson or such persons.


     Claxson has been informed by Conyers Dill & Pearman that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would, not be automatically enforceable in the British Virgin Islands. Claxson has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:


     - the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the British Virgin Islands; and

     - the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an error in British Virgin Islands law.

     A British Virgin Islands court may impose civil liability on Claxson or its directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against Claxson or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

AVAILABILITY OF CLASS ACTIONS AND DERIVATIVE ACTIONS

     Class actions and derivative actions are generally not available to shareholders under the laws of the British Virgin Islands. However, British Virgin Islands courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to a company where the act complained of is alleged to be beyond the company's corporate power, would result in the violation of its memorandum of association or articles of association, or is illegal. In addition, the courts would give consideration to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the company's shareholders then actually approved it.

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INSPECTION OF BOOKS AND RECORDS

     Under British Virgin Islands law, a shareholder may, in person or by attorney and in furtherance of a proper purpose, request in writing specifying the purpose to inspect during normal business hours the share register of the company of which he is a shareholder or the books, records, minutes and consents kept by the company and to make copies or extracts therefrom. A proper purpose is reasonably related to the shareholder's interest as a shareholder.

     Requests submitted by an attorney for a shareholder must be accompanied by the power of attorney authorizing the attorney to act for the shareholder. If the company, by resolution of directors, determines that it is not in the best interest of the company or of any other shareholder of the company to comply with the request, the company may refuse the request. Upon refusal by the company of the request, the shareholder may before the expiration of a period of ninety days of his receiving notice of the refusal, apply to the court for an order to allow the inspection.

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                               TAX CONSIDERATIONS

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR CLAXSON SHAREHOLDERS

     The following discussion is a summary of the material U.S. federal income tax considerations to a U.S. Holder of the ownership and disposition of Claxson Class A common shares. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any change could alter the tax consequences discussed in this proxy statement/prospectus.

     The discussion below is for general information only and, except where specially noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates only to persons who hold Claxson Class A common shares as capital assets. The tax treatment of a U.S. holder may vary depending upon such holder's particular situation, and some U.S. holders may be subject to special rules not discussed below. These holders would include, for example:

     -  a dealer in securities or currencies;

     - a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

     -  insurance companies;

     -  tax-exempt organizations;

     -  financial institutions;

     -  a person liable for alternative minimum tax;

     - a person holding stock as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

     -  a U.S. person whose "functional currency" is not the U.S. dollar;

     -  persons owning 10% or more of Claxson's voting shares; or

     - persons who receive Claxson Class A common shares pursuant to the exercise of employee share options or otherwise as compensation.

     If a partnership holds Claxson Class A common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Claxson Class A common shares should consult its tax adviser.

     As used in this section, a "U.S. Holder" means:

     -  a citizen or resident of the United States;

     - a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate whose income is subject to U.S. federal income tax regardless of its source; or

     - a trust (1) if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

     As used in this discussion, a non-U.S. Holder is a holder of Claxson Class A common shares who is not a U.S. Holder.

     TAX CONSEQUENCES OF HOLDING CLAXSON'S CLASS A COMMON SHARES

     Distributions

     Distributions made to shareholders on or with respect to Claxson Class A common shares will be treated as dividends and be taxable as ordinary income to the extent that those distributions are made out of Claxson's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the passive foreign investment company rules discussed below, if the amount of any distribution exceeds Claxson's accumulated earnings and profits for a taxable year, the excess will be treated as a tax-free return of capital to the extent of the U.S. Holder's tax basis, and thereafter as capital gain. U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to distributions by Claxson because it is a foreign corporation. Claxson does not currently pay dividends on its Class A common shares and does not anticipate paying dividends in the foreseeable future.

     If Claxson is a "United States-owned foreign corporation", distributions with respect to its Class A common shares that are taxable as dividends generally will be treated for U.S. foreign tax credit purposes as either (1) foreign source "passive income" or, in the case of some U.S. Holders, foreign source "financial services income" or (2) U.S. source income, in proportion to Claxson's earnings and profits in the year of the distribution allocable to foreign and U.S. sources, respectively. For this purpose, Claxson will be treated as a United States-owned foreign corporation so long as 50% or more of the voting power or value of its shares is owned, directly or indirectly, by U.S. persons.

     Disposition

     Subject to the passive foreign investment company rules discussed below, gain or loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of Claxson Class A common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized on that sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in the Class A common shares surrendered. The gain or loss will be long term capital gain or loss if the U.S. Holder's holding period for the Class A common shares is more than one year. Any gain or loss so realized generally will be U.S. source.

     Passive Foreign Investment Company Provisions

     A foreign corporation will be classified as a "passive foreign investment company" for U.S. federal income tax purposes if 75% or more of its gross income for the taxable year is passive income or, on average for the taxable year, 50% or more of its assets, by value, produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents, annuities and gains from assets that produce passive income. However, passive income does not generally include rents and royalties derived in the active conduct of a trade or business and not derived from a related person. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the passive foreign investment company tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation's income. If a foreign corporation is classified as a passive foreign investment company in any year with respect to which a U.S. Holder owns its stock, it generally will continue to be treated as a passive foreign investment company with respect to such shareholder in all succeeding years.

     Based upon Claxson's current and projected income, assets and activities, Claxson does not expect that its Class A common shares will be considered shares of a passive foreign investment company for Claxson's current fiscal year or for future years. This conclusion is a factual determination made annually and thus is subject to change. For example, changes in the performance of Claxson's business and/or fluctuations in the market price of the Class A common shares could alter this conclusion.

     Claxson will notify U.S. Holders if it becomes a passive foreign investment company in any taxable year and will provide them with the information required to make a "qualified electing fund election", as described below.

     If Claxson were treated as a passive foreign investment company, then unless U.S. Holders make a qualified electing fund election or a "mark-to-market election", each as described below:

     - distributions made by Claxson during a taxable year with respect to its Class A common shares that are "excess distributions" must be allocated ratably to each day of the U.S. Holder's holding period. "Excess distributions" are defined generally as the excess of the amount received with respect to Claxson's shares in any taxable year over 125% of the average amount received in the shorter of either the three previous years or a U.S. Holder's holding period before the taxable year. The amounts allocated to the current taxable year and to taxable years prior to the first year in which Claxson was classified as a passive foreign investment company would be included as ordinary income in gross income for the current year. The amount allocated to each other prior taxable year would be taxed as ordinary income at the highest rate in effect for the U.S. Holder in that prior year, subject to an additional interest charge at the rate applicable to deficiencies in income taxes; and

     - the entire amount of any gain realized upon the sale or other disposition of Claxson Class A common shares would be treated as an excess distribution made in the year of sale or other disposition and as a consequence would be treated as ordinary income and, to the extent allocated to years prior to the year of sale or disposition, would be subject to the interest charge described above. In addition, U.S. Holders who acquire their Claxson Class A common shares from decedents generally will not receive a "stepped-up" tax basis in those Class A common shares. Instead, the U.S. Holders will have a tax basis equal to the lower of the fair market value of the Class A common shares or the decedent's tax basis.

     These special passive foreign investment company tax rules will not apply if the U.S. Holder elects to have Claxson treated as a "qualified electing fund" and Claxson provides certain information required for the election. If Claxson is treated as a passive foreign investment company, Claxson intends to notify U.S. Holders and provide them with such information as may be required to make the qualified electing fund election effective.

     If a U.S. Holder makes a qualified electing fund election, the U.S. Holder will be currently taxable on his or her pro rata share of Claxson's ordinary earnings and net capital gain at ordinary income and capital gains rates, respectively, for each of Claxson's taxable years, regardless of whether or not distributions are received. The U.S. Holder's basis in Claxson Class A common shares will be increased to reflect taxed but undistributed income. Distributions of income that have previously been taxed will result in a corresponding reduction in basis in the U.S. Holder's Class A common shares and will not be taxed again as a distribution.

     Alternatively, if Claxson Class A common shares are treated as "marketable stock", a U.S. Holder may make a mark-to-market election if Claxson were treated as a passive foreign investment company. If this election is made, the U.S. Holder will not be subject to the passive foreign investment company rules described above. Instead, the U.S. Holder generally will include in each taxable year as ordinary income the excess, if any, of the fair market value of the Class A common shares at the end of the taxable year over the U.S. Holder's adjusted basis in the shares. Likewise, the U.S. Holder will be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted basis in the Class A common shares over their fair market value at the end of the taxable year but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder's basis in the Class A common shares would be adjusted to reflect any such income or loss amounts. The mark-to-market election is only available with respect to shares that are regularly traded on certain U.S. exchanges and other exchanges designated by the U.S. Treasury. Under current law, the mark-to-market election may be available to a U.S. Holder since Claxson's Class A common shares are expected to be listed on The Nasdaq National Market, which constitutes a qualified exchange as designated in the Code. There can be no assurances, however, that Claxson's Class A common shares will be listed on the Nasdaq National Market or will be "regularly traded" on that exchange. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless Claxson's Class A common shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

     U.S. Holders that own Claxson Class A common shares during any year that Claxson is a passive foreign investment company must file Internal Revenue Service Form 8621. U.S. Holders are urged to consult their tax advisers concerning the U.S. federal income tax consequences of holding Class A common shares if Claxson is considered a passive foreign investment company.

     Foreign Personal Holding Companies

     If five or fewer U.S. individuals own, or are treated as owning under certain attribution rules, in the aggregate more than 50% of the voting power or value of the shares of a foreign corporation, and at least 60%, or 50% in certain circumstances, of the "gross income" of such foreign corporation is made up of certain passive types of income for a taxable year, then such corporation will be a "foreign personal holding company". Examples of passive types of income include dividends, interest, certain rents and royalties and gain from the sale of stock or securities.

     It is possible that Claxson or one of its non-U.S. subsidiaries will meet the income test in a given year but Claxson does not expect that the shareholder test will be met after the transaction. Accordingly, it is not expected that Claxson or any of its non-U.S. subsidiaries will be treated as a foreign personal holding company. However, due to a number of factors, including the foreign personal holding company stock attribution rules, possible change in residence by current indirect shareholders, and possible acquisition of Claxson Class A common shares by purchase, gift or bequest by individuals related to or partners of current indirect shareholders, Claxson cannot assure you that it is not currently or will not become a foreign personal holding company in the future.

     If a foreign corporation is a foreign personal holding company, U.S. persons that own shares directly or indirectly in the foreign personal holding company, regardless of the size of their shareholding and regardless of whether they are individuals, will generally be subject to current U.S. federal income tax on a pro rata portion of the foreign personal holding company's undistributed foreign personal holding company income for the taxable year or part thereof. In addition, U.S. persons who acquire shares in a foreign personal holding company from decedents generally will not receive a "stepped-up" tax basis in those shares. Instead, such U.S. persons will have a tax basis equal to the lower of the fair market value of the shares or the decedent's tax basis. U.S. persons that are required under these rules to include in income undistributed taxable income for a taxable year and that own at least 5% of the value of the foreign personal holding company's shares are required to comply with certain reporting requirements under the Code.

     Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to dividends in respect of Claxson Class A common shares or the proceeds received on the sale, exchange or redemption of the Class A common shares paid within the United States and, in certain cases, outside the United States, to U.S. Holders other than exempt recipients, such as corporations, and backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number or to report interest and dividends required to be shown on its U.S. federal income tax returns. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as credit against the U.S. Holder's U.S. federal income tax liability.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EL SITIO MERGER

     Although the El Sitio merger is expected to qualify as a tax-free exchange under applicable provisions of the Code, U.S. Holders may nonetheless be required to recognize gain, but not loss, if, as is expected, El Sitio is treated as a passive foreign investment company for 2001.

  Passive Foreign Investment Company Treatment

     Based on El Sitio's valuation of its assets, it is expected that El Sitio will be a passive foreign investment company for this year. However, the determination of whether a company is a passive foreign investment company involves a factual analysis made on an annual basis. As a result, Claxson cannot provide you with any certainty in this regard.

     The determination of El Sitio's passive foreign investment company status is based on a valuation of its assets, including goodwill. In calculating goodwill, El Sitio will value its total assets based on the market value of its common shares, which is subject to change. In addition, El Sitio has made a number of assumptions regarding the calculation of goodwill and the allocation of goodwill among active and passive assets. El Sitio believes its approach is reasonable. However, the authorities in this area are unclear, and Claxson cannot assure you that the determination of passive foreign investment company status is accurate. In addition, because El Sitio has valued its assets based on the market value of the shares, changes in the price of the shares may affect El Sitio's passive foreign investment company status.

     As discussed below, if El Sitio is treated as a passive foreign investment company for the taxable year in which the transaction occurs, but not for prior taxable years, then a U.S. Holder would, under proposed Treasury Regulations not yet effective but proposed to apply retroactively to the transaction, be required to recognize gain, which would be taxable as ordinary income, to the extent the fair market value of the Claxson Class A common shares received by the U.S. Holder in the transaction exceeds the U.S. Holder's tax basis in his or her El Sitio common shares exchanged therefor unless, among other things, a U.S. Holder elects to treat El Sitio as a qualified electing fund and complies with applicable reporting requirements and Claxson provides information required for the election. If El Sitio is treated as a passive foreign investment company, Claxson will consider whether to notify U.S. Holders of El Sitio common shares and provide them with information as may be necessary to make the qualified electing fund election effective in a timely manner, taking into account the cost to Claxson of providing such information, the market price of an El Sitio common share at the closing of the El Sitio merger and other relevant factors.


     If Claxson elects to provide the necessary information and a U.S. Holder makes a qualified electing fund election with respect to El Sitio, the U.S. Holder should be currently taxable on its pro rata share of El Sitio's ordinary earnings and net capital gain at ordinary income and long-term capital gains rates, respectively, for the entire taxable year of El Sitio in which the transaction occurs, including portions of the taxable year after the closing of the transaction, regardless of whether any distributions are received. However, Claxson does not expect that El Sitio will have ordinary earnings or net capital gain for the taxable year in which the transaction occurs, although Claxson cannot provide you with any assurance in this regard.


     U.S. Holders that own El Sitio common shares during any year that El Sitio is a passive foreign investment company must file Internal Revenue Service Form 8621. U.S. Holders of El Sitio common shares are urged to consult their tax advisors concerning the U.S. federal income tax consequences of exchanging El Sitio common shares in the transaction if El Sitio is or becomes a passive foreign investment company.

  Tax Opinion

     Based in part on customary factual representations contained in representation letters provided by each of Claxson, El Sitio, Ibero-American Media Partners, Carlyle/Carlton and Hicks Muse, and customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time, it is the opinion of Simpson Thacher & Bartlett, U.S. counsel to El Sitio, that the material U.S. federal income tax consequences of the El Sitio merger are as follows:

     - the merger of the Claxson subsidiary into El Sitio will constitute a reorganization within the meaning of Section 368(a) of the Code and/or the transaction will constitute an exchange under Section 351 of the Code.

Accordingly, the material U.S. federal income tax consequences of the El Sitio merger to U.S. Holders of El Sitio common shares are as follows:

                                      IF:

     - El Sitio is not and has never been treated as a passive foreign investment company;

                                       OR


     - El Sitio and Claxson are each treated as passive foreign investment companies,


                        THEN ALL OF THE FOLLOWING APPLY:

     - no gain or loss will be recognized by that U.S. Holder who exchanges his or her El Sitio common shares for Claxson Class A common shares except:

          - with respect to any cash received in lieu of any fractional share and

          - with respect to any U.S. Holder who owns 5% or more of the total voting power or the total value of the Class A common shares following the El Sitio merger, unless that U.S. Holder enters into a "gain recognition agreement" in accordance with applicable U.S. Treasury Regulations;

     - the tax basis to the U.S. Holder of Claxson Class A common shares received in exchange for El Sitio common shares pursuant to the El Sitio merger, including any fractional share for which cash is received, will equal the U.S. Holder's tax basis in the El Sitio common shares exchanged;

     - the holding period of the U.S. Holder in Claxson Class A common shares received in the El Sitio merger, including any fractional share for which cash is received, will include the holding period of the El Sitio common shares exchanged; and

     - a U.S. Holder who receives cash in lieu of a fractional share in the El Sitio merger will be treated as having received the fractional share and then as having had the fractional share redeemed for cash and, unless El Sitio and Claxson are each treated as passive foreign investment companies, generally will recognize capital gain or loss on the deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the El Sitio common shares allocable to the fractional share.

                                      IF:



     - El Sitio is treated as a passive foreign investment company for 2001, but not for prior taxable years;



                                      AND



     - Claxson is not treated as a passive foreign investment company;



                                      AND



     - a U.S. Holder of El Sitio common shares makes a valid and timely qualified electing fund election for the taxable year during which the El Sitio merger occurs and complies with applicable reporting requirements;



                        THEN ALL OF THE FOLLOWING APPLY:



     - all of the consequences set forth in the column titled "Then All of the Following Apply" in the table on the immediately preceding page will apply and



     - the U.S. Holder should be currently taxable on its pro rata share of El Sitio's ordinary earnings and net capital gain at ordinary income and long-term capital gains rates, respectively, for the entire taxable year of El Sitio in which the transaction occurs, including portions of the taxable year after the closing of the transaction, regardless of whether any distributions are received.


                                      IF:

     - El Sitio is treated as a passive foreign investment company for 2001 but not for prior taxable years;

                                      AND

     - Claxson is not treated as a passive foreign investment company;

                                      AND

     - any U.S. Holder of El Sitio common shares cannot or does not make a valid and timely qualified electing fund election effective for the taxable year during which the El Sitio merger takes place;

                        THEN ALL OF THE FOLLOWING APPLY:

     - under proposed Treasury Regulations not yet effective but proposed to apply retroactively to the transaction, that U.S. Holder will be required to recognize gain to the extent the fair market value of the Claxson Class A common shares received in the transaction exceeds the U.S. Holder's tax basis in his or her El Sitio common shares exchanged therefor;

     -  this gain will be treated as ordinary income;

     -  the U.S. Holder will not be permitted to recognize a loss;

     -  in the case in which gain is recognized on the exchange:

          - proper adjustment is required to be made to the tax basis to the U.S. Holder of Claxson Class A common shares received in exchange for El Sitio common shares;

          - the holding period for the Claxson Class A Common Shares will commence on the day after the merger;

     -  if no gain is recognized on the exchange:

          - the tax basis to the U.S. Holder of Claxson Class A common shares received in exchange for El Sitio common shares in the El Sitio merger, including any fractional share for which cash is received, should equal the U.S. Holder's tax basis in the El Sitio common shares exchanged;


                                                  (table continued on next page)

          - the holding period of the U.S. Holder in Claxson Class A common shares received in the El Sitio merger, including any fractional share for which cash is received, will commence on the day after the merger, but only for purposes of applying the passive foreign investment company provisions of the Code; and

     - a U.S. Holder who receives cash in lieu of a fractional share in the El Sitio merger will be treated as having received the fractional share and then as having had that fractional share redeemed for cash and generally will recognize gain or loss on the deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the fractional share.

     It is a condition to the closing of the transaction that El Sitio receive an opinion from Simpson Thacher & Bartlett that the El Sitio merger will constitute a reorganization within the meaning of Section 368(a) of the Code and/or the transaction will constitute an exchange under Section 351 of the Code, which opinion is in addition to the opinion included in this section. This opinion will be based in part on updated customary factual representations contained in representation letters provided by each of Claxson, El Sitio, Ibero-American Media Partners, Carlyle/Carlton and Hicks Muse to be delivered at the closing, and on customary factual assumptions all of which must continue to be true and accurate in all material respects as of the closing, and will assume that the transaction will be completed according to the terms of the combination agreement. U.S. Holders should note that counsel is not rendering an opinion regarding the status of either El Sitio or Claxson as a passive foreign investment company for any period. El Sitio believes, however, that it has not been a passive foreign investment company for any taxable year prior to 2001.

     El Sitio will not seek a ruling from the Internal Revenue Service concerning the tax consequences of the transaction described herein. An opinion of counsel is not binding on the Internal Revenue Service and Claxson cannot assure you that the Internal Revenue Service will not take a position contrary to one or more positions reflected in the opinion set forth in this section or the opinion to be delivered at closing or that the courts will uphold such opinions if challenged by the Internal Revenue Service.

     If the El Sitio merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code and the transaction described in this proxy statement/prospectus does not constitute an exchange under Section 351 of the Code, each U.S. Holder of El Sitio common shares will generally recognize taxable gain or loss measured by the difference between the fair market value of Claxson Class A common shares received and the U.S. Holder's tax basis in the El Sitio common shares exchanged.

     U.S. Holders of El Sitio common shares that receive Claxson Class A common shares as a result of the merger of a subsidiary of Claxson into El Sitio will be required to attach to their income tax returns for the taxable year in which the closing of the transaction occurs, and maintain a permanent record of, a complete statement of the facts relating to the exchange of shares in connection with the merger of a subsidiary of Claxson into El Sitio. In addition, special reporting requirements may apply if El Sitio is treated as a passive foreign investment company and a U.S. Holder files a qualified electing fund election. The facts to be disclosed by a U.S. Holder include the U.S. Holder's basis in the El Sitio common shares transferred to Claxson and the number of Claxson Class A common shares received by U.S. Holders of El Sitio common shares.

BRITISH VIRGIN ISLANDS TAX CONSIDERATIONS

     Claxson is exempt from all provisions of the Income Tax Act of the British Virgin Islands with respect to all dividends, interests, rents, royalties, compensation and other amounts payable by it to persons who are not persons resident in the British Virgin Islands. Persons who are not persons resident in the British Virgin Islands are also exempt from any capital gains realized with respect to any of Claxson's shares, debt obligations or other securities, including its Class A common shares. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any of Claxson's shares, debt obligations or other securities, including its Class A common shares. There is no reciprocal tax treaty in force between the British Virgin Islands and the United States.

     Holders of common shares of El Sitio who are not persons resident in the British Virgin Islands will not be subject to income, capital gain or any other tax in the British Virgin Islands in connection with the El Sitio merger.

                               CLAXSON'S BUSINESS

                                    OVERVIEW

     Claxson seeks to be an integrated provider of branded entertainment content for consumers of traditional and new media in Ibero America and other areas of the world. Upon completion of the transaction described in this proxy statement/prospectus, Claxson will combine assets in pay television, broadcast television and radio, and the Internet to create an integrated media company with a portfolio of popular entertainment brands and multiple methods of distributing its content.

     Claxson's pay television business will include 13 pay television channels distributed to approximately 10.1 million pay television households in Ibero America, which account for approximately 46.5 million channel subscribers through cable and direct-to-home television platforms. (Claxson calculates the number of subscribers based on the number of channels received per household so that if for example a household receives five channels, it counts five subscribers.) In addition, Claxson will own 80.1% of Playboy TV International, which includes branded pay television channels distributed in 48 countries and in 13 languages. Claxson's broadcast television and radio business will include the radio network with the largest audience, through eight radio stations, and the fourth largest broadcast television network in Chile. Claxson's Internet business will include El Sitio, an Internet media company providing localized and interactive content through a network of websites, and a 50/50 joint venture with ARTISTdirect, Inc. that plans to develop an online music portal, both targeted to Spanish- and Portuguese-speaking audiences in Latin America and the United States.

     The following chart presents the structure of Claxson immediately after the transaction. For purposes of this chart, names in italics are brand names.

                                   FLOW CHART
---------------
(1) An affiliate of Playboy Enterprises, Inc. has an option to increase its ownership interest to 50%.

(2) The ARTISTdirect joint venture to develop an integrated network of music websites targeted to Spanish- and Portuguese-speaking audiences is expected to be launched during 2001.

     Claxson will integrate licensed and proprietary content for pay television, broadcast television and radio, and Internet formats. By taking advantage of the complementary nature of the combined assets and the experience of its management team, Claxson intends to achieve revenue growth and reduce expenses through operational synergies that it believes will lead to enhanced long-term financial performance and better position Claxson to take advantage of emerging trends in media distribution. Claxson also expects to pursue further business development opportunities, including growth through mergers and acquisitions.

     Claxson believes that the proliferation of technology will lead to greater entertainment choices for the consumer. El Sitio's Internet expertise should accelerate the delivery of Ibero-American Media Partners' branded entertainment content to the Internet while adding interactive elements to Ibero-American Media Partners' traditional media programming. Similarly, Ibero-American Media Partners' traditional media programming and brands should provide valuable content that El Sitio can leverage through its network of websites. Claxson anticipates, that this business combination will enable Claxson more fully to develop and distribute its branded content, thus addressing the needs and tastes of its target audience.

     Claxson's largest shareholders will be Carlyle/Carlton and funds affiliated with Hicks, Muse, Tate & Furst Incorporated. Carlyle/Carlton are members of the Cisneros Group, which is a group of investments, joint ventures, strategic alliances and companies engaged in diversified consumer businesses, including broadcast and pay television, direct-to-home satellite television, content production and other entertainment, media and communications enterprises. Hicks, Muse, Tate & Furst Incorporated is an international private investment firm with headquarters in Dallas and offices in New York, London and Buenos Aires.

     The following tables present historical selected financial information by business operations of Ibero-American Media Partners and El Sitio for the years and periods indicated (in thousands of U.S. dollars).

                                                      YEAR ENDED DECEMBER 31, 1998
                          ------------------------------------------------------------------------------------
                                                                          CASH FLOWS   CASH FLOWS   CASH FLOWS
                                     OPERATING                               FROM         FROM         FROM
                                      PROFIT     NET PROFIT   ADJUSTED    OPERATING    INVESTING    FINANCING
                          REVENUES    (LOSS)       (LOSS)     EBITDA(1)   ACTIVITIES   ACTIVITIES   ACTIVITIES
                          --------   ---------   ----------   ---------   ----------   ----------   ----------
IBERO-AMERICAN MEDIA
  PARTNERS
  Pay Television........  $57,064    $(12,208)    $(29,393)    $(1,277)    $(11,010)    $(12,550)    $22,604
  Broadcast Television
     and Radio..........       --          --           --          --           --           --          --
EL SITIO................      780      (3,497)      (3,517)     (3,390)      (3,220)        (733)      4,110
                          -------    --------     --------     -------     --------     --------     -------
  Total.................  $57,844    $(15,705)    $(32,910)    $(4,667)    $(14,230)    $(13,283)    $26,714
                          =======    ========     ========     =======     ========     ========     =======

                                                      YEAR ENDED DECEMBER 31, 1999
                          ------------------------------------------------------------------------------------
                                                                          CASH FLOWS   CASH FLOWS   CASH FLOWS
                                     OPERATING                               FROM         FROM         FROM
                                      PROFIT     NET PROFIT   ADJUSTED    OPERATING    INVESTING    FINANCING
                          REVENUES    (LOSS)       (LOSS)     EBITDA(1)   ACTIVITIES   ACTIVITIES   ACTIVITIES
                          --------   ---------   ----------   ---------   ----------   ----------   ----------
IBERO-AMERICAN MEDIA
  PARTNERS
  Pay Television........  $68,592    $ (5,348)    $(21,915)   $  9,890     $(12,832)    $(49,450)    $ 66,559
  Broadcast Television
     and Radio..........    4,362       1,425       (1,863)      2,520         (520)        (280)      10,185
EL SITIO................    6,861     (34,348)     (33,583)    (32,248)     (22,832)     (23,160)     205,668
                          -------    --------     --------    --------     --------     --------     --------
  Total.................  $79,815    $(38,271)    $(57,361)   $(19,838)    $(36,184)    $(72,890)    $282,412
                          =======    ========     ========    ========     ========     ========     ========

                                                         (footnote on next page)

                                                    YEAR ENDED DECEMBER 31, 2000
                        ------------------------------------------------------------------------------------
                                                                        CASH FLOWS   CASH FLOWS   CASH FLOWS
                                   OPERATING                               FROM         FROM         FROM
                                    PROFIT     NET PROFIT   ADJUSTED    OPERATING    INVESTING    FINANCING
                        REVENUES    (LOSS)       (LOSS)     EBITDA(1)   ACTIVITIES   ACTIVITIES   ACTIVITIES
                        --------   ---------   ----------   ---------   ----------   ----------   ----------
IBERO-AMERICAN MEDIA
  PARTNERS
  Pay Television......  $ 78,705   $ (3,254)   $ (19,947)   $ 11,834     $    996     $(11,333)    $26,644
  Broadcast Television
     and Radio........    34,433      2,416       (1,522)      8,955        2,548      (11,948)      1,065
EL SITIO..............    35,494    (90,896)     (86,059)    (77,938)     (77,384)     (29,915)         67
                        --------   --------    ---------    --------     --------     --------     -------
  Total...............  $148,632   $(91,734)   $(107,528)   $(57,149)    $(73,840)    $(53,196)    $27,776
                        ========   ========    =========    ========     ========     ========     =======

                                                   THREE MONTHS ENDED MARCH 31, 2000
                          -----------------------------------------------------------------------------------
                                                                         CASH FLOWS   CASH FLOWS   CASH FLOWS
                                     OPERATING                              FROM         FROM         FROM
                                      PROFIT     NET PROFIT   ADJUSTED   OPERATING    INVESTING    FINANCING
                          REVENUES    (LOSS)       (LOSS)      EBITDA    ACTIVITIES   ACTIVITIES   ACTIVITIES
                          --------   ---------   ----------   --------   ----------   ----------   ----------
IBERO-AMERICAN MEDIA
  PARTNERS
  Pay Television........  $ 18,195   $   (702)    $ (4,576)   $  2,818    $  3,995     $ (4,087)    $ 2,914
  Broadcast Television
     and Radio..........     7,077       (302)         614       1,308       2,759      (10,429)        951
EL SITIO................     5,646    (18,499)     (16,441)    (16,184)    (20,508)     (48,884)         --
                          --------   --------     --------    --------    --------     --------     -------
  Total.................  $ 30,918   $(19,503)    $(20,403)   $(12,058)   $(13,754)    $(63,400)    $ 3,865
                          ========   ========     ========    ========    ========     ========     =======

                                                   THREE MONTHS ENDED MARCH 31, 2001
                          ------------------------------------------------------------------------------------
                                                                          CASH FLOWS   CASH FLOWS   CASH FLOWS
                                     OPERATING                               FROM         FROM         FROM
                                      PROFIT     NET PROFIT   ADJUSTED    OPERATING    INVESTING    FINANCING
                          REVENUES    (LOSS)       (LOSS)      EBITDA     ACTIVITIES   ACTIVITIES   ACTIVITIES
                          --------   ---------   ----------   ---------   ----------   ----------   ----------
IBERO-AMERIAN MEDIA
  PARTNERS
  Pay Television........  $20,498    $   (606)    $ (5,524)   $  3,737     $  2,763     $ (7,530)    $ 2,417
  Broadcast Television
     and Radio..........    7,208         110         (650)      1,732        1,710         (366)       (136)
EL SITIO................    4,509     (21,881)     (21,541)    (16,810)     (16,166)      (8,144)         --
                          -------    --------     --------    --------     --------     --------     -------
  Total.................  $32,215    $(22,377)    $(27,715)   $(11,341)    $(11,693)    $(16,040)    $ 2,281
                          =======    ========     ========    ========     ========     ========     =======

---------------
(1) Adjusted EBITDA is defined as operating income or loss before depreciation and amortization. Adjusted EBITDA is presented because it will be an important measure of operational and financial performance used by Claxson's management. It also provides additional information to investors for evaluating the ability of Claxson and its constituent companies to generate cash flows and meet their obligations. Investors should understand that adjusted EBITDA is not necessarily available for discretionary use by Claxson or the relevant constituent companies due to commitments or restrictions on use to which these companies are or may become subject. Adjusted EBITDA should be viewed as supplemental information to cash flow information in accordance with U.S. GAAP. However, adjusted EBITDA is not a measure of results of operations or financial condition under U.S. GAAP. The presentation of adjusted EBITDA does not take into consideration changes in operating assets and liabilities. All companies do not calculate adjusted EBITDA in the same manner, so that disclosures of adjusted EBITDA by other companies may not be comparable with adjusted EBITDA as used in this proxy statement/prospectus.

BUSINESS STRATEGY

     Claxson will integrate traditional and new media assets to create a pan-regional branded entertainment content company in Ibero America and in other areas of the world. Claxson's vision is to provide high-quality branded content to serve the tastes and needs of its target audience. Claxson believes that it will be a leader in tailoring multi-media programming to the Ibero American market by creating original content, as well as by dubbing and translating third-party content into Spanish and Portuguese, while remaining sensitive to local preferences. Claxson seeks to fill the need for a pan-regional alternative that can create, gather, package and deliver differentiated content across multiple media platforms. The key elements of Claxson's strategy include the following:

     - ESTABLISH "FIRST-MOVER" ADVANTAGE IN MEDIA AND INTERNET CONVERGENCE IN IBERO AMERICA. Claxson believes that the combination of pay television, broadcast television and radio, and Internet assets will give it an advantage in reaching its target audiences, establishing brand recognition and appealing to advertisers in the media market in Ibero America, while allowing it to partner with other media companies seeking pan-regional reach. Claxson's traditional media brands will benefit from El Sitio's Internet presence and new media management expertise, while its Internet business will benefit from the quality brands and pan-regional content provided by Claxson's traditional media businesses. Claxson anticipates that these benefits will result in subscriber-based and advertising revenue growth for Claxson's businesses throughout Ibero America.

     - INCREASE SUBSCRIPTION REVENUES FROM A PORTFOLIO OF LEADING PAY TELEVISION BRANDS. Claxson will hold a number of well-known pay television brands under "one roof". Claxson expects to increase subscriber-based revenues by expanding distribution of its channels to pay television system operators that it does not reach today, and by benefiting from anticipated growth in pay television subscribers in Ibero America. Claxson believes that the addition of interactive elements to its traditional offerings and its ability to disseminate this content through pay television and Internet outlets will provide an attractive media and entertainment package for subscribers, which will result in increased viewership and ratings.


     - INCREASE ADVERTISING REVENUE THROUGH "ONE-STOP SHOPPING" FOR ADVERTISERS. Claxson will offer a "one-stop shopping" option across its various media assets to enable advertisers to reach their target audiences across Ibero America. Claxson believes this capability will appeal to advertisers with global consumer brands that seek novel and cost-effective advertising campaigns to reach an audience that has strong purchasing power. In addition, Claxson's Internet business will provide advertisers with a direct marketing platform and access to Claxson's subscriber base. As media becomes increasingly interactive, Claxson expects that mass market advertising will become more targeted. Claxson seeks to exploit the interactivity of the Internet to gather information from customers and allow advertisers to target specific audiences. Claxson expects that advertising revenue will grow as Claxson's subscriber base expands and advertising becomes more targeted.


     - CREATE SIGNIFICANT OPERATING BENEFITS. Claxson expects to strengthen its overall business by combining its more mature pay television and broadcast television and radio businesses with the upside growth potential of its Internet assets. Claxson will endeavor to combine its product offerings to create operating benefits across all of its businesses, including:

       - cross-promotion across multiple media, thereby increasing brand awareness while driving audience growth and reducing marketing expenditures;

       - spreading the costs of content-creation and gathering across multiple delivery systems, thus maximizing the return on content investments;

       - the use of a combined, well established sales force for both channel distribution and advertising sales;

       - aggregation of management expertise in traditional and new media to create innovative and interactive content and to expand its brands across all media; and

       - reduction of overhead expenses by combining and centralizing its pan-regional sales and marketing, corporate and administrative functions.

     - EXPLOIT MARKET OPPORTUNITIES FOR GROWTH THROUGH STRATEGIC ALLIANCES AND ACQUISITIONS. The media industry in Ibero America is fragmented, and, because of shifts in the regulatory environment, foreign ownership of multiple media assets in some countries has become possible. These two factors should provide Claxson the opportunity to develop its businesses through strategic alliances and acquisitions. Claxson's strategy includes geographic expansion of its existing businesses, as well as increasing penetration in those geographic markets in which it currently operates.

     - EXPAND PLAYBOY TV INTERNATIONAL'S NETWORKS WORLDWIDE. Claxson intends to work with Playboy TV International to create, launch and operate Playboy-branded pay television networks in international markets outside North America that can support premium adult entertainment networks.

     - DEVELOP ADDITIONAL REVENUE STREAMS. Claxson intends to capitalize on its diverse media assets to develop additional sources of revenue, including, among others, the sale or license of content through existing and new media, such as broadband, and the provision of direct marketing services to advertisers.

     - LEVERAGE STRATEGIC RELATIONSHIPS. Claxson believes that its relationship with the Cisneros Group and Hicks Muse, its principal shareholders, will provide Claxson with competitive advantages. Claxson intends to draw upon the relationships, regional expertise and extensive media assets of its principal shareholders to enhance its content offerings and facilitate access to distribution and technology platforms.

MARKET OPPORTUNITY

     A large and growing audience of Spanish- and Portuguese-speakers exists, and Claxson believes that this market presents an opportunity to increase subscriber and advertising revenues of its pay television, broadcast television and radio, and Internet businesses.

     GROWTH OF PAY TELEVISION SUBSCRIBERS

     Claxson's pay television business was created in 1996 to meet the growing need for high quality entertainment content customized to the tastes and needs of the rapidly growing pay television market in Ibero America. Ibero America, excluding the U.S. Hispanic market, has a population of approximately 540 million people, who live in approximately 133 million households. Kagan World Media estimates that approximately 112 million of these households have one or more television sets, with 21.6 million households, or 19.2%, receiving pay television channels. Argentina is presently the most developed pay television market in Ibero America with a 52.9% pay television penetration rate of television households and approximately 25.0% of the total pay television subscribers in Ibero America, excluding the U.S. Hispanic market. Cable markets in other countries in the region are currently at earlier stages of development, with pay television penetration rates ranging between 10% and 22%.

     The following table presents estimates for year-end 2000 regarding the number of households, television households, homes able to receive pay television (which are referred to as "homes passed"), subscribers who pay to receive cable or direct-to-home television (which are referred to as "pay television subscribers"), and penetration rates for selected countries and geographic regions in Ibero America.

                                                                REST OF   ALL OF     SPAIN       ALL OF
                                                                 LATIN     LATIN      AND         IBERO
                                  ARGENTINA   BRAZIL   MEXICO   AMERICA   AMERICA   PORTUGAL   AMERICA(1)
                                  ---------   ------   ------   -------   -------   --------   -----------
                                                     (IN MILLIONS, EXCEPT PERCENTAGES)
Total households................    10.5       39.3     20.1     43.6      113.5      19.3        132.8
Television households...........    10.2       37.4     17.7     30.9       96.2      16.2        112.4
Homes passed....................     9.9        8.2      7.1     14.2       39.4       5.7         45.1
Pay television subscribers......     5.4        4.0      3.9      4.8       18.0       3.6         21.6
Penetration of pay television
  subscribers/homes passed......    54.5%      47.6%    54.9%    33.8%      45.7%     63.2%        47.9%
Penetration of pay television
  subscribers/television
  households....................    52.9%      10.4%    22.0%    15.5%      18.7%     22.2%        19.2%

---------------
(1)  Excludes U.S. Hispanic market.
Source: Kagan World Media, Inc. 2000.


     Claxson anticipates that the pay television market in Ibero America will experience significant growth in the coming years. According to Kagan World Media, the number of pay television subscribers in Ibero America, excluding the U.S. Hispanic market, grew at a compounded annual growth rate of 20.1% between 1996 and 1999. In addition, according to Kagan World Media, Ibero America, excluding the U.S. Hispanic market, represents the fastest-growing pay television market in the world, with pay television subscribers expected to grow to 31.7 million by 2003, equivalent to a compound annual growth rate of 14.6%. Claxson expects that this growth will be driven by the expansion of homes passed, increased subscriber growth at existing cable systems and the expansion of direct-to-home platforms. Claxson anticipates that penetration rates across the region will rise to levels closer to more mature pay television markets, such as Argentina. The following table presents selected information regarding the anticipated growth of the pay television market in Ibero America, excluding the U.S. Hispanic market.


                                                                                      PAY TELEVISION
                                                                                       SUBSCRIBERS/
                                                                                        TELEVISION
                                                        PAY TELEVISION SUBSCRIBERS      HOUSEHOLDS
                                                        --------------------------    --------------
                                                        1999     2003     CAGR(1)     1999     2003
                                                        -----    -----    --------    -----    -----
                                                             (IN MILLIONS, EXCEPT PERCENTAGES)
Argentina.............................................   5.2      5.9        3.2%     52.0%    54.6%
Mexico................................................   3.3      5.7       14.1%     19.3%    28.6%
Brazil................................................   3.0      6.9       22.7%      8.1%    17.5%
Rest of Latin America.................................   4.2      7.1       14.0%     14.0%    21.1%
                                                        ----     ----
All of Latin America..................................  15.6     25.4       12.8%     16.6%    24.7%
Spain and Portugal....................................   2.7      6.3       23.6%     16.9%    37.3%
                                                        ----     ----
All of Ibero America(2)...............................  18.4     31.7       14.6%     16.6%    26.5%
                                                        ====     ====

---------------
(1)  "CAGR" means compounded annual growth rate.
(2)  Excludes U.S. Hispanic market.
Source: Kagan World Media, Inc. 2000

     In addition to subscriber growth, Ibero America's existing cable infrastructure is being upgraded as cable providers seek to increase their revenues per subscriber by offering additional programming such as premium and pay-per-view channels as well as services such as high-speed Internet access and cable telephony. As cable companies upgrade their existing distribution networks and install new digital systems, Claxson expects that the demand for pay television channels will increase. Based on extrapolations from Kagan World Media data, the principal pay television operators in Argentina, Mexico and Brazil, Latin America's largest markets, had average capacity of 66, 54 and 52 channels, respectively, for 2000.

     GROWTH OF INTERNET USAGE


     Claxson's Internet business seeks to fulfill the growing need for high quality content customized to the tastes and needs of the growing Internet market in Ibero America. According to International Data Corporation, the number of Internet users in Latin America grew at a compounded annual growth rate of 100% between 1997 and 1999 and is expected to grow at a compounded annual growth rate of 38.7% between 1999 and 2003. As noted in the table below, Brazil has the largest Internet user base in Ibero America with 4.3 million or 26.4% of total users. International Data Corporation estimates the relative share of Internet users in other countries in the region will grow even more rapidly, so that by 2003, Argentina and Mexico will account for 23.8% of the total user base, up from 20.9% in 1999.


                                                            INTERNET USERS       PENETRATION
                                                         --------------------    ------------
                                                         1999    2003    CAGR    1999    2003
                                                         ----    ----    ----    ----    ----
                                                          (IN MILLIONS, EXCEPT PERCENTAGES)
Argentina..............................................   1.1     4.7    43.8%    2.9%   12.3%
Mexico.................................................   2.3     9.2    41.4%    2.4%    8.9%
Brazil.................................................   4.3    14.2    34.8%    2.6%    8.3%
Rest of Latin America..................................   2.5     9.6    40.0%    1.4%    5.1%
                                                         ----    ----
All of Latin America...................................  10.2    37.7    38.7%    2.2%    7.5%
Spain and Portugal.....................................   5.9    20.6    36.7%   11.9%   40.9%
                                                         ----    ----
All of Ibero America(1)................................  16.1    58.3    38.0%    3.1%   10.6%
                                                         ====    ====

---------------
(1)  Excludes U.S. Hispanic market.
Source: International Data Corporation

     GROWTH OF ADVERTISING MARKETS

     Claxson's businesses seek to take advantage of growth prospects of the advertising market in Ibero America, which Claxson views as being particularly attractive for companies that offer value-added advertising services such as direct marketing capabilities through multi-media outlets with a pan-regional presence. Claxson first implemented this multi-media strategy in Chile with the integration of Radio Chile and Chilevision and subsequently with the strategic alliance between Claxson's Chilean broadcast properties and El Sitio.

     Several factors affect the advertising revenue generated in the individual Ibero American countries, such as the general economic and business conditions, private consumption per capita, the presence of ratings measurement services, special events such as the World Cup, Olympic Games and elections, and the general level of competition among businesses seeking to differentiate their products and services among consumers.

     The following table presents information regarding the expected growth of advertising expenditures in Claxson's markets.

                              PAY TELEVISION(1)      BROADCAST TELEVISION                RADIO                   INTERNET
                             -------------------   -------------------------    -----------------------   ----------------------
                             1999   2003   CAGR     1999      2003     CAGR      1999     2003    CAGR    1999    2003     CAGR
                             ----   ----   -----   -------   -------   -----    ------   ------   -----   ----   ------   ------
                                             (IN MILLIONS OF U.S. DOLLARS AT CURRENT PRICES, EXCEPT PERCENTAGES)
Argentina..................  $ 47   $ 81   14.6%   $ 1,371   $ 1,338   (0.6)%   $  204   $  253    5.5%   $ 5    $   73     95.5%
Mexico.....................    29    103   37.3%     2,250     4,393   18.2%     1,111    1,896   14.3%     7       119    103.1%
Brazil.....................    47     66    8.7%     3,225     4,702    9.9%       269      390    9.7%    32       302     75.3%
Rest of Latin America......     9     62   62.0%     3,991     4,835    4.9%       733      879    4.7%    10       133     91.0%
                             ----   ----           -------   -------            ------   ------           ---    ------
All of Latin America.......   132    312   24.0%    10,837    15,268    9.0%     2,317    3,418   10.2%    54       627     84.6%
Spain and Portugal.........    45    190   43.7%     3,128     4,798   11.5%       608      764    5.9%    30       597    111.5%
                             ----   ----           -------   -------            ------   ------           ---    ------
All of Ibero America(2)....  $177   $502   29.9%   $13,965   $20,066    9.5%    $2,925   $4,182    9.3%   $84    $1,224     95.5%
                             ====   ====           =======   =======            ======   ======           ===    ======

---------------
(1)  Based on management estimates.
(2)  Excludes U.S. Hispanic market.
Sources: Zenith Media; Jupiter Communications; and International Data
         Corporation

     Broadcast television and radio represent the most significant portion of advertising expenditures in Ibero America, accounting for 81% and 17%, respectively, of advertising expenditures in 1999. According to Zenith Media, broadcast television and radio in Ibero America are expected to grow at a compound annual growth rate of 10.4% and 9.3%, respectively. Currently, pay television accounts for 1.3% of broadcast television advertising in Latin America, partially due to the early stages of the cable industry in the region and the limited availability of rating systems. However, as the pay television market develops, Claxson's management estimates the pay television advertising market in Latin America will grow at a compound annual growth rate of 24.0%, or over twice as rapidly as broadcast television and radio advertising. Although Internet advertising is still at an early stage in Ibero America, Claxson expects it to account over the long term for an increasing share of total advertising expenditures in the region. Based on data provided by Jupiter Communications, Internet advertising expenditure in Ibero America totaled U.S.$84 million in 1999 and is projected to grow to U.S.$1,224 million in 2003.

HISTORICAL OVERVIEW OF PAY TELEVISION AND BROADCAST TELEVISION AND RADIO ASSETS

     In 1998, a member of the Cisneros Group partnered with Hicks Muse to create Ibero-American Media Partners, a joint venture focused on acquiring, developing and investing in entertainment and media content properties in three key business segments within the Ibero American region: pay television, broadcast television and radio, and Internet.

     Consistent with this strategy, Ibero-American Media Partners acquired the pay television assets of the Cisneros Television Group from the Cisneros Group in 1998, and engaged the Cisneros Television Group management team to execute Ibero-American Media Partners' strategy of building a pan-regional media content company. Ibero-American Media Partners believed it could achieve economies of scale through the consolidated management of media and entertainment content properties, combined programming acquisition and development, and the sharing of talent and resources. During the last three years, through internal growth, acquisitions, consolidation and strategic alliances, Cisneros Television Group's management has integrated and developed these Ibero-American Media Partners assets and those media assets owned by Carlyle/Carlton that it has managed. The most important of these alliances has been Playboy TV International, a joint venture formed in 1999 by a member of the Cisneros Group with the pay television subsidiary of Playboy Enterprises, Inc. In February and December 1999, members of the Cisneros Group and Hicks Muse contributed their broadcast television and radio businesses in Chile to Ibero-American Media Partners.

     The parties to the transaction believe that the creation of Claxson represents an important step in the creation of an integrated provider of branded entertainment content in Ibero America. All of the media assets that are presently managed as an integrated business by the Cisneros Television Group's management team will be contributed to Claxson, including all of the media companies owned by Ibero-American Media Partners and the media assets owned by Carlyle/Carlton that are managed by Cisneros Television Group. Following the completion of the transaction, Claxson will cease to use the name "Cisneros Television Group".

                           PAY TELEVISION BUSINESSES

     Under the combination agreement, the pay television businesses of Ibero-American Media Partners will be contributed to Claxson. Carlyle/Carlton will also contribute their interest in Playboy TV International, which distributes adult programming in various languages internationally. The Playboy TV International brands include Playboy TV, Spice and other local brands.

     Latin America is the largest market for Claxson's pay television business, where Claxson provides programming to more than 1,100 cable system operators and two direct-to-home system operators. Claxson's channels are delivered to approximately 46.5 million channel subscribers in over 10.1 million pay television households on both cable and direct-to-home platforms. Claxson has a presence in Spain and Portugal, and in territories outside of Ibero America through its interest in Playboy TV International.

CLAXSON'S PAY TELEVISION BUSINESS IN IBERO AMERICA

     Claxson's pay television business includes 13 pay television channels distributed in various Ibero America markets, with a strong presence in Argentina and the rest of the southern portion of South America, which is commonly called the "Southern Cone". In addition, Claxson offers 20 digital music channels through its AEI Music Latin America joint venture.

     Claxson's channels are tailored to Spanish- and Portuguese-speaking television viewers throughout Ibero America and offer a diverse mix of programming, including movies, music videos, local news, documentaries, situation comedy, animation, family series and adult entertainment on a basic, premium or pay-per-view basis. Content for local, regional and international markets, except in the case of Playboy TV International content outside Ibero America, is either originally produced in or dubbed into Spanish or Portuguese.

     Claxson's channels are among the most highly rated pay television channels in Argentina, which is the most developed pay television market in Latin America. According to IBOPE Argentina, the average pay television audience increased by 11.0% in Argentina in 2000, while Claxson's channels averaged an 11.7% increase in ratings in the same year. Two of Claxson's channels, Space and I.Sat, and Claxson's represented channel, Cronica TV, have been consistently ranked among the top ten channels in prime-time in Argentina since 1998. Claxson's channels are also among the top four advertising-supported channels in Argentina in each of five pay television genres.

     The following table presents, by genre, the ratings position of Claxson's channels (which are in bold) in Argentina for the first half of 2000.

FILM:                 SERIES:             DOCUMENTARY:        MUSIC:              NEWS:
-----                 -------             ------------        ------              -----
1. SPACE              1. USA Networks     1. Discovery        1. MTV              1. CRONICA TV
2. TNT                2. Warner           2. Animal Planet    2. MUCHMUSIC        2. Todo Noticias
3. Canal Fox          3. UNISERIES        2. Mundo Ole        3. Solo Tango       3. 26 TV
4. I.SAT              4. Sony             2. INFINITO         4. Telemusica       4. CNN en Espanol
5. Hallmark           5. TeleUNO          5. TV Quanity       5. Music 21         5. CVN

---------------
Source: IBOPE Argentina

Time slot: Television households Monday to Sunday from noon to midnight.
Period: January through June 2000.

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     The following table shows that Claxson's channels increased or maintained their positions within their genres in Argentina during the first half of 2001.

FILM:                  SERIES:          DOCUMENTARY:        MUSIC:               NEWS:
-----                  -------          ------------        ------               -----
1. SPACE               1. USA Networks  1. Discovery        1. MTV               1. CRONICA TV
2. TNT                 2. Sony          2. INFINITO         2. MUCHMUSIC         2. Todo Noticias
3. I.SAT               3. UNISERIES     3. Animal Planet    3. Music Top         3. CNN en Espanol
4. Canal Fox           4. Warner        4. Mundo Ole        4. Music Country TV  4. 26 TV
5. Hallmark            5. AXN           5. History Channel  5. Solo Tango        5. Politica y Economia

---------------
Source: IBOPE Argentina

Time slot: Television households Monday to Sunday from noon to midnight.
Period: January through June 2001.

     Claxson wholly owns nine of the channels that Claxson distributes: Space; I.Sat; Uniseries; Infinito; Jupiter Comic; Venus; MuchMusic; HTV; and Cl@se. Claxson controls the programming content of these channels. Claxson also operates three channels in Ibero America through three joint ventures: Playboy TV and Spice (through Playboy TV International and Playboy TV Latin America in association with an affiliate of Playboy Enterprises, Inc.); and The Locomotion Channel (in association with The Hearst Corporation). In addition to the wholly owned and partnered channels, Claxson has the exclusive right to distribute Cronica TV, a channel owned by Estrella Satelital S.A., in the Southern Cone in exchange for a share of subscription revenues.

     WHOLLY OWNED BASIC TIER CHANNELS

     SPACE offers 24 hours of movies from the United States and elsewhere dubbed into Spanish, targeting audiences over 18 years of age. Space has been an important channel in its genre since its launch in 1991, attracting a large audience throughout the Southern Cone. Programming includes thematic movie blocks, featuring horror, Italian films, Spanish productions, bestsellers on film and epic pictures. Space has also been popular with sports enthusiasts, and has featured live boxing events, including the De La Hoya vs. Trinidad event in 2000, that in some cases have had superior ratings to those attained by broadcast television.

     I.SAT, which is available throughout the Southern Cone, targets young adults. Offering movies, series, music and news, I.Sat has at times achieved the highest-rating of any channel in its genre in the Southern Cone. I.Sat also features contemporary music and subtitled videos. I.Sat's award-winning program "In Concert" showcases original live productions from all over the world.

     UNISERIES targets television buffs and family audiences in the Southern Cone. Programs include, among others, "The Avengers", "The Professionals", "The Untouchables", "Combat" and "The Addams Family". Uniseries is the only channel in Latin America that airs all phases of the "Star Trek" show ("Star Trek", "The Next Generation", "Deep Space 9" and "Voyager").

     INFINITO is available throughout Latin America and offers programming dedicated to investigating the unknown, the hidden and the unexpected. Infinito explores new areas of knowledge and provides exclusive programs and its own original productions to satiate the curiosity of Latin American viewers.

     JUPITER COMIC is a family entertainment channel in the Southern Cone, offering 24 hours of comedy for all ages. This channel showcases several decades of local and international comedy programs, such as "I Love Lucy", "The Benny Hill Show", "Mork and Mindy" and "Cheers". Jupiter Comic is the only Spanish-language comedy channel in Latin America.

     VENUS is a well-known premium and pay-per-view adult-content channel catering specifically to Latin American audiences. Movies constitute over 70% of the Venus programming library. Venus also offers features and series, as well as Swedish, German and Italian programming. Together with the Playboy TV and Spice channels produced by Playboy TV Latin America, Claxson believes it offers pay television operators the premier multiple spectrum package of adult content in Latin America. As discussed below,

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

Claxson expects to form a 50/50 joint venture with Playboy TV International to distribute Venus in Latin America.

     MUCHMUSIC ARGENTINA features English- and Spanish-language music videos, and features video jockeys who update viewers on the latest music, fashion and cyber trends. MuchMusic has been consistently one of the top two music channels with the highest audience participation in Argentina. It is broadcast pan-regionally throughout Latin America live from its streetfront, open studio in Buenos Aires. MuchMusic delivers a high concentration of young adults and a loyal audience to advertisers. Through a partnership established in 1999 with CHUM Limited, one of Canada's best known media companies and content providers, Claxson seeks to duplicate the success of MuchMusic through the development of other MuchMusic franchises in Ibero America. In May 2001, a subsidiary of Ibero-American Media Partners created a joint venture with the Odia Group providing for the transmission of MuchMusic programming in Brazil.

     HTV features Latin music 24 hours a day. HTV has a presence not only in Latin America, but also in the U.S. Hispanic market. HTV's programming covers a wide spectrum of Latin music styles, including salsa, merengue, hip-hop, cumbia, pop and reggae.

     CL@SE is a multimedia educational service offered through a variety of media gateways: pay television; classroom guide; and the Internet. Cl@se represents a comprehensive opportunity for teachers, students and other persons who want to learn while having fun. Cl@se is an innovative pan-regional "edutainment" system, featuring imaginative educational programs from around the world. Cl@se is distributed to approximately 35,000 schools, reaching an estimated 11 million students.

     JOINT VENTURES -- PARTIALLY OWNED CHANNELS

     THE LOCOMOTION CHANNEL is a 50/50 partnership between a subsidiary of Ibero-American Media Partners and The Hearst Corporation that was created in November 1996. Locomotion is distributed pan-regionally in Ibero America and features international animation programming created specifically for teens and young adults. Locomotion features quality international primetime series such as "South Park", "The Critic", "Duckman" and "Dr. Katz" from the United States, "Crapston Villas" from the United Kingdom, "Robin" and "Bob & Margaret" from Canada, and "Cuttlas" from Spain. Locomotion's programming also features Japanese animation such as "Evangelion", "Akira", "Ghost in the Shell", "Bubble Gum Crisis" and "Saber Marionette J", as well as feature films and shorts of international acclaim. In addition, Locomotion produces the following original animated series for its website: "El Santos"; "Teveey"; "Rudo by Night"; "Dr. Ameba"; "The Fuzz"; and "Afro Baby".

     PLAYBOY TV LATIN AMERICA is a joint venture that was created in 1996 between a member of the Cisneros Group and an affiliate of Playboy Enterprises, Inc. Today, a subsidiary of Ibero-American Media Partners owns 81% of Playboy TV Latin America, while an affiliate of Playboy Enterprises, Inc. owns the remaining 19%. Playboy TV Latin America owns, operates and distributes the Playboy TV and Spice networks throughout Latin America, Spain and Portugal and Playboy TV en Espanol in the U.S. Hispanic market. Playboy TV Latin America offers high quality adult entertainment, which generally can be purchased monthly as a premium channel or on a pay-per-view basis. A portion of Playboy TV Latin America's programming is tailored to the Ibero America market and is customized according to regional preferences. Due to the renowned Playboy brand and its high quality programming, Playboy TV Latin America enjoys strong viewer loyalty and consistently attains some of the highest buy-rates of all available premium and pay-per-view services in Ibero America. As discussed below, Claxson expects to integrate its Playboy TV Latin America and Playboy TV International businesses either prior to or shortly after completion of the transaction.

     AEI MUSIC LATIN AMERICA. AEI Collingham Holdings Co. Ltd., which operates the AEI Music Latin America channels, is a 50/50 joint venture formed in 1999 by a member of the Cisneros Group and an affiliate of AEI Music Network Inc. that develops and delivers 20 digital music channels, which we refer to in this document as the AEI Music Channels, through DirecTV in Latin America. The music channels are grouped according to music genres and distinct audio landscapes, with selections determined by demographics, geography and desired "energy levels". AEI Music Latin America also intends to develop and deliver music services to retail and commercial establishments in Latin America.

     REPRESENTED CHANNEL

     CRONICA TV is owned and produced by Estrella Satelital S.A., an affiliate of the producers of the Cronica Newspaper in Argentina. Claxson is the exclusive sales agent for Cronica TV programming in the Southern Cone. Cronica TV is a 24-hour live news channel, delivering local and international news coverage that is popular, in large part, for its live coverage of events in Argentina.

PAY TELEVISION DISTRIBUTION


     As of December 31, 2000, Claxson's channels were distributed in 26 countries in Ibero America and reach 44.9 million channel subscribers in over
9.7 million pay television households. Claxson believes that its ability to provide a diversified package of branded channels to pay television operators is a favorable alternative to individual channels that offer a more limited menu of programming choices. Claxson has distribution agreements with important pay television operators that distribute its channels in each of its markets.



     Claxson intends to increase the penetration of its channels in the markets in which they are currently distributed and expand into new markets. The following table identifies the number of subscribers for each of Claxson's channels as of December 31, 1999 and 2000.


                                              TOTAL NUMBER OF SUBSCRIBERS
                                             -----------------------------
                                                     DECEMBER 31,
                                             -----------------------------
                                                 1999            2000
                                             ------------    -------------
                                                    (IN THOUSANDS)
BASIC PACKAGE
Space......................................      5,512           5,743
I.Sat......................................      4,995           5,445
Uniseries..................................      3,833           4,415
Infinito...................................      5,825           7,071
Jupiter....................................      1,341           1,699
MuchMusic..................................      4,140           5,088
HTV........................................      4,419           4,348
Cl@se(1)...................................        812           1,179
Locomotion.................................      2,313           4,188
Cronica TV(2)..............................      4,662           4,942
                                                ------          ------
  TOTAL BASIC..............................     37,852          44,118
                                                ------          ------
PREMIUM PACKAGE
Playboy TV(3)..............................        164             618
Venus......................................        131             181
                                                ------          ------
  TOTAL PREMIUM............................        295             799
                                                ------          ------
  TOTAL CHANNEL SUBSCRIBERS................     38,147          44,917
                                                ======          ======

---------------
(1) Cl@se is also distributed in approximately 35,000 schools and reaches an estimated 11 million students.
(2)  Represented channel.
(3)  Includes only Playboy TV Latin America subscribers.

     PAY TELEVISION REVENUE SOURCES

     Like most providers of pay television content, Claxson derives substantially all of its pay television revenues from subscriber-based fees and advertising revenue. Subscriber-based revenues currently are the primary source of revenue for Claxson's pay television business, accounting for 79% of total pay television net revenue in the year ended December 31, 2000 and 76% in the year ended December 31, 1999. For the three months ended March 31, 2000 and 2001, subscriber-based revenues accounted for 82% and 78%, respectively, of total pay television net revenue. Advertising accounted for 12% of total pay television net revenue in the year ended December 31, 2000 and 13% in the year ended December 31, 1999. For the three months ended March 31, 2000 and 2001, advertising accounted for 8% and 10%, respectively, of total pay television net revenue. In addition, Claxson derived 9% of its pay television revenues in the year ended December 31, 2000 and 12% in the year ended December 31, 1999 from other sources, including management and other fees for services it provides to its partially owned channels. For the three months ended March 31, 2000 and 2001, Claxson derived 11% and 13%, respectively, of its pay television revenues from other sources.

     SUBSCRIBER-BASED FEES

     Claxson charges pay television operators either a flat or per-subscriber fee for the right to broadcast Claxson's channels through their networks. Pricing for basic channels typically involves a lump sum monthly payment per channel or package of channels or fixed price per subscriber. Generally, Claxson enters into long-term distribution agreements with an average term of approximately three years. For premium and pay-per-view channels, Claxson determines a retail price in each market and receives a percentage of the revenues generated from subscribers of those channels.

     Claxson's channels are distributed by more than 1,100 pay television operators in Ibero America. These operators include, among others, DirecTV Latin America, CableVision (Argentina), Multicanal (Argentina), Via Digital (Spain), Sky Latin America, Net Brasil, Cablevision (Mexico), VTR (Chile) and Intercable (Venezuela). Claxson's five largest pay television customers accounted for 53% of total pay television net revenue for the year ended December 31, 2000. For the three months ended March 31, 2001, Claxon's five largest pay television customers accounted for 49% of total pay television net revenue. No single pay television operator accounted for more than 19% of Claxson's pay television revenues in either the year ended December 31, 2000 or the three months ended March 31, 2001. Claxson believes that its relationships with its distributors are good. At least one of Claxson's channels is currently distributed to 44% of the pay television households in Ibero America, excluding the U.S. Hispanic market, and Claxson plans to expand the penetration of its package of channels throughout Ibero America.

     ADVERTISING REVENUE

     Claxson derives revenues from the sale of advertising on its pay television channels to advertisers and agencies. Claxson believes that its geographic reach will enable it to pursue local, pan-regional and global advertising budgets. Claxson offers advertisers pan-regional reach, local focus, and the opportunity to incorporate direct marketing and promotional events to create multimedia campaigns. Claxson believes that its channels' spectrum of highly-rated programming appeals to advertisers that want to target audiences in specific demographic and other focused groups. Claxson expects that the favorable demographics of its audience, which consist of middle- and upper-middle-income viewers, combined with the growth of the pay television advertising market in Latin America, will provide it the opportunity to increase revenues from the sale of advertising.

     For the year ended December 31, 2000, Claxson's channels sold advertising to 321 advertisers. In the year ended December 31, 2000 and the three months ended March 31, 2001, Claxson's top ten advertisers accounted for approximately 52% and 61%, respectively, of its pay television advertising revenues. Claxson's strongest advertising sales were made for the Space channel, which accounted for 43% and 46% of pay television advertising revenue in the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.


     On April 2, 2001, Ibero-American Media Partners entered into two agreements with MGM Networks Latin America, LLC for the advertising sales representation by Ibero-American Media Partners of the MGM channel and the Casa Club channel. One agreement relates to sales originating from the territory of Argentina, and the other agreement covers pan-regional sales. The term of these agreements is one year.


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

Under the agreement for Argentina, there is a minimum guarantee of advertising revenue payable to MGM of U.S.$1,500,000 over the term of the agreement.

     On April 20, 2001, Claxson entered into a non-binding memorandum of understanding with the shareholders of StarTV Brazil Ltda. for the acquisition by Claxson or any of its subsidiaries of a 51% equity interest in StarTV. StarTV is an advertising representative firm in Brazil that provides advertising sales and marketing services to pay television channels and Internet businesses. The parties are currently in the process of negotiating a definitive agreement.

     In June 2001, Cisneros Television Group signed a letter of intent with Pan-American Sports Network for the advertising sales representation of the PSN channel in Latin American (excluding Brazil). PSN is a Latin American sports pay television channel in the region, and is owned by affiliates of Hicks, Muse, Tate & Furst Incorporated. The parties are currently in the process of negotiating the definitive long-form agreement.

     Claxson seeks to offer advertisers maximum value for their advertising expenditures and has implemented a strategy that provides customized options, including the following: on-air spots; program sponsorships; on-air promotions; product integration; customized commercials; special events; and interactive elements. An example of a customized option combines advertising on Claxson's pay television channels with advertising on the El Sitio website. The pay television elements of this customized option include spots, programming promotions and program sponsorships. The online elements include a targeted banner run, plus creation of a micro-site geared to the targeted audience. Claxson believes that this integrated approach to advertising and media and its ability to provide advertisers with promotional opportunities across its different brands distinguishes Claxson from its competitors.

     OTHER REVENUE SOURCES

     Claxson derives other revenues from services that it provides to pay television businesses partially owned by it, such as Playboy TV International, Playboy TV Latin America, The Locomotion Channel and AEI Music Latin America. These revenues include commissions for subscriber- and advertising-based revenues for Claxson's partner channels and fees for back office and other services provided to these channels by its management. Claxson expects these revenues to grow as it provides additional services to these joint ventures, including play-back and dubbing services.

SALES AND MARKETING

     Claxson focuses its marketing efforts on increasing pay television operator interest, subscriber levels and brand awareness, maintaining and improving the ratings of its channels, and creating promotional opportunities that are attractive to its target audiences, distributors and advertisers. Claxson conducts multimedia marketing campaigns designed to promote audience loyalty and support the programming of its channels. These campaigns generally combine on-air and off-air events with traditional print, radio and billboard advertising targeted to current and potential viewers. Claxson's channels also have promotional websites that allow its subscribers to learn more about Claxson's programming and off-air events, while providing sponsors and advertisers with another medium for interacting with subscribers.

     Claxson's marketing staff works closely with its other departments, including advertising sales, affiliates sales, creative, programming and communications, to coordinate and implement activities that achieve its marketing goals. For example, Claxson's marketing, affiliate and advertising sales departments work closely together to create marketing concepts and off-air promotional events that appeal to its advertisers and system operators and reinforce a brand's key elements. One of these off-air events is the MuchMusic Winter Festival, an annual concert event targeted to young adults in Argentina that is hosted by the MuchMusic video jockeys (also known as "VJs") and features local bands and entertainers. In addition, Claxson's marketing staff works with the programming and creative departments to develop strategic programming concepts that strengthen the uniqueness of a channel's identity, increase viewership and create sponsorship opportunities. Claxson believes that its marketing initiatives achieve its primary goals of growing its brands, retaining viewer loyalty, increasing the distribution of Claxson's channels,
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

creating innovative promotional opportunities for its advertisers and affiliates and maintaining or improving its ratings.

PROGRAMMING SOURCES

     Claxson's programming library includes licensed programming, owned films, original productions and other programming totaling approximately 31,900 hours. Of these total hours of programming, approximately 30,000 hours are currently in Claxson's possession and 1,900 hours are to be delivered pursuant to contracts with suppliers as of March 31, 2001. Claxson's strategy has been to acquire rights to large packages of high quality programming and to air the programming on the appropriate channel.


     Claxson tailors its pay television programming for the Ibero American audience and airs most of its programming in Spanish or Portuguese. Claxson's purchased programming is dubbed in Spanish and/or Portuguese in its own studios or independent studios. Claxson believes that its library of customized Spanish- and Portuguese-language programming represents a valuable asset, because many of its competitors air significantly more of their programming with subtitles, which Claxson believes, is less popular with television audiences in Ibero America. The availability of an extensive, edited and ready-to-air programming library permits Claxson to schedule movies and other programming quickly for inclusion in theme-oriented programming blocks in response to current events.


     LICENSED PROGRAMMING

     Claxson has exhibition rights from third-party programmers totaling approximately 30,900 hours of programming. These rights include approximately 10,000 films, representing approximately 20,000 hours of programming, which allows channels such as Space, I.Sat and Jupiter Comic to air programming with less repetition than many of their competitors. The remaining 10,900 hours of programming consist of approximately 9,700 television series episodes and documentaries, allowing Uniseries and Infinito not to repeat its episodes of any series or documentary for up to one year. Claxson's exhibition rights also include cartoons and other animated material, as well as sports and music entertainment events.

     Claxson's program license agreements generally provide for the non-exclusive right to exhibit programming within a specified period of time by means of basic pay television in the Southern Cone, and sometimes provide for options to extend these rights on a pan-regional basis throughout Latin America. In the case of Infinito and Venus, both pan-regional channels, Claxson obtains exhibition rights on a pan-regional basis throughout Latin America. In the case of The Locomotion Channel, Claxson typically enters into an exclusive license to exhibit programming by means of basic cable television throughout Ibero America, with a one-year holdback over all forms of television media.

     Claxson has entered into programming agreements with key providers of high-quality programming, including Pearson Television International Ltd., Paramount Pictures Corp., Hearst Entertainment, Inc. and MGM International Television.

     Claxson licenses worldwide television exhibition rights from affiliates of Playboy Enterprises, Inc. for programming on the Playboy TV and Spice channels, as well as all other local channels operated by Playboy TV Latin America and Playboy TV International, under the Playboy TV International joint venture agreements (which are discussed below).

     Claxson believes that its relationships with pay television programming suppliers are good.

     OWNED PROGRAMMING

     Claxson owns approximately 400 classic Argentine films, totaling approximately 600 programming hours, including the San Miguel film library and films from the Lumiton film library that it purchased. Many of these films date from the golden age of Argentine filmmaking in the 1940s and 1950s.

     Claxson owns a substantial amount of programming originally produced for the channels, including approximately 400 hours of original programming recently produced for Infinito, as well as boxing and film

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

commentaries produced to air on Space and concert and film commentaries produced for MuchMusic Argentina and I.Sat. Claxson also owns certain brief lead-in programming that Claxson produces relating to much of its film library and other interstitial programming material.

     In addition to owned and licensed programs, Claxson has a limited amount of first-run rights relating to boxing matches and other special events, such as music concerts, exclusive interviews and specials featuring music artists.

PLAYBOY TV INTERNATIONAL JOINT VENTURE

     Playboy TV International is a joint venture formed in August 1999 between a member of the Cisneros Group and an affiliate of Playboy Enterprises, Inc. Playboy TV International creates, launches and operates adult entertainment television channels globally under the Playboy TV and Spice brands. Playboy TV International, together with Playboy TV Latin America, has the right to operate branded channels in all territories outside the United States and Canada and to license Playboy-branded and other non-branded adult programming to third parties. Playboy TV International owns and operates the Playboy TV and Spice channels and other branded channels such as The Adult Channel in the United Kingdom and Channel Ruby in Japan, where Playboy TV International has an approximate 20% equity interest. Since its inception, Playboy TV International has launched channels in France, the Benelux countries (Belgium, Luxemburg and The Netherlands), Taiwan, New Zealand and Israel. Playboy TV International also has entered into a contractual arrangement with Polsat to launch a licensed network in Poland, which is scheduled to launch in August 2001. Playboy TV International currently provides a branded block of programming in Poland. As part of its formation, Playboy TV International acquired assets from an affiliate of Playboy Enterprises, Inc., including the exclusive right to televise the Playboy TV and Spice programming libraries and licensed rights to the Playboy TV and Spice trademarks relating to promotion of adult channels outside the United States and Canada. Carlyle/Carlton's 80.1% interest in Playboy TV International is being contributed to Claxson pursuant to the combination agreement. Following completion of the transaction, Playboy TV International will pay Claxson fees in exchange for acting as Playboy TV International's affiliate and advertising sales agent in Ibero America and providing general corporate, management and financial services for Playboy TV International worldwide. Under the Playboy TV International operating agreement, which governs the management of Playboy TV International and the relationship between its members, an affiliate of Playboy Enterprises, Inc. has the option to increase its stake in Playboy TV International to 50% through a specified date at specified prices over different periods of time.

     Playboy TV Latin America, a joint venture formed in 1996 between a member of the Cisneros Group and an affiliate of Playboy Enterprises, Inc., presently owns, operates and distributes the Playboy TV and Spice channels throughout Latin America, Spain and Portugal and Playboy TV en Espanol in the U.S. Hispanic market. A subsidiary of Ibero-American Media Partners currently owns 81% of Playboy TV Latin America, while Playboy Enterprises, Inc. owns the remaining 19%. In connection with the formation of Playboy TV International, a member of the Cisneros Group agreed to use reasonable best efforts to cause Ibero-American Media Partners to contribute its 81% interest in Playboy TV Latin America to Playboy TV International. The parties to the transaction expect that Ibero-American Media Partner's 81% interest in Playboy TV Latin America will be contributed to Playboy TV International prior to or shortly after the completion of the transaction.

     PLAYBOY TV INTERNATIONAL'S BUSINESS STRATEGY

     Claxson believes that the well-known brands and programming, when combined with the geographic breadth of Playboy TV International's rights, presents an important growth opportunity for Playboy TV International and its partners. Playboy TV International is well positioned to capitalize on growth in the adult pay television industry that Claxson expects will accompany the worldwide roll-out of digital platforms. Because the purchase of adult entertainment is largely driven by impulse behavior and because digital platforms enable viewers to act quickly on their impulses by ordering pay-per-view entertainment

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directly through their televisions, Claxson believes that the increasing availability of digital television will result in growth in the adult pay television industry.

     Playboy TV International's objective is to build worldwide networks of branded adult content to maximize the profitability of existing networks and create additional revenue streams. Playboy TV International intends to implement the following strategy:

     - EXPAND INTO NEW TERRITORIES. Playboy TV International seeks to create and launch networks in new international markets that can support premium adult entertainment networks.

     - BUILD THE PLAYBOY TV BRAND IN EXISTING MARKETS AND INTRODUCE ADDITIONAL ADULT CHANNEL FORMATS. Playboy TV International seeks to develop increased awareness of the Playboy TV brand in existing markets and introduce additional adult channel formats that will complement Claxson's adult package offering in those markets. These additional channel brands may include Spice, The Adult Channel, Channel Ruby and Venus (through a 50/50 joint venture to be formed between Playboy TV International and Imagen, as described below under "-- Playboy TV International's Channels").

     - FURTHER EXPLOIT THE PLAYBOY TV INTERNATIONAL LIBRARY THROUGH THE SALE OF PLAYBOY TV BRANDED PROGRAMMING. In markets in which regulatory restrictions, underdeveloped technology or insufficient scale prevent Playboy TV International from launching its own networks, Playboy TV International will continue to engage in sales of television programming to third parties, ranging from the sale of individual titles to the sale of larger programming blocks to pay television and broadcast television operators.

     - CREATE LOCALIZED PROGRAMMING. Playboy TV International seeks to produce or co-produce an increasing amount of original programming specifically tailored to local markets, using both existing Playboy TV and other formats.

     Claxson believes that its interest in Playboy TV International represents a valuable asset that provides it with opportunities for growth. Claxson expects to benefit from the growth potential of Playboy TV International and capitalize on the breadth of its adult content package when negotiating carriage for Claxson's basic channels to increase penetration in its current markets. In addition, Claxson anticipates that Playboy Enterprises, Inc.'s well-known brand and the quality of its content will enable Claxson to expand the geographic reach of its other channels.

     PLAYBOY TV INTERNATIONAL'S MARKET OPPORTUNITY

     Playboy TV International, together with Playboy TV Latin America, has the exclusive right to televise Playboy Enterprises, Inc. and its affiliates' television programming library worldwide outside of the United States and Canada and to operate Playboy TV en Espanol in the United States. The recognition of the Playboy brand and the quality of its programming presents a growth opportunity that Claxson can exploit. Claxson estimates that the potential audience of cable and direct-to-home subscriber households in the markets in which Playboy TV International currently distributes Playboy TV, Spice and other branded content consists of over 90 million households, and that as of December 31, 2000, Playboy TV International had an audience of approximately 27 million households.

     PLAYBOY TV INTERNATIONAL'S CHANNELS

     Playboy TV International's branded channels vary with the markets they serve, taking into account local preferences. The following is a brief description of Playboy TV International's channels.

     PLAYBOY TV is currently available through Playboy TV International and Playboy TV Latin America in 38 countries and in 13 languages. Marketed as a sensual, sophisticated adult network, more than 80% of the channel's content is original programming, licensed from an affiliate of Playboy Enterprises, Inc. or developed and produced by Playboy TV International. Programming includes movies, live and interactive shows, and dramatic and comedic serials.

     SPICE is an all-movie adult service. Approximately 50 titles are shown each month, highlighted by Thursday through Sunday premieres. Spice currently exists as a branded channel in the United States and Canada, distributed by an affiliate of Playboy Enterprises, Inc. Playboy TV International and Playboy TV Latin America currently offer Spice in several Latin American countries, Taiwan and New Zealand, and Playboy TV International intends to expand the distribution of Spice as a secondary channel in other countries.

     THE ADULT CHANNEL is available in the United Kingdom via satellite, cable and digital terrestrial distribution, and in 18 other countries in Europe on either satellite or cable systems. Programming is distinctly European and is comprised of movies, specials, and original series. Through its subsidiary in the United Kingdom, Playboy TV International produces the majority of channel programming, with the balance provided through license agreements with third parties.

     CHANNEL RUBY distributes programming that is produced or acquired by Playboy TV Japan through an arrangement with Tohokoshinsha Film Corporation. Channel Ruby features East Asian performers and themes. The channel is available to pay television subscribers in Japan.

     VENUS. In connection with the formation of Playboy TV International, a member of the Cisneros Group agreed to use its reasonable best efforts to cause Imagen, a subsidiary of Ibero-American Media Partners, to form a new 50/50 venture with Playboy TV International for the operation and distribution of the Venus channel throughout Latin America. Following formation of this new Venus venture, Venus will obtain at least 50% of its annual programming needs from Playboy TV International at market prices. Claxson expects Ibero-American Media Partners to form the new Venus venture with Playboy TV International either before or shortly after the completion of the combination transactions.

     PLAYBOY TV INTERNATIONAL'S REVENUES

     Playboy TV International derives its revenues from three major sources: subscriber-based revenues; program licensing revenues; and advertising sales. Playboy TV International had revenues of U.S.$9.4 million and U.S.$28.3 million from August 31, 1999 through December 31, 1999 and the year ended December 31, 2000, respectively. For the three months ended March 31, 2000 and 2001, Playboy TV International had revenue of U.S.$5.9 million and U.S.$8.6 million, respectively. On a pro forma combined basis, Playboy TV International and Playboy TV Latin America had revenues of U.S.$18.7 million and U.S.$35.8 million for the years ended December 31, 1999 and 2000, respectively. For the three months ended March 31, 2000 and 2001, Playboy TV International and Playboy TV Latin America had, on a pro forma combined basis, revenues of U.S.$7.3 million and U.S.$10.5 million, respectively.

     Subscriber-Based Fees

     Playboy TV International currently derives most of its revenue from the sale of Playboy TV International's channels to cable and direct-to-home operators. Depending on the market, Playboy TV International's networks are managed and operated either through a Playboy TV International subsidiary in the country in which the channels are distributed, which we refer to in this proxy statement/prospectus as "subsidiary networks", or through an exclusive licensing and/or revenue sharing arrangement with a major pay television operator or programming distributor who assumes most or all costs incurred in locally operating the channels, which we refer to in this proxy statement/prospectus as "licensed networks". The different operating structures were created so that, depending on market conditions such as scale, distribution platforms and government regulation, Playboy TV International can minimize the inherent risk and maximize potential revenues associated with launching channels in new markets. Each of these types of networks is described below.

     Subsidiary Networks. In territories where the market can support a full network operation, Playboy TV International owns a local or regional subsidiary for the operation of the Playboy TV, Spice and other networks. For these networks, Playboy TV International enters into carriage agreements directly with cable and direct-to-home operators for the distribution of the Playboy TV International channels on a premium monthly subscription and/or pay-per-view basis. Under these agreements, the operators pay Playboy TV International either:

     - a minimum fee based on number of subscribers with additional fees if that number or revenue from the channels exceeds a specified minimum; or

     -  a percentage of subscriber fees or pay-per-view buy fees.

     Licensed Networks. In some markets, Playboy TV International enters into exclusive license agreements with major pay television operators or programming distributors who assume most or all costs incurred in locally operating the channel or channels. Under these exclusive licensing agreements, Playboy TV International introduces its programming as a premium or pay-per-view channel and programs the channel schedules, which it sends to the local operator. Playboy TV International typically generates revenues from these licensed networks by charging distributors the greater of a minimum guaranteed license fee per channel and a percentage of revenues from subscriber fees and/or pay-per-view fees. In some cases, Playboy TV International may also collect trademark royalty fees from these distributors.

     Programming Rights

     In markets in which Playboy TV International does not have an established subsidiary network or licensed network, or where Playboy TV International desires a second window after programming has been exhibited on an existing Playboy TV International network, Playboy TV International derives revenues from licensing either individual titles or programming blocks, on a branded or non-branded basis, to both pay television and broadcast television operators.

     Advertising Revenue

     Playboy TV International's programming is largely delivered as a premium or pay-per-view service to pay television subscribers. As such, the programming is usually transmitted without commercial advertisements. However, Playboy TV International derives a small portion of its revenues from advertising. Playboy TV International's advertising revenues may increase as Playboy TV International enters new markets worldwide where such advertising may be appropriate, given the formats of the programming, the delivery platforms and the audiences reached.

     WORLDWIDE DISTRIBUTION

     Playboy TV International currently distributes Playboy TV, Spice and/or its other branded networks in 48 countries and 13 languages worldwide. In addition, through the licensing of Playboy TV content, Claxson's programming can be seen in a total of over 150 countries and territories around the world.

     The following table identifies the markets in which Playboy TV International is currently distributing its channels, either through subsidiary networks or licensed networks.

                                                                           PRIMARY PAY TELEVISION
         MARKET             TYPE OF NETWORK            CHANNEL                  DISTRIBUTORS                LANGUAGES
------------------------  --------------------  ----------------------  ----------------------------  ----------------------
Latin America...........  Playboy TV Latin      Playboy TV, Spice and   DirecTV Latin America; Sky    Spanish and Portuguese
                          America(1)            Venus(2)                Latin America; Net Brasil;
                                                                        Multicanal; MVS Multivision;
                                                                        VTR
Spain and Portugal......  Playboy TV Latin      Playboy TV              Via Digital; TV Cabo          Spanish and Portuguese
                          America(1)
U.S. Hispanic markets...  Playboy TV Latin      Playboy TV en Espanol   Dish Network; Cox             Spanish
                          America(1)                                    Communications; Cablevision;
                                                                        Time Warner
France..................  Licensed Network      Playboy TV              Kiosque/Canal Plus            French
Israel..................  Licensed Network and  Playboy TV              YES-direct-to-home and Tevel  English with Hebrew,
                          Program Licensing                             Cable                         Russian and Arabic
                                                                                                      subtitles
New Zealand.............  Licensed Network      Playboy TV and Spice    Sky Network Television        English
Poland..................  Licensed Network      Playboy TV              Polsat                        Polish
Scandinavia.............  Licensed Network      Playboy TV              Modern Times Group/Viasat     English with
                                                                                                      Norwegian, Swedish,
                                                                                                      Danish and Finnish
                                                                                                      subtitles.
Taiwan..................  Licensed Network and  Playboy TV and Spice    TV Time                       English with Chinese
                          Program Licensing                             Entertainment/Pacific         subtitles
                                                                        Digital Media
Turkey..................  Licensed Network      Playboy TV              Cine 5 Filmcilik              English with Turkish
                                                                                                      subtitles
Japan...................  Subsidiary Network    Playboy TV and Channel  SkyPerfecTV                   Japanese
                                                Ruby

United Kingdom..........  Subsidiary Network    Playboy TV and The      BskyB Television; NTL;        English
                                                Adult Channel           Telewest; ONDigital

Benelux.................  Subsidiary Network    Playboy TV and The      UPC; MediaKabel; Casema       English
                                                Adult Channel

---------------
(1) Claxson expects that Playboy TV Latin America will be integrated with Playboy TV International prior to or shortly after completion of the transaction.
(2) Claxson expects that Playboy TV International will form a 50/50 joint venture with Imagen for the operation and distribution of Venus in Latin America.

     PLAYBOY TV INTERNATIONAL'S PROGRAMMING

     Substantially all of Playboy TV International's programming is licensed from an affiliate of Playboy Enterprises, Inc. pursuant to the program supply agreement entered into in connection with the formation of the Playboy TV International venture. Under this agreement, Playboy TV International acquired the exclusive international distribution rights to the entire then-existing Playboy TV programming library, consisting of approximately 1,500 hours of Playboy-branded original programming. The program supply agreement also requires Playboy TV International to license exclusively all future programs to be produced by an affiliate of Playboy Enterprises, Inc., as well as other programs for which an affiliate of Playboy Enterprises, Inc. has acquired international television distribution rights, each year. In addition, Playboy TV International owns the international television distribution rights to the entire Spice program library. The Spice library is comprised of approximately 1,300 hours of programming, with approximately an additional 200 hours added annually through acquisitions. Finally, Playboy TV International licenses adult entertainment programming from other important producers of adult content. These licenses are typically territory-specific.

     The Playboy TV programming licensed from an affiliate of Playboy Enterprises, Inc. includes formats ranging from feature films, magazine format shows and dramatic series to live events and celebrity and Playmate profiles. These formats allow Playboy TV International to produce localized content in order to tailor its channels for particular markets.

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

     ARRANGEMENTS BETWEEN CLAXSON AND PLAYBOY ENTERPRISES INC. AND ITS
AFFILIATES

     Claxson's relationship with Playboy TV International and Playboy Enterprises, Inc. and its affiliates is governed by the agreements entered into by a member of the Cisneros Group and affiliates of Playboy Enterprises, Inc. in connection with the formation of Playboy TV International. The most significant agreements are the Playboy TV International operating agreement, Playboy TV International program supply agreement and Playboy TV International trademark license agreement. The following is a summary of these agreements. You are urged to read carefully these agreements. Copies of these agreements are filed as exhibits to the registration statement of which this proxy statement/prospectus is a part.

     Playboy TV International Operating Agreement

     The governance of Playboy TV International and other matters relating to Playboy TV International's members is subject to the Playboy TV International operating agreement. The operating agreement provides among other things, that:

     - Each member is obligated to make cash contributions to Playboy TV International pro rata in accordance with its ownership interest in Playboy TV International, up to an aggregate of U.S.$100 million. At March 31, 2001, a member of the Cisneros Group and an affiliate of Playboy Enterprises, Inc. had contributed U.S.$45.4 million and U.S.$11.3 million, respectively, to Playboy TV International. If there is no change in each member's existing equity interest, Claxson may be responsible for making additional capital contributions of up to a maximum of U.S.$34.7 million.

     - Playboy TV International agreed to pay an affiliate of Playboy Enterprises, Inc. a "rights acquisition fee" of U.S.$100 million in return for acquiring the international television rights to the Playboy TV and Spice programming libraries and Playboy Enterprises, Inc.'s interests in its existing international Playboy TV subsidiaries and licensing certain Playboy and Spice trademarks. Playboy TV International paid U.S.$30 million of the rights acquisition fee after signing of the operating agreement. The balance of U.S.$70 million, of which Playboy TV International had paid U.S.$7.5 million through March 31, 2001, is non-interest bearing and payable in installments over a period of five years.

     - An affiliate of Playboy Enterprises, Inc. has the option to increase its equity interest in Playboy TV International up to 50% by purchasing a portion of the other member's interest in Playboy TV International. This option may be exercised on the earlier of the last day of the tenth year following the formation of Playboy TV International and 30 days after the date on which Playboy TV International has had positive cash EBITDA for two consecutive fiscal quarters. Until August, 2003, the exercise price for this "buy-up" right increases over time and is based on the price of the initial investment in Playboy TV International plus interest. From August 2003 through August 2009, the exercise price is based on the fair market value of Playboy TV International at the time of exercise. The exercise price may be paid in cash or shares of Playboy Enterprises, Inc.

     - Playboy TV International's management committee has nine directors. Each of Playboy TV International's two members has the right to nominate three directors; and the remaining three directors are independent. The non-independent directors have voting power in proportion to the percentage of the equity interest held by the member appointing them.

     - Each member has the right to veto, in some circumstances, most major corporate decisions that may be made by Playboy TV International's board of directors.

     - The operating agreement contains restrictions on the ability of a member to transfer its interest in Playboy TV International to a third party. If either member wishes to transfer all or part of its interest in Playboy TV International to a third party, under some circumstances the selling member must first offer to sell its interest to the other member.

     Playboy TV International Program Supply Agreement

     Under the program supply agreement between Playboy TV International and an affiliate of Playboy Enterprises, Inc., Playboy Enterprises, Inc. agreed to license to Playboy TV International its entire Playboy TV television programming library existing as of December 31, 1998. The license fees that Playboy TV International must pay to televise the library is included in the U.S.$100 million rights acquisition fee described above and is payable in installments over a period of five years. The program supply agreement also requires Playboy TV International to license all new programs produced by an affiliate of Playboy Enterprises, Inc. each year, as well as other programs for which an affiliate of Playboy Enterprises, Inc. has acquired international rights. In exchange for these rights, Playboy TV International pays an affiliate of Playboy Enterprises, Inc. a license fee that is generally determined as a percentage of an affiliate of Playboy Enterprises, Inc.'s annual programming costs. During the year ended December 31, 2000 and the three months ended March 31, 2001, Playboy TV International purchased U.S.$10.5 million and U.S. $2.7 million, respectively, of programming pursuant to the program supply agreement.

     Playboy TV International Trademark License Agreement

     The trademark license agreement between Playboy TV International and an affiliate of Playboy Enterprises, Inc. grants Playboy TV International the exclusive right to use the Playboy and Spice marks outside the United States and Canada in connection with the operation, distribution and promotion of the Playboy TV and Spice channels and for the licensing of television distribution rights to Playboy TV and Spice programming to third parties. The license fee for the trademark license granted for the first ten years is included in the rights acquisition fee described above. Beginning in year eleven and for each fiscal year through the end of the 50-year term of the trademark license agreement, Playboy TV International is required to pay an affiliate of Playboy Enterprises, Inc. a license fee based on a percentage of Playboy TV International's total revenues for that year.

                   BROADCAST TELEVISION AND RADIO BUSINESSES


     Claxson wholly owns and operates two integrated broadcast businesses:
Iberoamerican Radio Holdings Uno S.A., which we refer to in this proxy statement/prospectus as "Radio Chile"; and Red de Television Chilevision S.A., which we refer to as "Chilevision". Radio Chile is the largest radio broadcaster in Chile (based on the number of concessions), and Chilevision is the fourth largest television broadcaster in Chile (based on ratings). Claxson's broadcast businesses in Chile are an integral part of its multi-media strategy, which includes the following elements:



     - continued cross-selling of television and radio advertising, which began in Chile with the integration of the Radio Chile networks with Chilevision in 1999 through a joint management team;


     - expanding the multi-media package available to advertisers from radio and broadcast television to also include pay television and Internet;

     - broadening the availability of multi-media advertising through the potential launch of new pay television channels in Chile; and

     - Expanding its multi-media and broadcast presence, particularly in radio, outside of the Chilean market into other countries in the Southern Cone and possibly elsewhere in Ibero America.

     Claxson believes that its broadcast television and radio businesses are effective vehicles for reaching a wide audience and for strengthening its relationship with advertisers and consumers. Because radio reaches most of Claxson's listeners when they commute to and from work, time periods when this audience is not easily targeted by Internet or pay television media properties, Claxson believes its radio stations complement the direct marketing and targeted advertising offered by its pay television and Internet assets, diversifying Claxson's advertising sales mix. In addition, the signals from radio networks may in the future be streamed over the Internet to target listeners at work and home, creating an alternative to traditional banner ads as a method for advertisers to reach Internet users. Finally, the broadcast businesses will serve as cross-promotion vehicles for Claxson's other media and new media properties.

MARKET OVERVIEW

     Claxson's broadcast business is presently concentrated in Chile. The advertising market in Chile is seasonal, with advertising expenditures increasing throughout the year and peaking in the fourth quarter when consumer expenditures reach their peak.

     According to Zenith Media, the Chilean advertising market grew at a compound annual growth rate of 20.5% between 1994 and 1997. During this period, radio was the fastest growing advertising segment in Chile, as networks such as Pudahuel FM built a national presence. Chile's advertising market (measured in U.S. dollars) contracted during 1998 and 1999 as a result of Chile's economic slowdown and currency depreciation during that period. However, Claxson expects the Chilean advertising market to grow from its depressed levels in 1999 in line with growth of the economy and private consumption. For the year 2000, Zenith Media projected that the Chilean advertising market would increase by 2.7% from 1999 levels. Zenith Media projected that television and radio advertising expenditure for the year 2000 would reach U.S.$260 million and U.S.$58 million, respectively. The following table illustrates the recent evolution in the Chilean advertising market.

                                                           YEAR ENDED DECEMBER 31,
                                                ----------------------------------------------
                                                 1995      1996      1997      1998      1999
                                                ------    ------    ------    ------    ------
                                                       (IN MILLIONS OF U.S. DOLLARS)(1)
Television....................................  $299.3    $311.9    $334.7    $285.7    $253.3
Newspaper.....................................   227.9     244.1     275.8     232.7     208.4
Radio.........................................    51.1      82.2      88.0      73.6      56.5
Other(2)......................................    67.5      85.8      87.1      73.8      61.0
                                                ------    ------    ------    ------    ------
     Total....................................  $645.8    $724.0    $785.6    $665.8    $579.2
                                                ======    ======    ======    ======    ======

---------------
Source: Zenith Media.

(1)  Figures are based on average annual exchange rates.
(2)  Other includes magazine, cinema and outdoor.

     RADIO CHILE is the largest radio operator in Chile, based on the number of concessions granted to it. Radio Chile owns and/or operates eight centrally programmed radio networks, namely Pudahuel FM, Rock & Pop, Corazon, FM Dos, Music One, Futuro, FM Hit, and Aurora, three of which are among the top five ranked radio networks in Santiago, which represents 39% of the national population and 58% of Chile's purchasing power. The Radio Chile networks deploy a variety of programming formats designed to increase Radio Chile's market share and to present a wide range of options to advertisers. Claxson believes that its variety of programming formats makes Radio Chile less susceptible to changes in listening preferences than networks focused on a single segment.

     The following table identifies the formats and target audiences of the radio networks.

     RADIO NETWORK                                   FORMAT
------------------------  ------------------------------------------------------------
Rock & Pop..............  Rock music and talk show format targeted to listeners 15 to
                          24 years old.
Corazon.................  Interactive, tropical music format targeted to listeners 25 to 59 years old.
Pudahuel FM.............  News, Latin music and talk show formats targeted to women 25 to 59 years old.
FM Dos..................  Romantic music format in Spanish (70%) and English (30%)
                          targeted to women 20 to 34 years old.
FM Hit..................  Top 40 music format targeted to listeners 15 to 24 years old.
Futuro..................  Classic rock format targeting men 25 to 44 years old. Futuro complements Music One in Santiago, where the two stations
                          occupy the number one and two spots in their segment.
Aurora..................  Romantic music format targeted to women 25 to 59 years old.
Music One...............  Pop format in English that targets men 25 to 34 years old.
                          The station is advertised as "Only Music, No Words", and
                          operates in a no-disk jockey format with minimal
                          interruptions.

     Radio Chile's eight radio networks had a combined 34.6% audience share in the Santiago, Chile market for the period from July through December 31, 2000. The following table presents the rank and audience share in Santiago for each Radio Chile radio network for the periods indicated.

                         1ST HALF            2ND HALF            1ST HALF            2ND HALF
                           1999      RANK      1999      RANK      2000      RANK      2000      RANK
                         --------    ----    --------    ----    --------    ----    --------    ----
Rock & Pop.............     6.7%       2        7.0%       1        7.0%       2        6.8%       1
Corazon................     6.4        3        6.3        3        6.3        3        5.4        5
Pudahuel FM............     6.2        4        5.6        7        5.8        4        5.9        4
FM Dos.................     1.8       20        6.2        4        5.0        6        3.3       12
FM Hit.................     3.2       11        1.2       24        4.3        8        5.1        5
Futuro.................     3.9        9        3.8       10        4.2       19        4.0       10
Aurora.................     3.4       10        2.2       13        2.7       14        2.4       17
Music One..............     2.1       17        1.8       19        1.4       23        1.7       21
                           ----                ----                ----                ----
  Total audience
     share.............    33.6%               34.1%               36.7%               34.6%

---------------
Source: Search Marketing Reports

     Radio Chile's networks reach over 99% of Chile's population in 33 cities through 132 FM concessions. Claxson's three largest networks reach over 90% of the total population, two reach over 70% of the total population, and the rest reach between 40% and 70% of the total population. Radio Chile had U.S.$14.2 million in revenue in 1999 which accounted for an estimated 25% of the Chilean radio advertising market.

     CHILEVISION currently is, according to Time Media and Asociacion Chilena de Agencias de Publicidad, Chile's fourth largest television network in terms of ratings and revenues. Broadcasting a mix of syndicated programming (47%) and proprietary programming (53%) that targets a family audience, the Chilevision signal reaches 35 cities that account for 98% of the Chilean population, making it one of only five television networks in Chile with national coverage.

     Chilevision's management has focused on improving the network's audience share, which has grown from 8.6% in 1995 to 12.4% in 1999, according to Time Media. Chilevision's growth strategy is to align its advertising market share, estimated by management to have been approximately 5.3% in 1999, with the network's higher audience share by selling an increased amount of broadcast television advertising, and by cross-selling advertising with Radio Chile and with Claxson's pay television and Internet properties.

INTERNET BUSINESS

     Claxson's Internet strategy reflects its vision of maximizing the value of its multi-media properties by:

     - leveraging the content from its pay television and broadcast television and radio businesses to enhance the value of its Internet businesses;

     - using its Internet businesses to support and strengthen its pay television and broadcast television and radio brands;

     - using its Internet expertise to accelerate the delivery of its branded entertainment content to the Internet, while adding interactive features to its traditional media programming;

     - strengthening its existing advertising sales capability by cross-selling and cross-promoting its traditional media and Internet assets; and

     - benefiting from the ability of its Internet businesses and investments to increase its audience reach and build stronger relationships with its audience, advertisers and customers.

     In addition to the websites that Claxson has developed for its pay television and broadcast television and radio brands, Claxson's Internet business includes El Sitio and its investments in ARTISTdirect, Inc. and the ARTISTdirect joint venture.

     ARTISTDIRECT JOINT VENTURE

     In December 1999, a member of the Cisneros Group made a U.S.$20 million investment, together with Universal Music Group, BMG, Warner Music and Sony Music, in ARTISTdirect, Inc., a well-known online music network that connects artists with their fans worldwide. The ARTISTdirect Network consists of ARTISTdirect.com, home of official online artist stores that ARTISTdirect operates on behalf of artists such as Metallica, Lenny Kravitz, Mariah Carey and Backstreet Boys; UBL.com, which stands for "Ultimate Band List", an Internet music search engine with information on more than 100,000 artists across numerous musical genres; iMusic.com, an online community site where fans share music interests and exchange opinions; the ARTISTdirect Superstore, a retail site offering a wide selection of music titles and artist merchandise; Digital Music, a feature which enables users to download music, both free and for a fee, stream promotional tracks and listen to Internet radio stations; and ARTIST tv, a site for broadband programming on the ARTISTdirect Network.

     Together with this investment, an affiliate of Ibero-American Media Partners formed a 50/50 joint venture with ARTISTdirect, Inc. to develop an integrated network of music websites featuring content and e-commerce opportunities targeted to Spanish- and Portuguese-speaking audiences in Latin America and the United States. Claxson expects that the ARTISTdirect joint venture will commence operations in 2001. Claxson expects that the joint venture, when launched, will offer multi-media entertainment content, music news and information, a community organized around shared musical interests, and music-related commerce in Latin America and the U.S. Hispanic market. ARTISTdirect, Inc. is expected to provide technical expertise and content, and Claxson is expected to provide promotional support in the form of advertising on its media properties as well as some music content. In particular, Claxson expects that the joint venture will house the website of its Latin music channel, HTV.com, and may include websites for Claxson's MuchMusic and AEI Music Latin America businesses.

     The initial term of the joint venture is fifty years. Both Claxson and ARTISTdirect, Inc. may also be required to make capital contributions from time to time on a pro rata basis. Claxson will receive a fee for providing management and back-office services for the first two years of the venture. Data generated by the joint venture will be licensed to Claxson and ARTISTdirect, Inc. for a fee, and content created or acquired by the joint venture will be licensed to Claxson and ARTISTdirect, Inc. on a royalty-free basis. After the 30th month of the agreement, Claxson will have the right to cause a roll-up of the joint venture so that its interest in the joint venture is exchanged for common stock of ARTISTdirect, Inc. on a fair market value basis.

                                    EL SITIO

     Ibero-American Media Partners' relationship with El Sitio began in July 1999, when Ibero-American Media Partners purchased a significant equity stake in El Sitio prior to El Sitio's initial public offering. In connection with that investment, Ibero-American Media Partners entered into a number of advertising barter arrangements under which it agreed to grant El Sitio advertising time on its pay television channels in exchange for El Sitio shares. Since that initial investment in El Sitio, Ibero-American Media Partners' relationship with El Sitio has expanded to include a two-year strategic alliance in Chile that was entered into in February 2000. Under the alliance, El Sitio agreed to design, host and maintain websites for Ibero-American Media Partners' broadcast television and radio stations in Chile and, in return, received the right to use content on the Internet, which El Sitio has used on its website in Chile from Ibero-American Media Partners' Chilean broadcast television and radio properties. In addition to providing administrative support for the development of El Sitio's operations in Chile, Ibero-American Media Partners agreed to sell advertising for all of the Chilean websites maintained by El Sitio and to provide El Sitio with a portion of the advertising revenues that Ibero-American Media Partners receives in connection with the sale of advertising. See
"-- Business and Strategic Relationships".

OVERVIEW OF EL SITIO

     El Sitio is an Internet media company that provides localized and interactive content through a network of websites for Spanish- and Portuguese-speaking audiences in Latin America and the United States. El Sitio currently has, in addition to a global website, country websites for Argentina, Brazil, Chile, Colombia, Mexico, the United States, Uruguay and Venezuela.

     El Sitio's management believes that providing interactive and local content, supported by local marketing and sales personnel, will enable El Sitio to implement its goal of building user communities in Ibero America and the United States and generate revenues from advertising and interactive marketing services.

EL SITIO'S NETWORK

     El Sitio's network consists of country websites for Argentina, Brazil, Chile, Colombia, Mexico, the United States, Uruguay and Venezuela as well as a global website. El Sitio also has marketing and sales teams in Argentina, Brazil, Chile, Mexico, the United States and Uruguay.

     El Sitio brings together global interactive features and local content that afford its users the dual advantages of the size and resources of a regional network and the local community features and interactive tools most useful to them. Operationally, this structure permits El Sitio to maximize economies of scale across multiple markets with differing content and features from a single global platform.

     El Sitio's global interactive content is produced by a team of programmers, designers, editors and marketing staff in Buenos Aires. This team generates proprietary global content and acquires or develops software required to offer the features that El Sitio's market research indicates will most appeal to its users. In addition, El Sitio incorporates content from well-known third-party providers such as Reuters and The Weather Channel, as well as third-party Internet portals that pay El Sitio a fee to appear on its network. The global interactive content is adapted to take into account the preferences of users in their local markets.

     CONTENT

     El Sitio's network of websites provides original proprietary and third-party content and user-friendly interactive resources to its local user bases. El Sitio's management believes that El Sitio's targeted users

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

are attracted by the following four "impulses", which El Sitio has highlighted in the design of its homepage in each localized website:

     - Current Events -- El Sitio's staff transforms relevant daily current events in each local market into an interactive and entertaining experience. El Sitio also provides global and local third-party news coverage.

     - Relationships -- El Sitio covers relationship topics that interest its users, such as love, family, friendship, society, sex and politics. This impulse is built around high-traffic channels such as Cupido.net and Mujer, Mujer.

     - Technology -- El Sitio's staff produces technology-related content with both the new and the experienced Internet user in mind. Tutorials, guides and news about technology and the Internet are provided to help new users to navigate the Internet. El Sitio also caters to more experienced users by providing sophisticated materials, software and application downloads and technology-related news.

     - Entertainment -- El Sitio provides entertainment-related content in areas such as music, fashion, television and movies and creates an interactive environment for its users through interviews, polls, forums, video and photo productions. For example, El Sitio's users participate in interviews with top models, noted musicians and television stars. In addition, El Sitio provides its users with a variety of games and contests on a daily basis.

     El Sitio's most popular interactive channels include:

     - Chat -- provides entry to a "virtual community" in which El Sitio's users interact in real-time discussions about topics such as sports, politics, relationships and current events.

     - Free e-mail-- permits users to sign up for free e-mail services in Spanish, Portuguese or English through an agreement with USA.Net, a provider of e-mail and messaging services.

     - El Sitio 3-D -- allows a user to simultaneously access windows for audio, video, html and three-dimensional navigation capabilities through the user's Internet browser. El Sitio 3-D enables the user to navigate as a character inside a virtual world in which he or she can communicate and play games, while advertisers can transform their marketing offerings into virtual outdoor advertising spots and e-merchants can use three-dimensional presentations to sell their products.

     - Astrologia (Astrology) -- includes studies and analysis on birth, early childhood, karma, horoscopes and compatibility.

     - Cupido.net -- is an interactive meeting place on El Sitio's network where users can search for and develop new friends or special relationships.

     - Mujer, Mujer -- a channel targeted to women and devoted to topics such as sex, beauty, men, work, finance and consulting.

     - Mensajero On-Line (Messenger On-Line) -- an instant messaging service in Spanish that allows users to connect with others surfing the same page.


     El Sitio and the media companies being contributed by Ibero-American Media Partners and Carlyle/Carlton are in the process of developing the Claxson Digital Channel. This channel will offer a variety of interactive digital content to be distributed over broadband platforms to subscribers who will pay a monthly subscription fee. Claxson Digital will develop and distribute streaming audio and video, multiplayer video games and a 3-D community that will allow users to interact in a virtual community. Claxson Digital is expected to benefit from content available on other media properties that will be contributed to Claxson as part of the transaction.

     E-COMMERCE

     El Sitio believes that substantial numbers of businesses and consumers in Latin America will, over the long term, embrace the Internet as a viable marketplace for products and services. El Sitio currently provides e-commerce services through DeCompras.com, Inc., an e-commerce business targeting Mexico and Mexican-Americans in the United States. However, in anticipation of the completion of the proposed Claxson transaction, El Sitio has determined not to devote the financial and other resources required to further develop DeCompras.com. As a result, El Sitio intends to discontinue the operations of DeCompras.com during the third quarter of 2001. The discontinuance of these operations will have a favorable short-term effect on El Sitio's liquidity and capital resources requirements, as DeCompras.com incurred average losses per month of U.S.$1.1 million during the seven months of 2000 that it was part of El Sitio. In those seven months, DeCompras.com incurred aggregate losses of U.S.$7.7 million on total revenues of U.S.$5.1 million. In connection with the discontinuance of the operations of DeCompras.com, El Sitio estimates that in the second quarter of 2001 it will incur write-offs of approximately U.S.$18 million with respect to unamortized goodwill related to the DeCompras.com acquisition, fixed assets and inventories.

     El Sitio's network will continue to include a shopping guide. This guide provides links to other websites for online sales by local and U.S.-based e-merchants of books, flowers, music, gifts and technology products. El Sitio also provides a shopping help center dedicated to assisting users as they navigate the online buying process. El Sitio does not currently receive any transaction fees for transactions completed by merchants which use its network, but instead charges advertising rates for the placement of these merchants' banners within its network.

     CONNECTIVITY

     El Sitio entered the connectivity services business in the fourth quarter of 1999, when it acquired the retail dial-up access subscribers of IMPSAT Fiber Networks, Inc. in Brazil and Argentina. El Sitio completed the acquisition of IMPSAT's retail dial-up access subscribers in Colombia in April 2000. The agreements for these acquisitions provided for a total purchase price of U.S.$20.4 million. As a result of these acquisitions, El Sitio acquired an aggregate of approximately 76,000 subscribers.

     El Sitio did not acquire the telecommunications infrastructure, such as points-of-presence, switches and backhaul capacity, required to provide retail Internet dial-up access. El Sitio entered into renewable one-year services agreements with subsidiaries of IMPSAT Fiber Networks to provide the necessary infrastructure for its connectivity services operations.

     At March 31, 2001, El Sitio had an aggregate of approximately 75,000 subscribers for its connectivity services businesses. El Sitio considers a subscriber any customer who has entered into a contract to receive connectivity services for a monthly fee, as well as customers who receive service at no charge under promotional programs. In addition, El Sitio's subscribers include customers who have been blocked from using El Sitio's Internet services due to non-payment. Generally, El Sitio disconnects subscribers who are delinquent in the payment of their accounts for a period ranging from 60 to 90 consecutive days, depending on the country.


     On October 30, 2000, El Sitio announced that it intended to sell its connectivity services operations in Argentina, Brazil and Colombia in order to focus on its core Internet media business. In 2000, these businesses incurred aggregate operating losses of approximately U.S.$4.1 million on net revenues of U.S.$9.0 million. In June 2001, El Sitio sold its connectivity services business in Argentina to Netizen S.A. for U.S.$1.4 million, of which U.S.$1.3 million was paid in cash at closing with the balance to be paid in twelve equal monthly installments. In August 2001, El Sitio entered into a preliminary agreement, which is subject to negotiation of definitive terms, to sell its connectivity services business in Colombia to Telecorp Group, S.A. There can be no assurance as to the timing for the closing of this sale or if it can be completed at all. El Sitio still is seeking to sell its connectivity services businesses in Brazil. El Sitio expects to incur a write-off in the second quarter of 2001 in the amount of approximately U.S.$564,000 as a result of the sale of its connectivity services business in Argentina and also expects to incur write-offs in future periods in connection with the sale of these businesses in Colombia and Brazil. These write-offs are,


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

or will be, in respect of the unamortized intangible asset values related to the retail dial-up access subscribers of these businesses.

EL SITIO'S COMMUNITY

     Users accessing El Sitio's websites are encouraged to register on either a full or partial basis:

     - full registration requires users to provide El Sitio with the user's name, e-mail address, home address, telephone number, occupation and other personal information; and

     - partial registration requires a user to provide only a name and e-mail address.

     To encourage full registration, some of El Sitio's most popular features, such as private chat rooms, Cupido.net, free e-mail, Mensajero On-Line and participation in games and other promotions, require full registration. Once a user is registered, El Sitio is able to communicate with the user by e-mail and involve the user in its community.

     El Sitio currently generates its own statistics concerning its registered users, page views and unique visitors that are not audited. Prior to March 2001, El Sitio's statistics concerning its page view data and unique visitors were audited by I/Pro.

     El Sitio tracks its user traffic principally on the following basis:

     - registered users -- measures the cumulative number of users that have registered with its network by providing information such as name, e-mail address and address. Some of these registered users may no longer be active users. Most of El Sitio's users have not yet registered with its network;

     - page views -- measures the number of pages opened by El Sitio's users in a given period and is a useful indicator for advertisers;

     - visits -- measures the number of visits to El Sitio's websites in a given period; and

     - unique visitors -- measures the number of individual visitors in a given period; such that a user who visits El Sitio's websites multiple times in the relevant period is only counted once

     The following table presents the evolution in El Sitio's registered user base at quarter-end dates and total page views on a quarterly basis over the last six quarters ended March 31, 2001.

  QUARTER ENDED     REGISTERED USERS(1)   TOTAL QUARTERLY PAGE VIEWS(2)
  -------------     -------------------   -----------------------------
September 30, 1999      0.4 million                119 million
December 31, 1999       0.6 million                270 million
March 31, 2000          0.9 million                418 million
June 30, 2000           1.2 million                592 million
September 30, 2000      1.6 million                523 million
December 31, 2000       1.8 million                686 million
March 31, 2001          2.2 million                580 million

---------------

(1) Unaudited.
(2) Audited by I/Pro.

     El Sitio's registered users grew from 0.4 million at September 30, 1999 to
1.8 million at December 31, 2000. The number of unique visitors increased from a monthly average of 1.0 million in the third quarter of 1999 to 4.1 million in the fourth quarter of 2000 and 3.0 million in the first quarter of 2001. El Sitio anticipates that page views, new registered users and unique visitors for the remainder of 2001 will decline significantly from the levels of the fourth quarter of 2000. Part of this decline is attributable to El Sitio's decreased expenditures on marketing, branding and advertising in the first quarter of 2001.


     El Sitio and the media companies being contributed by Ibero-American Media Partners and Carlyle/Carlton are in the process of developing the Claxson Digital Channel. This channel will offer a variety of interactive digital content to be distributed over broadband platforms to subscribers who will pay a monthly subscription fee. Claxson Digital will develop and distribute streaming audio and video,


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

multiplayer video games and a 3-D community that will allow users to interact in a virtual community. Claxson Digital is expected to benefit from content available on other media properties that will be contributed to Claxson as part of the transaction.

MARKETING

     El Sitio depends upon advertising to develop its brand and to attract users to its websites.

     El Sitio incurred expenses for marketing, sales and advertising of approximately U.S.$20.7 million in 1999, approximately U.S.$50.7 million in 2000 and approximately U.S.$7.1 million in the first quarter of 2001. El Sitio anticipates that marketing, sales and advertising expenses will decrease significantly in the future, primarily as a result of reduced branding and advertising programs, reductions in marketing personnel and the reduced marketing expenses that will result from the sale of its connectivity services businesses. The reduction of El Sitio's marketing, branding and advertising expenses in 2001 also reflect its ongoing initiatives to reduce costs and expenses.

     El Sitio's marketing strategy seeks, among other things, to build advertising relationships and generate revenues. El Sitio's sales force focuses on major advertisers and advertising agencies. El Sitio believes that relationships with Latin American advertising companies are important because they influence advertising buying decisions by companies in the region.

SALES

     Advertising. At March 31, 2001, El Sitio had an internal marketing and sales organization of 89 professionals, who are based at its offices in Buenos Aires (33 persons, including both global and local Argentine personnel), Sao Paulo (15 persons), Mexico City (11 persons), Miami (11 persons), Montevideo
(4), Spain (2), Santiago (8) and Bogota (5). In February 2001, El Sitio reduced the size of its marketing and sales organization to 57 professionals.

     A significant portion of the compensation of El Sitio's sales personnel is commission-based. El Sitio is also seeking representation agreements with advertising agencies for the sale of advertising space on its websites. El Sitio's sales personnel focus on both selling advertising on the websites and developing long-term strategic relationships with clients.

     El Sitio seeks to attract corporate advertisers by educating and communicating with them regarding the benefits of the Internet as a business tool. Many Latin American companies have not developed a website or an Internet strategy and need advice on how to implement such a strategy.

     El Sitio offers a range of advertising options to its clients, including the following:

     -  banner and button advertising;

     -  channel sponsorships;

     -  sweepstakes and promotions;

     -  share content deals;

     -  contextual links to merchandise;

     -  opt-in direct marketing/lead generation;

     -  e-mail sponsorship programs;

     -  pre- and post-campaign market research; and

     -  celebrity event sponsorships.

     El Sitio offers advertisers the option to display their advertisements on one or more of its localized websites, or on a regional or global basis. Advertisers also have the flexibility to specify the channels or the website pages on El Sitio's network on which they wish their advertising or promotions to appear.

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

     El Sitio has derived a majority of its revenue to date from the sale of advertising. In 2000, El Sitio had 478 advertisers compared to 113 advertisers in 1999. El Sitio is not dependent upon any major advertiser for any material portion of its total revenues.

     The cost of El Sitio's advertising products varies according to the product. El Sitio's contracts with advertisers and advertising agencies range from one to twelve months.

     E-Commerce. Since its acquisition of DeCompras.com in May 2000, El Sitio has had an e-commerce business that targeted the Mexican market and U.S. Mexican-Americans located in the United States. However, in order to focus on its core Internet-based media activities and to reduce its liquidity and capital resources requirements in anticipation of the Claxson transaction, El Sitio intends to discontinue the operations of DeCompras.com during the third quarter of 2001.

BUSINESS AND STRATEGIC RELATIONSHIPS

     In order to increase traffic on its websites, expand its online community and build its brand, El Sitio continues to pursue strategic relationships with business partners that offer quality content, technology, and distribution capabilities as well as marketing and cross-promotional opportunities.

     Content. El Sitio has agreements with well-known content producers such as Reuters and The Weather Channel, among others, under which they provide content to El Sitio for a fixed fee or revenue-sharing arrangement based on minimum page views.

     El Sitio also has agreements with vertical content providers, such as PSN Multimedia International (sports) (which is owned by affiliates of Hicks, Muse, Tate & Furst Incorporated), Lokau.com (auctions) and Jobshark.com (employment), that pay El Sitio a fixed fee and, in certain cases, a share of revenues generated, to display content provided by them on its network.


     In February 2000, El Sitio entered into a strategic alliance with Sarandi Comunicaciones S.A., which owns and operates a network of radio stations in Uruguay under the Sarandi name. Under this five-year agreement, El Sitio received a royalty-free license to use proprietary content broadcast on radio stations owned by Grupo Sarandi. El Sitio also has the right to re-name and re-brand one of the radio stations under the El Sitio mark and, ultimately, to purchase it from Grupo Sarandi for U.S.$1 million. Grupo Sarandi has agreed to provide a fixed amount of advertising time on its radio stations to El Sitio, valued at U.S.$450,000, and to guarantee a minimum amount of advertising for El Sitio's website in Uruguay. In exchange for Grupo Sarandi's obligations, El Sitio will design, host and maintain websites for Grupo Sarandi's radio stations. El Sitio has issued to Grupo Sarandi an aggregate of 6,250 common shares, which have been pledged by Grupo Sarandi as security for its payment obligations to El Sitio. The principal shareholders of Grupo Sarandi include Analia Liberman (who is the sister of Guillermo J. Liberman, a director of El Sitio and, through SLI.com Inc., a significant shareholder of El Sitio), Roberto Vivo-Chaneton, the chairman of El Sitio's board of directors and, directly and indirectly, a significant shareholder of El Sitio, and Leandro Anon, El Sitio's chief operating officer. Each of these shareholders owns 25% of the shares of Sarandi.


     In February 2000, El Sitio signed a letter agreement with Chilevision and Radio Chile. Pursuant to this two-year agreement, El Sitio designs, hosts and maintains websites for Chilevision and Radio Chile's radio stations and television network in Chile and receives the right to use content from Chilevision and Radio Chile on its Chilean website. As part of these agreements, Chilevision and Radio Chile guaranteed El Sitio a minimum of U.S.$300,000 in advertising revenues during the first year of the agreement and U.S.$600,000 in the second year of the agreement. In exchange for its obligations, El Sitio has issued to Chilevision and Radio Chile an aggregate of 16,667 common shares. Upon completion of the transaction, these agreements will be terminated and the services will be integrated by Claxson's management.

     Applications. El Sitio is party to several agreements relating to the provision of third-party licenses and other applications. For example, El Sitio has entered into an agreement with Inktomi, an important Internet company, under which it may use the search engine software and access Inktomi's database. In

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addition, through an agreement with USA.Net, a provider of e-mail and messaging services, El Sitio's users have access to free e-mail services.

TECHNOLOGY


     El Sitio makes its websites available using 21 Sun Microsystems servers, 24 Microsoft Windows NT servers, 22 Linux servers, two Oracle database servers, two Microsoft SQL servers and several high availability systems for the different platforms, as well as its central production servers. Most of these servers are currently located at the server farm facilities of Exodus Communications in Sterling, Virginia, and some of them are at the server farm facilities of IMPSAT Fiber Networks, Inc. at Wilton Manors, Florida. El Sitio also has separate servers for its Brazilian website, currently located at the server farm facilities of IMPSAT Brazil in Sao Paulo. This website is powered by 10 Microsoft Windows 2000 servers and four Linux servers. In each of Argentina, Brazil, Chile, Mexico, Uruguay and the United States, El Sitio maintains a data center for development and staging and for internal back office.


     Each server can function separately and key server components are served by multiple redundant machines. As part of the Exodus Communications server farm facilities, El Sitio has up to 200 Mbps of bandwidth access over its Internet connections, which are fully redundant so that if a failure in the network or a service provider occurs, traffic is automatically routed through one of several other providers. Each of Exodus Communications, IMPSAT Brazil and IMPSAT Fiber Networks provides comprehensive facilities management services, including human and technical monitoring of all production servers 24 hours per day, seven days per week. All facilities are protected by multiple power supplies.

     El Sitio employs in-house and third-party monitoring software for its servers, processes and network connectivity. Reporting and tracking systems generate daily traffic, demographic and advertising reports. All of El Sitio's production systems are copied to backup tapes each night and regularly stored in a storage facility on Exodus Communication's premises as well as in a storage facility at El Sitio's offices in Buenos Aires. El Sitio has implemented these redundancies and backup systems in order to minimize the risk associated with damage from fire, power, loss, telecommunications failure, break-ins, computer viruses and other events beyond its control.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     El Sitio considers its El Sitio, O Site and medallion design trademarks and service marks to be important to its success. El Sitio is pursuing registration of its trademarks and service marks in the United States and in key countries in Latin America. If El Sitio is unable to obtain a registration in a particular country, El Sitio would have trademark or service mark rights to the extent that it uses the mark and common law rights apply, but the rights would not be as strong as if they were registered.

     Some companies, including other participants in the Internet industry, use and/or may use trademarks or service marks in English or other languages which, when translated, are similar to certain of El Sitio's core marks. This usage may hinder El Sitio's ability to build a unique brand identity and may lead to trademark disputes. If El Sitio loses the right to use a trademark or service mark, it may be forced to adopt a new mark which would result in the loss of substantial resources and brand identity. In any event, even if successful, litigating a trademark dispute would result in expenditures and diversion of executives' time. Any inability to protect, enforce or use El Sitio's trademarks, service marks or other intellectual property may have a material adverse effect on Claxson.


     El Sitio also depends upon technology licensed from third parties for chat, homepage, search and related Web services. Any dispute with a licensor of the technology may result in El Sitio's inability to continue to use that technology. Additionally, there may be patents issued or pending that are held by third parties and that cover significant parts of the technology, products, business methods or services used to conduct El Sitio's business. El Sitio cannot be certain that its technology, products, business methods or services do not or will not infringe upon valid patents or other intellectual property rights held by third parties. If a third party alleges infringement, El Sitio may be forced to take a license, which it may not be


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

able to obtain on commercially reasonable terms. El Sitio may also incur substantial expenses in defending against third-party infringement claims, regardless of the merit of those claims.

SUBSIDIARIES

     El Sitio is a holding company and conducts its operations through subsidiaries in each of the countries in which it maintains websites and sales and production offices. The following is a list of El Sitio's principal subsidiaries:

NAME                                                      COUNTRY OF INCORPORATION
----                                                      ------------------------
El Sitio Management S.A.................................  Argentina
El Sitio Argentina S.A..................................  Argentina
O Site Entertenimentos Ltda.............................  Brazil
El Sitio Chile S.A......................................  Chile
El Sitio Colombia S.A...................................  Colombia
El Sitio Entretenimientos, S.A. de C.V..................  Mexico
El Sitio Uruguay S.A....................................  Uruguay
El Sitio Venezuela S.A..................................  Venezuela
DeCompras.com, S.A. de C.V..............................  Mexico
El Sitio U.S.A., Inc....................................  United States
DeCompras.com, Inc......................................  United States
El Sitio Commerce, Inc..................................  British Virgin Islands

     All of El Sitio's subsidiaries are wholly owned (except for a small number of shares required to be issued to other persons to comply with local corporate law requirements).

PRINCIPAL SHAREHOLDERS

     The following table presents, as of July 31, 2001, the beneficial ownership of El Sitio common shares by:

     - each person or entity that, to El Sitio's knowledge, owns beneficially more than 5% of the outstanding common shares;

     -  each director and executive officer of El Sitio; and

     -  all directors and executive officers of El Sitio as a group.

The numbers of shares in the table have been adjusted for the one-for-ten reverse share split, which will be effective as of August 22, 2001.

     Unless otherwise indicated, to El Sitio's knowledge, all persons listed below have sole voting and investment power with respect to their common shares, except to the extent applicable law gives spouses shared authority. Each shareholder has the same voting rights as each other shareholder.

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

                                                                NUMBER       PERCENTAGE OF
                      BENEFICIAL OWNER                        OF SHARES     COMMON SHARES(1)
                      ----------------                        ----------    ----------------
PRINCIPAL SHAREHOLDERS
IAMP (El Sitio) Investments, Ltd.(2)........................     816,455          18.0%
SLI.com Inc.(3).............................................     495,668          11.0
Militello Limited(4)........................................     479,941          10.6
IMPSAT Fiber Networks, Inc. ................................     614,123          13.6
Tower Plus International....................................     232,532           5.1

DIRECTORS AND EXECUTIVE OFFICERS
Roberto A. Vivo-Chaneton(5).................................   1,106,064          24.4
Ricardo Verdaguer(6)........................................     846,655          18.7
Sofia Pescarmona(7).........................................     614,123          13.6
Carlos E. Cisneros(8).......................................     816,560          18.0
Eric C. Neuman(9)...........................................     831,487          18.4
Guillermo J. Liberman(10)...................................     495,668          11.0
Michael Greeley.............................................         440             *
Roberto Cibrian-Campoy(11)..................................     111,801           2.4
Horacio Milberg(12).........................................       9,840             *
Leandro Anon(13)............................................      15,035             *
Alfredo Jimenez de Arechaga(14).............................       3,541             *
Santiago Troncar(15)........................................       3,660             *
Florencia Rodriguez Giavarini(16)...........................         300             *
Norberto Fernandez(17)......................................          30             *
Pablo Arenas................................................          --            --
Mariano Varela(18)..........................................       3,102             *
All directors and executive officers as a group (16
  persons)..................................................   2,801,073          61.9

---------------
  *   indicates less than 1%.

 (1) Calculated according to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of the options, warrants, rights or conversion privileges such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

 (2) Includes 171,383 common shares issued through December 31, 2000 to Washburn Enterprises, an affiliate of IAMP (El Sitio) Investments, Ltd. Also includes 5,556 common shares issued to Red de Television Chilevision S.A. and 11,111 common shares issued to Ibero-American Media Holding Chile S.A., affiliates of IAMP (El Sitio) Investments, Ltd., in connection with El Sitio's strategic alliance with these companies.

 (3) Includes 6,250 common shares issued to Sarandi Comunicaciones S.A., which is an affiliate of SLI.com Inc. and Guillermo J. Liberman. SLI.com Inc. and Mr. Liberman disclaim beneficial ownership of all shares owned by Sarandi Comunicaciones S.A.

 (4) Includes 6,250 common shares issued to Sarandi Comunicaciones, which is an affiliate of Militello Limited and Mr. Roberto Vivo-Chaneton. Militello Limited and Mr. Vivo-Chaneton disclaim beneficial ownership of all shares owned by Sarandi Comunicaciones S.A.

 (5) Includes 473,691 common shares owned by Militello Limited in respect of which Mr. Roberto Vivo-Chaneton has a controlling interest. Also includes 614,123 shares owned by IMPSAT Fiber Networks, Inc. attributable to Mr. Vivo-Chaneton as a result of his affiliation with IMPSAT Fiber


                                              (footnotes continued on next page)

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

      Networks, Inc. In addition, includes 6,250 common shares issued to Sarandi Comunicaciones S.A., which is also an affiliate of Mr. Vivo-Chaneton. Mr. Vivo-Chaneton disclaims beneficial ownership of all shares owned by IMPSAT Fiber Networks, Inc. and Sarandi Comunicaciones S.A. Also includes 12,000 options to purchase common shares granted to Mr. Vivo-Chaneton under El Sitio's 1999 share option plan which are currently exercisable, but excludes 34,000 options which are not currently exercisable.

 (6) Includes beneficial ownership of 232,532 common shares attributable to Mr. Verdaguer as a result of his controlling interest in Tower Plus International. Also includes 614,123 shares owned by IMPSAT Fiber Networks, Inc. attributable to Mr. Verdaguer as a result of his affiliation with IMPSAT Fiber Networks, Inc. Mr. Verdaguer disclaims beneficial ownership of all shares owned by IMPSAT Fiber Networks, Inc.

 (7) Includes 614,123 common shares owned by IMPSAT Fiber Networks, Inc. attributable to Ms. Pescarmona as a result of her position as a director in IMPSAT Fiber Networks, Inc. Ms. Pescarmona disclaims beneficial ownership of all shares owned by IMPSAT Fiber Networks, Inc.

 (8) Includes 628,405 common shares owned by IAMP (El Sitio) Investments, Ltd., which are included as a result of Mr. Cisneros' association with the Cisneros Group, which has an indirect joint ownership interest in IAMP (El Sitio) Investments, Ltd. Also includes 171,383 common shares issued through December 31, 2000 to Washburn Enterprises, an affiliate of IAMP (El Sitio) Investments, Ltd. Also includes 5,556 common shares issued to Red de Television Chilevision S.A. and 11,111 common shares issued to Ibero-American Media Holdings Chile S.A., affiliates of IAMP (El Sitio) Investments, Ltd., in connection with El Sitio's strategic alliance with these companies. Mr. Cisneros disclaims beneficial ownership of all shares owned by IAMP (El Sitio) Investments, Ltd., Washburn Enterprises, Red de Television Chilevision S.A. and Ibero-American Media Holdings Chile S.A.

 (9) Includes 628,405 common shares owned by IAMP (El Sitio) Investments, Ltd., which are included as a result of Mr. Neuman's affiliation with Hicks Muse, which has an indirect joint ownership interest in IAMP (El Sitio) Investments, Ltd. In addition, includes 171,383 common shares issued through December 31, 2000 to Washburn Enterprises, an affiliate of IAMP (El Sitio) Investments, Ltd. Also includes 5,556 common shares issued to Red de Television Chilevision S.A. and 11,111 common shares issued to Ibero-American Media Holdings Chile S.A., affiliates of IAMP (El Sitio) Investments Ltd., in connection with El Sitio's strategic alliance with these companies. Mr. Neuman disclaims beneficial ownership of all shares owned by IAMP (El Sitio) Investments, Ltd., Hicks Muse, Washburn Enterprises, Red de Television Chilevision S.A. and Ibero-American Media Holdings Chile S.A.

(10) Includes beneficial ownership of 489,418 common shares attributable to Mr. Liberman as a result of his controlling interest in SLI.com Inc. Also includes 6,250 common shares issued to Sarandi Comunicaciones S.A., which is an affiliate of Mr. Liberman. SLI.com Inc. and Mr. Liberman disclaim beneficial ownership of all shares owned by Sarandi Comunicaciones S.A.

(11) Includes 79,236 common shares held through RC Limited, which is wholly owned by Mr. Cibrian-Campoy and his wife. Also includes options to purchase 21,000 common shares granted to Mr. Cibrian-Campoy under El Sitio's 1999 share option plan, which are currently exercisable, but excludes 75,000 options which are not currently exercisable.

(12) Includes options to purchase 9,060 common shares granted to Mr. Milberg under El Sitio's 1999 share option plan which are currently exercisable, but excludes 29,140 options which are not currently exercisable.

(13) Includes 7,585 common shares owned by Compania de Inversiones de Montevideo S.A., in respect of which Mr. Anon holds a controlling interest. Also includes 6,250 common shares issued to Sarandi Communicaciones S.A. which is an affiliate of Compania de Inversiones de Montevideo S.A. and Leandro Anon. Compania de Inversions de Montevideo S.A. and Mr. Anon disclaim


                                              (footnotes continued on next page)

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

      beneficial ownership of all shares owned by Sarandi Comunicaciones S.A. Also includes options to purchase 1,200 common shares granted to Mr. Anon under El Sitio's 1999 share option plan which are currently exercisable, but excludes 7,800 options which are not currently exercisable.

(14) Includes options to purchase 1,800 common shares granted to Mr. Jimenez under El Sitio's 1999 share option plan which are currently exercisable, but excludes 6,700 options which are not currently exercisable.

(15) Includes options to purchase 3,600 common shares granted to Mr. Troncar under El Sitio's 1999 share option plan which are currently exercisable, but excludes 6,680 options which are not currently exercisable.

(16) Includes options to purchase 300 common shares granted to Ms. Rodriguez Giavarini under El Sitio's 1999 share option plan which are currently exercisable but excludes 4,700 options, which are not currently exercisable.

(17) Includes options to purchase 30 common shares granted to Mr. Fernandez under El Sitio's 1999 share option plan which are currently exercisable, but excludes 320 options, which are not currently exercisable.

(18) Includes options to purchase 1,800 common shares granted to Mr. Varela under El Sitio's 1999 share option plan which are currently exercisable, but excludes 6,700 options which are not currently exercisable.

     The above table does not include 334,720 common shares reserved for issuance upon exercise of options granted under El Sitio's 1999 share option plan, but that are not currently exercisable (including, among others, the options referred to in notes (5) and (11) through (16) and (18) above) at a weighted average exercise price of U.S.$69.80 per share.

     As of July 31, 2001, 2,225,743 common shares of El Sitio were held by holders in the United States, and there were 94 record holders in the United States.

              ADDITIONAL DISCLOSURES REGARDING CLAXSON'S BUSINESS

COMPETITION

     The media and entertainment business is highly competitive. Each of Claxson's pay television, broadcast television and radio, and Internet businesses competes against companies operating in these and other media segments. For example, Claxson's pay television business faces competition from other pay television operators as well as Internet companies, broadcast networks, print media and other forms of entertainment.

     Within the pay television industry, Claxson's channels compete with programming from Time Warner, Viacom, Liberty Media, Disney, Globo and Televisa, among others. Claxson competes with their channels for carriage on cable and satellite systems that have limited capacity. Claxson also competes with these channels for viewers and advertising dollars based upon quality of programming, number of subscribers, ratings and subscriber demographics.

     Claxson's broadcast television and radio business in Chile competes with national and regional broadcasters for audience share and advertising revenues primarily on the basis of program content that appeals to a particular target demographic audience. Radio Chile's main competitors are the Caracol Group and the Bezanilla Group, both of which have established significant audience share. The Caracol Group currently owns four networks: Activa, Amistad, 40 Principales and Caracol; and it operates 30 concessions. The Bezanilla Group owns four networks: Romantica, Infinita, Tiempo and Classica; and it operates 27 concessions. Chilevision competes primarily with six broadcast television networks, owned by the University of Valparaiso, the Chilean Government, Cristalerias de Chile S.A. and Grupo Televisa S.A., the Catholic Church, Compania Chilena de Comunicaciones S.A., and Angel Gonzalez, a broadcast television entrepreneur.

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

     Many companies provide websites, e-commerce and connectivity services targeted to Spanish- and Portuguese-speaking audiences. All of these companies compete with El Sitio for user traffic, advertising dollars and e-commerce opportunities. The market for Internet content companies in Latin America is new and rapidly evolving. Competition for users, advertisers and e-commerce opportunities is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in El Sitio's markets.

     El Sitio competes with providers of content and services over the Internet, including web directories, portals, search engines, content sites, Internet service providers and sites maintained by government and educational institutions.

     El Sitio faces competition on both a local and regional level. Its primary competitors include, among others, StarMedia, Terra Lycos and Yahoo! (in most of Ibero America), Clarin Digital (in Argentina), Universo Online (in Brazil) and Televisa, TV Azteca and T1MSN, which is operated by Telmex and Microsoft (in Mexico). El Sitio's competitors may develop content that is better than El Sitio's or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Some of El Sitio's established competitors and potential new competitors may have better brand recognition and significantly greater financial, technical and marketing resources than El Sitio.


     Although El Sitio plans to exit this business, El Sitio also currently provides connectivity services in Colombia and Brazil, a market which is extremely competitive and is characterized by rapidly changing technology and evolving standards. In August 2001, El Sitio entered into a preliminary agreement, which is subject to negotiation of definitive terms, to sell its connectivity services business in Colombia. El Sitio does not own telecommunications infrastructure and, therefore, will depend upon telecommunications providers to carry its Internet traffic. Increased competition could require El Sitio to lower its prices, increase its selling and marketing expenses, and raise subscriber acquisition costs. New technologies permitting faster dial-up may make El Sitio's connectivity services business obsolete. El Sitio may not be able to retain its users or, if it does, to offset the effect of increased costs through an increase in users, user revenues or revenues from other sources.


EMPLOYEES

     As of March 31, 2001, Ibero-American Media Partners' wholly owned pay television channels had 345 full-time employees, of whom 88 worked in Ibero-American Media Partners' Miami headquarters, 257 in its Buenos Aires offices, and seven employees in its Mexico, Bahamas and Brazil offices. Ibero-American Media Partners' Chilean broadcast business had 429 full-time employees as of the same date, of whom 172 worked for Radio Chile and 257 for Chilevision. All of the broadcast business's employees worked in Ibero-American Media Partners' Chile offices.

     As of March 31, 2001, Ibero-American Media Partners' and Carlyle/Carlton's joint ventures had an aggregate of 76 full-time employees, of whom 12 worked at The Locomotion Channel, six at AEI Music Latin America, two at the ARTISTdirect joint venture, seven at Playboy TV Latin America and 49 at Playboy TV International.

     Ibero-American Media Partners' employees work in a variety of departments, including programming and production, sales and marketing, creative, engineering and operations, and finance and administration. From time to time Ibero-American Media Partners employs independent contractors to support its production, creative, talent and technical departments.

     Chilevision is party to a collective bargaining agreement with two unions: the Sindicato de Empresa Chilevision, S.A. and the Sindicato Nacional de Trabajadores No. 2 de los Departamentos de Prensa y Administracion RTU. Approximately 202 of Chilevision's employees are represented by these unions and a total of 233 employees are covered by the collective bargaining agreement. The employees covered by the collective bargaining agreement are at-will employees and occupy non-managerial positions in various areas of Chilevision. The collective agreement with the Chilean unions will expire on August 31, 2002.

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

     Ibero-American Media Partners' subsidiary, Canal Joven S.A., which operates the MuchMusic channel in Argentina, is party to a statutory collective bargaining agreement, the terms of which are set forth in the National Collective Bargaining Agreement No. 131/75 (Convencion Colectiva de Trabajo Nacional No. 131/75). Approximately 43 of Canal Joven's employees are represented by the Argentine Television Union (Sindicato Argentino de Television) and are covered by the statutory collective bargaining agreement. Since the agreement is statutory, it will continue to be in effect until either Canal Joven or the union decide to terminate it, in which case the parties would need to negotiate a private collective bargaining agreement.

     Imagen, the operator of the Space, I.Sat, Jupiter, Venus, Infinito and Uniseries channels, has opted to negotiate a private collective bargaining agreement with the union representing its employees rather than adopt the terms of the statutory collective bargaining agreement set by Argentine law. Imagen has been conducting negotiations with the union and expects to finalize a private collective bargaining agreement during 2001.

     At December 31, 2000, El Sitio had 501 full-time employees. Of these employees, 183 were employed in product, content and technology, 89 in sales and marketing, 94 in corporate and administration, and 43 in connectivity services. In addition, DeCompras.com, El Sitio's e-commerce business, had 92 employees.

     Claxson believes that its relations with its employees are generally good.

     On January 26, 2001, Ibero-American Media Partners undertook a plan to restructure its operations to reduce operational costs and eliminate redundancies in preparation for completion of the transaction. The restructuring process has focused mainly on corporate services and the affiliate and advertising sales departments. The restructuring has resulted in a reduction of approximately 10% in the number of employees of its subsidiaries.

     On February 2, 2001, El Sitio announced that it was in the process of terminating approximately 25% of its employees in anticipation of the transaction. El Sitio estimates that this personnel reduction, combined with headcount decreases in the fourth quarter of 2000, should produce annual cost savings of approximately U.S.$8 million to U.S.$9 million. At the end of February 2001, El Sitio had a total of approximately 392 employees.

PROPERTIES

     A description of the location and use and of Claxson's principal offices and facilities is set forth below.

     PAY TELEVISION FACILITIES

     Claxson's U.S. executive headquarters are located at 404 Washington Avenue, Miami Beach, Florida, in approximately 26,800 square feet, under a lease that expires in 2003. Claxson has recently completed construction and installation of a modern production and technical operations center in Miami that will provide network origination, language dubbing and subtitling, video editing and graphic services. This facility, which became operational in February 2001, will occupy approximately 25,600 square feet of leased space. Claxson is exploring the possibility of integrating all of its Miami-based operations and offices in a facility located on Biscayne Boulevard, Miami.

     Claxson's principal offices in Buenos Aires, Argentina are located at Av. Melian 2752/54 in a building that Claxson owns. The building occupies more than 60,000 square feet and contains both administrative and production functions, including two television studios. Claxson also owns two additional offices that are located at Av. Manuel Ugarte 3612/18 and Av. Melian 2760/62. Claxson also leases approximately 8,000 square feet of warehouse space in Buenos Aires.

     In addition, Claxson leases office space in Mexico, the Bahamas and Brazil to support sales efforts to cable and direct-to-home operators in certain markets.

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     BROADCAST TELEVISION AND RADIO FACILITIES

     Radio Chile's principal offices are located in Santiago, Chile, where it owns an office building containing approximately 400 square meters of office space. Radio Chile leases storage and additional office space in Santiago, Chile and either owns or leases a number of radio transmission towers throughout Chile.

     Chilevision owns a property occupying approximately 10,085 square meters in Santiago where its headquarters, production studios and offices are located. Chilevision also owns 3 transmission towers and leases 25 other properties and transmission towers throughout Chile under long-term leases.

     INTERNET FACILITIES

     El Sitio's corporate offices are located in Buenos Aires, where it currently leases approximately 1,600 square meters.

     El Sitio also leases office space in Bogota, Caracas, Mexico City, Miami, Montevideo, Santiago and Sao Paulo.

LEGAL PROCEEDINGS

     Except as described below, Claxson is not involved in any material legal proceedings.

     Between July and September 2000, Imagen instituted a series of mediation and legal proceedings against CableVision, one of the largest cable operators in Argentina, seeking payment of certain disputed license fees pursuant to the existing carriage agreements between the parties. The proceedings also involve disputes relating to the distribution of the Venus channel by CableVision. On May 24, 2000, the Argentine court administering the claims relating to the Venus channel granted Imagen a temporary injunction and ordered CableVision to restore the channel to its former line-up position and to offer the channel on the terms set forth in the existing carriage agreements. In addition, Imagen filed a related complaint against CableVision with the Argentine Antitrust Commission requesting injunctive relief in connection with the distribution of the Venus channel. On May 23, 2000, the Argentine Antitrust Commission granted Imagen a temporary injunction and ordered CableVision to restore the channel to its former line-up position and to offer the channel on the terms set forth in the existing carriage agreements. Imagen recently withdrew all proceedings before the Argentine courts because it reached a settlement with CableVision. The only pending proceeding related to Imagen's dispute with CableVision is the administrative proceeding being conducted by the Argentine Antitrust Commission.

     On November 29, 2000, Imagen and CableVision entered into a settlement agreement to resolve all of the outstanding mediation and legal proceedings between the parties. Pursuant to the settlement agreement, CableVision agreed to pay Imagen certain amounts for the license fees under dispute. The parties also agreed to certain terms regarding the distribution of the Venus channel by CableVision. As part of the settlement, Imagen withdrew all of the claims pending before the Argentine courts. Although Imagen is not a party to the administrative proceeding instituted against CableVision by the Argentine Antitrust Commission, it has informed the Commission of the settlement. Funds affiliated with Hicks, Muse, Tate & Furst Incorporated own approximately 50% of CableVision.

     The Chilean Antitrust General Attorney is conducting a general investigation regarding the level of concentration in the radio broadcasting industry in Chile. On February 17, 2000, the Commission asked Radio Chile to provide certain information regarding its business and operations. On March 31, 2000, Radio Chile complied with this request and submitted the requested information. On July 27, 2001, Radio Chile received a request for additional information. Radio Chile is preparing the response.

     If the Chilean Antitrust Commission finds an unacceptable level of concentration in the radio broadcasting industry, it may order a variety of relief measures, including one or more of the following:

     - request that the Chilean Antitrust General Attorney monitor the relevant market to prevent anti-competitive practices;
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

     - order the dominant players to seek prior approval for further mergers, acquisitions or changes in control;

     - order the dominant players to discontinue or avoid activities which raise antitrust concerns;

     -  order the divestiture of certain assets; and

     - impose fines in Chilean currency up to the equivalent of approximately U.S.$480,000.


     Claxson cannot predict the outcome of this investigation or whether the investigation will lead to further information requests or other actions by the Commission that might affect Radio Chile.



     Four civil complaints have been filed in the U.S. District Court for the Southern District of New York against El Sitio, certain of its directors and principal executive officers, and the underwriters which led El Sitio's initial public offering in December 1999. The complaints, which request that the cases be certified as class actions, are: Howard M. Lasker, on behalf of himself and all others similarly situated, vs. El Sitio, Inc., et. al (filed on June 8, 2001 in the U.S. District Court for the Southern District of New York); Bais Kahana, on behalf of itself and all others similarly situated, vs. El Sitio, Inc., et. al. (filed on June 12, 2001 in the U.S. District Court for the Southern District of New York); Shapaour Yavari, on behalf of himself and all others similarly situated, vs. El Sitio, Inc., et. al. (filed on June 22, 2001 in the U.S. District Court for the Southern District of New York); and Warren and Frances Foster and Larry Walls, on behalf of themselves and all others similarly situated, vs. El Sitio, Inc., et al. (filed on July 11, 2001 in the U.S. District Court for the Southern District of New York). The complaints allege, among other things, that the prospectus and registration statement for the initial public offering were materially misleading because they did not disclose the following alleged actions on the part of the underwriters: (1) the underwriters solicited and received additional and excessive commissions from certain investors in exchange for special allocations of common shares in the initial public offering; and (2) the underwriters entered into agreements with these investors whereby such investors agreed to purchase additional common shares of El Sitio in the aftermarket at pre-determined prices, thereby artificially supporting or inflating the market price of El Sitio's common shares. The claims are alleged under both the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934. The complaints seek unspecified money damages. To El Sitio's knowledge, none of the complaints for the Lasker, Kahana, Yavari and Foster/Walls cases or any other cases has yet been served on any of the named defendants. El Sitio believes, after consultation with counsel, that the allegations in the complaints relating to it and its directors and principal executive officers are without merit, and El Sitio intends to vigorously defend itself and its directors and principal executive officers in these cases.



     On April 30, 2001, the Brazilian tax authorities informed El Sitio that they planned to appeal a lower tax court decision that held in favor of El Sitio in a suit for taxes alleged to be due by its Brazilian subsidiary O Site Entertenimentos Ltda. in the amount of 1.1 million reais (approximately U.S.$473,000). Based on preliminary assessments of its Brazilian tax advisors, El Sitio anticipates that this appeal will be dismissed and that the lower court ruling upheld.


REGULATION

     REGULATION OF THE PAY TELEVISION INDUSTRY IN LATIN AMERICA

     In general, many of the Latin American markets in which Claxson operates do not have specific pay television laws. As a result, many of the old broadcast laws are applied to the pay television industry. The scope of broadcast regulation varies from country to country, although in many significant respects a similar approach is taken across all of the markets in which Claxson operates. For example, broadcast regulations in most of Claxson's markets require cable and direct-to-home system operators to obtain licenses or concessions from the applicable domestic authority. In addition, most countries have regulations which set certain minimum standards regarding programming content, prescribe minimum standards for the content and scheduling of television advertisements and provide that a certain portion of the programming carried by the operators be produced domestically.

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     The content regulations concerning programming in the countries in which
Claxson operates often prohibit material which contains excessive violence and pornography and usually provide a restricted exhibition schedule for adult-rated content and other material that is deemed inappropriate for children or the population at large. The general scheme of regulations governing the content of television advertising focus on prohibiting fraudulent and misleading advertising. The promotion of illegal goods and services is universally prohibited and many countries also restrict television advertising of alcohol and tobacco products. Generally, the domestic broadcasting licensing authorities have the responsibility for monitoring and enforcing compliance with broadcasting and programming content regulations; however, the level of enforcement varies widely among the different countries in which Claxson operates.

     With the exception of Argentina, Claxson is a foreign programmer of pay television channels in every market in which its pay television channels operate. As a foreign programmer, Claxson is not directly subject to the broadcasting and content laws of the foreign countries where it operates. However, the local cable and direct-to-home system operators that distribute foreign programming, including Claxson's pay television channels, are subject to local broadcasting and content regulations and are therefore responsible for complying with any local programming requirements and advertising laws. Consequently, many of Claxson's contracts with its cable and direct-to-home distributors require that Claxson's programming comply with domestic programming content and advertising regulations.

     Several Latin American countries began the process of deregulation of their telecommunications industries during 2000 or plan to do so during 2001. Argentina, Chile, Colombia, Ecuador and Mexico are all opening their telecommunications markets to private competition. While deregulation will not immediately and directly affect the pay television industry, the effects of deregulation, including increased competition, lowered telephone tariffs and connection rates and increased investments in new technologies, could lead to increased opportunities for content distribution and higher Internet and multi-channel penetration rates.

     REGULATION OF THE CHILEAN BROADCAST TELEVISION AND RADIO INDUSTRY

     The broadcast television and radio broadcast industries in Chile are both regulated by the Subsecretariat of Telecommunications, which is known as "SUBTEL", which is overseen by the Ministry of Public Works, Transport and Telecommunications. The broadcast television industry is also regulated by the National Television Council or "CNT". Legislation regarding broadcast television and radio in Chile is contained in the 1982 General Telecommunications Law, as amended. In addition, the CNT Law of 1989, as amended, contains regulations that apply to the broadcast television industry. Broadcast television and radio licenses are awarded for 25-year terms.

     Radio and broadcast television content and programming are closely regulated in Chile. All broadcast entities must air at least one hour of educational content per week of programming during the primetime hours between 6:00 p.m. and 11:00 p.m. At least 40% of programming aired on Chilean broadcast television must be of Chilean origin. Although content is regulated to comply with educational and moral standards, the restrictions are more lenient on content aired between 10:00 p.m. and 6:00 a.m. The content of advertising aired on broadcast television in Chile is also regulated.

     A new Chilean law, published on June 4, 2001, includes provisions that may be relevant to the transaction and the ongoing operations of Claxson's Chilean broadcast businesses. The new law provides that any change in ownership or control of a broadcast business must be reported to the relevant Chilean authorities within 30 days from its occurrence. The change in ownership is also subject to approval of the Chilean authorities who must issue a report regarding the impact on the media market of the change in control. If this report is not issued within 30 days from the filing of the application it will be deemed that the authorities have no objections. The parties believe that the Claxson transaction does not trigger the filing requirements under the Chilean law.

     This law also provides that radio broadcasting concessions may only be granted or transferred to entities that have more than 10% non-Chilean ownership if in the country of origin of the foreign nationals, Chilean nationals are granted similar rights. This provision may affect the manner in which
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Claxson and its affiliates conduct its broadcast business in Chile, including the renewal of the existing concession or acquisition of new ones.

     REGULATION OF THE INTERNET IN LATIN AMERICA

     There are currently few laws or regulations directly applicable to access to commerce on the Internet. However, because of increasing use of the Internet, a number of legislative and regulatory proposals are under consideration by various governments and governmental agencies or bodies. El Sitio's Mexican subsidiary is registered as a provider of connectivity services with the Mexican Federal Telecommunications Commission. El Sitio has also received the necessary licenses from the relevant regulatory authorities to provide such services in Argentina and Colombia. The adoption or application of existing or new laws or regulations may negatively affect growth in the use of the Internet, which could, in turn, decrease the demand for El Sitio's services and products, increase its costs of doing business, or otherwise have a material adverse effect on Claxson.

EXCHANGE CONTROLS

     There are currently no British Virgin Islands laws or regulations restricting the import or export of capital or affecting the payment of dividends or other distributions to shareholders who are non-residents of the British Virgin Islands.

     Some of Claxson's subsidiaries may be subject from time to time to exchange control laws and regulations that may limit or restrict the payment of dividends or distributions or other transfers of funds by those subsidiaries to Claxson. Claxson does not anticipate that existing exchange control laws and regulations affecting its subsidiaries will have a material adverse effect on Claxson.

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                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

     The following are the managements' discussions and analyses of Ibero-American Media Partners and El Sitio, respectively. The following should be read in conjunction with the financial statements and unaudited pro forma combined financial information included in this proxy statement/prospectus.

                         IBERO-AMERICAN MEDIA PARTNERS

     Ibero-American Media Partners has grown through acquisitions of established businesses, has a limited operating and financial history and is subject to the risks, uncertainties and problems frequently encountered by companies in early stages of operation. Ibero-American Media Partners' historical results of operations are not necessarily indicative of the results of operations to be expected in the future.

INTRODUCTION TO RESULTS OF OPERATIONS

     NET REVENUES

     Ibero-American Media Partners derives its revenues from subscriber-based fees charged to pay television system operators that distribute its branded television channels and from advertising on its pay television channels and broadcast media assets. Ibero-American Media Partners also generates revenues through sales commissions and management fees for services provided to the unconsolidated pay television channels which it operates through joint ventures.

     Subscriber-Based Fees

     To date, Ibero-American Media Partners has derived a majority of its revenues from subscriber-based fees it charges to pay television system operators that distribute its branded television channels. Ibero-American Media Partners charges pay television system operators either a flat or per-subscriber fee for the right to broadcast its branded television channels through their cable or direct-to-home distribution systems. Pricing for basic channels typically involves either a monthly lump sum payment per channel or package of channels or a fixed price per subscriber. For premium and pay-per-view channels, Ibero-American Media Partners receives a percentage of the revenues generated from the subscribers to these channels.

     Ibero-American Media Partners typically enters into long-term distribution agreements with pay television system operators with an average term of approximately three years. Ibero-American Media Partners recognizes revenues on long-term agreements on a monthly basis as the branded television channels are provided to the pay television system operators. Revenues from exclusivity arrangements are recognized ratably over the term of the related agreement.

     Advertising Revenues

     Ibero-American Media Partners derives revenues from the sale of advertising on its pay television channels and its broadcast media assets. Ibero-American Media Partners' multiple sales offices enable it to solicit local, pan-regional and global advertising accounts from advertisers and agencies directly. Ibero-American Media Partners derives advertising revenues principally from:

     - advertising arrangements under which it receives fees for advertising spots placed on Ibero-American Media Partners' pay television channels and broadcast stations for specified periods of time; and

     - sponsorship arrangements that allow advertisers to sponsor a program on one or more of Ibero-American Media Partners' pay television channels or broadcast stations in exchange for fixed payments.

     Ibero-American Media Partners generally recognizes advertising revenues as advertising spots are aired. In the case of certain advertising spots placed on Ibero-American Media Partners' broadcast television channel and radio stations, Ibero-American Media Partners guarantees minimum viewership ratings to the advertiser. If these rating levels are not met, Ibero-American Media Partners does not recognize the corresponding revenues until it achieves the guaranteed ratings. Payments received before an advertisement spot is displayed are recorded as unearned revenues. Revenues from sponsorship arrangements are recognized ratably. The terms of Ibero-American Media Partners' contracts with advertisers and advertising agencies range from one to twelve months.

     Other Revenues

     Ibero-American Media Partners derives revenues from the licensing of programming rights to third parties. Revenue from the licensing of programming rights is recognized when the license period begins and a contractual obligation exists. Ibero-American Media Partners also derives revenues from fees and commissions for services provided to pay television channels and other businesses that it partially owns or is affiliated with. These services include distribution and advertising sales services, technical and back office support and other services. Ibero-American Media Partners is expanding its services to include playback and dubbing through the construction of a modern production facility.

     OPERATING EXPENSES

     Ibero-American Media Partners' operating expenses consist of:

     -  product, content and technology;

     -  marketing and sales;

     -  corporate and administration; and

     -  depreciation and amortization.

     Product, Content and Technology Expenses

     Product, content and technology expenses consist primarily of the amortization of rights to broadcast acquired or licensed television content and related rights, the cost of satellite space used in delivering Ibero-American Media Partners' pay television channels, and personnel and related costs associated with programming, purchase and production of content, post-production, dubbing, playback, and the up-link of Ibero-American Media Partners' pay television channels or transmission of its radio stations. The cost of broadcast and license rights is amortized over the term of licenses and based on the anticipated usage of the program.

     Marketing and Sales Expenses

     Ibero-American Media Partners' marketing and sales expenses consist primarily of salaries and expenses of marketing and sales personnel, commissions, withholding taxes and other marketing-related expenses, including expenses related to Ibero-American Media Partners' branding and advertising activities. Ibero-American Media Partners expects these marketing and sales expenses to continue to increase as a result of launches of its channels in new markets and expansion of distribution in existing markets. After completion of the transaction, however, Ibero-American Media Partners expects that it will realize synergies with the Internet business, which should result in a reduction in marketing and sales expenses.

     Corporate and Administration Expenses

     Corporate and administration expenses consist primarily of costs related to corporate personnel, occupancy costs, general operating costs and professional fees, such as accounting, legal and consulting fees. Ibero-American Media Partners expects that it will incur additional corporate and administration expenses as it completes the development of a corporate infrastructure to support the growth of its businesses. After the completion of the transaction, however, Ibero-American Media Partners expects that it will realize synergies with the Internet business, which should result in a reduction in corporate and administrative expenses.

     Depreciation and Amortization

     Depreciation and amortization expenses consist primarily of depreciation and amortization of production, post-production and other equipment, buildings and leasehold improvements. Investments in property and equipment, other than leasehold improvements, are depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the lesser of the term of the lease or the useful life of the improvement. Property and equipment is being depreciated and amortized, as the case may be as follows:

-  buildings                                    20 - 50 years
-  equipment                                    3 - 10 years
-  leasehold improvements                       5 - 7 years

     As a result of the goodwill related to the various entities originally contributed to Ibero-American Media Partners in December 1998, including goodwill that had been originally recorded on the historical financial statements of the entities contributed, Ibero-American Media Partners incurs significant amortization expense. Additionally, Ibero-American Media Partners incurs amortization expense related to the amortization of broadcast television and radio licenses.

     OTHER INCOME (EXPENSE)

     Other income (expense) consists primarily of interest expense, net of interest earned, from Imagen's U.S.$80 million 11% senior notes due 2005, and the outstanding Radio Chile syndicated bank facilities, as well as other miscellaneous income and expense items.

     SHARE OF INCOME (LOSS) FROM UNCONSOLIDATED AFFILIATES

     Share of income (loss) from unconsolidated affiliates represents Ibero-American Media Partners' proportionate share of the income or loss related to Playboy TV Latin America, The Locomotion Channel, and other companies in which Ibero-American Media Partners has investments.

     NEW ACCOUNTING PRONOUNCEMENTS

     On June 29, 2001, the Financial Accounting Standards Board adopted two new standards: SFAS No. 141, Business Combinations; and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. These standards, among other things, eliminate the amortization of goodwill and require that goodwill be tested for impairment, that the excess of acquired net assets over cost (which is sometimes referred to as "negative goodwill") be allocated as a pro rata reduction of certain long-term assets, and that any unallocated excess resulting from business combinations initiated after June 30, 2001 must be recognized as an extraordinary gain. Any unallocated excess resulting from business combinations initiated before July 1, 2001 is to be written off and recognized as the effect of a change in accounting principle.

     As of March 31, 2001, Ibero-American Media Partners had U.S.$180 million in net goodwill. Amortization of goodwill for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001 amounted to U.S.$7.1 million, U.S.$9.9 million and U.S.$2.5 million, respectively.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

     The following table sets forth, for the periods indicated, selected financial information for Ibero-American Media Partners' pay television and broadcast television and radio businesses:

                                                           THREE MONTHS ENDED MARCH 31,
                                   -----------------------------------------------------------------------------
                                                   2000                                    2001
                                   -------------------------------------   -------------------------------------
                                                  BROADCAST                               BROADCAST
                                      PAY       TELEVISION AND                PAY       TELEVISION AND
                                   TELEVISION       RADIO         TOTAL    TELEVISION       RADIO         TOTAL
                                   ----------   --------------   -------   ----------   --------------   -------
                                                          (IN THOUSANDS OF U.S. DOLLARS)
Net revenues:
  Subscriber-based fees..........   $14,892         $   --       $14,892    $15,960         $   --       $15,960
  Advertising....................     1,376          7,077         8,453      1,966          7,208         9,174
  Other..........................     1,927             --         1,927      2,572             --         2,572
                                    -------         ------       -------    -------         ------       -------
  Total net revenues.............    18,195          7,077        25,272     20,498          7,208        27,706
                                    -------         ------       -------    -------         ------       -------
Operating expenses:
  Product, content and
     technology..................     7,295          3,974        11,269      9,141          3,679        12,820
  Marketing and sales............     4,708            840         5,548      3,544            761         4,305
  Corporate and administration...     3,374            955         4,329      4,076          1,036         5,112
  Depreciation and
     amortization................     3,520          1,610         5,130      4,343          1,622         5,965
                                    -------         ------       -------    -------         ------       -------
Operating income (loss)..........   $  (702)        $ (302)      $(1,004)   $  (606)        $  110       $  (496)
                                    =======         ======       =======    =======         ======       =======

     NET REVENUES

     Ibero-American Media Partners' net revenues increased U.S.$2.4 million, or 9%, to U.S.$27.7 million in the three months ended March 31, 2001 from U.S.$25.3 million for the corresponding period in 2000. Approximately 58% of Ibero-American Media Partners' net revenues in the period ended March 31, 2001 was comprised of subscriber-based revenues.

     Pay television revenues increased U.S.$2.3 million, or 13%, to U.S.$20.5 million in the three months ended March 31, 2001 from U.S.$18.2 million in the corresponding period in 2000. Approximately 78% of Ibero-American Media Partners' pay television revenues in the period ended March 31, 2001 was comprised of subscriber-based fees.

     Pay television subscriber-based fees increased U.S.$1.1 million, or 7%, to U.S.$16.0 million in the three months ended March 31, 2001 from U.S.$14.9 million in the corresponding period in 2000. This increase was due primarily to a U.S.$2.2 million increase in subscriber-based fees resulting from launches of channels in new markets and expanded distribution in existing markets. This increase was offset by a slight decrease in the average monthly fee per subscriber. The decrease in the monthly fee per subscriber, resulted primarily from a shift in the sales mix to channels with lower fees per subscriber.

     For the three months ended March 31, 2000 and 2001, Ibero-American Media Partners earned 85% and 82%, respectively, of its pay television revenues in Argentina.

     Advertising revenues increased U.S.$0.7 million, or 8%, to U.S.$9.2 million in the three months ended March 31, 2001 from U.S.$8.5 million in the corresponding period in 2000.

     Pay television advertising revenues increased U.S.$0.6 million, or 43%, to U.S.$2.0 million in the three months ended March 31, 2001, from U.S.$1.4 million in the corresponding period in 2000. The increase primarily resulted from an increase in the number of advertisements sold coupled with an increase in the average rate charged for advertising.

     Broadcast television and radio advertising revenues increased slightly to U.S.$7.2 million in the three months ended March 31, 2001 from U.S.$7.1 million in the corresponding period in 2000. This slight increase is attributable to an increase in market share offset by a general decrease in the advertising market in Chile.

     Other revenues increased U.S.$0.6 million, or 30%, to U.S.$2.6 million in the three months ended March 31, 2001, from U.S.$2.0 million in the corresponding period in 2000. The increase in other revenues primarily resulted from additional services to existing and new unconsolidated subsidiaries and affiliates.

     COSTS AND EXPENSES

     Product, Content and Technology Expenses

     Ibero-American Media Partners' product, content and technology expenses increased U.S.$1.5 million, or 13%, to U.S.$12.8 million in the three months ended March 31, 2001 from U.S.$11.3 million in the corresponding period in 2000. Ibero-American Media Partners' product, content and technology expenses as a percentage of revenues increased to 46% in the period ended March 31, 2001 from 45% in the period ended March 31, 2000.


     Pay television product, content and technology expenses increased U.S.$1.8 million, or 25%, to U.S.$9.1 million in the three months ended March 31, 2001 from U.S.$7.3 million in 2000. Product, content and technology expenses for pay television as a percentage of pay television revenues increased from 40% in the three months ended March 31, 2000 to 44% in the same period ended March 31, 2001. This increase was primarily attributable to increased infrastructure costs amounting to U.S.$0.8 million associated with a new production facility; severance costs amounting to U.S.$0.2 million; communications and personnel costs amounting to U.S.$0.6 million associated with technology infrastructure costs. The remaining increase is primarily attributable to an overall increase in production and personnel costs associated with developing content.


     Product, content and technology expenses for broadcast television and radio decreased U.S.$0.3 million, or 8%, to U.S.$3.7 million in the three months ended March 31, 2001, from U.S.$4.0 million in the corresponding period in 2000. The decrease is attributable to reductions in production expenses.

     Marketing and Sales Expenses

     Ibero-American Media Partners' marketing and sales expenses decreased U.S.$1.2 million, or 22%, to U.S.$4.3 million in the three months ended March 31, 2001 from U.S.$5.5 million in the corresponding period in 2000. Ibero-American Media Partners' marketing and sales expenses as a percentage of net revenues decreased to 16% in the three months ended March 31, 2001 from 22% in the corresponding period in 2000.


     Pay television marketing and sales expenses decreased U.S.$1.2 million, or 26%, to U.S.$3.5 million in the three months ended March 31, 2001, from U.S.$4.7 million in the corresponding period in 2000. Marketing and sales expenses for pay television as a percentage of pay television revenues decreased from 26% in the three months ended March 31, 2000 to 17% in the period ended March 31, 2001. This decrease was primarily due to a decrease in bad debt expense amounting to U.S.$0.8 million, primarily attributable to a charge in the period ended March 31, 2000 attributable to a specific customer. The remaining decrease is attributable to a general decrease in spending on marketing and advertising related expenses.


     Marketing and sales expenses for broadcast television and radio remained approximately the same in the three months ended March 31, 2000 and in the period ended March 31, 2001.

     Corporate and Administration Expenses

     Ibero-American Media Partners' corporate and administration expenses increased U.S.$0.8 million, or 19%, to U.S.$5.1 million in the three months ended March 31, 2001 from U.S.$4.3 million in the corresponding period in 2000. Ibero-American Media Partners' corporate and administration expenses as a percentage of net revenues increased to 18% in the three months ended March 31, 2001 from 17% in the corresponding period in 2000.

     Corporate and administrative expense for pay television increased U.S.$0.7 million, or 21%, to U.S.$4.1 million in the three months ended March 31, 2001 from U.S.$3.4 million in the period ended March 31, 2000. Ibero-American Media Partners' corporate and administrative expenses as a percentage of pay television revenues increased from 19% in the period ending March 31, 2000 to 20% in the period ending March 31, 2001. The year to year increase in corporate and administrative expenses for pay television was primarily attributable to severance costs.

     Corporate and administration expenses for broadcast television and radio remained approximately the same in the three months ended March 31, 2001 and in the corresponding period in 2000.

     Depreciation and Amortization

     Ibero-American Media Partners' depreciation and amortization expenses increased U.S.$0.8 million, or 15%, to U.S.$6.0 million in the three months ended March 31, 2001 from U.S.$5.2 million in the corresponding period in 2000. Ibero-American Media Partners' depreciation and amortization expenses as a percentage of net revenues increased to 22% in the three months ended March 31, 2001 from 20% in the period ended March 31, 2000. The increase in depreciation and amortization expenses was principally attributable to increased depreciation and amortization of equipment related to a production facility, equipment upgrades and the implementation of a new computer system and related software.

     OTHER INCOME (EXPENSE)

     Other income (expense), which principally consists of net interest expense, interest income, and other miscellaneous income (expenses), net, consisted of net expenses of U.S.$4.0 million in the three months ended March 31, 2001 compared with net expenses of U.S.$1.4 million in corresponding period in 2000. This change is primarily attributable to exchange rate gains in the three months ended March 31, 2000 amounting to U.S.$1.8 million on certain U.S. dollar denominated debt held by the Chilean subsidiary.

     SHARE OF LOSS FROM UNCONSOLIDATED AFFILIATES

     Share of loss from unconsolidated affiliates represents Ibero-American Media Partners' proportionate share of the income or loss of Playboy TV Latin America, LLC, The Locomotion Channel, Caribbean Communications Network, Ltd. and certain other companies in which Ibero-American Media Partners has investments. Share of loss from unconsolidated affiliates decreased to U.S.$1.1 million in the three months ended March 31, 2001 from U.S.$1.2 million in the corresponding period in 2000.

     On May 11, 2001, Ibero-American Media Partners sold its ownership interest in Caribbean Communications Network, Ltd.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     The following table sets forth, for the periods indicated, selected financial information for Ibero-American Media Partners' pay television and broadcast television and radio businesses:

                                                          YEAR ENDED DECEMBER 31,
                                   ----------------------------------------------------------------------
                                                 1999                                 2000
                                   ---------------------------------   ----------------------------------
                                                BROADCAST                           BROADCAST
                                      PAY       TELEVISION                PAY       TELEVISION
                                   TELEVISION   AND RADIO     TOTAL    TELEVISION   AND RADIO     TOTAL
                                   ----------   ----------   -------   ----------   ----------   --------
                                                       (IN THOUSANDS OF U.S. DOLLARS)
Net revenues:
  Subscriber-based fees..........   $51,762       $   --     $51,762    $61,887      $    --     $ 61,887
  Advertising....................     8,700        4,362      13,062      9,211       34,433       43,644
  Other..........................     8,130           --       8,130      7,607           --        7,607
                                    -------       ------     -------    -------      -------     --------
  Total net revenues.............    68,592        4,362      72,954     78,705       34,433      113,138
                                    -------       ------     -------    -------      -------     --------
Operating expenses:
  Product, content and
     technology..................    31,418          991      32,409     32,279       15,527       47,806
  Marketing and sales............    13,063          358      13,421     16,804        3,729       20,533
  Corporate and administration...    14,222          492      14,714     17,788        6,222       24,010
  Depreciation and
     amortization................    15,237        1,096      16,333     15,088        6,539       21,627
                                    -------       ------     -------    -------      -------     --------
Operating income (loss)..........   $(5,348)      $1,425     $(3,923)   $(3,254)     $ 2,416     $   (838)
                                    =======       ======     =======    =======      =======     ========

     NET REVENUES

     Ibero-American Media Partners' net revenues increased U.S.$40.2 million, or 55%, to U.S.$113.1 million in 2000 from U.S.$72.9 million in 1999. Approximately 55% of Ibero-American Media Partners' net revenues in 2000 was comprised of subscriber-based revenues.

     Pay television revenues increased U.S.$10.1 million, or 15%, to U.S.$78.7 million in 2000 from U.S.$68.6 million in 1999. Approximately 79% of Ibero-American Media Partners' pay television revenues 2000 was comprised of subscriber-based fees.

     Pay television subscriber-based fees increased U.S.$10.1 million, or 20%, to U.S.$61.9 million in 2000 from U.S.$51.8 million in 1999. This increase was due primarily to a U.S.$4.9 million increase in subscriber-based fees resulting from launches of channels in new markets and expanded distribution in existing markets.

     The remaining increase in pay television subscriber-based fees of U.S.$5.2 million resulted from an increase in the average monthly fee per subscriber. The average monthly fee per subscriber increased to U.S.$0.13 per subscriber in 2000 from U.S.$0.12 per subscriber in 1999. The increase in the average monthly fee per subscriber resulted primarily from new sales with higher fees per subscriber, and from a shift in the sales mix to channels with higher fees per subscriber.

     For 1999 and 2000, Ibero-American Media Partners earned 86%, of its pay television revenues in Argentina.

     Advertising revenues increased U.S.$30.5 million, or 233%, to U.S.$43.6 million in 2000 from U.S.$13.1 million in 1999.

     Pay television advertising revenues increased U.S.$0.5 million, or 6%, to U.S.$9.2 million in 2000, from U.S.$8.7 million in 1999. The increase primarily resulted from an increase in the average rate charged for advertising.

     The increase in broadcast television and radio advertising revenues of U.S.$30.1 million was principally attributable to the contribution of the Chilean broadcast television and radio assets in February and December 1999.

     Other revenues, including programming rights, decreased U.S.$0.5 million, or 6%, to U.S.$7.6 million in 2000, from U.S.$8.1 million in 1999. The decrease is principally attributable to a decrease in the sale of programming rights to less than U.S.$0.1 million in 2000 from U.S.$0.7 million in 1999.

     COSTS AND EXPENSES

     Product, Content and Technology Expenses

     Ibero-American Media Partners' product, content and technology expenses increased U.S.$15.4 million, or 48%, to U.S.$47.8 million in 2000 from U.S.$32.4 million in 1999. Ibero-American Media Partners' product, content and technology expenses as a percentage of revenues decreased to 42% in 2000 from 44% in 1999.

     Product, content and technology expenses for pay television increased U.S.$0.9 million, or 3%, to U.S.$32.3 million in 2000 from U.S.$31.4 million in 1999. Product, content and technology expenses for pay television as a percentage of pay television revenues decreased from 46% in 1999 to 41% in 2000. The increase in these expenses resulted from increased infrastructure costs amounting to U.S.$1.0 million associated with a production facility being constructed, increased production costs amounting to U.S.$1.0 million primarily resulting from a channel acquisition in April 1999 and increased amortization of programming amounting to U.S.$0.9 million. These increased costs were offset by a decrease in technology expenses primarily as a result of an investment in compression equipment that allowed Ibero-American Media Partners to reduce satellite capacity and eliminate higher cost providers.

     Product, content and technology expenses for broadcast television and radio increased U.S.$14.5 million, to U.S.$15.5 million in 2000, from U.S.$1.0 million in 1999. The increase is attributable to the contribution of the Chilean broadcast television and radio assets in February and December 1999.

     Marketing and Sales Expenses

     Ibero-American Media Partners' marketing and sales expenses increased U.S.$7.1 million, or 53%, to U.S.$20.5 million in 2000 from U.S.$13.4 million in 1999. Ibero-American Media Partners' marketing and sales expenses as a percentage of net revenues remained at 18% in both 1999 and 2000.

     Pay television marketing and sales expenses increased U.S.$3.7 million, or 28%, to U.S.$16.8 million in 2000, from U.S.$13.1 in 1999. Marketing and sales expenses for pay television as a percentage of pay television revenues increased from 19% in 1999 to 21% in 2000. This increase was primarily due to:

     - an increase of U.S.$2.6 million in costs for Ibero-American Media Partners' branding and advertising campaign; and

     - an increase in marketing and sales expenses of U.S.$1.1 million due mainly to higher sales volume and marketing efforts related to Ibero-American Media Partners' expansion into new markets and territories.

     Marketing and sales expenses for broadcast television and radio increased U.S.$3.3 million, to U.S.$3.7 million in 2000, from U.S.$0.4 million in 1999. The increase is attributable to the contribution of the Chilean broadcast television and radio assets in February and December of 1999.

     Corporate and Administration Expenses

     Ibero-American Media Partners' corporate and administration expenses increased U.S.$9.3 million, or 63%, to U.S.$24.0 million in 2000 from U.S.$14.7 million in 1999. Ibero-American Media Partners' corporate and administration expenses as a percentage of net revenues increased to 21% in 2000 from 20% in 1999.

     Corporate and administrative expense for pay television increased U.S.$3.6 million, or 25%, to U.S.$17.8 million in 2000 from U.S.$14.2 million in 1999. Ibero-American Media Partners' corporate and administrative expenses as a percentage of pay television revenues increased to 23% in 2000 from 21% in 1999. The year-to-year increase in corporate and administrative expenses for pay television was primarily attributable to:

     - certain transaction and legal costs amounting to U.S.$2.3 million incurred by Ibero-American Media Partners in 2000; and

     -  severance costs amounting to U.S.$1 million.

     In addition, U.S.$5.7 million of the increase in Ibero-American Media Partners' corporate and administration expenses consisted of broadcast television and radio expenses related to the broadcast television and radio assets contributed in February and December 1999.

     Depreciation and Amortization

     Ibero-American Media Partners' depreciation and amortization expenses increased U.S.$5.3 million, or 32%, to U.S.$21.6 million in 2000 from U.S.$16.3 million in 1999. Ibero-American Media Partners' depreciation and amortization expenses as a percentage of net revenues decreased to 19% in 2000 from 22% in 1999. This increase in depreciation and amortization expenses was principally attributable to an increase in intangible assets resulting from the contribution of the broadcast television and radio assets in February and December 1999.

     OTHER INCOME (EXPENSE)

     Other income (expense), which principally consists of net interest expense, interest income, and other miscellaneous income (expenses), net, consisted of net expenses of U.S.$14.9 million in 2000 compared with net expenses of U.S.$13.1 million in 1999. This change resulted primarily from an increase in interest expense due to the incurrence of new debt.

     SHARE OF LOSS FROM UNCONSOLIDATED AFFILIATES

     Share of loss from unconsolidated affiliates represents Ibero-American Media Partners' proportionate share of the income or loss of Playboy TV Latin America, The Locomotion Channel, and other companies in which Ibero-American Media Partners has investments. Share of loss from unconsolidated affiliates decreased to U.S.$4.9 million in 2000 from U.S.$6.6 million in 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     The following table sets forth, for the periods indicated, selected financial information for Ibero-American Media Partners' pay television and broadcast television and radio businesses:

                                                              YEAR ENDED DECEMBER 31,
                                       ----------------------------------------------------------------------
                                                      1998
                                                 (PREDECESSOR)                            1999
                                       ----------------------------------   ---------------------------------
                                                    BROADCAST                            BROADCAST
                                          PAY       TELEVISION                 PAY       TELEVISION
                                       TELEVISION   AND RADIO     TOTAL     TELEVISION   AND RADIO     TOTAL
                                       ----------   ----------   --------   ----------   ----------   -------
                                                           (IN THOUSANDS OF U.S. DOLLARS)
Net revenues:
  Subscriber-based fees..............   $ 47,455       $ --      $ 47,455    $51,762       $   --     $51,762
  Advertising........................      2,298         --         2,298      8,700        4,362      13,062
  Other..............................      7,311         --         7,311      8,130           --       8,130
                                        --------       ----      --------    -------       ------     -------
  Total net revenues.................     57,064         --        57,064     68,592        4,362      72,954
                                        --------       ----      --------    -------       ------     -------
Operating expenses:
  Product, content and technology....     33,721         --        33,721     31,418          991      32,409
  Marketing and sales................      8,225         --         8,225     13,063          358      13,421
  Corporate and administration.......     16,395         --        16,395     14,222          492      14,714
  Depreciation and amortization......     10,931         --        10,931     15,237        1,096      16,333
                                        --------       ----      --------    -------       ------     -------
Operating income (loss)..............   $(12,208)      $ --      $(12,208)   $(5,348)      $1,425     $(3,923)
                                        ========       ====      ========    =======       ======     =======

     NET REVENUES

     Ibero-American Media Partners' net revenues increased U.S.$15.9 million, or 28%, to U.S.$73.0 million in 1999 from U.S.$57.1 million in 1998. Approximately 71% of Ibero-American Media Partners' net revenues in 1999 was comprised of subscriber-based fees.

     Pay television revenues increased U.S.$11.5 million, or 20%, to U.S.$68.6 million from U.S.$57.1 million in 1998. Approximately 76% of Ibero-American Media Partners' pay television revenues in 1999 were comprised of subscriber-based fees versus 83% in 1998. Pay television subscriber-based fees increased U.S.$4.3 million, or 9%, to U.S.$51.8 million in 1999 from U.S.$47.5 million in 1998. This increase was due primarily to a U.S.$6.8 million increase resulting from channel acquisitions, launches of channels in new markets and expanded distribution in existing markets. This increase was partially offset by a decrease of U.S.$2.5 million resulting from a lower average fee per subscriber for 1999 compared to 1998. This lower average fee per subscriber resulted from volume discounts resulting from the consolidation of Argentine distributors. The average monthly fee per subscriber decreased to U.S.$0.12 per subscriber for 1999 from U.S.$0.13 per subscriber for 1998.

     For 1998 and 1999, Ibero-American Media Partners earned 91% and 81%, respectively, of its pay television subscriber-based fees in Argentina.

     Advertising revenues increased U.S.$10.8 million, or 470%, to U.S.$13.1 million in 1999 from U.S.$2.3 million in 1998.

     Pay television advertising revenues increased U.S.$6.4 million, or 278%, to U.S.$8.7 million for 1999, from U.S.$2.3 million for 1998. This increase primarily resulted from channel acquisitions and an increase in advertising inventory sold on Ibero-American Media Partners' pay television channels.

     The increase in broadcast television and radio advertising revenue is attributable to the contribution of the broadcast television and radio assets in February and December 1999.

     Other revenues, including programming rights, increased U.S.$0.8 million, or 11%, to U.S.$8.1 million in 1999, from U.S.$7.3 million in 1998. The increase was principally attributable to an increase in management fees from additional services to existing and new unconsolidated subsidiaries and affiliates as well as higher sales commissions resulting from increased sales volume. This increase was offset by a decrease in the sale of programming rights to U.S.$0.7 million in 1999 from U.S.$1.6 million in 1998.

     OPERATING EXPENSES

     Product, Content and Technology Expenses

     Ibero-American Media Partners' product, content and technology expenses decreased U.S.$1.3 million, or 4%, to U.S.$32.4 million in 1999 from U.S.$33.7 million in 1998. Ibero-American Media Partners' product, content and technology expenses as a percentage of revenues decreased to 44% in 1999 from 59% in 1998.

     Product, content and technology expenses for pay television decreased U.S.$2.3 million, or 7%, to U.S.$31.4 million for 1999, from U.S.$33.7 million for 1998. Product, content and technology expenses for pay television as a percentage of pay television revenues decreased from 59% for 1998 to 46% for 1999. The year-to-year decrease was primarily attributable to:

     - a decrease in personnel costs of U.S.$0.7 million relating to the restructuring of the technical staff and increased automation at Imagen; and

     - a decrease in the amortization of programming rights to U.S.$6.4 million in 1999 from U.S.$6.5 million in 1998.

     In addition, U.S.$1.0 million of the increase in product, content and technology expenses, consisted of broadcast television and radio expenses, related to the broadcast television and radio assets contributed in February and December 1999.

     Marketing and Sales Expenses

     Ibero-American Media Partners' marketing and sales expenses increased U.S.$5.2 million, or 63%, to U.S.$13.4 million in 1999 from U.S.$8.2 million in 1998. Ibero-American Media Partners' marketing and sales expenses as a percentage of net revenues increased to 18% in 1999 from 14% in 1998.

     Marketing and sales expenses for pay television increased U.S.$4.9 million, or 59%, to U.S.$13.1 million for 1999, from U.S.$8.2 million for 1998. Marketing and sales expenses for pay television as a percentage of pay television revenues increased from 14% for 1998 to 19% for 1999. This increase was principally attributable to:

     - U.S.$3.8 million in costs for Ibero-American Media Partners' branding and advertising campaigns; and

     - an increase in marketing and sales costs in 1999 of U.S.$1.1 million from 1998, due mainly to higher sales volume and increased marketing efforts related to the Ibero-American Media Partners' expansion into new markets and territories.

     In addition, U.S.$0.4 million of the increase in marketing and sales expenses, consisted of broadcast television and radio expenses, related to the broadcast television and radio assets contributed in February and December 1999.

     Corporate and Administration Expenses

     Ibero-American Media Partners' corporate and administration expenses decreased U.S.$1.7 million, or 10%, to U.S.$14.7 million in the year ended December 31, 1999 from U.S.$16.4 in the corresponding period in 1998. Ibero-American Media Partners' corporate and administration expense as a percentage of net revenues decreased to 20% in the year ended December 31, 1999 from 29% in the corresponding period in 1998.

     Ibero-American Media Partners' corporate and administration expenses for pay television decreased U.S.$2.2 million, or 13%, to U.S.$14.2 million in 1999 from U.S.$16.4 million in 1998. Ibero-American Media Partners' corporate and administration expenses as a percentage of pay television net revenues decreased to 21% in 1999 from 29% in 1998. This year-to-year decrease was principally attributable to:

     -  a decrease of U.S.$4.1 million in certain transaction and legal costs;
        and

     - an offsetting increase in overhead costs to support the expansion of Ibero-American Media Partners' business activities and growth.

     In addition, U.S.$0.5 million of the increase in corporate and administration expenses consisted of broadcast television and radio expenses related to the broadcast television and radio assets contributed in February and December 1999.

     Depreciation and Amortization

     Ibero-American Media Partners' depreciation and amortization expenses increased U.S.$5.4 million, or 49%, to U.S.$16.3 million in 1999 from U.S.$10.9 million in 1998. Ibero-American Media Partners' depreciation and amortization expenses as a percentage of net revenues increased to 22% in 1999 from 19% in 1998. This increase was principally attributable to the additional goodwill generated from the contribution of assets on December 31, 1998.

     OTHER INCOME (EXPENSE)

     Other income (expense), which principally consists of net interest expense, interest income, and other miscellaneous income (expenses), net, consisted of net expenses of U.S.$13.1 million in 1999 compared with net expenses of U.S.$8.1 million in 1998. This change resulted primarily from a U.S.$4.2 million increase in interest expense due to the incurrence of new debt.

     SHARE OF LOSS FROM UNCONSOLIDATED AFFILIATES

     Share of loss from unconsolidated affiliates represents Ibero-American Media Partners' proportionate share of the income or loss of Playboy TV Latin America, The Locomotion Channel, and certain other companies in which Ibero-American Media Partners has investments. Share of loss from unconsolidated affiliates decreased to U.S.$6.6 million for 1999 from U.S.$8.9 million for 1998.

LIQUIDITY AND CAPITAL RESOURCES

     Ibero-American Media Partners' principal sources of liquidity and capital resources are cash from operations, equity contributions from shareholders and, to a lesser extent, debt financing. As of March 31, 2001, Ibero-American Media Partners had U.S.$120.1 million in outstanding long-term debt, which included U.S.$79.4 million under Imagen's 11% senior notes due 2005 and U.S.$31.2 million under a bank facility payable through 2005. The indenture for the 11% senior notes and the bank debt agreement restrict the ability of some of Ibero-American Media Partners' operating subsidiaries, among other things, to incur additional indebtedness and pay dividends.

     Ibero-American Media Partners' cash flow provided by operating activities was U.S.$4.5 million in the three months ended March 31, 2001 as compared to net cash provided by operating activities of U.S.$6.7 million for the corresponding period in 2000. This change is due principally to changes in working capital asset and liability accounts.

     Capital expenditures of approximately U.S.$1.8 million were made in the three months ended March 31, 2001 primarily in connection with the completion of a modern production and technical operations facility in Miami, Florida and upgrading of equipment.

     As of March 31, 2001, Ibero-American Media Partners had working capital of U.S.$17.9 million.

     Pursuant to the combination agreement, Carlyle/Carlton and Hicks Muse agreed to purchase U.S.$15 million principal amount of preferred shares of Claxson. As of March 31, 2001, members of the Cisneros Group, on behalf of Carlyle/Carlton, and Hicks Muse had contributed to Ibero-American Media Partners U.S.$15 million of the purchase price for the preferred shares.


     El Sitio plans to lend up to U.S.$10 million to one or more of the businesses being contributed by Ibero-American Media Partners to Claxson prior to completion of the transaction. This loan will bear interest at a rate of LIBOR plus 1% per annum. Upon completion of the transaction, the obligation would become an obligation of a wholly owned subsidiary of Claxson. If the combination agreement is terminated, the obligation would become due and payable. The parties are currently negotiating the terms of the loan, and there can be no assurance that any agreement will be reached.


     Ibero-American Media Partners believes that its cash, cash equivalents and other working capital resources, including availability under existing bank facilities, will be sufficient to meet its capital resources and liquidity requirements through at least June 30, 2002. However, Ibero-American Media Partners expects to continue to make further acquisitions and investments in the future and would require additional financing to complete any transactions of this nature. Ibero-American Media Partners cannot assure you whether financing will be available in sufficient amounts or on satisfactory terms and conditions -- if at all.

MARKET RISKS

     As of March 31, 2001, Ibero-American Media Partners had U.S.$120.1 million in long-term debt, including U.S.$79.4 million due under Imagen's 11% senior notes due 2005 and U.S.$31.2 million under a subsidiary's credit facility payable through 2005. The senior notes have a fixed interest rate and the senior secured credit facility has a floating interest rate equal to the Chilean tasa activa bancaria, which is a published Chilean prime rate, plus 250 basis points. Both obligations are U.S. dollar-denominated. Ibero-American Media Partners has interest rate exposure because of the credit facility debt balance. The indebtedness is at a variable rate without corresponding variable rate assets and therefore a material increase in interest rates would significantly increase interest expense without offsetting interest income. The actual interest rate risk of Ibero-American Media Partners is not quantifiable or predictable because of the variability of future interest rates and business financing requirements. However, Ibero-American Media Partners does not believe such risk is material. Ibero-American Media Partners does not customarily use derivative instruments to adjust interest rate risk.

     The following table presents relevant information relating to the interest rate risk of Ibero-American Media Partners:

TWELVE MONTHS ENDED MARCH 31,       2002      2003      2004      2005      2006       TOTAL     FAIR VALUE
-----------------------------      ------    ------    ------    ------    -------    -------    ----------
11% Senior Notes due 2005........      --        --        --        --    $79,444    $79,444     $49,600
                                   ======    ======    ======    ======    =======    =======     =======
Syndicated Bank Facilities.......  $5,347    $7,798    $8,021    $8,021    $ 2,004    $31,191     $31,191
                                   ======    ======    ======    ======    =======    =======     =======
  Average interest rate..........    7.92%     7.92%     7.92%     7.92%      7.92%      7.92%
                                   ------    ------    ------    ------    -------    -------
Other............................  $4,780    $2,647    $1,100    $  655    $   292    $ 9,474     $ 9,474
                                   ======    ======    ======    ======    =======    =======     =======
  Average interest rate..........    8.35%     8.59%     9.28%    10.00%     10.00%      8.72%
                                   ------    ------    ------    ------    -------    -------


     Ibero-American Media Partners' principal foreign currency exposure is related to its asset base, which consists principally of monetary assets and liabilities, in the countries in which it operates. Ibero-American Media Partners' foreign currency exposures are summarized as follows:


                                                            AT MARCH 31, 2001
                                         -------------------------------------------------------
                                         MONETARY ASSETS    MONETARY LIABILITIES    NET EXPOSURE
                                         ---------------    --------------------    ------------
                                                     (IN THOUSANDS OF U.S. DOLLARS)
Argentina..............................      $34,140              $16,253             $17,887
Chile..................................       14,800               15,266                (466)
                                             -------              -------             -------
          Total........................      $48,940              $31,519             $17,421
                                             =======              =======             =======

     Ibero-American Media Partners uses the Argentine peso as the functional currency for its Argentine subsidiaries and the Chilean peso as the functional currency for its Chilean subsidiaries. As a result, the financial statements of Ibero-American Media Partners have been translated into U.S. dollars. Ibero-American Media Partners does not currently hedge against currency exchange transaction risks, but could in the future engage in hedging activities against specific foreign exchange transaction risks.

     Ibero-American Media Partners has market price risk relating to investment in equity securities of El Sitio, which amounted to U.S.$9.6 million at March 31, 2001. Ibero-American Media Partners has not taken any actions to hedge this market price risk.

                                    EL SITIO

     El Sitio has a limited operating and financial history and is subject to the risks, uncertainties and problems frequently encountered by companies in early stages of operations, particularly companies in new and rapidly developing markets, such as the Internet industry. El Sitio's historical results of operations are not necessarily indicative of the results of operations to be expected in the future.

INTRODUCTION TO RESULTS OF OPERATIONS

     NET REVENUES

     El Sitio expects to derive future net revenue principally from advertising on its network of websites. El Sitio also currently generates revenues in the form of monthly access fees charged to its dial-up access subscribers of its remaining connectivity services businesses in Brazil and Colombia and from products and services sold by DeCompras.com.


     El Sitio anticipates that net revenues from advertising will decline significantly in 2001 primarily due to generally decreased expenditures by advertisers for Internet-based advertising activities. Net revenues from El Sitio's connectivity services businesses will decrease as a result of the sale of its connectivity services business in Argentina, the planned sale of its connectivity services in Colombia and its plan to sell this business in Brazil. El Sitio's net revenues from e-commerce will also decline in 2001 as El Sitio intends to discontinue operations of DeCompras.com during the third quarter of 2001.


     Advertising

     To date, El Sitio has derived a majority of its revenues from the sale of advertisements and sponsorships on its network. El Sitio receives revenues principally from:

     - sponsorship arrangements which allow advertisers to sponsor an area on its network in exchange for a fixed payment;

     - advertising arrangements under which it receives fixed fees for banners placed on its websites for specified periods of time; and

     - reciprocal services arrangements, under which it exchanges advertising space on its network for advertising or services from other parties.

     El Sitio recognizes advertising revenues ratably in the period in which the advertisement is displayed, so long as no significant obligations remain and collection of the resulting receivable is probable. To the extent that minimum guaranteed impression levels are not met, El Sitio does not recognize the corresponding revenues until it achieves guaranteed levels. Payments received prior to displaying advertisements are recorded as deferred revenues. Revenues from exclusive sponsorship arrangements are also recognized ratably. El Sitio's contracts with advertisers and advertising agencies range from one to twelve months in length.

     El Sitio has entered into reciprocal services arrangements with various companies, such as TV Azteca, S.A. de C.V. and IMPSAT Fiber Networks, Inc., pursuant to which it exchanges advertising on El Sitio's network for advertising or other services from these companies. El Sitio does not receive any cash payments pursuant to these arrangements. Revenues and expenses relating to these arrangements are recorded at the estimated fair value of the goods or services received or the estimated fair value of the advertisements given, whichever is more readily determinable. Expenses are recorded when services are received, which is typically in the same period as the advertisements are run on El Sitio's network. These expenses are included in El Sitio's marketing and sales expenses.

     E-Commerce

     Since its acquisition of DeCompras.com in May 2000, El Sitio has derived approximately U.S.$5.1 million in revenues from its e-commerce business. However, in order to focus on its core Internet media business and to reduce its short-term liquidity and capital resource requirements in anticipation of completion of the transaction, El Sitio intends to discontinue the operations of DeCompras.com during the third quarter of 2001. El Sitio may thereafter seek to sell the assets, including its service marks, to a third party.

     Connectivity Services

     El Sitio's connectivity services revenues have been derived from monthly access fees charged to its dial-up access subscribers. In 2000, El Sitio derived U.S.$9.0 million in revenues from connectivity services, which are expected to decline significantly in 2001.


     On October 30, 2000, El Sitio announced that it intended to sell its connectivity services businesses in Argentina, Brazil and Colombia. In June 2001, El Sitio sold its connectivity services business in Argentina for U.S.$1.4 million. In August 2001, El Sitio entered into a preliminary agreement, which is subject to negotiation of definitive terms, to sell its connectivity services business in Colombia. El Sitio still plans to sell its connectivity services business in Brazil.


     COSTS AND EXPENSES

     El Sitio's principal operating costs and expenses consist of:

     -  cost of goods sold -- e-commerce;

     -  product, content and technology expenses;

     -  marketing and sales expenses;

     -  corporate and administration expenses; and

     -  depreciation and amortization.

     Costs of Goods Sold -- e-commerce

     Costs of goods sold -- e-commerce consist of expenses incurred to purchase inventories that are sold by DeCompras.com, El Sitio's e-commerce business, which was acquired in May 2000, and also includes net freight expenses and packaging materials used in the e-commerce operations. El Sitio did not incur this expense until it consolidated DeCompras.com's operations in the year ended December 31, 2000.

     Product, Content and Technology Expenses

     Product, content and technology expenses consist of personnel costs associated with development, testing and upgrading of El Sitio's network of websites and systems, purchases of content and specific technology, particularly software, and telecommunications links and access charges. In connection with its acquisitions of the dial-up access subscribers in Brazil, Argentina and Colombia, El Sitio entered into services agreements with subsidiaries of IMPSAT Fiber Networks under which, in exchange for an access fee linked to a number of dial-up access subscribers and levels of usage, IMPSAT Fiber Networks provides the connections and the telecommunication infrastructure necessary for El Sitio's users to connect to the Internet. El Sitio paid approximately U.S.$1.9 million to IMPSAT Fiber Networks and Exodus Communications for these services in 1999, approximately U.S.$6.7 million for the year ended December 31, 2000 and approximately U.S.$1.1 million for the three months ended March 31, 2001. Except for hardware (which is depreciated), El Sitio expenses product, content and technology expenses and telecommunications infrastructure costs as they are incurred. El Sitio expects that product, content and technology expenses will decrease in future periods due principally to sales of its connectivity services business and to reductions in personnel and implementation of other cost containment measures, such as producing localized content or acquiring third-party content on a more cost-effective basis.

     Marketing and Sales Expenses

     El Sitio's marketing and sales expenses consist primarily of salaries and expenses of marketing and sales personnel, commissions and other marketing-related expenses including, most significantly, El Sitio's mass media-based branding and advertising activities. El Sitio expects these marketing and sales expenses to decrease in 2001 as a result of its reduction of marketing personnel and related expense reductions, as well as the planned sales of its connectivity services businesses and its intended discontinuance of the operations of DeCompras.com. After completion of the proposed Claxson transaction, El Sitio expects that it will also realize synergies with the pay television and broadcast television and radio businesses being contributed to Claxson by Carlyle/Carlton and Ibero-American Media Partners, which should result in a reduction in its marketing and sales expenses.

     Corporate and Administration Expenses

     Corporate and administration expenses consist primarily of costs related to corporate personnel, occupancy costs, general operating costs and professional expenses, such as legal and accounting fees. El Sitio does not expect corporate and administration expenses to increase in future periods as it completed its expansion into key Latin American markets during 1999 and 2000. After completion of the proposed Claxson transaction, El Sitio also expects that it will realize synergies with the pay television and broadcast television and radio businesses being contributed to Claxson by Carlyle/Carlton and Ibero-American Media Partners, which should result in a reduction in its corporate and administration expenses.

     Depreciation and Amortization

     Depreciation and amortization expenses consist primarily of depreciation of servers and other computer equipment, office furniture and leasehold improvements, and amortization of intangible assets. Investments in property, plant and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives:

-  computers, software and other equipment                3 years
-  leasehold improvements                                 5 years (lease term)
-  furniture, fixtures and other fixed assets             5 - 10 years

     El Sitio's amortization expenses relate principally to assets acquired in connection with its acquisition of retail dial-up access customers for its connectivity services business and of the goodwill generated in connection with its acquisition of DeCompras.com. The sales of its connectivity services businesses and the discontinuance of operations of DeCompras.com will result in significant write-offs relating to these assets, but will substantially reduce its depreciation and amortization expenses in future periods.

     OTHER INCOME (EXPENSE)

     Other income (expense) consists primarily of interest expense, net of interest earned, foreign exchange losses, net of any gains, and other miscellaneous income and expense items. As a result of the net proceeds of the initial public offering of El Sitio's common shares, El Sitio expects that for the foreseeable future its interest income will exceed its interest expense. El Sitio's exposure to foreign exchange losses on the translation of assets into U.S. dollars will be a function of the level of assets in each country of operations.

     The recent sale of El Sitio's connectivity services business in Argentina was, and the intended sale of these businesses in Brazil and Colombia will each be, at a sales price below the unamortized intangible asset value related to the retail dial-up access subscribers. El Sitio expects to incur a write-off in the second quarter of 2001 in the amount of approximately U.S.$564,000 as a result of the sale of its connectivity services business in Argentina and also expects to incur write-offs in future periods in connection with the sale of these businesses in Colombia and Brazil. In addition, in connection with the discontinuance of operations of DeCompras.com, El Sitio estimates that it will incur in the second quarter of 2001 write-offs of approximately U.S.$18 million with respect to unamortized goodwill related to the DeCompras.com acquisition, fixed assets and inventories.

     NET LOSSES

     El Sitio has incurred net losses and has experienced negative cash flow from operations in each quarterly and annual period since its inception. El Sitio expects that it will continue to record net losses and negative cash flows from operations on a quarterly and annual basis through 2002 and, if the proposed Claxson transaction is not completed, in future periods.

     NEW ACCOUNTING PRONOUNCEMENTS

     On June 29, 2001, the Financial Accounting Standards Board adopted two new standards: SFAS No. 141, Business Combinations; and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. These standards, among other things, eliminate the amortization of goodwill and require that goodwill be tested for impairment, that the excess of acquired net assets over cost (which is sometimes referred to as "negative goodwill") be allocated as a pro rata reduction of certain long-term assets, and that any unallocated excess resulting from business combinations initiated after June 30, 2001 must be recognized as an extraordinary gain. Any unallocated excess resulting from business combinations initiated before July 1, 2001 is to be written off and recognized as the effect of a change in accounting principle.

     As of March 31, 2001, El Sitio had U.S.$17 million in net goodwill. Amortization of goodwill for the year ended December 31, 2000 amounted to U.S.$2.4 million. Amortization for the three months ended March 31, 2001 amounted to U.S.$1.0 million.


     RECENT DEVELOPMENTS



     El Sitio is in the process of finalizing its financial statements for the second quarter of 2001. Based upon information available as of the date of this proxy statement/prospectus, El Sitio anticipates that net revenues for the first six months of 2001 will decline significantly compared with net revenues for the corresponding period of 2000; operating loss for the first six months of 2001 will be materially less than the operating loss for the corresponding period of 2000; and net loss for the first six months of 2001 will increase materially compared with the corresponding period of 2000. The results of operations for the first six months of 2001 principally represent a continuation of factors and trends that affected the first quarter of the year as well as the sale of El Sitio's connectivity service business in Argentina in June 2001 and the discontinuance of the operations of DeCompras.com in 2001. El Sitio estimates that it had a balance of cash, cash equivalents and investments available for sale of approximately U.S.$35 million at June 30, 2001.


RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

     El Sitio's results of operations for the three months ended March 31, 2001 were characterized by a 20.1% reduction in revenues and a 13.4% reduction in operating expenses excluding merger and restructuring expenses of U.S.$2.4 million. El Sitio recorded a net loss of U.S.$21.5 million in the three months ended March 31, 2001, compared to a net loss of U.S.$20.4 million in the three months ended March 31, 2000. During the first three months of 2001, El Sitio initiated a restructuring of its operations in anticipation of the closing of the transaction, which included, among other things, a 25% reduction in its headcount announced on February 2, 2001.

     The following table sets forth, for the periods indicated, El Sitio's net revenues by country of operation and line of business (in thousands of U.S. dollars):


                                          ADVERTISING    CONNECTIVITY    E-COMMERCE    TOTAL
  FOR THE THREE MONTHS ENDED MARCH 31,    -----------    ------------    ----------    ------
Argentina...............................    $  340          $  436         $   --      $  776
Brazil..................................        49             757             --         806
Chile...................................        41              --             --          41
Colombia................................         7             152             --         159
Mexico..................................       312              --          1,458       1,770
United States...........................       295              --             --         295
Uruguay.................................       452              --             --         452
Other...................................       210              --             --         210
                                            ------          ------         ------      ------
          Total.........................    $1,706          $1,345         $1,458      $4,509
                                            ======          ======         ======      ======

FOR THE THREE MONTHS ENDED MARCH 31,
  2000:

Argentina...............................    $  652          $1,015         $   --      $1,667
Brazil..................................       623           1,754             --       2,377
Mexico..................................       767              --             --         767
United States...........................       621              --             --         621
Uruguay.................................       214              --             --         214
                                            ------          ------         ------      ------
          Total.........................    $2,877          $2,769         $   --      $5,646
                                            ======          ======         ======      ======


     NET REVENUES

     El Sitio's net revenues decreased to U.S.$4.5 million in the three months ended March 31, 2001 from U.S.$5.6 million in the three months ended March 31, 2000 due to a 41% reduction in advertising revenues and a 51% reduction in connectivity revenues. Net revenues for the first three months ended March 31, 2001, also included U.S.$1.5 million in e-commerce revenues that were recorded after the acquisition of DeCompras.com in May 2000. In the first three months of 2001, approximately 38% of El Sitio's net revenues was derived from advertising, 30% from connectivity services and 32% from e-commerce.

     El Sitio attributes the decrease in net revenues in the first three months of 2001 to generally soft advertising market conditions, the seasonal effects of the summer holiday in the Southern Cone and the recent restructuring of its operations and reduction of expenditures, as well as a decline in customer traffic on its network and increased competition for advertising and subscriber dollars. Of these revenues, 39% were derived from Mexico (including revenues from DeCompras.com), 7% from the United States, 17% from Argentina, 18% from Brazil, 10% from Uruguay and 9% from elsewhere. During the three months ended March 31, 2001, 11% of El Sitio's total net advertising revenues were derived from reciprocal services arrangements, compared to 25% of total net advertising revenues in the three months ended March 31, 2000. El Sitio does not receive any cash payments from these reciprocal arrangements.

     In Argentina, net revenues from the connectivity services business decreased to U.S.$0.4 million in the three months ended March 31, 2001 from U.S.$1.0 million in the three months ended March 31, 2000. This decrease resulted from the following factors:

     - a decline in the average gross subscription fee per subscriber to U.S.$5.66 for the month of March 2001 from U.S.$18.53 for the month of March 2000; and

     - a partially offsetting increase in subscribers to 23,496 at March 31, 2001 from 16,780 at March 31, 2000.

     In June 2001, El Sitio announced it had sold its connectivity service business in Argentina to Netizen S.A. for U.S.$1.4 million, of which U.S.$1.3 million was paid in cash at closing with the balance to be paid in twelve equal monthly installments.

     In Brazil, net revenues for the connectivity services business decreased to U.S.$0.8 million for the three months ended March 31, 2001 from U.S.$1.8 million for three months ended March 31, 2000. This decrease resulted from the following factors:

     - a decline in the average gross subscription fee per subscriber (in U.S. dollar terms) to U.S.$5.85 for the month of March 2001 from U.S.$10.83 for the month of March 2000; and

     - a decrease in subscribers to 41,679 at March 31, 2001 from 56,600 at March 31, 2000.

     In Colombia, El Sitio derived net revenues from its connectivity services business totaling U.S.$152,000 in the three months ended March 31, 2001.

     Average gross subscription fees in Argentina, Brazil and Colombia continued to decrease in the first three months of 2001 principally due to the effects of the entrance of larger, well capitalized Internet service providers in these countries over the past few years as well as increased competition for subscribers, which has manifested itself in free or low-cost promotional packages.

     COSTS AND EXPENSES

     Because El Sitio has sold its connectivity services business in Argentina, it will not incur costs and expenses relating to this business in Argentina in future periods.

     Product, Content and Technology Expenses

     El Sitio's product, content and technology expenses increased to U.S.$5.8 million in the three months ended March 31, 2001 from U.S.$5.3 million in the three months ended March 31, 2000. El Sitio's product, content and technology expenses as a percentage of revenues increased to 130% in the three months ended March 31, 2001 from 94% in the corresponding period in 2000. The period-to-period increase was principally attributable to:

     - an increase of third-party content expenses to U.S.$1.7 million in the three months ended March 31, 2001 from U.S.$0.2 million in the three months ended March 31, 2000;

     - a decrease in expenses for telecommunications links to U.S.$1.7 million in the three months ended March 31, 2001 from U.S.$2.5 million in the three months ended March 31, 2000;

     - a decrease in share-based compensation to U.S.$0.1 million in the three months ended March 31, 2001 from U.S.$0.2 million in the three months ended March 31, 2000; and

     - a decrease in technology expenses to U.S.$0.2 million in the three months ended March 31, 2001 from U.S.$0.4 in the three months ended March 31, 2000.

     El Sitio expects a decrease in content and technology expenses associated with its portal services as it continues to reduce personnel and implement other cost containment measures. In particular, El Sitio expects that content and technology expenses will be reduced as a result of the sale of its connectivity services business in Argentina and the intended sale of these businesses in Colombia and Brazil.

     Marketing and Sales Expenses

     El Sitio's marketing and sales expenses decreased to U.S.$7.1 million in the three months ended March 31, 2001 from U.S.$10.0 million in the three months ended March 31, 2000. El Sitio's marketing and sales expenses as a percentage of net revenues decreased to 157% in the first three months of 2001 from 176% in the first three months of 2000. The period-to-period decrease was principally attributable to:

     - a decrease in El Sitio's mass media-based branding and advertising campaign costs to U.S.$2.3 million for the three months ended March 31, 2001 compared to U.S.$7.3 million in the three months ended March 31, 2000;

     - an increase in promotional activities expenses to U.S.$1.1 million for the three months ended March 31, 2001 compared to U.S.$0.9 in the three months ended March 31, 2000;

     - an increase in marketing and sales personnel costs to U.S.$1.1 million in the three months ended March 31, 2001 from U.S.$0.8 million in the three months ended March 31, 2000;

     - a decrease in traffic measurement expenses to U.S.$0.3 million in the three months ended March 31, 2001 compared to U.S.$0.5 million in the corresponding period in 2000; and

     - an increase in bad debt expense to U.S.$1.9 million in the three months ended March 31, 2001 compared to no such expense in the corresponding period in 2000.

     El Sitio expects marketing and sales expenses to decrease in the future, primarily as a result of the recent reduction in marketing personnel and the reduced marketing expenses that should result from the sale of the connectivity services business in Argentina and the intended sale of these businesses in Colombia and Brazil. El Sitio plans to reduce its branding and advertising spending as part of a program to control costs and expenses.

     Corporate and Administration Expenses

     El Sitio's corporate and administration expenses decreased to U.S.$4.7 million in the three months ended March 31, 2001 from U.S.$6.6 million in the three months ended March 31, 2000. El Sitio's corporate and administration expenses as a percentage of net revenues decreased to 105% in the first three months of 2001 from 117% in the corresponding period in 2000. This period-to-period decrease was principally attributable to:

     - an increase in corporate and administrative personnel related costs to U.S.$2.1 million in the three months ended March 31, 2001 from U.S.$2.0 million in the three months ended March 31, 2000;

     - a decrease in share-based compensation expense to U.S.$0.8 million in the three months ended March 31, 2001 from U.S.$1.8 million in the three months ended March 31, 2000; and

     - a decrease in legal and auditing fees to U.S.$0.3 million in the three months ended March 31, 2001 from U.S.$0.8 million in the corresponding period in 2000.

     El Sitio does not expect that these expenses will increase significantly in future periods.

     Cost of Goods Sold -- e-commerce

     El Sitio acquired DeCompras.com in May 2000. El Sitio's cost of goods sold -- e-commerce were U.S.$1.3 million for the three months ended March 31, 2001. The expense incurred for merchandise was U.S.$1.2 million and the cost incurred in net freight expenses and packaging materials was U.S.$0.1 million.

     Depreciation and Amortization

     El Sitio's depreciation and amortization expenses increased to U.S.$5.1 million in the three months ended March 31, 2001 from U.S.$2.3 million in the three months ended March 31, 2000. El Sitio's depreciation and amortization expenses as a percentage of net revenues increased to 113% in the first three months of 2001 from 41% in the first three months of 2000. This increase was principally attributable to an increase in fixed assets (principally servers and personal computers), and the amortization of the customer base and goodwill attributable to the retail connectivity services business, which will be fully amortized in 2001, and the DeCompras.com acquisition.

     Merger and Restructuring Expenses

     El Sitio recorded U.S.$2.4 million of merger and restructuring expenses in the three months ended March 31, 2001 compared to no such expense in the corresponding period in 2000. These expenses primarily consisted of advisory, legal, accounting and other expenses relating to the transaction. El Sitio also recorded a restructuring charge stemming from organizational changes and personnel reductions implemented during the first quarter of 2001. El Sitio expects to record additional merger and restructuring expenses of approximately U.S.$5.6 million during the remainder of 2001.

     Other Income (Expense)

     Other income (expense), which consists of net interest income (expense), foreign exchange gain or loss, and other income (expense), net, consisted of income of U.S.$0.4 million in the three months ended March 31, 2001 compared with income of U.S.$2.1 million in the three months ended March 31, 2000. El Sitio expects that, on a stand-alone basis, for the foreseeable future its interest income will exceed its interest expense. As El Sitio's assets in each country of operation increase, so will its exposure to foreign exchange risk on the translation of assets into U.S. dollars.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     El Sitio's results of operations for the year ended December 31, 2000 were characterized by increased expenses that more than offset revenue growth during the period. El Sitio recorded a net loss of U.S.$93.3 million in the year ended December 31, 2000, compared to a net loss of U.S.$36.3 million in the year ended December 31, 1999. During the year 2000, El Sitio continued the development of interactive and local content. El Sitio established websites for, and sales and content production offices in, Chile, Colombia and Venezuela, commenced its e-commerce operations through the acquisition of DeCompras.com in May 2000 and undertook the operation of its connectivity services business.

     The following table sets forth, for the periods indicated, El Sitio's net revenues by country of operation and line of business (in thousands of U.S. dollars):


                                         ADVERTISING    CONNECTIVITY    E-COMMERCE     TOTAL
 FOR THE YEAR ENDED DECEMBER 31, 2000:   -----------    ------------    ----------    -------
Argentina..............................    $ 4,011         $3,232         $   --      $ 7,243
Brazil.................................      3,785          5,444             --        9,229
Chile..................................        647             --             --          647
Colombia...............................        189            312             --          501
Mexico.................................      5,563             --          5,121       10,684
United States..........................      4,591             --             --        4,591
Uruguay................................      1,863             --             --        1,863
Other..................................        736             --             --          736
                                           -------         ------         ------      -------
     Total.............................    $21,385         $8,988         $5,121      $35,494
                                           =======         ======         ======      =======

                                         ADVERTISING    CONNECTIVITY    E-COMMERCE     TOTAL
 FOR THE YEAR ENDED DECEMBER 31, 1999:   -----------    ------------    ----------    -------
Argentina..............................    $ 1,307         $  625         $   --      $ 1,932
Brazil.................................        165          2,031             --        2,196
Mexico.................................      1,508             --             --        1,508
United States..........................        463             --             --          463
Uruguay................................        762             --             --          762
                                           -------         ------         ------      -------
     Total.............................    $ 4,205         $2,656         $   --      $ 6,861
                                           =======         ======         ======      =======


     NET REVENUES

     El Sitio's net revenues increased to U.S.$35.5 million in 2000 from U.S.$6.9 million in 1999. In 2000, approximately 60% of El Sitio's net revenues was derived from advertising; 25% from connectivity service; and 15% from e-commerce.

     El Sitio attributes the increase in net revenues in 2000 principally to the growth of its network in terms of registered users, page views and unique visitors, together with the expansion of its marketing and sales force and the recognition of revenues from the connectivity services operations and DeCompras.com's e-commerce operations as from May 2000. Of these revenues, 30% was derived from Mexico (including revenues from DeCompras.com), 13% from the United States, 20% from Argentina, 26% from Brazil, 5% from Uruguay and 6% from elsewhere. During 2000, 21% of El Sitio's total net advertising revenues was derived from reciprocal services arrangements, compared to 20% of total net advertising revenues in 1999. El Sitio does not receive any cash payments from these reciprocal arrangements.

     In Argentina, net revenues from the connectivity services business on a pro forma basis (giving effect to El Sitio's acquisition of its connectivity business in Argentina as if it had occurred on January 1, 1999) decreased to U.S.$3.2 million in 2000 from U.S.$3.8 million in 1999. This decrease resulted from the following factors:

     - a decline in the average gross subscription fee per subscriber to U.S.$11.65 at December 31, 2000 from U.S.$23.96 for the month of December 1999; and

     - a partially offsetting increase in subscribers to 20,608 at December 31, 2000 from 14,549 at December 31, 1999.

     In June 2001, El Sitio sold its connectivity services business in Argentina to Netizen S.A. El Sitio will not generate revenue from this business in Argentina in future periods.

     In Brazil, net revenues for the connectivity services business on a pro forma basis (giving effect to El Sitio's acquisition of its connectivity business in Brazil as if it had occurred on January 1, 1999) decreased to U.S.$5.4 million for 2000 from U.S.$7.8 million for 1999. This decrease resulted from the following factors:

     - a decline in the average gross subscription fee per subscriber (in U.S. dollar terms) to U.S.$6.06 for the month of December 2000 from U.S.$13.30 for the month of December 1999; and

     - a decrease in subscribers to 50,345 at December 31, 2000 from 57,656 at December 31, 1999.

     In Colombia, El Sitio derived net revenues from its connectivity services business totaling U.S.$312,000 in 2000.

     El Sitio plans to sell its connectivity service businesses in Colombia and Brazil.

     Average gross subscription fees in Argentina, Brazil and Colombia continued to decrease in 2000 principally due to the effects of the entrance of free Internet service providers in these countries over the past few years as well as increased competition for subscribers, which has manifested itself in free or low-cost promotional packages.

     COSTS AND EXPENSES

     Because of the sale of El Sitio's connectivity services business in Argentina, El Sitio will not incur costs and expenses relating to this business in Argentina in future periods. El Sitio will similarly reduce its costs and expenses relating to its connectivity services businesses in Colombia and Brazil upon their sale and relating to DeCompras.com, upon the discontinuance of its operations.

     Product, Content and Technology Expenses

     El Sitio's product, content and technology expenses increased to U.S.$25.9 million in 2000 from U.S.$8.2 million in 1999. El Sitio's product, content and technology expenses as a percentage of revenues decreased to 73% in 2000 from 119% in 1999. The period-to-period increase was principally attributable to:

     - an increase in personnel costs relating to the development of content and technological support to U.S.$9.1 million in 2000 from U.S.$3.8 million in 1999;

     - an increase in expenses for telecommunications links to U.S.$9.0 million in 2000 from U.S.$0.5 million 1999;

     - an increase in technology expenses to U.S.$3.3 million in 2000 from no such expense in 1999;

     - an increase of third-party content expenses to U.S.$1.7 million in 2000 from U.S.$0.3 million in 1999; and

     - an increase in share-based compensation to U.S.$0.5 million in 2000 from U.S.$0.2 million in 1999.

El Sitio expects a decrease in content and technology expenses associated with its portal services as it continues to reduce personnel and implement other cost containment measures. In particular, El Sitio expects that content and technology expenses will be reduced upon the anticipated sale or other disposition of its connectivity services businesses.

     Marketing and Sales Expenses

     El Sitio's marketing and sales expenses increased to U.S.$50.7 million in 2000 from U.S.$20.7 million in 1999. El Sitio's marketing and sales expenses as a percentage of net revenues decreased to 143% in 2000 from 300% in 1999. The period-to-period increase was principally attributable to:

     - U.S.$33.3 million in costs for El Sitio's mass media-based branding and advertising campaign in 2000 compared to U.S.$17.1 million in 1999;

     - U.S.$5.3 million in expenses relating to marketing and promotional activities in 2000 compared to no such expenses in 1999;

     - an increase in marketing and sales personnel costs to U.S.$5.2 million in 2000 from U.S.$1.6 million in 1999;

     - traffic measurement of U.S.$1.7 million in 2000 compared to no such expense in the corresponding period in 1999;

     - new sales commission and related expenses of U.S.$0.7 million in 2000 compared to no such expense in the corresponding period in 1999; and

     - an increase in share-based compensation expense to U.S.$0.4 million in 2000 from U.S.$0.1 million in 1999.

El Sitio expects marketing and sales expenses to decrease in the future, primarily as a result of the recent reduction in marketing personnel and the reduced marketing expenses that should result from the pending sale of the connectivity services business in Argentina and the intended sale of its connectivity services businesses in Brazil and Colombia. El Sitio plans to reduce its branding and advertising spending as part of a program to control costs and expenses.

     Corporate and Administration Expenses

     El Sitio's corporate and administration expenses increased to U.S.$26.7 million in 2000 from U.S.$10.2 million in 1999. El Sitio's corporate and administration expenses as a percentage of net revenues decreased to 75% in 2000 from 148% in 1999. This period-to-period increase was principally attributable to:

     - an increase in corporate and administrative personnel costs to U.S.$8.8 million in 2000 from U.S.$4.4 million in 1999, which resulted primarily from the expansion of El Sitio's network;

     - an increase in share-based compensation expense to U.S.$5.9 million in 2000 from U.S.$1.8 million in 1999; and

     - an increase in overhead costs to support the expansion of El Sitio's business activities.

     El Sitio does not expect that these expenses will continue to increase significantly in future periods.

     Cost of Goods Sold -- e-commerce

     El Sitio acquired DeCompras.com in May 2000. El Sitio's cost of goods sold -- e-commerce were U.S.$4.5 million for the seven months ended December 31, 2000. The expense incurred to purchase inventories was U.S.$4.4 million and the cost incurred in net freight expenses and packaging materials was U.S.$0.1 million.

     Depreciation and Amortization

     El Sitio's depreciation and amortization expenses increased to U.S.$13.0 million in 2000 from U.S.$2.1 million in 1999. El Sitio's depreciation and amortization expenses as a percentage of net revenues increased to 37% in 2000 from 31% in 1999. This increase was principally attributable to an increase in fixed assets (principally servers and personal computers), and the amortization of the customer base and goodwill attributable to the retail connectivity services business and the DeCompras.com acquisition.

     Merger and Restructuring Expenses

     El Sitio recorded U.S.$5.5 million of merger and restructuring expenses in 2000 compared to no such expense in 1999. These expenses primarily consisted of advisory, legal, accounting and other expenses relating to the transaction. El Sitio also recorded a restructuring charge stemming from organizational changes performed in anticipation of synergies to be derived from the transaction. El Sitio expects to record additional merger and restructuring expenses of approximately U.S.$6.0 million during the first half of 2001.

     OTHER INCOME (EXPENSE)

     Other income (expense), which consists of net interest income (expense), foreign exchange gain or loss, and other income (expense), net, consisted of income of U.S.$5.1 million in 2000 compared with income of U.S.$0.8 million in 1999. This change resulted primarily from interest income on the proceeds from El Sitio's initial public offering completed in December 1999. El Sitio expects that for the foreseeable future its interest income will exceed its interest expense. As El Sitio's assets in each country of operation increase, so will its exposure to foreign exchange risk on the translation of assets into U.S. dollars.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     El Sitio's results of operations for 1999 were characterized by substantially increased expenses that more than offset revenue growth during the period. El Sitio recorded a net loss of U.S.$36.3 million in 1999, compared to a net loss of U.S.$3.5 million in 1998. During 1999, in addition to the continued development of quality content and interactive resources, El Sitio expanded its operations and hired additional personnel to support the roll-out of offices and websites in Brazil, Mexico and the United States and the launch of its first mass media-based branding and advertising campaign. El Sitio acquired a total of approximately 70,000 retail dial-up access subscribers from IMPSAT Fiber Networks, Inc. in Brazil and Argentina on October 7, 1999 and November 5, 1999, respectively. The results of operations for 1999 give effect to these acquisitions from such dates and, accordingly, affect all year-to-year comparisons between 1999 and 1998.

     The following table sets forth, for the periods indicated, El Sitio's net revenues by country of operation (in thousands of U.S. dollars):


                                          ADVERTISING    CONNECTIVITY    E-COMMERCE    TOTAL
 FOR THE YEAR ENDED DECEMBER 31, 1999:    -----------    ------------    ----------    ------
Argentina...............................    $1,307          $  625         $   --      $1,932
Brazil..................................       165           2,031             --       2,196
Mexico..................................     1,508              --             --       1,508
United States...........................       463              --             --         463
Uruguay.................................       762              --             --         762
                                            ------          ------         ------      ------
     Total..............................    $4,205          $2,656         $   --      $6,861
                                            ======          ======         ======      ======



                                          ADVERTISING    CONNECTIVITY    E-COMMERCE    TOTAL
 FOR THE YEAR ENDED DECEMBER 31, 1998:    -----------    ------------    ----------    ------
Argentina...............................    $  657          $   --         $   --      $  657
Mexico..................................        17              --             --          17
Uruguay.................................       106              --             --         106
                                            ------          ------         ------      ------
     Total..............................    $  780          $   --         $   --      $  780
                                            ======          ======         ======      ======


     NET REVENUES

     El Sitio's net revenues increased by 780% to U.S.$6.9 million in 1999 from U.S.$780,000 in 1998. Approximately 61% of El Sitio's net revenues in 1999 was comprised of advertising and related website design and hosting services.

     El Sitio attributes the increase in advertising revenues principally to the growth of its network in terms of registered users, page views and unique users, together with the expansion of its marketing and sales force. Of these revenues, 36% was derived from Mexico, 31% was derived from Argentina and 18% from Uruguay. During this period, 20% of El Sitio's total net revenues was derived from reciprocal services arrangements, compared to 23% of total net revenues in the corresponding period in 1998. El Sitio does not receive any cash payments from these arrangements.

     The remaining 39% of El Sitio's net revenues in 1999 was attributable to connectivity services as a result of its acquisitions of IMPSAT Fiber Networks, Inc.'s retail dial-up access subscribers in Brazil and Argentina in the fourth quarter of 1999. Net revenues relating to connectivity services on a pro forma basis (assuming that these acquisitions had occurred at the beginning of the relevant years) would have been U.S.$11.7 million in 1999 as compared with U.S.$14.4 million in 1998. This decrease in pro forma net revenues relating to connectivity services was primarily attributable to declines in average gross subscription fees per subscriber (in U.S. dollar terms), which more than offset increases in paying subscribers in both Brazil and Argentina. The decrease in average gross subscription fees (in U.S. dollar terms) was primarily due to a 51% decrease in the value of the Brazilian real to 1.80 reais per U.S. dollar at December 31, 1999 from 1.19 reais per U.S. dollar at December 31, 1998.

     In Argentina, net revenues for the retail dial-up access business on a pro forma basis (giving effect to El Sitio's acquisition of its connectivity business in Argentina as if it had occurred on January 1, 1999) increased to U.S.$3.8 million for 1999 from U.S.$3 million for 1998. This increase resulted from the following factors:

     - a small increase in subscribers to 14,549 at December 31, 1999 from 14,329 at December 31, 1998 (and a higher average number of subscribers for 1999 as a whole); and

     - a partially offsetting decline in the average gross subscription fee per subscriber to U.S.$23.96 for the month of December 1999 from U.S.$30.78 for the month of December 1998.

     In Brazil, net revenues for the dial-up access business on a pro forma basis (giving effect to El Sitio's acquisition of its connectivity business in Brazil as if it had occurred on January 1, 1999) decreased to U.S.$7.8 million for 1999 from U.S.$11.4 million for 1998. This decrease resulted from the following factors:

     - a decline in the average gross subscription fee per subscriber (in U.S. dollar terms) to U.S.$13.30 for the month of December 1999 from U.S.$21.31 for the month of December 1998, which decline was largely due to the substantial decline in the value of the Brazilian real in relation to the U.S. dollar during 1999; and

     - a partially offsetting increase in subscribers to 57,656 at December 31, 1999 from 48,603 at December 31, 1998.

     El Sitio's management believes that the retail dial-up access businesses did not receive managerial focus from IMPSAT Fiber Networks during the months leading up to El Sitio's acquisitions of these businesses. Since completing these acquisitions, El Sitio has focused on integrating the connectivity services businesses into its operations, upgrading their technology and terminating their delinquent and lower margin subscribers. El Sitio has sought to attract new subscribers as part of its overall mass-media based branding and marketing campaigns.

     COSTS AND EXPENSES

     Product, Content and Technology Expenses

     El Sitio's product, content and technology expenses increased to U.S.$8.2 million in 1999 from U.S.$1.6 million in 1998. El Sitio's product, content and technology expenses as a percentage of revenues decreased to 119% in 1999 from 200% in 1998. The year-to-year increase was principally attributable to:

     - an increase in personnel costs relating to the development of content and technological support to U.S.$3.8 million in 1999 from U.S.$1.1 million in 1998;

     - an increase in expenses for telecommunications links (other than such expenses relating to El Sitio's newly-acquired connectivity services business) to U.S.$490,000 in 1999 from U.S.$284,000 in 1998; and

     - an increase of third-party content expenses to U.S.$263,000 in 1999 from no such expense in the corresponding period in 1998.

     In addition, U.S.$1.6 million of the increase in product, content and technology expenses, consisting primarily of payments for telecommunications infrastructure expenses, related to the acquisition of IMPSAT Fiber Network's retail dial-up access subscribers in Brazil and Argentina in the fourth quarter of 1999.

     Marketing and Sales Expenses

     El Sitio's marketing and sales expenses increased to U.S.$20.7 million in 1999 from U.S.$674,000 in 1998. El Sitio's marketing and sales expenses as a percentage of net revenues increased to 300% in 1999 from 86% in 1998. This increase was principally attributable to:

     - U.S.$17.1 million in costs for El Sitio's mass media-based branding and advertising campaign; and

     - an increase in marketing and sales personnel costs to U.S.$1.6 million in 1999 from U.S.$274,000 in 1998, due mainly to opening or expanding offices in Mexico, Brazil and the United States.

     In addition, U.S.$320,000 of the increase in marketing and sales expenses, consisting primarily of advertising expenses in Brazil, related to the acquisition of IMPSAT Fiber Networks' retail dial-up access subscribers in Brazil and Argentina in the fourth quarter of 1999.

     Corporate and Administration Expenses

     El Sitio's corporate and administration expenses increased to U.S.$10.2 million in 1999 from U.S.$1.9 million in 1998. El Sitio's corporate and administration expenses as a percentage of net revenues decreased to 148% in 1999 from 249% in 1998. This year-to-year increase was principally attributable to:

     - an increase in corporate and administrative personnel costs to U.S.$4.4 million in 1999 from U.S.$480,000 in 1998, which resulted primarily from the expansion of El Sitio's network and financing activities; and

     - an increase in overhead costs to support the expansion of El Sitio's business activities.

     In addition, U.S.$377,000 of the increase in corporate and administration expenses related to the acquisition of IMPSAT Fiber Networks' retail dial-up access subscribers in Brazil and Argentina in the fourth quarter of 1999.

     Depreciation and Amortization

     El Sitio's depreciation and amortization expenses increased to U.S.$2.1 million in 1999 from U.S.$107,000 in 1998. El Sitio's depreciation and amortization expenses as a percentage of net revenues increased to 31% in 1999 from 14% in 1998. This increase was principally attributable to an increase of U.S.$5.5 million in fixed assets (principally servers and personal computers).

     Approximately U.S.$878,000 of the increase in depreciation and amortization expenses, consisting primarily of amortization of the intangible asset relating to the newly-acquired subscriber base, related to the acquisition of IMPSAT Fiber Networks' retail dial-up access subscribers in Brazil and Argentina in the fourth quarter of 1999. El Sitio expects to incur significant amortization expense related to intangible assets, consisting primarily of this newly-acquired subscriber base.

     Other Income (Expense)

     Other income (expense), which consists of net interest income (expense), foreign exchange gain or loss, and other income (expense), net, consisted of income of U.S.$765,000 in 1999 compared with net expenses of U.S.$20,000 in 1998. This change resulted primarily from interest income earned on the net proceeds of the private placements and the initial public offering in 1999. El Sitio expects that for the foreseeable future its interest income will exceed its interest expense. As El Sitio's assets in each country of operation increase, so will its exposure to foreign exchange losses on the translation of assets into U.S. dollars.

LIQUIDITY AND CAPITAL RESOURCES

     El Sitio has generated net losses and negative cash flows from its inception. As El Sitio implements its strategy and seeks to take advantage of its market opportunity, it anticipates that its liquidity and capital resources requirements will increase significantly.

     El Sitio received total capital contributions of approximately U.S.$1.2 million in 1997 and U.S.$4.1 million in 1998. In 1999, El Sitio received capital contributions totaling U.S.$205.7 million, primarily

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

consisting of the net proceeds from private placements and commercial transactions involving issuances of its Class A and Class B convertible preferred shares in July 1999 and November 1999 and the initial public offering of its common shares in December 1999. El Sitio did not receive any capital contributions in 2000 or in the first half of 2001. El Sitio does not anticipate receiving any further capital contributions prior to the completion of the proposed transaction.

     In July 1999, El Sitio completed a private placement of 6,334,004 Class A convertible preferred shares for a total purchase price of U.S.$44.4 million. This private placement consisted of 5,477,088 shares sold for U.S.$38.4 million in cash in July 1999 and 856,916 shares to be issued on a quarterly basis through January 2001 in exchange for U.S.$6 million in non-cash advertising time credits.

     In August 1999, El Sitio entered into an arrangement with TV Azteca, S.A. de C.V., the second largest television network in Mexico, under which El Sitio issued to TV Azteca 355,478 shares of its Class A convertible preferred shares, then valued at approximately U.S.$2.5 million, in exchange for U.S.$3.5 million in advertising time on TV Azteca. This advertising time will be made available over a three-year period ending in 2002.

     In connection with El Sitio's acquisitions of retail dial-up access customers from IMPSAT Fiber Networks in Brazil and Argentina in October 1999 and November 1999, respectively, and Colombia in April 2000, IMPSAT Fiber Networks purchased approximately U.S.$21.5 million of El Sitio's Class A convertible preferred shares.

     In mid-November 1999, El Sitio completed a private placement of 1,111,111 Class B convertible preferred shares for a purchase price of U.S.$10 million in cash, or U.S.$9.00 per Class B convertible preferred share. Each Class B convertible preferred share automatically converted into common shares on June 15, 2000, which was six months after the closing date of El Sitio's initial public offering. The difference between the initial public offering price per common share and the U.S.$9.00 price per Class B convertible preferred share was amortized as a deemed dividend during the same six-month period.

     In mid-December 1999, El Sitio completed the initial public offering of its common shares and, in conjunction with the offering, listed its common shares on The Nasdaq National Market under the symbol "LCTO". El Sitio received net proceeds from the sale of its common shares in the initial public offering, after deduction of underwriting discounts and transaction expenses, of approximately U.S.$137.5 million.


     El Sitio realized proceeds of U.S.$1.3 million from the sale in June 2001 of its connectivity services business in Argentina and holds notes for the payment of an additional U.S.$100,000 over the twelve months ending June 30, 2002. El Sitio expects to realize proceeds from the intended sale of its connectivity services business in Colombia and Brazil, but cannot predict whether or when the sale of these businesses will be completed or as to the proceeds from any such sale.


     El Sitio used net cash in operating activities totaling U.S.$16.2 million and U.S.$20.5 million in the three months ended March 31, 2001 and 2000, respectively, U.S.$77.4 million in 2000, U.S.$22.8 million in 1999, U.S.$3.2 million in 1998 and U.S.$875,000 in the partial year 1997. El Sitio has experienced and expects to continue to experience significant negative cash flows from operating activities. Net cash used in operating activities resulted primarily from El Sitio's net operating losses.

     El Sitio used net cash in investing activities totaling U.S.$8.1 million and U.S.$48.9 million in the three months ended March 31, 2001 and 2000, respectively, U.S.$29.9 million in 2000, U.S.$23.2 million in 1999, U.S.$733,000 in 1998 and U.S.$261,000 in the partial year 1997. Net cash used in investing activities in 1999 resulted primarily from the acquisitions of IMPSAT Fiber Networks' retail dial-up customers in Brazil and Argentina and purchases of capital assets. Net cash used in investing activities in 2000 resulted primarily from the purchase of investments available for resale, the acquisition of DeCompras.com, purchases of capital assets and the acquisition of retail dial-up customers in Colombia.

     El Sitio paid U.S.$7 million in cash and issued 175,000 of its common shares (as adjusted for the one-for-ten reverse share split) in connection with its acquisition of DeCompras.com, which closed in May 2000. El Sitio also made a working capital loan of U.S.$3.0 million to DeCompras.com during the period

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


immediately prior to the closing of the acquisition, which was converted into equity in DeCompras.com concurrently with the closing. El Sitio will write off substantially all of its investment in DeCompras.com in its statement of operations for the quarter ended June 30, 2001 as a result of its intention to discontinue the operations of this e-commerce subsidiary during the third quarter of 2001.


     El Sitio had capital expenditures of approximately U.S.$15,000 and U.S.$2.7 million in the three months ended March 31, 2001 and 2000, respectively, and U.S.$9 million in 2000 and expects to make capital expenditures of approximately U.S.$3 million in 2001. The capital expenditures in 2000 principally consisted of purchases of, or investments in, technical equipment. The capital expenditures for 2001 will mainly consist of additional investments in equipment. El Sitio does not expect to incur material capital expenditures for the foreseeable future.

     El Sitio expenses many of its expenditures related to improvements to its websites such as new channels and interactive features. These expenses are included in product, content and technology expenses and in marketing and sales expenses.

     On February 2, 2001, El Sitio announced a planned termination of approximately 25% of its employees. El Sitio estimated that this personnel reduction, when combined with headcount decreases in the fourth quarter of 2000, should produce annual cost savings of approximately U.S.$8 million to U.S.$9 million. At the end of February 2001, El Sitio had a total of approximately 392 employees.

     El Sitio believes that its balance of cash, cash equivalents and investments available for sale of U.S.$62.7 million at December 31, 2000 and U.S.$46.6 million at March 31, 2001 will be sufficient to enable El Sitio, on a stand-alone basis without giving effect to the transaction, to meet its liquidity and capital resource requirements through at least June 30, 2002. Although El Sitio expects to require additional financing after that point in time, El Sitio cannot assure shareholders that financing would be available in sufficient amounts or on satisfactory terms and conditions -- if at all.

MARKET RISKS

     El Sitio has not had any material interest rate exposure because it has no significant debt balances to date. El Sitio's Class A convertible preferred shares, which carried an annual dividend rate of 8%, were automatically converted into El Sitio common shares upon completion of its initial public offering. El Sitio's Class B convertible preferred shares, which also carried an annual dividend rate of 8%, were automatically converted into El Sitio common shares on June 15, 2000, six months after completion of its initial public offering.

     El Sitio's principal foreign currency exposure is related to its asset base, which has consisted principally of monetary assets and liabilities, in the countries in which it operates. El Sitio's foreign currency exposures are summarized as follows:

                                                                   AT DECEMBER 31, 2000
                                                           -------------------------------------
                                                           MONETARY      MONETARY         NET
                                                            ASSETS      LIABILITIES    EXPOSURE
                                                           ---------    -----------    ---------
                                                               (IN MILLIONS OF U.S. DOLLARS)
Argentina................................................  U.S.$10.4     U.S.$ 5.6     U.S.$ 4.8
Brazil...................................................        2.9           3.4          (0.5)
Mexico...................................................        5.8           3.4           2.4
Other(1).................................................        5.8           2.2           3.6
                                                           ---------     ---------     ---------
                                                           U.S.$24.9     U.S.$14.6     U.S.$10.3
                                                           =========     =========     =========

---------------
(1)  Includes Colombia, Uruguay and Chile.

     El Sitio's subsidiaries have generally used the U.S. dollar as their functional currency because the sale of Internet advertising has historically been priced and billed in U.S. dollars. As a result, the financial statements of the subsidiaries have been remeasured, or translated into U.S. dollars. The effects of foreign

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

currency transactions and of remeasuring El Sitio's subsidiaries' financial condition and results of operations into U.S. dollars have been included as net gain or loss on foreign exchange. However, El Sitio's Brazilian subsidiary uses the real as its functional currency and, as such, the effects of foreign currency transactions and remeasuring are included as an adjustment to shareholders' equity. El Sitio does not currently hedge against currency exchange transaction risks, but could in the future engage in hedging activities against specific foreign currency transaction risks.

     To date, El Sitio has not been materially affected by inflation in any of the countries in which it conducts business or has operations.

     El Sitio has market price risks relating to investments available for sale, which amounted to approximately U.S.$18.4 million at March 31, 2001. El Sitio has not taken any actions to hedge this market price risk exposure.

                   LIQUIDITY AND CAPITAL RESOURCES OF CLAXSON

     Claxson will have liquidity and capital resource requirements which will principally reflect the comparable requirements of Ibero-American Media Partners and El Sitio, as discussed above. See "-- Ibero-American Media
Partners -- Liquidity and Capital Resources" and "-- El Sitio -- Liquidity and Capital Resources".


     Claxson's principal sources of liquidity and capital resources will consist of its balance of cash, cash equivalents and investments, cash from operations and, to lesser degree, debt financing. Claxson could also raise funds through the sale of equity securities, although it does not plan to do so in the foreseeable future.


     At December 31, 2000, Claxson had, on a pro forma basis, total cash, cash equivalents and investments of U.S.$84.9 million. This total amount includes U.S.$15 million in proceeds from the sale of Claxson preferred shares to Carlyle/Carlton and Hicks Muse, of which U.S.$12.4 million had been contributed as of December 31, 2000. Also included in this total amount is U.S.$4.3 million in restricted investments that will be used for the payment of interest on Imagen's 11% senior notes due 2005.

     As of December 31, 2000, Claxson had, on a pro forma basis, approximately U.S.$112.8 million in long-term debt and U.S.$9.5 million in short-term debt.


     Under the combination agreement, Carlyle/Carlton and Hicks Muse have agreed to use reasonable best efforts, including offers of credit support, to procure U.S.$10 million in debt financing for businesses that will comprise Claxson. To that effect, El Sitio plans to lend a total of U.S.$10.0 million to one or more businesses being contributed to Claxson by Ibero-American Media Partners prior to completion of the transaction.



     Claxson expects to realize proceeds from the sale by El Sitio of its connectivity services business in Argentina, from the planned sale of this business in Colombia and from the intended sale of this business in Brazil, which was announced on October 30, 2000. El Sitio has not yet implemented any plan, or taken any definitive action, to sell its connectivity services business in Brazil. Accordingly, Claxson cannot predict whether or when the sale of these businesses in Colombia and Brazil will be completed or what the proceeds from any such sale might be.


     Claxson's principal liquidity and capital resources requirements will include the following:

     - capital expenditures, which are estimated to total approximately U.S.$8.4 million in 2001 and which will primarily relate to costs of completing construction of a modern technical facility in Miami, Florida and an upgrading of equipment;

     - debt service on outstanding debt, which will require principal and interest payments of approximately U.S.$22 million in 2001;

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

     - capital contributions to Playboy TV International, which are estimated to total U.S.$8.2 million in 2001; and

     - payment of approximately U.S.$14.5 million in fees and expenses remaining to be paid as of December 31, 2000 in connection with the transaction, of which approximately U.S.$11.5 million will be capitalized.

     Claxson believes that its cash, cash equivalents and investments, and other working capital resources, including available borrowing capacity under existing bank credit facilities, will be sufficient to meet its capital resources and liquidity requirements through 2002. However, Claxson plans to make further acquisitions and investments in the future and may require additional financing in order to complete any transactions of this nature. Claxson cannot assure you that financing will be available in sufficient amounts or on satisfactory terms and conditions -- if at all.

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

                  MANAGEMENT OF CLAXSON AFTER THE TRANSACTION

BOARD OF DIRECTORS OF CLAXSON

     Claxson's board of directors currently consists of two directors: Ralph Haiek and Amaya Ariztoy.

     Immediately prior to completion of the transaction, Claxson's board of directors will consist of a total of 12 directors. The following table presents the names and ages of and the party that designated each of the proposed members of Claxson's board of directors.

NAME                                                 AGE                      DESIGNATED BY
----                                                 ---                      -------------
Roberto Vivo-Chaneton                                47                     --
Carlos Bardasano                                     56                     Carlyle/Carlton
Eric C. Neuman                                       56                     Hicks Muse
Carlos E. Cisneros                                   35                     Carlyle/Carlton
Hilary Kramer                                        36                     Carlyle/Carlton
James D. Robinson III                                65                     Carlyle/Carlton
John A. Gavin                                        70                     Hicks Muse
Charles W. Tate                                      56                     Hicks Muse
Ricardo Verdaguer                                    50                     El Sitio founders
Frank Feather                                        49                     Independent
Jose Antonio Rios                                    55                     Independent
Fred Vierra                                          69                     Independent

     Mr. Vivo-Chaneton will be the Chairman of the Board of Claxson, and Messrs. Bardasano and Neuman will be Vice Chairmen of the Board.

     Each member of the board of directors serves for a period ending at each annual meeting of Claxson's shareholders, which generally will be held in May of each year.

EXECUTIVE OFFICERS OF CLAXSON

     The following table sets forth the names, ages and positions of each of Claxson's executive officers upon completion of the transaction.

NAME                                                 AGE                     POSITION
----                                                 ---                     --------
Roberto Vivo-Chaneton                                47    Chairman of the Board and Chief Executive
                                                           Officer
Ralph Haiek                                          43    Chief Operating Officer -- Pay Television
Leandro Anon                                         39    Chief Operating Officer -- Internet
Jaime Vega de Kuyper                                 58    Chief Operating Officer -- Broadcast
                                                           Operations
Horacio Milberg                                      54    Chief Financial Officer
Roberto Cibrian-Campoy                               42    Executive Vice President -- Claxson Digital
                                                           Channel
Damaris Valero                                       35    Chief Marketing Officer
Elisabet Blanco                                      31    Chief Affiliate Sales Officer
Amaya Ariztoy                                        33    Co-General Counsel
Florencia Rodriguez-Giavarini                        32    Co-General Counsel

     Executive officers are appointed by, and serve at the discretion of, Claxson's board of directors.

     BIOGRAPHICAL INFORMATION

     ROBERTO VIVO-CHANETON will be Claxson's chairman of the board and chief executive officer. Mr. Vivo-Chaneton is El Sitio's co-founder and has served as chairman of El Sitio's board of directors since its

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

inception. Mr. Vivo-Chaneton was one of the founders of, and since 1988 has served as a director and deputy chief executive officer of, IMPSAT Fiber Networks, Inc., a provider of private networks of integrated data and voice communications systems in a number of countries in Latin America. Mr. Vivo-Chaneton holds degrees in Business Administration from Universidad Argentina de la Empresa and Macroeconomics from Instituto Torcuato di Tella, both in Buenos Aires, Argentina.


     CARLOS BARDASANO will be a director of Claxson and vice chairman of the board of directors. Mr. Bardasano joined the Cisneros Group of Companies 35 years ago. Mr. Bardasano is vice president of the Cisneros Group of Companies, vice chairman of Ibero-American Media Partners and president and chief executive officer of Venevision Continental S.A. Mr. Bardasano served as president of the Venevision Television Network from 1993 through 1999. Mr. Bardasano began his career in the television industry as general manager of the Venevision Television Network and president and chief executive officer of Venevision International. Mr. Bardasano is also a member of the board of directors of Caracol TV Network and a permanent executive member of the programming committee of Caracol TV, a television network in Colombia. Mr. Bardasano holds a Bachelor of Science degree in Production Engineering and a Master of Business Administration degree from Universidad Central de Venezuela.


     ERIC C. NEUMAN will be a director of Claxson and vice chairman of the board of directors. Mr. Neuman has served as a member of El Sitio's board of directors since July 1999. Mr. Neuman has been a Partner of Hicks, Muse, Tate & Furst Incorporated since January 2001. Between June 1998 and March 1999, Mr. Neuman served as senior vice president and chief strategic officer of Chancellor Media, a company that was founded by and whose largest shareholder was Hicks, Muse, Tate & Furst Incorporated. From 1993 to 1998, Mr. Neuman was an officer with Hicks, Muse, Tate & Furst Incorporated. Mr. Neuman serves on the boards of directors of LIN Television Corporation and Sunrise Television Corporation, and he previously was a director of Chancellor Media and Capstar Broadcasting Partners. Mr. Neuman holds a Bachelor of Arts degree from the University of South Florida and a Master of Business Administration degree from the J.L. Kellog Graduate School of Management, Northwestern University.

     CARLOS E. CISNEROS will be a director of Claxson. Mr. Cisneros has served as a member of El Sitio's board of directors since July 1999. In October 1996, Mr. Cisneros founded and became chairman and chief executive officer of the Cisneros Television Group, at that time a member of the Cisneros Group. Mr. Cisneros is an alternate director of Univision Communications, and is a member of the advisory board of Clarity Partners, a Los Angeles-based venture investment firm. Mr. Cisneros has served as the president of the Miami Art Museum since September 2000. In January 1998, Mr. Cisneros was named vice-chairman of Ibero-American Media Partners. From June 1993 to October 1996, Mr. Cisneros was vice-president of New Business Development at Venevision International. Mr. Cisneros holds a Bachelor of Arts degree in Political Science from American University in Washington, D.C.


     HILARY KRAMER will be a director of Claxson. Ms. Kramer is Senior Managing Director for the Cisneros Group of Companies. Ms. Kramer manages the Cisneros Group's New York operations, working on a broad array of investment strategies as well as execution of the Group's private equity investments, joint venture partnerships and acquisition initiatives. Ms. Kramer is a director of Ibero-American Media Partners. Ms. Kramer holds a Bachelor of Arts degree from Wellesley College and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania.


     JAMES D. ROBINSON III will be a director of Claxson. Mr. Robinson is co-founder, chairman and CEO of RRE Investors, LLC and general partner of RRE Ventures GP II, LLC, private information technology venture investment firms, and chairman of Violy, Byorum & Partners Holdings. Mr. Robinson served as chairman and chief executive officer of American Express Company from 1977 to 1993. Prior to that, Mr. Robinson held several executive positions within American Express, was a general partner with White Weld & Co. and served as assistant to the chairman and president of Morgan Guaranty Trust Company. Mr. Robinson is a director of the Coca-Cola Company, Bristol-Myers Squibb Company, First Data Corporation, Cambridge Technology Partners, Sunbeam Corporation and ScreamingMedia Inc. Mr. Robinson is a limited partner and advisor to International Equity Partners and serves on the boards of

Ibero-American Media Partners, Qpass, NetVendor Systems, Inc., Returns OnLine, Inc., Achex, Inc., e-Duction, Inc., eOneGlobal and ViaFone. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. Mr. Robinson also is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer Center, an Honorary Trustee of the Brookings Institution and Chairman Emeritus of the World Travel and Tourism Council. Mr. Robinson served as Co-Chairman of the Business Roundtable and as Chairman of the Advisory Committee on Trade Policy and Negotiations. Mr. Robinson holds a Bachelor of Science degree from the Georgia Institute of Technology and a Master of Business Administration degree from Harvard University.

     JOHN A. GAVIN will be a director of Claxson. Mr. Gavin is a Vice President of Hicks, Muse, Tate & Furst Incorporated. Previously, Mr. Gavin served more than five years as U.S. Ambassador to Mexico during the administration of President Ronald Reagan. Thereafter, he was vice president of Atlantic Richfield Company and president of Univisa Satellite Communications, a division of a Spanish-speaking broadcast network. He served for 13 years as special advisor to the Secretary General of the Organization of American States. He serves as a director of International Wire Group, Inc. and other boards, including Atlantic Richfield Company, Apex Mortgage Capital, and as a trustee of the Hotchkiss & Wiley Funds. Mr. Gavin received a Bachelor of Arts degree in Economic History of Latin America from Stanford University.


     CHARLES W. TATE will be a director of Claxson. Mr. Tate has been a Partner of Hicks, Muse, Tate & Furst Incorporated since 1991. Prior to joining Hicks, Muse, Tate & Furst Incorporated, Mr. Tate was at Morgan Stanley & Co. for 19 years, for most of that time in that firm's mergers and acquisitions department, and for the last two-and-a-half years as a Managing Director in its Merchant Banking area. Before joining Morgan Stanley, Mr. Tate was employed by the Bank of America in New York from 1968 to 1971. Mr. Tate serves as a director of Ibero-American Media Partners; International Outdoor Advertising Holdings Company; International Seed Holdings ApS; Venezuela Cable Service Holdings, Limited; Mahendra Hybrid Seeds Limited; Stoneville Pedigreed Seed Company; Hillsdown Holdings Limited; Pan-American Sports Network; The Roaring Fork Club Advisory Board; Vidrio Formas, S.A. de C.V.; Grupo Minsa, S.A. de C.V.; Almacenadora Mercader, S.A. and Fomento e Ingenieria en Comercializacion, S.A. de C.V. Mr. Tate holds a Bachelor of Business Administration degree from the University of Texas and a Master of Business Administration degree from the Columbia University Graduate School of Business.


     RICARDO VERDAGUER will be a director of Claxson. Mr. Verdaguer has served as a director of El Sitio since July 1997 and as the President and Chief Executive Officer of IMPSAT Fiber Networks, Inc. since 1988. In 1988, as a senior executive of Corporacion IMPSA S.A., an Argentina-based multinational company with holdings in manufacturing, transportation and telecommunications, Mr. Verdaguer was involved in the founding of IMPSAT Fiber Networks, Inc. From 1976 to 1988, Mr. Vedaguer occupied various operational positions at Industrias Metalurgicas Pescarmona as an electromechanical engineer. He holds an engineering degree from Universidad Juan Agustin Mazza in Mendoza, Argentina.

     FRANK FEATHER will be an independent director of Claxson. Mr. Feather is a consulting business futurist and author. Until 1981, Mr. Feather was a senior international banking executive with Barclays Bank, Toronto Dominion Bank and Canadian Imperial Bank of Commerce. In 1981, Mr. Feather began consulting on future trends to national governments and global corporations. Mr. Feather has written several books, the most recent of which is "Future Consumer.Com: The Webolution of Shopping to 2010." He serves as editor-at-large of "NetStyle" magazine, which is to be launched in 2001. Mr. Feather holds an undergraduate and a Master of Business Administration degree from York University in Toronto, Canada.

     JOSE ANTONIO RIOS will be an independent director of Claxson. Mr. Rios is president of Global Crossing for Latin America and the Caribbean. Mr. Rios also serves as senior vice president of Global Crossing Ltd. Prior to joining Global Crossing, Mr. Rios served as president and CEO of Telefonica Media. Additionally Mr. Rios was one of seven members of the corporate executive committee of Telefonica S.A. and a corporate general director. He also has served on the boards of over 30 companies

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within the Telefonica group. Mr. Rios is the chairman of the Supervisory Board of Endemol Entertainment, a television production company based in Holland. Earlier in his career, Mr. Rios was the founding president and chief executive officer of Galaxy Latin America(TM) (GLA), where he was responsible for the planning, development, and launch of DIRECTV(TM). Mr. Rios previously served as chief operating officer and corporate vice president of the Cisneros Group of Companies. Mr. Rios holds a degree in Industrial Engineering from the Andres Bello Catholic University in Caracas, Venezuela.

     FRED VIERRA will be an independent director of Claxson. Mr. Vierra is Chairman of the Board of VeloCom Inc. and Novo Networks. From 1994 to 1998, Mr. Vierra was Chief Executive Officer of Tele-Communications International, Inc., which is listed on the Nasdaq National Market and is the international subsidiary of Tele-Communications, Inc. Mr. Vierra was also Vice Chairman of the Board of Directors of Tele-Communications International, Inc. until November 1998. Prior to joining Tele-Communications International, Inc., Mr. Vierra was President and Chief Operating Officer of United Artists Entertainment Company
(UAEC). Mr. Vierra was the past President of United Cable Television Corporation, which was merged into UAE in 1989. Mr. Vierra serves on the boards of directors of Turner Broadcasting, Discovery Channel, Princes Holdings Ltd., Australas Media Ltd., Torneos y Competencias S.A., Tele-Communications International, Inc., and Telewest plc. Currently, Mr. Vierra is a Board member of Playboy International and Jones International Networks, Ltd., and he is a Special Limited Partner with Telecom Partners III, which is a venture capital fund.

     RALPH HAIEK will be Claxson's chief operating officer -- pay television. Mr. Haiek is currently the chief operating officer of the Cisneros Television Group, where he is in charge of new channel development, affiliate and advertising sales, programming and production, and marketing and research. Prior to accepting this position, Mr. Haiek served as the senior vice president and general manager of CTG Music and previously had been the chief creative officer for the Cisneros Television Group. Prior to working with the Cisneros Television Group, Mr. Haiek founded MuchMusic in Argentina and Promax Latino. Mr. Haiek is a member of Playboy TV International, Inc.'s board of directors and a member of the Latin Academy of Recording Arts and Sciences, Inc.

     LEANDRO ANON will be Claxson's chief operating officer -- Internet. Mr. Anon has served as El Sitio's chief operating officer since October 2000 and served as country manager for El Sitio Uruguay since October 1999. Mr. Anon was a real estate developer and is the president of La Tahona Golf Club, a private urban community and country club in Uruguay, which he co-founded. Mr. Anon also was the executive vice president of Sarandi Comunicaciones, a radio broadcast company in which he is a shareholder. Mr. Anon holds a degree in business administration and finance from Universidad del Uruguay.

     JAIME VEGA DE KUYPER will be Claxson's chief operating officer -- broadcast operations. Mr. Vega has served as chief executive officer of Radio Chile since the company began operating in July 1998. In December 1999, Mr. Vega also became responsible for the operations of Chilevision. Mr. Vega is one of the founders of Pudahuel FM where he spent sixteen years as chief executive officer and sales and marketing officer from 1982 through 1998. Under Mr. Vega's leadership, Pudahuel became the most successful radio station in Chile in terms of stable positioning as the station has consistently ranked third or better among women for the past ten years. Mr. Vega is responsible for the broadcast television and radio businesses' relationship with the largest advertisers.

     HORACIO MILBERG will be Claxson's chief financial officer. Mr. Milberg has served as a director of El Sitio since April 2000, as El Sitio's chief financial officer since July 1999 and as a financial advisor to El Sitio's board of directors from September 1998 to July 1999. From April 1993 to July 1999, Mr. Milberg served as an independent financial advisor and investment manager. Mr. Milberg previously served as senior finance officer of Corporacion IMPSA S.A.; vice president, investment banking, Latin America for CS First Boston Corporation, New York; and vice president and director for Latin America for The Chase Manhattan Bank, N.A., New York and London. Mr. Milberg holds an undergraduate degree from Universidad de Buenos Aires and a Master of Business Administration degree from the

J.L. Kellogg Graduate School of Management, Northwestern University, where Mr. Milberg was a Fulbright Scholar.

     ROBERTO CIBRIAN-CAMPOY will be Claxson's executive vice president -- broadband. Mr. Cibrian-Campoy is El Sitio's co-founder and has served as the chief executive officer, president and a director of El Sitio since its inception. In 1992, Mr. Cibrian-Campoy founded and served as president of Cibrian-Campoy Creativos, S.A., a producer of computer animation and developer of multimedia projects. From 1989 to 1992, Mr. Cibrian-Campoy served as advisor to the Minister of Culture and Education of Argentina. From 1982 to 1989, Mr. Cibrian-Campoy was an architect at his own firm and a designer with a leading Buenos Aires architecture firm. Mr. Cibrian-Campoy holds a degree in Architecture from the Universidad de Belgrano in Buenos Aires, Argentina.

     DAMARIS VALERO will be Claxson's chief marketing officer. Ms. Valero joined Claxson in February 2001. Prior to joining Claxson, she was Senior Vice President of Sales at Yupi Internet Inc., where she was responsible for the development of global marketing and sales strategy. Prior to Yupi, Ms. Valero was Vice President -- Business Development, Advertising and Distribution at Universal Television Networks, where she negotiated and represented Universal's joint venture interests in Brazil and the rest of Latin America. Previously, Ms. Valero was Senior Vice President -- Advertising and Affiliate Relations at MTV Networks Latin America. Prior to joining MTV Networks, Ms. Valero was Head of International Development and Syndication for Telemundo Television Group, where she oversaw the syndication of Hispanic television product to television stations in 18 countries in Latin America. Ms. Valero holds a Bachelor of Arts degree and a Master of Business Administration degree in Marketing and Management from Saint Joseph's University in Philadelphia.

     ELISABET BLANCO will be Claxson's chief affiliate sales officer. Ms. Blanco has served as affiliate sales officer for Imagen Satelital and Cisneros Television Group since October 1998 and from March 1991 until April 1996. From May 1996 until September 1998, Ms. Blanco was responsible for affiliate sales at MTV Networks Latin America. Prior to 1991, Ms. Blanco held sales positions at Eco Noticias, S.R.L. and Producciones Telecinema S.A., both of which are representatives in Argentina for Televisa.

     AMAYA ARIZTOY will be Claxson's co-general counsel. Ms. Ariztoy has served as Vice President of Legal and Business Affairs for Cisneros Television Group since 1998. Ms. Ariztoy also manages and oversees corporate legal matters with channel partners, affiliates and advertisers. Ms. Ariztoy has worked in several areas within the Cisneros Group, including the Venezuelan-based broadcast television station, Venevision, and DirectTV/Venezuela. Ms. Ariztoy holds a law degree from the School of Law of Universidad Catolica Andres Bello in Caracas, Venezuela.

     FLORENCIA RODRIGUEZ-GIAVARINI will be Claxson's co-general counsel. Ms. Rodriguez-Giavarini has served as General Counsel of El Sitio since March 2000. Before joining El Sitio, Ms. Rodriguez-Giavarini worked as Vice President at Citibank's Corporate Bank in Argentina. Previously, she was a Capital Markets and Project Finance Officer with Corporacion IMPSA S.A. Ms. Rodriguez-Giavarini holds a law degree from Universidad Catolica Argentina in Buenos Aires, Argentina.

COMMITTEES OF THE BOARD OF DIRECTORS

     Claxson expects that its board of directors will have standing audit and compensation committees.

     Claxson will appoint an audit committee consisting of Messrs. Feather, Rios and Vierra, the three independent directors, and Messrs. Bardasano and Neuman. The audit committee:

     - will make recommendations to the board of directors regarding the selection of independent auditors;

     - will review the results and scope of the audit and other services provided by Claxson's independent auditors;

     -  will review Claxson's financial statements; and

     -  will review and evaluate Claxson's internal control functions.

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

     Claxson will also appoint a compensation committee with a majority of the members being independent directors. The members of the compensation committee will consist of Messrs. Feather, Rios and Vierra, the three independent directors, and Messrs. Bardasano and Neuman. The compensation committee will make recommendations to the board of directors regarding the following matters:

     -  executive compensation;

     - salaries and incentive compensation for Claxson's employees and consultants; and

     -  the administration of Claxson's share option plans.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Claxson expects that directors who also are full-time employees will not receive additional compensation for their service as directors. Each non-employee director of Claxson will receive compensation for service on Claxson's board of directors as determined by the board of directors.

     Claxson has not yet paid any compensation to its chairman of the board and chief executive officer or to any other person that Claxson expects to become an executive officer. The form and amount of compensation that Claxson will pay to each of its executive officers in any future period will be determined by its compensation committee.

     The aggregate amount of compensation paid by El Sitio to its nine executive officers as a group (including Roberto Vivo-Chaneton, who began to receive compensation as of October 31, 2000) was approximately U.S.$1.3 million for the year ended December 31, 2000. El Sitio did not set aside or accrue any amounts for pension, retirement or similar benefits, as it did not provide such benefits for its executive officers. The above amount does not include share options issued to these executive officers under El Sitio's 1999 share option plan.

     At December 31, 2000, El Sitio's executive officers (including Mr. Vivo-Chaneton) held options in respect of an aggregate of 254,880 common shares at an average exercise price of U.S.$82.30 per share, in each case as adjusted for the one-for-ten reverse share split. Of these options, 61,680 options are exercisable as of December 31, 2000, and an additional 78,820 options will become exercisable in 2001. The five members of the executive committee hold, in the aggregate 222,800 of these options.

     All of El Sitio's executive officers have employment agreements with El Sitio for three-year terms. Each of these agreements provides for a specified monthly salary, a minimum annual bonus and share options. Each of these agreements also provides for one year's salary in the event of termination of employment, except if such termination is "for cause".

2001 SHARE INCENTIVE PLAN

     Claxson plans to adopt, subject to the approval of the holders of a majority of Claxson's Class A common shares (including, for this purpose, El Sitio's shareholders), the 2001 Share Incentive Plan, which is referred to in this proxy statement/prospectus as the "2001 share incentive plan" or "plan". The plan is intended to remain in effect until 2011. The following description summarizes the material terms of the plan, but is qualified in its entirety by reference to the full text of the plan, a copy of which is set forth as Annex E to this proxy statement/prospectus. In addition, a form of employment agreement for Mr. Vivo-Chaneton is filed as an exhibit to the registration statement of which this proxy statement/ prospectus is a part.

     ADMINISTRATION

     The 2001 share incentive plan will be administered by the compensation committee of Claxson's board of directors. The plan provides for the grant of both non-qualified and incentive share options and for the grant of restricted shares. Incentive share options are share options that satisfy the requirements of Section 422 of the U.S. Internal Revenue Code of 1986. Non-qualified share options are share options that do not satisfy the requirements of Section 422 of the U.S. Internal Revenue Code. Share options will be granted by the compensation committee. Restricted shares will be granted by Claxson's board of directors.

Some grants of share options and restricted shares may be made by a subcommittee of the compensation committee in order to satisfy certain tax requirements that must be complied with in order for Claxson to avoid the loss of any U.S. federal income tax deduction.

     SHARES SUBJECT TO PLAN

     The 2001 share incentive plan provides that the maximum number of Class A common shares available for grant under the plan is 930,000. The 2001 plan provides that no single participant may be granted share options covering in excess of 85,000 Class A common shares in any fiscal year of Claxson, except that Roberto Vivo-Chaneton, the initial chairman of the board and chief executive officer of Claxson will receive an initial grant of share options covering 185,389 Class A common shares upon completion of the transaction. The number of Class A common shares subject to these limits, as well as the number and kind of shares subject to outstanding awards, may be adjusted by the compensation committee or by Claxson's board of directors in the event of any change in corporate capitalization.

     SHARE OPTIONS

     All share options granted under the 2001 share incentive plan must be evidenced by, and subject to the terms of, a written award agreement. Unless otherwise provided by the compensation committee in an award agreement, the term of share options granted under the plan will be ten years. Unless otherwise provided by the compensation committee in the applicable award agreement, share options will vest in three annual installments of 30%, 30% and 40%. Share options will have an exercise price per Class A common share equal to the fair market value of each share on the date of grant.

     Under the 2001 share incentive plan, unvested share options held by a participant will generally expire upon termination of that participant's employment. If termination is due to death, the optionee's estate will have one year to exercise vested share options, unless the compensation committee provides otherwise in the applicable award agreement. If termination results from retirement or disability, the optionee will have two years to exercise vested share options, unless the compensation committee provides otherwise in the applicable award agreement. If termination is for cause, no share options will thereafter be exercisable, unless the compensation committee provides otherwise in the applicable award agreement. Upon termination for a reason other than death, disability, retirement or cause, vested share options will remain exercisable for six months, unless the compensation committee provides otherwise in the applicable award agreement. Unless the compensation committee provides otherwise in the applicable award agreement, if a participant dies during, and within one year immediately preceding the conclusion of, a post-termination exercise period, the participant's estate will be permitted to exercise share options until the earlier of the first anniversary of the date of death or the expiration of the stated term of the share option, even if such date is later than the end of the initial post-termination exercise period.

     A participant exercising a share option may pay the exercise price in cash or, if approved by the compensation committee, with previously acquired Class A common shares or in a combination of cash and Class A common shares. However, Class A common shares may be used for this purpose only if they have been held by the participant for at least six months prior to the time of exercise or if they were purchased by the participant on the open market. The compensation committee, in its discretion, may allow the cashless exercise of share options or may permit the exercise price to be satisfied through the withholding of Class A common shares subject to the portion of the share option being exercised. Upon receipt of a notice of exercise of a share option, the compensation committee may, in its discretion, choose to cash out such share option by providing the participant with cash or with Class A common shares equal in value to the product of (1) the difference in value between the fair market value of a Class A common share and the exercise price of such share option times (2) the number of shares for which the share option would have been exercised.

     Unless otherwise provided by Claxson's board of directors, share options will be nontransferable other than by will or the laws of descent and distribution.

     The compensation committee may establish procedures pursuant to which participants may defer the receipt of the Class A common shares subject to a share option exercise.


     RESTRICTED SHARES


     Restricted shares may be granted under the 2001 share incentive plan subject to performance goals or service requirements. Prior to the lapse of restrictions, a participant may not sell, assign, transfer, pledge or otherwise encumber restricted shares, although a participant may pledge restricted shares as security for a loan, the sole purpose of which is to provide funds for the purchase of share options under the plan. Prior to the lapse of restrictions, any certificate issued with respect to restricted shares must contain a legend noting that the shares are restricted. Generally, all restricted shares will be forfeited if a participant terminates employment prior to the lapse of restrictions. However, Claxson's board of directors shall have the discretion to waive the restrictions with respect to a participant who is terminating employment.


     Participants will be entitled to vote their restricted shares and to receive dividends upon their restricted shares. However, Claxson's board of directors may provide in an award agreement that any such dividends will themselves be invested in restricted shares of Claxson.

     All restricted shares granted under the plan must be evidenced by, and subject to the terms of, a written award agreement.


     CHANGE IN CONTROL



     If a change in control of Claxson occurs, any option that is not then exercisable and vested will become fully exercisable and vested and restrictions on all restricted shares will lapse. In addition, Claxson's board of directors will have the power to make any additional adjustments to outstanding awards that it deems appropriate, including, without limitation, the power to make cash payments in cancellation of outstanding awards, and the power to issue a substitute award in place of outstanding awards. A change in control of Claxson will occur generally upon any of the following events:


     - any acquisition by a person, other than a member or affiliate of the Cisneros Group, an affiliate of Hicks, Muse, Tate & Furst Incorporated or an affiliate of the El Sitio founders, of more than 50% of its outstanding share capital or voting securities, in each case subject to specified exceptions;

     - a change in the majority of the members of the board of directors, unless approved by the incumbent directors;

     - the consummation of certain mergers or restructurings of Claxson, or certain sales of all or substantially all of Claxson's assets; or

     - approval by Claxson shareholders of a liquidation, dissolution or sale of substantially all of Claxson's assets.

     AMENDMENTS

     The board of directors of Claxson may at any time amend or terminate the 2001 share incentive plan and may amend the terms of any outstanding option or other award, except that no termination or amendment may materially and adversely impair the rights of participants as they relate to outstanding options or awards. However, no amendment to the plan will be made without the approval of Claxson's shareholders to the extent approval is required by applicable law or rule of The Nasdaq National Market or other stock exchange on which the Claxson Class A common shares may be listed or traded.

GRANT OF RESTRICTED SHARES TO CISNEROS TELEVISION GROUP EMPLOYEES

     On January 17, 2001, Claxson granted approximately 50,000 restricted Class A common shares of Claxson to employees of the Cisneros Television Group and its affiliates.

     Assuming the transaction is completed, restricted shares awarded to persons other than two former employees of the Cisneros Television Group will vest on the following schedule: 50% on the date the transaction is completed; and 50% on the date that is 180 days after the date the transaction is completed. All restricted shares awarded to the two former employees will vest on the date the transaction is completed.

     If a recipient's employment is terminated in a no-fault termination, as defined in the restricted shares agreement, all of his restricted shares will immediately vest upon the no-fault termination. If a recipient's employment is terminated because of, among other things, termination by Claxson for cause or voluntary termination by the recipient, all shares that have not vested prior to such termination will be forfeited.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     Under British Virgin Islands law, every director and officer of Claxson, in performing his or her functions, is required to act honestly and in good faith with a view to the best interests of Claxson and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No provision in Claxson's memorandum and articles of association or in any agreement entered into by Claxson relieves a director or officer from the duty to act in accordance with Claxson's memorandum and articles of association or from any personal liability arising from his or her management of the business and affairs of Claxson.


     Claxson may indemnify any director or officer against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Claxson may only indemnify a director or officer if the director or officer acted honestly and in good faith with the view to the best interests of Claxson and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of the board of directors as to whether the director or officer acted honestly and in good faith with a view to the best interests of Claxson and as to whether the director of officer had no reasonable cause to believe that his or her conduct was unlawful is, in the absence of fraud, sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director of officer did not act honestly and in good faith and with a view to the best interests of Claxson or that the director or officer had reasonable cause to believe that his or her conduct was unlawful. If a director or officer to be indemnified has been successful in defense of any proceedings referred to above, the director or officer is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.


     Claxson may purchase and maintain insurance in relation to any director or officer against any liability asserted against the director or officer and incurred by the director or officer in that capacity, whether or not Claxson has or would have had the power to indemnify the director or officer against the liability as provided in Claxson's memorandum and articles of association.

INDEMNIFICATION AND INSURANCE

     The combination agreement provides that, following the closing of the transaction:

     - Claxson will indemnify and hold harmless and advance expenses, including legal fees, to El Sitio's present and former directors and officers, against all liabilities for acts or omissions in those capacities occurring at or prior to the completion of the transaction, to the fullest extent permitted under applicable law; and

     - For at least six years after the transaction is completed, Claxson is required to maintain in effect El Sitio's existing directors' and officers' liability insurance, or to provide insurance containing terms and conditions which are not materially less advantageous, covering matters or events occurring prior to completion of the transaction. However, Claxson is not required to pay an annual premium for this insurance in excess of 150% of the annual premiums currently being paid by El Sitio.
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

            PRINCIPAL SHAREHOLDERS OF CLAXSON AFTER THE TRANSACTION

     The following table presents, as of the date of completion of the transaction, the anticipated beneficial ownership of Claxson's Class A common shares and preferred shares by:

     - each person or entity which, to Claxson's knowledge, will own beneficially more than 5% of the outstanding Class A common shares;

     -  each of Claxson's directors and executive officers; and

     -  all of Claxson's directors and executive officers as a group.

The table gives effect to Class A common shares to be issued upon the exchange of common shares of El Sitio for Claxson's Class A common shares and shares to be issued to Carlyle/Carlton and Hicks Muse, in each case, in connection with the transaction.

     For information concerning the terms and conditions of the preferred shares, see "The Combination Agreement -- Pre-Closing Capital Contributions from Carlyle/Carlton and Hicks Muse".

     Unless otherwise indicated, to Claxson's knowledge, all persons listed below have sole voting and investment power with respect to their Class A common shares, except to the extent applicable law gives spouses shared authority.

                                              NUMBER OF      PERCENTAGE                   PERCENTAGE
                                               CLASS A       OF CLASS A      NUMBER OF        OF
                                                COMMON         COMMON        PREFERRED    PREFERRED
BENEFICIAL OWNER                                SHARES      SHARES (%)(1)     SHARES      SHARES (%)
----------------                              ----------    -------------    ---------    ----------
Carlyle Investments LLC(2)..................   4,157,203         22.4%       4,200,000       28.0%
Carlton Investments LLC(3)..................   4,157,203         22.4        4,200,000       28.0
Ricardo J. Cisneros(4)......................   4,157,203         22.4        4,200,000       28.0
Gustavo A. Cisneros(5)......................   4,157,203         22.4        4,200,000       28.0
Hicks, Muse, Tate & Furst Latin America
  Fund, L.P.(6).............................   5,339,615         28.8        5,407,872       36.0
Hicks, Muse, Tate & Furst Latin America
  Private Fund, L.P.(6).....................     969,440          5.3          981,832        6.6
HMLA 1-SBS Coinvestors, L.P.(6).............     207,642          1.1          210,296        1.4
Thomas O. Hicks(6)(7).......................   6,517,504         35.2        6,600,000       44.0
Charles W. Tate(6)(7).......................   6,517,205         35.2        6,600,000       44.0
IMPSAT Fiber Networks, Inc..................     614,123          3.3
Roberto Vivo-Chaneton(8)....................   1,140,064          6.1
Carlos Bardasano............................          --            *
Eric C. Neuman(6)(7)........................   6,531,729         35.3        6,600,000       44.0
Carlos E. Cisneros(9).......................     710,135          3.8
James D. Robinson...........................          --            *
John A. Gavin...............................          --            *
Ricardo Verdaguer(10).......................     846,655          4.6
Frank Feather...............................          --            *
Jose Antonio Rios...........................          --            *
Fred Vierra.................................          --            *
Ralph Haiek(11).............................       7,000            *
Leandro Anon(12)............................      17,835            *
Jaime Vega de Kuyper........................          --            *
Horacio Milberg(13).........................      33,980            *
Roberto Cibrian-Campoy(14)..................     181,801          1.0
Damaris Valero..............................         125           --
Elisabet Blanco.............................          --           --
Amaya Ariztoy(15)...........................         865            *
Florencia Rodriguez-Giavarini(16)...........       2,500            *
All directors and executive officers as a
  group (21 persons)........................   9,472,689         51.0

                                                        (footnotes on next page)

---------------
  *   indicates less than 1%


 (1) Calculated according to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of the options, warrants, rights or conversion privileges but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.


 (2) Excludes 4,157,203 Class A common shares and 4,200,000 preferred shares to be owned by Carlton Investments LLC, of which Carlyle Investments LLC disclaims beneficial ownership. Includes 355,067 Class A common shares that Carlyle Investments LLC has agreed to transfer to Carlos E. Cisneros or to a rabbi trust under which he will be a beneficiary immediately following completion of the transaction. Mr. Cisneros has agreed to vote these shares in accordance with Carlyle's instructions. Does not reflect the payment of 118,760 Class A common shares to be paid to an affiliate of Hicks, Muse, Tate & Furst Incorporated or the expected purchase of 53,000 additional Claxson Class A common shares by a Cisneros affiliate in connection with the Dgolpe transaction. See "Related Party Transactions". Carlyle Investments LLC is indirectly owned by a trust established by Ricardo J. Cisneros for the benefit of himself and members of his family. Ricardo J. Cisneros disclaims beneficial ownership of the shares to be owned by Carlton Investments LLC. Both Carlyle Investments LLC and Carlton Investments LLC are members of the Cisneros Group. The Cisneros Group is a name used to describe a group of investments, joint ventures, strategic alliances and companies that are engaged in diversified consumer businesses, including broadcast and pay television, direct-to-home satellite television, content production and other entertainment, media and communications enterprises, and that are associated with Ricardo J. and Gustavo A. Cisneros and trusts established by them for the benefit of themselves and members of their families.

 (3) Excludes 4,157,203 Class A common shares and 4,200,000 preferred shares to be owned by Carlyle Investments LLC, of which Carlton Investments LLC disclaims beneficial ownership. Includes 355,067 Class A common shares that Carlton Investments LLC has agreed to transfer to Carlos E. Cisneros or to a rabbi trust under which he will be a beneficiary immediately following completion of the transaction. Mr. Cisneros has agreed to vote these shares in accordance with Carlton's instructions. Does not reflect the payment of 118,760 Class A common shares to be paid to an affiliate of Hicks, Muse, Tate & Furst Incorporated or the expected purchase of 53,000 additional Claxson Class A common shares by a Cisneros affiliate in connection with the Dgolpe transaction. See "Related Party Transactions". Carlton Investments LLC is indirectly owned by a trust established by Gustavo A. Cisneros for the benefit of himself and members of his family. Gustavo A. Cisneros disclaims beneficial ownership of the shares to be owned by Carlyle Investments LLC. Both Carlton Investments LLC and Carlyle Investments LLC are members of the Cisneros Group.

 (4) Includes 4,157,203 Class A common shares and 4,200,000 preferred shares to be owned by Carlyle Investments LLC. Does not reflect the payment of 118,760 Class A common shares to be paid to an affiliate of Hicks, Muse, Tate & Furst Incorporated or the expected purchase of 53,000 additional Claxson Class A common shares by a Cisneros affiliate in connection with the Dgolpe transaction. See "Related Party Transactions". Carlyle Investments is indirectly owned by a trust established for the benefit of Ricardo J. Cisneros and members of his family. Ricardo J. Cisneros disclaims beneficial ownership of the shares to be owned by Carlton Investments LLC.

 (5) Includes 4,157,203 Class A common shares and 4,200,000 preferred shares to be owned by Carlton Investments LLC. Does not reflect the payment of 118,760 Class A common shares to be paid to an affiliate of Hicks, Muse, Tate & Furst Incorporated or the expected purchase of 53,000 additional Claxson Class A common shares by a Cisneros affiliate in connection with the Dgolpe transaction. See "Related Party Transactions". Carlton Investments is indirectly owned by a trust established for the benefit of Gustavo A. Cisneros and members of his family. Gustavo A. Cisneros disclaims beneficial ownership of the shares to be owned by Carlyle Investments LLC.

 (6) Hicks, Muse, Tate & Furst Latin America Fund, L.P.; Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.; and HMLA 1-SBS Coinvestors, L.P. are affiliates of Hicks, Muse, Tate &

                                              (footnotes continued on next page)

      Furst Incorporated. Thomas O. Hicks is a controlling stockholder and executive officer of Hicks, Muse, Tate & Furst Incorporated. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of Class A common shares and preferred shares held by Hicks, Muse, Tate & Furst Latin America Fund, L.P.; Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.; and HMLA 1-SBS Coinvestors, L.P. John R. Muse, Charles W. Tate, Jack
      D. Furst, Dan H. Blanks and Eric C. Neuman are also officers, directors and minority stockholders of Hicks, Muse, Tate & Furst Incorporated and as such may be deemed to share with Mr. Hicks the power to vote or dispose of the Class A common shares and preferred shares held by Hicks, Muse, Tate & Furst Latin America Fund, L.P.; Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.; and HMLA 1-SBS Coinvestors, L.P. Does not reflect the receipt of 118,760 Class A common shares by an affiliate of Hicks, Muse, Tate & Furst Incorporated in connection with the Dgolpe transaction. See "Related Party Transactions". Each of Messrs. Hicks, Muse, Tate, Furst, Blanks, Deniger and Neuman disclaims the existence of a group and disclaims beneficial ownership of Class A common shares and preferred shares not owned of record by him.

 (7)  Includes:

      - 5,339,615 Class A common shares and 5,407,872 preferred shares held of record by Hicks, Muse, Tate & Furst Latin America Fund, L.P.;

      - 969,440 Class A common shares and 981,832 preferred shares held of record by Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.; and

      - 207,642 Class A common shares and 210,296 preferred shares held of record by HMLA 1-SBS Coinvestors, L.P.

       Does not reflect the receipt of 118,760 Class A common shares by an affiliate of Hicks, Muse, Tate & Furst Incorporated in connection with the Dgolpe transaction. See "Related Party Transactions".


 (8) Includes 473,691 Class A common shares to be owned by Militello Limited in respect of which Mr. Roberto Vivo-Chaneton has a controlling interest. Also includes 614,123 Class A common shares to be owned by IMPSAT Fiber Networks, Inc., of which Mr. Vivo-Chaneton is a director. In addition, includes 6,250 Class A common shares issued to Sarandi Comunicaciones S.A., which is also an affiliate of Mr. Vivo-Chaneton. Mr. Vivo-Chaneton disclaims beneficial ownership of all shares owned by IMPSAT Fiber Networks, Inc. and Sarandi Comunicaciones S.A. Includes 46,000 Class A common shares issuable under options granted to Mr. Vivo-Chaneton under El Sitio's 1999 share option plan which are currently exercisable or will become exercisable upon completion of the transaction.


 (9) Includes 164,845 Class A common shares that Carlyle Investments LLC has agreed to transfer to Carlos E. Cisneros or a rabbi trust under which he will be a beneficiary immediately following completion of the transaction. Also includes 164,845 Class A common shares that Carlton Investments LLC has agreed to transfer to Mr. Cisneros or a rabbi trust under which he is a beneficiary immediately following completion of the transaction. Mr. Cisneros has agreed to vote these shares, if requested by Carlyle or Carlton, in accordance with their instructions.

(10) Includes beneficial ownership of 232,532 common shares attributable to Mr. Verdaguer as a result of his controlling interest in Tower Plus International. Also includes 614,123 shares owned by IMPSAT Fiber Networks, Inc. attributable to Mr. Verdaguer as a result of his affiliation with IMPSAT Fiber Networks, Inc. Mr. Verdaguer disclaims beneficial ownership of all shares owned by IMPSAT Fiber Networks, Inc.

(11) Includes 5,000 Class A common shares owned by Mr. Haiek and 2,000 Class A common shares subject to vesting restrictions set forth in a restricted shares agreement between Mr. Haiek and Claxson. Does not include 5,000 Class A common shares owned by Mr. Haiek's spouse. Mr. Haiek disclaims beneficial ownership of all Class A common shares held by Mr. Haiek's spouse.

(12) Includes 4,000 Class A common shares issuable under options granted to Mr. Anon under El Sitio's 1999 share option plan which are currently exercisable or will become exercisable upon completion of the transaction, but excludes 5,000 options which will not become exercisable until 180 days after completion of the transaction.

                                              (footnotes continued on next page)
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

(13) Includes 33,200 Class A common shares issuable under options granted to Mr. Milberg under El Sitio's 1999 share option plan which are currently exercisable or will become exercisable upon completion of the transaction, but excludes 5,000 options which will not become exercisable until 180 days after completion of the transaction.

(14) Includes 79,236 Class A common shares held through RC Limited, which is wholly owned by Mr. Cibrian-Campoy and his wife. Includes 91,000 Class A common shares issuable under options granted to Mr. Cibrian-Campoy under El Sitio's 1999 share option plan which are currently exercisable or will become exercisable upon completion of the transaction, but excludes 5,000 options which will not become exercisable until 180 days after completion of the transaction.

(15) Includes 800 Class A common shares subject to vesting restrictions set forth in a restricted shares agreement between Ms. Ariztoy and Claxson.

(16) Includes 2,500 Class A common shares issuable under options granted to Ms. Giavarini-Rodriguez under El Sitio's 1999 share option plan which are currently exercisable or will become exercisable upon completion of the transaction, but excludes 2,500 options which will not become exercisable until 180 days after completion of the transaction.

                                              (footnotes continued on next page)
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

                           RELATED PARTY TRANSACTIONS

     The transaction is being entered into among El Sitio, Ibero-American Media Partners, Carlyle/ Carlton and Hicks Muse. Ibero-American Media Partners is owned by Carlyle/Carlton and Hicks Muse, and Carlyle/Carlton are members of the Cisneros Group. Ibero-American Media Partners is also a principal shareholder of El Sitio. Several of El Sitio's principal shareholders, including Ibero-American Media Partners, have entered into voting agreements to vote their shares in favor of approval of the transaction.

     The following discussion presents related party transactions involving Ibero-American Media Partners, Carlyle/Carlton, Hicks Muse and/or El Sitio, including their respective affiliates.

     In September 1999, Ibero-American Media Partners entered into several affiliation agreements with DirecTV Latin America for channel distribution in Latin America. Members of the Cisneros Group own a significant equity interest in DirecTV Latin America. The channels currently distributed by DirecTV Latin America on a pan-regional basis are: Locomotion, Playboy TV, Spice (only on a pay-per-view basis), Venus, Infinito, MuchMusic, the AEI Music Latin America channels, Cl@se and HTV. DirecTV Latin America also distributes Space, I.Sat, Uniseries, Jupiter and Cronica TV only in Argentina. DirecTV distributes these channels, other than Cronica TV, on an exclusive basis so that those channels may not be licensed to other direct-to-home distributors in Argentina. DirecTV Latin America pays Ibero-American Media Partners an additional fee for exclusivity in Argentina. All existing affiliation agreements with DirecTV Latin America (except those relating to Playboy TV and Spice) will expire on December 31, 2003. The Playboy TV and Spice affiliation agreement will expire in September 2001.

     A subsidiary of Ibero-American Media Partners is the exclusive affiliate sales representative of Venevision Continental, a pay television channel that is wholly owned by members of the Cisneros Group. With the exception of DirecTV Latin America, for which Ibero-American Media Partners receives no commission pursuant to an affiliate agreement, Ibero-American Media Partners receives a 20% commission for affiliate sales. In addition, Ibero-American Media Partners sub-leases satellite space for the carriage of Venevision Continental. A subsidiary of Ibero-American Media Partners also is the advertising sales representative of Venevision Continental.

     On June 19, 2000, Playboy TV International entered into a program license agreement with Venevision International Corporation, a member of the Cisneros Group, pursuant to which Venevision International will distribute for a one year term certain Playboy television programs on broadcast television in Latin America, Portugal and Spain. The license fee is U.S.$400,000.

     On March 30, 2001, Playboy TV International and Venevision International Productions, Inc., a member of the Cisneros Group, entered into a co-production agreement under which Venevision will produce 52 Spanish language episodes of a soap opera. Each episode will have two versions, one version for exhibition on free television, and the other for exhibition on pay television. Each party will assume 50% of the costs of production. Under this agreement, the parties have allocated the distribution rights and territories for which each party will be responsible and the commission that each party will receive for the distribution of the programs. The maximum amount budgeted for the co-production arrangement is U.S.$25,000 per episode and U.S.$1.3 million in the aggregate.

     In June 2001, Playboy TV Latin America and El Sitio, Inc. entered into a memorandum of understanding under which Playboy TV Latin America granted El Sitio a non-exclusive license for certain photos and videos comprised of the original produced material for the series "Sesion Privada" for the purpose of including such content as part of the Claxson Digital Channel to be distributed on Fibertel's broadband platform of subscribers. Fibertel is an affiliated company of CableVision in Argentina, in which funds affiliated with Hicks, Muse, Tate & Furst Incorporated hold an approximately 50% ownership interest. Under the terms of the memorandum of understanding, Fibertel will guarantee to Claxson payment of 100% of all revenue derived from the first 1,000 subscribers to Fibertel's online games service. In addition, Fibertel will pay to Claxson 50% of all revenue derived from all online games subscribers

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beyond the first 1,000. It is anticipated that monthly subscriber rates will be between U.S.$10 and U.S.$20 per subscriber.

     On March 28, 2001, Chilevision entered into an agreement to license to Venevision International rights to broadcast and pay television distribution of certain original programming to be produced by Chilevision during the three year, renewable term. The distribution rights cover the United States, Latin America, the Caribbean and Spain. The license fee is U.S.$65,000.


     On June 20, 2001, Imagen Satelital S.A. entered into one-year agreement with Venevision International, Inc., a member of the Cisneros Group, for the distribution by Venevision on all forms of television (excluding pay television for Latin America, internet and broadcast television in Chile) of 48 original produced programs of the series "Infinito" in Latin America (excluding Chile). Under the terms of this agreement, Imagen will receive 80% of the proceeds from the distribution of Infinito programming and Venevision will receive the remaining 20%.



     Imagen entered into an agreement with Venevision International on or about May 20, 1997 for the sub-license of various movie titles distributed by BMG Ariola Argentina, S.A. for the broadcast and pay television distribution in Argentina, Uruguay, Paraguay and Chile. The license fee was U.S.$1.0 million. As of June 2001, Imagen had paid only a portion of the license fees due under the program license agreement. BMG sent Venevision notice to cease and desist distribution of such titles licensed to Imagen until the outstanding dispute is resolved. BMG, Imagen and Venevision have agreed to enter into a release and settlement agreement under which the parties agree to settle and resolve the outstanding disputes relating to the titles and payment of the license fee and BMG agrees to grant Imagen a license to use those titles for six years. Imagen will be required to pay the total amount of approximately U.S.$500,000 to BMG to settle the outstanding disputes which cover the license fees under the original program license agreement.



     A subsidiary of Ibero-American Media Partners is currently negotiating to acquire a business in Brazil and other assets known as Dgolpe, which is controlled by an affiliate of Hicks, Muse, Tate & Furst Incorporated. Dgolpe offers an online directory of digital music in Spanish and Portuguese, provides interactive services to private label clients and sells branded electronic music compilations on compact discs to music retailers. Although no definitive agreement has been reached for the Dgolpe transaction, the parties expect to execute and deliver a definitive agreement prior to the completion of this transaction. Claxson anticipates that the purchase price for the transaction will consist of approximately 118,760 Class A common shares of Claxson, which will be paid to the current owners of Dgolpe after the closing of the Claxson transaction. As part of this transaction, an affiliate of Hicks, Muse, Tate & Furst Incorporated will provide U.S.$500,000 worth of outdoor advertising to a subsidiary of Ibero-American Media Partners. In connection with that transaction, El Sitio, an affiliate of Hicks, Muse, Tate & Furst Incorporated, and C.A. Tenedora de Valores Inmobiliarios, a member of the Cisneros Group, will enter into a letter agreement under which El Sitio and an affiliate of Hicks, Muse, Tate & Furst Incorporated will each agree to purchase from C.A. Tenedora de Valores Inmobiliarios, advertising time on the Venevision channel in exchange for a cash payment expected to equal the value of 53,000 Class A common shares of Claxson.


     Imagen and CableVision have entered into an affiliation agreement effective as of January 1, 2001 through December 31, 2003. Funds affiliated with Hicks, Muse, Tate & Furst Incorporated own approximately 50% of CableVision. The new affiliation agreement provides for the distribution of the following channels:
Space; I.Sat; Uniseries; Infinito; Locomotion; MuchMusic and Cronica for the basic tier; and Venus as a premium channel and pay-per-view service. CableVision also agreed to use its best efforts to carry any other signal distributed by Imagen on any system it converts from analog to digital.

     Between July and September 2000, Imagen instituted a series of mediation and legal proceedings against CableVision, one of the largest cable operators in Argentina, seeking payment of certain disputed license fees pursuant to the existing carriage agreements between the parties. The proceedings also involve disputes relating to the distribution of the Venus channel by CableVision. On May 24, 2000, the Argentine court administering the claims relating to the Venus channel granted Imagen a temporary injunction and

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

ordered CableVision to restore the channel to its former line-up position and to offer the channel on the terms set forth in the existing carriage agreements. In addition, Imagen filed a related complaint against CableVision with the Argentine Antitrust Commission requesting injunctive relief in connection with the distribution of the Venus channel. On May 23, 2000, the Argentine Antitrust Commission granted Imagen a temporary injunction and ordered CableVision to restore the channel to its former line-up position and to offer the channel on the terms set forth in the existing carriage agreements. Imagen recently withdrew all proceedings before the Argentine courts because it had reached a settlement with CableVision. The only pending proceeding related to Imagen's dispute with CableVision is the administrative proceeding being conducted by the Argentine Antitrust Commission.

     On November 29, 2000, Imagen and CableVision entered into a settlement agreement to resolve all of the outstanding mediation and legal proceedings between the parties. Pursuant to the settlement agreement, CableVision agreed to pay Imagen certain amounts for the license fees under dispute. The parties also agreed to certain terms regarding the distribution of the Venus channel by CableVision. As part of the settlement, Imagen has recently withdrawn all proceedings before the Argentine courts. Although Imagen is not a party to the administrative proceeding instituted against CableVision by the Argentine Antitrust Commission, it has informed the Commission of the settlement agreed to by the parties.

     In June 2001, Cisneros Television Group signed a letter of intent with Pan-American Sports Network for the advertising sales representation of the PSN channel in Latin American (excluding Brazil). PSN is a leading sports pay television channel in the region, and is owned by funds affiliated with Hicks, Muse, Tate & Furst Incorporated. The parties are currently in the process of negotiating a definitive agreement. The parties anticipate that this agreement will provide that Cisneros Television Group will receive a commission equal to 15% of gross receipts from advertising sales on the PSN channel in Argentina and 25% of the gross receipts derived from pan-regional advertising sales on the PSN channel.

     In Venezuela, a number of Ibero-American Media Partners' pay television channels are distributed pursuant to an affiliation agreement between a subsidiary of Ibero-American Media Partners and Corporacion Telemic S.A., which is also known as Intercable. A fund affiliated with Hicks, Muse, Tate & Furst Incorporated has a significant equity interest in Intercable.

     For the year ended December 31, 2000, Ibero-American Media Partners and its affiliates realized approximately U.S.$37.0 million in aggregate revenues from their affiliation agreements with DirecTV Latin America, CableVision and Intercable.

     On October 29, 2000, Ibero-American Media Partners and America Online Latin America, Inc. signed an agreement relating to the sharing of media content, television advertising and online promotions. Under the agreement, Ibero-American Media Partners will provide America Online Latin America's localized Internet sites in Brazil, Mexico and Argentina with content from its Cl@se and Infinito media properties and America Online Latin America will promote Cl@se and Infinito on these Internet sites. America Online Latin America also agreed to purchase up to U.S.$2.0 million in advertising on Ibero-American Media Partners' pay television channels. In a related letter agreement, Ibero-American Media Partners agreed to use its reasonable best efforts to cause The Locomotion Channel, Playboy TV Latin America, HTV, MuchMusic, AEI Music Latin America and ARTISTdirect joint venture to enter into similar arrangements with America Online Latin America. Members of the Cisneros Group own a significant equity interest in America Online Latin America and have rights to designate representatives to America Online Latin America's board of directors.

     In February 2000, El Sitio entered into a strategic alliance with Sarandi Comunicaciones S.A., which owns and operates a network of radio stations in Uruguay under the Sarandi name. Under this five-year agreement, El Sitio received an exclusive royalty-free license to use proprietary content broadcast on radio stations owned by Sarandi. El Sitio also has the right to re-name and re-brand one of the radio stations under the El Sitio mark and, ultimately, to purchase it from Sarandi for U.S.$1 million. This option expires in February 2002. Sarandi has agreed to provide a fixed amount of advertising time on its radio stations to El Sitio, valued at U.S.$450,000, and to guarantee a minimum amount of advertising for El

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Sitio's website in Uruguay. In exchange for Grupo Sarandi's obligations, El
Sitio will design, host and maintain websites for Sarandi's radio stations. El Sitio has issued to Sarandi an aggregate of 6,250 of its common shares, which have been pledged by Sarandi as security for its payment obligations to El Sitio. The principal shareholders of Sarandi include Analia Liberman (who is the sister of Guillermo Liberman, a director of El Sitio and, through SLI.com Inc., a significant shareholder of El Sitio), Roberto Vivo-Chaneton, the chairman of El Sitio's board of directors and, directly and indirectly, a significant shareholder of El Sitio, and Leandro Anon, El Sitio's chief operating officer. Each of these shareholders owns 25% of the shares of Sarandi.


     In July 2001, Sarandi Comunicaciones S.A. and El Sitio Uruguay S.A., El Sitio's Uruguayan subsidiary, agreed to a preliminary non-binding term sheet that provides for a five-year operating lease by El Sitio Uruguay of Sarandi's network of three radio stations in Uruguay. Under the lease, El Sitio Uruguay will pay to Sarandi U.S.$65,000 per month during the entire lease term. In addition, the lease will grant to El Sitio Uruguay an option to extend the term of the operating lease to 30 years. The exercise price of the option will vary depending on the year of exercise and will range from approximately U.S.$4.6 million if the option is exercised in the first year of the lease to U.S.$7.6 million if the option is exercised in the fifth year of the lease. The exercise price of the option may be paid, at El Sitio Uruguay's election, in cash and/or Class A common shares of Claxson. Any Class A common shares of Claxson will be valued, for these purposes, based upon the market price of the shares at the time of exercise or, if the shares are not publicly traded, as agreed between the parties. Both Sarandi and El Sitio believe, based upon the advice of Uruguayan counsel, that the proposed structure for the lease transaction complies with Uruguayan laws and regulations that prohibit foreign (i.e., non-Uruguayan) ownership of broadcasting transmission licenses, although we cannot assure you that the Uruguay regulatory authorities will be in agreement with this position. The lease transaction is subject to completion of a satisfactory due diligence review by El Sitio Uruguay and mutual agreement as to the terms of definitive documentation. The lease transaction will supersede and replace, in all respects, El Sitio's existing strategic alliance with Sarandi, which is described in the preceding paragraph.

     IMPSAT Fiber Networks, Inc. is controlled by the Pescarmona Group, of which Sofia Pescarmona, a director of El Sitio, is a member. The Pescarmona group indirectly owns approximately 75% of the capital stock of IMPSAT. Roberto Vivo-Chaneton is a director of IMPSAT. Mr. Vivo-Chaneton beneficially owns approximately 6% of the capital stock of IMPSAT. Ricardo Verdaguer, another director of El Sitio, is the president and chief executive officer of IMPSAT. Mr. Verdaguer owns approximately 3.5% of the capital stock of IMPSAT. El Sitio acquired the retail dial-up access customers of IMPSAT in Brazil, Argentina and Colombia. In connection with the acquisitions, among other things, El Sitio entered into services agreements with subsidiaries of IMPSAT under which they provided El Sitio with the telecommunications infrastructure to provide connectivity services to the acquired customers for payments amounting to approximately U.S.$5.5 million through December 31, 2000. In addition, El Sitio paid to IMPSAT approximately U.S.$300,000 for connectivity services provided to El Sitio's portal in Argentina. IMPSAT also provides El Sitio with links to the Internet in exchange for advertising on El Sitio's network that accounted for U.S.$124,000 of El Sitio's net revenues and a corresponding amount of its operating expenses in 2000.


     On July 7, 1999, El Sitio completed a private placement of 5,447,088 Class A convertible preferred shares for a gross purchase price of U.S.$38.4 million in cash. Strategic investors included Ibero-American Media Partners.


     In February 2000, El Sitio signed a letter agreement with Chilevision and Radio Chile. Pursuant to this two-year agreement, El Sitio designs, hosts and maintains websites for Chilevision's and Radio Chile's radio stations and television network in Chile and receives the right to use content from Chilevision and Radio Chile on its Chilean website. As part of these agreements, Chilevision and Radio Chile guaranteed El Sitio a minimum of U.S.$300,000 in advertising revenues during the first year of the agreement and U.S.$600,000 in the second year of the agreement. In exchange for its obligations, El Sitio has issued to Chilevision and Radio Chile an aggregate of 16,667 common shares (as adjusted for El Sitio's one-for-ten

                                       162
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reverse share split). Upon completion of the transaction, these agreements will be terminated and the services will be integrated by Claxson's management.

     In March 2000, PSN Multimedia International, which we refer to in this proxy statement/prospectus as "PSN" and which is owned by funds affiliated with Hicks, Muse, Tate & Furst Incorporated, and El Sitio agreed to establish hypertext links between PSN.com and El Sitio's websites. As consideration for the maintenance of the hypertext links, PSN has agreed to purchase advertising on El Sitio websites in the amount of U.S.$1.0 million over a period of one year ending March 31, 2001. PSN also subleases office space from El Sitio in Sao Paulo, Brazil and Mexico City, Mexico.

     As described under "Other Transaction Agreements -- Holdco Agreement", Claxson has agreed to pay advisory fees to Carlyle/Carlton, Hicks Muse and the El Sitio founders. Claxson will pay to each of Carlyle/Carlton and Hicks Muse U.S.$150,000 per year. Claxson will also pay to the El Sitio founders, as a group, U.S.$50,000 per year. The advisory fees are payable for a period of three years after completion of the transaction.


     El Sitio plans to lend up to a total of U.S.$10.0 million to one or more of the businesses being contributed to Claxson by Ibero-American Media Partners prior to completion of the transaction. These short-term loans will bear interest at a rate of LIBOR plus 1% per annum. Upon completion of the transaction, the obligation would become an obligation of a wholly owned subsidiary of Claxson. If the combination agreement is terminated, the obligation would become due and payable. The parties are currently negotiating the terms of the loan, and there can be no assurance that any agreement will be reached.


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                                    EXPERTS

     The balance sheet of Claxson Interactive Group Inc. as of December 31, 2000 included in this proxy statement/prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Ibero-American Media Partners II, Ltd. and subsidiaries, as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Playboy TV International, LLC and subsidiaries as of December 31, 1999 and 2000 and for the period from August 31, 1999 (date of commencement) through December 1999 and the year ended December 31, 2000 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of Playboy TV Latin America, LLC, Playboy TV B.V. and PTVLA U.S., LLC as of December 31, 1999 and 2000 and for the years then ended included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of AEI Collingham Holdings Co. Ltd. as of December 31, 1999 and 2000 and for the years then ended included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Rainbow Heights International, Ltd. as of December 31, 2000 and the period from January 1, 2000 (date of commencement) through December 31, 2000 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of El Sitio, Inc. and subsidiaries as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

     If the transaction is completed, El Sitio shareholders will no longer own El Sitio common shares, and El Sitio will not solicit proxies for an annual meeting of shareholders in 2001. If the transaction is not approved, El Sitio will hold an annual meeting of shareholders in the fourth quarter of 2001. If you are an El Sitio shareholder and want to have a shareholder proposal considered for inclusion in the proxy circular for that meeting, you must submit the proposal in writing to the secretary of El Sitio at Avenida Ingeniero Huergo 1167, C1107AOL Buenos Aires, Argentina on or before September 30, 2001. ANY SHAREHOLDER PROPOSAL THAT IS NOT SUBMITTED AS DESCRIBED ABOVE WILL BE SUBJECT TO THE DISCRETIONARY AUTHORITY OF THE PERSONS NAMED ON THE PROXY FOR EL SITIO'S 2001 ANNUAL MEETING OF SHAREHOLDERS.

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                                 LEGAL MATTERS

     The validity of the Class A common shares that will be issued in the transaction will be passed on for Claxson by Conyers Dill & Pearman, British Virgin Islands counsel to Claxson.

     Simpson Thacher & Bartlett, special U.S. tax counsel to El Sitio, will pass on certain U.S. federal tax consequences of the merger to U.S. holders of El Sitio's common shares.

                      WHERE YOU CAN FIND MORE INFORMATION

     Claxson has filed a registration statement on Form F-4 to register with the U.S. Securities and Exchange Commission the Class A common shares to be delivered in connection with the transaction. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Claxson in addition to being a proxy statement of El Sitio for the meeting of shareholders of El Sitio. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.


     El Sitio is subject to the information reporting requirements of the U.S. Securities Exchange Act of 1934 and, under the Exchange Act, files reports and other information with the SEC. El Sitio files annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC's Public Reference Rooms at 450 Fifth Street, NW, Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or Seven World Trade Center, New York, New York 10048. You may also request copies of these documents, upon payment of the duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Rooms. El Sitio's SEC filings are, and Claxson's future filings will also be, available to the public on the SEC's Internet site (http://www.sec.gov).

                         INDEX TO FINANCIAL STATEMENTS

Balance Sheet of Claxson Interactive Group Inc. ............   F-4
Consolidated Financial Statements of Ibero-American Media
  Partners II, Ltd. and subsidiaries........................   F-8
Consolidated Financial Statements of Playboy TV
  International, LLC and subsidiaries.......................  F-26
Combined Financial Statements of Playboy TV Latin America,
  LLC, Playboy TV B.V. and PTVLA U.S., LLC .................  F-42
Financial Statements of AEI Collingham Holdings Co. Ltd. ...  F-54
Financial Statements of Rainbow Heights International,
  Ltd. .....................................................  F-62
Consolidated Financial Statements of El Sitio, Inc. and
  subsidiaries..............................................  F-70
Unaudited Pro Forma Combined Financial Information..........  F-90

NOTE: The above-referenced historical financial statements do not give effect to the one-for-ten combination (i.e., reverse share split) of the common shares of El Sitio, Inc. and the Class A common shares of Claxson Interactive Group Inc., except as otherwise specified. The above-referenced pro forma financial information gives effect to this reverse share split. This reverse share split will be effective on August 22, 2001.

                      [This Page Intentionally Left Blank]

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Claxson Interactive Group Inc.:

We have audited the accompanying balance sheet of Claxson Interactive Group Inc. ("Claxson") as of December 31, 2000. This financial statement is the responsibility of Claxson's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Claxson as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 1, 2001, except for Note 3, as to which the date is June 26, 2001

                         CLAXSON INTERACTIVE GROUP INC.

                                 BALANCE SHEETS
             AS OF DECEMBER 31, 2000 AND MARCH 31, 2001 (UNAUDITED)
                               (IN U.S. DOLLARS)

                                                              DECEMBER 31,     MARCH 31,
                                                                  2000           2001
                                                              ------------    -----------
                                                                              (UNAUDITED)
ASSETS:
     Total assets...........................................     $  --         $     --
                                                                 =====         ========
SHAREHOLDERS' EQUITY:
Class A common shares; $0.01 par value; 6,500,000 shares
  authorized, issued and outstanding as of March 31, 2001...     $   1         $ 65,000
Less:
  Subscription receivable...................................        (1)         (65,000)
                                                                 -----         --------
          TOTAL SHAREHOLDERS' EQUITY........................     $  --         $     --
                                                                 =====         ========

                          See notes to balance sheets.

                         CLAXSON INTERACTIVE GROUP INC.

                            NOTES TO BALANCE SHEETS
             AS OF DECEMBER 31, 2000 AND MARCH 31, 2001 (UNAUDITED)

1.  GENERAL

     Claxson Interactive Group Inc. ("Claxson") is an international business company that was incorporated under the laws of the British Virgin Islands on October 16, 2000. To date, Claxson has not had any operations. Claxson seeks to be a leading provider of branded entertainment content for consumers of traditional and new media in Ibero America and other areas of the world.

2.  PROPOSED TRANSACTION

     Upon completion of a business combination transaction among Ibero-American Media Partners II, Ltd., certain members of the Cisneros Group of Companies and El Sitio, Inc., Claxson will combine assets in pay television, broadcast television and radio, and Internet to create an integrated media company with a portfolio of popular entertainment brands and multiple methods of distributing its content. A share option plan will be established by Claxson. This plan will cover up to a maximum of 5% of Claxson's outstanding share capital.

3.  SUBSEQUENT EVENT

     The combination agreement referred to in Note 2 was amended as of June 26, 2001. This amendment, among other things, reallocated the number of Class A common shares to be issued to the parties to the transaction. Claxson's authorized share capital will be modified prior to or upon completion of the transaction. The transaction is expected to be completed in the third quarter of 2001.

                      [This Page Intentionally Left Blank]

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Ibero-American Media Partners II, Ltd.:

We have audited the accompanying consolidated balance sheets of Ibero-American Media Partners II, Ltd. and subsidiaries (collectively, "Ibero-American Media Partners") as of December 31, 1999 and 2000 and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of Ibero-American Media Partners' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ibero-American Media Partners as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 1, 2001, except for Note 13, as to which the date is June 26, 2001.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 2000
                               AND MARCH 31, 2001
                                  (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                 DECEMBER 31,         MARCH 31,
                                                              -------------------    -----------
                                                                1999       2000         2001
                                                              --------   --------    -----------
                                                                                     (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 14,537   $ 18,530      $ 16,799
  Restricted investments....................................     8,309      4,319         4,380
  Accounts receivable, net..................................    30,086     36,689        36,572
  Notes receivable from minority shareholders...............     9,578         --            --
  Due from related parties..................................     4,327      5,506         2,233
  Programming rights, net...................................    11,083      9,662         9,382
  Other current assets......................................     7,140      7,907         9,021
                                                              --------   --------      --------
     Total current assets...................................    85,060     82,613        78,387
PROPERTY AND EQUIPMENT, NET.................................    35,562     42,431        40,720
PROGRAMMING RIGHTS, NET.....................................     9,890      9,188         8,650
RESTRICTED INVESTMENTS......................................     4,298         --            --
INVESTMENTS IN UNCONSOLIDATED AFFILIATES....................     6,675      7,863         7,656
INVESTMENTS IN DEBT AND EQUITY SECURITIES...................   230,939      4,337        14,800
BROADCAST AND TELEVISION LICENSES, NET......................    21,759     28,168        26,593
GOODWILL, NET...............................................   189,212    183,765       180,220
OTHER ASSETS, NET...........................................     8,438      9,085         7,225
                                                              --------   --------      --------
TOTAL ASSETS................................................  $591,833   $367,450      $364,251
                                                              ========   ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 11,306   $ 16,513      $ 12,985
  Accrued compensation......................................     1,469      2,842         3,104
  Accrued interest..........................................     1,610      2,097         4,333
  Due to related parties....................................       214      3,827         2,265
  Other current liabilities.................................     5,632      3,950         4,531
  Current portion of programming rights obligations.........    15,587     13,821        14,110
  Current portion of long-term debt.........................     5,320      9,467        10,127
  Unearned revenue..........................................     3,095      7,219         9,062
                                                              --------   --------      --------
     Total current liabilities..............................    44,233     59,736        60,517
                                                              --------   --------      --------
LONG-TERM LIABILITIES:
  Programming rights obligations, net of current portion....     4,997      4,293         3,202
  Long-term debt, net of current portion....................   118,627    112,849       109,982
  Other long-term liabilities...............................     8,049      8,054         6,919
                                                              --------   --------      --------
     Total long-term liabilities............................   131,673    125,196       120,103
                                                              --------   --------      --------
MINORITY INTEREST...........................................     5,023      2,053         2,033
                                                              --------   --------      --------
COMMITMENTS AND CONTINGENCIES (Note 9)
SHAREHOLDERS' EQUITY:
  Common shares $1 par value; 50,000 shares authorized;
     2,000 shares issued and outstanding....................         2          2             2
  Additional paid-in capital................................   225,959    254,540       258,751
  Accumulated deficit.......................................   (23,778)   (45,247)      (51,421)
  Accumulated other comprehensive income (loss).............   208,721    (28,830)      (25,734)
                                                              --------   --------      --------
     Total shareholders' equity.............................   410,904    180,465       181,598
                                                              --------   --------      --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................  $591,833   $367,450      $364,251
                                                              ========   ========      ========

                See notes to consolidated financial statements.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                              PREDECESSOR
                                              -----------                          FOR THE THREE MONTHS
                                                         DECEMBER 31,                ENDED MARCH 31,
                                              ----------------------------------   --------------------
                                                 1998         1999       2000        2000        2001
                                              -----------   --------   ---------   ---------   --------
                                                                                       (UNAUDITED)
REVENUES:
  Subscriber-based fees.....................   $ 47,455     $ 51,762   $  61,887   $ 14,892    $15,960
  Advertising...............................      2,298       13,062      43,644      8,453      9,174
  Programming rights........................      1,620          671          18         --         --
  Other.....................................      5,691        7,459       7,589      1,927      2,572
                                               --------     --------   ---------   --------    -------
     Total net revenues.....................     57,064       72,954     113,138     25,272     27,706
                                               --------     --------   ---------   --------    -------
OPERATING EXPENSES:
  Product, content and technology...........     33,721       32,409      47,806     11,269     12,820
  Marketing and sales.......................      8,225       13,421      20,533      5,548      4,305
  Corporate and administration..............     16,395       14,714      24,010      4,329      5,112
  Depreciation and amortization.............     10,931       16,333      21,627      5,130      5,965
                                               --------     --------   ---------   --------    -------
     Total operating expenses...............     69,272       76,877     113,976     26,276     28,202
                                               --------     --------   ---------   --------    -------
OPERATING LOSS..............................    (12,208)      (3,923)       (838)    (1,004)      (496)
                                               --------     --------   ---------   --------    -------
OTHER INCOME (EXPENSE):
  Interest expense..........................     (9,861)     (14,012)    (15,258)    (3,866)    (4,145)
  Interest income...........................      1,458        1,662       1,579        510        254
  Other.....................................        277         (729)     (1,198)     1,932       (157)
                                               --------     --------   ---------   --------    -------
     Other income (expense), net............     (8,126)     (13,079)    (14,877)    (1,424)    (4,048)
                                               --------     --------   ---------   --------    -------
LOSS BEFORE SHARE OF LOSS FROM
  UNCONSOLIDATED AFFILIATES, PROVISION FOR
  NON-U.S. INCOME TAXES AND MINORITY
  INTEREST..................................    (20,334)     (17,002)    (15,715)    (2,428)    (4,544)
SHARE OF LOSS FROM UNCONSOLIDATED
  AFFILIATES................................     (8,875)      (6,601)     (4,930)    (1,225)    (1,132)
                                               --------     --------   ---------   --------    -------
LOSS BEFORE PROVISION FOR NON-U.S. INCOME
  TAXES AND MINORITY INTEREST...............    (29,209)     (23,603)    (20,645)    (3,653)    (5,676)
PROVISION FOR NON-U.S. INCOME TAXES.........     (1,843)        (480)       (820)      (382)      (518)
                                               --------     --------   ---------   --------    -------
LOSS BEFORE MINORITY INTEREST...............    (31,052)     (24,083)    (21,465)    (4,035)    (6,194)
MINORITY INTEREST...........................      1,659          305          (4)        73         20
                                               --------     --------   ---------   --------    -------
NET LOSS....................................    (29,393)     (23,778)    (21,469)    (3,962)    (6,174)
                                               --------     --------   ---------   --------    -------
OTHER COMPREHENSIVE INCOME (LOSS):
  Unrealized gain (loss) from investment in
     equity securities......................         --      208,939    (233,572)   (87,780)     5,297
  Foreign currency translation..............         --         (218)     (3,979)     2,429     (2,201)
                                               --------     --------   ---------   --------    -------
  Other comprehensive income (loss), net....         --      208,721    (237,551)   (85,351)     3,096
                                               --------     --------   ---------   --------    -------
COMPREHENSIVE INCOME (LOSS).................   $(29,393)    $184,943   $(259,020)  $(89,313)   $(3,078)
                                               ========     ========   =========   ========    =======

                See notes to consolidated financial statements.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
               AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                           ACCUMULATED
                                                               ADDITIONAL                     OTHER
                                           COMMON               PAID-IN     ACCUMULATED   COMPREHENSIVE
                                           SHARES    AMOUNT     CAPITAL       DEFICIT     INCOME (LOSS)     TOTAL
                                           -------   -------   ----------   -----------   -------------   ---------
BALANCE, JANUARY 1, 1998
  (Predecessor)..........................   57,472   $57,472    $ 25,476     $(20,098)      $      --     $  62,850
  Capital contributions..................       --        --      16,000           --              --        16,000
  Net loss...............................       --        --          --      (29,393)             --       (29,393)
                                           -------   -------    --------     --------       ---------     ---------
BALANCE, DECEMBER 31, 1998
  (Predecessor)..........................   57,472   $57,472    $ 41,476     $(49,491)      $      --     $  49,457
                                           =======   =======    ========     ========       =========     =========

INITIAL CAPITAL CONTRIBUTIONS, DECEMBER
  31, 1998 (See Note 1)..................        2   $     2    $103,627     $     --       $      --     $ 103,629
  Capital contributions..................       --        --      77,309           --              --        77,309
  Chilean Contribution (see Note 1)......       --        --      43,107           --              --        43,107
  Settlement of programming rights
     payable in an unconsolidated
     affiliate...........................       --        --       1,916           --              --         1,916
  Net loss...............................       --        --          --      (23,778)             --       (23,778)
  Unrealized gain from investment in
     equity securities...................       --        --          --           --         208,939       208,939
  Foreign currency translation...........       --        --          --           --            (218)         (218)
                                           -------   -------    --------     --------       ---------     ---------
BALANCE, DECEMBER 31, 1999...............        2         2     225,959      (23,778)        208,721       410,904
  Capital contributions..................       --        --      28,581           --              --        28,581
  Net loss...............................       --        --          --      (21,469)             --       (21,469)
  Unrealized loss from investment in
     equity securities...................       --        --          --           --        (233,572)     (233,572)
  Foreign currency translation...........       --        --          --           --          (3,979)       (3,979)
                                           -------   -------    --------     --------       ---------     ---------
BALANCE, DECEMBER 31, 2000...............        2         2     254,540      (45,247)        (28,830)      180,465
  Capital contributions..................       --        --       3,553           --              --         3,553
  Share-based compensation...............       --        --         658           --              --           658
  Net loss...............................       --        --          --       (6,174)             --        (6,174)
  Unrealized gain from investment in
     equity securities...................       --        --          --           --           5,297         5,297
  Foreign currency translation...........       --        --          --           --          (2,201)       (2,201)
                                           -------   -------    --------     --------       ---------     ---------
BALANCE, MARCH 31, 2001 (UNAUDITED)......        2   $     2    $258,751     $(51,421)      $ (25,734)    $ 181,598
                                           =======   =======    ========     ========       =========     =========

                See notes to consolidated financial statements.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                        PREDECESSOR
                                                        -----------                            THREE MONTHS
                                                             YEAR ENDED DECEMBER 31,         ENDED MARCH 31,
                                                        ---------------------------------   ------------------
                                                           1998         1999       2000       2000      2001
                                                        -----------   --------   --------   --------   -------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss..............................................   $(29,393)    $(23,778)  $(21,469)  $ (3,962)  $(6,174)
Adjustments to reconcile net loss to net cash (used
  in) provided by operating activities:
  Advertising time and other services in exchange for
    equity securities.................................         --           --     (5,504)    (1,969)       --
  Amortization of programming rights..................      6,462        6,350     11,112      2,857     2,368
  Share-based compensation............................         --           --         --         --       658
  Depreciation and amortization.......................     10,931       16,333     21,627      5,130     5,965
  Interest income accrued on notes receivable from
    shareholders......................................                    (578)      (400)      (157)       --
  Loss on disposal of property and equipment..........         --           --         --         --       639
  Exchange rate gains on certain debt.................         --           --         --     (1,828)       --
  Share of loss from unconsolidated affiliates........      8,875        6,601      4,930      1,225     1,132
  Minority interest...................................     (1,659)        (305)         4        (73)      (20)
  Changes in operating assets and liabilities:
    Accounts receivable, net..........................    (11,087)      (1,755)    (6,603)      (895)      117
    Acquisition of programming rights.................     (5,359)      (6,510)    (8,989)    (2,184)   (1,550)
    Due from related parties and other current
      assets..........................................        441       (4,455)      (605)     2,236     2,067
    Other assets......................................     (1,344)         957        582     (1,174)    1,376
    Accounts payable, accrued expenses and other......      3,491       (7,855)     9,177      5,695     1,394
    Due to related parties............................      4,457       (7,261)     2,147        798    (1,562)
    Programming rights obligations....................      2,474        4,146     (2,470)    (1,025)     (802)
    Other long-term liabilities.......................        701        4,758          5      2,080    (1,135)
                                                         --------     --------   --------   --------   -------
      Net cash (used in) provided by operating
         activities...................................    (11,010)     (13,352)     3,544      6,754     4,473
                                                         --------     --------   --------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Redemption of restricted investments................      4,941        7,848      8,288         --        --
  Acquisition of property and equipment...............     (8,553)      (5,143)   (14,296)    (2,425)   (1,836)
  Notes receivable from shareholders..................         --       (9,000)        --         --        --
  Acquisitions, net of cash acquired..................         --      (15,923)   (11,155)   (10,000)       --
  Investments in unconsolidated affiliates............     (8,938)      (5,512)    (6,118)    (2,091)     (925)
  Investment in equity securities.....................         --      (22,000)        --         --    (5,135)
                                                         --------     --------   --------   --------   -------
      Net cash used in investing activities...........    (12,550)     (49,730)   (23,281)   (14,516)   (7,896)
                                                         --------     --------   --------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of short-term debt.......................    (75,000)          --         --         --        --
  Proceeds from borrowings under long-term debt.......     83,377        2,774     32,550      1,504
  Repayments of long-term debt........................     (2,359)      (4,331)   (35,522)    (2,019)   (1,272)
  Capital contributions...............................     16,000       77,309     28,581      3,142     3,553
  Cash contributed in Chilean Contribution............         --          992         --         --        --
  Capital contribution from minority shareholder......        586           --      2,100      1,238        --
                                                         --------     --------   --------   --------   -------
      Net cash provided by financing activities.......     22,604       76,744     27,709      3,865     2,281
                                                         --------     --------   --------   --------   -------
EFFECT OF FOREIGN CURRENCY TRANSLATION................         --         (218)    (3,979)       243      (589)
                                                         --------     --------   --------   --------   -------
NET INCREASE IN CASH AND CASH EQUIVALENTS.............       (956)      13,444      3,993     (3,654)   (1,731)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........      2,049        1,093     14,537     14,537    18,530
                                                         --------     --------   --------   --------   -------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............   $  1,093     $ 14,537   $ 18,530   $ 10,883   $16,799
                                                         ========     ========   ========   ========   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (See
  Note 11)

                See notes to consolidated financial statements.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

 1.  GENERAL AND ORGANIZATION

     GENERAL -- Ibero-American Media Partners II, Ltd. and subsidiaries (collectively, "Ibero-American Media Partners") own and operate several branded pay television channels and certain broadcast television and radio stations. Ibero-American Media Partners has significant operations in Argentina and Chile and its corporate headquarters is located in Miami Beach, Florida. Ibero-American Media Partners derives a significant portion of its revenues from subscriber-based fees charged to cable system and direct-to-home operators that distribute Ibero-American Media Partners' branded television channels throughout Ibero America. Ibero-American Media Partners also generates revenues from the sale of advertising time and, to a lesser extent, licensing of programming rights.

     ORGANIZATION -- Ibero-American Media Partners was incorporated as a company in the Cayman Islands on July 28, 1998 and did not have any operations prior to December 31, 1998. Ibero-American Media Partners is a joint venture between a member of the Cisneros Group and funds affiliated with Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"). The "Cisneros Group" is a name used to describe a group of investments, joint ventures, strategic alliances and companies that are engaged in diversified consumer businesses, including broadcast and pay television, direct-to-home satellite television, content production and other entertainment, media and communications enterprises, and that are associated with Ricardo J. and Gustavo A. Cisneros and trusts established by them for the benefit of themselves and members of their families. On December 31, 1998, a member of the Cisneros Group (the "Contributing Shareholder") contributed to Ibero-American Media Partners its ownership interest in certain entities in exchange for a 50% ownership interest in Ibero-American Media Partners. On the same date, Hicks Muse made a cash contribution of $78,900 in exchange for the remaining 50% ownership interest in Ibero-American Media Partners. Concurrent with these contributions, Ibero-American Media Partners purchased from the Contributing Shareholder its ownership interest in certain other entities for cash amounting to $78,900. These transactions have been recorded in the accompanying consolidated financial statements by carrying over the Contributing Shareholder's historical carrying value in the net assets contributed to the extent that the Contributing Shareholder continued to have an interest in the contributed assets (i.e., 50%). The net assets attributable to the purchase of a 50% ownership interest by Hicks Muse have been recorded at their estimated fair values. These transactions resulted in additional goodwill of $54,172 above the goodwill that had been originally recorded on the Contributing Shareholder's historical financial statements for previous acquisitions.

     In February and December 1999, the shareholders of Ibero-American Media Partners contributed their respective ownership interests in certain Chilean broadcast television and radio stations (the "Chilean Contribution"). After the Chilean Contribution, the ownership interests of each shareholder remained at 50%. The net assets contributed amounting to $43,107, were recorded at historical carrying values on the dates of contribution and consists of current assets ($14,406), intangible and other assets ($79,783) and liabilities assumed ($51,082).

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- The accompanying consolidated financial statements include the accounts of Ibero-American Media Partners II, Ltd. and its wholly and majority owned and controlled

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     subsidiaries from date of acquisition/contribution. All significant intercompany accounts and transactions have been eliminated in consolidation. The following are the principal subsidiaries:

          - Carson International Ltd., 100% owned through Morehaven Investments, Inc., a holding company ("Morehaven");

          - Cisneros Television Services, Inc. and subsidiaries, 100% owned through Morehaven and an intermediate holding company;

          - Ibero American Media Holdings Chile S.A. and subsidiaries, 97% owned;

          - Imagen Satelital S.A. ("Imagen"), 100% owned through CTG Inversora S.A., a holding company ("CTG Inversora"); and

          -  Canal Joven S.A., 100% owned through CTG Inversora.

     Ibero-American Media Partners also has several unconsolidated operating subsidiaries. Ibero-American Media Partners, through several holding companies, holds a 50% interest in The Locomotion Channel and Locomotion Channel B.V. (collectively, "Locomotion") and, a 21% interest in Caribbean Communications Network Limited ("CCN"). Additionally, Ibero-American Media Partners holds a 33.34% interest in Sociedad Torre Conjunto Cerro San Cristobal S.A. ("San Cristobal") and a 50% interest in Latin America Internet Co. ("ARTISTdirect joint venture"). The interest in San Cristobal was contributed to Ibero-American Media Partners in connection with the Chilean Contribution previously described. ARTISTdirect joint venture has not yet commenced commercial operations. Locomotion, CCN, San Cristobal and ARTISTdirect joint venture are not controlled by Ibero-American Media Partners and are, therefore, accounted for under the equity method of accounting.

     Ibero-American Media Partners also holds an 81% interest in Playboy TV Latin America, LLC, Playboy TV B.V. and PTVLA U.S., LLC (collectively, "Playboy TV Latin America"). Contractually, Ibero-American Media Partners does not control Playboy TV Latin America and, therefore, accounts for its interest in Playboy TV Latin America under the equity method of accounting. The 19% minority owner in Playboy TV Latin America has the right to purchase an additional 30.9% ownership interest in Playboy TV Latin America as well as substantive participating rights, including approval of the annual budget and appointment of the general manager.

     The statements of operations and comprehensive income (loss), shareholders' equity and cash flows for the year ended December 31, 1998 combine the accounts of the various entities initially contributed to Ibero-American Media Partners on December 31, 1998 (all of which were under common ownership and management and therefore are presented on a combined basis (the "Predecessor")). All significant intercompany accounts and transactions have been eliminated in combination.

     UNAUDITED INTERIM FINANCIAL STATEMENTS -- The accompanying consolidated financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are unaudited; in the opinion of management, the unaudited interim financial statements contain all adjustments necessary for a fair presentation of the interim periods presented, and all adjustments are of a normal and recurring nature. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for the entire fiscal year.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of financial instruments held by Ibero-American Media Partners is based on a number of factors and assumptions and may not necessarily be representative of the actual gains or losses that may be realized upon settlement. The carrying amounts of cash equivalents, accounts receivable and payable, accrued expenses, due to related parties and other current liabilities approximates their fair value due to their short-term nature. The carrying amount of restricted investments and investment in equity securities approximates fair value based on current market prices and rates. The carrying amount of long-term liabilities, other than Imagen's 11% Senior Notes due 2005, approximates fair value as determined based on rates estimated by Ibero-American Media Partners to be currently available from other lenders. The fair value of Imagen's 11% Senior Notes due 2005 approximates $49,600 as of March 31, 2001 as determined based on quoted market prices.

     FOREIGN CURRENCY TRANSLATION -- Management has determined that the Argentine peso is the functional currency of the Argentine subsidiaries and the Chilean peso is the functional currency of the Chilean subsidiaries. The financial statements of these subsidiaries have been translated into U.S. dollars in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. Certain assets and liabilities of these non-U.S. subsidiaries are denominated in currencies other than the functional currency; transaction gains and losses on those assets and liabilities are included in the determination of income for the relevant periods. Adjustments resulting from the translation of the financial statements from their functional currency to U.S. dollars are accumulated as other comprehensive income (loss) within shareholders' equity and are not included in the determination of income for the relevant periods.

     RISK MANAGEMENT -- Ibero-American Media Partners currently operates in countries throughout Ibero America, principally Argentina and Chile. Ibero-American Media Partners' financial performance may be affected by inflation, exchange rates and controls, price controls, interest rates, changes in governmental economic policy, taxation and political, economic or other developments in or affecting the Latin American countries in which we operate. Ibero-American Media Partners' foreign exchange rate risk is limited because the majority of its assets are either non-monetary in nature or denominated in U.S. dollars, and the majority of its debt is denominated in U.S. dollars. Additionally, a significant portion of the debt has a fixed interest rate thereby limiting Ibero-American Media Partners' interest rate risk exposure. Accordingly, Ibero-American Media Partners does not enter into derivative transactions to hedge against these potential risks. As a result, the January 1, 2001 implementation of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, did not have a material impact on Ibero-American Media Partners' consolidated financial position, results of operations, or cash flows.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash and interest-bearing deposits held in banks with an original maturity date of three months or less when acquired.

     RESTRICTED INVESTMENTS -- Restricted investments are accounted for under the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Restricted investments

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     consist of investments in United States Treasury Notes and have been pledged as security for the payment of principal and interest on Imagen's 11% Senior Notes due 2005 described in Note 6. Restricted investments have been classified as "held-to-maturity" in accordance with the provisions of SFAS No. 115 and are carried at cost. Restricted investments were used to pay the April 2001 interest payment due on the 11% Senior Notes due 2005.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE -- Ibero-American Media Partners carries accounts receivable at the amount it deems to be collectible. Accordingly, Ibero-American Media Partners provides allowances for accounts receivable deemed to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that become uncollectible could differ from the estimated amount. The activity for the allowance for doubtful accounts receivable is as follows:

                                           PREDECESSOR                             THREE MONTHS
                                           -----------                                ENDED
                                                YEAR ENDED DECEMBER 31,             MARCH 31,
                                           ----------------------------------    ----------------
                                              1998          1999       2000       2000      2001
                                           -----------    --------    -------    ------    ------
                                                                                   (UNAUDITED)
     Beginning balance...................    $ 2,695      $ 10,285    $ 3,494    $3,494    $4,460
     Provision...........................      8,958         3,494      3,994     1,411       532
     Write-offs, net.....................     (1,368)      (10,285)    (3,028)     (548)     (369)
                                             -------      --------    -------    ------    ------
     Ending balance......................    $10,285      $  3,494    $ 4,460    $4,357    $4,623
                                             =======      ========    =======    ======    ======

     PROGRAMMING RIGHTS -- Programming rights consist of the right to broadcast acquired or licensed television content and related rights. Programming rights and the related obligations are recorded at gross contract prices. The costs of the rights are amortized on varying bases related to the license periods and the anticipated usage of the program. In the event that an acquired program is replaced and no longer used or otherwise deemed to be impaired, Ibero-American Media Partners reduces the carrying value of the related programming rights accordingly. Programming rights are segregated on the balance sheet between current and non-current based on management's estimated time of usage.

     PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. Property and equipment, other than leasehold improvements, is depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the lesser of the term of the lease or the useful life of the respective improvement. Property and equipment is being depreciated or amortized, as the case may be, as follows:

     Buildings........................................  20 - 50 years
     Equipment........................................  3 - 10 years
     Leasehold improvements...........................  5 - 7 years

     INVESTMENTS IN DEBT AND EQUITY SECURITIES -- Investments in debt and equity securities consists of an approximate 18% ownership interest in El Sitio, Inc. ("El Sitio") and an investment in convertible preferred stock of Playboy.com, Inc.

     Ibero-American Media Partners accounts for its investment in El Sitio in accordance with the provisions of SFAS No. 115. Ibero-American Media Partners' investment in El Sitio's common shares has been classified as available for sale and accordingly is recorded at fair value. Unrealized

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     gains or losses are reported as a net amount in a separate component of shareholders' equity until realized. Ibero-American Media Partners' investment in the common shares of El Sitio is as follows:

                                                                 DECEMBER 31,         MARCH 31,
                                                             --------------------    -----------
                                                               1999        2000         2001
                                                             --------    --------    -----------
                                                                                     (UNAUDITED)
     Investment at fair value..............................  $230,939    $  4,337     $  9,634
     Investment at original cost...........................    22,000      28,970       28,970
                                                             --------    --------     --------
     Unrealized gain (loss) from investment................  $208,939    $(24,633)    $(19,336)
                                                             ========    ========     ========

     Ibero-American Media Partners' investment in El Sitio's common shares is subject to equity price risk. Ibero-American Media Partners has not taken any actions to hedge this market risk exposure. In 2000, Ibero-American Media Partners received $5,504 in additional shares of El Sitio in consideration for advertising time and other services. Additionally, Ibero-American Media Partners received $1,466 in shares of El Sitio in consideration for advertising time to be provided. This liability is included in due to related parties in the accompanying consolidated balance sheets.

     In March 2001, Ibero-American Media Partners invested $5,135 (including expenses) in Series A Convertible Preferred Stock of Playboy.com, Inc. (the "Series A Preferred Stock"). Holders of the Series A Preferred Stock are entitled to receive non-cumulative dividends at an annual rate of 8%. The Series A Preferred Stock may be redeemed for cash upon election by the holder after the fifth anniversary of the date of issuance. Each share of Series A Preferred Stock may be converted, as specified in the agreement, into common stock of Playboy.com, Inc. Ibero-American Media partners accounts for its investment in the Series A Preferred Stock at cost plus accrued dividends. As of March 31, 2001, accrued dividends on the Series A Preferred Stock amounted to $31.

     INTANGIBLE AND OTHER ASSETS -- Goodwill is being amortized on a straight-line method over a 20-year period. As of December 31, 1999, 2000 and March 31, 2001, accumulated amortization of goodwill amounted to $7,093, $16,972 and $19,475, respectively. Broadcast and television licenses are being amortized on a straight-line method over periods ranging from 5 to 30 years. As of December 31, 1999, 2000 and March 31, 2001, accumulated amortization of broadcast television and radio licenses amount to $917, $3,858 and $4,423, respectively. Other assets primarily consist of debt issue costs. Debt issue costs primarily resulted from the issuance of Imagen's 11% Senior Notes due 2005, discussed in Note 6, and are being amortized using a method that approximates the effective interest method. As of December 31, 1999, 2000 and March 31, 2001, accumulated amortization of debt issue costs amounted to $659, $1,565 and $1,792, respectively. The carrying value of intangible assets is periodically reviewed by management and impairments, if any, are recognized when the expected future undiscounted cash flows related to such intangible assets are less than their carrying value. Measurement of any impairment loss would be based on discounted operating cash flows, which represents management's estimate of fair value.

     REVENUE RECOGNITION -- Ibero-American Media Partners, through its subsidiaries, enters into distribution agreements with cable and direct-to-home distributors pursuant to which it receives monthly subscriber-based fees. The subscriber-based fee is recognized as revenue as Ibero-American Media Partners provides the television services to the distributor. Advertising revenue is recognized at the time the advertisement is aired. Revenue from the licensing of programming rights are recognized when the license period begins and a contractual obligation exists. Other revenue is recognized as

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     earned. Ibero-American Media Partners believes that its revenue recognition policies conform to Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

     For the years ended December 31, 1998, 1999 and 2000, customer A accounted for 13%, 19% and 10% of net revenues; respectively. For the years ended December 31, 1998, 1999 and 2000, customer B accounted for 19%, 15% and 10% of net revenues, respectively. For the year ended December 31, 2000, customer C accounted for 13% of net revenues. For the year ended December 31, 1998, customer D accounted for 13% of net revenues.

     For the three months ended March 31, 2000 customer A accounted for 12% of net revenues. For the three months ended March 31, 2000 and 2001 customer B accounted for 11% and 10% of net revenues, respectively. For the three months ended March 31, 2000 and 2001 customer C accounted for 13% and 14% of net revenues, respectively.

     SHARE-BASED COMPENSATION -- On January 17, 2001, certain employees of various entities that comprise Ibero-American Media Partners received 500,000 restricted shares of Claxson. The shares vested immediately and were issued at no cost to such employees. Compensation expense of $658 has been recorded at the date of grant, based on the fair value of the shares at the date of grant.

     ADVERTISING EXPENSES -- Ibero-American Media Partners expenses advertising costs as incurred. Advertising expenses totaled $1,904, $3,794 and $5,739 for the years ended December 31, 1998, 1999 and 2000, respectively. For the three months ended March 31, 2000 and 2001, advertising expenses totaled $1,306 and $1,245, respectively.

     INCOME TAXES -- Ibero-American Media Partners' subsidiaries that are subject to income taxes account for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for differences in financial accounting and income tax purposes. Under this method, a deferred tax asset or liability is recognized with respect to all temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities, and the benefit from utilizing tax loss carryforwards and asset tax credits is recognized in the year in which the loss or credit arises (subject to a valuation allowance with respect to any tax benefits not expected to be realized).

     NEW ACCOUNTING PRONOUNCEMENTS -- On June 29, 2001, the Financial Accounting Standards Board adopted new standards, SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. These standards, among other things, eliminate the amortization of goodwill and require that goodwill be tested for impairment, that the excess of acquired net assets over cost (which is sometimes referred to as "negative goodwill") be allocated as a pro rata reduction of certain long-term assets, and that any unallocated excess resulting from business combinations initiated after June 30, 2001 must be recognized as an extraordinary gain. Any unallocated excess resulting from business combinations initiated before July 1, 2001 is to be written off and recognized as the effect of a change in accounting principle.

     As of March 31, 2001, Ibero-American Media partners had $180,220 in net goodwill. Amortization of goodwill for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001 amounted to $7,093, $9,879 and $2,503, respectively.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     RECLASSIFICATIONS -- Certain amounts in the consolidated financial statements previously presented have been reclassified to conform to the presentation for the current period.

 3.  ACQUISITIONS

     In early 1999, Ibero-American Media Partners acquired two independent music-oriented pay television channels (HTV and MuchMusic) for approximately $8,400 (including acquisition costs of $300 and liabilities assumed of $1,100) for $6,000 in cash and a note payable to sellers totaling $1,300. These acquisitions were recorded using the purchase method of accounting and resulted in goodwill of approximately $7,600.

     As of December 31, 1998, Ibero-American Media Partners held a 72.9% interest in Playboy TV Latin America and a 47.5% interest in Locomotion. On January 4, 1999, Ibero-American Media Partners purchased an additional 8.1% interest in Playboy TV Latin America and an additional 2.5% interest in Locomotion for a total purchase price of $10,000 financed by additional capital contributions. The transaction was accounted for under the purchase method of accounting and resulted in goodwill of $10,000.

     In 1999, Ibero-American Media Partners made loans amounting to $9,000 to the minority shareholders of Imagen. The loans bore interest at a rate of 7% and were collateralized by the 10% ownership interest of the minority shareholders in Imagen. In September 2000, Ibero-American Media Partners acquired the remaining 10% ownership interest in Imagen from the minority shareholders in exchange for the balance outstanding under the loan. This transaction was accounted for under the purchase method of accounting and resulted in goodwill of $5,100.

     In 2000, Ibero-American Media Partners acquired the assets of two independent radio stations in Chile for approximately $11,200 in cash and a payable to sellers amounting to $100. These acquisitions were recorded using the purchase method of accounting. The purchase price was primarily allocated to broadcast radio licenses.

 4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                 DECEMBER 31,         MARCH 31,
                                                              -------------------    -----------
                                                               1999        2000         2001
                                                              -------    --------    -----------
                                                                                     (UNAUDITED)
     Land and buildings.....................................  $12,628    $ 16,545      $12,795
     Equipment and software.................................   28,369      30,428       31,999
     Leasehold improvements.................................    1,111       1,145        3,667
                                                              -------    --------      -------
          Total.............................................   42,108      48,118       48,461
     Less accumulated depreciation and amortization.........   (6,546)    (11,502)      (7,741)
     Production facility in progress........................       --       5,815           --
                                                              -------    --------      -------
     Property and equipment, net............................  $35,562    $ 42,431      $40,720
                                                              =======    ========      =======

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

 5.  INVESTMENT IN UNCONSOLIDATED AFFILIATES

     Combined condensed financial information of significant investees as of December 31, 1999, 2000 and March 31, 2001 (unaudited) and for the years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2000 and 2001 (unaudited), is as follows:

     BALANCE SHEET INFORMATION:

                                                                  DECEMBER 31,        MARCH 31,
                                                               ------------------    -----------
                                                                1999       2000         2001
                                                               -------    -------    -----------
                                                                                     (UNAUDITED)
     Current assets..........................................  $19,927    $25,133      $23,542
     Non-current assets......................................   23,595     15,413       15,107
                                                               -------    -------      -------
          Total assets.......................................  $43,522    $40,546      $38,649
                                                               =======    =======      =======
     Current liabilities.....................................  $16,471    $16,007      $15,023
     Non-current liabilities.................................    9,595      2,874        2,874
     Equity..................................................   17,456     21,665       20,752
                                                               -------    -------      -------
          Total liabilities and equity.......................  $43,522    $40,546      $38,649
                                                               =======    =======      =======

     STATEMENTS OF OPERATIONS INFORMATION:

                                      PREDECESSOR
                                      -----------                          FOR THE THREE MONTHS
                                          YEAR ENDED DECEMBER 31,             ENDED MARCH 31,
                                      --------------------------------    -----------------------
                                        1998        1999        2000        2000         2001
                                      --------    --------    --------    --------    -----------
                                                                                      (UNAUDITED)
     Revenues.......................  $ 30,245    $ 40,812    $ 44,346    $ 10,320     $ 11,792
     Expenses.......................   (42,071)    (47,105)    (48,799)    (11,344)     (12,407)
     Other..........................      (645)     (2,278)       (670)       (224)        (250)
                                      --------    --------    --------    --------     --------
          Net loss..................  $(12,471)   $ (8,571)   $ (5,123)   $ (1,248)    $   (865)
                                      ========    ========    ========    ========     ========

 6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                 DECEMBER 31,         MARCH 31,
                                                             --------------------    -----------
                                                               1999        2000         2001
                                                             --------    --------    -----------
                                                                                     (UNAUDITED)
     11% Senior Notes due 2005 (effective rate of 11.5%)...  $ 79,274    $ 79,410     $ 79,444
     Syndicated bank facilities............................    33,500      32,262       31,191
     Other long-term debt..................................    11,173      10,644        9,474
                                                             --------    --------     --------
          Total............................................   123,947     122,316      120,109
     Less current portion of long-term debt................    (5,320)     (9,467)     (10,127)
                                                             --------    --------     --------
     Long-term debt, net of current portion................  $118,627    $112,849     $109,982
                                                             ========    ========     ========

     11% SENIOR NOTES DUE 2005 -- In April 1998, Imagen issued $80,000 principal amount of 11% Senior Notes due 2005. The net proceeds (after deducting certain fees and expenses incurred in connection

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     with the issuance of the 11% Senior Notes due 2005) amounted to approximately $79,000. Interest on the 11% Senior Notes due 2005 is payable semiannually. The indenture to the 11% Senior Notes due 2005 contains various covenants certain of which, among other things, restrict the ability of Imagen to incur additional indebtedness and pay dividends.

     SYNDICATED BANK FACILITIES -- In Chile, syndicated bank facilities consist of a term loan in the amount of $35,000 and a revolving line of credit in the amount of $5,000. The facilities mature through 2005, are collateralized by Ibero-American Media Partners' Chilean radio assets, and are guaranteed by Ibero-American Media Partners' direct Chilean subsidiary. Interest is payable quarterly at the local country prime lending rate plus 2.50% (8.36%) as of December 31, 2000 (7.92% as of March 31, 2001). The
     facilities contain customary restrictive covenants.

     OTHER LONG-TERM DEBT -- Other long-term debt bears interest at rates ranging from 7% to 10% and has maturity dates ranging from 2001 through 2005.

     Aggregate maturities of long-term debt are as follows:

TWELVE MONTHS ENDED MARCH 31,
2002......................................................  $ 10,127
2003......................................................    10,445
2004......................................................     9,121
2005......................................................     8,676
2006......................................................    81,740
                                                            --------
     Total................................................  $120,109
                                                            ========

 7.  INCOME TAXES

     Certain subsidiaries of Ibero-American Media Partners are subject to income taxes in various countries at statutory rates ranging from 15% to 35%. The provision for non-U.S. income taxes is as follows:

                                                    PREDECESSOR                 THREE MONTHS
                                                    -----------                    ENDED
                                                    YEAR ENDED DECEMBER 31,      MARCH 31,
                                                    -----------------------    --------------
                                                     1998     1999    2000     2000     2001
                                                    ------    ----    -----    -----    -----
                                                                                (UNAUDITED)
     Current......................................  $  791    $231    $ 933    $ 285    $ 864
     Deferred.....................................   1,052     249     (113)      97     (346)
                                                    ------    ----    -----    -----    -----
          Total provision for income taxes........  $1,843    $480    $ 820    $ 382    $ 518
                                                    ======    ====    =====    =====    =====

     The following table provides a reconciliation of the statutory tax rate to the effective tax rate. As the assets and revenues of the Argentine subsidiaries comprise 47% and 61%, respectively, of the total assets and net revenues of Ibero-American Media Partners at March 31, 2001, the following reconciliation has been prepared utilizing the Argentine statutory tax rate.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                PREDECESSOR
                                                -----------                                       FOR THE THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                         MARCH 31,
                                                ----------------------------------------------   -----------------------------
                                                     1998            1999            2000            2000            2001
                                                --------------   -------------   -------------   -------------   -------------
                                                                                                          (UNAUDITED)
                                                 AMOUNT     %    AMOUNT     %    AMOUNT     %    AMOUNT     %    AMOUNT     %
                                                --------   ---   -------   ---   -------   ---   -------   ---   -------   ---
     Expected tax benefit using statutory tax
       rate...................................  $(10,223)  (35)  $(8,261)  (35)  $(7,226)  (35)  $(1,279)  (35)  $(1,987)  (35)
     Adjustment for operating losses in
       taxable jurisdictions..................     4,439    15     3,357    14     4,899    24       360    11     1,552    27
     Adjustment for operating losses in
       non-taxable jurisdictions..............     3,142    11     4,146    18     4,358    21       729    19       596    12
     Non-deductible goodwill in Argentina.....     2,807    10     1,192     5     1,262     6       301     8       328     6
     Utilization of prior year losses in
       Argentina..............................        --    --        --    --      (859)   (4)       --    --        --    --
     Effect of differences in rates from
       Chile..................................        --    --       (36)   (1)     (953)   (5)      (33)   (1)      147     3
     Equivalent of the alternative minimum tax
       in Argentina...........................       709     2       142     1      (699)   (3)       92     2        --    --
     Other items..............................       969     3       (60)   --        38    --       212     5      (118)   (3)
                                                --------   ---   -------   ---   -------   ---   -------   ---   -------   ---
         Total................................  $  1,843     6   $   480     2   $   820     4   $   382     9   $   518    10
                                                ========   ===   =======   ===   =======   ===   =======   ===   =======   ===

     Deferred income tax assets (liabilities) consist of the following:

                                                                  DECEMBER 31,        MARCH 31,
                                                               ------------------    -----------
                                                                1999       2000         2001
                                                               -------    -------    -----------
                                                                                     (UNAUDITED)
     Net operating loss carryforwards........................  $ 6,453    $ 5,705      $ 5,736
     Intangible assets.......................................   (1,461)    (1,193)      (1,053)
     Property, equipment, and other..........................      739      1,733        1,019
                                                               -------    -------      -------
          Total..............................................    5,731      6,245        5,702
     Valuation allowance.....................................   (5,304)    (5,705)      (4,816)
                                                               -------    -------      -------
     Net deferred tax asset..................................  $   427    $   540      $   886
                                                               =======    =======      =======

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

 8.  SEGMENT INFORMATION

     Ibero-American Media Partners currently has two business segments: pay television; and broadcast television and radio. These segments are consistent with the manner in which senior management analyzes and manages Ibero-American Media Partners' businesses. The primary measure used by senior management in analyzing and managing its business segments is operating income (loss). Segment information is as follows:

                                                                              BROADCAST
                                                                              TELEVISION
                                                            PAY TELEVISION    AND RADIO      TOTAL
                                                            --------------    ----------    --------
     YEAR ENDED DECEMBER 31, 1998 (PREDECESSOR)
       Total net revenues.................................     $ 57,064        $    --      $ 57,064
       Operating loss.....................................      (12,208)            --       (12,208)
       Net loss...........................................      (29,393)            --       (29,393)
       Total assets.......................................      238,568             --       238,568
     YEAR ENDED DECEMBER 31, 1999
       Total net revenues.................................     $ 68,592        $ 4,362      $ 72,954
       Operating income (loss)............................       (5,348)         1,425        (3,923)
       Net loss...........................................      (21,915)        (1,863)      (23,778)
       Total assets.......................................      492,682         99,151       591,833
     YEAR ENDED DECEMBER 31, 2000
       Total net revenues.................................     $ 78,705        $34,433      $113,138
       Operating income (loss)............................       (3,254)         2,416          (838)
       Net loss...........................................      (19,947)        (1,522)      (21,469)
       Total assets.......................................      268,185         99,265       367,450
     THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)
       Total net revenues.................................     $ 18,195        $ 7,077      $ 25,272
       Operating loss.....................................         (702)          (302)       (1,004)
       Net loss...........................................       (4,576)           614        (3,962)
       Total assets.......................................      406,002        109,108       515,110
     THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
       Total net revenues.................................     $ 20,498        $ 7,208      $ 27,706
       Operating income (loss)............................         (606)           110          (496)
       Net loss...........................................       (5,524)          (650)       (6,174)
       Total assets.......................................      268,347         95,904       364,251

     A substantial portion of Ibero-American Media Partners' pay television assets and operations are based in Argentina. Ibero-American Media Partners' broadcast television and radio assets and operations are based in Chile.

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

 9.  COMMITMENTS AND CONTINGENCIES

     COMMITMENTS -- Ibero-American Media Partners contracts for certain services (up-linking of signals, compression, encoding) and leases transponder capacity on certain satellites, office and warehouse space and equipment under agreements expiring at various dates through 2009. For the years ended December 31, 1998, 1999 and 2000, lease expense incurred by Ibero-American Media Partners for these items totaled $3,892, $3,914 and $4,663, respectively. For the three months ended March 31, 2000 and 2001, lease expense incurred by Ibero-American Media Partners for these items totaled $1,136 and $1,217, respectively.

     Aggregate future minimum payments under these noncancellable agreements are as follows:

TWELVE MONTHS ENDED MARCH 31,
  2002.....................................................  $ 5,085
  2003.....................................................    5,413
  2004.....................................................    5,231
  2005.....................................................    4,789
  2006.....................................................    4,732
Thereafter.................................................   12,700
                                                             -------
     Total.................................................  $37,950
                                                             =======

     CONTINGENCIES -- From time to time, Ibero-American Media Partners is involved in certain litigation. Management believes that the ultimate outcome of any such litigation will not be significant to its financial position, results of operations or cash flows.

10.  RELATED PARTY TRANSACTIONS

     MANAGEMENT SERVICES -- A subsidiary of Ibero-American Media Partners performs management services for certain affiliates, including: cash management; accounting and financial reporting; facilities management and affiliated and advertising sales. For performing sales services, these affiliates pay Ibero-American Media Partners a commission fee, exclusive of any advertising agency commission or discount. For the years ended December 31, 1998, 1999 and 2000, Ibero-American Media Partners earned management service fees and sales commissions (included in other revenues) from these affiliates amounting to $5,073, $7,459 and $7,055, respectively. For the three months ended March 31, 2000 and 2001, Ibero-American Partners earned management service fees and sales commissions (included in other revenues) from these affiliates amounting to $1,927 and $2,572, respectively. Included in due from related parties as of December 31, 1999 and 2000 and March 31, 2001 are receivables from these affiliates for management service fees, sales commissions and other expenses paid on behalf of these affiliates, amounting to $1,839, $3,716 and $1,777, respectively.

     SETTLEMENT OF PROGRAMMING RIGHTS PAYABLE -- On August 31, 1999, the 19% owner of Playboy TV Latin America agreed to settle a liability from Playboy TV Latin America in the amount of $2,366. Because the settlement resulted from a transaction among related parties and 81% of the benefit from the settlement inured to Ibero-American Media Partners, it has been recorded as a contribution of capital in the accompanying statements of shareholders' equity.

     REVENUES -- For the years ended December 31, 1998, 1999 and 2000, Ibero-American Media Partners derived subscriber-based fees amounting to $7,330, $17,922 and $26,270, respectively, from affiliated

            IBERO-AMERICAN MEDIA PARTNERS II, LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

     distributors. For the three months ended March 31, 2000 and 2001, Ibero-American Media Partners derived subscriber-based fees amounting to $6,283 and $6,049 from affiliated distributors. Included in accounts receivable as of December 31, 1999, December 31, 2000 and March 31, 2001 is $7,607, $9,413 and $9,152, respectively, due from these affiliates.

11.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

        CHILEAN CONTRIBUTION -- See Note 1.

        ACQUISITIONS -- See Note 3.

        UNREALIZED GAIN (LOSS) FROM INVESTMENT IN EQUITY SECURITIES -- See Note
        2.

        INVESTMENTS IN EQUITY SECURITIES -- See Note 2.

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -- For the years ended December 31, 1998, 1999 and 2000, cash paid for income taxes amounted to $64, $1,222 and $809, respectively. For the three months ended March 31, 2000 and 2001, cash paid for income taxes amounted to $342 and $417, respectively.

     For the years ended December 31, 1998, 1999 and 2000, cash paid for interest amounted to $8,420, $12,948 and $14,138, respectively. For the three months ended March 31, 2000 and 2001, cash paid for interest amounted to $1,044 and $874, respectively.

12.  PROPOSED TRANSACTION

     Claxson Interactive Group Inc. was incorporated as an international business company under the laws of the British Virgin Islands on October 16, 2000. In connection with a combination agreement entered into by Ibero-American Media Partners' shareholders on October 30, 2000, Ibero-American Media Partners' ownership interest in all of its operating and non-operating subsidiaries will be transferred to Claxson in exchange for Class A, Class H and Class C common shares of Claxson.

13.  SUBSEQUENT EVENTS

     SALE OF UNCONSOLIDATED AFFILIATE -- On May 11, 2001, Kedar Enterprises Ltd., a subsidiary of Ibero-American Media Partners, entered into an agreement with Caribbean Communications Networks Limited ("CCN") for the purchase by the CCN Group Employees Share Ownership Plan of Kedar Enterprises' entire equity stake in CCN for a purchase price of $5,000. The transaction resulted in a gain of approximately $600.

     COMBINATION AGREEMENT -- The combination agreement referred to in Note 12 was amended as of June 26, 2001. This amendment provides, among other things, that Ibero-American Media Partners will receive approximately 70% of the Class A common shares of Claxson in exchange for the contribution of its subsidiaries to Claxson. The transaction is expected to be completed in the third quarter of 2001.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Owners
  of Playboy TV International, LLC:

We have audited the accompanying consolidated balance sheets of Playboy TV International, LLC and subsidiaries (collectively, "Playboy TV International") as of December 31, 1999 and 2000 and the related consolidated statements of operations and comprehensive loss, owners' equity and cash flows for the period from August 31, 1999 (date of commencement) through December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of Playboy TV International's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Playboy TV International at December 31, 1999 and 2000 and the results of its operations and its cash flows for the period from August 31, 1999 (date of commencement) through December 31, 1999 and the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
February 20, 2001, except for Note 9, as to which the date is June 26, 2001.

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
        AS OF DECEMBER 31, 1999 AND 2000 AND MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                 DECEMBER 31,
                                                              ------------------     MARCH 31,
                                                               1999       2000         2001
                                                              -------    -------    -----------
                                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 2,436    $ 5,549      $ 3,323
  Accounts receivable, net..................................    5,331      4,860        5,740
  Due from related parties..................................    2,358      3,791        5,583
  Programming rights, net...................................   11,232     13,334       13,868
  Other current assets......................................      252      1,179        1,930
                                                              -------    -------      -------
     Total current assets...................................   21,609     28,713       30,444
PROPERTY AND EQUIPMENT, NET.................................    1,258      1,399        1,363
PROGRAMMING RIGHTS, NET.....................................   41,471     37,724       36,463
INVESTMENT IN UNCONSOLIDATED AFFILIATE......................    3,306      3,306        3,306
TRADEMARKS, net.............................................   11,595     10,396       10,096
GOODWILL, net...............................................    9,673      8,939        8,490
OTHER.......................................................      158        138           --
                                                              -------    -------      -------
TOTAL ASSETS................................................  $89,070    $90,615      $90,162
                                                              =======    =======      =======
LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 1,400    $ 1,258      $ 1,989
  Accrued expenses and other current liabilities............    3,080      2,940        2,395
  Accrued compensation......................................       16        334          244
  Due to related parties....................................    2,852      2,789        3,127
  Current portion of rights acquisition fee payable.........    7,500      5,000        5,000
  Unearned revenues.........................................      138        588          224
                                                              -------    -------      -------
     Total current liabilities..............................   14,986     12,909       12,979
RIGHTS ACQUISITION FEE PAYABLE, net of current portion......   45,717     45,039       46,078
COMMITMENTS AND CONTINGENCIES (Note 7)
OWNERS' EQUITY..............................................   28,367     32,667       31,105
                                                              -------    -------      -------
TOTAL LIABILITIES AND OWNERS' EQUITY........................  $89,070    $90,615      $90,162
                                                              =======    =======      =======

                See notes to consolidated financial statements.

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                           PERIOD FROM
                                         AUGUST 31, 1999
                                            (DATE OF                              FOR THE THREE MONTHS
                                          COMMENCEMENT)                             ENDED MARCH 31,
                                             THROUGH            YEAR ENDED        --------------------
                                        DECEMBER 31, 1999    DECEMBER 31, 2000      2000        2001
                                        -----------------    -----------------    --------    --------
                                                                                      (UNAUDITED)
REVENUES:
  Subscriber-based fees...............       $ 6,741              $24,584         $ 5,139     $ 7,540
  Advertising.........................           113                  459              75         122
  Programming rights..................         2,328                2,516             429         782
  Other...............................           186                  741             240         161
                                             -------              -------         -------     -------
     Total revenues...................         9,368               28,300           5,883       8,605
                                             -------              -------         -------     -------
OPERATING EXPENSES:
  Product, content and technology.....         4,950               18,534           3,710       4,676
  Marketing and sales.................           805                3,323             731         607
  Corporate and administration........         4,746                9,813           2,749       2,667
  Depreciation and amortization.......           646                2,148             614         571
                                             -------              -------         -------     -------
     Total operating expenses.........        11,147               33,818           7,804       8,521
                                             -------              -------         -------     -------
OPERATING (LOSS) INCOME...............        (1,779)              (5,518)         (1,921)         84
                                             -------              -------         -------     -------
OTHER INCOME (EXPENSE):
  Interest expense....................        (1,285)              (4,322)         (1,105)     (1,039)
  Interest income.....................            35                  213              22          35
  Other...............................            --                 (308)             --        (101)
                                             -------              -------         -------     -------
     Other income (expense), net......        (1,250)              (4,417)         (1,083)     (1,105)
                                             -------              -------         -------     -------
NET LOSS..............................        (3,029)              (9,935)         (3,004)     (1,021)
OTHER COMPREHENSIVE INCOME
  (LOSS) -- Foreign currency
  translation.........................           189                   32            (284)       (541)
                                             -------              -------         -------     -------
COMPREHENSIVE LOSS....................       $(2,840)             $(9,903)        $(3,288)    $(1,562)
                                             =======              =======         =======     =======

                See notes to consolidated financial statements.

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OWNERS' EQUITY
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
               AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                          ACCUMULATED
                                                                                             OTHER
                                                             CISNEROS       PLAYBOY      COMPREHENSIVE
                                                               GROUP     ENTERTAINMENT      INCOME
                                                             AFFILIATE    GROUP, INC.       (LOSS)        TOTAL
                                                             ---------   -------------   -------------   --------
INITIAL CASH CAPITAL CONTRIBUTIONS.........................   $33,996      $  8,446          $  --       $ 42,442
  Adjustment for historical carryover basis (See Note 1)...        --       (11,235)            --        (11,235)
  Foreign currency translation.............................        --            --            189            189
  Net loss.................................................    (2,426)         (603)            --         (3,029)
                                                              -------      --------          -----       --------
BALANCE, DECEMBER 31, 1999.................................    31,570        (3,392)           189         28,367
  Capital contributions....................................    11,377         2,826             --         14,203
  Foreign currency translation.............................        --            --             32             32
  Net loss.................................................    (7,958)       (1,977)            --         (9,935)
                                                              -------      --------          -----       --------
BALANCE, DECEMBER 31, 2000.................................    34,989        (2,543)           221         32,667
  Foreign currency translation.............................        --            --           (541)          (541)
  Net loss.................................................      (818)         (203)            --         (1,021)
                                                              -------      --------          -----       --------
BALANCE, MARCH 31, 2001 (UNAUDITED)........................   $34,171      $ (2,746)         $(320)      $ 31,105
                                                              =======      ========          =====       ========

                See notes to consolidated financial statements.

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                     PERIOD FROM
                                                   AUGUST 31, 1999                          THREE MONTHS
                                                      (DATE OF                                  ENDED
                                                    COMMENCEMENT)                             MARCH 31,
                                                       THROUGH           YEAR ENDED       -----------------
                                                  DECEMBER 31, 1999   DECEMBER 31, 2000    2000      2001
                                                  -----------------   -----------------   -------   -------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss........................................      $ (3,029)           $ (9,935)       $(3,004)  $(1,021)
Adjustments to reconcile net loss to net cash
  (used in) provided by operating activities:
  Amortization of programming rights............         3,909              14,293          3,391     3,884
  Depreciation and amortization.................           646               2,148            614       571
  Accretion of interest expense.................         1,285               4,322          1,105     1,039
Changes in operating assets and liabilities:
  Accounts receivable, net......................        (2,085)                471          1,544      (880)
  Due from related parties......................        (2,358)             (1,433)        (1,324)   (1,792)
  Acquisition of programming rights.............        (9,097)            (12,648)        (2,141)   (3,157)
  Other assets..................................          (342)               (907)        (2,003)     (613)
  Accounts payable..............................           410                (142)           237       731
  Accrued expenses and other current
    liabilities.................................         1,184                (140)          (791)     (545)
  Accrued compensation..........................            16                 318            165       (90)
  Due to related parties........................        (1,018)                (63)         3,063       338
  Unearned revenue..............................           138                 450            541      (364)
                                                      --------            --------        -------   -------
Net cash (used in) provided by operating
  activities....................................       (10,341)             (3,266)         1,397    (1,899)
                                                      --------            --------        -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.........        (1,164)               (634)          (219)     (170)
  Net cash acquired in acquisition..............         1,310                  --             --        --
                                                      --------            --------        -------   -------
Net cash provided by (used in) investing
  activities....................................           146                (634)          (219)     (170)
                                                      --------            --------        -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions.........................        42,442              14,203             --        --
  Payment of rights acquisition fee payable.....       (30,000)             (7,500)            --        --
                                                      --------            --------        -------   -------
Net cash provided by financing activities.......        12,442               6,703             --        --
                                                      --------            --------        -------   -------
EFFECT OF FOREIGN CURRENCY TRANSLATION..........           189                 310            (14)     (157)
                                                      --------            --------        -------   -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................         2,436               3,113          1,164    (2,226)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD........................................            --               2,436          2,436     5,549
                                                      --------            --------        -------   -------
CASH AND CASH EQUIVALENTS, END OF PERIOD........      $  2,436            $  5,549        $ 3,600   $ 3,323
                                                      ========            ========        =======   =======
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Acquisition of certain net assets as described
    in Note 1

                See notes to consolidated financial statements.

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

1.  GENERAL AND ORGANIZATION

    GENERAL -- Playboy TV International, LLC and subsidiaries (collectively, "Playboy TV International"), a Delaware limited liability company, were created to own and operate on an exclusive basis adult-oriented television services worldwide outside of North America and Latin America under the Playboy TV and Spice brand names. Playboy TV International presently owns and operates an adult-oriented television service in the United Kingdom. Playboy TV International also owns a minority interest (19.9%) in an adult-oriented television service in Japan. Playboy TV International generates a significant portion of its revenues from subscriber-based fees charged to cable system and direct-to-home operators that distribute Playboy TV International's branded television channels. Playboy TV International also derives revenues from the licensing of programming rights.

    Playboy TV International's business plan provides for operating losses in the initial years, requires further capital contributions, and is ultimately expected to result in positive cash flow. The funding of the capital requirements of Playboy TV International is established annually in connection with the approval of the business plan and annual budget. There can be no assurance, however, that Playboy TV International's business plan and cash flow projections will be met.

    ORGANIZATION -- Playboy TV International was formed in June 1999 by a member of the Cisneros Group and Playboy Entertainment Group, Inc. ("PEGI") with initial cash capital contributions of $33,996 and $8,446, respectively. The "Cisneros Group" is a name used to describe a group of investments, joint ventures, strategic alliances and companies that are engaged in diversified consumer businesses, including broadcast and pay television, direct-to-home satellite television, content production and other entertainment, media and communication enterprises, and that are associated with Ricardo J. and Gustavo A. Cisneros and trusts established by them for the benefit of themselves and members of their families. A member of the Cisneros Group acquired an 80.1% interest in Playboy TV International and PEGI acquired a 19.9% interest. The net income or loss of Playboy TV International is allocated to the owners in accordance with their respective ownership interests. PEGI has substantive participating rights, including the approval of the annual budget, and has the option to increase its equity interest in Playboy TV International up to 50% by purchasing a portion of the member of the Cisneros Group's interest in Playboy TV International at a price governed by the terms of the operating agreement. This option may be exercised on the earlier of the last day of the tenth year following the formation of Playboy TV International and 30 days after the date on which Playboy TV International has had positive cash EBITDA for two consecutive fiscal quarters. Until August 2003, the exercise price for this "buy-up" right increases over time and is based on the price of the initial investment in Playboy TV International plus interest. From August 2003 through August 2009, the exercise price is based on the fair market value of Playboy TV International at the time of exercise. The exercise price may be paid in cash or shares of PEGI's parent company.

    On August 31, 1999 (date of commencement), Playboy TV International entered into several agreements in which, among other things, Playboy TV International acquired certain assets, subject to certain liabilities, from PEGI and PEGI's parent company, including the right to use certain trademarks for a specified number of years and a 100% ownership interest in a subsidiary in the

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    United Kingdom ("U.K. Subsidiary"). The following is a summary of the assets acquired, liabilities assumed and consideration paid:

Current assets, other than programming rights...............  $  4,556
Programming rights..........................................    47,515
Investment in unconsolidated affiliate......................     3,306
Intangible and other assets.................................    12,237
                                                              --------
     Total assets acquired..................................    67,614
                                                              --------
Current liabilities, other than current portion of rights
  acquisition fee payable...................................     6,756
Rights acquisition fee payable..............................    81,932
                                                              --------
     Total consideration....................................    88,688
                                                              --------
Excess of consideration.....................................    21,074
Adjustment for historical carryover basis...................   (11,235)
                                                              --------
EXCESS COST OVER NET ASSETS ACQUIRED (GOODWILL).............  $  9,839
                                                              ========

    The above transaction was recorded in the accompanying consolidated financial statements by carrying over PEGI's historical basis in the net assets sold to the extent that PEGI continues to have an interest in those assets (i.e., 19.9%). The net assets attributable to the Cisneros Group were recorded at their estimated fair value.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements of Playboy TV International include the accounts of Playboy TV International, LLC and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED INTERIM FINANCIAL STATEMENTS -- The accompanying financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are unaudited; in the opinion of management, the unaudited interim financial statements contain all adjustments necessary for a fair presentation of the interim periods presented, and all adjustments are of a normal and recurring nature. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for the entire fiscal year.

    FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of financial instruments held by Playboy TV International is based on a number of factors and assumptions and may not necessarily be representative of the actual gains or losses that may be realized upon settlement. The carrying amount of cash equivalents, accounts receivable and payable, accrued expenses, due to related parties and other current liabilities approximates their fair value due to their short-term nature. The carrying

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    amount of the rights acquisition fee payable approximates fair value as determined based on rates estimated by Playboy TV International to be currently available from other lenders.

    FOREIGN CURRENCY TRANSLATION -- The accounts of the U.K. Subsidiary are translated into U.S. dollars in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. Management has determined that the pound is the functional currency of the U.K. Subsidiary. Certain assets and liabilities of the U.K. Subsidiary are denominated in currencies other than the functional currency. Transaction gains and losses on these assets and liabilities are included in the results of operations for the relevant period.

    RISK MANAGEMENT -- Playboy TV International has international operations. As a result, Playboy TV International's revenues may be adversely affected by changes in international market conditions. Playboy TV International does not have significant foreign currency risk because the majority of its assets are non-monetary in nature and the majority of its liabilities are denominated in U.S. dollars. In addition, Playboy TV International does not have interest rate risk exposure. Accordingly, Playboy TV International does not enter into derivative transactions to hedge against these potential risks. As a result the January 1, 2001 implementation of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, did not have a material impact on Playboy TV International's consolidated financial position, results of operations or cash flows.

    CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash and interest-bearing deposits held in banks with an original maturity date of three months or less when acquired.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE -- Playboy TV International carries accounts receivable at the amount it deems to be collectible. Accordingly, Playboy TV International provides allowances for accounts receivable deemed to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that become uncollectible could differ from the estimated amount. The activity for the allowance for doubtful accounts receivable is as follows:

                                                 PERIOD FROM
                                               AUGUST 31, 1999                          THREE MONTHS
                                                  (DATE OF                                 ENDED
                                                COMMENCEMENT)                            MARCH 31,
                                                   THROUGH            YEAR ENDED        ------------
                                              DECEMBER 31, 1999    DECEMBER 31, 2000    2000    2001
                                              -----------------    -----------------    ----    ----
                                                                                        (UNAUDITED)
    Beginning balance.......................        $ --                 $ 144          $144    $186
    Provision...............................         144                   205            31     403
    Write-offs, net of recoveries...........          --                  (163)          (51)    (24)
                                                    ----                 -----          ----    ----
    Ending balance..........................        $144                 $ 186          $124    $565
                                                    ====                 =====          ====    ====

    PROGRAMMING RIGHTS -- Programming rights consist of the right to broadcast and distribute acquired or licensed television content and related rights. Programming rights and the related obligations are recorded at gross contract prices. The costs are amortized on varying bases related to the license periods, anticipated usage of the programs and the expected revenues to be derived from the licensing of rights to third parties. In the event that an acquired program is replaced and no longer used or otherwise deemed to be impaired, Playboy TV International reduces the carrying value of the related

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    programming rights accordingly. Programming rights are segregated on the balance sheet between current and non-current based on management's estimate of usage. Playboy TV International believes that these policies conform to Statement of Position No. 00-2, Accounting by Producers or Distributors of Films.

    PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. Property and equipment, other than leasehold improvements, is depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from 3 to 5 years. Leasehold improvements are amortized over the lesser of the term of the lease or the useful life of the respective improvement (from 4 to 5 years).

    INVESTMENT IN UNCONSOLIDATED AFFILIATE -- Investment in unconsolidated affiliate consists of a 19.9% minority interest in an adult-oriented television service in Japan. Playboy TV International accounts for this investment under the cost method of accounting.

    TRADEMARKS AND GOODWILL -- Trademarks are amortized on a straight-line basis over their contractual life of 10 years. As of December 31, 1999 and 2000 and March 31, 2001, accumulated amortization of trademarks amounted to $400, $1,599 and $1,899, respectively. Goodwill is amortized on a straight-line basis over an estimated life of 20 years. As of December 31, 1999 and 2000 and March 31, 2001, accumulated amortization of goodwill amounted to $166, $622 and $736, respectively. The carrying value of intangible assets is periodically reviewed by management and impairments, if any, are recognized when the expected future undiscounted cash flows related to such intangible assets are less than their carrying value. Measurement of any impairment loss is based on discounted operating cash flows, which represents management's estimate of fair value.

    REVENUE RECOGNITION -- Playboy TV International enters into network license agreements with cable and direct-to-home distributors pursuant to which it receives subscriber-based fees. Revenues from subscriber-based fees are recorded as Playboy TV International provides the television signal to the distributor or when the license period begins and a contractual obligation exists. Advertising revenue is recognized at the time the advertisement is aired. Revenues from programming rights are recognized when the license period begins and a contractual obligation exists. Playboy TV International believes that its revenue recognition policies conform with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

    Revenues attributable to any one customer that exceeded 10% amounted to $4,955 or 53% (representing three customers with 22%, 15% and 16%), $6,580 or 23% (representing one customer) for the period from August 31, 1999 (date of commencement) through December 31, 1999 and for the year ended December 31, 2000, respectively.

    Revenues attributable to any one customer that exceeded 10% amounted to $1,166 or 20% (representing one customer), $2,307 or 27% (representing two customers with 15% and 12%) for the three months ended March 31, 2000 and 2001, respectively.

    ADVERTISING EXPENSES -- Playboy TV International records advertising expenses as incurred. Advertising expenses amounted to $792 and $3,156 for the period from August 31, 1999 (date of commencement) through December 31, 1999 and for the year ended December 31, 2000, respectively. For the three months ended March 31, 2000 and 2001, advertising expenses amounted to $646 and $524, respectively.

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    INCOME TAXES -- Playboy TV International's subsidiaries that are subject to income taxes account for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for differences in financial accounting and income tax purposes. Under this method, a deferred tax asset or liability is recognized with respect to all temporary differences between the carrying amounts and the tax bases of assets and liabilities, and the benefit from utilizing tax loss carryforwards and asset tax credits is recognized in the year in which the loss or credit arises (subject to a valuation allowance with respect to any tax benefits not expected to be realized). As of December 31, 1999 and 2000 and March 31, 2001, Playboy TV International did not have any significant deferred tax assets or liabilities.

    NEW ACCOUNTING PRONOUNCEMENTS -- On June 29, 2001, the Financial Accounting Standards Board adopted new standards, SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. These standards, among other things, eliminate the amortization of goodwill and require that goodwill be tested for impairment, that the excess of acquired net assets over cost (which is sometimes referred to as "negative goodwill") be allocated as a pro rata reduction of certain long-term assets, and that any unallocated excess resulting from business combinations initiated after June 30, 2001 must be recognized as an extraordinary gain. Any unallocated excess resulting from business combinations initiated before July 1, 2001 is to be written off and recognized as the effect of a change in accounting principle.

    As of March 31, 2001, Playboy TV International had $8,490 in net goodwill. Amortization of goodwill for the period from August 31, 1999 (Date of Commencement) through December 31, 1999 amounted to $166. Amortization for the year ended December 31, 2000 and the three months ended March 31, 2001 amounted to $456 and $114, respectively.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                   DECEMBER 31,       MARCH 31,
                                                                 ----------------    -----------
                                                                  1999      2000        2001
                                                                 ------    ------    -----------
                                                                                     (UNAUDITED)
    Furniture and equipment....................................  $  536    $1,188      $1,243
    Leasehold improvements.....................................     802       784         784
                                                                 ------    ------      ------
         Total.................................................   1,338     1,972       2,027
    Less accumulated depreciation and amortization.............     (80)     (573)       (664)
                                                                 ------    ------      ------
    Property and equipment, net................................  $1,258    $1,399      $1,363
                                                                 ======    ======      ======

4.  RIGHTS ACQUISITION FEE PAYABLE

    The rights acquisition fee payable arose in connection with the net assets acquired as described in Note 1. The rights acquisition fee is non-interest bearing and has been recorded at its present value using an imputed interest rate of 8.25%. For the period from August 31, 1999 (date of commencement) through December 31, 1999 and for the year ended December 31, 2000, imputed

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    interest expense amounted to $1,285 and $4,322, respectively. For the three months ended March 31, 2000 and 2001, imputed interest expense amounted to $1,105 and $1,039, respectively . The rights acquisition fee matures as follows:

TWELVE MONTHS ENDED MARCH 31,
-----------------------------
2002......................................................  $  5,000
2003......................................................     7,500
2004......................................................    25,000
2005......................................................    25,000
                                                            --------
Total gross payments......................................    62,500
Less amounts representing interest........................   (11,422)
                                                            --------
Present value of rights acquisition fee payments..........    51,078
Less current portion of rights acquisition fee............    (5,000)
                                                            --------
Rights acquisition fee, net of current portion............  $ 46,078
                                                            ========

5.  RELATED PARTY TRANSACTIONS

    PROGRAM SUPPLY AGREEMENT -- On August 31, 1999 (date of commencement), Playboy TV International and PEGI entered into a program supply agreement pursuant to which Playboy TV International was granted a license to all new programs produced by PEGI as well as other programs for which PEGI acquires international rights. In exchange for these rights, Playboy TV International agreed to pay to PEGI a license fee that is generally determined as a percentage of PEGI's annual programming costs. For the period from August 31, 1999 (date of commencement) through December 31, 1999 and for the year ended December 31, 2000, Playboy TV International acquired $8,644 and $10,514, respectively, of programming pursuant to this agreement. For the three months ended March 31, 2000 and 2001, Playboy TV International acquired $1,599 and $2,670, respectively, of programming pursuant to this agreement.

    TRADEMARK LICENSE AGREEMENT -- Playboy TV International entered into a trademark license agreement with PEGI's parent company ("Licensor") under which Playboy TV International received the exclusive right to use the Playboy marks outside the United States, Canada and Latin America in connection with the operation, distribution and promotion of the Playboy TV channels and for the licensing of Playboy programming to third parties. The license fee for the trademark license granted for years one through ten was included in the purchase price as discussed in Note 1. Beginning on the eleventh anniversary of the agreement and for each fiscal year through the end of the 50-year term of the agreement, Playboy TV International agreed to pay Licensor a license fee based on a percentage of Playboy TV International's total revenues for that year.

    MANAGEMENT SERVICES -- A subsidiary of Ibero-American Media Partners II, Ltd. ("Ibero-American Media Partners") performs certain "back office" management services for Playboy TV International. The fees for these services are determined based on the estimated value of the services provided and are agreed upon by the owners annually in connection with the approval of the business plan and annual budget. Management of Playboy TV International believes that the fees charged for these services are reasonable. Included in corporate and administration expense for the period from

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    August 31, 1999 (date of commencement) through December 31, 1999 and for the year ended December 31, 2000 is $30 and $295, respectively, for management services provided by Ibero-American Media Partners. Included in corporate and administration expense for the three months ended March 2000 and 2001 is $83 and $99, respectively, for management services provided by Ibero-American Media Partners.

    REVENUES -- For the period from August 31, 1999 (date of commencement) through December 31, 1999 and for the year ended December 31, 2000, Playboy TV International recognized subscriber-based fees totaling $2,623 and $8,187, respectively, from two affiliates. For the three months ended March 31, 2000 and 2001, Playboy TV International recognized subscriber-based fees totalling $1,957 and $2,534, respectively, from these same two affiliates. Included in due from related parties as of December 31, 1999 and 2000 and March 31, 2001 is $2,358, $3,791 and $5,583 due from these affiliates.

6.  SUPPLEMENTAL REVENUE INFORMATION

    The following presents, on a supplemental basis, Playboy TV International's revenues based on revenue sources by country/region:

    PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31,
1999:

                                                  SUBSCRIBER-    PROGRAMMING    ADVERTISING
                                                  BASED FEES       RIGHTS        AND OTHER     TOTAL
                                                  -----------    -----------    -----------    ------
    United Kingdom..............................    $2,222         $   95          $213        $2,530
    Germany.....................................        --          1,455            --         1,455
    Latin America...............................     1,573             --            --         1,573
    Iberia......................................       530             --            --           530
    Turkey......................................       425             --            --           425
    Japan.......................................       520             --            --           520
    Israel......................................       250             90            --           340
    Scandinavia.................................       267            100            --           367
    Poland......................................        --            210            --           210
    Other.......................................       954            378            86         1,418
                                                    ------         ------          ----        ------
              Total.............................    $6,741         $2,328          $299        $9,368
                                                    ======         ======          ====        ======

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    YEAR ENDED DECEMBER 31, 2000:

                                                 SUBSCRIBER-    PROGRAMMING    ADVERTISING
                                                 BASED FEES       RIGHTS        AND OTHER      TOTAL
                                                 -----------    -----------    -----------    -------
    United Kingdom.............................    $11,292        $1,069         $  459       $12,820
    Latin America..............................      4,628            --             --         4,628
    Iberia.....................................      2,960            --             --         2,960
    Japan......................................      1,607            --             --         1,607
    Turkey.....................................      1,163            --             --         1,163
    Scandinavia................................      1,516           100             --         1,616
    Taiwan.....................................        750            --             --           750
    Poland.....................................         --           426             --           426
    Israel.....................................        410            --             --           410
    Netherlands................................         93           355             --           448
    Other......................................        165           566            741         1,472
                                                   -------        ------         ------       -------
              Total............................    $24,584        $2,516         $1,200       $28,300
                                                   =======        ======         ======       =======

    THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED):

                                                  SUBSCRIBER-    PROGRAMMING    ADVERTISING
                                                  BASED FEES       RIGHTS        AND OTHER     TOTAL
                                                  -----------    -----------    -----------    ------
    United Kingdom..............................    $2,600          $ 76           $ --        $2,676
    Latin America...............................     1,166            --             --         1,166
    Iberia......................................       401            --             --           401
    Japan.......................................       390            --             --           390
    Turkey......................................       412            --             --           412
    Scandinavia.................................       170            --             --           170
    Mexico......................................        --           139             --           139
    Other.......................................        --           214            315           529
                                                    ------          ----           ----        ------
              Total.............................    $5,139          $429           $315        $5,883
                                                    ======          ====           ====        ======

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED):

                                                  SUBSCRIBER-    PROGRAMMING    ADVERTISING
                                                  BASED FEES       RIGHTS        AND OTHER     TOTAL
                                                  -----------    -----------    -----------    ------
    United Kingdom..............................    $3,655          $143           $ --        $3,798
    Latin America...............................     1,292            --             --         1,292
    Iberia......................................       413            --             --           413
    Japan.......................................       830            --             --           830
    Turkey......................................        --           400             --           400
    Scandinavia.................................       391            36             --           427
    Taiwan......................................       413            --             --           413
    Poland......................................        --           144             --           144
    Israel......................................       189            --             --           189
    Other.......................................       357            59            283           699
                                                    ------          ----           ----        ------
              Total.............................    $7,540          $782           $283        $8,605
                                                    ======          ====           ====        ======

7.  COMMITMENTS AND CONTINGENCIES

    LEASES -- Playboy TV International's headquarter offices are leased through a subsidiary of Ibero-American Media Partners. In addition, Playboy TV International leases transponders and office space in the United Kingdom. Future minimum lease payments under these noncancellable operating lease agreements are as follows:

TWELVE MONTHS ENDED MARCH 31,
2002........................................................  $  338
2003........................................................     338
2004........................................................     479
                                                              ------
     Total..................................................  $1,155
                                                              ======

    CONTINGENT ACQUISITION PAYMENT -- As part of the acquisition of the U.K. Subsidiary, Playboy TV International assumed a contingent liability in the amount of approximately $10,000 payable to the previous shareholders (prior to PEGI) of the U.K. Subsidiary. This amount is payable from future profits of the U.K. Subsidiary and is therefore contingent upon the ability of the U.K. Subsidiary to make profits as defined in the applicable agreement. As of March 31, 2001, this contingency had not been resolved and, accordingly, a liability had not been recorded.

                 PLAYBOY TV INTERNATIONAL, LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 PERIOD FROM AUGUST 31, 1999 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 1999,
                          YEAR ENDED DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

8.  PROPOSED TRANSACTION

    Claxson Interactive Group Inc. ("Claxson") was incorporated as an international business company under British Virgin Islands Law on October 16, 2000. In connection with a combination agreement executed by a shareholder of Playboy TV International on October 30, 2000, certain subsidiaries of the shareholder, including the subsidiaries that hold the interest in Playboy TV International, will be transferred to Claxson in exchange for Class A common shares of Claxson. As part of this transaction, it is contemplated that the operations of three affiliates, Playboy TV Latin America, LLC, Playboy TV B.V. and PTVLA U.S., LLC, will be integrated with the operations of Playboy TV International.

9.  SUBSEQUENT EVENT

    The combination agreement referred to in Note 8 was amended as of June 26, 2001. This amendment, among other things, reallocated the number of Claxson Class A common shares to be issued to the parties to the transaction. The transaction is expected to be completed in the third quarter of 2001.

                     [This Page Intentionally Left Blank.]

INDEPENDENT AUDITORS' REPORT

To the Owners of Playboy TV Latin America, LLC,
  Playboy TV B.V. and PTVLA U.S., LLC.:

We have audited the accompanying combined balance sheets of Playboy TV Latin America, LLC, Playboy TV B.V. and PTVLA U.S., LLC (collectively, "Playboy TV Latin America") as of December 31, 1999 and 2000 and the related combined statements of operations, owners' equity (deficiency) and shareholders' equity and cash flows for the years then ended. These entities are under common ownership and management. These financial statements are the responsibility of Playboy TV Latin America's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Playboy TV Latin America at December 31, 1999 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 1, 2001, except for Note 6, as to which the date is June 26, 2001.

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                            COMBINED BALANCE SHEETS
             DECEMBER 31, 1999, 2000 AND MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                DECEMBER 31,
                                                              ----------------     MARCH 31,
                                                               1999      2000        2001
                                                              ------    ------    -----------
                                                                                  (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $2,261    $2,392      $1,622
  Accounts receivable, net..................................   3,095     3,421       4,131
  Other current assets......................................     122        28           9
                                                              ------    ------      ------
  Total current assets......................................   5,478     5,841       5,762
PROPERTY AND EQUIPMENT, NET.................................      55        43          38
OTHER ASSETS................................................     173       156         170
                                                              ------    ------      ------
TOTAL.......................................................  $5,706    $6,040      $5,970
                                                              ======    ======      ======
LIABILITIES, OWNERS' EQUITY AND
  SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $1,216    $  778      $  864
  Due to related parties....................................   1,305     1,666       1,284
  Current portion of programming rights payable to related
     parties................................................   2,861     3,120       4,372
                                                              ------    ------      ------
  Total current liabilities.................................   5,382     5,564       6,520
                                                              ------    ------      ------
OWNERS' EQUITY (DEFICIENCY) OF PLAYBOY TV LATIN AMERICA, LLC
  AND PTVLA U.S., LLC.......................................     170       107        (949)
                                                              ------    ------      ------
SHAREHOLDERS' EQUITY OF PLAYBOY TV B.V.:
  Common stock..............................................      20        20          20
  Retained earnings.........................................     134       349         379
                                                              ------    ------      ------
  Total shareholders' equity................................     154       369         399
                                                              ------    ------      ------
TOTAL.......................................................  $5,706    $6,040      $5,970
                                                              ======    ======      ======

                  See notes to combined financial statements.

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                             THREE MONTHS ENDED
                                                          DECEMBER 31,            MARCH 31,
                                                       ------------------    -------------------
                                                        1999       2000       2000        2001
                                                       -------    -------    -------    --------
                                                                                 (UNAUDITED)
NET REVENUES:
  Subscriber-based fees..............................  $11,088    $13,606    $2,954     $ 3,640
  Advertising........................................      376        427        41          --
                                                       -------    -------    ------     -------
Total net revenues...................................   11,464     14,033     2,995       3,640
                                                       -------    -------    ------     -------
OPERATING EXPENSES:
  Product, content and technology....................   10,568     11,621     2,601       2,983
  Marketing and sales................................    4,288      4,561       793       1,083
  Corporate and administration.......................    2,120      1,793       464         592
  Depreciation and amortization......................       48         18         5           5
                                                       -------    -------    ------     -------
Total operating expenses.............................   17,024     17,993     3,863       4,663
                                                       -------    -------    ------     -------
OPERATING LOSS.......................................   (5,560)    (3,960)     (868)     (1,023)
                                                       -------    -------    ------     -------
OTHER INCOME (EXPENSE):
  Interest income....................................       40         63         9          13
  Loss on abandonment of property....................     (144)        --        --          --
                                                       -------    -------    ------     -------
Total other income (expense), net....................     (104)        63         9          13
                                                       -------    -------    ------     -------
LOSS BEFORE PROVISION FOR NON-U.S. INCOME TAXES......   (5,664)    (3,897)     (859)     (1,010)
PROVISION FOR NON-U.S. INCOME TAXES..................      (55)       (21)      (14)        (16)
                                                       -------    -------    ------     -------
NET LOSS.............................................  $(5,719)   $(3,918)   $ (873)    $(1,026)
                                                       =======    =======    ======     =======

                  See notes to combined financial statements.

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

               COMBINED STATEMENTS OF OWNERS' EQUITY (DEFICIENCY)
                            AND SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
               AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

OWNERS' EQUITY (DEFICIENCY):

                                                                PLAYBOY TV LATIN AMERICA, LLC
                                                                     AND PTVLA U.S., LLC
                                                        ----------------------------------------------
                                                          IBERO-AMERICAN
                                                              MEDIA              PLAYBOY
                                                        PARTNERS II, LTD.     ENTERTAINMENT
                                                            SUBSIDIARY         GROUP, INC.      TOTAL
                                                        ------------------    -------------    -------
BALANCE,
  JANUARY 1, 1999.....................................       $(1,499)            $  (350)      $(1,849)
  Capital contributions...............................         4,434               1,040         5,474
  Settlement of programming rights payable to related
     parties (see Note 4).............................         1,916                 450         2,366
  Net loss............................................        (4,715)             (1,106)       (5,821)
                                                             -------             -------       -------
BALANCE,
  DECEMBER 31, 1999...................................           136                  34           170
  Capital contributions...............................         3,297                 773         4,070
  Net loss............................................        (3,348)               (785)       (4,133)
                                                             -------             -------       -------
BALANCE,
  DECEMBER 31, 2000...................................            85                  22           107
  Net loss............................................          (855)               (201)       (1,056)
                                                             -------             -------       -------
BALANCE,
  MARCH 31, 2001 (UNAUDITED)..........................       $  (770)            $  (179)      $  (949)
                                                             =======             =======       =======

SHAREHOLDERS' EQUITY:

                                                                       PLAYBOY TV B.V.
                                                        ----------------------------------------------
                                                              COMMON            RETAINED
                                                              STOCK             EARNINGS        TOTAL
                                                        ------------------    -------------    -------
BALANCE,
  JANUARY 1, 1999.....................................       $    20             $    32       $    52
  Net income..........................................            --                 102           102
                                                             -------             -------       -------
BALANCE,
  DECEMBER 31, 1999...................................            20                 134           154
  Net income..........................................            --                 215           215
                                                             -------             -------       -------
BALANCE,
  DECEMBER 31, 2000...................................            20                 349           369
  Net income..........................................            --                  30            30
                                                             -------             -------       -------
BALANCE,
  MARCH 31, 2001 (UNAUDITED)..........................       $    20             $   379       $   399
                                                             =======             =======       =======

                  See notes to combined financial statements.

      PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA, U.S., LLC

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                             THREE MONTHS ENDED
                                                          DECEMBER 31,            MARCH 31,
                                                       ------------------    -------------------
                                                        1999       2000       2000        2001
                                                       -------    -------    -------    --------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................  $(5,719)   $(3,918)   $ (873)    $(1,026)
  Adjustments to reconcile net loss to net cash used
  in operating activities:
     Depreciation and amortization...................       48         18         5           5
     Loss on abandonment of property.................      144         --        --          --
  Changes in operating assets and liabilities:
     Accounts receivable, net........................     (776)      (326)     (778)        299
     Other current assets............................       (2)        94        87          19
     Other assets....................................       (3)        17         3         (14)
     Accounts payable and accrued expenses...........      628       (438)      113          86
     Due to related parties..........................      364        361       263      (1,391)
     Programming rights payable to related parties...    2,083        259       234       1,252
                                                       -------    -------    ------     -------
       Net cash used in operating activities.........   (3,233)    (3,933)     (946)       (770)
                                                       -------    -------    ------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment..............      (29)        (6)       (2)         --
                                                       -------    -------    ------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions..............................    5,474      4,070        --          --
                                                       -------    -------    ------     -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................................    2,212        131      (948)       (770)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........       49      2,261     2,261       2,392
                                                       -------    -------    ------     -------
CASH AND CASH EQUIVALENTS, END OF YEAR...............  $ 2,261    $ 2,392    $1,313     $ 1,622
                                                       =======    =======    ======     =======
SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING AND
  FINANCING ACTIVITIES: Settlement of programming
  rights payable to related parties..................  $ 2,366         --        --          --
                                                       =======    =======    ======     =======

                  See notes to combined financial statements.

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

1.  GENERAL AND ORGANIZATION

    GENERAL -- Playboy TV Latin America, LLC, Playboy TV B.V. and PTVLA U.S., LLC (collectively, "Playboy TV Latin America") provide two adult-oriented television services for distribution throughout Ibero America. The two adult-oriented television services are Playboy TV and Spice.

    ORGANIZATION -- Playboy TV Latin America, LLC, a Delaware limited liability company, was formed in 1996 pursuant to an agreement outline between a subsidiary of Ibero-American Media Partners II, Ltd. ("Ibero-American Media Partners"), and Playboy Entertainment Group, Inc. ("PEGI"). Playboy TV B.V. was formed in the Netherlands and its capitalization consists of 400 shares with a par value of NLG 100 (Dutch Guilders). PTVLA U.S., LLC is a Delaware limited liability company formed in 2000. Playboy TV B.V. and PTVLA U.S., LLC operate under affiliation agreements with Playboy TV Latin America, LLC whereby Playboy TV B.V. and PTVLA U.S. were granted the exclusive license to distribute the Playboy TV and Spice services in certain countries. Ibero-American Media Partners holds an 81% interest and PEGI holds a 19% interest in Playboy TV Latin America.

    PEGI has the right to purchase an additional ownership interest in Playboy TV Latin America provided that Ibero-American Media Partners' interest is never diluted below 50%. PEGI also has substantive participating rights, including the approval of the annual budget, and appointment of the General Manager. The net income or loss of Playboy TV Latin America is allocated to the owners in accordance with their respective ownership interests.

    Playboy TV Latin America's business plan provides for operating losses in the initial years, requires further capital contributions, and is ultimately expected to result in positive cash flow. There can be no assurance, however, that Playboy TV Latin America's business plan and cash flow projections will be met.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF COMBINATION -- The combined financial statements include the accounts of Playboy TV Latin America, LLC, Playboy TV B.V. and PTVLA U.S., LLC, all of which are under common ownership and management. All significant intercompany balances and transactions have been eliminated in the preparation of the combined financial statements.

    USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS -- The accompanying combined financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are unaudited; in the opinion of management, the unaudited interim combined financial statements contain all adjustments necessary for a fair presentation of the interim periods presented, and all adjustments are of a normal and recurring nature. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for the entire fiscal year.

    FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of financial instruments held by Playboy TV Latin America is based on a number of factors and assumptions and may not necessarily be representative of the actual gains or losses that may be realized upon settlement. The carrying

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    amounts of cash equivalents, accounts receivable and payable, accrued expenses, due to related parties and programming rights payable to related parties approximate their fair value due to their short-term nature.

    FOREIGN OPERATIONS -- Playboy TV Latin America has determined that the U.S. dollar is the functional currency of Playboy TV B.V. as substantially all of its operating transactions are denominated in U.S. dollars. Transaction gains and losses from transactions not denominated in U.S. dollars are included in the determination of income for the relevant period.

    RISK MANAGEMENT -- Playboy TV Latin America currently generates revenues from countries throughout Ibero America. As a result, Playboy TV Latin America's financial performance may be affected by inflation, exchange rates and controls, price controls, interest rates, changes in governmental economic policy, taxation and political, economic or other developments in or affecting Latin American countries. Playboy TV Latin America's foreign exchange rate risk is limited because the majority of its assets and liabilities are denominated in U.S. dollars. In addition, Playboy TV Latin America does not have substantial interest rate risk exposure. Accordingly, Playboy TV Latin America does not enter into derivative transactions to hedge against these potential risks. As a result, the January 1, 2001 implementation of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, did not have a material effect on Playboy TV Latin America's combined financial position, results of operations or cash flows.

    CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash and interest-bearing deposits held in banks with an original maturity date of three months or less when acquired.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE -- Playboy TV Latin America carries accounts receivable at the amount it deems to be collectible. Accordingly, Playboy TV Latin America provides allowances for accounts receivable deemed to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivables that become uncollectible could differ from the estimated amount. The activity for the allowance for doubtful accounts receivable is as follows:

                                                                 THREE MONTHS
                                                YEAR ENDED          ENDED
                                               DECEMBER 31,       MARCH 31,
                                              ---------------    ------------
                                               1999      2000    2000    2001
                                              -------    ----    ----    ----
                                                                 (UNAUDITED)
Beginning balance...........................  $    30    $ 47    $47     $187
Provision...................................    1,026     140     --       24
Write-offs, net of recoveries...............   (1,009)     --     --       --
                                              -------    ----    ---     ----
Ending balance..............................  $    47    $187    $47     $211
                                              =======    ====    ===     ====

    PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. Property and equipment, other than leasehold improvements, is depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from 3 to 5 years. Leasehold improvements are amortized over the lesser of the term of the lease or the useful life of the respective improvement (3 to 7 years). In December 1999, Playboy TV Latin America relocated its offices and abandoned its leasehold improvements. As a result, Playboy TV Latin America recorded a loss on the abandonment of property amounting to $144. As of December 31,

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    1999 and 2000 and March 31, 2001, accumulated depreciation and amortization of property and equipment amounted to $29, $47 and $52, respectively.

    REVENUE RECOGNITION -- Playboy TV Latin America enters into distribution agreements with cable and direct-to-home distributors pursuant to which it receives subscriber-based fees. Revenues from a subscriber-based fee are recorded as Playboy TV Latin America provides the television services to the distributor. Advertising revenue is recognized at the time an advertisement is aired. Management believes these revenue recognition policies conform with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

    Revenues earned from any one customer exceeding ten percent amounted to $8,572 or 77% (representing three customers with 38%, 22% and 17%, respectively) and $9,477 or 70% (representing three customers with 36%, 21% and 13%, respectively) for the years ended December 31, 1999 and 2000, respectively.

    For the three months ended March 31, 2000 and 2001, revenues earned from any one customer exceeding ten percent amounted to $2,161 or 72% (representing three customers with 41%, 16% and 15%, respectively) and $2,172 or 60% (representing three customers with 31%, 15% and 14%, respectively).

    ADVERTISING EXPENSES -- Playboy TV Latin America records advertising expenses as incurred. Advertising expense amounted to $990 and $921, for the years ended December 31, 1999 and 2000, respectively. For the three months ended March 31, 2000 and 2001, advertising expenses amounted to $156 and $145, respectively.

    INCOME TAXES -- Playboy TV Latin America, LLC and PTVLA U.S., LLC are not subject to income taxes. The income or loss of these entities are passed through directly to the owners for inclusion in their tax returns. Playboy TV B.V. accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for differences in financial accounting and income tax purposes. Under this method, a deferred tax asset or liability is recognized with respect to all temporary differences between the carrying amounts and the tax bases of assets and liabilities, and the benefit from utilizing tax loss carryforwards and asset tax credits is recognized in the year in which the loss or credit arise (subject to a valuation allowance with respect to any tax benefits not expected to be realized). Playboy TV B.V. is only subject to foreign income taxes. As of December 31, 1999 and 2000 and March 31, 2001, there were no deferred tax assets or liabilities.

    RECLASSIFICATIONS -- Certain amounts in the combined financial statements previously presented have reclassified to conform to the current year presentation.

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

3.  SUPPLEMENTAL REVENUE INFORMATION

    The following presents, on a supplemental basis, Playboy TV Latin America's revenues based on revenue sources by country/region as follows:

         YEAR ENDED DECEMBER 31, 1999:

                                                      SUBSCRIBER-BASED FEES
                                                 -------------------------------
                                                 DIRECT-TO-
                                                    HOME       CABLE      TOTAL
                                                 ----------    ------    -------
Argentina......................................    $  500      $  142    $   642
Brazil.........................................     1,770       1,558      3,328
Colombia.......................................        --         158        158
Mexico.........................................       989         439      1,428
Peru...........................................        --         745        745
Portugal.......................................        --         216        216
Spain..........................................     2,675          20      2,695
Venezuela......................................     1,184         214      1,398
Other..........................................       318         160        478
                                                   ------      ------    -------
Total..........................................    $7,436      $3,652    $11,088
                                                   ======      ======    =======

          YEAR ENDED DECEMBER 31, 2000:

                                                      SUBSCRIBER-BASED FEES
                                                 -------------------------------
                                                 DIRECT-TO-
                                                    HOME       CABLE      TOTAL
                                                 ----------    ------    -------
Argentina......................................    $  740      $  469    $ 1,209
Brazil.........................................     2,490         879      3,369
Colombia.......................................        50          92        142
Chile..........................................       147         503        650
Mexico.........................................     1,147         845      1,992
Peru...........................................        --         183        183
Portugal.......................................       227         308        535
Spain..........................................     2,827          84      2,911
Venezuela......................................       961         487      1,448
Other..........................................       357         810      1,167
                                                   ------      ------    -------
Total..........................................    $8,946      $4,660    $13,606
                                                   ======      ======    =======

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

          THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED):

                                                      SUBSCRIBER-BASED FEES
                                                 -------------------------------
                                                 DIRECT-TO-
                                                    HOME       CABLE      TOTAL
                                                 ----------    ------    -------
Argentina......................................    $  205      $  255    $   460
Brazil.........................................       461         333        794
Mexico.........................................       276         220        496
Portugal.......................................        45          81        126
Spain..........................................       440          --        440
Venezuela......................................       302          83        385
Other..........................................        97         156        253
                                                   ------      ------    -------
Total..........................................    $1,826      $1,128    $ 2,954
                                                   ======      ======    =======

          THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED):

                                                      SUBSCRIBER-BASED FEES
                                                  ------------------------------
                                                  DIRECT-TO-
                                                     HOME       CABLE     TOTAL
                                                  ----------    ------    ------
Argentina.......................................    $  168      $  102    $  270
Brazil..........................................       503         295       798
Chile...........................................       151         143       294
Mexico..........................................       473         268       741
Portugal........................................        36          63        99
Spain...........................................       537          41       578
Venezuela.......................................       248         103       351
Other...........................................       372         137       509
                                                    ------      ------    ------
Total...........................................    $2,488      $1,152    $3,640
                                                    ======      ======    ======

4.  RELATED PARTY TRANSACTIONS

    MANAGEMENT SERVICES -- A subsidiary of Ibero-American Media Partners performs the following management services for Playboy TV Latin America: cash management; accounting and financial reporting; facilities management; technical and affiliate and advertising sales. The fees for these services are determined based on the estimated value of the services provided and are agreed upon by the owners annually in connection with the approval of the business plan and annual budget. Management of Playboy TV Latin America believes that the fees charged for these services are reasonable. For the years ended December 31, 1999 and 2000, Playboy TV Latin America incurred expenses for the various services provided by Ibero-American Media Partners in the amount of $4,339 and $4,334, respectively. For the three months ended March 31, 2000 and 2001, Playboy TV Latin America incurred expenses for the various services provided by Ibero-American Media Partners in the amount of $955 and $1,409, respectively. As of December 31, 1999 and 2000, and March 31, 2001 Playboy TV Latin America had a liability to Ibero-American Media Partners for these services and for reimbursements of expenses paid on behalf of Playboy TV Latin America, in the amounts of $1,072, $1,120 and $745, respectively. These amounts are included in due to related parties in the accompanying combined balance sheets.

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    PROGRAM SUPPLY AND TRADEMARK LICENSE AGREEMENTS -- Through August 31, 1999, Playboy TV Latin America acquired from PEGI all of its programming and was charged a trademark and royalty fee for the use of certain trademarks by an affiliate of PEGI. On August 31, 1999, Playboy TV International, LLC ("Playboy TV International"), an affiliate of Playboy TV Latin America through common ownership, acquired from PEGI and its affiliate the rights to the programming and trademarks. The program supply and trademark agreements were assigned from PEGI and its affiliate to Playboy TV International.

    Playboy TV Latin America is charged a trademark royalty of 5% of adjusted gross revenues, as defined, from the Playboy TV service. For the years ended December 31, 1999 and 2000, Playboy TV Latin America incurred $332 and $513, respectively, in trademark royalty expense. For the three months ended March 31, 2000 and 2001, Playboy TV Latin America incurred $125 and $150, respectively, in trademark royalty expense. Trademark royalty expense is included in marketing and sales expenses in the accompanying combined statements of operations. As of December 31, 1999 and 2000, and March 31, 2001 Playboy TV Latin America had a liability for trademark royalties amounting to $233, $449 and $482, respectively. These amounts were included in due to related parties in the accompanying combined balance sheets.

    For Playboy TV programming, excluding programming for the Playboy TV service provided in Spain and Portugal, Playboy TV Latin America is charged the greater of (a) a guaranteed minimum program license fee and (b) a fee determined based on certain factors including the number of subscribers. The guaranteed minimum program license fee is 66.7% payable in cash. The remainder is due at the time Playboy TV Latin America reaches cash break even. On August 31, 1999, the portion of the programming rights payable to PEGI was settled and recorded in the accompanying financial statements as a contribution of capital as it was settled amongst related parties. For programming used in providing the Playboy TV services in Spain and Portugal, Playboy TV Latin America is charged a minimum guaranteed program license fee. For the years ended December 31, 1999 and 2000, Playboy TV Latin America incurred approximately $4,047 and $4,193, respectively, in total Playboy TV program license fees. For the three months ended March 31, 2000 and 2001, Playboy TV Latin America incurred approximately $1,021 and $1,111, respectively, in total Playboy TV program license fees. Program license fees are included in product, content and technology expenses in the accompanying combined statements of operations.

    For Spice programming, Playboy TV Latin America is charged a minimum guaranteed program license fee. For the years ended December 31, 1999 and 2000, Playboy TV Latin America incurred approximately $1,629 and $1,711, respectively, in Spice program license fees. For the three months ended March 31, 2000 and 2001, Playboy TV Latin America incurred approximately $421 and $442, respectively, in Spice program license fees. These program license fees are included in product, content and technology expenses in the accompanying combined statements of operations.

    REVENUES -- For the years ended December 31, 1999 and 2000, Playboy TV Latin America earned subscriber-based revenues from an affiliate amounting to $4,262 and $4,841, respectively. For the three months ended March 31, 2000 and 2001, Playboy TV Latin America earned subscriber-based revenues from an affiliate amounting to $1,299 and $1,168, respectively.

       PLAYBOY TV LATIN AMERICA, LLC, PLAYBOY TV B.V. AND PTVLA U.S., LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

5.  PROPOSED TRANSACTION

    Claxson Interactive Group Inc. was incorporated as an international business company under the laws of the British Virgin Islands on October 16, 2000. In connection with a combination agreement entered into by Ibero-American Media Partners' shareholders on October 30, 2000, Ibero-American Media Partners' ownership interest in all of its operating and non-operating subsidiaries, including its interest in Playboy TV Latin America, will be transferred to Claxson in exchange for Class A, Class C and Class H common shares of Claxson. As part of this transaction, it is contemplated that the operations of Playboy TV Latin America will be integrated with those of Playboy TV International.

6.  SUBSEQUENT EVENT

    The combination agreement referred to in Note 5 was amended as of June 26, 2001. This amendment, among other things, reallocated the number of Claxson Class A common shares to be issued to the parties to the transaction. The transaction is expected to be completed in the third quarter of 2001.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Owners
  of AEI Collingham Holdings Co. Ltd.:

We have audited the accompanying balance sheets of AEI Collingham Holdings Co. Ltd. ("AEI Music Latin America") as of December 31, 1999 and 2000, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999 and 2000. These financial statements are the responsibility of AEI Music Latin America's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AEI Music Latin America at December 31, 1999 and 2000 and the results of its operations and its cash flows for the years ended December 31, 1999 and 2000, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 1, 2001, except for Note 5, as to which the date is June 26, 2001.

                        AEI COLLINGHAM HOLDINGS CO. LTD.

                                 BALANCE SHEETS
          AS OF DECEMBER 31, 1999, 2000 AND MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                               DECEMBER 31,      MARCH 31,
                                                              --------------    -----------
                                                              1999     2000        2001
                                                              ----    ------    -----------
                                                                                (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash......................................................  $ 56    $  749      $1,083
  Accounts receivable from an affiliate.....................    --       668         758
  Other current assets......................................    13        23          23
                                                              ----    ------      ------
     Total current assets...................................    69     1,440       1,864
PROPERTY AND EQUIPMENT, NET.................................   455       389         340
SOFTWARE LICENSES, NET......................................    --        33          29
                                                              ----    ------      ------
TOTAL ASSETS................................................  $524    $1,862      $2,233
                                                              ====    ======      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $ 25    $   66      $  112
  Due to related parties....................................   176       314         337
                                                              ----    ------      ------
     Total current liabilities..............................   201       380         449
                                                              ----    ------      ------
SHAREHOLDERS' EQUITY:
  Class A Common shares, $1 par, 25,000 shares authorized;
     100 shares issued and outstanding......................    --        --          --
  Class C Common shares, $1 par, 25,000 shares authorized;
     100 shares issued and outstanding......................    --        --          --
  Additional paid-in capital................................   500     1,000       1,000
  (Accumulated deficit) retained earnings...................  (177)      482         784
                                                              ----    ------      ------
     Total shareholders' equity.............................   323     1,482       1,784
                                                              ----    ------      ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................  $524    $1,862      $2,233
                                                              ====    ======      ======

                       See notes to financial statements.

                        AEI COLLINGHAM HOLDINGS CO. LTD.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                            YEAR ENDED       THREE MONTHS ENDED
                                                           DECEMBER 31,           MARCH 31,
                                                          ---------------    -------------------
                                                          1999      2000      2000         2001
                                                          -----    ------    -------      ------
                                                                                 (UNAUDITED)
SUBSCRIBER-BASED FEES...................................  $  --    $1,986     $ 180        $761
                                                          -----    ------     -----        ----
OPERATING EXPENSES:
  Product content and technology........................     83       511       128         129
  Marketing and sales...................................      1       113        20          45
  Corporate and administration..........................     80       496       118         232
  Depreciation and amortization.........................     13       207        47          53
                                                          -----    ------     -----        ----
     Total operating expenses...........................    177     1,327       313         459
                                                          -----    ------     -----        ----
NET (LOSS) INCOME.......................................  $(177)   $  659     $(133)       $302
                                                          =====    ======     =====        ====

                       See notes to financial statements.

                        AEI COLLINGHAM HOLDINGS CO. LTD.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
               AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                            (ACCUMULATED
                                                              ADDITIONAL      DEFICIT)
                                                   COMMON      PAID-IN        RETAINED
                                                   SHARES      CAPITAL        EARNINGS      TOTAL
                                                   -------    ----------    ------------    ------
BALANCE, January 1, 1999.........................       --      $   --         $  --        $   --
  Capital contributions..........................       --         500            --           500
  Net loss.......................................       --          --          (177)         (177)
                                                   -------      ------         -----        ------
BALANCE, December 31, 1999.......................       --         500          (177)          323
  Capital contributions..........................       --         500            --           500
  Net income.....................................       --          --           659           659
                                                   -------      ------         -----        ------
BALANCE, December 31, 2000.......................       --       1,000           482         1,482
  Net income.....................................       --          --           302           302
                                                   -------      ------         -----        ------
BALANCE, March 31, 2001 (Unaudited)..............       --      $1,000         $ 784        $1,784
                                                   =======      ======         =====        ======

                       See notes to financial statements.

                        AEI COLLINGHAM HOLDINGS CO. LTD

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                              THREE MONTHS
                                                            YEARS ENDED           ENDED
                                                            DECEMBER 31,        MARCH 31,
                                                           --------------    ---------------
                                                           1999     2000     2000      2001
                                                           -----    -----    -----    ------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income......................................  $(177)   $ 659    $(133)   $  302
  Adjustments to reconcile net (loss) income to net cash
  provided by (used in) operating activities:
     Depreciation and amortization.......................     13      207       47        53
  Changes in operating assets and liabilities:
     Accounts receivable from an affiliate...............     --     (668)    (180)      (90)
     Other current assets................................    (13)     (10)       4        --
     Accounts payable and accrued expenses...............     25       41       10        46
     Due to related parties..............................    176      138       32        23
                                                           -----    -----    -----    ------
       Net cash provided by (used in) operating
          activities.....................................     24      367     (220)      334
                                                           -----    -----    -----    ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment..................   (468)    (124)     (93)       --
  Acquisition of software license........................     --      (50)     (50)       --
                                                           -----    -----    -----    ------
       Net cash used in investing activities.............   (468)    (174)    (143)       --
                                                           -----    -----    -----    ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions..................................    500      500      500        --
                                                           -----    -----    -----    ------
NET INCREASE IN CASH.....................................     56      693      137       334
CASH, BEGINNING OF PERIOD................................     --       56       56       749
                                                           -----    -----    -----    ------
CASH, END OF PERIOD......................................  $  56    $ 749    $ 193    $1,083
                                                           =====    =====    =====    ======

                       See notes to financial statements.

                        AEI COLLINGHAM HOLDINGS CO. LTD.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

1.  GENERAL

    AEI Collingham Holdings Co. Ltd. ("AEI Music Latin America") develops and delivers 20 digital music channels through an affiliated direct-to-home satellite operator to viewers throughout Latin America. AEI Music Latin America intends to develop and deliver music services to retail and commercial establishments in Latin America. AEI Music Latin America was formed under the laws of the Cayman Islands in 1998 pursuant to a 50/50 shareholders agreement executed on December 3, 1998 between AEI Holdings Inc. and a member of the Cisneros Group of Companies. AEI Music Latin America was not capitalized until 1999. In 1999, it only incurred some start-up expenses. Commercial operations started in March, 2000.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED INTERIM FINANCIAL STATEMENTS -- The accompanying financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are unaudited; in the opinion of management, the unaudited interim financial statements contain all adjustments necessary for a fair presentation of the interim periods presented, and all adjustments are of a normal and recurring nature. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for the entire fiscal year.

    FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of financial instruments held by AEI Music Latin America is based on a number of factors and assumptions and may not necessarily be representative of the actual gains or losses that may be realized upon settlement. The carrying amounts of accounts receivable from an affiliate, accounts payable, accrued expenses and due to related parties approximate their fair value due to their short-term nature.

    RISK MANAGEMENT -- AEI Music Latin America generates revenues from one customer that operates in countries throughout Latin America. AEI Music Latin America's financial performance may be affected by inflation, exchange rates and controls, price controls, interest rates, changes in governmental economic policy, taxation and political, economic or other developments in or affecting the Latin American countries in which AEI Music Latin America operates. AEI Music Latin America's foreign exchange rate risk is limited in that all of its assets and liabilities are denominated in U.S. dollars. AEI Music Latin America does not enter into derivative transactions to hedge against these potential risks. As a result, the January 1, 2001 implementation of Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, did not have a material impact on AEI Music Latin America's financial position, results of operations or cash flows.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE -- AEI Music Latin America carries accounts receivable at the amount it deems to be collectible. As of December 31, 1999 and 2000 and March 31, 2001 an allowance for doubtful accounts receivable was not considered necessary.

                        AEI COLLINGHAM HOLDINGS CO. LTD.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from three to five years. As of December 31, 1999 and 2000, accumulated depreciation of property and equipment amounted to $13 and $203, respectively. As of March 31, 2001, accumulated depreciation of property and equipment was $252.

    LONG-LIVED ASSETS -- Long-lived assets are reviewed on an ongoing basis for impairment based on comparison of carrying value against estimated undiscounted future cash flows. If an impairment is identified, the carrying amount of the assets is adjusted to fair value.

    REVENUE RECOGNITION -- AEI Music Latin America has entered into a long-term distribution agreement with an affiliated distributor pursuant to which it receives a monthly license fee based on the number of subscribers. The license fee is recorded as revenue as AEI Music Latin America provides digital music services to the distributor. The agreement expires on December 31, 2003. AEI Music Latin America believes that its revenue recognition policies conform to Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

    INCOME TAXES -- AEI Music Latin America is not subject to income taxes.

    SEGMENT INFORMATION -- At present, AEI Music Latin America only operates in one segment as all of its revenues are derived from a single affiliated distributor.

3.  RELATED PARTY TRANSACTIONS

    A subsidiary of Ibero-American Media Partners II, Ltd. performs management services including: cash management, accounting and financial reporting, and facilities management. The fees for these services are determined based on the estimated value of the services provided and are agreed upon by the shareholders annually in connection with the approval of the business plan and annual budget. Management of AEI Music Latin America believes the fees charged for these services are reasonable. For the years ended December 31, 1999 and 2000, management services fees charged by this affiliate amounted to $35 and $190, respectively. As of December 31, 1999 and 2000, AEI Music Latin America had a liability to this affiliate for management fees and for other reimbursements amounting to $60 and $200, respectively, which is included in due to related parties in the accompanying balance sheets. For the three months ended March 31, 2000 and 2001, management services fees charged by this affiliate amounted to $47 and $59, respectively. As of March 31, 2001, AEI Music Latin America had a liability to this affiliate for management fees and other reimbursements amounting to $287, which is included in due to related parties in the accompanying balance sheets. Additionally, AEI Music Latin America has entered into certain licensing agreements with its shareholders pursuant to which it pays license fees. The license fee paid to each shareholder is an annual fee of $5 plus 2% of revenues. For the year ended December 31, 2000, this license fee amounted to $90. No license fee was incurred in 1999. As of December 31, 2000, AEI Music Latin America had a liability for these license fees amounting to $90 which is included in due to related parties in the accompanying balance sheets. For the three months ended March 31, 2000 and 2001, this license fee amounted to $10 and $33, respectively. As of March 31, 2001, AEI Music Latin America had a liability for these license fees amounting to $33, which is included in due to related parties in the accompanying balance sheets.

    AEI Music Latin America licensed certain software from one of its shareholders for $50. The license fee was capitalized and is being amortized over three years on a straight-line method. For the year

                        AEI COLLINGHAM HOLDINGS CO. LTD.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    ended December 31, 2000, amortization expense amounted to $17. Amortization expense amounted to $4 in each of the three months ended March 31, 2000 and 2001.

4.  PROPOSED TRANSACTION

    Claxson Interactive Group Inc. ("Claxson") was incorporated as an international business company under British Virgin Islands Law on October 16, 2000. In connection with a combination agreement executed by a shareholder of AEI Music Latin America, on October 30, 2000, certain subsidiaries of the shareholder, including the subsidiary that holds its interest in AEI Music Latin America, will be transferred to Claxson in exchange for Class A common shares of Claxson.

5.  SUBSEQUENT EVENT

    The combination agreement referred to in Note 4 was amended as of June 26, 2001. This amendment, among other things, reallocated the number of Claxson Class A common shares to be issued to the parties to the transaction. The transaction is expected to be completed in the third quarter of 2001.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Owners
  of Rainbow Heights International, Ltd.:

We have audited the accompanying balance sheet of Rainbow Heights International, Ltd. ("Cl@se") as of December 31, 2000, and the related statements of operations, shareholders' equity and cash flows for the period from January 1, 2000 (date of commencement) through December 31, 2000. These financial statements are the responsibility of Cl@se's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cl@se as of December 31, 2000 and the results of its operations and its cash flows for the period from January 1, 2000 (date of commencement) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 1, 2001, except for Note 5, as to which the date is June 26, 2001

                      RAINBOW HEIGHTS INTERNATIONAL, LTD.

                                 BALANCE SHEETS
             AS OF DECEMBER 31, 2000 AND MARCH 31, 2001 (UNAUDITED)
                (IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE DATA)

                                                              DECEMBER 31,     MARCH 31,
                                                                  2000           2001
                                                              ------------    -----------
                                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash......................................................     $  64          $  595
  Accounts receivable from an affiliate.....................       502             560
  Programming rights, net...................................        22             107
  Other current assets......................................        17               6
                                                                 -----          ------
     Total current assets...................................       605           1,268
PROPERTY AND EQUIPMENT, NET.................................        62              62
PROGRAMMING RIGHTS, NET.....................................       178              90
                                                                 -----          ------
TOTAL ASSETS................................................     $ 845          $1,420
                                                                 =====          ======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................     $  98          $   20
  Due to related parties....................................       271             575
                                                                 -----          ------
     Total current liabilities..............................       369             595
                                                                 -----          ------
SHAREHOLDERS' EQUITY:
  Common shares, $1 par value, 1,000 shares authorized,
     issued and outstanding.................................         1               1
  Additional paid-in capital................................       891           1,291
  Accumulated deficit.......................................      (416)           (467)
                                                                 -----          ------
     Total shareholders' equity.............................       476             825
                                                                 -----          ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................     $ 845          $1,420
                                                                 =====          ======

                       See notes to financial statements.

                      RAINBOW HEIGHTS INTERNATIONAL, LTD.

                            STATEMENTS OF OPERATIONS
     FROM JANUARY 1, 2000 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                        FROM JANUARY 1, 2000      THREE MONTHS
                                                       (DATE OF COMMENCEMENT)        ENDED
                                                              THROUGH              MARCH 31,
                                                            DECEMBER 31,        ----------------
                                                                2000            2000        2001
                                                       ----------------------   ----        ----
                                                                                  (UNAUDITED)
REVENUES:
  Subscriber-based fees..............................          $1,735           $377        $562
  Advertising........................................               3              1          --
                                                               ------           ----        ----
     Total revenues..................................           1,738            378         562
                                                               ------           ----        ----
OPERATING EXPENSES:
  Product content and technology.....................             733            172         222
  Marketing and sales................................             679            121         214
  Corporate and administration.......................             734            164         172
  Depreciation and amortization......................               8             --           5
                                                               ------           ----        ----
     Total operating expenses........................           2,154            457         613
                                                               ------           ----        ----
NET LOSS.............................................          $ (416)          $(79)       $(51)
                                                               ======           ====        ====

                       See notes to financial statements.

                      RAINBOW HEIGHTS INTERNATIONAL, LTD.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
     FROM JANUARY 1, 2000 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 2000
               AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                               ADDITIONAL
                                                     COMMON     PAID-IN      ACCUMULATED
                                                     SHARES     CAPITAL        DEFICIT      TOTAL
                                                     ------    ----------    -----------    -----
CAPITAL CONTRIBUTIONS..............................    $1        $  891         $  --       $ 892
  Net loss.........................................    --            --          (416)       (416)
                                                       --        ------         -----       -----
BALANCE, December 31, 2000.........................     1           891          (416)        476
  Capital contribution.............................    --           400            --         400
  Net loss.........................................    --            --           (51)        (51)
                                                       --        ------         -----       -----
BALANCE, March 31, 2001 (unaudited)................    $1        $1,291         $(467)      $ 825
                                                       ==        ======         =====       =====

                       See notes to financial statements.

                      RAINBOW HEIGHTS INTERNATIONAL, LTD.

                            STATEMENTS OF CASH FLOWS
     FROM JANUARY 1, 2000 (DATE OF COMMENCEMENT) THROUGH DECEMBER 31, 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                              THREE MONTHS
                                                                                  ENDED
                                                                                MARCH 31,
                                                              DECEMBER 31,    -------------
                                                                  2000        2000     2001
                                                              ------------    -----    ----
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................     $(416)       $ (79)   $(51)
  Adjustments to reconcile net loss to net cash (used in)
  provided by operating activities:
     Amortization of programming rights.....................        33            5      25
     Depreciation and amortization..........................         8           --       5
     Changes in operating assets and liabilities:
          Accounts receivable from an affiliate.............      (502)        (377)    (58)
          Other current assets..............................       (17)          (7)     11
          Acquisition of programming rights.................      (233)        (115)    (22)
          Accounts payable and accrued expenses.............        98          370     (78)
          Due to related parties............................       271          207     304
                                                                 -----        -----    ----
       Net cash (used in) provided by operating
          activities........................................      (758)           4     136
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................       (70)          --      (5)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions.....................................       892           --     400
                                                                 -----        -----    ----
NET INCREASE IN CASH........................................        64            4     531
CASH, BEGINNING OF PERIOD...................................        --           --      64
                                                                 -----        -----    ----
CASH, END OF PERIOD.........................................     $  64        $   4    $595
                                                                 =====        =====    ====

                       See notes to financial statements.

                      RAINBOW HEIGHTS INTERNATIONAL, LTD.

                         NOTES TO FINANCIAL STATEMENTS
                  FROM JANUARY 1, 2000 (DATE OF COMMENCEMENT)
    THROUGH DECEMBER 31, 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001
                                  (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

1.  GENERAL

    Rainbow Heights International, Ltd. ("Cl@se") is an international business company organized under the laws of the British Virgin Islands on March 18, 1998. Cl@se is a multimedia educational service offered under the Cl@se name through a variety of media gateways, including pay television and the Internet. Cl@se is wholly owned by members of the Cisneros Group of Companies and did not commence operations until January 1, 2000.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED INTERIM FINANCIAL STATEMENTS -- The accompanying financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are unaudited; in the opinion of management, the unaudited interim financial statements contain all adjustments necessary for a fair presentation of the interim periods presented, and all adjustments are of a normal and recurring nature. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for the entire fiscal year.

    FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of financial instruments held by Cl@se are based on a number of factors and assumptions and may not necessarily be representative of the actual gains or losses that may be realized upon settlement. The carrying amounts of accounts receivable from an affiliate, accounts payable, accrued expenses and due to related parties approximates their fair value due to their short-term nature.

    RISK MANAGEMENT -- Cl@se generates revenues from one customer that operates in countries throughout Latin America. Cl@se's financial performance may be affected by inflation, exchange rates and controls, price controls, interest rates, changes in governmental economic policy, taxation and political, economic or other developments in or affecting the Latin American countries in which Cl@se operates. Cl@se's foreign exchange rate risk is limited in that all of its assets and liabilities are denominated in U.S. dollars. Cl@se does not enter into derivative transactions to hedge against these potential risks. As a result, the January 1, 2001 implementation of Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, did not have a material impact on Cl@se's financial position, results of operations or cash flows.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE -- Cl@se carries accounts receivable at the amount it deems to be collectible. As of December 31, 2000 and March 31, 2001, an allowance for doubtful accounts receivable was not deemed necessary.

    PROGRAMMING RIGHTS -- Programming rights consist of the right to broadcast and distribute acquired or licensed television content and related rights. Programming rights and the related obligations are recorded at gross contract prices. The costs are amortized on varying bases related to the license periods and the anticipated usage of the programs. In the event that an acquired program is replaced and no longer used or otherwise deemed to be impaired, Cl@se reduces the carrying value of the

                      RAINBOW HEIGHTS INTERNATIONAL, LTD.

                         NOTES TO FINANCIAL STATEMENTS
                  FROM JANUARY 1, 2000 (DATE OF COMMENCEMENT)
    THROUGH DECEMBER 31, 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001
                                  (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

    related programming rights accordingly. Programming rights are segregated on the balance sheet between current and non-current based on management's estimate of usage.

    PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from three to five years. As of December 31, 2000 and March 31, 2001, accumulated depreciation of property and equipment amounted to $8 and $13, respectively.

    LONG-LIVED ASSETS -- Long-lived assets are reviewed on an ongoing basis for impairment based on comparison of carrying value against estimated undiscounted future cash flows. If an impairment is identified, the carrying amount of the assets is adjusted to fair value.

    REVENUE RECOGNITION -- Cl@se has entered into a long-term distribution agreement with an affiliated distributor pursuant to which it receives a monthly license fee based on the number of subscribers. The license fee is recorded as revenue as Cl@se provides the television services to the distributor. The agreement expires on December 31, 2003. Cl@se believes that its revenue recognition policies conform to Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

    INCOME TAXES -- Cl@se is not subject to income taxes.

    SEGMENT INFORMATION -- At present, Cl@se only operates in one segment as all of its revenues are derived from a single affiliated distributor.

3.  RELATED PARTY TRANSACTION

    Affiliates of Cl@se perform production and management services, including cash management, accounting and financial reporting, facilities management, and affiliate and advertising sales support. The fees for these services are determined based on the estimated value of the services provided and are agreed upon with the management of Cl@se annually in connection with the approval of the business plan and annual budget. Management of Cl@se believes that the fees charged for these services are reasonable. For the period from January 1, 2000 (date of commencement) through December 31, 2000, management service fees and sales commissions charged by these affiliates amounted to $1,430. As of December 31, 2000, Cl@se had liabilities to these affiliates amounting to $271, which is included in due to related parties in the accompanying balance sheets. For the three months ended March 31, 2000 and 2001, management service fees and sales commissions charged by these affiliates amounted to $284 and $335, respectively. As of March 31, 2001, Cl@se had liabilities to these affiliates amounting to $575, which is included in due to related parties in the accompanying balance sheets.

4.  PROPOSED TRANSACTION

    Claxson Interactive Group Inc. ("Claxson") was incorporated as an international business company under British Virgin Islands Law on October 16, 2000. In connection with a combination agreement executed by a shareholder of Cl@se, on October 30, 2000, certain subsidiaries of the shareholder, including Cl@se, will be transferred to Claxson in exchange for Class A common shares of Claxson.

5.  SUBSEQUENT EVENT

    The combination agreement referred to in Note 4 was amended as of June 26, 2001. This amendment, among other things, reallocated the number of Claxson Class A common shares to be issued to the parties to the transaction. The transaction is expected to be completed in the third quarter of 2001.

                     [This Page Intentionally Left Blank.]

INDEPENDENT AUDITORS' REPORT

To the Shareholders of El Sitio, Inc.:

We have audited the accompanying consolidated balance sheets of El Sitio, Inc. and subsidiaries ("El Sitio") as of December 31, 1999 and 2000 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of El Sitio's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of El Sitio at December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 1, 2001, except for Note 16, as to which the date is August 7, 2001

                        EL SITIO, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
        AS OF DECEMBER 31, 1999 AND 2000 AND MARCH 31, 2001 (UNAUDITED)
               (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                DECEMBER 31,
                                                            --------------------     MARCH 31,
                                                              1999        2000         2001
                                                            --------    --------    -----------
                                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................  $160,029    $ 52,419     $  28,220
  Investments available for sale..........................        --      10,249        18,379
  Trade accounts receivable, net..........................     3,123       8,522         4,601
  Other receivables.......................................       392         953           717
  Inventories.............................................        --       2,004         1,412
  Prepaid advertising and other current assets............    10,094      10,764         9,354
                                                            --------    --------     ---------
     Total current assets.................................   173,638      84,911        62,683
PROPERTY AND EQUIPMENT, NET...............................     5,405      11,613        10,522
CUSTOMER BASE, NET........................................    18,209      12,448         8,827
GOODWILL, NET.............................................        --      17,994        16,977
INTANGIBLE AND OTHER ASSETS, NET..........................     4,668      10,152        10,657
                                                            --------    --------     ---------
TOTAL ASSETS..............................................  $201,920    $137,118     $ 109,666
                                                            ========    ========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable........................................  $ 13,499    $ 13,232     $   8,637
  Accrued and other liabilities...........................     4,824       5,968         4,616
  Unearned revenues.......................................       958       1,781         1,541
                                                            --------    --------     ---------
     Total current liabilities............................    19,281      20,981        14,794
                                                            --------    --------     ---------
COMMITMENTS AND CONTINGENCIES (Note 14)
CLASS B CONVERTIBLE PREFERRED SHARES:
  Redeemable $0.01 par value, 8% cumulative dividend --
     1,888,889 shares authorized, 1,111,111 shares issued
     and outstanding at December 31, 1999, liquidation
     preference $0.01 per share...........................     8,967          --            --
                                                            --------    --------     ---------
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value, 200,000,000 shares
     authorized; 40,157,138 and 45,242,304 shares issued
     and outstanding at December 31, 1999 and 2000,
     respectively.........................................       402         452           452
  Additional paid-in capital..............................   225,860     254,103       254,066
  Obligation for future issuance of common shares.........     6,000          --            --
  Deferred share-based compensation.......................   (11,950)     (4,322)       (3,410)
  Discount on Class B convertible preferred shares........    (6,843)         --            --
  Accumulated other comprehensive income (loss)...........     1,061          64          (535)
  Accumulated deficit.....................................   (40,858)   (134,160)     (155,701)
                                                            --------    --------     ---------
     Total shareholders' equity...........................   173,672     116,137        94,872
                                                            --------    --------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................  $201,920    $137,118     $ 109,666
                                                            ========    ========     =========

                See notes to consolidated financial statements.

                        EL SITIO, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                   MARCH 31,
                                                    --------------------------------------   -------------------------
                                                       1998         1999          2000          2000          2001
                                                    ----------   -----------   -----------   -----------   -----------
                                                                                                    (UNAUDITED)
NET REVENUES:
  Advertising and related.........................  $      780   $     4,205   $    21,385   $     2,877   $     1,706
  Connectivity subscription fees..................          --         2,656         8,988         2,769         1,345
  E-commerce......................................          --            --         5,121            --         1,458
                                                    ----------   -----------   -----------   -----------   -----------
    Total.........................................         780         6,861        35,494         5,646         4,509
                                                    ----------   -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of goods sold, e-commerce..................          --            --         4,530            --         1,259
  Product, content and technology.................       1,556         8,237        25,940         5,289         5,848
  Marketing and sales.............................         674        20,656        50,725         9,957         7,083
  Corporate and administration....................       1,940        10,216        26,696         6,584         4,718
  Depreciation and amortization...................         107         2,100        12,958         2,315         5,071
  Merger and restructuring expenses...............          --            --         5,541            --         2,411
                                                    ----------   -----------   -----------   -----------   -----------
    Total costs and expenses......................       4,277        41,209       126,390        24,145        26,390
                                                    ----------   -----------   -----------   -----------   -----------
OPERATING LOSS....................................      (3,497)      (34,348)      (90,896)      (18,499)      (21,881)
                                                    ----------   -----------   -----------   -----------   -----------
OTHER INCOME (EXPENSES):
  Interest income (expense), net..................         (42)          799         5,961         1,923           531
  Foreign exchange gain (loss)....................         (44)           (9)          (82)          133           (46)
  Other income (expense), net.....................          66           (25)         (786)            2          (100)
                                                    ----------   -----------   -----------   -----------   -----------
    Total other (expenses) income, net............         (20)          765         5,093         2,058           385
                                                    ----------   -----------   -----------   -----------   -----------
LOSS BEFORE INCOME TAXES AND DIVIDENDS ON CLASS A
  AND CLASS B CONVERTIBLE PREFERRED SHARES........      (3,517)      (33,583)      (85,803)      (16,441)      (21,496)
PROVISION FOR NON-U.S. INCOME TAXES...............          --            --          (256)           --           (45)
                                                    ----------   -----------   -----------   -----------   -----------
NET LOSS..........................................      (3,517)      (33,583)      (86,059)      (16,441)      (21,541)
DIVIDENDS ON CLASS A AND B CONVERTIBLE PREFERRED
  SHARES..........................................          --        (2,744)       (7,243)       (3,929)           --
                                                    ----------   -----------   -----------   -----------   -----------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS......      (3,517)      (36,327)      (93,302)      (20,370)      (21,541)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
  Change in unrealized loss on investments........          --            --             7            --             1
  Foreign currency translation adjustment.........          (2)        1,063        (1,004)         (728)         (600)
                                                    ----------   -----------   -----------   -----------   -----------
COMPREHENSIVE LOSS ATTRIBUTABLE TO COMMON
  SHAREHOLDERS....................................  $   (3,519)  $   (35,264)  $   (94,299)  $   (21,098)  $   (22,140)
                                                    ==========   ===========   ===========   ===========   ===========
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS PER
  COMMON SHARE:
  Basic and diluted...............................  $    (1.15)  $     (2.66)  $     (2.20)  $     (0.51)  $     (0.48)
                                                    ==========   ===========   ===========   ===========   ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
  Basic and diluted...............................   3,050,000    13,681,306    42,400,487    40,182,063    45,242,304
                                                    ==========   ===========   ===========   ===========   ===========

                See notes to consolidated financial statements.

                        EL SITIO, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
               AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
               (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                     OBLIGATION
                                                                        FOR
                                                                       FUTURE                                    DISCOUNTS
                                                                      ISSUANCE                                  ON CLASS B
                                                        ADDITIONAL       OF       IRREVOCABLE      DEFERRED     CONVERTIBLE
                                    COMMON               PAID-IN       COMMON       CAPITAL      SHARE-BASED     PREFERRED
                                    SHARES     AMOUNT    CAPITAL       SHARES     CONTRIBUTION   COMPENSATION     SHARES
                                  ----------   ------   ----------   ----------   ------------   ------------   -----------
BALANCE, DECEMBER 31, 1997......     100,000    $  1     $     49     $    --       $    --        $     --       $    --
Issuance of common shares in
 exchange for Class B shares of
 El Sitio Argentina.............   3,432,094      34        1,682          --            --              --            --
Issuance of common shares.......   2,467,906      25        1,209          --            --              --            --
Irrevocable capital
 contribution...................          --      --           --          --         2,302              --            --
Foreign currency translation
 adjustment.....................          --      --           --          --            --              --            --
Net loss for the year...........          --      --           --          --            --              --            --
                                  ----------    ----     --------     -------       -------        --------       -------
BALANCE, DECEMBER 31, 1998......   6,000,000      60        2,940          --         2,302              --            --
Issuance of common shares.......     168,098       2           82          --            --              --            --
Irrevocable capital
 contribution...................          --      --           --          --           898              --            --
Capitalization of irrevocable
 capital contribution...........   6,400,000      64        3,136          --        (3,200)             --            --
Issuance of common shares in
 initial public offering, net of
 transaction expenses of
 $2,849.........................   9,430,000      94      137,374          --            --              --            --
Conversion of Class A
 convertible preferred shares...  18,092,000     181       60,443          --            --              --            --
Discount on Class B convertible
 preferred shares...............          --      --        7,778          --            --              --        (7,778)
Amortization of discount on
 Class B convertible preferred
 shares.........................          --      --           --          --            --              --           935
Obligation for future issuance
 of common shares...............          --      --           --       6,000            --              --            --
Exercise of share options.......      67,240       1          115          --            --              --            --
Deferred share-based
 compensation related to share
 options........................          --      --       13,992          --            --         (13,992)           --
Amortization of deferred
 share-based compensation.......          --      --           --          --            --           2,042            --
Foreign currency translation
 adjustment.....................          --      --           --          --            --              --            --
Net loss attributable to common
 shareholders for the year......          --      --           --          --            --              --            --
                                  ----------    ----     --------     -------       -------        --------       -------
BALANCE, DECEMBER 31,
 1999...........................  40,157,338    $402     $225,860     $ 6,000       $    --        $(11,950)      $(6,843)


                                   ACCUMULATED
                                      OTHER
                                  COMPREHENSIVE
                                     (LOSS)       ACCUMULATED
                                     INCOME         DEFICIT      TOTAL
                                  -------------   -----------   --------
BALANCE, DECEMBER 31, 1997......     $   --        $  (1,014)   $   (964)
Issuance of common shares in
 exchange for Class B shares of
 El Sitio Argentina.............         --               --       1,716
Issuance of common shares.......         --               --       1,234
Irrevocable capital
 contribution...................         --               --       2,302
Foreign currency translation
 adjustment.....................         (2)              --          (2)
Net loss for the year...........         --           (3,517)     (3,517)
                                     ------        ---------    --------
BALANCE, DECEMBER 31, 1998......         (2)          (4,531)        769
Issuance of common shares.......         --               --          84
Irrevocable capital
 contribution...................         --               --         898
Capitalization of irrevocable
 capital contribution...........         --               --          --
Issuance of common shares in
 initial public offering, net of
 transaction expenses of
 $2,849.........................         --               --     137,468
Conversion of Class A
 convertible preferred shares...         --               --      60,624
Discount on Class B convertible
 preferred shares...............         --               --          --
Amortization of discount on
 Class B convertible preferred
 shares.........................         --               --         935
Obligation for future issuance
 of common shares...............         --               --       6,000
Exercise of share options.......         --               --         116
Deferred share-based
 compensation related to share
 options........................         --               --          --
Amortization of deferred
 share-based compensation.......         --               --       2,042
Foreign currency translation
 adjustment.....................      1,063               --       1,063
Net loss attributable to common
 shareholders for the year......         --          (36,327)    (36,327)
                                     ------        ---------    --------
BALANCE, DECEMBER 31,
 1999...........................     $1,061        $ (40,858)   $173,672
                                                             (continued)

                        EL SITIO, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
               AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
               (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                     OBLIGATION
                                                                        FOR
                                                                       FUTURE                                    DISCOUNTS
                                                                      ISSUANCE                                  ON CLASS B
                                                        ADDITIONAL       OF       IRREVOCABLE      DEFERRED     CONVERTIBLE
                                    COMMON               PAID-IN       COMMON       CAPITAL      SHARE-BASED     PREFERRED
                                    SHARES     AMOUNT    CAPITAL       SHARES     CONTRIBUTION   COMPENSATION     SHARES
                                  ----------   ------   ----------   ----------   ------------   ------------   -----------
BALANCE, DECEMBER 31, 1999......  40,157,338    $402     $225,860     $ 6,000            --        $(11,950)      $(6,843)
Issuance of common shares.......   1,979,167      20       14,046          --            --              --            --
Issuance of common shares.......   1,713,832      17        5,983      (6,000)           --              --            --
Amortization of discount on
 Class B convertible preferred
 Shares.........................          --      --           --          --            --              --         6,843
Conversion of Class B
 convertible preferred shares...   1,111,111      11        8,956          --            --              --            --
Exercise of share options.......      40,920      --           67          --            --              --            --
Exercise of warrants............     239,936       2           (2)         --            --              --            --
Amortization of deferred
 share-based compensation.......          --      --         (807)         --            --           7,628            --
Foreign currency translation
 adjustment.....................          --      --           --          --            --              --            --
Change in unrealized loss on
 investments available for
 sale...........................          --      --           --          --            --              --            --
Net loss attributable to common
 shareholders for the year......          --      --           --          --            --              --            --
                                  ----------    ----     --------     -------       -------        --------       -------
BALANCE, DECEMBER 31, 2000......  45,242,304     452      254,103          --            --          (4,322)           --
Amortization of deferred
 share-based compensation.......          --      --          (37)         --            --             912            --
Foreign currency translation
 adjustment.....................          --      --           --          --            --              --            --
Change in unrealized loss on
 investments available for
 sale...........................          --      --           --          --            --              --            --
Net loss attributable to common
 shareholders for the three
 months ended...................          --      --           --          --            --              --            --
                                  ----------    ----     --------     -------       -------        --------       -------
BALANCE, MARCH 31, 2001
 (UNAUDITED)....................  45,242,304    $452     $254,066     $    --       $    --        $ (3,410)           --
                                  ==========    ====     ========     =======       =======        ========       =======


                                   ACCUMULATED
                                      OTHER
                                  COMPREHENSIVE
                                     (LOSS)       ACCUMULATED
                                     INCOME         DEFICIT      TOTAL
                                  -------------   -----------   --------
BALANCE, DECEMBER 31, 1999......     $1,061        $ (40,858)   $173,672
Issuance of common shares.......                                  14,066
Issuance of common shares.......         --               --          --
Amortization of discount on
 Class B convertible preferred
 Shares.........................         --               --       6,843
Conversion of Class B
 convertible preferred shares...         --               --       8,967
Exercise of share options.......         --               --          67
Exercise of warrants............         --               --          --
Amortization of deferred
 share-based compensation.......         --               --       6,821
Foreign currency translation
 adjustment.....................     (1,004)              --      (1,004)
Change in unrealized loss on
 investments available for
 sale...........................          7               --           7
Net loss attributable to common
 shareholders for the year......         --          (93,302)    (93,302)
                                     ------        ---------    --------
BALANCE, DECEMBER 31, 2000......         64         (134,160)    116,137
Amortization of deferred
 share-based compensation.......         --               --         875
Foreign currency translation
 adjustment.....................       (600)              --        (600)
Change in unrealized loss on
 investments available for
 sale...........................          1               --           1
Net loss attributable to common
 shareholders for the three
 months ended...................         --          (21,541)    (21,541)
                                     ------        ---------    --------
BALANCE, MARCH 31, 2001
 (UNAUDITED)....................     $ (535)       $(155,701)   $ 94,872
                                     ======        =========    ========

                                                                     (concluded)

                See notes to consolidated financial statements.

                        EL SITIO, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                   THREE MONTHS
                                                                                                      ENDED
                                                                 YEAR ENDED DECEMBER 31,            MARCH 31,
                                                              ------------------------------   --------------------
                                                               1998       1999       2000        2000       2001
                                                              -------   --------   ---------   --------   ---------
                                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to common shareholders................  $(3,517)  $(36,327)  $ (93,302)  $(20,370)  $ (21,541)
Adjustments to reconcile net loss to net cash used in
operating activities:
  Amortization and depreciation.............................      107      2,100      12,958      2,315       5,071
  Amortization of deferred share-based compensation.........       --      2,042       6,821      2,042         875
  Amortization of discount on Class B convertible preferred
    shares..................................................       --        935       6,843      3,729          --
  Changes in assets and liabilities:
    Increase in trade accounts receivable, net..............      (57)    (3,018)     (5,399)      (787)      4,118
    Increase in prepaid advertising and other current
      assets................................................       (7)    (1,593)      1,293     (2,481)      1,213
    Increase in inventories.................................       --         --      (2,004)        (3)        592
    Increase in other receivables and other non-current
      assets................................................     (240)    (4,386)     (6,294)    (1,337)       (307)
    Increase (decrease) in accounts payable.................      273     13,163        (267)    (4,653)     (4,595)
    Increase in accrued and other liabilities...............      221      3,294       1,144        813      (1,352)
    Increase in unearned revenues...........................       --        958         823        224        (240)
                                                              -------   --------   ---------   --------   ---------
      Net cash used in operating activities.................   (3,220)   (22,832)    (77,384)   (20,508)    (16,166)
                                                              -------   --------   ---------   --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment.........................     (510)    (5,502)     (8,977)    (2,741)        (15)
Purchase of investments available for sale..................       --         --    (114,851)   (46,113)    (21,749)
Proceeds from sale or maturity of investments available for
  sale......................................................       --         --     104,595         --      13,620
Purchases of licenses and permits...........................     (223)      (285)        (25)        --          --
Purchases of retail dial-up access customers................       --    (17,373)     (1,671)       (30)         --
Purchase of DeCompras.com...................................       --         --      (8,986)        --          --
                                                              -------   --------   ---------   --------   ---------
      Net cash used in investing activities.................     (733)   (23,160)    (29,915)   (48,884)     (8,144)
                                                              -------   --------   ---------   --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings.........................       --      3,875          --         --          --
Repayments of short-term borrowings.........................       --     (3,875)         --         --          --
Capital contributions.......................................    1,808         84          --         --          --
Irrevocable capital contributions...........................    2,302        898          --         --          --
Net proceeds from issuance of Class A convertible preferred
  shares....................................................       --     58,135          --         --          --
Net proceeds from issuance of Class B convertible preferred
  shares....................................................       --      8,967          --         --          --
Net proceeds from initial public offering...................       --    137,468          --         --          --
Exercise of share options...................................       --        116          67         --          --
                                                              -------   --------   ---------   --------   ---------
      Net cash provided by financing activities.............    4,110    205,668          67         --          --
                                                              -------   --------   ---------   --------   ---------
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS........       --        107        (378)        33         111
                                                              -------   --------   ---------   --------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      157    159,783    (107,610)   (69,359)    (24,199)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............       89        246     160,029    160,029      52,419
                                                              -------   --------   ---------   --------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $   246   $160,029   $  52,419   $ 90,670   $  28,220
                                                              =======   ========   =========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.............................................       --   $  1,732          --   $     20          --
                                                              =======   ========   =========   ========   =========
  Non-U.S. income taxes paid................................  $    --   $     --   $     256   $     --   $      45
                                                              =======   ========   =========   ========   =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Capitalization of shareholder loans to subsidiaries.......  $ 1,142         --          --   $     --   $      --
                                                              =======   ========   =========   ========   =========
  Capitalization of irrevocable capital contributions.......       --   $  3,200          --   $  1,671   $      --
                                                              =======   ========   =========   ========   =========
  Advertising time acquired through the issuance of Class A
    convertible preferred shares............................       --   $  2,489          --   $     --   $      --
                                                              =======   ========   =========   ========   =========
  Advertising time acquired in exchange for obligation to
    issue common shares.....................................       --   $  6,000          --   $     --   $      --
                                                              =======   ========   =========   ========   =========
  Advertising contracts acquired through issuance of common
    shares..................................................       --         --   $   2,693         --   $      --
                                                              =======   ========   =========   ========   =========

                See notes to consolidated financial statements.

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

1.  GENERAL AND ORGANIZATION

     El Sitio, Inc., a British Virgin Islands international business company and its subsidiaries ("El Sitio"), is an Internet media company providing localized content for Spanish-and Portuguese-speaking audiences in Latin America and the United States. El Sitio offers connectivity services in Argentina and Brazil, and, since April 2000, in Colombia. El Sitio also currently provides e-commerce services in Mexico and for Mexican-Americans located in the United States.

     El Sitio was formed in July 1997 as an international business company under the name Blasin International Corporation. In October 1997 and July 1998, El Sitio acquired ownership of interests in subsidiaries located in Uruguay and Argentina, respectively, which were under common ownership. These acquired entities had been established in Argentina and Uruguay on December 30, 1996 and February 24, 1997, respectively, under the names of Cibrian-Campoy Creativos S.A. ("El Sitio Argentina") and Aalefranger S.A., an inactive entity ("El Sitio Uruguay"). During 1998, operating subsidiaries were established in Mexico ("El Sitio Mexico"), the United States ("El Sitio USA") and Brazil ("El Sitio Brazil"). In December 1999, an additional subsidiary was established in Colombia ("El Sitio Colombia"). During 2000, other operating subsidiaries have been established in Chile ("El Sitio Chile") and Venezuela ("El Sitio Venezuela"). Also in 2000, El Sitio acquired DeCompras.com, an e-commerce company in Mexico.

     All of El Sitio's subsidiaries are wholly owned (except for a small number of shares issued to other persons to comply with local corporate law requirements). Minority interest in subsidiaries, which is immaterial, is included in other liabilities and other income.

     At December 31, 2000 and March 31, 2001, El Sitio's operating subsidiaries were as follows:

COUNTRY                                     OPERATING SUBSIDIARIES
-------                                     ----------------------
Argentina                                   El Sitio Argentina
Brazil                                      El Sitio Brazil
Chile                                       El Sitio Chile
Colombia                                    El Sitio Colombia
Mexico                                      DeCompras.com
Mexico                                      El Sitio Mexico
United States                               El Sitio USA
Uruguay                                     El Sitio Uruguay
Venezuela                                   El Sitio Venezuela

     El Sitio has continued to incur losses. Management has undertaken initiatives to expand its revenues and manage its expenses through, among other measures, increased sales of banners, sponsorships and advertising, more cost-efficient development of interactive and other content, targeted advertising and marketing campaigns and selected headcount and other cost reductions. El Sitio's ability to achieve profitability is dependent upon the success of these initiatives and other factors. Management believes that its cash and cash equivalents, and investments available for sale totaling $62,668 at December 31, 2000 (and $46,600 at March 31, 2001) will be sufficient to meet its liquidity and capital resource requirements through at least June 30, 2002.

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

2.  MERGERS AND ACQUISITIONS

     In July 1998, El Sitio acquired 85% of the Class A shares of El Sitio Argentina for $50 and 100% of the Class B shares of El Sitio Argentina in exchange for 3,432,094 common shares of El Sitio. This acquisition, as is generally the case for transactions among companies under common control, was accounted for in a manner similar to the pooling of interests method of accounting, whereby all assets and liabilities have been recorded at their historical carrying amounts.

     During 1999, El Sitio acquired the remaining minority interest in El Sitio Argentina and El Sitio Uruguay. These acquisitions were accounted for under the purchase method of accounting.

     On October 7, 1999, November 5, 1999 and April 3, 2000, El Sitio completed acquisitions of IMPSAT Fiber Networks, Inc.'s ("IMPSAT") retail dial-up access customers in Brazil, Argentina and Colombia for $12,300, $6,200 and $1,900, respectively. Each of these acquisitions was accounted for as a purchase. The purchase price in excess of the fair value of net assets acquired was approximately $20,400 and is recorded as customer base and is being amortized over 3 years using the straight line method. Accumulated amortization as of December 31, 1999 and 2000 was $1,458 and $9,913, respectively.

     During May 2000, El Sitio acquired 100% of the outstanding shares of DeCompras, Inc., a Mexican e-commerce company, in exchange for 1.75 million common shares of El Sitio and $7,000 in cash. The acquisition was recorded under the purchase method of accounting. The purchase price in excess of the fair value of net assets acquired was approximately $20,000 and is recorded as goodwill and is being amortized over 5 years using the straight line method. Accumulated amortization as of December 31, 2000 was $2,364.

     The following information presents the unaudited pro forma information for the years ended December 31, 1999 and 2000, of El Sitio as if the DeCompras acquisition and the acquisition of IMPSAT's customers in Colombia had occurred at the beginning of 1999 and 2000.

                                                            1999       2000
                                                          --------    -------
Net revenues............................................  $  7,977    $37,043
Net loss................................................   (39,129)   (96,215)
Net loss per common share...............................  $  (2.80)   $ (2.27)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- The financial statements are presented on a consolidated basis and include the accounts of El Sitio, Inc. and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INTERIM FINANCIAL REPORTING -- The accompanying unaudited consolidated financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 have been prepared in accordance with interim financial reporting requirements and, therefore, do not include all notes necessary for a fair presentation of financial position, results of operations and changes in cash flows in conformity

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

with accounting principles generally accepted in the United States. In the opinion of management, the unaudited consolidated financial statements contain all adjustments necessary for a fair presentation of the interim periods presented and all adjustments are of a normal and recurring nature. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for the entire fiscal year.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents are highly liquid investments, including short-term investments and time deposits with maturities of three months or less at the time of purchase. Cash equivalents and short-term investments are stated at cost, which approximates market value.

     INVESTMENTS AVAILABLE FOR SALE -- Debt and equity securities that have readily determinable market values are carried at fair value in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, as such securities are classified as available for sale. Unrealized holding gains or losses for securities available for sale are excluded from earnings and are reported as a separate component of comprehensive income (loss).

     INVENTORIES -- Inventories are stated at the lower of cost (first-in, first-out basis) or market. Cost consists of the purchase price, customs, duties, freight and insurance.

     PROPERTY AND EQUIPMENT -- Property and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives:

Computers, software and other equipment           3 years
Furniture, fixtures and other fixed assets        5 - 10 years
Leasehold improvements                            5 years (lease term)

     REVENUE RECOGNITION -- El Sitio derives revenues principally from the sale of advertising and connectivity subscription fees. El Sitio sells advertising primarily at a fixed price per month. Revenues on these contracts are recognized ratably over the period of time in which the advertisement is displayed. El Sitio also sells advertising generally for a fixed fee based on a cost-per-thousand impressions, or "CPM," basis under which such advertisers and advertising agencies receive a guaranteed number of "impressions," or number of times that an advertisement appears in pages viewed by users of El Sitio's online properties. El Sitio's contracts with advertisers and advertising agencies for these types of contracts cover periods ranging from one month to one year. Advertising revenues are recognized ratably based on the number of impressions displayed, provided that El Sitio has no obligations remaining at the end of a period and collection of the resulting receivable is probable. El Sitio's obligations typically include guarantees of minimum number of impressions. To the extent that minimum guaranteed impressions are not met, El Sitio defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. Billing sent to advertisers prior to displaying their advertisements on El Sitio's network are recorded as unearned revenues. Revenues from exclusive sponsorship arrangements are recognized ratably.

     Connectivity subscription fees represent month-to-month subscriptions for pre-paid and per-minute usage of access levels. Subscription revenues are recognized over the period that services are provided.

     For the year ended December 31, 1998, El Sitio had four customers that accounted for more than 10% of total revenue and, collectively, represented 72% of revenues. For the years ended December 31, 1999 and 2000 and the three months ended March 31, 2000 and 2001, El Sitio had no customers that accounted for more than 10% of total revenue.

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

     El Sitio in the ordinary course of business enters into reciprocal services arrangements whereby El Sitio provides advertising service to third parties in exchange for telecommunications services and advertising services in other media. Revenues and expenses from these agreements are recorded at the fair value of services provided or received, whichever is more determinable in the circumstances. The fair value represents market prices negotiated on an arms' length basis. Revenue from reciprocal services arrangements is recognized as income when advertisements are delivered on El Sitio's websites. Expense from reciprocal services arrangements is recognized when telecommunication services are received or El Sitio's advertisements are run in other media which are typically in the same period when the reciprocal service revenue is recognized. Related expenses which include telecommunication charges are classified as product, content and technology and advertising charges are classified as marketing and sales in the accompanying statements of operations. During the years ended December 31, 1998, 1999 and 2000, revenues attributable to reciprocal services totaled approximately $180, $1,342 and $4,595, respectively. For the three months ended March 31, 2000 and 2001, revenues attributable to reciprocal services totaled approximately $711 and $184, respectively. No gain or loss was recognized on these reciprocal services arrangements.

     El Sitio's management believes that its revenue recognition policies conform to Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

     ADVERTISING EXPENSES -- El Sitio expenses advertising costs as incurred. Advertising expense was $180, $16,109 and $33,465 for the years ended December 31, 1998, 1999 and 2000, respectively. Advertising expense for the three months ended March 31, 2000 and 2001 was $7,253 and $2,288, respectively.

     SHARE-BASED COMPENSATION -- SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for employees under share-based compensation plans at fair value. El Sitio has chosen to continue to account for share-based compensation to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for share options issued to employees are measured as the excess, if any, of the fair value of El Sitio's common shares at the date of grant over the amount an employee must pay for the common shares.

     INCOME TAXES -- Deferred income taxes result from temporary differences in the recognition of expenses for tax and financial reporting purposes and are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the liability method of computing deferred income taxes. Under the liability method, deferred taxes are adjusted for tax rate changes as they occur.

     SHARE SPLIT -- On October 28, 1999, El Sitio's Board of Directors approved a 2-for-1 share split. Retroactive restatement has been made to all share amounts to reflect this share split.

     NET LOSS PER COMMON SHARE -- Basic net loss per share is computed based on the average number of common shares outstanding and diluted net loss per share is computed based on the average number of common shares outstanding and, when dilutive, potential common shares from share options and warrants to purchase common shares using the treasury stock method and from convertible securities using the if-converted basis.

     RISK MANAGEMENT -- El Sitio operates in Latin America, a region known for its political and economic volatility. Accordingly, its operations may be adversely affected by changes in market conditions. El Sitio does not have significant foreign currency risk in that it has limited monetary assets and liabilities

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

held in foreign currencies and maintains the majority of its excess funds in US dollar denominated securities. Furthermore, El Sitio does not have substantial interest rate risk exposure due to its limited debt balances. Accordingly, El Sitio does not enter into derivative transactions to hedge against these risks. As a result, the January 1, 2001 implementation of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, did not have a material impact on El Sitio's consolidated financial position, results of operations or cash flows.

     FOREIGN CURRENCY TRANSLATION -- El Sitio's subsidiaries generally use the U.S. dollar as the functional currency because their primary function, the sale of advertising, is originally priced in U.S. dollars. Accordingly, the financial statements of the subsidiaries have been remeasured (or translated into U.S. dollars). The effects of foreign currency transactions and of remeasuring the financial position and results of operations into U.S. dollars are included as net gain or loss on foreign exchange, except for the Brazil subsidiary which uses the local currency as its functional currency and the effects of the translation is included in shareholders' equity.

     IRREVOCABLE CAPITAL CONTRIBUTIONS -- Irrevocable capital contributions represented capital contributions received from existing shareholders from time to time to fund operations and carried no obligation on the part of El Sitio to issue common shares or repay such contributions. On January 29, 1999, El Sitio's Board of Directors approved the issuance of 6,400,000 common shares to capitalize the $3,200 in irrevocable capital contributions.

     LONG-LIVED ASSETS -- Long-lived assets are reviewed on an ongoing basis for impairment based on comparison of carrying value against estimated undiscounted future cash flows. If an impairment is identified, the carrying amount of the assets is adjusted to fair value. No such adjustments were recorded for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- El Sitio's financial instruments include cash and cash equivalents, accounts receivable, investments and accounts payable. The fair value of such financial instruments has been determined using available market information and interest rates as of December 31, 1999 and 2000 and March 31, 2001. The fair value of these financial instruments was not materially different than their carrying value.

     NEW ACCOUNTING PRONOUNCEMENTS -- On June 29, 2001, the Financial Accounting Standards Board adopted new standards, SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. These standards, among other things, eliminate the amortization of goodwill and require that goodwill be tested for impairment, that the excess of acquired net assets over cost (which is sometimes referred to as "negative goodwill") be allocated as a pro rata reduction of certain long-term assets, and that any unallocated excess resulting from business combinations initiated after June 30, 2001 must be recognized as an extraordinary gain. Any unallocated excess resulting from business combinations initiated before July 1, 2001 is to be written off and recognized as the effect of a change in accounting principle.

     As of March 31, 2001, El Sitio had U.S.$16,977 in net goodwill. Amortization of goodwill for the year ended December 31, 2000 amounted to $2,364. Amortization for the three months ended March 31, 2001 amounted to $1,017.

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

4.  INVESTMENTS AVAILABLE FOR SALE

     The amortized cost and estimated fair values of investments available for sale are as follows:

                                                               DECEMBER 31, 2000
                                                      ------------------------------------
                                                                     GROSS       ESTIMATED
                                                      AMORTIZED    UNREALIZED      FAIR
                                                        COST         GAINS         VALUE
                                                      ---------    ----------    ---------
U.S. Treasury securities and obligations of U.S.
  government agencies...............................   $ 9,676         $7         $ 9,683
Obligations of foreign government and foreign
  governmental agencies.............................       566         --             566
                                                       -------         --         -------
Total securities available for sale.................   $10,242         $7         $10,249
                                                       =======         ==         =======

                                                                 MARCH 31, 2001
                                                                  (UNAUDITED)
                                                      ------------------------------------
                                                                     GROSS       ESTIMATED
                                                      AMORTIZED    UNREALIZED      FAIR
                                                        COST         GAINS         VALUE
                                                      ---------    ----------    ---------
U.S. Treasury securities and obligations of U.S.
  government agencies...............................   $16,682         $8         $16,690
Obligations of foreign government and foreign
  governmental agencies.............................     1,689         --           1,689
                                                       -------         --         -------
Total securities available for sale.................   $18,371         $8         $18,379
                                                       =======         ==         =======

     The contractual maturity of investments available for sale at December 31, 2000 and March 31, 2001, are all scheduled to occur within one year. As of December 31, 2000, approximately $415 of securities were held as a guarantee on the lease of certain facilities.

5.  TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable at December 31, 1999 and 2000 and March 31, 2001 by operating subsidiaries are summarized as follows:

                                                                               MARCH 31,
                                                        1999        2000         2001
                                                      --------    --------    -----------
                                                                              (UNAUDITED)
El Sitio Mexico.....................................   $  762     $    791      $   708
El Sitio Argentina..................................    1,345        1,713        1,514
El Sitio Uruguay....................................       62        1,059          611
El Sitio USA........................................      635        1,503          831
El Sitio Brazil.....................................      330        3,607        1,927
DeCompras.com.......................................       --          604          566
All others..........................................       --          365          425
                                                       ------     --------      -------
     Total..........................................    3,134        9,642        6,582
Less: allowance for doubtful accounts...............      (11)      (1,120)      (1,981)
                                                       ------     --------      -------
Trade accounts receivable, net......................   $3,123     $  8,522      $ 4,601
                                                       ======     ========      =======

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

     El Sitio's subsidiaries provide trade credit to their customers in the normal course of business. Prior to extending credit, a customer's financial history is analyzed. The collection of a substantial portion of the trade receivables is susceptible to changes in Latin American economic and political conditions.

     El Sitio provides its allowance for doubtful accounts on a specific identification basis. The activity for the allowance for doubtful accounts for the years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2001 is as follows:

                                                     DECEMBER 31,          THREE MONTHS
                                                ----------------------         ENDED
                                                1998    1999     2000     MARCH 31, 2001
                                                ----    ----    ------    ---------------
                                                                            (UNAUDITED)
Beginning balances............................   --     $ 20    $   11        $ 1,120
Provision for doubtful accounts...............  $20       19     1,749          1,905
Write-offs, net of recoveries.................   --      (28)     (640)        (1,044)
                                                ---     ----    ------        -------
Ending balances...............................  $20     $ 11    $1,120        $ 1,981
                                                ===     ====    ======        =======

6.  OTHER RECEIVABLES

     Other receivables consist primarily of refunds or credits pending from local governments for non-income taxes and other miscellaneous amounts due to El Sitio, Inc. and its operating subsidiaries and are summarized as follows:

                                                        DECEMBER 31,
                                                        ------------
                                                        1999    2000    MARCH 31, 2001
                                                        ----    ----    ---------------
                                                                          (UNAUDITED)
El Sitio Argentina....................................  $141    $234         $182
El Sitio, Inc.........................................    --     220           --
El Sitio Uruguay......................................   115      --            7
El Sitio Brazil.......................................    95      92          126
El Sitio Mexico.......................................    --     167          138
DeCompras.com.........................................    --     104           81
El Sitio USA..........................................    --      63           51
All others............................................    41      73          132
                                                        ----    ----         ----
     Total............................................  $392    $953         $717
                                                        ====    ====         ====

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

7.  PROPERTY AND EQUIPMENT

     Property and equipment consists of:

                                                      DECEMBER 31,
                                                    -----------------
                                                     1999      2000      MARCH 31, 2001
                                                    ------    -------    ---------------
                                                                           (UNAUDITED)
Computers, software and other equipment...........  $4,140    $11,107        $11,439
Furniture, fixtures and other fixed assets........     856      1,522          1,556
Leasehold improvements............................   1,154      2,520          2,172
                                                    ------    -------        -------
     Total........................................   6,150     15,149         15,167
Less: accumulated depreciation....................    (868)    (3,536)        (4,645)
                                                    ------    -------        -------
Depreciable property, net.........................   5,282     11,613         10,522
Construction in progress..........................     123         --             --
                                                    ------    -------        -------
Property and equipment, net.......................  $5,405    $11,613        $10,522
                                                    ======    =======        =======

     Depreciation expense for the years ended December 31, 1998, 1999 and 2000 amounted to $107, $717 and $2,668, respectively. Depreciation expense for the three months ended March 31, 2000 and 2001 amounted to $494 and $1,109, respectively.

8.  INCOME TAXES

     El Sitio has not provided for income taxes because of its operating loss position. Statutory tax rates range from 15% to 35% depending on the particular country. During the year ended December 31, 2000, however, El Sitio was subject to a minimum asset based income tax in certain jurisdictions which totaled $256. Deferred tax assets associated with the net operating loss carryforwards amounted to $11,798, $34,053 and $37,360 as of December 31, 1999 and 2000 and
March 31, 2001, respectively. Because there is no assurance that El Sitio will generate sufficient tax earnings to utilize its available tax assets derived from loss carryforwards, a corresponding valuation allowance has been established to offset deferred tax assets.

     No deferred tax assets have been recognized for changes in exchange rates for foreign subsidiaries whose functional currency is the U.S. dollar.

9.  SEGMENT INFORMATION

     El Sitio's segment information is based on the geographic locations in which its subsidiaries operate. Each operating subsidiary has a country manager who reports to senior management of El Sitio. Each country manager is currently responsible for managing the assets in his or her respective country, generating revenues, and supervising results of operations.

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

     El Sitio's segment information is as follows:

                                                                                                                 EL SITIO
                                                                                                                   INC.
YEAR ENDED         EL SITIO    EL SITIO   EL SITIO   EL SITIO   EL SITIO   EL SITIO   EL SITIO                   (PARENT
DECEMBER 31,       ARGENTINA   URUGUAY     CHILE      MEXICO     BRAZIL      USA      COLOMBIA   DECOMPRAS.COM   COMPANY)
------------       ---------   --------   --------   --------   --------   --------   --------   -------------   --------
1998
Total assets.....  $    698    $   121    $    --    $   243    $    317   $    31    $    --       $    --      $    80
Net revenues.....  $    657    $   106    $    --    $    17    $     --   $    --    $    --       $    --      $    --
Operating loss...  $ (2,322)   $  (118)   $    --    $  (569)   $    (51)  $  (268)   $    --       $    --      $  (169)
1999
Total assets.....  $ 19,884    $   429    $    --    $ 5,270    $ 14,867   $ 3,881    $    41       $    --      $187,140
Net revenues.....  $  1,932    $   762    $    --    $ 1,508    $  2,196   $   463    $    --       $    --      $    --
Operating loss...  $(13,849)   $  (587)   $    --    $(4,951)   $ (6,194)  $(5,306)   $   (16)      $    --      $(3,443)
2000
Total assets.....  $ 19,294    $ 4,744    $   942    $ 7,118    $ 12,081   $ 3,777    $ 2,580       $25,048      $151,936
Net revenues.....  $  7,243    $ 1,863    $   712    $ 6,220    $  9,229   $ 4,829    $   501       $ 5,121      $   736
Operating loss...  $ (6,849)   $(1,497)   $(1,796)   $(4,328)   $(18,065)  $(9,041)   $(1,878)      $(7,705)     $(40,258)
MARCH 31, 2001
(UNAUDITED)
Total assets.....  $ 16,638    $ 4,275    $   903    $ 6,436    $  7,864   $ 2,940    $ 1,932       $22,341      $127,495
Net revenues.....  $    779    $   452    $    41    $   569    $    806   $   295    $   159       $ 1,458      $   210
Operating loss...  $ (2,107)   $  (488)   $  (320)   $  (662)   $ (4,995)  $(1,769)   $  (635)      $(2,778)     $(8,127)


YEAR ENDED                       CONSOLIDATED
DECEMBER 31,       ELIMINATION      TOTAL
------------       -----------   ------------
1998
Total assets.....   $     (9)      $  1,481
Net revenues.....   $     --       $    780
Operating loss...   $     --       $ (3,497)
1999
Total assets.....   $(29,592)      $201,920
Net revenues.....   $     --       $  6,861
Operating loss...   $     (2)      $(34,348)
2000
Total assets.....   $(90,402)      $137,118
Net revenues.....   $   (960)      $ 35,494
Operating loss...   $    521       $(90,896)
MARCH 31, 2001
(UNAUDITED)
Total assets.....   $(81,158)      $109,666
Net revenues.....   $   (260)      $  4,509
Operating loss...   $     --       $(21,881)

     El Sitio, Inc. is a holding company which holds primarily cash and investments and incurs certain general and administrative expenses. The elimination entries represent the elimination of intercompany balances in the normal course of business.

10.  RELATED PARTY TRANSACTIONS

     El Sitio, in the normal course of business, provides advertising services to IMPSAT in exchange for telecommunication links and connectivity services. During the years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2000 and 2001, such services totaled approximately $165, $213, $165, $41 and $14, respectively. In addition, during the years ended December 31, 1999 and 2000 and the three months ended March 31, 2000 and 2001, El Sitio incurred expenses of $1,870, $5,785, $1,334 and $850, respectively, for telecommunications links and connectivity services provided by IMPSAT. Other revenues from IMPSAT totaled $877 for the year ended December 31, 2000.

11.  SHARE OPTION PLAN

     In May 1999, El Sitio adopted the 1999 Share Option Plan (the "Plan"), pursuant to which 1,240,000 common shares were reserved for issuance upon exercise of options. An additional 2,000,000 common shares were reserved in October 1999, and an additional 1,572,700 common shares were reserved in December 1999. Options granted under the Plan are nonstatutory share options and have an exercise term of no longer than ten years from the grant date. The Plan is designed as a means to retain and motivate key employees and directors. El Sitio's Compensation Committee of El Sitio's Board of Directors, or in the absence thereof, the full Board of Directors administers and interprets the Plan and is authorized to grant options thereunder to all eligible employees of El Sitio, including directors (whether or not they are employees) and executive officers of El Sitio or affiliated companies. The Plan will terminate on December 1, 2008, unless sooner terminated by the Board of Directors.

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

     In August 2000, El Sitio granted 694,500 non-statutory share options at an exercise price of $4.00. In October 2000, El Sitio granted 728,680 non-statutory share options at an exercise price of $2.94.

     In August and September 1999, El Sitio granted non-statutory share options for 292,400 and 623,600 shares, respectively, at an exercise price of $3.50. On November 1, 1999, El Sitio granted additional share options for 1,030,200 of its common shares to employees at an exercise price of $9.00 per share. In December 1999, El Sitio granted additional share options for 490,550 and 1,051,120 common shares to employees at exercise prices of $9.00 and $16.00, respectively, per share. These options vest 30% after the first year, 30% after the second year, and 40% after the third year.

     In October 1998, El Sitio granted non-statutory share options for 322,400 shares at an exercise price of $1.61, the fair value of the shares at the time of grant. These options vest 30% after the first year, 30% after the second year, and 40% after the third year.

     A summary of outstanding share options and changes during each of the periods with activity through the year ended December 31, 2000 is presented below:

                                                              OPTION PRICE PER SHARE
                                                            ---------------------------
                                                NUMBER                         WEIGHTED
                                               OF SHARES     LOW      HIGH     AVERAGE
                                               ---------    -----    ------    --------
Granted 1998 and outstanding
December 31, 1998............................    322,400    $1.61    $ 1.61     $ 1.61
Granted 1999.................................  3,487,870     3.50     16.00       9.67
Exercised 1999...............................    (67,240)    1.61      3.50       1.73
Cancelled 1999...............................    (48,500)    3.50      9.00       5.46
                                               ---------
Outstanding December 31, 1999................  3,694,530     1.61     16.00       9.16
Granted 2000.................................  1,423,180     2.94      4.00       3.46
Exercised 2000...............................    (40,920)    1.61      1.61       1.61
Cancelled 2000...............................   (542,613)    3.50     16.00      10.19
                                               ---------
Outstanding December 31, 2000................  4,534,177    $1.61    $16.00     $ 7.32
                                               =========

     The following table summarizes information concerning outstanding options at December 31, 2000:

                                     OPTIONS OUTSTANDING
                              ---------------------------------       OPTIONS EXERCISABLE
                                  WEIGHTED                        ----------------------------
                                  AVERAGE           WEIGHTED                       WEIGHTED
                  NUMBER         REMAINING          AVERAGE         NUMBER         AVERAGE
EXERCISE PRICE  OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   OUTSTANDING   EXERCISE PRICE
--------------  -----------   ----------------   --------------   -----------   --------------
    $ 1.61         218,240       7.75 years          $ 1.61          97,547         $ 1.61
      2.94         728,680       9.81 years            2.94              --             --
      3.50         767,960       8.64 years            3.50         232,260           3.50
      4.00         627,323       9.58 years            4.00             773           4.00
      9.00       1,369,722       8.87 years            9.00         413,400           9.00
     16.00         822,252       8.94 years           16.00         249,096          16.00
                 ---------                                          -------
                 4,534,177                                          993,076         $ 8.74
                 =========                                          =======

     El Sitio applies APB No. 25 and related interpretations in accounting for its share options plan to employees as described in Note 3. In connection with the granting of share options in 1999, El Sitio

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

recorded total deferred share-based compensation of approximately $13,992. Total deferred share-based compensation is being amortized for financial reporting purposes over the respective vesting periods of the share options. The amount recognized as expense during the years ended December 31, 1999 and 2000 totaled approximately $2,042 and $6,821, respectively.

     If compensation cost for options granted had been determined in accordance with a fair value provisions of SFAS No. 123, the Company's net loss and net loss per share would have been as follows for the years ended December 31, 1998, 1999 and 2000.

                                                       1998        1999        2000
                                                      -------    --------    --------
Net loss attributable to common shareholders:
  As reported.......................................  $(3,517)   $(36,327)   $(93,302)
                                                      =======    ========    ========
  Pro forma.........................................  $(3,525)   $(36,857)   $(96,301)
                                                      =======    ========    ========
Net loss per share attributable to common
  shareholders:
  As reported
     Basic and diluted..............................  $ (1.15)   $  (2.66)   $  (2.20)
                                                      =======    ========    ========
  Pro forma:
     Basic and diluted..............................  $ (1.16)   $  (2.69)   $  (2.27)
                                                      =======    ========    ========

     The fair value for these options was estimated at the grant date using the Black-Scholes Option Pricing Model with the following weighted-average assumptions for the years ended December 31, 1998, 1999 and 2000.

                                                              1998    1999    2000
                                                              ----    ----    -----
Risk free interest rate.....................................  7.0%    7.0%     10.8%
Dividend yield..............................................  0.0%    0.0%      0.0%
Volatility factors..........................................  0.0%    0.0%    122.0%
Weighted average life (years)...............................  3.0     3.0       3.0

12.  CLASS A CONVERTIBLE PREFERRED SHARES

     El Sitio previously had outstanding Class A convertible preferred shares, each of which shares was converted into two common shares on December 15, 1999 (the date of El Sitio's initial public offering). El Sitio had issued such Class A convertible preferred shares during 1999 as follows:

     PRIVATE PLACEMENT -- On July 7, 1999, El Sitio completed a private placement of 5,477,088 Class A Convertible Preferred Shares (the "Class A Convertible Preferred Shares") at $7.00186 per share for $35,837 (net of offering costs of $2,513) under a stock purchase agreement. In addition, El Sitio entered into an arrangement whereby it agreed to issue 856,916 Class A Convertible Preferred Shares (1,713,832 common shares) in return for $6,000 in advertising time credit on media networks owned and controlled by affiliates of Washburn Enterprises, Inc., a subsidiary of Ibero-American Media Partners II, Ltd. Such advertising must be utilized during an eighteen-month period following the closing date of the private placement. El Sitio is required to issue and deliver the number of Class A Convertible Preferred Shares equal to the advertising time incurred on a quarterly basis with all remaining shares being issued at the end of the eighteen-month period, irrespective of the use of the advertising credits. El Sitio is recognizing advertising expense based on the fair value of such shares at the date of the agreement as the advertising

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

credits are used. As of December 31, 2000, El Sitio has approximately $1,465 of unused advertising credits as is reflected in prepaid advertising and other expenses. Additionally, 485,791 common shares have been issued under the agreement with Washburn Enterprises, Inc and, accordingly, a liability to issue the remaining shares is included in shareholders' equity as of December 31, 2000. El Sitio has also agreed to purchase at least $4,000 of advertising time on the media networks owned and controlled by affiliates of Washburn Enterprises, Inc. in return for Washburn's commitment to purchase at least $2,000 of advertising time on the websites maintained by El Sitio and its subsidiaries. As agreed in connection with the private placement, El Sitio is required to pay annual monitoring fees to certain investor groups and annual directors' fees to certain directors amounting to $700 per annum in the aggregate. In addition, El Sitio issued to the placement agent a warrant exercisable for the purchase of approximately 239,936 common shares for one dollar, which were issued during 2000.

     PREFERRED STOCK/BARTER ARRANGEMENT -- On August 31, 1999, El Sitio entered into an agreement relating to a three-year investment and reciprocal advertising arrangement with TV Azteca, S.A. de C.V., a major Mexican television network. Under this agreement, El Sitio will receive, over a three-year period beginning in July 1999, $3,500 of advertising time on TV Azteca's networks (which amounts shall be based on rates actually charged to similarly situated clients of TV Azteca at the time), in return for 355,478 shares of Class A Convertible Preferred Shares issued on August 31, 1999 at the same price per share as in the July 1999 private placement. Prepaid advertising was recorded in the accompanying consolidated balance sheet at the time the shares were issued based on the fair value of the shares.

     FRAMEWORK AGREEMENT -- On August 4, 1999, El Sitio entered into an agreement with IMPSAT which included the private placement of 3,070,615 Class A Convertible Preferred Shares at $7.00186 per share for $21,500.

13.  CLASS B CONVERTIBLE PREFERRED SHARES

     On November 16, 1999, El Sitio completed a private placement of 1,111,111 Class B convertible preferred shares for an aggregate purchase price of $10,000 in cash, or $9.00 per Class B convertible preferred share. The Class B convertible preferred shares have an annual dividend rate of 8%. Each Class B convertible preferred share will automatically convert, on June 15, 2000, into one common share. The discount between the initial public offering price per common share and the $9.00 price per Class B convertible preferred share is being amortized as a deemed dividend during a six-month period. Each share of class B convertible preferred shares was converted to common shares on June 15, 2000.

14.  COMMITMENTS AND CONTINGENCIES

     El Sitio has entered into an agreement, for a term of two years with renewal options, with Sammy Sosa, a renowned baseball player, whereby such baseball player granted El Sitio the exclusive right to use such player's name and likeness on El Sitio's websites for the development of joint marketing campaigns, promotions, research and e-commerce operations. El Sitio will pay this baseball player $1,000 cash in four equal installments of $250. As of December 31, 2000 and March 31, 2001, $250 remained to be paid in future installments. In addition, El Sitio issued Sammy Sosa 25,000 common shares of El Sitio. Approximately $693 is included in other assets and $273 is included in accrued and other liabilities in the accompanying consolidated balance sheet as of December 31, 2000 to account for all of the provisions of this Agreement. Approximately $337 is included in prepaid advertising and other current assets and $257 is included in accrued and other liabilities in the accompanying consolidated balance sheet as of March 31, 2001 to account for all of the provisions of this Agreement. Other assets are being amortized on a straight-

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

line basis over a two-year period. The initial amount of the discount will be remeasured, on a quarterly basis, based on the fair value of the common shares as of the end of each fiscal period.

     El Sitio has entered into employment agreements with various members of management. Minimum compensation commitment approximates $2,500 in the aggregate.

     El Sitio leases several facilities under non-cancelable leases for varying periods through May 2004. Rent expense for these operating leases was approximately $144, $511 and $1,271 for the years ended December 31, 1998, 1999 and 2000, respectively, and $296 and $324 for the three months ended March 31, 2000 and 2001, respectively.

     Future minimum payments under the various noncancelable operating leases are as follows:

TWELVE MONTHS ENDING DECEMBER 31,
2001........................................................  $  951
2002........................................................     797
2003........................................................     653
2004........................................................     409
2005 and thereafter.........................................     103
                                                              ------
Total.......................................................  $2,913
                                                              ======

     El Sitio plans to lend up to $10,000 to one or more of the businesses being contributed by Ibero-American Media Partners to Claxson prior to completion of the transaction. This loan will bear interest at a rate of LIBOR plus 1% per annum and will be payable upon demand of El Sitio. Prior to completion of the transaction, the loans will be guaranteed by Carlyle/Carlton and Hicks Muse.

15.  PROPOSED TRANSACTION

     COMBINATION AGREEMENT -- Claxson Interactive Group Inc. ("Claxson") was incorporated as an international business company under British Islands law on October 16, 2000. In connection with a combination agreement dated October 30, 2000, entered into by El Sitio with Claxson and other parties, El Sitio will become a subsidiary of Claxson. El Sitio's shareholders will receive Class A common shares of Claxson in exchange for their common shares of El Sitio in connection with this transaction. El Sitio recorded $5,541 and $2,411 of merger and restructuring expenses for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively. These expenses primarily consisted of advisory, legal, accounting and other merger-related expenses, such as costs and expenses resulting from organizational changes undertaken to take advantage of synergies that are anticipated from the transaction. El Sitio has recorded such costs as they have been incurred. El Sitio expects to record additional merger-related expenses of approximately $5,600 during the remainder of 2001.

16.  SUBSEQUENT EVENTS

     SALE OF CONNECTIVITY SERVICES BUSINESS IN ARGENTINA -- In June 2001, El Sitio entered into a definitive agreement providing for the sale of its connectivity services business in Argentina to Netizen S.A. for U.S.$1,400 and will result in a loss of approximately U.S.$564.

     DISCONTINUANCE OF OPERATIONS OF DECOMPRAS.COM -- In June 2001, El Sitio's management decided to discontinue the operations of DeCompras.com. The discontinuance of these operations, which is expected

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

to occur in the third quarter of 2001, may result in a loss of approximately U.S.$18,000, primarily from the disposition and write-offs of assets (including unamortized goodwill, fixed assets and inventory).

     LEGAL PROCEEDINGS -- Three civil complaints have been filed in June 2001 in the U.S. District Court for the Southern District of New York against El Sitio, certain of its directors and principal executive officers, and the underwriters which led El Sitio's initial public offering in December 1999. The complaints, which request that the cases be certified as class actions, allege, among other things, that the prospectus and registration statement for the initial public offering were materially misleading because they did not disclose the certain alleged actions on the part of the underwriters. The claims are alleged under both the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934. The complaints seek unspecified money damages. El Sitio believes that the allegations in the complaints relating to it and its directors and principal executive officers are without merit, and intends to defend vigorously itself and its directors and principal executive officers in these cases.


     COMBINATION AGREEMENT -- The combination agreement referred to in Note 15 was amended as of June 26, 2001. This amendment provides, among other things, that El Sitio's shareholders (other than Ibero-American Media Partners II, Ltd.) will receive approximately 20% of the Class A common shares of Claxson in exchange for their common shares of El Sitio. The transaction is expected to be completed in the third quarter of 2001.


     REVERSE SHARE SPLIT -- On August 7, 2001, El Sitio's board of directors approved a one-for-ten reverse share split. Under the reverse share split, every ten outstanding common shares, par value $0.01 per share, will be exchanged for one new El Sitio common share, par value $0.10. The reverse share split will be effective in late August and, accordingly, these financial statements have not been retroactively restated to show the effects of such split. The table below illustrates the weighted average number of common shares outstanding and the net loss attributable to common shareholders per common share (basic and diluted) on a historical (pre-split) and a pro forma (post-split) basis:

HISTORICAL PRE-SPLIT BASIS:

                                                                               THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                   MARCH 31,
                                   --------------------------------------   -------------------------
                                      1998         1999          2000          2000          2001
                                   ----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
NET LOSS ATTRIBUTABLE TO COMMON
  SHAREHOLDERS PER COMMON SHARE:
  Basic and diluted..............  $    (1.15)  $     (2.66)  $     (2.20)  $     (0.51)  $     (0.48)
                                   ==========   ===========   ===========   ===========   ===========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
  Basic and diluted..............   3,050,000    13,681,306    42,400,487    40,182,063    45,242,304
                                   ==========   ===========   ===========   ===========   ===========

                        EL SITIO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
           AND THREE MONTHS ENDED MARCH 31, 2000 AND 2001 (UNAUDITED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

PRO FORMA POST-SPLIT BASIS:

                                                                               THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                MARCH 31,
                                        ----------------------------------   -----------------------
                                          1998        1999         2000         2000         2001
                                        --------   ----------   ----------   ----------   ----------
                                                                                   (UNAUDITED)
NET LOSS ATTRIBUTABLE TO COMMON
  SHAREHOLDERS PER COMMON SHARE:
  Basic and diluted...................  $ (11.53)  $   (26.55)  $   (22.00)  $    (5.07)  $    (4.76)
                                        ========   ==========   ==========   ==========   ==========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
  Basic and diluted...................   305,000    1,368,131    4,240,049    4,018,206    4,524,230
                                        ========   ==========   ==========   ==========   ==========

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following presents unaudited pro forma combined financial information of Claxson Interactive Group Inc. ("Claxson") as of and for the three months ended March 31, 2001, as well as for the year ended December 31, 2000, giving effect to the following transactions:

- the contribution of all of the shares of the subsidiaries of Ibero-American Media Partners II, Ltd. ("Ibero-American Media Partners") in exchange for common shares of Claxson;

- the contribution to Claxson of shares representing: an 80.1% interest in Playboy TV International, LLC ("Playboy TV International"); a 50% interest in AEI Collingham Holdings Co. LTD. ("AEI Music Latin America"); a 100% interest in Rainbow Heights International, Ltd. ("Cl@se"); and a 5.5% interest in ARTISTdirect, Inc. in exchange for common shares of Claxson;

- the merger of a subsidiary of Claxson into El Sitio, Inc. ("El Sitio"), pursuant to which El Sitio will continue as the surviving corporation and become a wholly owned subsidiary of Claxson and the El Sitio shareholders will receive common shares of Claxson;

- the sale of El Sitio's connectivity services business in Argentina and the decision to discontinue the operations of DeCompras.com, El Sitio's e-commerce business; and

-  the one-for-ten reverse share split, which will be effective in August 2001.

     El Sitio has reduced the number of its employees by 25% with an expected annual savings of $8 million to $9 million. This action is not given effect in the pro formas.

     The unaudited pro forma combined balance sheet data have been presented as if these transactions had been effected on March 31, 2001. The unaudited pro forma combined statements of operations have been presented as if these transactions had been effected as of January 1, 2001 and 2000 respectively.

     The unaudited pro forma combined financial information does not purport to represent what Claxson's results of operations or financial condition would have been if such transactions had been effected on the dates indicated and do not purport to project results of operations or financial condition of Claxson for any future period or date. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. Final adjustments could differ from these adjustments.

     The unaudited pro forma combined financial information should be read in conjunction with "Summary -- Selected Financial Data", "Our Business" and the financial statements included in this proxy statement/prospectus.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF MARCH 31, 2001
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                         HISTORICAL
                                           --------------------------------------
                                                      IBERO-
                                                     AMERICAN
                                                      MEDIA                          PRO FORMA    PRO FORMA
                                           CLAXSON   PARTNERS   EL SITIO   CL@SE    ADJUSTMENTS   COMBINED
                                           -------   --------   --------   ------   -----------   ---------
                                                       (A)        (N)                   (B)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents and
     investments.........................    $--     $ 21,179   $ 46,599   $  595    $ (8,245)(c) $ 60,128
  Accounts receivable, net...............    --        36,572      4,601      560          --       41,733
  Programming rights, net................    --         9,382         --      107                    9,489
  Other current assets...................    --        11,254     11,483        6      (4,753)(d)   17,990
                                             --      --------   --------   ------    --------     --------
     Total current assets................    --        78,387     62,683    1,268     (12,998)     129,340
PROPERTY AND EQUIPMENT, NET..............    --        40,720     10,522       62     (10,568)(l)   40,736
PROGRAMMING RIGHTS, NET..................    --         8,650         --       90         (67)(l)    8,673
INVESTMENTS IN UNCONSOLIDATED
  AFFILIATES.............................    --         7,656         --       --       9,014(o)    16,670
INVESTMENTS IN DEBT AND EQUITY
  SECURITIES.............................    --        14,800         --       --      (8,071)(e)    6,729
INTANGIBLE AND OTHER ASSETS, NET.........    --       214,038     36,461       --     (35,249)(f)  215,250
                                             --      --------   --------   ------    --------     --------
TOTAL ASSETS.............................    $--     $364,251   $109,666   $1,420    $(57,939)    $417,398
                                             ==      ========   ========   ======    ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, accrued and other
     liabilities.........................    $--     $ 36,280   $ 14,794   $  595    $  9,706(g)  $ 61,375
  Current portion of programming rights
     obligations.........................    --        14,110         --       --          --       14,110
  Current portion of long-term debt......    --        10,127         --       --          --       10,127
                                             --      --------   --------   ------    --------     --------
     Total current liabilities...........    --        60,517     14,794      595       9,706       85,612
LONG-TERM DEBT...........................    --       109,982         --       --          --      109,982
OTHER LONG-TERM LIABILITIES..............    --        10,121         --       --          --       10,121
MINORITY INTEREST........................    --         2,033         --       --      (2,033)(h)       --
SHAREHOLDERS' EQUITY.....................    --       181,598     94,872      825     (65,612)(i)  211,683
                                             --      --------   --------   ------    --------     --------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY.................................    $--     $364,251   $109,666   $1,420    $(57,939)    $417,398
                                             ==      ========   ========   ======    ========     ========

        See notes to unaudited pro forma combined financial information.

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS INFORMATION

                       THREE MONTHS ENDED MARCH 31, 2001
             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                                           HISTORICAL
                                                  -----------------------------
                                                   IBERO-
                                                  AMERICAN
                                                   MEDIA                             PRO FORMA       PRO FORMA
                                                  PARTNERS    EL SITIO    CL@SE    ADJUSTMENTS(B)    COMBINED
                                                  --------    --------    -----    --------------    ---------
                                                    (A)         (N)
NET REVENUES:
  Subscriber-based fees.........................  $15,960     $  1,345    $562        $  (436)(n)    $ 17,431
  Advertising...................................    9,174        1,706      --             --          10,880
  E-commerce....................................       --        1,458      --         (1,458)(n)          --
  Other sources.................................    2,572           --      --            (63)(j)       2,509
                                                  -------     --------    ----        -------        --------
  Total net revenues............................   27,706        4,509     562         (1,957)         30,820
                                                  -------     --------    ----        -------        --------
OPERATING EXPENSES:
  Cost of goods sold: e-commerce................       --        1,259      --         (1,259)(n)          --
  Product, content and technology...............   12,820        5,848     222           (279)(q)      18,611
  Marketing and sales...........................    4,305        7,083     214         (1,059)(r)      10,543
  Corporate and administration..................    5,112        4,718     172          2,524(s)       12,526
  Depreciation and amortization.................    5,965        5,071       5         (2,054)(n)       8,987
  Merger and restructuring expenses.............       --        2,411      --             --           2,411
                                                  -------     --------    ----        -------        --------
  Total operating expenses......................   28,202       26,390     613         (2,127)         53,078
                                                  -------     --------    ----        -------        --------
OPERATING LOSS..................................     (496)     (21,881)    (51)           170         (22,258)
OTHER INCOME (EXPENSE), NET.....................   (4,048)         385      --             --          (3,663)
SHARE OF LOSS FROM UNCONSOLIDATED AFFILIATES....   (1,132)          --      --           (667)(p)      (1,799)
PROVISION FOR NON-U.S. INCOME TAXES.............     (518)         (45)     --             --            (563)
MINORITY INTEREST...............................       20           --      --             --              20
                                                  -------     --------    ----        -------        --------
NET LOSS........................................  $(6,174)    $(21,541)   $(51)       $  (497)       $(28,263)
                                                  =======     ========    ====        =======        ========
NET LOSS PER COMMON SHARE
  (Basic and diluted)...........................                                                     $  (1.50)
                                                                                                     ========
NUMBER OF SHARES USED IN PER SHARE CALCULATIONS
  (Basic and diluted)...........................                                                       18,539(m)
                                                                                                     ========

        See notes to unaudited pro forma combined financial information.

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS INFORMATION

                          YEAR ENDED DECEMBER 31, 2000
             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                                        HISTORICAL
                                              ------------------------------
                                               IBERO-
                                              AMERICAN
                                               MEDIA                              PRO FORMA       PRO FORMA
                                              PARTNERS    EL SITIO    CL@SE     ADJUSTMENTS(B)    COMBINED
                                              --------    --------    ------    --------------    ---------
                                                (A)         (N)
NET REVENUES:
  Subscriber-based fees.....................  $ 61,887    $  8,988    $1,735       $ (3,232)(n)   $  69,378
  Advertising...............................    43,644      21,385         3         (1,760)(j)      63,272
  E-commerce................................        --       5,121        --         (5,121)(n)          --
  Other sources.............................     7,607          --        --           (637)(j)       6,970
                                              --------    --------    ------       --------       ---------
  Total net revenues........................   113,138      35,494     1,738        (10,750)        139,620
                                              --------    --------    ------       --------       ---------
OPERATING EXPENSES:
  Cost of goods sold: e-commerce............        --       4,530        --         (4,530)(n)          --
  Product, content and technology...........    47,806      25,940       733         (3,602)(q)      70,877
  Marketing and sales.......................    20,533      50,725       679         (5,818)(r)      66,119
  Corporate and administration..............    24,010      26,696       734          1,857(s)       53,297
  Depreciation and amortization.............    21,627      12,958         8         (4,600)(n)      29,993
  Merger and restructuring expenses.........        --       5,541        --             --           5,541
                                              --------    --------    ------       --------       ---------
  Total operating expenses..................   113,976     126,390     2,154        (16,693)        225,827
                                              --------    --------    ------       --------       ---------
OPERATING LOSS..............................      (838)    (90,896)     (416)         5,943         (86,207)
OTHER INCOME (EXPENSE), NET.................   (14,877)      5,093        --             --          (9,784)
SHARE OF LOSS FROM UNCONSOLIDATED
  AFFILIATES................................    (4,930)         --        --         (7,628)(p)     (12,558)
PROVISION FOR NON-U.S. INCOME TAXES.........      (820)       (256)       --             --          (1,076)
MINORITY INTEREST...........................        (4)         --        --             --              (4)
                                              --------    --------    ------       --------       ---------
NET LOSS....................................   (21,469)    (86,059)     (416)        (1,685)       (109,629)
DIVIDENDS ON CONVERTIBLE PREFERRED SHARES...        --      (7,243)       --             --          (7,243)
                                              --------    --------    ------       --------       ---------
NET LOSS ATTRIBUTABLE TO COMMON
  SHAREHOLDERS..............................  $(21,469)   $(93,302)   $ (416)      $ (1,685)      $(116,872)
                                              ========    ========    ======       ========       =========
NET LOSS PER COMMON SHARE
  (Basic and diluted).......................                                                      $   (6.22)
                                                                                                  =========
NUMBER OF SHARES USED IN PER SHARE
  CALCULATIONS
  (Basic and diluted).......................                                                         18,539(m)
                                                                                                  =========

        See notes to unaudited pro forma combined financial information.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                         (IN THOUSANDS OF U.S. DOLLARS)

ADJUSTMENTS:

     The following are the pro forma adjustments made for purposes of the pro forma financial information:

(a) The former shareholders of Ibero-American Media Partners will be the majority shareholders in Claxson. Ibero-American Media Partners is deemed to be the accounting acquiror, for accounting purposes, the accounting predecessor to Claxson. Accordingly, the contribution to Claxson of all of the shares of the subsidiaries of Ibero-American Media Partners has been recorded in the unaudited pro forma combined balance sheet at historical carrying value. The historical financial statements of Ibero-American Media Partners will be the predecessor financial statements. Claxson's financial statements are from the date of its formation.

(b) The merger of El Sitio into a subsidiary of Claxson and the contribution of the shares representing interests in Playboy TV International, AEI Music Latin American, Cl@se and ARTISTdirect, Inc. (such interests being referred to as the "other interests") to Claxson has been recorded in accordance with the purchase method of accounting in the unaudited pro forma combined balance sheet at estimated fair value (other than the 18% of El Sitio already owned by Ibero-American Media Partners). Fair value was determined by reference to El Sitio's average share price before and after execution and delivery of the amendments relating to the combination agreement (June 26, 2001). Historical carrying value of net assets represents the net assets of the contributing company's balance sheet at March 31, 2001 for their respective ownership percentages. The excess of estimated fair value over the purchase price (Excess), which includes $11,500 in capitalizable transaction costs, is as follows:

                                                          OTHER
                                            EL SITIO    INTERESTS      TOTAL
                                            --------    ---------    ---------
Transaction value.........................  $ 15,539    $  7,534     $  23,073
Transaction costs.........................     7,745       3,755        11,500
                                            --------    --------     ---------
Total consideration.......................    23,284      11,289        34,573
Historical carrying value of net assets...   (77,795)    (37,451)     (115,246)
                                            --------    --------     ---------
Excess....................................  $(54,511)   $(26,162)    $ (80,673)
                                            ========    ========     =========

      The Excess has been allocated as a pro rata reduction to long-term assets as follows:

                                                              OTHER
                                                EL SITIO    INTERESTS     TOTAL
                                                --------    ---------    -------
Programming rights, net.......................  $    --      $    67     $    67
Property and equipment, net...................   10,522           46      10,568
Investments in unconsolidated affiliates......       --       26,049      26,049
Intangible and other assets...................   36,461           --      36,461
                                                -------      -------     -------
Allocated excess..............................   46,983       26,162      73,145
Extraordinary gain -- unallocated excess......    7,528           --       7,528
                                                -------      -------     -------
Excess........................................  $54,511      $26,162     $80,673
                                                =======      =======     =======

      Playboy TV International will be carried under the equity method of accounting. Contractually, Claxson will not control Playboy TV International and, therefore, will account for its interest in Playboy TV International under the equity method of accounting. The 19.9% owner in Playboy TV International has substantive participating rights, including the approval of the annual budget and an option to increase its ownership interest in Playboy TV International up to 50%. The carrying value of goodwill will be periodically reviewed by management and impairments, if any, recognized when

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                         (IN THOUSANDS OF U.S. DOLLARS)

      the future undiscounted cash flows related to such intangible assets are less than their carrying values.

(c)   Adjustments to cash and cash equivalents are as follows:

Payments for acquisition of minority interest...............  $(3,245)
Distribution to shareholders of Ibero-American Media
  Partners..................................................   (5,000)
                                                              -------
     Total..................................................  $(8,245)
                                                              =======

      Payments for acquisitions of minority interest represent the acquisition, for cash, of an approximate 3% ownership interest in the broadcast television and radio operations in Chile from minority shareholders. The purchase price amounted to $3,245 resulting in additional goodwill of $1,212. This goodwill is being amortized on a straight-line basis over 20 years.

(d)   Adjustments to other current assets are as follows:

Prepaid advertising.........................................  $(1,807)
Prepaid capitalizable transaction costs.....................   (2,678)
Intercompany receivables....................................     (268)
                                                              -------
     Total..................................................  $(4,753)
                                                              =======

(e)   Adjustments to investments in equity securities are as follows:

Elimination of Ibero-American Media Partners' investment in
  El Sitio..................................................  $(9,634)
Recording of 5.5% interest in ARTISTdirect, Inc.............    1,563
                                                              -------
     Total..................................................  $(8,071)
                                                              =======

(f)   Adjustments to intangible and other assets, net are as follows:

Allocation of excess as described in note (b)...............  $(36,461)
Goodwill related to acquisition of minority interest
  described in note (c).....................................     1,212
                                                              --------
     Total..................................................  $(35,249)
                                                              ========

(g) Adjustments to accounts payable, accrued and other liabilities are as follows:

Liability for transaction costs.............................  $11,781
Elimination of intercompany payables (including a deferred
  liability for prepaid advertising)........................   (2,075)
                                                              -------
     Total..................................................  $ 9,706
                                                              =======

(h) Elimination of the minority interest in Chilean subsidiary as a result of the acquisition described in note (c).

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                         (IN THOUSANDS OF U.S. DOLLARS)

(i)   Adjustments to shareholders' equity are as follows:

Allocation of Excess as described in note (b)...............  $(80,673)
Extraordinary gain -- unallocated excess as described in
  note (b)..................................................     7,528
Investment in Playboy TV International......................    34,171
Investment in AEI Music Latin America.......................       892
Investment in ARTISTdirect, Inc. described in note (e)......     1,563
Capitalizable transaction costs described in note (b).......   (11,500)
Non-capitalizable transaction costs.........................    (2,959)
Elimination of Ibero-American Media Partners' investment in
  El Sitio described in note (e)............................    (9,634)
Distribution to shareholders of Ibero-American Media
  Partners..................................................    (5,000)
                                                              --------
     Total..................................................  $(65,612)
                                                              ========

(j) Elimination of intercompany revenues, consisting primarily of revenues of Ibero-American Media Partners from El Sitio.

(k) Elimination of intercompany expenses, consisting primarily of expenses of El Sitio for services provided by Ibero-American Media Partners. Recording of payment of $350 annual advisory fees payable to certain shareholders pursuant to the combination agreement. Recognition of deferred share-based compensation of El Sitio as a result of a change in control provision in El Sitio's share options and for the year ended December 31, 2000, compensation expense arising from the issuance of 50,000 Class A common shares of Claxson to certain employees of Claxson.

(l)   Allocation of excess as described in note (b).

(m) Represents the number of Claxson shares to be issued to the following in connection with the transaction (in thousands):

Shareholders of Ibero-American Media Partners...............   13,033
Shareholders of El Sitio (excluding Ibero-American Media
  Partners).................................................    3,708
Shareholders of Playboy TV International, AEI, Cl@se and
  ARTISTdirect, Inc. .......................................    1,798
                                                              -------
Total number of shares used in per share calculation........   18,539
                                                              =======

(n) On October 30, 2000, El Sitio announced that it intended to sell its connectivity services businesses in Argentina, Brazil and Colombia. The connectivity services business in Argentina was sold in June 2001 and resulted in a loss of approximately $564. Management believes that this completed sale as well as the proposed sales of Colombia and Brazil will not be significant in relation to the pro forma combined financial information. In June 2001, El Sitio's management decided to discontinue the operations of DeCompras.com, its e-commerce business. The discontinuance of these operations, which is expected to occur in the third quarter of 2001, may result in a loss of approximately $18,000, primarily from the disposition and write-offs of assets (including unamortized goodwill, fixed assets and inventory). The pro forma combined statements of operations information have

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                         (IN THOUSANDS OF U.S. DOLLARS)

      been adjusted to eliminate the historical operations of the connectivity services business in Argentina and DeCompras.com's operations as follows:

                                                               YEAR ENDED     THREE MONTHS
                                                              DECEMBER 31,   ENDED MARCH 31,
                                                                  2000            2001
                                                              ------------   ---------------
          Net revenues:
          Subscriber-based fees.............................    $ 3,232          $  436
          E-commerce........................................      5,121           1,458
                                                                -------          ------
          Total net revenues................................    $ 8,353          $1,894
                                                                =======          ======
          Operating expenses:
          Cost of good sold, e-commerce.....................    $ 4,530          $1,259
          Product, content & technology.....................      3,948             552
          Marketing and sales...............................      3,926           1,230
          Corporate and administration......................      2,230             468
          Depreciation and amortization.....................      4,600           2,054
                                                                -------          ------
          Total operating expenses..........................    $19,234          $5,563
                                                                =======          ======

(o) Adjustments to investments in unconsolidated affiliates to record the equity investments in:

Allocation of Excess as described in note (b)...............  $(26,049)
Playboy TV International....................................    34,171
AEI Music Latin America.....................................       892
                                                              --------
     Total..................................................  $  9,014
                                                              ========

(p) Adjustments to record the share of income (loss) from unconsolidated affiliates as determined based on ownership interests as follows:

                                                     YEAR ENDED     THREE MONTHS
                                                    DECEMBER 31,   ENDED MARCH 31,
                                                        2000            2001
                                                    ------------   ---------------
Playboy TV International..........................    $(7,958)          $(818)
AEI Music Latin America...........................        330             151
                                                      -------           -----
     Total........................................    $(7,628)          $(667)
                                                      =======           =====

(q)   Adjustments to product, content and technology are as follows:

                                                     YEAR ENDED     THREE MONTHS
                                                    DECEMBER 31,   ENDED MARCH 31,
                                                        2000            2001
                                                    ------------   ---------------
Adjustments for intercompany and other expenses as
  described in note (k)...........................    $   346           $ 273
Adjustments to reflect the discontinuance of the
  connectivity services business in Argentina and
  Decompras.com's operation as described in note
  (n).............................................     (3,948)           (552)
                                                      -------           -----
     Total........................................    $(3,602)          $(279)
                                                      =======           =====

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                         (IN THOUSANDS OF U.S. DOLLARS)

(r)   Adjustments to marketing and sales are as follows:

                                                     YEAR ENDED     THREE MONTHS
                                                    DECEMBER 31,   ENDED MARCH 31,
                                                        2000            2001
                                                    ------------   ---------------
Adjustments for intercompany and other expenses as
  described in note (k)...........................    $(1,892)         $   171
Adjustments to reflect the discontinuance of the
  connectivity services business in Argentina and
  Decompras.com's operations as described in note
  (n).............................................     (3,926)          (1,230)
                                                      -------          -------
     Total........................................    $(5,818)         $(1,059)
                                                      =======          =======

(s)   Adjustments to corporate and administration are as follows:

                                                     YEAR ENDED     THREE MONTHS
                                                    DECEMBER 31,   ENDED MARCH 31,
                                                        2000            2001
                                                    ------------   ---------------
Adjustments for intercompany and other expenses as
  described in note (k)...........................    $ 4,087          $ 2,992
Adjustments to reflect the discontinuance of the
  connectivity services business in Argentina and
  Decompras.com's operations as described in note
  (n).............................................     (2,230)            (468)
                                                      -------          -------
     Total........................................    $ 1,857          $ 2,524
                                                      =======          =======

                                                                       ANNEX A-1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             COMBINATION AGREEMENT

                                     AMONG

                                 NEW SITE INC.,

                            NEWHAVEN OVERSEAS CORP.,

               HICKS, MUSE, TATE & FURST LATIN AMERICA FUND, L.P.

           HICKS, MUSE, TATE & FURST LATIN AMERICA PRIVATE FUND, L.P.

                          HMLA 1-SBS COINVESTORS, L.P.

                     IBERO-AMERICAN MEDIA PARTNERS II LTD.

                                      AND

                                 EL SITIO, INC.

                          DATED AS OF OCTOBER 30, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1. Organizational Documents of Holdco and Formation of El Sitio Merger       A-2
Subsidiary................................................................
        1.1.  Organizational Documents of Holdco..........................   A-2
        1.2.  Directors and Officers of Holdco............................   A-2
        1.3.  Organization of El Sitio Merger Subsidiary..................   A-2
        1.4.  Directors and Officers of El Sitio Merger Subsidiary........   A-2
        1.5.  Actions of IAMP.............................................   A-2
 2. The El Sitio Merger and Related Matters...............................   A-2
        2.1.  The Contributions and the El Sitio Merger...................   A-2
        2.2.  Closing.....................................................   A-3
        2.3.  Effective Time..............................................   A-3
        2.4.  Effects of the El Sitio Merger..............................   A-3
        2.5.  Memorandum and Articles of Association......................   A-4
        2.6.  Directors and Officers......................................   A-4
        2.7.  Effect on El Sitio Share Capital............................   A-4
        2.8.  Treatment of Options; Common Share Plans....................   A-4
        2.9.  Certain Adjustments.........................................   A-5
 3. Exchange of Certificates..............................................   A-5
        3.1.  Exchange Fund...............................................   A-5
        3.2.  Exchange Procedures.........................................   A-5
        3.3.  Distributions with Respect to Unexchanged Shares............   A-5
        3.4.  No Further Ownership Rights in El Sitio Common Shares.......   A-6
        3.5.  No Fractional Holdco Common Shares..........................   A-6
        3.6.  Termination of Exchange Fund................................   A-6
        3.7.  No Liability................................................   A-6
        3.8.  Investment of the Exchange Fund.............................   A-6
        3.9.  Lost Certificates...........................................   A-6
        3.10. Withholding Rights..........................................   A-7
        3.11. Further Assurances..........................................   A-7
        3.12. Share Transfer Books........................................   A-7
        3.13. IAMP Matters................................................   A-7
        3.14. Lock-Up Agreements..........................................   A-7
 4. Representations and Warranties........................................   A-7
        4.1.  Representations and Warranties of Newhaven, Hicks and
                IAMP......................................................   A-7
        4.2.  Representations and Warranties of Newhaven..................  A-18
        4.3.  Representations and Warranties of El Sitio..................  A-27
        4.4.  Expiration of Representations and Warranties................  A-36
 5. Transactions Prior to Closing.........................................  A-36
        5.1.  Access to Information Concerning Properties and Records;
                Confidentiality...........................................  A-36
        5.2.  Conduct of the Business of Media Companies Pending the
                Closing Date..............................................  A-37
        5.3.  Conduct of Business of El Sitio Pending the Closing Date....  A-39

                                                                            PAGE
                                                                            ----
        5.4.  Intercompany Transactions...................................  A-41
        5.5.  Further Actions.............................................  A-41
        5.6.  Notification................................................  A-42
        5.7.  Assignment of Rights to Newhaven............................  A-42
        5.8.  Transition Period...........................................  A-42
        5.9.  No Inconsistent Action......................................  A-43
        5.10. Convertible Preferred Shares; Debt Financing................  A-43
        5.11. Redemption or Retirement of Holdco Common Shares Received by
                Subsidiaries of Holdco....................................  A-43
        5.12. IAMP Employee Share and Equity Rights.......................  A-43
        5.13. Agreement with Cablevision..................................  A-44
 6. Additional Agreements.................................................  A-44
        6.1.  Preparation of Proxy Statement; Shareholders Meeting........  A-44
        6.2.  Acquisition Proposals.......................................  A-45
        6.3.  Holdco Board of Directors; PTVI Board of Directors..........  A-47
        6.4.  Fees and Expenses...........................................  A-47
        6.5.  Directors' and Officers' Indemnification and Insurance......  A-48
        6.6.  Public Announcements........................................  A-48
        6.7.  Listing of Holdco Common Shares.............................  A-49
        6.8.  Employee Benefits...........................................  A-49
        6.9.  Iberoamerican Media Holdings Chile S.A. Options.............  A-49
 7. Conditions Precedent..................................................  A-49
        7.1.  Conditions Precedent to Obligations of El Sitio, each Media
                Company, Newhaven and Hicks...............................  A-49
        7.2.  Conditions Precedent to Obligations of El Sitio.............  A-50
        7.3.  Conditions Precedent to the Obligations of Newhaven, Hicks
                and the Media Companies...................................  A-50
 8. Termination...........................................................  A-51
        8.1.  General.....................................................  A-51
        8.2.  Effect of Termination.......................................  A-51
 9. Indemnification.......................................................  A-51
        9.1.  Survival of Representations and Warranties..................  A-51
10. Miscellaneous.........................................................  A-55
       10.1.  Notices.....................................................  A-55
       10.2.  Entire Agreement............................................  A-56
       10.3.  Binding Effect; No Third-Party Beneficiaries................  A-56
       10.4.  Assignability...............................................  A-57
       10.5.  Amendment; Waiver...........................................  A-57
       10.6.  Schedules and Exhibits......................................  A-57
       10.7.  Section Headings; Table of Contents.........................  A-57
       10.8.  Severability................................................  A-57
       10.9.  Counterparts................................................  A-57

                                                                            PAGE
                                                                            ----
       10.10. WAIVER OF JURY TRIAL........................................  A-57
       10.11. Applicable Law..............................................  A-57
       10.12. Submission to Jurisdiction..................................  A-57
       10.13. Certain Definitions.........................................  A-58

                                    EXHIBITS

Exhibit A    --   Holdco Agreement
Exhibit B    --   Term Sheet for Registration Rights Agreement
Exhibit C    --   Voting Agreement
Exhibit D    --   Term Sheet for Employment Agreement of Roberto Vivo-Chaneton
Exhibit E-1  --   Holdco Memorandum of Association
Exhibit E-2  --   Holdco Articles of Association
Exhibit F    --   Holdco Letter Agreement for Chilean Employees

                             COMBINATION AGREEMENT

     COMBINATION AGREEMENT, dated as of October 30, 2000 (this "Agreement"), among New Site Inc., a British Virgin Islands international business company ("Holdco"), Newhaven Overseas Corp., a British Virgin Islands international business company ("Newhaven"), Hicks, Muse, Tate & Furst Latin America Fund, L.P., a Delaware limited partnership ("HMTF I"), Hicks, Muse, Tate & Furst Latin America Private Fund, L.P., a Delaware limited partnership ("HMTF II"), HMLA 1-SBS Coinvestors, L.P., a Delaware limited partnership ("HMTF III" and, together with HMTF I and HMTF II, "Hicks"), Ibero-American Media Partners II Ltd., a Cayman Islands company ("IAMP", and, together with Newhaven, the "Media Companies") and El Sitio, Inc., a British Virgin Islands international business company ("El Sitio").

                             W I T N E S S E T H :

     WHEREAS, Newhaven and Hicks together own 100% of the issued and outstanding share capital of IAMP;

     WHEREAS, Newhaven and Hicks, through the Media Companies, as well as through their respective subsidiaries, are engaged in the business of developing, producing, marketing and distributing television, radio and other media programming and own television and radio networks and certain pay-television channels in Latin America and Europe with certain additional operations in the United States and other parts of the world (the "Media Business");

     WHEREAS, IAMP owns the percentage of the share capital of each IAMP Subsidiary as set forth in Section 4.1(a)(iv) of the IAMP Disclosure Schedule, and Newhaven owns (directly or indirectly) the percentage of the share capital of each Newhaven Subsidiary as set forth on Section 4.2(a)(iv) of the Newhaven Disclosure Schedule;

     WHEREAS, El Sitio is an Internet media company that provides country-specific and global interactive content, connectivity and e-commerce for Spanish- and Portuguese-speaking audiences in Latin America and the United States;

     WHEREAS, the respective Boards of Directors of Newhaven, Hicks, IAMP, Holdco and El Sitio have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the Transactions pursuant to the terms and subject to the conditions set forth herein;

     WHEREAS, Newhaven, Hicks, IAMP, Holdco and El Sitio intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Sections 354, 361 and 368(a) of the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and that the transactions contemplated by this Agreement be undertaken pursuant to such plans and that such transactions be treated as a tax-free exchange pursuant to Section 368 and/or Section 351 of the Code;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each party's willingness to enter into this Agreement, Newhaven and Hicks and certain shareholders of El Sitio have entered into a voting agreement (the "Voting Agreement") dated as of the date hereof;

     WHEREAS, as a condition to the closing of the Transactions, Hampstead Management Company Ltd., Hicks, certain shareholders of El Sitio and Holdco will enter into an agreement (the "Holdco Agreement"), attached as Exhibit A hereto, and Newhaven, Hicks and Holdco will enter into a registration rights agreement (the "Registration Rights Agreement") providing for, among other things, the registration of Holdco Common Shares to be held, as the case may be, by Newhaven and Hicks or their affiliates under the Securities Act including the terms set forth in Exhibit B hereto; and

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. ORGANIZATIONAL DOCUMENTS OF HOLDCO AND FORMATION OF EL SITIO MERGER
SUBSIDIARY

     1.1. Organizational Documents of Holdco. El Sitio, Hicks and Newhaven shall take, and shall cause Holdco to take, all requisite action to cause the memorandum of association of Holdco to be in the form set forth as Exhibit E-1 and the articles of association of Holdco to be in the form set forth as Exhibit E-2 (collectively, the "Holdco Memorandum and Articles of Association") at the Effective Time.

     1.2. Directors and Officers of Holdco. Prior to the Effective Time, the directors and officers of Holdco shall consist of individuals designated by Newhaven. El Sitio, Hicks, and Newhaven shall take all requisite action to cause the directors and officers of Holdco as of the Effective Time to be as provided in Section 6.3. Each such director and officer shall remain in office until his or her successors are elected in accordance with the Holdco Memorandum and Articles of Association.

     1.3. Organization of El Sitio Merger Subsidiary. As promptly as practicable following the execution of this Agreement, Holdco shall cause to be formed as an international business company under the laws of the British Virgin Islands ("El Sitio Merger Subsidiary") for the sole purpose of effectuating the El Sitio Merger contemplated herein; the memorandum of association and articles of association of El Sitio Merger Subsidiary shall be in such forms as shall be determined by Holdco as soon as practicable following the execution of this Agreement; and the authorized share capital of El Sitio Merger Subsidiary shall initially consist of 100 common shares, par value U.S.$0.01 per share, all of which shares shall be issued to Holdco at a price of U.S.$1.00 per share.

     1.4. Directors and Officers of El Sitio Merger Subsidiary. As promptly as practicable following the execution of this Agreement, El Sitio, Newhaven, Hicks and IAMP shall take all requisite action to designate the directors and officers of El Sitio Merger Subsidiary and to take such steps as may be necessary or appropriate to complete the organization of El Sitio Merger Subsidiary.

     1.5. Actions of IAMP. As promptly as practicable following the execution of this Agreement, IAMP, as the holder of all the outstanding Class A common shares of Holdco, par value U.S.$0.01 per share ("Holdco Common Shares"), shall adopt this Agreement, and shall cause Holdco, as the sole shareholder of El Sitio Merger Subsidiary, to adopt this Agreement. Prior to the Effective Time, IAMP shall cause Holdco, and Holdco shall cause El Sitio Merger Subsidiary, to perform its obligations under this Agreement. As promptly as practicable after the date hereof, the parties hereto shall cause this Agreement to be amended to add El Sitio Merger Subsidiary as a party hereto and El Sitio Merger Subsidiary shall become a constituent corporation in the El Sitio Merger.

     Prior to the Imagen Contribution, IAMP shall contribute all of the stock it owns of Ibero-American Media Holdings, Chile, S.A. and Red de Television Chilevision S.A. (the "Chile Businesses") to a newly formed wholly owned subsidiary of IAMP ("Chile Sub"), which shall be a British Virgin Islands international business company and a disregarded entity for U.S. tax purposes, in exchange for stock of Chile Sub.

2. THE EL SITIO MERGER AND RELATED MATTERS

     2.1. The Contributions and the El Sitio Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of Part VII of the International Business Companies Ordinance, 1984 of the British Virgin Islands (the "BVI Companies Ordinance"):

          (a) First, as promptly as practical following the date hereof, IAMP shall cause CTG Inversora, S.A. to be dissolved under the laws of Argentina.

          (b) Second, IAMP shall contribute all of the common stock of Imagen Satelital S.A. to Holdco in exchange for 23,768,410 Holdco Common Shares (the "Imagen Contribution").

          (c) Third, IAMP shall contribute all of the common stock owned by IAMP of each of Chile Sub, Canal Joven S.A., Morehaven Investments, Inc., IAMP (El Sitio) Investments Ltd. and Kedar Enterprises Ltd. (with their respective subsidiaries and Imagen Satelital, S.A., the "IAMP Subsidiaries") to Holdco in exchange for 39,760,058 Holdco Common Shares (together the "IAMP Contribution"). Immediately following the Effective Time, Holdco shall issue to IAMP two Class C Common Shares of Holdco, par value U.S.$1.00 per share (the "C Shares"), and one Class H Common Share of Holdco, par value U.S.$1.00 per share (the "H Share"), as additional consideration for the IAMP Contribution.

          (d) Fourth, Newhaven shall cause Hampstead Management Company Ltd. to contribute all of the capital stock of Meadowlane Enterprises, Ltd., Rainbow Heights International Ltd. ("Rainbow"), Collingham Holdings Co. Ltd. and Ibero-American Media Management, Inc. (together with their respective subsidiaries, the "Hampstead Subsidiaries") to Holdco (the "Hampstead Contribution") and Newhaven shall contribute 100% of the capital stock of its wholly-owned subsidiary Victoria Springs Investments Ltd. ("Victoria Springs" and together with its subsidiary and the Hampstead Subsidiaries, the "Newhaven Subsidiaries") in exchange for 8,762,547 Holdco Common Shares (the "Newhaven Contribution" and, together with the Imagen Contribution, the IAMP Contribution and the Hampstead Contribution, the "Contributions").

          (e) Fifth, El Sitio Merger Subsidiary shall be merged with and into El Sitio (the "El Sitio Merger"). El Sitio shall be the surviving corporation in the El Sitio Merger and shall continue its corporate existence under the laws of the British Virgin Islands. As a result of the El Sitio Merger, El Sitio shall become a wholly owned subsidiary of Holdco. The Contributions and the El Sitio Merger together are referred to herein as the "Transactions".

          (f) Sixth, immediately following the Effective Time, each of the Founders (as defined in the Holdco Agreement) shall contribute U.S.$0.01 to Holdco in exchange for 1 share of Class F Common Shares of Holdco, par value U.S.$0.01 per share.

     2.2. Closing.  Upon the terms and subject to the conditions set forth in
Article 7 and the termination rights set forth in Article 8, the closing of the Transactions (the "Closing") will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article 7, unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing referred to herein as the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

     2.3. Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article 7 and subject to the ordering of the transactions set forth in this Section 2.3, at the Closing the parties shall file the Certificate of Merger relating to the El Sitio Merger (the "El Sitio Certificate of Merger") with the Registrar of Companies of the British Virgin Islands in such form as is required by and executed and acknowledged in accordance with the relevant provisions of the BVI Companies Ordinance, and shall make all other filings or recordings required under the BVI Companies Ordinance. The Imagen Contribution shall become effective immediately prior to the effective time of the IAMP Contribution. The IAMP Contribution shall become effective immediately prior to the effective time of the Hampstead Contribution. The Hampstead Contribution shall become effective immediately prior to the effective time of the Newhaven Contribution. The Newhaven Contribution shall become effective immediately prior to the effective time of the El Sitio Merger. The El Sitio Merger shall become effective at (a) the date and time the El Sitio Certificate of Merger is duly filed with the Registrar of Companies of the British Virgin Islands or (b) such subsequent time as El Sitio, IAMP, Newhaven and Hicks shall agree and as shall be specified in the El Sitio Certificate of Merger (such effective date and time for the El Sitio Merger being the "Effective Time").

     2.4. Effects of the El Sitio Merger. At and after the Effective Time, the El Sitio Merger will have the effects set forth in the BVI Companies Ordinance.
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     2.5. Memorandum and Articles of Association.  The memorandum of association and the articles of association of El Sitio, as in effect immediately prior to the Effective Time, shall be the memorandum of association and articles of association of the surviving corporation in the El Sitio Merger.

     2.6. Directors and Officers. The directors and officers of El Sitio Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers of the surviving corporation in the El Sitio Merger.

     2.7. Effect on El Sitio Share Capital. As of the Effective Time, by virtue of the El Sitio Merger and without any action on the part of the holder of any common shares of El Sitio, par value U.S.$0.01 per share (the "El Sitio Common Shares"), or any Holdco Common Shares:

          (a) Shares of El Sitio Merger Subsidiary. Each issued and outstanding common share of El Sitio Merger Subsidiary, par value U.S.$0.01 per share, shall be converted into the right to receive one fully paid and non-assessable common share of the surviving corporation in the El Sitio Merger, par value U.S.$0.01 per share.

          (b) Conversion of El Sitio Common Shares. Subject to Section 3.5, each issued and outstanding El Sitio Common Share shall be converted into the right to receive one fully paid and non-assessable Holdco Common Share (the "El Sitio Exchange Ratio"). The Holdco Common Shares into which the El Sitio Common Shares are converted pursuant to the foregoing are collectively referred to herein as the "El Sitio Merger Consideration".

     As a result of the El Sitio Merger and without any action on the part of the holders thereof, at the Effective Time, all El Sitio Common Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such El Sitio Common Shares (a "El Sitio Certificate") shall thereafter cease to have any rights with respect to such El Sitio Common Shares, except the right (subject to Section 3.5) to receive the El Sitio Merger Consideration to be issued in consideration therefor.

     2.8. Treatment of Options; Common Share Plans. As soon as reasonably practicable following the date of this Agreement, the board of directors of each of Holdco and El Sitio (or, if appropriate, any committee administering the El Sitio Common Share Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (a) adjust the terms of all outstanding employee share options to purchase El Sitio Common Shares ("El Sitio Common Share Options") granted under any plan, program or arrangement of El Sitio and the El Sitio Subsidiaries and affiliates that provides for share options or share purchase, including without limitation, the 1999 Share Option Plan (collectively, the "El Sitio Common Share Plans"), to provide that, at the Effective Time, each El Sitio Common Share Option outstanding immediately prior to the Effective Time (except to the extent that El Sitio and the holder of a El Sitio Common Share Option otherwise agree prior to the Effective Time) shall be converted into an option to acquire, on the same terms and conditions as were applicable under such El Sitio Common Share Option, that number of Holdco Common Shares equal to the product of (x) the number of El Sitio Common Shares issuable upon exercise of such El Sitio Common Share Option and (y) the El Sitio Exchange Ratio (such product rounded up to the nearest whole share), at a price per share equal to the quotient of (i) the per share exercise price for the El Sitio Common Shares otherwise purchasable pursuant to such El Sitio Common Share Option divided by (ii) the El Sitio Exchange Ratio (such quotient rounded down to the nearest whole cent); provided, however, that, in the case of any option that is a qualified stock option, the parties shall use reasonable efforts to cause the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option to be determined in order to comply with Section 424(a) of the Code; and

          (b) Holdco shall, as of the Effective Time, reserve for issuance a number of Holdco Common Shares equal to the number of shares that may become issuable pursuant to the options referenced in subsection (a) above. Upon the Effective Time or as soon as practicable thereafter, Holdco shall file with the U.S. Securities and Exchange Commission ("SEC") a registration statement on Form S-8
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     covering all shares of Holdco Common Shares to be so issued and shall cause such registration statement to remain effective so long as Holdco has a registration statement on Form S-8 outstanding for other Holdco share options.

     2.9. Certain Adjustments. If, between the date of this Agreement and the Effective Time, the share capital of Holdco or El Sitio shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, share split, split-up, combination or exchange of shares or a share dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable Transaction consideration pursuant to Section 2.1 shall be appropriately adjusted to provide to the holders of El Sitio Common Shares, IAMP and Newhaven the same economic effect as contemplated by this Agreement prior to such event.

3. EXCHANGE OF CERTIFICATES

     3.1. Exchange Fund. Prior to the Effective Time, Holdco shall appoint a commercial bank or trust company reasonably acceptable to El Sitio to act as exchange agent hereunder for the purpose of exchanging Certificates for the El Sitio Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Holdco shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of El Sitio Common Shares, certificates representing the Holdco Common Shares issuable pursuant to Sections 2.7, 2.8 and 2.9 in exchange for outstanding El Sitio Common Shares. Holdco agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.5. Any cash and certificates representing Holdco Common Shares deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

     3.2. Exchange Procedures. Promptly after the Effective Time, Holdco shall cause the Exchange Agent to mail to each holder of a Certificate (a) a letter of transmittal that shall be in customary form and have such other provisions as Holdco may reasonably specify and that shall specify that delivery shall be effected, and risk of loss and title to such El Sitio Certificates shall pass, only upon proper delivery of such El Sitio Certificates to the Exchange Agent and (b) instructions for effecting the surrender of such El Sitio Certificates in exchange for the El Sitio Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a El Sitio Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (a) one or more Holdco Common Shares (which shall be in uncertificated book-entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Sections 2.7, 2.8 and 2.9 (after taking into account all Holdco Common Shares then held by such holder) and (b) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article 3, including cash in lieu of any fractional Holdco Common Shares pursuant to Section 3.5. No interest will be paid or will accrue on any cash payable pursuant to Section 3.3 or 3.5. In the event of a transfer of ownership that is not registered in the transfer records of El Sitio, one or more Holdco Common Shares evidencing, in the aggregate, the proper number of Holdco Common Shares, and a check in the proper amount of cash in lieu of any fractional Holdco Common Shares pursuant to Section 3.5, may be issued with respect to such El Sitio Common Shares to such a transferee if the El Sitio Certificate representing such El Sitio Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable share transfer taxes have been paid.

     3.3. Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered El Sitio Certificate with respect to the Holdco Common Shares that such holder would be entitled to receive upon surrender of such El Sitio Certificate and no cash payment in lieu of fractional Holdco Common Shares shall be paid to any such holder pursuant to Section 3.5 until such holder shall surrender such El Sitio Certificate
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in accordance with Section 3.2. Subject to the effect of applicable laws, following surrender of any such El Sitio Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Holdco Common Shares to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Holdco Common Shares, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole Holdco Common Shares.

     3.4. No Further Ownership Rights in El Sitio Common Shares. All Holdco Common Shares issued and cash paid upon conversion of El Sitio Common Shares in accordance with the terms of Article 2 and this Article 3 (including any cash paid pursuant to Section 3.3 or 3.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the El Sitio Common Shares.

     3.5. No Fractional Holdco Common Shares. (a) No certificates or scrip or Holdco Common Shares representing fractional Holdco Common Shares or book-entry credit of the same shall be issued upon the surrender for exchange of El Sitio Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Holdco or a holder of Holdco Common Shares.

     (b) Notwithstanding any other provision of this Agreement, each holder of El Sitio Common Shares exchanged pursuant to the El Sitio Merger who would otherwise have been entitled to receive a fraction of a Holdco Common Share (determined after taking into account all El Sitio Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Holdco Common Share multiplied by (ii) the average of closing bid and ask price during regular trading hours for a Holdco Common Share as reported on The Nasdaq Stock Market ("Nasdaq") on the first trading day following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Holdco, and Holdco shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     3.6. Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of El Sitio Certificates six months after the Effective Time shall, at Holdco's request, be delivered to Holdco or otherwise on the instruction of Holdco, and any holders of such El Sitio Certificates that have not complied with this Article 3 shall, after such delivery, look only to Holdco for the El Sitio Merger Consideration and any cash in lieu of fractional Holdco Common Shares with respect to the El Sitio Common Shares formerly represented thereby to which such holders are entitled pursuant to Sections 2.7, 2.8, 2.9 and 3.5.

     3.7. No Liability. None of the parties hereto or the Exchange Agent shall be liable to any Person in respect of any El Sitio Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.8. Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Holdco on a daily basis; provided, however, that no such investment or loss thereon shall affect the amounts payable to shareholders of El Sitio pursuant to Article 2 and the other provisions of this Article 3. Any interest and other income resulting from such investments shall promptly be paid to Holdco.

     3.9. Lost Certificates. If any El Sitio Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to such effect by the Person claiming such El Sitio Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such Person of a bond in such reasonable amount as Holdco may direct as indemnity against any claim that may be made against it with respect to such El Sitio Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed El Sitio Certificate the El Sitio Merger Consideration with respect to the El Sitio Common Shares formerly

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

represented thereby, any cash in lieu of fractional Holdco Common Shares, and unpaid dividends and distributions on Holdco Common Shares deliverable in respect thereof, pursuant to this Agreement.

     3.10. Withholding Rights. Holdco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. federal or state or non-U.S. Tax law. To the extent that amounts are so withheld by Holdco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of which such deduction and withholding was made by Holdco.

     3.11. Further Assurances. At and after the Effective Time, the directors and officers of Holdco will be authorized to execute and deliver, in the name and on behalf of any of the IAMP Subsidiaries, any of the Newhaven Subsidiaries, El Sitio or El Sitio Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of any of the IAMP Subsidiaries, any of the Newhaven Subsidiaries, El Sitio or El Sitio Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in Holdco any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Holdco as a result of, or in connection with, the Transactions.

     3.12. Share Transfer Books. The share transfer books of El Sitio shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of El Sitio Common Shares that were outstanding immediately prior to the El Sitio Merger thereafter on the records of El Sitio. On or after the Effective Time, any El Sitio Certificates presented to the Exchange Agent or Holdco for any reason shall be converted into the right to receive the El Sitio Merger Consideration (including any cash in lieu of fractional Holdco Common Shares to which the holders thereof are entitled pursuant to Section 3.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3).

     3.13. IAMP Matters. Effective upon the Effective Time, except with respect to the agreements entered into in connection with the consummation of the Transactions and referred to herein (including, without limitation, the Indemnification and Contribution Agreement of even date herewith), all prior agreements, arrangements, understandings, undertakings and indemnities by, between or among any of Newhaven and its affiliates, on the one hand, and Hicks and its affiliates, on the other hand, or pursuant to which any such Persons have any liabilities or obligations with respect to the formation or contribution of any assets to or governance of IAMP shall terminate with no further obligations or liabilities between or of any of the parties thereto or otherwise of or in respect of any third-party beneficiaries or other Persons, all of which obligations and liabilities shall be fully and forever released and terminated (including, without limitation, that neither Holdco nor any of its affiliates shall have any rights to enforce or collect any such liabilities or obligations as successor or otherwise). Effective immediately following the Effective Time, Newhaven and Hicks shall dissolve IAMP and distribute its assets pursuant to the terms of such agreements and pursuant to the plan of reorganization, provided that (i) all such distributions shall be divided equally between Newhaven and Hicks, and (ii) IAMP shall distribute the C Shares to Newhaven or a wholly-owned subsidiary of Newhaven and shall distribute the H Share to Hicks or a wholly-owned subsidiary of Hicks.

     3.14. Lock-Up Agreements. Holdco shall enter into individual lock-up agreements with each of Newhaven, Hicks and each of the Founders, each agreement to be in customary form, to be effective upon the Effective Time and to restrict the applicable shareholder from transferring its Holdco Common Shares for six months following the Effective Time. Notwithstanding the foregoing, the entrance into such agreements shall not be a condition to the obligations of any party hereto under Article 7.

4. REPRESENTATIONS AND WARRANTIES

     4.1. Representations and Warranties of Newhaven, Hicks and IAMP. Except as set forth in the disclosure schedule delivered by IAMP to El Sitio prior to the date of this Agreement (the "IAMP Disclosure Schedule"), Newhaven, with respect to itself, Hicks, with respect to HMTF I, HMTF II and

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

HMTF III, and IAMP, with respect to itself, severally but not jointly, represent and warrant to El Sitio as follows; provided that no representation or warranty is made with respect to Holdco other than pursuant to Section 4.1(w) below:

          (a) Due Organization; Good Standing and Power; Subsidiaries. (i) Each of Newhaven, HMTF I, HMTF II, HMTF III, IAMP and their respective subsidiaries is a corporation or other Person duly organized, validly existing and, in the case of each U.S. corporation or other Person, is in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to conduct its business as now conducted by it, except where the failure to be so organized, existing and in good standing or have such power and authority, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

             (ii) Each of IAMP and the IAMP Subsidiaries is duly qualified and in good standing to do business in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

             (iii) The copies of the certificate of incorporation and by-laws or other constitutive documents of IAMP and each IAMP Subsidiary, which were previously furnished or made available to El Sitio, are true, complete and correct copies in all material respects of such documents as in effect on the date of this Agreement.

             (iv) Section 4.1(a)(iv) of the IAMP Disclosure Schedule sets forth all of the IAMP Subsidiaries and for each IAMP Subsidiary, its name, jurisdiction of incorporation or organization and the record ownership as of the date of this Agreement of all the share capital of such subsidiary that is issued and outstanding. All the outstanding share capital of each IAMP Subsidiary has been validly issued and is fully paid and non-assessable, and, except as set forth in Section 4.1(a)(iv) of the IAMP Disclosure Schedule, is owned, directly or indirectly by IAMP, free and clear of all material pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such share capital or other ownership interests), except for restrictions on transfer imposed by applicable securities laws and under the Holdco Agreement. Except as disclosed in Section 4.1(a)(iv) of the IAMP Disclosure Schedule, neither IAMP nor any of the IAMP Subsidiaries owns, directly or indirectly, any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any corporation or other Person that is material to IAMP and the IAMP Subsidiaries taken as a whole.

             (v) Other than the IAMP Subsidiaries or as set forth in Section 4.1(a)(v) of the IAMP Disclosure Schedule, neither IAMP nor the IAMP Subsidiaries (A) has any direct or indirect subsidiaries that engage, directly or indirectly, in the Media Business, or (B) owns in excess of 5% of the outstanding share capital of any Person that engages, directly or indirectly, in the Media Business.

             (vi) Except as disclosed in Section 4.1(a)(vi) of the IAMP Disclosure Schedule, none of IAMP or any of the IAMP Subsidiaries is a party to any joint venture or partnership agreement relating to the Media Business, and neither IAMP nor any of the IAMP Subsidiaries is a party to any other joint venture or partnership agreement.

          (b) Capitalization. (i) All of the issued and outstanding share capital of IAMP has been duly authorized and validly issued and is fully paid and non-assessable, and, except as set forth on Section 4.1(b)(i) of the IAMP Disclosure Schedule and except for directors' qualifying shares and other nominal share interests issued to third parties to comply with requirements of law, are owned by

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     Newhaven or Hicks (or their respective subsidiaries), free and clear of all
     Liens and free of any other material restriction on the right to vote, sell or otherwise dispose of such share capital.

             (ii) No bonds, debentures, notes or other Indebtedness having the right to vote on any matters on which shareholders may vote ("Voting Debt") of IAMP or any of the IAMP Subsidiaries are issued or outstanding.

             (iii) Except as set forth in Section 4.1(b)(iii) of the IAMP Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which IAMP or any of the IAMP Subsidiaries is a party or by which IAMP or any of the IAMP Subsidiaries is bound obligating IAMP or any of the IAMP Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or any Voting Debt of IAMP or of any of the IAMP Subsidiaries or obligating IAMP or any of the IAMP Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 4.1(b)(iii) of the IAMP Disclosure Schedule, there are no outstanding contractual obligations of IAMP or any of the IAMP Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of IAMP or any of the IAMP Subsidiaries or (B) to register any capital stock of IAMP under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").

             (iv) Since June 30, 2000, except as set forth in Section 4.1(b)(iv) of the IAMP Disclosure Schedule, IAMP has not (A) issued or permitted to be issued any shares, or securities exercisable or exchangeable for or convertible into shares, of any of the IAMP Subsidiaries, other than any such shares issued after the date hereof in the ordinary course of business consistent with past practice, (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of its subsidiaries, any shares of IAMP or any of the IAMP Subsidiaries or (C) declared, set aside, made or paid dividends or other distributions on the outstanding shares of any of the IAMP Subsidiaries.

             (v) Newhaven and Hicks have made all capital contributions due and payable to IAMP and the IAMP Subsidiaries through September 30, 2000.

          (c) Indebtedness. As of the date hereof, the only outstanding Indebtedness of IAMP and the IAMP Subsidiaries is the Indebtedness set forth in Section 4.1(c) of the IAMP Disclosure Schedule or as set forth in the IAMP Financial Information or the IAMP Interim Financial Information.
     Section 4.1(c) of the IAMP Disclosure Schedule specifically identifies each Indebtedness of IAMP or the IAMP Subsidiaries that is in a principal amount of at least U.S.$5 million. There exists (i) no default or event of default (with or without notice or lapse of time or both) by IAMP or any of the IAMP Subsidiaries under the provisions of the agreements identified in
     Section 4.1(c) of the IAMP Disclosure Schedule and (ii) no default or event of default (with or without notice or lapse of time or both) by IAMP or any of the IAMP Subsidiaries under the provisions of any other instrument evidencing such other Indebtedness or of any agreement relating thereto, that, in either case, permits acceleration of all or any part of such Indebtedness, except, in the case of clause (i) or (ii), where such acceleration would not result in a default under the agreements identified on Section 4.1(c) of the IAMP Disclosure Schedule and would not otherwise, individually or in the aggregate, have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

          (d) Authorization and Validity of Agreements. Each of Newhaven, HMTF I, HMTF II, HMTF III and IAMP has all necessary corporate or other power and authority to enter into this Agreement, the Holdco Agreement, the Registration Rights Agreement and the Voting Agreement, to enter into the other agreements contemplated hereby and to consummate the transactions and perform its obligations contemplated hereby and thereby. The execution, delivery and performance by Newhaven, HMTF I, HMTF II, HMTF III, and IAMP of this Agreement, the Voting Agreement, the Holdco Agreement and the Registration Rights Agreement and the other agreements contemplated hereby and thereby and the consummation by Newhaven, HMTF I, HMTF II, HMTF III and IAMP of the transactions contemplated hereby and thereby have been duly
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     authorized by the board of directors of each of Newhaven, HMTF I, HMTF II,
     HMTF III and IAMP. No other corporate or shareholder action is necessary for the authorization, execution, delivery and performance by Newhaven, HMTF I, HMTF II, HMTF III and IAMP of this Agreement, the Holdco Agreement, the Registration Rights Agreement and the Voting Agreement and the other agreements contemplated hereby and the consummation by Newhaven, HMTF I, HMTF II, HMTF III and IAMP of the transactions contemplated hereby or thereby, other than the corporate approvals set forth in Section 4.1(d) of the IAMP Disclosure Schedule, which corporate approvals shall have been obtained by, and be in full force and effect on, the Closing Date. This Agreement has been duly executed and delivered by each of Newhaven, HMTF I, HMTF II, HMTF III and IAMP and constitutes a valid and legally binding obligation of each of Newhaven HMTF I, HMTF II, HMTF III and IAMP enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (e) No Conflicts. Except (i) as, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 4.1(f) and (ii) as set forth in Section 4.1(e) of the IAMP Disclosure Schedule, the execution and delivery of this Agreement by Newhaven, HMTF I, HMTF II, HMTF III, and IAMP does not, and the consummation by IAMP of the IAMP Contribution and the other transactions contemplated hereby and the performance by Newhaven, HMTF I, HMTF II, HMTF III, and IAMP of their respective obligations hereunder will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation of IAMP or the IAMP Subsidiaries or the loss of a material benefit to which IAMP or the IAMP Subsidiaries are entitled under, or the creation of a Lien on, or the loss of, any assets, including Intellectual Property of IAMP or the IAMP Subsidiaries (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the memorandum of association and articles of association, certificate of incorporation or bylaws or similar constitutive document of any such Person or any IAMP Subsidiary, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, Concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation binding upon Newhaven, Hicks, IAMP or any IAMP Subsidiary or their respective properties or assets.

          (f) No Governmental Approvals or Notices Required; No Conflict with Instruments to which IAMP or the IAMP Subsidiaries are a Party. Except for Government Consents under applicable antitrust laws and filings contemplated by Article 1 and Section 2.1 hereof, no Government Consent or notice to, or declaration, filing or registration with any Government Entity, or consent, approval or waiver of any other Person (a "Non-Governmental Approval"), is required to be made or obtained by Newhaven, Hicks, IAMP or any IAMP Subsidiary in connection with the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Newhaven, Hicks and IAMP and the consummation by each of them of the transactions contemplated hereby and thereby, other than such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would not, individually or in the aggregate, have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

          (g) Title to Properties. Newhaven, Hicks, IAMP or one or more of the IAMP Subsidiaries have or has (i) good title to the IAMP Common Shares and
     (ii) good and marketable title to all material real property owned, and a valid leasehold interest in all material property leased by such Person in the case of each of clauses (i) and (ii), free and clear of all Liens, except (A) as set forth on Section 4.1(g) of the IAMP Disclosure Schedule;
     (B) as set forth in the IAMP Financial

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     Information or IAMP Interim Financial Information; (C) Liens for taxes, assessments and other governmental charges not yet due and payable or, if due, being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed; (D) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (E) with respect to real property, (1) easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements, conditions or restrictions which would be shown by a current title report or other similar report or listing, (2) any conditions that may be shown by a current survey, title report or physical inspection and (3) zoning, building and other similar restrictions, so long as none of (1), (2) or (3) render the title of such real property unmarketable or prevent the use of such real property substantially as currently used; and (F) Liens that, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole (such Liens described in clauses (A) through (F) above being referred to herein as "Permitted Liens"). The real property of IAMP and each IAMP Subsidiary is adequate for the conduct of the business of IAMP and each IAMP Subsidiary as currently conducted, except for such inadequacy that, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

          (h) Conduct of Business. Except as disclosed in Section 4.1(h) of the IAMP Disclosure Schedule or otherwise disclosed in this Agreement, or as set forth in the IAMP Financial Information or the IAMP Interim Financial Information, since December 31, 1999, IAMP and the IAMP Subsidiaries have conducted their business in the ordinary course consistent with past practice, and, other than in the ordinary course, there has not occurred or arisen, with respect to its business: (i) a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole; (ii) any notice of non-renewal, cancellation or termination from any existing customers with respect to any IAMP Material Contract, which would have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole; (iii) any sale, assignment, pledge, hypothecation or other transfer of any assets, businesses or operations, other than such sales, assignments, pledges, hypothecations or other transfers which would not, individually or in the aggregate have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole;
     (iv) any termination or material amendment of, or any notice of termination of, any IAMP Material Contract, which amendment or termination would have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole;
     (v) any damage, destruction or other casualty loss (not covered by insurance) which would have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole; (vi) except in each case for immaterial amounts, any (A) increase in the fringe benefits or compensation of any present or former director, officer or employee of IAMP or the IAMP Subsidiaries, (B) grant of any severance or termination pay to any present or former director, officer or employee of IAMP or the IAMP Subsidiaries,
     (C) loan or advance of money or other property by IAMP or the IAMP Subsidiaries to any of their present or former directors, officers or employees, or (D) establishment, adoption, entrance into, modification, amendment or termination of any IAMP Benefit Plan; (vii) the cancellation of any debts to or waiver of any claims or rights of material value to IAMP
     (viii) capital expenditures or additions to property, plant or equipment or the acquisition of any other property or assets (other than raw materials, supplies and inventory) by IAMP, other than immaterial amounts; (ix) any lease by IAMP of any of its properties or assets, other than immaterial amounts; (x) the entering into of any IAMP Material Contract not listed on the IAMP Disclosure Schedule or (xi) the entering into of an agreement to do any of the foregoing.

          (i) Financial Information; Absence of Certain Changes. (i) IAMP has delivered to El Sitio the audited consolidated balance sheets of IAMP and the IAMP Subsidiaries at December 31, 1998 and 1999 (in the case of the balance sheet at December 31, 1999, the "IAMP 1999 Balance Sheet"), and the related audited statements of operations and comprehensive income, stockholders' equity and cash flows for the fiscal year ended December 31, 1999, including notes thereto, and the report thereon of independent certified public accountants, which are set forth in Section 4.1(i) of the IAMP
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     Disclosure Schedule (the "IAMP Financial Information"). The IAMP Financial
     Information fairly presents in all material respects the financial position and results of operations of IAMP and the IAMP Subsidiaries as at the respective dates thereof and for the periods then ended, all in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied by IAMP at the dates and during the period involved. Except (A) as and to the extent set forth on the IAMP 1999 Balance Sheet, including the notes thereto, or in the IAMP Interim Financial Information or (B) as disclosed in Section 4.1(i) of the IAMP Disclosure Schedule, neither IAMP nor any of the IAMP Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with U.S. GAAP other than liabilities or obligations incurred since December 31, 1999 that would not, individually or in the aggregate, have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

             (ii) IAMP has delivered to El Sitio the unaudited consolidated balance sheet of IAMP and the IAMP Subsidiaries as at June 30, 2000, and the related unaudited statements of operations for the period then ended, set forth in Section 4.1(i)(ii) of the IAMP Disclosure Schedule (the "IAMP Interim Financial Information"). The IAMP Interim Financial Information was prepared in accordance with U.S. GAAP on a basis consistent with prior practice for the preparation of interim financial statements for IAMP and the IAMP Subsidiaries, and fairly presents in all material respects the financial position and results of operations of IAMP and the IAMP Subsidiaries at June 30, 2000 and for the period then ended, subject to customary year-end adjustments.

          (j) Legal Proceedings. Except as described in Section 4.1(j) of the IAMP Disclosure Schedule, there is no suit, action, legal proceeding or governmental investigation or inquiry ("Legal Proceedings") relating to IAMP or the IAMP Subsidiaries to which IAMP or any of the IAMP Subsidiaries is a party, or to which any of their assets is subject, pending, or, to the knowledge of Newhaven, Hicks or IAMP, threatened against IAMP or any of the IAMP Subsidiaries or relating to the transactions contemplated by this Agreement that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

          (k) Labor Matters. Except as described in Section 4.1(k) of the IAMP Disclosure Schedule, since December 31, 1999, (i) IAMP and the IAMP Subsidiaries are, to the knowledge of Newhaven, Hicks and IAMP, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither IAMP nor any of the IAMP Subsidiaries has been engaged in any unfair labor practice, (ii) there is no unfair labor practice complaint against IAMP or the IAMP Subsidiaries pending before any labor relations board or other Governmental Entity having oversight authority with respect to labor relations, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Newhaven, Hicks and IAMP, threatened against or affecting IAMP or the IAMP Subsidiaries, (iv) neither IAMP nor any of the IAMP Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (v) neither IAMP nor any of the IAMP Subsidiaries is a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to IAMP Employees is currently being negotiated, which, in the case of any of the foregoing, would, individually or in the aggregate, have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

          (l) Contracts. (i) Section 4.1(l)(i) of the IAMP Disclosure Schedule lists all contracts, agreements or commitments of IAMP and the IAMP Subsidiaries that are material to IAMP and the IAMP Subsidiaries taken as a whole ("IAMP Material Contracts"). Except as specified in Section 4.1(l)(i) of the IAMP Disclosure Schedule, all IAMP Material Contracts are in full force and effect and are valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.
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     Except as specified in Section 4.1(l)(i) of the IAMP Disclosure Schedule,
     IAMP and the IAMP Subsidiaries are not in breach or default in the performance of, and to IAMP's knowledge, no other Person is in breach or default of, any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events that, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

             (ii) Except as set forth in Section 4.1(l)(ii) of the IAMP Disclosure Schedule, there is no IAMP Material Contract between IAMP and the IAMP Subsidiaries, on the one hand, and any affiliate of Newhaven, Hicks or IAMP (in each case excluding IAMP and the IAMP Subsidiaries), on the other hand, and no affiliate of Newhaven, Hicks or IAMP (in each case excluding IAMP and the IAMP Subsidiaries) has any material interest in any material property, real or personal, tangible or intangible, including, without limitation, any Intellectual Property, used in the business of IAMP and the IAMP Subsidiaries.

          (m) Intellectual Property. (i) Section 4.1(m)(i) of the IAMP Disclosure Schedule sets forth, with respect to material Intellectual Property owned, held or used by IAMP and/or the IAMP subsidiaries ("IAMP Intellectual Property"), all patents, registrations and applications relating thereto, all material unregistered Intellectual Property, and all material licenses, consents, royalty and other agreements concerning IAMP Intellectual Property to which IAMP and/or any of the IAMP Subsidiaries is a party ("IAMP Intellectual Property Licenses").

             (ii) Except as disclosed in Section 4.1(m)(ii) of the IAMP Disclosure or would not have a Material Adverse Effect, (A) IAMP and/or the IAMP Subsidiaries own or have the right to use all the IAMP Intellectual Property necessary to conduct the respective businesses of IAMP and the IAMP Subsidiaries as currently are conducted, free of all Liens; (B) all of the IAMP Intellectual Property is valid, enforceable, not abandoned and unexpired; (C) to the knowledge of IAMP and the IAMP Subsidiaries, the IAMP Intellectual Property does not infringe or otherwise impair the Intellectual Property of any other Person and is not being infringed or impaired by any other Person, nor has IAMP or the IAMP Subsidiaries received any written notice of the same; (D) IAMP and/or the IAMP Subsidiaries take all reasonable steps to protect and maintain the IAMP Intellectual Property, including executing all appropriate confidentiality agreements, filing all appropriate patents and registrations, and filings any other documents necessary under the laws of any relevant jurisdictions to preserve their rights in such IAMP Intellectual Property; (E) no party to a IAMP Intellectual Property License is, or is alleged to be, in breach or default thereunder; (F) the transactions contemplated by this Agreement shall not impair the rights of IAMP or the IAMP Subsidiaries under any IAMP Intellectual Property License, or cause any payments to be due thereunder; and (G) without limiting the generality of the foregoing, IAMP and/or the IAMP Subsidiaries owns and possesses all right, title and interest in and to all IAMP Intellectual Property created or developed by, or under the direction or supervision of, its employees.

             (iii) "Intellectual Property" shall mean all intellectual property, including without limitation all (A) (1) patents, inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements and know-how; (2) copyrights and works of authorship in any media, including films, websites, website content, computer programs, hardware, software, applications, files, databases, documentation and related items; (3) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and all common-law rights relating thereto; and (4) trade secrets and other confidential or proprietary documents, files, analyses, lists, ways of doing business and/or information; and (B) registrations, applications and recordings related thereto.

          (n) Governmental Consents. Section 4.1(n) of the IAMP Disclosure Schedule sets forth a true and complete list of each radio and television concession and license owned or leased and operated by

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     IAMP or the IAMP Subsidiaries (the "Concessions") and the dates of expiration of each Concession. Except as described in Section 4.1(n) of the IAMP Disclosure Schedule, IAMP and the IAMP Subsidiaries have all Governmental Consents required for the conduct of their respective businesses as presently conducted, and such Governmental Consents are in full force and effect, and Newhaven, Hicks, IAMP and the IAMP Subsidiaries have not received any notice of any violation thereof or claim thereunder, nor does any of Newhaven, Hicks, IAMP or any IAMP Subsidiary have knowledge of any threatened suspension or cancellation of any such Governmental Consent, except where the failure to have, or to keep in full force and effect such Governmental Consents would not, individually or in the aggregate, have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

          (o) Conduct of Business in Compliance with Regulatory and Contractual Requirements. Except as described in Section 4.1(o) of the IAMP Disclosure Schedule or as set forth in the IAMP Interim Financial Information, since December 31, 1999, IAMP and the IAMP Subsidiaries have conducted their respective businesses so as to comply in all material respects with all applicable U.S. and non-U.S. laws, ordinances, regulations or orders or other requirements of any Governmental Entity, and have received no written notice of any failure to comply with such laws, ordinances, regulations, orders, rights or requirements, except where the failure to comply with such laws, ordinances, regulations, orders, rights or requirements would not, individually or in the aggregate, have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole.

          (p) Employee Benefit Plans. (i) "Benefit Plans" means all "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, "multiemployer plans" (within the meaning of Sections 3(37) and 4001(a)(3) of ERISA)), and all material pension, retirement, savings, share purchase, share option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, vacation, insurance (including self-insurance), health or medical, disability, worker's compensation, supplemental unemployment, retiree welfare, and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism), whether formal or informal, oral or written. "IAMP Benefits Plans" means all Benefit Plans that (A) are entered into, sponsored or maintained by IAMP or any of the IAMP Subsidiaries, and (B) under which any present or former director, officer or employee of IAMP or any of the IAMP Subsidiaries (collectively, the "IAMP Employees") has any present or future right to benefits. "IAMP U.S. Benefit Plans" means all IAMP Benefit Plans under which any IAMP Employee who is or was primarily employed in the United States (collectively, the "IAMP U.S. Employees") has any present or future right to benefits. "IAMP International Benefit Plans" means all IAMP Benefit Plans other than the IAMP U.S. Benefit Plans.

             (ii) Section 4.1(p)(ii) of the IAMP Disclosure Schedule sets forth a list of each IAMP Benefit Plan.

             (iii) With respect to each IAMP Benefit Plan, IAMP has provided or made available to El Sitio a current, accurate and complete copy thereof, including any amendments thereto, and, to the extent applicable: (A) any related trust agreement or other funding instrument,
        (B) the most recent determination letter, if applicable, (C) any summary description and other material written communications to IAMP Employees concerning benefits provided thereunder, (D) for the one most recent year, if applicable, the Form 5500 and attached schedules, audited financial statements and actuarial reports.

             (iv) Except as described on Section 4.1(p)(iv) of the IAMP Disclosure Schedule:

                (A) each IAMP Benefit Plan has been established and administered in accordance with its terms, in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules, statutes, orders and regulations, and has been maintained in good standing with applicable regulatory authorities;

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                (B) each IAMP U.S. Benefit Plan that is intended to be qualified
           (within the meaning of Section 401(a) of the Code) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification;

                (C) no event has occurred and no condition exists that would subject IAMP or any of the IAMP Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization that is a member of an controlled group of organizations (within the meaning of Section 414(b), (c), (m) or (o) of the Code)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or any other applicable laws, rules, statutes, orders and regulations;

                (D) no "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any IAMP U.S. Benefit Plan;

                (E) no IAMP Benefit Plan provides retiree welfare benefits, and neither IAMP nor any of the IAMP Subsidiaries have any obligation to provide retiree welfare benefits other than coverage mandated under applicable law or regulation for which neither IAMP nor any of the IAMP Subsidiaries is required to book an accrual on its financial statements;

                (F) no IAMP U.S. Benefit Plan is subject to Title IV of ERISA or
           Section 412 of the Code, or is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA);

                (G) no actions, suits, claims, administrative investigations, audits or other administrative proceedings (other than routine claims for benefits in the ordinary course) are pending or threatened with respect to any IAMP Benefit Plan, and no facts or circumstances exist that could give rise to any such actions, suits, claims, investigations, audits or proceedings;

                (H) no IAMP Benefit Plans exist that, individually or collectively, could be reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code, and no IAMP Benefit Plan exists that, as a result of the transaction contemplated by this Agreement, could result in the payment to any IAMP Employee of any money or other property or could result in the acceleration or provision of any other rights or benefits to any IAMP Employee; and

                (I) with respect to any IAMP International Benefit Plan, according to the actuarial assumptions and valuations most recently used for the purpose of funding each IAMP International Benefit Plan (which actuarial assumptions and valuations were provided in accordance with the actuarial and accounting principles, bases, policies, methods and practices in the relevant jurisdiction for such plan), as of June 30, 2000, the total amount or value of the funds available under such IAMP International Benefit Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which IAMP or any of the IAMP Subsidiaries has or would have after the Closing Date any obligation.

             (v) There are no Benefit Plans that are entered into, sponsored or maintained by Newhaven or Hicks under which any present or former IAMP Employee has any present or future right to benefits.

          (q) Tax Matters. Except as disclosed in Section 4.1(q) of the IAMP Disclosure Schedule and except as would not result in a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole:

             (i) IAMP and the IAMP Subsidiaries have filed all Tax Returns that they were required to file. All such filed Tax Returns were correct and complete in all material respects. All Taxes required to have been paid by IAMP and the IAMP Subsidiaries (whether or not shown on any
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        Tax Return) have been paid or adequately reserved against in accordance with U.S. GAAP. None of IAMP or the IAMP Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made (and, to the knowledge of IAMP or the IAMP Subsidiaries, no claim has been threatened in writing) by any authority in a jurisdiction where IAMP and any of the IAMP Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of IAMP and the IAMP Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for (A) current Taxes not yet due or (B) Taxes that are being disputed in good faith by appropriate proceedings and for which adequate reserves have been provided.

             (ii) IAMP and the IAMP Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any IAMP Employee, independent contractor, creditor, shareholder or other third party.

             (iii) No audit or other proceeding by any Governmental Entity is pending or, to the knowledge of IAMP, threatened in writing with respect to any Taxes due from or with respect to IAMP or any of the IAMP Subsidiaries. There is no dispute or claim concerning any Tax liability of IAMP or the IAMP Subsidiaries claimed or raised by any taxing authority (and, to the knowledge of IAMP or the IAMP Subsidiaries, no such dispute or claim has been threatened in writing). IAMP has made available to El Sitio correct and complete copies of all income Tax Returns and examination reports with respect to, and statements of deficiencies assessed against or agreed to by, IAMP and the IAMP Subsidiaries since December 31, 1999.

             (iv) None of IAMP or the IAMP Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (v) None of IAMP or the IAMP Subsidiaries has filed a consent under
        Section 341(f) of the Code concerning collapsible corporations. None of IAMP or the IAMP Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of IAMP or the IAMP Subsidiaries has been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. IAMP and the IAMP Subsidiaries have disclosed on their U.S. income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of U.S. federal income Tax (within the meaning of Section 6662 of the Code). None IAMP or the IAMP Subsidiaries is a party to any Tax allocation or sharing agreement, other than such an agreement exclusively between or among IAMP and the IAMP Subsidiaries. None of IAMP or the IAMP Subsidiaries (A) has been a member of an affiliated group filing a consolidated income Tax Return or
        (B) have any liability for the Taxes of any Person (other than IAMP and the IAMP Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. or non-U.S. federal, state or local law), as a transferee or successor, by contract, or otherwise.

             (vi) "Tax" means any domestic or foreign federal, national, state, provincial, local, territorial, foreign or other jurisdictional income, gross receipts, property, sales, use, withholding, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a taxing authority with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

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          (r) Insurance.  Except as would not have a Material Adverse Effect on
     IAMP and the IAMP Subsidiaries taken as a whole, all insurance policies covering IAMP and the IAMP Subsidiaries and their respective material assets are in full force and effect, all premiums with respect thereto (or with respect to new insurance policies that, in the ordinary course of business, have replaced such insurance policies), covering all periods up to and including the Closing Date, have been paid, to the extent due, prior to the Closing Date, or accrued on IAMP's financial statements and books and records and no notice of cancellation or termination has been received with respect to any such insurance policy (other than any insurance policy that expires, is cancelled or is terminated in accordance with its terms and has been continued, extended or reinstated on substantially similar terms or is replaced with another insurance policy with substantially similar terms). Except as would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole, such policies are sufficient for compliance with all requirements of law, and are, to the knowledge of IAMP and the IAMP Subsidiaries, valid, outstanding and enforceable. Except as would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole, neither IAMP nor any IAMP Subsidiary has received notice that the coverage of any insurance has been limited by any insurance carrier, which insurance carrier has carried any such insurance during the last three years.

          (s) Certain Fees. Except for fees and expenses payable to Violy Byorum & Partners and to Bear, Stearns & Co. Inc., neither Newhaven, Hicks, IAMP nor any of the IAMP Subsidiaries nor any IAMP Employee, on behalf of IAMP, Newhaven, Hicks or the IAMP Subsidiaries, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which Holdco would be liable.

          (t) Holdco Common Shares Held for Investment. Newhaven and Hicks are aware that the Holdco Common Shares to be received by Newhaven and Hicks as consideration in the Contributions have not been registered under the Securities Act or under any state securities laws in the United States or under the laws of any other jurisdiction. Newhaven and Hicks are acquiring such Holdco Common Shares solely for investment, with no present intention to distribute any such shares to any Person.

          (u) Information Supplied. (i) None of the information supplied or to be supplied by IAMP, Newhaven or Hicks for inclusion or incorporation by reference in (A) the Form F-4 at the time it is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or (B) the Proxy Statement/Prospectus, on the date it is first mailed to El Sitio shareholders or at the time of the El Sitio Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (ii) Notwithstanding the foregoing provisions of this Section 4.1(u), no representation or warranty is made by Newhaven, Hicks or IAMP with respect to statements made or incorporated by reference in the Form F-4 or the Proxy Statement/Prospectus based on information supplied by El Sitio for inclusion or incorporation by reference therein, and no representation or warranty is made by Hicks or IAMP with respect to statements made or incorporated by reference in the Form F-4 or the Proxy Statement/Prospectus based on information supplied by Newhaven with respect to the Newhaven Subsidiaries, for inclusion or incorporation by reference therein.

          (v) Board Approvals.

             (i) Newhaven Board Approval. The board of directors of Newhaven, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way has duly approved this Agreement, the Voting Agreement, the Holdco Agreement, the Registration Rights Agreement and the Transactions (the "Newhaven Board Approval").

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             (ii) Hicks Board Approval.  The general partners of each of HMTF I,
        HMTF II and HMTF III, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly approved this Agreement, the Voting Agreement, the Holdco Agreement, the Registration Rights
        Agreement and the Transactions (the "Hicks Board Approval").

             (iii) IAMP Board Approval. The board of directors of IAMP, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly approved this Agreement, and the Transactions. IAMP has received all necessary corporate approvals of this Agreement, the Voting Agreement, the Holdco Agreement, the Registration Rights Agreement and the Transactions under the laws of the Cayman Islands (the "IAMP Board Approval").

          (w) Holdco. Holdco has been formed for the purpose of consummating the transactions contemplated hereby and has not engaged in any other business except that prior to the Closing, Holdco shall have entered into the letter agreements described in Section 6.9 hereof. All of the outstanding capital stock of Holdco, consisting of 1 Holdco Common Share, is owned beneficially and of record by IAMP, and any other issuances of Holdco Common Shares prior to the Effective Time shall be solely as contemplated by this Agreement and the transactions contemplated hereby.

          (x) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.1, none of Newhaven, Hicks or IAMP nor any other Person has made or makes any other express or implied representation or warranty on behalf of Newhaven, Hicks, IAMP or the IAMP Subsidiaries.

     4.2. Representations and Warranties of Newhaven. Except as set forth in the disclosure schedule delivered by Newhaven to Hicks and El Sitio prior to the date of execution of this Agreement (the "Newhaven Disclosure Schedule"), Newhaven represents and warrants to El Sitio and Hicks as follows:

          (a) Due Organization; Good Standing and Power. (i) Each of Newhaven and each of the Newhaven Subsidiaries is a corporation or other Person duly organized, validly existing and, in the case of each U.S. corporation or other Person, is in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to conduct its business as now conducted by it, except where the failure to be so organized, existing and in good standing or have such power and authority, individually or in the aggregate, would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

             (ii) Each of Newhaven and the Newhaven Subsidiaries is duly qualified and in good standing to do business in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

             (iii) The copies of the certificate of incorporation and bylaws or other constitutive documents of Newhaven and each Newhaven Subsidiary, which were previously furnished or made available to El Sitio, are true, complete and correct copies in all material respects of such documents as in effect on the date of this Agreement.

             (iv) Section 4.2(a)(iv) of the Newhaven Disclosure Schedule sets forth all Newhaven Subsidiaries, and for each such Newhaven Subsidiary, its name, jurisdiction of incorporation or organization and the record ownership as of the date of this Agreement of all the share capital of such Newhaven Subsidiary that is issued and outstanding. All the outstanding share capital of each such Newhaven Subsidiary has been validly issued and is fully paid and non-assessable, and, except as set forth in Section 4.2(a)(iv) of the Newhaven Disclosure Schedule, is owned, directly or indirectly, by Newhaven, free and clear of all Liens and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such share
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        capital or other ownership interests), except for restrictions on transfer imposed by applicable securities laws and under the Holdco Agreement. Except as disclosed in Section 4.2(a)(iv) of the Newhaven Disclosure Schedule, neither Newhaven nor any of the Newhaven Subsidiaries owns, directly or indirectly, any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any corporation or other Person that is material to Newhaven and the Newhaven Subsidiaries taken as a whole.

             (v) Other than the Newhaven Subsidiaries or as set forth in Section 4.2(a)(v) of the Newhaven Disclosure Schedule, neither Newhaven nor any of the Newhaven Subsidiaries (A) has any direct or indirect subsidiaries that engages, directly or indirectly, in the Media Business, or (B) owns in excess of 5% of the outstanding share capital of any Person that engages, directly or indirectly, in the Media Business.

             (vi) Except as disclosed in Section 4.2(a)(vi) of the Newhaven Disclosure Schedule, neither of Newhaven nor any of the Newhaven Subsidiaries is a party to any joint venture or partnership agreement relating to the Media Business, and neither Newhaven nor any of the Newhaven Subsidiaries is a party to any other joint venture or partnership agreement.

          (b) Capitalization. (i) All of the issued and outstanding share capital of Newhaven has been duly authorized and validly issued and is fully paid and non-assessable.

             (ii) No Voting Debt of Newhaven or any of the Newhaven Subsidiaries is issued or outstanding.

             (iii) Except as set forth in Section 4.2(b)(iii) of the Newhaven Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which Newhaven or any Newhaven Subsidiary is a party or by which Newhaven or any Newhaven Subsidiary is bound obligating Newhaven or any Newhaven Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or any Voting Debt of Newhaven or of any Subsidiary or obligating Newhaven or any Newhaven Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 4.2(b)(iii) of the Newhaven Disclosure Schedule, there are no outstanding contractual obligations of Newhaven or any Newhaven Subsidiary (A) to repurchase, redeem or otherwise acquire any shares of Newhaven or any Newhaven Subsidiary or
        (B) to register Newhaven Common Shares or other securities under the Securities Act.

             (iv) Since June 30, 2000, except as set forth in Section 4.2(b)(iv) of the Newhaven Disclosure Schedule, Newhaven has not (A) issued or permitted to be issued any shares, or securities exercisable or exchangeable for or convertible into shares, of any Newhaven Subsidiary, other than any such shares issued after the date hereof in the ordinary course of business consistent with past practice, (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Newhaven Subsidiaries, any shares of Newhaven or any Newhaven Subsidiary, or (C) declared, set aside, made or paid dividends or other distributions on the outstanding shares of any Newhaven Subsidiary.

             (v) Newhaven has made all capital contributions due and payable to the Newhaven Subsidiaries through September 30, 2000.

          (c) Indebtedness. As of the date hereof, the only outstanding Indebtedness of Newhaven and the Newhaven Subsidiaries is the Indebtedness set forth in Section 4.2(c) of the Newhaven Disclosure Schedule or as set forth in the Newhaven Financial Information or the Newhaven Interim Financial Information. Section 4.2(c) of the Newhaven Disclosure Schedule specifically identifies each Indebtedness of Newhaven or the Newhaven Subsidiaries that is in a principal amount of at least U.S.$5 million. There exists (i) no default or event of default (with or without notice or lapse of time or both) by Newhaven or any of the Newhaven Subsidiaries under the provisions of the agreements identified in Section 4.2(c) of the Newhaven Disclosure Schedule, and (ii) no default or event of default (with or without notice or lapse of time or both) by Newhaven or any of the
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     Newhaven Subsidiaries under the provisions of any other instrument evidencing such other Indebtedness or of any agreement relating thereto, that, in either case, permits acceleration of all or any part of such Indebtedness, except, in the case of clause (i) or (ii) above, where such acceleration would not result in a default under the agreements identified on Section 4.2(c) of the Newhaven Disclosure Schedule and would not otherwise, individually or in the aggregate, have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

          (d) Authorization and Validity of Agreements. Newhaven has all necessary corporate or other power and authority to enter into this Agreement, the Holdco Agreement, the Registration Rights Agreement and the Voting Agreement, to enter into the other agreements contemplated hereby, and to consummate the transactions and perform its obligations contemplated hereby and thereby. The execution, delivery and performance by Newhaven of this Agreement, the Voting Agreement, the Holdco Agreement and the Registration Rights Agreement and the other agreements contemplated hereby and thereby and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Newhaven. No other corporate or shareholder action is necessary for the authorization, execution, delivery and performance by Newhaven of this Agreement, the Holdco Agreement, the Registration Rights Agreement and the Voting Agreement and the other agreements contemplated hereby and the consummation by Newhaven of the transactions contemplated hereby or thereby, other than the corporate approvals set forth in Section 4.2(d) of the Newhaven Disclosure Schedule, which corporate approvals shall have been obtained by, and be in full force and effect on, the Closing Date. This Agreement has been duly executed and delivered by Newhaven, and constitutes a valid and legally binding obligation of Newhaven enforceable against Newhaven in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (e) No Conflicts. Except (i) as, individually or in the aggregate, would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 4.2(f) and (ii) as set forth in Section 4.2(e) of the Newhaven Disclosure Schedule, and except with respect to employee share options, the execution and delivery of this Agreement by Newhaven does not, and the consummation by Newhaven of the Transactions and the performance by Newhaven of its respective obligations hereunder will not, conflict with, or result in any Violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in a Violation pursuant to: (A) any provision of the memorandum of association and articles of association, certificate of incorporation or bylaws or similar constitutive document of Newhaven or any Newhaven Subsidiary, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, Newhaven Benefit Plan or other agreement, obligation, instrument, permit, Concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation binding upon Newhaven, or any Newhaven Subsidiary or their respective properties or assets.

          (f) No Governmental Approvals or Notices Required; No Conflict with Instruments to which Newhaven or any of the Newhaven Subsidiaries are a Party. Except for Governmental Consents under applicable antitrust laws and filings contemplated by Article 1 and Section 2.1 hereof, no Governmental Consent or notice to, or declaration, filing or registration with any Governmental Entity, or consent, approval or waiver of a Non-Governmental Approval, is required to be made or obtained by Newhaven or any Newhaven Subsidiary in connection with the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Newhaven and the consummation of the transactions contemplated hereby and thereby, other than such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or

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     make, would not, individually or in the aggregate, have a Material Adverse
     Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

          (g) Title to Properties. Newhaven or one or more of the Newhaven Subsidiaries has good and marketable title to all material real property owned, and a valid leasehold interest in all material property leased by such Person in the case of each of clauses (x) and (y), free and clear of all Liens, except (i) as set forth on Section 4.2(g) of the Newhaven Disclosure Schedule; (ii) as set forth in the notes to the Newhaven Financial Information; and (iii) Permitted Liens. The real property of Newhaven and each Newhaven Subsidiary is adequate for the conduct of the business of such Persons as currently conducted, except for such inadequacy that, individually or in the aggregate, would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

          (h) Conduct of Business. Except as disclosed in Section 4.2(h) of the Newhaven Disclosure Schedule or otherwise disclosed in this Agreement, or the Newhaven's Disclosure Schedule or as set forth in the Newhaven Financial Information or the Newhaven Interim Financial Information since December 31, 1999, Newhaven has conducted its business in the ordinary course consistent with past practice, and other than in the ordinary course, there has not occurred or arisen, with respect to its business: (i) a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole; (ii) any notice of non-renewal, cancellation or termination from any existing customers with respect to any Newhaven Material Contracts, that would have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole; (iii) any sale, assignment, pledge, hypothecation or other transfer of any assets, businesses or operations, other than such sales, assignments, pledges, hypothecations or other transfers which would not, individually or in the aggregate have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole;
     (iv) any termination or material amendment of, or any notice of termination of, any Newhaven Material Contract, which amendment or termination would have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole; (v) any damage, destruction or other casualty loss (not covered by insurance) that would have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole; (vi) except in each case for immaterial amounts, any (A) increase in the fringe benefits or compensation of any present or former Newhaven Employee, (B) grant of any severance or termination pay to any present or former Newhaven Employee (C) loan or advance of money or other property by Newhaven or the Newhaven Subsidiaries to any present or former Newhaven Employee, or (D) establishment, adoption, entrance into, modification, amendment or termination of any Newhaven Benefit Plan; (vii) any incurrence or assumption of any indebtedness for borrowed money or the guaranty by Newhaven of another person; (viii) the cancellation of any debts to or waiver of any claims or rights of material value to Newhaven; (ix) capital expenditures or additions to property, plant or equipment or the acquisition of any other property or assets (other than raw materials, supplies and inventory) by Newhaven, other than immaterial amounts; (x) any lease by Newhaven of any of its properties or assets, other than immaterial amounts; (xi) the entering into of any Newhaven Material Contract not listed on the Newhaven Disclosure Schedule; or (xii) the entering into of an agreement to do any of the foregoing.

          (i) Financial Information; Absence of Certain Changes. (i) Newhaven has delivered to El Sitio the audited balance sheet of Playboy TV International LLC ("PTVI") at December 31, 1999 (the "PTVI 1999 Balance Sheet"), and the related consolidated audited statements of operations and comprehensive loss, of owner's equity and of cash flows for the period from August 31, 1999 (date of commencement) through December 31, 1999, including notes thereto, and the report thereon of independent certified public accountants, which are set forth in Section 4.2(i) of the Newhaven Disclosure Schedule (the "PTVI Financial Information"). The PTVI Financial Information fairly presents in all material respects the financial position and results of operations of PTVI as at the respective dates thereof and for the periods then ended, all in accordance with U.S. GAAP consistently applied by PTVI at the dates and during the periods involved. Except (A) as and to the extent set forth on the PTVI 1999 Balance Sheet, including the notes thereto, the PTVI Interim Financial Information, the Rainbow Financial Information or the AEI Financial Information or

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     (B) as disclosed in Section 4.2(i) of the Newhaven Disclosure Schedule,
     neither Newhaven nor any of the Newhaven Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with U.S. GAAP other than liabilities or obligations incurred since December 31, 1999 that would not, individually or in the aggregate, have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

             (ii) Newhaven has delivered to El Sitio the unaudited balance sheet of PTVI as at June 30, 2000, and the related unaudited statements of operations and comprehensive loss for the period then ended, attached as
        Section 4.2(i)(ii) of the Newhaven Disclosure Schedule (the "PTVI Interim Financial Information"). The PTVI Interim Financial Information was prepared in accordance with U.S. GAAP on a basis consistent with prior practice for the preparation of interim financial statements for PTVI, and fairly presents in all material respects the financial position and results of operations of PTVI at as of and for the period then ended subject to customary year-end adjustments.

             (iii) Newhaven has delivered to El Sitio the unaudited balance sheet of Rainbow at June 30, 2000, and the related unaudited statement of operations for the period then ended, attached as Section 4.2(i)(iii) of the Newhaven Disclosure Schedule (the "Rainbow Financial Information"). The Rainbow Financial Information was prepared in accordance with U.S. GAAP on a basis consistent with prior practice for the preparation of interim financial statements for Rainbow and fairly presents in all material respects the financial position and results of operations of Rainbow as of and for the period then ended subject to customary year-end adjustments.

             (iv) Newhaven has delivered to El Sitio (A) the unaudited balance sheet of AEI Collingham Holdings Co, Ltd. ("AEI") at December 31, 1999, and the related unaudited statement of operations for the fiscal year then ended, and (B) the unaudited balance sheet of AEI at June 30, 2000, and the related unaudited statement of operations for the period then ended attached as Section 4.1(i)(iv) of the Newhaven Disclosure Schedule (collectively, the "AEI Financial Information," and together with the PTVI Financial Information, the PTVI Interim Financial Information and the Rainbow Financial Information, the "Newhaven Financial Information"). The AEI Financial Information was prepared in accordance with U.S. GAAP on a basis consistent with prior practice for the preparation of annual or interim financial statements, as applicable, for AEI and fairly presents in all material respects the financial position and results of operations of AEI as of and for the periods then ended subject to customary year-end adjustments.

          (j) Legal Proceedings. Except as described in Section 4.2(j) of the Newhaven Disclosure Schedule, there is no Legal Proceeding relating to Newhaven or the Newhaven Subsidiaries to which Newhaven or any of the Newhaven Subsidiaries is a party, or to which any of their assets is subject, pending or, to the knowledge of Newhaven, Hicks or Newhaven, threatened against Newhaven or any of the Newhaven Subsidiaries or relating to the Transactions that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

          (k) Labor Matters. Except as described in Section 4.2(k) of the Newhaven Disclosure Schedule, since December 31, 1999, (i) Newhaven and the Newhaven Subsidiaries are, to the knowledge of Newhaven, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Newhaven nor any of the Newhaven Subsidiaries has been engaged in any unfair labor practice, (ii) there is no unfair labor practice complaint against Newhaven or the Newhaven Subsidiaries pending before any labor relations board or other Governmental Entity having oversight authority with respect to labor relations, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Newhaven, threatened against or affecting Newhaven or the Newhaven Subsidiaries, (iv) neither Newhaven nor any of the Newhaven Subsidiaries has

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     experienced any strike, work stoppage or other labor difficulty, and (v)
     neither Newhaven nor any of the Newhaven Subsidiaries is a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to any Newhaven Employees currently is being negotiated, which, in the case of any of the foregoing would, individually or in the aggregate, have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

          (l) Contracts. (i) Section 4.2(l)(i) of the Newhaven Disclosure Schedule lists all contracts, agreements or commitments of Newhaven and the Newhaven Subsidiaries that are material to Newhaven and the Newhaven subsidiaries taken as a whole ("Newhaven Material Contracts"). Except as specified in Section 4.2(l)(i) of the Newhaven Disclosure Schedule, all Newhaven Material Contracts are in full force and effect and are, to the knowledge of Newhaven, valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole. Except as specified in Section 4.2(l)(i) of the Newhaven Disclosure Schedule, Newhaven and the Newhaven Subsidiaries are not in breach or default in the performance of, and to Newhaven's knowledge, no other Person is in breach or default of, any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events that, individually or in the aggregate, would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

             (ii) Except as set forth in Section 4.2(l)(ii) of the Newhaven Disclosure Schedule, there is no Newhaven Material Contract between Newhaven and the Newhaven Subsidiaries, on the one hand, and any affiliate of Newhaven, on the other hand, (except, in each case, IAMP and the IAMP Subsidiaries) and no affiliate of Newhaven has any material interest in any material property, real or personal, tangible or intangible, including, without limitation, any Intellectual Property, used in the business of Newhaven and the Newhaven Subsidiaries.

          (m) Intellectual Property. (i) Section 4.2(m)(i) of the Newhaven Disclosure Schedule sets forth, with respect to material Intellectual Property owned, held or used by Newhaven and/or the Newhaven Subsidiaries ("Newhaven Intellectual Property"), all patents, registrations and applications relating thereto, all material unregistered Intellectual Property, and all material licenses, consents, royalty and other agreements concerning Newhaven Intellectual Property to which Newhaven and/or the Newhaven Subsidiaries is a party ("Newhaven Intellectual Property Licenses").

             (ii) Except as disclosed in Section 4.2(m)(ii) of the Newhaven Disclosure or would not have a Material Adverse Effect, (A) Newhaven and/or the Newhaven Subsidiaries own or have the right to use all the Newhaven Intellectual Property necessary to conduct the respective businesses of Newhaven and the Newhaven Subsidiaries as currently are conducted, free of all Liens; (B) all of the Newhaven Intellectual Property is valid, enforceable, not abandoned and unexpired; (C) to the knowledge of Newhaven and the Newhaven Subsidiaries, the Newhaven Intellectual Property does not infringe or otherwise impair the Intellectual Property of any other Person and is not being infringed or impaired by any other Person, nor has Newhaven or the Newhaven Subsidiaries received any written notice of the same; (D) Newhaven and/or the Newhaven Subsidiaries take all reasonable steps to protect and maintain the Newhaven Intellectual Property, including executing all appropriate confidentiality agreements, filing all appropriate patents and registrations, and filings any other documents necessary under the laws of any relevant jurisdictions to preserve their rights in such Newhaven Intellectual Property; (E) no party to a Newhaven Intellectual Property License is, or is alleged to be, in breach or default thereunder; (F) the transactions contemplated by this Agreement shall not impair the rights of Newhaven or the Newhaven Subsidiaries under any Newhaven Intellectual Property License, or cause any payments to be due thereunder; and (G) without limiting the generality of the foregoing, Newhaven and/or the Newhaven Subsidiaries owns and possesses all right, title and

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        interest in and to all Newhaven Intellectual Property created or developed by, or under the direction or supervision of, its employees.

          (n) Government Consents. Except as described in Section 4.2(n) of the Newhaven Disclosure Schedule, Newhaven or the Newhaven Subsidiaries have all Governmental Consents required for the conduct of their respective businesses as presently conducted, and such Governmental Consents are in full force and effect, and Newhaven and the Newhaven Subsidiaries have not received any notice of any violation thereof nor does any of Newhaven or any of the Newhaven Subsidiaries have knowledge of any threatened suspension or cancellation of any such Governmental Consent, except where the failure to have, or to keep in full force and effect such Governmental Consents would not, individually or in the aggregate, have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

          (o) Conduct of Business in Compliance with Regulatory and Contractual Requirements. Except as described in Section 4.2(o) of the Newhaven Disclosure Schedule or as reflected in the Newhaven Financial Information, since December 31, 1999, Newhaven and the Newhaven Subsidiaries have conducted their respective businesses so as to comply in all material respects with all applicable U.S. and non-U.S. laws, ordinances, regulations or orders or other requirements of any Governmental Entity and have received no written notice of any failure to comply with such laws, ordinances, regulations, orders, rights or requirements, except where the failure to comply with such laws, ordinances, regulations, orders, rights or requirements would not, individually or in the aggregate, have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole.

          (p) Employee Benefit Plans. (i) "Newhaven Benefit Plans" means all Benefit Plans that (A) are entered into, sponsored or maintained by any of the Newhaven Subsidiaries, and (B) under which any present or former director, officer or employee of any of the Newhaven Subsidiaries (collectively, the "Newhaven Employees") has any present or future right to benefits. "Newhaven U.S. Benefit Plans" means all Newhaven Benefit Plans under which any Newhaven Employee who is or was primarily employed in the United States (collectively, the "Newhaven U.S. Employees") has any present or future right to benefits. "Newhaven International Benefit Plans" shall mean all Newhaven Benefit Plans other than the Newhaven U.S. Benefit Plans.

             (ii) Section 4.2(p)(ii) of the Newhaven Disclosure Schedule sets forth a list of each Newhaven Benefit Plan.

             (iii) With respect to each Newhaven Benefit Plan, Newhaven has provided or made available to El Sitio a current, accurate and complete copy thereof, including any amendments thereto, and, to the extent applicable: (A) any related trust agreement or other funding instrument,
        (B) the most recent determination letter, if applicable, (B) any summary description and other written communications to Newhaven Employees concerning benefits provided thereunder, (C) for the one most recent year, if applicable, the Form 5500 and attached schedules, audited financial statements and actuarial reports.

             (iv) Except as described on Section 4.2(p)(iv) of the Newhaven Disclosure Schedule:

                (A) each Newhaven Benefit Plan has been established and administered in accordance with its terms, in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules, statutes, orders and regulations, and has been maintained in good standing with applicable regulatory authorities;

                (B) each Newhaven U.S. Benefit Plan that is intended to be qualified (within the meaning of Section 401(a) of the Code) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification;

                (C) no event has occurred and no condition exists that would subject Newhaven or any of the Newhaven Subsidiaries, either directly or by reason of their affiliation with any

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           member of their "Controlled Group" (defined as any organization that is a member of an controlled group of organizations (within the meaning of Section 414(b), (c), (m) or (o) of the Code), to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or any other applicable laws, rules, statutes, orders and regulations;

                (D) no "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Newhaven U.S. Benefit Plan;

                (E) no Newhaven Benefit Plan provides retiree welfare benefits and neither Newhaven nor any of the Newhaven Subsidiaries have any obligation to provide retiree welfare benefits other than coverage mandated under applicable law or regulation for which neither Newhaven nor any Newhaven Subsidiary is required to book an accrual on its financial statements;

                (F) no Newhaven U.S. Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, or is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

                (G) no actions, suits, claims, administrative investigations, audits or other administrative proceedings (other than routine claims for benefits in the ordinary course) are pending or threatened with respect to any Newhaven Benefit Plan, and no facts or circumstances exist that could give rise to any such actions, suits, claims, investigations, audits or proceedings;

                (H) no Newhaven Benefit Plans exist that, individually or collectively, could be reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code, and no Newhaven Benefit Plan exists that, as a result of the transaction contemplated by this Agreement, could result in the payment to any Newhaven Employee of any money or other property or could result in the acceleration or provision of any other rights or benefits to any Newhaven Employee; and

                (I) with respect to any Newhaven International Benefit Plan, according to the actuarial assumptions and valuations most recently used for the purpose of funding each Newhaven International Benefit Plan (which actuarial assumptions and valuations were provided in accordance with the actuarial and accounting principles, bases, policies, methods and practices in the relevant jurisdiction for such plan), as of June 30, 2000, the total amount or value of the funds available under such Newhaven International Benefit Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which Newhaven or any of the Newhaven Subsidiaries has or would have after the Closing Date any obligation.

             (v) There are no Benefit Plans that are entered into, sponsored or maintained by Newhaven under which any present or former Newhaven Employee has any present or future right to benefits.

          (q) Tax Matters. Except as disclosed on Section 4.2(q) of the Newhaven Disclosure Schedule and except as would not result in a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole:

             (i) Newhaven and the Newhaven Subsidiaries have filed all Tax Returns that they were required to file. All such filed Tax Returns were correct and complete in all material respects. All Taxes required to have been paid by Newhaven and the Newhaven Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved against in accordance with U.S. GAAP. None of Newhaven or the Newhaven Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made (and, to the knowledge of Newhaven or the Newhaven Subsidiaries, no claim has been

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        threatened in writing) by any authority in a jurisdiction where Newhaven and any of the Newhaven Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of Newhaven and the Newhaven Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for (i) current Taxes not yet due or (ii) Taxes that are being disputed in good faith by appropriate proceedings and for which adequate reserves have been provided.

             (ii) Newhaven and the Newhaven Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Newhaven Employee, independent contractor, creditor, shareholder or other third party.

             (iii) No audit or other proceeding by any Governmental Entity is pending or, to the knowledge of Newhaven, threatened in writing with respect to any Taxes due from or with respect to Newhaven or any of the Newhaven Subsidiaries. There is no dispute or claim concerning any Tax liability of Newhaven or the Newhaven Subsidiaries claimed or raised by any taxing authority (and, to the knowledge of Newhaven or the Newhaven Subsidiaries no such dispute or claim has been threatened in writing). Newhaven, has made available to El Sitio correct and complete copies of all income Tax Returns and examination reports with respect to, and statements of deficiencies assessed against or agreed to by, Newhaven and the Newhaven Subsidiaries since December 31, 1999.

             (iv) None of Newhaven or the Newhaven Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (v) None of Newhaven or the Newhaven Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of Newhaven or the Newhaven Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of Newhaven or the Newhaven Subsidiaries has been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Newhaven and the Newhaven Subsidiaries have disclosed on their U.S. income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of U.S. federal income Tax (within the meaning of Section 6662 of the Code). None of Newhaven or the Newhaven Subsidiaries is a party to any Tax allocation or sharing agreement, other than such Tax allocation or sharing agreement exclusively between or among Newhaven and the Newhaven Subsidiaries. None of Newhaven or the Newhaven Subsidiaries (A) has been a member of an affiliated group filing a consolidated income Tax Return or (B) has any liability for the Taxes of any person (other than Newhaven and the Newhaven Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. or non-U.S. federal, state or local law), as a transferee or successor, by contract, or otherwise.

          (r) Insurance. Except as would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole, all insurance policies covering Newhaven and the Newhaven Subsidiaries and their respective material assets are in full force and effect, all premiums with respect thereto (or with respect to new policies that, in the ordinary course of business, have replaced such policies) covering all periods up to and including the Closing Date have been paid, to the extent due, prior to the Closing Date, or accrued on Newhaven's financial statements and books and records and no notice of cancellation or termination has been received with respect to any such policy (other than any policy that expires, is cancelled or is terminated in accordance with its terms and has been continued, extended or reinstated on substantially similar terms or is replaced with another policy with substantially similar terms). Except as would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole, such policies are sufficient for compliance with all

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     requirements of law and are, to the knowledge of Newhaven and the Newhaven
     Subsidiaries, valid, outstanding and enforceable. Except as would not have a Material Adverse Effect on Newhaven and the Newhaven Subsidiaries taken as a whole, neither Newhaven nor any Newhaven Subsidiary has received notice that the coverage of any insurance has been limited by any insurance carrier, which insurance carrier has carried any such insurance during the last three years.

          (s) Certain Fees. Neither Newhaven, nor any of the Newhaven Subsidiaries nor any Newhaven Employee, on behalf of Newhaven or the Newhaven Subsidiaries, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the Transactions for which Newhaven or Holdco would be liable.

          (t) Holdco Common Shares Held for Investment. Newhaven is aware that the Holdco Common Shares to be received by Newhaven in the Contributions will not have been registered under the Securities Act or under any state securities laws in the United States or under the laws of any other jurisdiction. Newhaven is acquiring such Holdco Common Shares solely for investment, with no present intention to distribute any such shares to any Person.

          (u) Information Supplied. (i) None of the information supplied or to be supplied by Newhaven for inclusion or incorporation by reference in (A) the Form F-4 at the time it is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, or (B) the Proxy Statement/Prospectus, on the date it is first mailed to El Sitio shareholders or at the time of the El Sitio Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (ii) Notwithstanding the foregoing provisions of this Section 4.2(u), no representation or warranty is made by Newhaven with respect to statements made or incorporated by reference in the Form F-4 or the Proxy Statement/Prospectus based on information supplied by El Sitio or Hicks for inclusion or incorporation by reference therein.

          (v) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.2, neither Newhaven nor any other Person has made or makes any other express or implied representation or warranty with respect to Newhaven or the Newhaven Subsidiaries.

     4.3. Representations and Warranties of El Sitio. Except (i) as set forth in the disclosure schedule delivered by El Sitio to IAMP, Hicks and Newhaven prior to the date of execution of this Agreement (the "El Sitio Disclosure Schedule" and, together with the IAMP Disclosure Schedule and the Newhaven Disclosure Schedule, the "Disclosure Schedules") or (ii) as set forth in the El Sitio SEC Reports that have been filed prior to the date hereof, El Sitio represents and warrants to each of IAMP, Hicks and Newhaven as follows:

          (a) Due Organization; Good Standing and Power; Subsidiaries. (i) Each of El Sitio and the El Sitio Subsidiaries (as defined below) is a corporation or other Person duly organized, validly existing and, in the case of each U.S. corporation or other Person, is in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to conduct its business as now conducted by it, except where the failure to be so organized, existing and in good standing or have such power and authority, individually or in the aggregate, would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

             (ii) Each of El Sitio and the El Sitio Subsidiaries is duly qualified and in good standing to do business in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

             (iii) The copies of the memorandum of association and articles of association or other constitutive documents of El Sitio and each of the El Sitio Subsidiaries which were previously furnished or made available to IAMP and Newhaven, are true, complete and correct copies in all material respects of such documents as in effect on the date of this Agreement.

             (iv) Section 4.3(a)(iv) of the El Sitio Disclosure Schedule sets forth all the subsidiaries of El Sitio (the "El Sitio Subsidiaries"), and, for each El Sitio Subsidiary, its name, jurisdiction of incorporation or organization and the record ownership as of the date of this Agreement of all the share capital of such subsidiary that is issued and outstanding. All the outstanding share capital of each such subsidiary has been validly issued and is fully paid and non-assessable, and, except as set forth in Section 4.3(a)(iv) of the El Sitio Disclosure Schedule, is owned, directly or indirectly by El Sitio, free and clear of all Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such share capital or other ownership interests), except for restrictions on transfer imposed by applicable securities laws and under the Holdco Agreement. Except as disclosed in Section 4.3(a)(iv) of the El Sitio Disclosure Schedule, neither El Sitio nor any of the El Sitio Subsidiaries owns, directly or indirectly, any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any corporation or other Person that is material to El Sitio and the El Sitio Subsidiaries taken as a whole.

             (v) Except as disclosed in the El Sitio Disclosure Schedule, neither El Sitio nor any of the El Sitio Subsidiaries is a party to any joint venture or partnership agreement.

          (b) Capitalization. (i) All of the issued and outstanding share capital of El Sitio has been duly authorized and validly issued and is fully paid and non-assessable, except as set forth in Section 4.3(b)(i) of the El Sitio Disclosure Schedule.

             (ii) No Voting Debt of El Sitio or any of the El Sitio Subsidiaries issued or outstanding.

             (iii) Except as set forth in Section 4.3(b)(iii) of the El Sitio Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which El Sitio or any El Sitio Subsidiary is a party or by which El Sitio or any El Sitio Subsidiary is bound obligating El Sitio or any El Sitio Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or any Voting Debt of El Sitio or of any El Sitio Subsidiary or obligating El Sitio or any El Sitio Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 4.3(b)(iii) of the El Sitio Disclosure Schedule, there are no outstanding contractual obligations of El Sitio or any El Sitio Subsidiary (A) to repurchase, redeem or otherwise acquire any shares of El Sitio or any El Sitio Subsidiary or (B) to register El Sitio Common Shares or other securities under the Securities Act.

             (iv) Since June 30, 2000, except as set forth in Section 4.3(b)(iv) of the El Sitio Disclosure Schedule, El Sitio has not (A) issued or permitted to be issued any shares, or securities exercisable or exchangeable for or convertible into shares, of any El Sitio subsidiary, other than any such shares issued after the date hereof in the ordinary course of business consistent with past practice, (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more El Sitio subsidiaries, any shares of El Sitio or any El Sitio Subsidiary or (C) declared, set aside, made or paid dividends or other distributions on the outstanding shares of any El Sitio Subsidiary.

          (c) Indebtedness. As of the date hereof, the only outstanding Indebtedness of El Sitio and the El Sitio Subsidiaries is the Indebtedness set forth in Section 4.3(c) of the El Sitio Disclosure Schedule or as set forth in the El Sitio Financial Information or the El Sitio Interim Financial Information. Section 4.3(c) of the El Sitio Disclosure Schedule specifically identifies each Indebtedness of El Sitio or the El Sitio Subsidiaries that is in a principal amount of at least U.S.$5 million. There exists (i) no default or event of default (with or without notice or lapse of time or both) by El Sitio or any of the El Sitio Subsidiaries under the provisions of the agreements identified in Section 4.3(c) of the El Sitio Disclosure Schedule and (ii) no default or event of default (with or without notice or lapse of time or both) by El Sitio or any of El Sitio Subsidiaries under the provisions of any other instrument evidencing such other Indebtedness or of any agreement relating thereto, that, in either case, permits acceleration all or any part of such Indebtedness, except, in the case of clause (i) or (ii), where such acceleration would not result in a default under the agreements identified on Section 4.3(c) of the El Sitio Disclosure Schedule and would not otherwise, individually or in the aggregate, have a Material Adverse Effect on El Sitio and El Sitio Subsidiaries taken as a whole.

          (d) Authorization and Validity of Agreement. El Sitio has all necessary corporate power and authority to execute and deliver this Agreement, the Holdco Agreement and the Voting Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by El Sitio of this Agreement, the Holdco Agreement and the Voting Agreement and the other agreements contemplated hereby and the consummation by El Sitio of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. No other corporate or shareholder action is necessary for the authorization, execution, delivery and performance by El Sitio of this Agreement, the Holdco Agreement and the Voting Agreement and the other agreements contemplated hereby and the consummation by El Sitio of the transactions contemplated hereby or thereby other than the approvals set forth in
     Section 4.3(d) of the El Sitio Disclosure Schedule, which corporate approvals shall have been obtained by, and be in full force and effect on, the Closing Date. This Agreement has been duly executed and delivered by El Sitio, and constitutes a valid and legally binding obligation of El Sitio enforceable against El Sitio in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (e) No Conflicts. Except (i) as, individually or in the aggregate, would not have a Material Adverse Effect on El Sitio and El Sitio Subsidiaries taken as a whole, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 4.3(f) and (ii) as set forth in Section 4.3(e) of the El Sitio Disclosure Schedule, and except with respect to employee share options, the execution and delivery of this Agreement by El Sitio does not, and the consummation by El Sitio of the Transactions and the performance by El Sitio of its obligations hereunder will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation of El Sitio or El Sitio Subsidiaries or a violation pursuant to:
     (A) any provision of the memorandum and articles of association, certificate of incorporation or bylaws or similar constitutive document of any such Person or any El Sitio Subsidiary, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation binding upon El Sitio or any El Sitio Subsidiary or their respective properties or assets.

          (f) No Governmental Approvals or Notices Required; No Conflict with Instruments to which El Sitio is Party. Except for Governmental Consents under applicable antitrust laws and filings contemplated by Article 1 and
     Section 2.1 hereof, no Governmental Consent or notice to, or declaration, filing or registration with any Governmental Entity, or consent, approval or waiver of any Non-Governmental Approval, is required to be made or obtained by El Sitio or any El Sitio Subsidiary in connection with the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by El Sitio and the consummation by it of the transactions contemplated hereby and thereby, except for (x) the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder and (y) such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would

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     not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

          (g) Title to Properties. El Sitio or one of the El Sitio Subsidiaries has good and marketable title to all material real property owned, and a valid leasehold interest in all material property leased by such Person, free and clear of all Liens, except (i) as set forth in Section 4.3(g) of the El Sitio Disclosure Schedule; (ii) as set forth in the El Sitio Financial Information or El Sitio Interim Financial Information; and (iii) Permitted Liens. The real property of El Sitio and each El Sitio Subsidiary is adequate for the conduct of the business of such Persons as currently conducted, except for such inadequacy that, individually or in the aggregate, would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

          (h) Conduct of Business. Except as disclosed in Section 4.3(h) of the El Sitio Disclosure Schedule or otherwise disclosed in this Agreement or as set forth in the El Sitio Financial Information or the El Sitio Interim Financial Information, since December 31, 1999, El Sitio has conducted its business in the ordinary course consistent with past practice, and, other than in the ordinary course, there has not occurred or arisen, with respect to its business: (i) a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole; (ii) any notice of non-renewal, cancellation or termination from any existing customers with respect to any El Sitio Material Contract, which would have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole; (iii) any sale, assignment, pledge, hypothecation or other transfer of any assets, businesses or operations, other than such sales, assignments, pledges, hypothecations or other transfers which would not, individually or in the aggregate have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole; (iv) any termination or material amendment of, or any notice of termination of, any El Sitio Material Contract, which amendment or termination would have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole; (v) any damage, destruction or other casualty loss (not covered by insurance) which would have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole;
     (vi) except in each case for immaterial amounts, any (A) increase in the fringe benefits or compensation of any present or former El Sitio Employee,
     (B) grant of any severance or termination pay to any present or former El Sitio Employee, (C) loan or advance of money or other property by El Sitio or the El Sitio Subsidiaries to any of their present or former directors, officers or employees, or (D) establishment, adoption, entrance into, modification, amendment or termination of any El Sitio Benefit Plan; (vii) any incurrence or assumption of any indebtedness for borrowed money or the guaranty by El Sitio of another person; (viii) the cancellation of any debts to or waiver of any claims or rights of material value to El Sitio;
     (ix) capital expenditures or additions to property, plant or equipment or the acquisition of any other property or assets (other than raw materials, supplies and inventory) by El Sitio, other than immaterial amounts; (x) any lease by El Sitio of any of its properties or assets other than immaterial amounts; (xi) the entering into of any El Sitio Material Contract not listed on the El Sitio Disclosure Schedule or (xii) the entering into of an agreement to do any of the foregoing.

          (i) Financial Information. (i) El Sitio has made available to IAMP, Hicks and Newhaven the audited consolidated balance sheets of El Sitio and the El Sitio Subsidiaries at December 31, 1998 and 1999 (in the case of the balance sheet at December 31, 1999, the "El Sitio 1999 Balance Sheet"), and the related audited statements of income and retained earnings and cash flows for each of the fiscal years then ended, including note thereto, and the report thereon of independent certified public accountants, which are set forth in Section 4.3(i)(i) of the El Sitio Disclosure Schedule (the "El Sitio Financial Information"). The El Sitio Financial information fairly presents in all material respects the financial position and results of operations of El Sitio and the El Sitio Subsidiaries as at the respective dates thereof and for the periods then ended, all in accordance with U.S. GAAP consistently applied by El Sitio at the dates and during the periods involved. Except (A) as and to the extent set forth on the El Sitio 1999 Balance Sheet, including the notes thereto, or as specifically identified in the notes to the El Sitio Interim Financial Information or (B) as disclosed in Section 4.3(i)(i) of the El Sitio Disclosure Schedule, neither El Sitio nor any of the El Sitio

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     Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with U.S. GAAP other than liabilities or obligations incurred since December 31, 1999 that would not, individually or in the aggregate, have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

             (ii) El Sitio has made available to IAMP, Hicks and Newhaven the unaudited consolidated balance sheet of El Sitio and the El Sitio Subsidiaries as at June 30, 2000, and the related unaudited statements of income and retained earnings and cash flows for the period then ended and the corresponding period of 1999, including notes thereto, set forth
        Section 4.3(i)(ii) of the El Sitio Disclosure Schedule (the "El Sitio Interim Financial Information"). The El Sitio Interim Financial Information was prepared in accordance with U.S. GAAP on a basis consistent with prior practice for the preparation of interim financial statements for El Sitio and the El Sitio Subsidiaries, and fairly presents in all material respects the financial position and results of operations of El Sitio and the El Sitio Subsidiaries at June 30, 2000 and for the period then ended subject to customary year-end adjustments.

          (j) Legal Proceedings. Except as described in Section 4.3(j) of the El Sitio Disclosure Schedule, there is no Legal Proceeding relating to El Sitio or the El Sitio Subsidiaries to which El Sitio or any of the El Sitio Subsidiaries is a party, or to which any of their assets is subject, pending or, to the knowledge of El Sitio, threatened against El Sitio or any of the El Sitio Subsidiaries or relating to the Transactions that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

          (k) Labor Matters. Except as described in Section 4.3(k) of the El Sitio Disclosure Schedule, since December 31, 1999, (i) El Sitio and the El Sitio Subsidiaries are, to the knowledge of El Sitio, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither El Sitio nor any of the El Sitio Subsidiaries has been engaged in any unfair labor practice, (ii) there is no unfair labor practice complaint against El Sitio pending before any labor relations board or any other Governmental Entity having oversight authority with respect to labor relations, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of El Sitio, threatened against or affecting El Sitio or the El Sitio subsidiaries, (iv) neither El Sitio nor any of the El Sitio Subsidiaries has experienced any strike, work stoppage or other labor difficulty and (v) neither El Sitio nor any of the El Sitio Subsidiaries is a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to El Sitio Employees is currently being negotiated, which in the case of any of the foregoing would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

          (l) Contracts. (i) Section 4.3(l)(i) of the El Sitio Disclosure Schedule lists all contracts, agreements or commitments of El Sitio and the El Sitio Subsidiaries that are material to El Sitio and the El Sitio Subsidiaries taken as a whole ("El Sitio Material Contracts"). Except as specified in Section 4.3(l)(i) of the El Sitio Disclosure Schedule, all El Sitio Material Contracts are in full force and effect and are, to the knowledge of El Sitio, valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole. Except as specified in Section 4.3(l)(i) of the El Sitio Disclosure Schedule, El Sitio and the El Sitio Subsidiaries are not in breach or default in the performance of, and to El Sitio's knowledge, no other Person is in breach or default of, any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events that, individually or in the aggregate, would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

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             (ii) Except as set forth in Section 4.3(l)(ii) of the El Sitio
        Disclosure Schedule, there is no Material Contract between El Sitio and the El Sitio Subsidiaries, on the one hand, and any affiliate of El Sitio on the other hand and no affiliate of El Sitio has any material interest in any material property, real or personal, tangible or intangible, including, without limitation, any Intellectual Property, used in the business of El Sitio and the El Sitio Subsidiaries.

          (m) Intellectual Property. (i) Section 4.3(m)(i) of the El Sitio Disclosure Schedule sets forth, with respect to material Intellectual Property owned, held or used by El Sitio and/or the El Sitio Subsidiaries ("El Sitio Intellectual Property"), all patents, registrations and applications relating thereto, all material unregistered Intellectual Property, and all material licenses, consents, royalty and other agreements concerning El Sitio Intellectual Property to which El Sitio and/or the El Sitio Subsidiaries is a party ("El Sitio Intellectual Property Licenses").

             (ii) Except as disclosed in Section 4.3(m)(ii) of the El Sitio Disclosure, (A) El Sitio and/ or the El Sitio Subsidiaries own or have the right to use all the El Sitio Intellectual Property necessary or desirable to conduct the respective businesses of El Sitio and the El Sitio Subsidiaries as currently are conducted, free of all Liens; (B) all of the El Sitio Intellectual Property is valid, enforceable, not abandoned and unexpired; (C) to the knowledge of El Sitio and the El Sitio Subsidiaries, the El Sitio Intellectual Property does not infringe or otherwise impair the Intellectual Property of any other Person and is not being infringed or impaired by any other Person, nor has El Sitio or the El Sitio Subsidiaries received any written notice of the same; (D) El Sitio and/or the El Sitio Subsidiaries take all reasonable steps to protect and maintain the El Sitio Intellectual Property, including executing all appropriate confidentiality agreements, filing all appropriate patents and registrations, and filing any other documents necessary under the laws of any relevant jurisdictions to preserve their rights in such El Sitio Intellectual Property; (E) no party to a El Sitio Intellectual Property License is, or is alleged to be, in breach or default thereunder; (F) the Transactions shall not impair the rights of El Sitio or the El Sitio Subsidiaries under any El Sitio Intellectual Property License, or cause any payments to be due thereunder; and (G) without limiting the generality of the foregoing, El Sitio and/or the El Sitio Subsidiaries owns and possesses all right, title and interest in and to all El Sitio Intellectual Property created or developed by, or under the direction or supervision of, its employees.

          (n) Governmental Consents. Except as described in Section 4.3(n) of the El Sitio Disclosure Schedule, El Sitio or the El Sitio Subsidiaries have all Governmental Consents required for the conduct of their respective businesses as presently conducted, and such Governmental Consents are in full force and effect, and neither El Sitio nor any of the El Sitio Subsidiaries has received notice of any violation thereof nor does El Sitio nor any of the El Sitio Subsidiaries have knowledge of any threatened suspension or cancellation of any such Governmental Consent, except where the failure to have, or to keep in full force and effect such Governmental Consents would not, individually or in the aggregate, have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

          (o) Conduct of Business in Compliance with Regulatory and Contractual and Contractual Requirements. Except as described in Section 4.3(o) of the El Sitio Disclosure Schedule or as set forth in the El Sitio Interim Financial Information, since December 31, 1999, El Sitio and the El Sitio Subsidiaries have conducted their respective businesses so as to comply in all material respects with all applicable U.S. and non-U.S. laws, ordinances, regulations or orders or other requirements of any Governmental Entity, rights of concession, licenses, know-how or other proprietary rights of others, and have received no written notice of any failure to comply with such laws, ordinances, regulations, orders, rights or requirements, except where the failure to comply with such laws, ordinances, regulations, orders, rights or requirements would not, individually or in the aggregate, have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

          (p) Employee Benefit Plans. (i) "El Sitio Benefit Plans" means all Benefit Plans that (A) are entered into, sponsored or maintained by El Sitio or any of the El Sitio Subsidiaries, and (B) under

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     which any present or former director, officer or employee of El Sitio or any of the El Sitio Subsidiaries (collectively, the "El Sitio Employees") has any present or future right to benefits. "El Sitio U.S. Benefit Plans" means all El Sitio Benefit Plans under which any El Sitio Employee who is or was primarily employed in the United States (collectively, the "El Sitio U.S. Employees") has any present or future right to benefits. "El Sitio International Benefit Plans" means all El Sitio Benefit Plans other than the El Sitio U.S. Benefit Plans.

             (ii) Section 4.3(p)(ii) of the El Sitio Disclosure Schedule sets forth a list of each El Sitio Benefit Plan.

             (iii) With respect to each El Sitio Benefit Plan, El Sitio has provided or made available to IAMP and Newhaven a current, accurate and complete copy thereof, including any amendments thereto, and, to the extent applicable: (A) any related trust agreement or other funding instrument, (B) the most recent determination letter, if applicable, (C) any summary description and other material written communications to El Sitio Employees concerning benefits provided thereunder, (D) for the one most recent year, if applicable, the Form 5500 and attached schedules, audited financial statements and actuarial reports.

             (iv) Except as described on Section 4.3(p)(iv) of the El Sitio Disclosure Schedule:

                (A) each El Sitio Benefit Plan has been established and administered in accordance with its terms, in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules, statutes, orders and regulations, and has been maintained in good standing with applicable regulatory authorities;

                (B) each El Sitio U.S. Benefit Plan that is intended to be qualified (within the meaning of Section 401(a) of the Code) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification;

                (C) no event has occurred and no condition exists that would subject El Sitio or any of the El Sitio Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization that is a member of an controlled group of organizations (within the meaning of Section 414(b), (c), (m) or (o) of the Code), to any Tax, Fine, Lien, penalty or other liability imposed by ERISA, the Code or any other applicable laws, rules, statutes, orders and regulations;

                (D) no "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any El Sitio U.S. Benefit Plan;

                (E) no El Sitio Benefit Plan provides retiree welfare benefits and neither El Sitio nor any of the El Sitio Subsidiaries have any obligation to provide retiree welfare benefits other than coverage mandated under applicable law or regulation for which neither El Sitio nor any of the El Sitio Subsidiaries is required to book an accrual on its financial statements;

                (F) no El Sitio U.S. Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, or is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA);

                (G) no actions, suits, claims, administrative investigations, audits or other administrative proceedings (other than routine claims for benefits in the ordinary course) are pending or threatened with respect to any El Sitio Benefit Plan, and no facts or circumstances exist that could give rise to any such actions, suits, claims, investigations, audits or proceedings;

                (H) no El Sitio Benefit Plans exist that, individually or collectively, could be reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code, and no El Sitio Benefit Plan exists that, as a result of the transaction contemplated by this Agreement, could result in the payment

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           to any El Sitio Employee of any money or other property or could result in the acceleration or provision of any other rights or benefits to any El Sitio Employee; and

                (I) with respect to any El Sitio International Benefit Plan, according to the actuarial assumptions and valuations most recently used for the purpose of funding each El Sitio International Benefit Plan (which actuarial assumptions and valuations were provided in accordance with the actuarial and accounting principles, bases, policies, methods and practices in the relevant jurisdiction for such plan), as of June 30, 2000, the total amount or value of the funds available under such El Sitio International Benefit Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which El Sitio or any of the El Sitio Subsidiaries has or would have after the Closing Date any obligation.

          (q) Tax Matters. Except as disclosed in Section 4.3(q) of the El Sitio Disclosure Schedule and except as would not result in a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole:

             (i) El Sitio and the El Sitio Subsidiaries have filed all Tax Returns that they were required to file. All such filed Tax Returns were correct and complete in all material respects. All Taxes required to have been paid by El Sitio and the El Sitio Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved against in accordance with U.S. GAAP. None of El Sitio or the El Sitio subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made (and, to the knowledge of El Sitio or the El Sitio Subsidiaries, no claim has been threatened in writing) by any authority in a jurisdiction where El Sitio and any of the El Sitio Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of El Sitio and the El Sitio Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for (i) current Taxes not yet due or (ii) Taxes that are being disputed in good faith by appropriate proceedings and for which adequate reserves have been provided.

             (ii) El Sitio and the El Sitio Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any El Sitio Employee, independent contractor, creditor, shareholder or other third party.

             (iii) No audit or other proceeding by any Governmental Entity is pending or, to the knowledge of El Sitio, threatened in writing with respect to any Taxes due from or with respect to El Sitio or any of the El Sitio Subsidiaries. There is no dispute or claim concerning any Tax liability of El Sitio or the El Sitio Subsidiaries claimed or raised by any taxing authority (and, to the knowledge of El Sitio or the El Sitio Subsidiaries, no such dispute or claim has been threatened in writing). El Sitio has made available to El Sitio, Hicks and Newhaven correct and complete copies of all income Tax Returns and examination reports with respect to, and statements of deficiencies assessed against or agreed to by, El Sitio and the El Sitio Subsidiaries since December 31, 1999.

             (iv) None of El Sitio or the El Sitio Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (v) None of El Sitio or the El Sitio Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of El Sitio or the El Sitio Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of El Sitio or the El Sitio Subsidiaries has been a United

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        States real property holding corporation (within the meaning of Section
        897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. El Sitio and the El Sitio Subsidiaries have disclosed on their U.S. income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of U.S. federal income Tax (within the meaning of Section 6662 of the Code). None of El Sitio or the El Sitio Subsidiaries is a party to any Tax allocation or sharing agreement, other than such Tax allocation or sharing agreement exclusively between or among El Sitio and the El Sitio Subsidiaries. None of El Sitio or the El Sitio Subsidiaries (A) has been a member of an affiliated group filing a consolidated income Tax Return or (B) has any liability for the Taxes of any Person (other than El Sitio and the Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. or non-U.S. federal, state or local law), as a transferee or successor, by contract, or otherwise.

          (r) Insurance. Except as would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole, all insurance policies covering El Sitio and the El Sitio Subsidiaries and their respective material assets are in full force and effect, all premiums with respect thereto (or with respect to new policies that, in the ordinary course of business, have replaced such policies) covering all periods up to and including the Closing Date have been paid, to the extent due, prior to the Closing Date, or accrued on El Sitio's financial statements and books and records and no notice of cancellation or termination has been received with respect to any such policy (other than any policy that expires, is cancelled or is terminated in accordance with its terms and has been continued, extended or reinstated on substantially similar terms or is replaced with another policy with substantially similar terms). Except as would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole, such policies are sufficient for compliance with all requirements of law and are, to the knowledge of El Sitio and the El Sitio Subsidiaries, valid, outstanding and enforceable. Except as would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole, neither El Sitio nor any El Sitio Subsidiary has received notice that the coverage of any insurance has been limited by any insurance carrier, which insurance carrier has carried any such insurance during the last three years.

          (s) Certain Fees. Except for fees and expenses payable to Credit Suisse First Boston Corporation, which shall be paid by El Sitio, neither El Sitio nor any El Sitio Employee, on behalf of El Sitio, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the Transactions for which IAMP, Newhaven or Holdco would be liable.

          (t) Information Supplied.

             (i) None of the information supplied or to be supplied by El Sitio for inclusion or incorporation by reference in (A) the Form F-4, at the time it is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, or (B) the Proxy Statement/Prospectus, on the date it is first mailed to El Sitio shareholders or at the time of the El Sitio Shareholders meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made.

             (ii) Notwithstanding the foregoing provisions of this Section 4.3, no representation or warranty is made by El Sitio with respect to statements made or incorporated by reference in the Form F-4 or the Proxy Statement/Prospectus based on information supplied by Newhaven, Hicks or IAMP for inclusion or incorporation by reference therein.

          (u) El Sitio Board Approval. The Board of Directors of El Sitio, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "El Sitio Board Approval"), has duly (A) determined that this
     Agreement and the Transactions are fair to and in the best interests of El Sitio and its shareholders and declared the Transactions to be advisable,
     (B) approved this Agreement, the Voting Agreement
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     and the Transactions, and (C) recommended that the shareholders of El Sitio approve the issuance of El Sitio Common Shares pursuant to this Agreement and directed that such matter be submitted for consideration by El Sitio's shareholders at a special shareholders' meeting. El Sitio Board Approval constitutes approval of this Agreement and the Transactions for purposes of
     Part VII of the BVI Companies Ordinance. To the knowledge of El Sitio, no foreign or U.S. takeover statute is applicable to this Agreement or the Transactions.

          (v) Shareholder Vote Required. The affirmative vote of the holders of a majority of the El Sitio Common Shares present in person or represented by proxy at El Sitio's special shareholders' meeting (provided that the shares so present or represented constitute a majority of the outstanding El Sitio Common Shares), is the only vote of the holders of any class or series of El Sitio's share capital necessary to approve this Agreement, the Transactions and the transactions contemplated thereby.

          (w) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.3, neither El Sitio nor any other Person has made or makes any other express or implied representation or warranty on behalf of El Sitio.

     4.4. Expiration of Representations and Warranties. The respective representations and warranties of El Sitio, Newhaven, Hicks and IAMP contained herein or in any certificate or other document delivered prior to or on the Closing Date shall expire and be terminated and extinguished on the day that is 12 months following the Closing Date (except with respect to the representations made in Sections 4.1(q), 4.2(q), and 4.3(q), which representations shall expire and be terminated and extinguished on the day that is 24 months following the Closing Date, subject to Section 9.1(a)(iv)); and thereafter El Sitio, Newhaven, Hicks and IAMP shall have no liability whatsoever with respect to any such representation or warranty. None of the controlling persons, shareholders, members, legal representatives, officers, directors or affiliates of either El Sitio, Newhaven, Hicks or IAMP nor any controlling person, legal representative, heir, successor or assign of any such officer, director or affiliate shall have any liability for any breach of any representation, warranty, covenant or agreement of any of El Sitio, Newhaven, Hicks or IAMP under this Agreement.

5. TRANSACTIONS PRIOR TO CLOSING

     5.1. Access to Information Concerning Properties and Records; Confidentiality. (a) Newhaven, Hicks and IAMP agree that, during the period commencing on the date hereof and ending on the Closing Date, unless otherwise prohibited by law, (i) they will give or cause to be given to El Sitio and its counsel, financial advisors, auditors and other authorized representatives (collectively, the "Representatives") such access, during normal business hours and upon reasonable advance notice, to the properties, books and records of IAMP, the IAMP Subsidiaries and the Newhaven Subsidiaries, as El Sitio may from time to time reasonably request, and (ii) they will furnish or cause to be furnished to El Sitio such financial and operating data and other information with respect to the business, operations and properties of such entities, as El Sitio may from time to time reasonably request. El Sitio and its Representatives shall be entitled, in consultation with IAMP or Newhaven, to such access to the representatives, officers and employees of IAMP, the IAMP Subsidiaries, and the Newhaven Subsidiaries to the extent they are involved in the business of the Media Companies and the Subsidiaries as El Sitio may reasonably request. Such access and request shall not materially disrupt the business of such entities.

          (a) El Sitio agrees that, during the period commencing on the date hereof and ending on the Closing Date, (i) it will give or cause to be given to each of IAMP and Newhaven and their respective Representatives such access, during normal business hours and upon reasonable advance notice, to the properties, books and records of El Sitio, as IAMP or Newhaven may from time to time reasonably request and (ii) it will furnish or cause to be furnished to IAMP or Newhaven such financial and operating data and other information with respect to El Sitio, as such Person may from time to time reasonably request. Each of IAMP and Newhaven and each of their Representatives shall be entitled, in consultation with El Sitio, to such access to the representatives, officers and

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     employees of El Sitio as IAMP or Newhaven may reasonably request. Such access and request shall not materially disrupt the business of El Sitio.

          (b) Except as required by law, each party hereto will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold in confidence, any nonpublic information obtained from any other party hereto in confidence to the extent required by, and in accordance with, the provisions of the letter dated August 31, 2000, among El Sitio, Newhaven and Hicks (the "Confidentiality Agreement"), as if Newhaven and Hicks were also parties.

     5.2. Conduct of the Business of Media Companies Pending the Closing
Date. Each of Newhaven, Hicks and IAMP agrees that, except as permitted or required by this Agreement, as required by contractual obligations in the agreements listed in Sections 4.1(l) of the IAMP Disclosure Schedule and Section 4.2(l) of the Newhaven Disclosure Schedule, as disclosed on Section 5.2 of each party's Disclosure Schedule, or as otherwise consented to or approved in writing by El Sitio (such consent not to be unreasonably withheld or delayed), during the period commencing on the date hereof and ending at the Closing Date:

          (a) Subject to Section 5.9, IAMP and Newhaven will, and will cause the IAMP Subsidiaries and Newhaven Subsidiaries, respectively, to, operate their respective businesses only in the usual, regular and ordinary manner, on a basis consistent with past practice (other than transactions not in the ordinary course with a value not in excess of U.S.$2.5 million individually and U.S.$10 million in the aggregate), including, without limitation, the making of necessary capital expenditures; provided, that each of IAMP and Newhaven and its respective Subsidiaries may refrain from making any expenditures planned by each of IAMP and Newhaven with respect to management information systems or, with respect to any other planned or necessary capital expenditures, to the extent agreed upon by El Sitio;

          (b) None of IAMP, Newhaven or any of the IAMP Subsidiaries or the Newhaven Subsidiaries will materially amend its memorandum and articles of association, certificate of incorporation or bylaws or other constitutive documents, and none of IAMP, Newhaven or any of the IAMP Subsidiaries or the Newhaven Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

          (c) None of IAMP, Newhaven or any of the IAMP Subsidiaries or the Newhaven Subsidiaries will issue or agree to issue any additional shares of share capital of any class or series, or any securities convertible into or exchangeable for shares of share capital or issue any options, warrants or other rights to acquire any shares of share capital, other than issuances pursuant to outstanding agreements as of the date hereof or as in effect as of the date hereof, in each case as set forth on Section 5.2(c) of the IAMP Disclosure Schedule and on Section 5.2(c) of the Newhaven Disclosure Schedule, or issuances with a value not in excess of U.S.$2.5 million individually and U.S.$10 million in the aggregate;

          (d) None of IAMP, Newhaven or any Subsidiary will (i) split, combine or reclassify any shares of its outstanding share capital, (ii) declare, set aside or pay any dividend or other distribution payable in cash, share or property other than as required by the governing documents of such Person or to another wholly-owned subsidiary of IAMP or Newhaven, (iii) directly or indirectly redeem or otherwise acquire any shares of its share capital or shares of the share capital of any of its subsidiaries, (iv) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, merge or consolidate with another entity, (v) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any
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     assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice, or (vi) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, make any loans, advances or capital contributions to, or investments in, any other person, other than to its subsidiaries and except as required by the governing documents of IAMP, Newhaven or any of their respective subsidiaries;

          (e) Each of IAMP and Newhaven will use, and will cause the IAMP Subsidiaries and the Newhaven Subsidiaries, respectively, to use, its reasonable best efforts to preserve intact the business organization of each such subsidiary, to keep available the services of their present officers and key employees and others having business relations with each of them or such respective subsidiaries, and to preserve the goodwill of those having business relationships with such subsidiaries;

          (f) Each of IAMP and Newhaven will not, and will cause the IAMP Subsidiaries and the Newhaven Subsidiaries, respectively, not to:

             (i) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, dispose of or encumber any of their properties or assets other than (A) in the ordinary course of business, (B) any property or asset which has been determined by either IAMP or Newhaven, as the case may be, to be obsolete, worn out or no longer useful in the operation of their respective businesses and (C) transfers by either IAMP or Newhaven, as the case may be, to any of the IAMP Subsidiaries or Newhaven Subsidiaries, as the case may be;

             (ii) cancel any material debts or waive any material claims other than in the ordinary course of business;

             (iii) except as (A) required by applicable law, (B) pursuant to previously existing contractual commitments or (C) in the ordinary course of business consistent with past practice (1) increase the compensation or fringe benefits of any present or former director, officer or employee, (2) grant any severance or termination pay to any present or former director, officer or employee, (3) loan or advance any money or other property to any of their present or former directors, officers or employees, (4) establish, adopt, enter into, modify or amend in any material respect or terminate any IAMP Benefit Plan or Newhaven Benefit Plan, as applicable, or any employee benefit plan, policy or arrangement that would have been a IAMP Benefit Plan or a Newhaven Benefit Plan, as applicable, had it been in effect as of the date hereof or (5) accelerate the vesting or payment of any compensation or benefits;

             (iv) make any capital expenditure or commitment other than (A) in the ordinary course of business, (B) pursuant to existing commitments,
        (C) maintenance capital expenditures or capital expenditures reasonably required to abate conditions endangering individuals or property or (D) pursuant to budgets previously disclosed to El Sitio;

             (v) except with respect to endorsement of negotiable instruments in the ordinary course, incur, assume or guarantee any Indebtedness other than (A) Indebtedness incurred in the ordinary course of business, (B) refundings of existing Indebtedness, (C) Indebtedness of a IAMP Subsidiary to IAMP or a Newhaven Subsidiary to Newhaven, as the case may be, (D) other Indebtedness that is not material to the business, properties, results of operations, financial condition or prospects of either IAMP or Newhaven, as the case may be, and the IAMP Subsidiaries and Newhaven Subsidiaries, respectively, or (E) as required by the governing documents of IAMP or Newhaven or any of the IAMP Subsidiaries or Newhaven Subsidiaries, as the case maybe;

             (vi) enter into or modify, or engage in any negotiations with respect to, any collective bargaining or union agreement or commitment, except as required by applicable law;

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             (vii) enter into or modify any agreement or commitment or engage in any activity or transaction other than agreements, commitments and transactions in the ordinary course of business and consistent with past practice; or

             (viii) (A) make any material Tax election or settle or compromise any material Tax liability or (B) enter into any Tax sharing or Tax allocation agreements.

          (g) Each of IAMP and Newhaven will, and will cause the IAMP Subsidiaries and Newhaven Subsidiaries, respectively, to, use reasonable best efforts to maintain in full force and effect all licenses, subsidies or Tax holidays from Governmental Entities applicable to either IAMP or Newhaven, as the case may be, and the IAMP Subsidiaries and Newhaven Subsidiaries, respectively, and comply, in all material respects, with all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other Governmental Entities applicable to them or the conduct of their businesses;

          (h) each of IAMP and Newhaven will, and will cause the IAMP Subsidiaries and Newhaven Subsidiaries, respectively, to, perform all of their respective material obligations under all IAMP Material Contracts and Newhaven Material Contracts; and

          (i) neither of IAMP nor Newhaven nor any of the IAMP Subsidiaries and Newhaven Subsidiaries, respectively, will agree, whether in writing or otherwise, to do any of the foregoing actions described in paragraphs (b),
     (c), (d) or (f) of this Section 5.2.

     5.3. Conduct of Business of El Sitio Pending the Closing Date. El Sitio agrees that, except as permitted or, required by this Agreement, as required by contractual obligations contained in the agreements listed in Section 4.3(l) of the El Sitio Disclosure Schedule, as disclosed on Section 5.2 of the El Sitio Disclosure Schedule or as otherwise consented to or approved in writing by Hicks and Newhaven (such consent not to be unreasonably withheld or delayed), during the period commencing on the date hereof and ending at the Closing Date:

          (a) El Sitio will, and will cause the El Sitio Subsidiaries to, operate their respective businesses only in the usual, regular and ordinary manner, on a basis consistent with past practice (other than transactions not in the ordinary course with a value not in excess of U.S.$2.5 million individually and U.S.$10 million in the aggregate), including, without limitation, the making of necessary capital expenditures; provided that El Sitio may refrain from making expenditures planned by El Sitio with respect to management information systems or any other planned or necessary capital expenditures to the extent agreed upon by Newhaven and Hicks;

          (b) None of El Sitio or any of the El Sitio Subsidiaries will materially amend its memorandum and articles of association, certificate of incorporation or bylaws or other constitutive documents, and neither El Sitio nor any material subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

          (c) None of El Sitio or any of the El Sitio Subsidiaries will issue or agree to issue any additional shares of share capital of any class or series, or any securities convertible into or exchangeable for shares of share capital or issue any options, warrants or other rights to acquire any shares of share capital, other than issuances pursuant to outstanding agreements as of the date hereof or as in effect as of the date hereof, in each case, as set forth on Section 5.3(c) of the El Sitio Disclosure Schedule;

          (d) None of El Sitio or any of the El Sitio Subsidiaries will (i) split, combine or reclassify any shares of its outstanding share capital,
     (ii) declare, set aside or pay any dividend or other distribution payable in cash, share or property other than as required by the governing documents of El Sitio or to a wholly-owned subsidiary of El Sitio, (iii) directly or indirectly redeem or otherwise acquire any

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     shares of its share capital, (iv) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, merge or consolidate with another entity; (v) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice, or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice, or (vi) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, make any loans, advances or capital contributions to, or investments in, any other Person, other than to the El Sitio Subsidiaries and except as required by the governing documents of El Sitio or the El Sitio Subsidiaries;

          (e) El Sitio will use, and will cause the El Sitio Subsidiaries to use, its reasonable efforts to preserve intact the present business organization, including the business organization of each subsidiary, to keep available the services of their present officers and key employees and others having business relations with El Sitio and the El Sitio Subsidiaries, and to preserve the goodwill of those having business relationships with El Sitio and with the El Sitio Subsidiaries;

          (f) El Sitio will not, and will cause the El Sitio Subsidiaries not to:

             (i) except with respect to transactions with a value of less than U.S.$2.5 million individually and U.S.$10 million in the aggregate, dispose of or encumber any of its properties or assets, other than (A) in the ordinary course of business or (B) any property or asset that has been determined by El Sitio to be obsolete, worn out or no longer useful in the operation of their respective businesses, (C) transfers by El Sitio to any of the El Sitio Subsidiaries;

             (ii) cancel any material debts or waive any material claims or rights pertaining to or affecting its business, except in the ordinary course of business;

             (iii) except as (A) is required by applicable law, (B) pursuant to previously existing contractual commitments or (C) in the ordinary course of business consistent with past practice (1) increase the compensation of any present or former director, officer or employee, (2) grant any severance or termination pay to any present or former director, officer or employee, (3) loan or advance any money or other property to any of its present or former directors, officers or employees, (4) establish, adopt, enter into, modify or amend in any material respect or terminate any El Sitio Benefit Plan, or any employee benefit plan, policy or arrangement that would have been a El Sitio Benefit Plan had it been in effect as of the date hereof or (5) accelerate the vesting period or payment of any compensation or benefits;

             (iv) make any capital expenditure or commitment, other than (A) in the ordinary course of business, (B) pursuant to existing commitments,
        (C) maintenance capital expenditures or capital expenditures reasonably required to abate conditions endangering individuals or property or (D) pursuant to budgets previously disclosed to IAMP and Newhaven; or

             (v) except with respect to endorsement of negotiable instruments in the ordinary course of its business, incur, assume or guarantee any Indebtedness other than (A) Indebtedness incurred in the ordinary course of business, (B) refundings of existing Indebtedness, (C) Indebtedness of a subsidiary, (D) other Indebtedness that is not material to the business, properties, results of operations, financial condition or prospects of El Sitio and the El Sitio Subsidiaries, or (E) as required by the governing documents of El Sitio or any of the El Sitio Subsidiaries;

             (vi) enter into or modify, or engage in any negotiations with respect to, any collective bargaining or union agreement or commitment, except as required by applicable law;

             (vii) enter into or modify any agreement or commitment or engage in any activity or transaction other than agreements, commitments and transactions in the ordinary course of business and consistent with past practice; or

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             (viii) (A) make any material Tax election or settle or compromise any material Tax liability or (B) enter into any Tax sharing or Tax allocation agreements.

          (g) El Sitio will, and will cause the El Sitio Subsidiaries to, use reasonable best efforts to maintain in full force and effect all licenses, subsidies or Tax holidays from Governmental Entities applicable to El Sitio and the El Sitio Subsidiaries and comply, in all material respects, with all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other Governmental Entities applicable to it or the conduct of its business;

          (h) El Sitio will, and will cause the El Sitio Subsidiaries to, perform all of its obligations under all El Sitio Material Contracts;

          (i) Prior to the Effective Time, El Sitio will release and deliver all the El Sitio Common Shares that El Sitio has previously agreed to release and deliver to Washburn Enterprises Ltd., IAMP (El Sitio) Investments Inc., Red de Television Chilevision, S.A. and Iberoamerican Radio Holdings Chile, S.A., without any restrictions thereon; and

          (j) Neither El Sitio nor any of the El Sitio Subsidiaries will agree, whether in writing or otherwise, to do any of the foregoing actions described in paragraphs (b), (c), (d) or (f) of this Section 5.3.

     5.4. Intercompany Transactions. Prior to or on the Closing, all intercompany receivables or payables and loans then existing between any of IAMP or Newhaven, any IAMP Subsidiary or Newhaven Subsidiary or any other subsidiary or affiliate of any of IAMP or Newhaven that is not an IAMP Subsidiary or a Newhaven Subsidiary (the "Non-Media Affiliates") on the one hand, and the IAMP Subsidiaries or the Newhaven Subsidiaries, on the other hand, shall be settled by way of capital contribution (with respect to intercompany payables or loans due to any of IAMP or Newhaven, any IAMP Subsidiary or Newhaven Subsidiary or any Non-Media Affiliate), except for services rendered and goods provided on an arm's-length basis consistent with past practices, which amounts shall be settled in the ordinary course. Such settlement shall be accomplished without any violation of any law or regulation or any incurrence of any material Tax, penalties, interest or other charges.

     5.5. Further Actions. (a) Subject to the terms and conditions hereof, Newhaven, Hicks, IAMP and El Sitio agree to use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions, including using all reasonable best efforts: (i) to obtain prior to the Closing Date all Governmental Consents and Non-Governmental Consents as are necessary for the consummation of the Transactions, including, without limitation, such consents and approvals as may be required under any antitrust laws of any applicable jurisdiction as set forth below; and (ii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Newhaven, Hicks, IAMP and El Sitio shall cooperate fully with each other to the extent reasonably required to obtain such consents. Notwithstanding the foregoing, no party shall agree, without the prior consent of the other parties and shall not be obligated to agree, to any action, including agreeing to divestitures, standstill arrangements, hold separate agreements or other limitations on business activities, that would (A) have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole, Newhaven and the Newhaven Subsidiaries taken as a whole, El Sitio and the El Sitio Subsidiaries taken as a whole or Holdco and its subsidiaries taken as a whole or (B) be materially adverse to Newhaven, Hicks or El Sitio.

     (b) Newhaven, Hicks, IAMP and El Sitio shall timely and promptly make all filings which may be required by each of them in connection with the consummation of the Transactions under any antitrust laws of any applicable jurisdiction. Each party shall furnish to each other such necessary information and assistance as such party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any U.S. or non-U.S. Governmental Entity, including, without limitation, any filings necessary under the provisions of the Securities Act and the Exchange Act. Each party hereto shall provide the other party the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one

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hand, and Governmental Entity (including antitrust regulatory authorities) or any similar foreign Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement or the Transactions. Each party hereto shall promptly inform the other parties hereto of any communication received from a Governmental Entity, give an opportunity to the other parties to participate in any conversation or meeting with any Governmental Entity and grant the other parties hereto an opportunity to review in advance any filing or communication made with a Governmental Entity relating to this Agreement or the Transactions.

     (c) Each of Newhaven, Hicks and IAMP shall use its reasonable best efforts to cause the Transactions to qualify, and will not (both before and after the Effective Time) take any actions, which would reasonably be expected to prevent the Transactions from qualifying as a reorganization under the provisions of Sections 367 and 368(a) of the Code and/or as a tax free exchange under the provisions of Section 351 of the Code. Each of El Sitio, IAMP and Newhaven shall make, and shall cause their affiliates to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by Simpson Thacher & Bartlett, U.S. counsel to El Sitio, and by Wachtell, Lipton, Rosen & Katz, U.S. counsel to Newhaven, and by Clifford Chance, Rogers & Wells LLP, U.S. counsel to Hicks, in order for such firms to render their opinions referred to in Sections 7.2 (e) and 7.3(f), respectively. Holdco and its subsidiaries (including CTG Inversora, S.A., the IAMP Subsidiaries, the Newhaven Subsidiaries and El Sitio) will take no action which will cause the Imagen Contribution, the IAMP Contribution and subsequent IAMP liquidation (together the "IAMP Reorganization") to be considered an indirect stock transfer under Treas. Regs.
Section 1.367(a)-3(d). In particular Holdco and its subsidiaries will not contribute or otherwise transfer any of the IAMP Subsidiaries or any other assets acquired from IAMP to an entity controlled by Holdco or its subsidiaries that is treated as a corporation for U.S. federal income tax purposes within two years of the Closing or otherwise in connection with the Transactions. In the event that Holdco and/or its subsidiaries contributes or otherwise transfers any of the IAMP Subsidiaries, or any other assets acquired from IAMP to an entity controlled by Holdco or its subsidiaries that is treated as a corporation for U.S. federal income tax purposes and thereby causes the IAMP Reorganization to be considered an indirect stock transfer under Treas. Regs. Section 1.367(a)-3(d), Holdco shall indemnify and hold harmless the shareholders of IAMP for the U.S. federal, state and local taxes (and interest and penalties related thereto) incurred by the IAMP shareholders in connection with the IAMP Reorganization being so treated. The obligations and covenant included in this
Section 5.5 shall survive the Closing Date until the expiration of the statute of limitations with respect to the applicable taxes.

     5.6. Notification. Each party hereto shall notify each other party and keep it advised as to (i) any litigation or administrative proceeding pending and known to any such party or, to its knowledge, threatened against it, or any subsidiary that challenges the Transactions and (ii) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the Transactions.

     5.7. Assignment of Rights to Newhaven. Notwithstanding anything in this Agreement to the contrary, the parties agree that following the Effective Time, all trademarks, copyrights, domain names, trade names, brand names, corporate names, and logos containing the word "Cisneros", the phrase "Cisneros Television Group" or any derivative or abbreviation thereof, and all legal rights relating thereto (the "Cisneros Intellectual Property"), shall be the exclusive property of Newhaven. Following the Effective Time, neither Holdco nor any of its subsidiaries shall use any Cisneros Intellectual Property without the express written consent of Newhaven. The parties shall take all actions necessary to assign any such rights to Newhaven.

     5.8. Transition Period. Prior to the Effective Time, each of the parties hereto will cooperate, to the fullest extent permitted by law, to plan for the integration of the Media Companies and El Sitio as part of Holdco. Such cooperation shall include, to the fullest extent permitted by law, coordinating operational matters, developing uniform personnel and benefits policies, identifying and planning for future growth opportunities, management integration, and similar matters. Such integration efforts will be coordinated among senior executives of IAMP, Newhaven and El Sitio.
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     5.9. No Inconsistent Action.  None of the parties hereto shall take any action inconsistent with their obligations under this Agreement that would reasonably be expected to materially hinder or delay the consummation of the Transactions.

     5.10. Convertible Preferred Shares; Debt Financing.

          (a) Prior to or on the Closing Date and pursuant to the plan of reorganization contemplated by this Agreement, Newhaven and Hicks will purchase from Holdco at least U.S.$15,000,000 stated amount of preferred shares, which will have the following terms and conditions:

             (i) The preferred shares will not have dividend rights;

             (ii) The preferred shares will have voting rights equivalent to those of the Holdco Common Shares based on conversion at the El Sitio Common Shares price per share at the close of regular day time trading on the day prior to the Effective Time;

             (iii) Convertible on a mandatory basis on the earlier to occur of:
        (A) an underwritten public offering by Holdco of Holdco Common Shares, in which case, the preferred shares held by Newhaven and Hicks will be converted at the per share offering price of such number of Holdco Common Shares upon completion of such offering and (B) 24 months from Closing, in which case such preferred shares will be converted into such number of Holdco Common Shares (rounded to the nearest whole share) at a price per share equal to the value of such preferred shares divided by the "fair market value" of each Holdco Common Share;

             (iv) Beginning 12 months from the Closing and ending 24 months from the Closing Date, Newhaven and Hicks will have the right to convert the preferred shares held by them into such number of Holdco Common Shares as is equal to the aggregate stated amount of the preferred shares held by each of them divided by the "fair market value" per Holdco Common Share on the date of such conversion; and

             (v) If a "change in control" (as defined in Section 9.1(d)) occurs with respect to Holdco prior to the date 24 months from the Closing, Newhaven and Hicks will have the option to exchange the preferred shares held by each of them for either (A) the consideration received in the transaction that resulted in such change of control, as if the preferred shares had been converted into Holdco Common Shares as of such date or
        (B) an amount of cash equal to the stated amount of the preferred shares.

     For purposes of this Section 5.10, "fair market value", means, with respect to each Holdco Common Share, the average of the daily high and low bid and ask prices per Holdco Common Share on the Nasdaq for the 10 trading days immediately preceding the applicable conversion date for the preferred shares.

          (b) Following the date hereof and prior to the Effective Time, Newhaven and Hicks shall, in addition to the capital contributions referred to in Section 5.10(a) use reasonable best efforts to procure from third parties no less than U.S.$10,000,000 in debt financing for IAMP, and/or the IAMP Subsidiaries (it being understood that such efforts will include offers of credit support until the Effective Time to any such third-party debt provider by Newhaven and Hicks).

     5.11. Redemption or Retirement of Holdco Common Shares Received by Subsidiaries of Holdco. In connection with the transactions contemplated by
Article 2, any Holdco Common Shares held by any subsidiary of Holdco as of the Effective Time will, immediately following the Effective Time, be redeemed or acquired by Holdco, pursuant to the Holdco Memorandum and Articles of Association for a nominal amount.

     5.12. IAMP Employee Share and Equity Rights. Prior to the Effective Time, IAMP or an affiliate thereof will cause to be satisfied in full any share option, share grant or other equity rights granted to or held by employees of IAMP, the IAMP Subsidiaries or the Newhaven Subsidiaries, which satisfaction of any such share options, share grants or other equity rights will result in a reduction (on a net treasury

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basis in the case of options) in the number of Holdco Common Shares otherwise issuable to such entities pursuant to Article 2.

     5.13. Agreement with Cablevision. Newhaven and Hicks will use their reasonable best efforts to cause Imagen to execute a definitive agreement with Cablevision, S.A. ("Cablevision") prior to the Closing for the carriage and transmission by Cablevision to its subscribers of programming produced and/or distributed by Imagen, which agreement will be on terms and conditions reasonably acceptable to the parties hereto.

6. ADDITIONAL AGREEMENTS

     6.1. Preparation of Proxy Statement; Shareholders Meeting.

          (a) As promptly as reasonably practicable following the date hereof, the parties hereto shall cooperate in preparing and shall cause to be filed with the SEC a mutually acceptable proxy statement/prospectus relating to the matters to be submitted to the El Sitio shareholders at the El Sitio Shareholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus" ), and Holdco shall prepare and file with the SEC a registration statement on Form F-4 (or another appropriate Form if Form F-4 is not available) with respect to the issuance of Holdco Common Shares in connection with the Transactions (such Form F-4, and any amendments or supplements thereto, the "Form
     F-4" ). The Proxy Statement/ Prospectus will be included as a prospectus in and will constitute a part of the Form F-4 as Holdco's prospectus. Each of the parties hereto shall use its reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC and the Form F-4 declared effective by the SEC, and to keep the Form F-4 effective as long as is necessary to consummate the Transactions. Each of the parties hereto shall, as promptly as practicable after receipt thereof, provide the other parties hereto copies of any written comments and advise the other parties hereto of any oral comments, with respect to the Proxy Statement/Prospectus or Form F-4 received from the SEC. The parties hereto shall cooperate and provide the others with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Form F-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision in this Agreement to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or the Form F-4 shall be made without the approval of each party hereto, which approval shall not be unreasonably withheld or delayed; provided, however, that, with respect to documents filed by a party hereto that are incorporated by reference in the Proxy Statement/Prospectus of Form F-4, this right of approval by a party hereto shall apply only with respect to information relating to the Transactions hereby, such party hereto or its subsidiaries or their business, financial condition, results of operations or prospects. Holdco shall also take any action (other than as would have a Material Adverse Effect on Holdco) required to be taken under any applicable state securities laws in connection with the Transactions and each party hereto shall furnish all information concerning it and the holders of its share capital as may be reasonably requested in connection with any such action. Each party hereto will advise the other parties hereto, promptly after it receives notice thereof, of the time when the Form F-4 has become effective, the issuance of any stop or similar order, the suspension of the qualification of the Holdco Common Shares issuable in connection with the Transactions for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form F-4. If at any time prior to the Effective Time any information should be discovered by any party hereto or any event shall occur or any condition shall exist that should be set forth in an amendment or supplement to any of the Proxy Statement/Prospectus or Form F-4 so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement

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     describing such information shall be promptly filed by El Sitio or Holdco, as appropriate, with the SEC and disseminated to the shareholders of El Sitio.

          (b) El Sitio shall duly take all lawful action to call, give notice of, convene and hold a special shareholders meeting as promptly as practicable following the date upon which the Form F-4 becomes effective (the "El Sitio Shareholders Meeting" ) for the purpose of obtaining shareholder approval with respect to the Transactions (the "El Sitio Shareholder Approval" ) and shall take all lawful action to solicit the adoption of this Agreement by the El Sitio Shareholders; and the Board of Directors of El Sitio shall recommend adoption of this Agreement by the shareholders of El Sitio to the effect as set forth in Section 4.3(u) (the "El Sitio Recommendation" ), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to IAMP or Newhaven such recommendation or (ii) take any action or make any statement in connection with the El Sitio Shareholders Meeting inconsistent with such recommendation (collectively, a "Change in the El Sitio Recommendation" ); provided, however, any statement under clause (ii) will not be deemed a Change in the El Sitio Recommendation provided(A) such statement is taken or made after consultation with U.S., British Virgin Islands and, if advisable, other counsel of El Sitio, to the effect that such statement is required for the El Sitio directors to comply with their fiduciary duties under applicable law, (B) if a publicly disclosed Acquisition Proposal has been made and not rescinded, such statement shall not relate to such public proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such public proposal and (C) such statement also includes a reaffirmation of the El Sitio Board Approval of the El Sitio Merger and the other Transactions and recommendation to the El Sitio shareholders to adopt this Agreement; provided, further, that the board of directors of El Sitio may make a Change in the El Sitio Recommendation pursuant to Section 6.2 hereof. Notwithstanding any Change in the El Sitio Recommendation, this Agreement shall be submitted to the shareholders of El Sitio at the El Sitio Shareholders Meeting for the purpose of adopting this Agreement and receiving any required El Sitio Shareholder Approval for the Transactions and nothing contained herein shall be deemed to relieve El Sitio of such obligation.

     6.2. Acquisition Proposals. (a) Each Media Company and each of Hicks, Newhaven and El Sitio agrees that neither it nor any of the El Sitio Subsidiaries or affiliates nor any of the directors and officers of it or the El Sitio Subsidiaries or affiliates shall, and that it shall use its reasonable best efforts to cause the El Sitio Subsidiaries and its affiliates, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of the El Sitio Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, El Sitio or any of the El Sitio Subsidiaries, IAMP or any of the IAMP Subsidiaries or Newhaven or any of the Newhaven Subsidiaries (or a material portion of the stock or assets thereof), (other than any such transaction permitted by Section 5.2 in the case of a Media Company or its subsidiaries, and Section 5.3 in the case of El Sitio) or any purchase or sale of the consolidated assets (including, without limitation, shares of its subsidiaries) of it and its subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the shareholders of such Person) beneficially owning all or substantially all of its securities (or of the surviving parent entity in such transaction) or any of its subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party to this Agreement or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal" ), (ii) have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose or agree to do any of the foregoing.
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

     (b) Notwithstanding anything in this Agreement to the contrary, El Sitio and its board of directors shall be permitted to (A) effect a Change in the El Sitio Recommendation or (B) engage in any discussions or negotiations with, or provide any confidential information or data to, any person in response to an unsolicited bona fide written Acquisition Proposal by any such person first made after the date of this Agreement, if and only to the extent that, in any such case referred to in clause (A) or (B) above:

          (i) the party making the Acquisition Proposal is an entity with which El Sitio has not engaged, directly or indirectly, in substantial discussions with respect to an Acquisition Proposal at any time during the six months immediately prior to the date hereof;

          (ii) the El Sitio Shareholders Meeting shall not have occurred;

          (iii) El Sitio has complied in all respects with this Section 6.2;

          (iv) El Sitio's board of directors, on the advice of outside counsel, determines in good faith that failure to take such action would result in a breach of its fiduciary duties under applicable law;

          (v) in the case only of clause (A) above, (I) El Sitio has received an unsolicited bona fide written Acquisition Proposal from a third party and El Sitio's board of directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (after giving effect to all of the concessions that may be offered by the other party hereto pursuant to clause (III) below), (II) it has notified the other parties hereto, at least five business days in advance, of its intention to effect a Change in the El Sitio Recommendation, specifying the material terms and conditions of such Superior Proposal and furnishing to the other party to this Agreement a copy of any relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents received by it or its Representatives, and (III) prior to effecting such a Change in the El Sitio Recommendation, it has, and has caused its financial and legal advisors to, negotiate with the other parties hereto in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal;

          (vi) in the case only of clause (B) above, the board of directors of El Sitio concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal (taking into account the terms of the Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the ability of such Person to effect a Superior Proposal, and all other relevant factors), and prior to providing any information or data to any person in connection with an Acquisition Proposal by any such person, the board of directors of El Sitio receives from such Person an executed confidentiality agreement having provisions that are no more favorable to such Person than those contained in the Confidentiality Agreement for Newhaven, Hicks and IAMP; and

          (vii) El Sitio notifies the other parties hereto, as promptly as practicable (and in any event with 24 hours of providing any confidential information or data to any Person or entering into discussions or negotiations with any Person), of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of such Person and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related available documentation or correspondence and copies of any written or electronic materials provided to such Person). El Sitio agrees that it will promptly keep the other parties hereto informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations.

     (c) Each of Newhaven and Hicks, each Media Company and El Sitio agrees that
(i) it will, and will cause its directors, officers and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Persons conducted heretofore with respect to any Acquisition Proposal, (ii) it will immediately cease and cause its subsidiaries, its affiliates, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with
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respect to any Acquisition Proposal, and (iii) it will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Acquisition Proposal. Each of El Sitio, the Media Companies, Newhaven and Hicks agrees that it will use reasonable best efforts to promptly inform its respective directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.2.

     (d) Nothing in this Section 6.2 shall (i) permit any party to terminate this Agreement or (ii) affect any other obligation of the parties hereto under this Agreement. El Sitio shall not submit to the vote of its shareholders any Acquisition Proposal other than the El Sitio Merger.

     (e) "Superior Proposal" means a bona fide written Acquisition Proposal involving the acquisition of all or substantially all the El Sitio Common Shares that the board of directors of El Sitio concludes in good faith, after consultation with its financial and legal advisors, taking into account all legal, financial, regulatory and other terms of the proposal and the identity of the Person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the shareholders of El Sitio, from a financial point of view, than the Transactions, (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed; and (iii) is reasonably likely to be consummated in accordance with its terms.

     (f) Any disclosure made pursuant to clause (A) of Section 6.2(b) shall be deemed to be a Change in the El Sitio Recommendation unless the board of directors of El Sitio expressly reaffirms the El Sitio Recommendation.

     6.3. Holdco Board of Directors; PTVI Board of Directors. (a) At or prior to the Effective Time, Newhaven, Hicks and El Sitio will take all action necessary to cause the board of directors of Holdco immediately following the Effective Time to include three independent directors designated by mutual agreement of Newhaven, Hicks and the Founders, three designees of Newhaven, two designees of Hicks, and one designee of the Founders (in each case, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be) and be otherwise constituted as provided in the Holdco Memorandum and Articles of Association. It is intended that Roberto Vivo-Chaneton will be the initial chairman and chief executive officer of Holdco, until the earlier of his resignation or removal or until his successor is duly elected and qualified, as the case may be.

     (b) From and after the Effective Time, Holdco shall consult in good faith with Newhaven in connection with the selection of designees to serve on the PTVI board of directors. For one year following the Effective Time, Holdco shall cause the current designees of Victoria Springs serving on the board of directors of PTVI to continue to serve in such capacity or nominate such other designees as may be acceptable to Playboy Entertainment Group, Inc.

     6.4. Fees and Expenses. (a) If the Transactions are consummated, Holdco shall bear and pay the Expenses (including reimbursing any amounts previously paid) incurred by or on behalf of Newhaven and Hicks in connection with this Agreement and the Transactions as well as any and all real property transfer, sales, use, transfer, value added, share transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes ("Transfer
Taxes" ) imposed on the Media Companies, Newhaven or Hicks and any Transfer Taxes imposed on the IAMP Subsidiaries or the Newhaven Subsidiaries resulting from the Transactions.

     El Sitio shall bear and pay the Expenses (including amounts previously paid) incurred by or on behalf of it as well as any and all Transfer Taxes incurred by it or its subsidiaries in connection with the Transactions. In no event shall Holdco or any affiliate thereof reimburse El Sitio for the payment of such Expenses or Transfer Taxes.

     "Expenses" means all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions, including the preparation,

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printing, filing and mailing of the Proxy Statement and Prospectus and the solicitation of shareholder approvals and all other matters related to the Transactions.

     (b) If the Transactions are not consummated, each of Newhaven, Hicks and El Sitio will bear and pay for its own Expenses incurred in connection with the Transactions; provided, however, that all expenses relating to the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and solicitation of shareholder approval shall be shared pro rata by Newhaven, Hicks and El Sitio, based on the number of Holdco shares each of them (or their respective shareholders) would have received in connection with consummation of the Transactions.

     6.5. Directors' and Officers' Indemnification and Insurance. Holdco shall, and in the case of the El Sitio Merger, Holdco shall cause the surviving corporation of the El Sitio Merger to, (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of each party to the Transactions and their respective subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by such party pursuant to such party's certificate of incorporation, bylaws (or equivalent constitutive documents) and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of such party and its subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions), (ii) include and cause to be maintained in effect in the surviving corporation's (or any successor's) memorandum and articles of association, certificate of incorporation and bylaws or equivalent constitutive documents after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of such party and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by such party (provided, that the surviving corporation (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the surviving corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by such party for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the surviving corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of clause (iii) of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Closing for purposes of this
Section 6.5, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the Transactions and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence. If such prepaid policies have been obtained prior to the Closing, Holdco shall and shall cause the applicable surviving corporation to maintain such policies in full force and effect, and continue to honor the obligations thereunder. The obligations under this Section 6.5 shall not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 6.5 applies without the consent of such affected Person (it being expressly agreed that the Persons to whom this Section 6.5 applies shall be third-party beneficiaries of this Section 6.5).

     6.6. Public Announcements. The parties hereto shall use their reasonable best efforts to (a) promptly following the date hereof, develop a joint communications plan; (b) to ensure that all press releases and other public statements with respect to the Transactions shall be consistent with such joint communications plan; and (c) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this

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Agreement or the Transactions. In addition to the foregoing, except to the extent disclosed in or consistent with the Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, no party hereto shall issue any press release or otherwise make any public statement or disclosure concerning any other party hereto or any other party's business, financial condition or results of operations without the consent of such other party hereto, which consent shall not be unreasonably withheld or delayed.

     6.7. Listing of Holdco Common Shares. Holdco shall use its reasonable best efforts to cause the Holdco Common Shares to be issued in connection with the Transactions and the Holdco Common Shares to be reserved for issuance upon exercise of the Holdco Options (issued under the 2000 Holdco Option Plan) and El Sitio Common Share Options, to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

     6.8. Employee Benefits. From and after the Effective Time, Holdco will honor, or will cause its subsidiaries to honor, all obligations under the IAMP Benefit Plans, the Newhaven Benefit Plans and the El Sitio Benefit Plans (collectively, the "Plans"). From and after the Effective Time, Holdco shall have the right to amend, modify, alter or terminate any such Plan to the extent the terms of such Plan permit such action and shall have no obligation to extend or continue any such Plan which by its terms expires or terminates.

     6.9. Iberoamerican Media Holdings Chile S.A. Options. As soon as practicable after the date hereof, Holdco shall offer to enter into a letter agreement in the form attached hereto as Exhibit F with each of the Persons listed in Exhibit F providing for payment of an aggregate amount to all such Persons up to U.S.$3,245,000 in payments to such Persons by Holdco in connection with options or other equity rights previously granted by Iberoamerican Media Holdings Chile S.A.

7. CONDITIONS PRECEDENT

     7.1. Conditions Precedent to Obligations of El Sitio, each Media Company, Newhaven and Hicks. The respective obligations of El Sitio, each Media Company, Newhaven, and Hicks to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No Injunction, Etc. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Transactions.

          (b) Governmental Authorizations. All consents, approvals, authorizations and orders of U.S. and foreign Governmental Entities (including courts) as are necessary in connection with the Transactions, or that, if not obtained, would be reasonably likely to subject El Sitio, each Media Company, Newhaven, Hicks or any of their respective subsidiaries, or any director, officer or agent of any such Person to criminal or material civil liability or could render such transfer void or voidable (the "Required Consents") shall have been obtained or any applicable waiting period shall have expired or been terminated, except for Required Consents the failure to obtain which, individually or in the aggregate, would not have a Material Adverse Effect on Holdco and are not otherwise likely to subject any such director, officer, employee or agent to criminal or material civil liability.

          (c) El Sitio Shareholder Approval. The El Sitio Shareholder Approval shall have been obtained.

          (d) Holdco Memorandum and Articles. The Holdco Memorandum and Articles shall have been duly adopted and shall be in effect.

          (e) Consents. All third-party consents with respect to the Transactions shall have been obtained, except those consents the failure of which to obtain that, individually or in the aggregate, would not have a Material Adverse Effect on Holdco and its subsidiaries taken as whole (after giving effect to the Transactions).

          (f) Employment Agreements. Holdco shall have offered to enter into an employment agreement with Roberto Vivo-Chaneton in accordance with the terms set forth on Exhibit D hereto.
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     7.2. Conditions Precedent to Obligations of El Sitio.

     The obligations of El Sitio under this Agreement are subject to the satisfaction (or waiver by El Sitio), at or prior to the Closing Date, of each of the following conditions:

          (a) Accuracy of Representations and Warranties. (i) All representations and warranties of Newhaven, Hicks and each Media Company contained herein or in any certificate delivered to El Sitio pursuant hereto, shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except (A) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such date, and (B) after giving effect to clause (A), for all such inaccuracies or misstatements that, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole or Newhaven and the Newhaven Subsidiaries taken as a whole.

             (ii) No Material Adverse Change. Except as contemplated by or set forth in this Agreement or in the Exhibits or the Disclosure Schedule of any Media Company subsequent to the date of this Agreement, there has not occurred or arisen, any Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole or Newhaven and the Newhaven subsidiaries taken as a whole.

          (b) Performance of Agreements. Newhaven, Hicks and each Media Company shall, in all material respects, have performed all obligations and agreements, and complied in all material respects with all material covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (c) Officer's Certificate. El Sitio shall have received a certificate, dated the Closing Date, of the president or other senior executive officer of each of Newhaven, Hicks, IAMP to the effect that, to the knowledge of such officer after due inquiry, the applicable conditions specified in Sections 7.2(a) and (b) have been fulfilled.

          (d) Holdco Agreement. The Holdco Agreement shall have been executed by each party thereto.

          (e) Tax Opinion. El Sitio shall have received a written opinion of Simpson Thacher & Bartlett, U.S. counsel to El Sitio, in form and substance reasonably satisfactory to it, on the basis of customary representations, warranties, covenants and assumptions set forth in such opinions, and delivered as of the date of the Effective Time, to the effect that the El Sitio Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and/or that the Transactions, taken together, will constitute an exchange under Section 351 of the Code.

     7.3. Conditions Precedent to the Obligations of Newhaven, Hicks and the Media Companies. The obligations of Newhaven, Hicks and the Media Companies under this Agreement are subject to the satisfaction (or waiver by Newhaven, Hicks or the Media Companies, as the case may be), at or prior to the Closing Date, of each of the following conditions:

          (a) Accuracy of Representations and Warranties. (i) All representations and warranties of El Sitio contained herein or in any certificate or document delivered to Newhaven, Hicks or the Media Companies pursuant to this Agreement shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except (A) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such date and (B) after giving effect to clause (A) for all such inaccuracies or misstatements that, individually or in the aggregate, would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken an a whole.

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

             (ii) No Material Adverse Change. Except as otherwise contemplated by or disclosed in this Agreement or the Exhibits hereto or the El Sitio Disclosure Schedule, subsequent to the date of this Agreement, there has not occurred any Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken as a whole.

          (b) Performance of Agreements. El Sitio shall in all material respects have performed all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (c) Officer's Certificate. Newhaven, Hicks and the Media Companies shall have received a certificate, dated the Closing Date, of the president or a vice president of El Sitio to the effect that, to the knowledge of such officer after due inquiry, the conditions specified in Sections 7.3(a) and (b) have been fulfilled.

          (d) Holdco Agreement. The Holdco Agreement shall have been executed by each party thereto.

          (e) Registration Rights Agreement. The Registration Rights Agreement in a form in accordance with the terms set forth as Exhibit B hereto shall have been executed by Holdco.

          (f) Tax Opinion. Newhaven shall have received a written opinion of Wachtell, Lipton, Rosen & Katz, U.S. counsel to Newhaven and Hicks shall have received a written opinion of Clifford Chance Rogers & Wells LLP, U.S. counsel to Hicks, in each case, in form and substance reasonably satisfactory to the recipients, on the basis of customary representations, warranties, covenants and assumptions set forth in such opinions, and delivered as of the date of the Effective Time, to the effect that the IAMP Reorganization will constitute a reorganization within the meaning of
     Section 368(a) of the Code and, in the case of the opinion of Wachtell, Lipton, Rosen & Katz, to the further effect that the Transactions, taken together, will constitute an exchange under Section 351 of the Code.

8. TERMINATION

     8.1. General. This Agreement may be terminated and the Transactions may be abandoned: (a) by mutual consent of El Sitio, IAMP, Newhaven and Hicks; or (b) by El Sitio, IAMP, Newhaven or Hicks by notice to the other parties hereto in the event that the Closing Date shall not have occurred on or before July 30, 2001; provided, however, that, if the Closing Date shall not have occurred on or before such date due to the act or omission of El Sitio, IAMP, Newhaven or Hicks in breach of this Agreement, then that party may not terminate the Agreement.

     8.2. Effect of Termination. In the event of any termination of the Agreement as provided in Section 8.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of El Sitio, IAMP, Newhaven or Hicks, except that (i) the obligations of El Sitio, IAMP, Newhaven and Hicks under Sections 5.1(b), 6.4 and
6.6 of this Agreement shall remain in full force and effect and (ii) termination shall not preclude any party from suing another party for breach of this Agreement.

9. INDEMNIFICATION.

     9.1. Survival of Representations and Warranties.

          (a) Each of the representations and warranties set forth in Section
     4.4 and in any certificate delivered pursuant to Sections 7.2(c) or 7.3(c) shall survive for the time period set forth in Section 4.4, after which time they will have no further force or effect. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article 1, Section 5.1(c), Section 5.5, Section 6.5, this Article 9, and Article 10 shall survive the Effective Time and the Closing.

             (i) Newhaven and Hicks, jointly and severally, with respect to matters relating to IAMP, and Newhaven, with respect to matters relating to Newhaven, shall indemnify and hold Holdco
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        harmless against and in respect of (i) any actual loss, liability, damage, cost, expense or amount paid in settlement (including reasonable attorneys' fees and other reasonable costs of defense) (collectively, "Damages") incurred or sustained by Holdco as a result of any breach by Newhaven, Hicks or IAMP of their respective covenants contained herein that survive the Closing; and (ii) any actual Damages incurred or sustained by Holdco as a result of any breach by Newhaven, Hicks or IAMP of their respective representations and warranties contained in Section
        4.1 or 4.2 hereof that survive pursuant to Section 4.4 and made on the date hereof; provided that Newhaven and Hicks shall be required to indemnify Holdco pursuant to this clause (ii) for such breaches only to the extent that the aggregate actual Damages resulting from such breaches to Holdco exceeds U.S.$5,000,000 (the "Threshold"); and provided, further, that Newhaven and Hicks' aggregate liability pursuant to this Section 9.1(a) will not exceed U.S.$50,000,000, (the "Cap") and any claim for indemnification under this clause (ii) must be made in writing with specificity to Newhaven and Hicks by Holdco within 12 months of the Closing Date (except in the case of breach of a representation in Sections 4.1(q) and 4.2(q), which claim may be made within 24 months of the Closing Date.

             (ii) With respect to the agreements set forth on Section 9.1(a)(ii) of the IAMP Disclosure Schedule or Section 9.1(a)(ii) of the Newhaven Disclosure Schedule, each IAMP Subsidiary or each Newhaven Subsidiary, as the case may be, identified in such Section will agree to: (A) if permitted pursuant to applicable law and the terms of the applicable agreement, assign to Holdco any and all rights to indemnification granted to such Subsidiary by any third party transferor or seller (other than Newhaven, Hicks or any affiliate of either of such parties), as the case may be, with respect to the assets or other property conveyed to such Subsidiary, and (B) if assignment is not permitted by the terms of the applicable agreement, agree to pursue any claim for indemnification granted under such agreement and assign, convey or otherwise transfer to Holdco any and all cash proceeds, property or other valuable consideration received from any such third party indemnitor. Notwithstanding the foregoing, subject to paragraph (iii) below, in no event shall any assignment pursuant to this paragraph limit any right of Newhaven, Hicks or the IAMP Subsidiaries to pursue a claim for indemnification against such third-party indemnitor in the event that Holdco makes a claim for indemnification against Newhaven, Hicks or IAMP related to the assets or other property conveyed by such third party, in which event Holdco shall immediately assign the right to seek indemnification against the third-party indemnitor back to the Indemnifying Party against which Holdco has made a claim for indemnification. In the event Holdco recovers any cash proceeds, property or other valuable consideration from a third-party indemnitor pursuant to a claim for indemnification, such amount shall be deducted from the Damages Holdco may be entitled to recover from an Indemnifying Party.

             (iii) In the event that Holdco may have the benefit of a claim under paragraph (ii) above, as well as a claim under paragraph (i) above, Holdco shall first use its reasonable best efforts to pursue such claim under paragraph (ii) and only thereafter seek indemnification pursuant to paragraph (i).

             (iv) Newhaven shall, from and after the Effective Time until January 1, 2005 (or, if earlier, the applicable statute of limitations), indemnify and hold harmless Holdco, on the same terms and conditions as otherwise set forth in this Section 9 (including with respect to the Threshold and the cap, which shall apply in the aggregate as to indemnification pursuant to this paragraph (iv) and otherwise under this Agreement, as well as the manner of making and handling claims) with respect to the tax-free status of the tax-free reorganization under Argentine law involving Imagen and the subsequent combination of Imagen and Imasac S.A. into a common business enterprise in June 1997. Notwithstanding any other provision in this Agreement, in the event that Holdco or another Indemnified Party receives notice of any claim or dispute with respect to any matter related to the indemnity set forth in this paragraph (iv) or which would give rise to any claim for indemnification pursuant hereto, it shall promptly provide such notice to Newhaven, and Newhaven shall have sole authority to manage such claim or

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        dispute and to settle or otherwise resolve it, including through litigation. Holdco shall provide Newhaven such powers of attorney and other documents as Newhaven may reasonably request in connection with such claim. As a condition to its right set forth in this paragraph
        (iv), Holdco shall not take, and shall cause its directors, officers, agents and subsidiaries not to take, any action which could reasonably be expected to result in, or increase the amount of, any claim or dispute under this paragraph (iv), including in positions or statements in any future tax returns, tax audit inquiries and other administrative or judicial tax proceedings or financial statements and related notes thereto, except as required by law.

             The provisions of this paragraph (iv) shall not affect the release of Holdco Common Shares in the IAMP Escrow Account, which shall be released at such time as otherwise provided herein, except that, if a claim is made with respect to this paragraph (iv) by Holdco or another Indemnified Party hereunder prior to the time such shares would otherwise be released, such shares may be retained by the Escrow Agent, to the extent applicable, with respect to any pending claim under this paragraph (iv). Following release of the IAMP Escrow Account, Holdco may seek indemnification under this paragraph (iv) by claim against Newhaven (subject to the same limitations as set forth herein). For the avoidance of doubt, to the extent Holdco Common Shares held in the IAMP Escrow Account have been used to satisfy obligations of Newhaven, Hicks or any of their affiliates hereunder, or cash amounts have been paid in lieu of the release of such shares in respect of indemnification obligations (and such shares have, accordingly, been released to Newhaven or Hicks) the amount of available indemnification hereunder shall be correspondingly reduced by the value of such shares, based on the transaction value set forth below, represented by such cash amount.

          (b) Holdco shall indemnify and hold IAMP, Hicks and Newhaven harmless against and in respect of any actual Damages incurred or sustained by Hicks, IAMP or Newhaven as a result of any breach by El Sitio of its representations and warranties contained in Section 4.3 that survive pursuant to Section 4.4 and made on the date hereof; provided that Holdco shall be required to indemnify IAMP, Hicks and Newhaven pursuant to this
     Section 9.1(b) for such breaches only to the extent that the aggregate actual Damages resulting from such breaches to IAMP, Hicks or Newhaven exceed the Threshold; provided, however, that Holdco's aggregate liability pursuant to this Section 9.1(b) will not exceed the Cap and any claim for indemnification under this Section 9.1(b) must be made in writing with specificity to Holdco by IAMP, Hicks or Newhaven, as applicable, within 12 months of the Closing Date (except in the case of breach of a representation in Section 4.3(q), which claim may be made within 24 months of the Closing Date).

          (c) Any claim for Damages pursuant to this Section 9.1 for which a notice of a breach has been given during the time such representation, warranty or agreement survives shall survive the time it would otherwise terminate pursuant to this Section 9.1.

          (d) With respect to third-party claims, all claims for indemnification by Holdco, Newhaven, Hicks or IAMP (the "Indemnified Party") hereunder shall be asserted and resolved as set forth in this Section 9.1(d). In the event that any written claim or demand for which Newhaven, Hicks or Holdco (an "Indemnifying Party"), would be liable to the Indemnified Party hereunder is asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall promptly notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. The Indemnifying Party shall have 20 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that
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     the amount of such costs and expenses that shall be a liability of the
     Indemnifying Party hereunder shall be subject to the limitations set forth in Section 9.1(a) and (b) hereof. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense and the Indemnifying Party shall not be liable to such Indemnified Party under this Section 9.1 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the Indemnified Party and the Indemnifying Party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the Indemnifying Party. If any Indemnified Party desires to participate in any such defense, other than with respect to defenses described in the last clause of the preceding sentence, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party unless prior thereto or in connection therewith the Indemnified Party unconditionally releases the Indemnifying Party for any liability arising out of such claim or demand. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of the Indemnified Party for any liability arising out of such claim or demand. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense), shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1(a) and (b). Holdco, Newhaven and Hicks shall each render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

          Notwithstanding any other provision in this Agreement, the obligations of, Holdco, Newhaven and Hicks under this Section 9 shall terminate with respect to a party that otherwise is entitled to indemnity hereunder immediately upon consummation of a "change in control" with respect to such party, Holdco or, in the case of an indemnity for the benefit of Holdco, with respect to an asset or business as to which indemnification is sought hereunder. A "change in control" with respect to a party or any of Holdco's businesses shall be deemed to occur upon the occurrence of any of the following: (i) a person or group (other than Holdco and its wholly owned subsidiaries with respect to Holdco) obtains control, whether through ownership, contract or otherwise, of at least 50.01% of the voting power or equity interest of such party or such business, or (ii) a person or group (other than Holdco and its wholly owned subsidiaries or an affiliate of the indemnified party) obtains the ability to elect a majority of the board of directors or other managing body of such party or such business whether through contract, share ownership, proxy, voting agreement or otherwise; provided, in the event that Hicks or Newhaven or one of their affiliates effects any such transaction with respect to Holdco, the Holdco Board shall have approved or consented to such transaction.

          (e) (i) At Closing, Newhaven and Hicks shall place 3,525,824 and 2,763,484 Holdco Common Shares, respectively, in an escrow account (the "IAMP Escrow Account") with an escrow agent (the "Escrow Agent") mutually agreeable to Newhaven, Hicks, El Sitio and Holdco. Any indemnification payments that may be made from Newhaven or Hicks to Holdco hereunder may be paid, at Newhaven's or Hicks' option, in U.S. dollars in the amount of the Damages or in Holdco Common Shares out of the IAMP Escrow Account with a value equal to the Damages (with each Holdco Common Share being deemed, solely for purposes of this Section 9.1(e), to have a value of U.S.$7.95). In the event that Newhaven or Hicks makes an indemnification payment to Holdco in
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     cash, a number of Holdco Common Shares shall immediately be released to the
     Indemnifying Party from the IAMP Escrow Account equal in value to the amount of such cash indemnification payment (such Holdco Common Shares being deemed to have a value, solely for purposes of this Section 9.1(e), of U.S.$7.95 per share). The IAMP Escrow Account shall be terminated on the date two years after Closing and all Holdco Common Shares remaining therein on such date shall be returned to Newhaven or Hicks; provided that in the event there is a pending claim for indemnification against Newhaven or Hicks at such date, then Holdco Common Shares shall remain in the IAMP Escrow Account pending the final resolution of such claim.

             (ii) Holdco shall place 6,289,308 shares of Holdco Common Shares in an escrow account (the "Holdco Escrow Account") with the Escrow Agent against which all claims for indemnification against Holdco may be met. Any indemnification payments that may be made from Holdco to Newhaven or Hicks hereunder may be paid, at Holdco's option, in U.S. dollars in the amount of the Damages or in Holdco Common Shares out of the Holdco Escrow Account with a value equal to the Damages (with each Holdco Common Share being deemed, solely for purposes of this Section 9.1(e), to have a value of U.S.$7.95; provided, however, that Holdco shall not be entitled to make such payment in U.S. dollars to the extent that doing so would cause the IAMP Reorganization to fail to constitute a reorganization within the meaning of Section 368(a) of the Code). The Holdco Escrow Account shall be terminated on the date two years after Closing and all Holdco Common Shares remaining therein on such date shall be returned to Holdco; provided that in the event there is a pending claim for indemnification against Holdco at such date, then Holdco Common Shares shall remain in the Holdco Escrow Account pending the final resolution of such claim.

             (iii) The sole recourse of any party hereto in the event of any claim pursuant to this Section 9 shall be to the applicable Escrow Account, regardless of the value of any Holdco Common Shares then held in such Escrow Account, or the size or basis of the claim made by any indemnified party. The parties acknowledge that, as a consequence of this provision, in the event that a party's Escrow Account is exhausted, an indemnified party shall have no remedy against such other party with respect to any such claim, notwithstanding an indemnification obligation set forth in Section 9(a) or 9(b) hereof.

             (iv) The IAMP Escrow Account and the Holdco Escrow Account shall substantially satisfy the provisions of IRS Revenue Procedure 84-42.

          (f) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Merger Consideration, unless otherwise required by applicable law.

10. MISCELLANEOUS

     10.1. Notices. Any and all notices to any party to this Agreement will be delivered to the following addresses:

        (a) If to Newhaven, IAMP or Holdco:

               Newhaven Overseas Corp.
               c/o Finser Corporation
               550 Biltmore Way
               Coral Gables, Florida 33134
               Attention: General Counsel
               Fax No.: (305) 442-8088

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               with a copy (solely for information purposes) to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York 10019
               Attention: Adam O. Emmerich, Esq.
               Andrew J. Nussbaum, Esq.
               Fax No.: (212) 403-2000

        (b) If to HMTF I, HMTF II, HMTF III, IAMP or Holdco:

               c/o Hicks, Muse, Tate & Furst, Incorporated
               200 Crescent Court
               Suite 1600
               Dallas, Texas 75201
               Attention: Lawrence D. Stuart, Jr.
               Fax No.: (214) 740-7313

               with a copy (solely for information purposes) to:

               Clifford Chance Rogers & Wells LLP
               200 Park Avenue
               New York, New York 10166
               Attention: L. Kevin O'Mara, Jr., Esq.
               Fax No.: (212) 878-8375

               and

        (c) If to El Sitio:

               El Sitio, Inc.
               Avenida Ingeniero Huergo 1167
               C1107AOL Buenos Aires, Argentina
               Attention: Horacio Milberg
               Fax No.: (5411) 4339-3876

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attention: Glenn M. Reiter, Esq.
                          Alan M. Klein, Esq.
           Fax No: (212) 455-2502

or to such other address as the parties hereto shall have specified by notice in writing to the other parties hereto. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or telecopy or on the third Business Day after the mailing thereof.

     10.2. Entire Agreement. This Agreement (including the Exhibits hereto and the Disclosure Schedules), together with the Confidentiality Agreement, the Registration Rights Agreement, the Holdco Agreement and the Voting Agreement, constitutes the entire agreement between the parties hereto, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     10.3. Binding Effect; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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     10.4. Assignability.  This Agreement shall not be assignable by Newhaven,
Hicks or IAMP without the prior written consent of El Sitio or by El Sitio without the prior written consent of each of Newhaven, Hicks and IAMP, provided, however, that each of Newhaven, Hicks and IAMP shall be permitted to assign its rights hereunder to any one or more Person or Persons to which all or substantially all of its respective businesses are assigned or otherwise transferred, so long as such Person assumes the obligations of such party hereunder and such assignment does not deprive any other party hereunder of the benefits of this Agreement.

     10.5. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any of the parties hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party hereto so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party hereto taking such action of compliance with the representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.6. Schedules and Exhibits. Any fact or item that is clearly disclosed on any Exhibit to this Agreement or in any Disclosure Schedule or in the Financial Information or Interim Financial Information of any party hereto in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or to the information called for by an Exhibit or Exhibits to this Agreement or any Disclosure Schedule readily apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such Exhibit or Exhibits on any Disclosure Schedule, as the case may be, notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed on any Exhibit or any Disclosure Schedule shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

     10.7. Section Headings; Table of Contents. The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

     10.8. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     10.10. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.

     10.11. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10.12. Submission to Jurisdiction. Each of Newhaven, Hicks, each Media Company and El Sitio irrevocably agrees that any Legal Proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the U.S. federal district court for the Southern District of New York, and each of Newhaven, Hicks, the Media Companies and El Sitio hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Newhaven, Hicks, each Media Company and El
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Sitio hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Legal Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise),
(c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

     10.13. CERTAIN DEFINITIONS

     (a) Defined Terms. For purposes of this Agreement, the following terms shall have the specified meanings:

          (i) "affiliate" of a Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (ii) "Business Day" means any day other than a Saturday, Sunday, or other day on which banks located in New York City, the British Virgin Islands or Buenos Aires, Argentina are authorized or obligated to close;

          (iii) "Government Consent" means any license, certificate, permit, consent, approval, authorization, qualification or order issued by, or entered by or with any Governmental Entity;

          (iv) "Governmental Entity" means any U.S. or non-U.S. national, state, municipal or local government, any regulatory agency, body or court, or any quasi-governmental or private body exercising any regulatory, taxing, importing or quasi-governmental entity or any supranational government or regulatory agency, body or court;

          (v) "Indebtedness" means, with respect to any Person, (a) all indebtedness or such Person, whether or not contingent, for borrowed money (including reimbursement obligations in respect of letters of credit, guarantees or similar instruments), (b) all obligations of such Person for the deferred subscription price of property or services, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures, letters of credit or other similar instruments, (d) all obligations under leases required to be classified and accounted for as capital leases in accordance with generally accepted accounting principles and (e) all indebtedness of other persons referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such person, except, in the case of clauses (a) through (e), indebtedness of either Media Company or any of the Subsidiaries to such Media Company or any of its wholly-owned subsidiaries;

          (vi) "material" has the meaning assigned to such term under the Securities Act and the Exchange Act (including, without limitation, under SEC Staff Accounting Bulletin No. 99);

          (vii) "Material Adverse Effect" means (A) a material adverse effect upon the business, operations, properties, assets, liabilities, financial condition or results of operations of the applicable Person(s), (B) the prevention of or material delay in the ability of the parties hereto to perform their respective obligations under this Agreement and to consummate the Transactions or (C) any material adverse change in the near-term or long-term projected business, assets, liabilities, financial condition or results of operations (taking into account, among other factors, EBITDA and free cash flow, as such terms are customarily used) of the applications Person(s), except, in the case of clauses (A), (B) or (C), any such effect resulting from or arising in connection with: (1) changes in general economic or business conditions or in financial markets in the countries in which the parties do business, (2) changes in circumstances or conditions affecting companies in the media or entertainment industry generally, (3) this Agreement, the Transactions or the announcement hereof or (4) the failure of a party to give consent to an action requested pursuant to an applicable Section of Article 5. for purposes of clause (C) of this definition, the term "material adverse change" shall take

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     into account, among other factors, the intended capital structure of Holdco giving effect to the Transactions;;

          (viii) "Permits" means all licenses, permits, order, consents, approvals, registrations, authorizations, qualifications and fillings with and under all U.S. federal, state or local or other non-U.S. laws and Governmental Entities and the National Association of Securities Dealers, Inc.;

          (ix) "Person" means an individual, corporation, partnership, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (x) "subsidiary" of El Sitio, Newhaven, Hicks, any Media Company or any other Person means any corporation, partnership, joint venture or other legal entity of which El Sitio, Newhaven, Hicks, any Media Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the share capital or other equity interests the holder of which generally is entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (b) Other Terms. For purposes if this Agreement, references to "share capital", "capital stock", "share" and similar expressions shall, in the case of any Person that is not a corporation, mean the corresponding equity or ownership interests in such Person.

     (c) Glossary of Terms. Capitalized terms used herein are defined in the following Sections of this Agreement:

DEFINED TERM                                                     SECTION
------------                                                  --------------
Acquisition Proposal........................................  6.2(a)
AEI.........................................................  4.2(i)(iv)
AEI Financial Information...................................  4.2(i)(iv)
Affiliate...................................................  10.13(a)(i)
Affiliate Agreement.........................................  6.8
Agreement...................................................  Preamble
Articles of Association.....................................  1.2
Benefit Plans...............................................  4.1(p)(i)
Business Day................................................  10.13(a)(ii)
BVI Companies Ordinance.....................................  2.1
C Share.....................................................  2.1(b)
Cap.........................................................  9.1
capital stock...............................................  10.13(b)
Certificate of Merger.......................................  2.3
Change in the El Sitio Recommendation.......................  6.1(b)
Claim Notice................................................  9(a)
Closing.....................................................  2.2
Closing Date................................................  2.2
Code........................................................  Preamble
Concessions.................................................  4.1(n)
Confidentiality Agreement...................................  5.1(c)
Contributions...............................................  2.1(d)
Damages.....................................................  9(b)(i)
Disclosure Schedules........................................  4.3
Effective Time..............................................  2.3
El Sitio....................................................  Preamble
El Sitio 1999 Balance Sheet.................................  4.3(i)(i)
El Sitio Benefit Plans......................................  4.3(p)(i)

DEFINED TERM                                                     SECTION
------------                                                  --------------
El Sitio Board Approval.....................................  4.3(u)
El Sitio Certificate........................................  2.7
El Sitio Certificate of Merger..............................  2.3
El Sitio Common Share Options...............................  2.8(a)
El Sitio Common Share Plans.................................  2.8(a)
El Sitio Common Shares......................................  2.7
El Sitio Disclosure Schedule................................  4.3
El Sitio Employees..........................................  4.3(p)(i)
El Sitio Exchange Ratio.....................................  2.7(b)
El Sitio Financial Information..............................  4.3(i)(i)
El Sitio Interim Financial Information......................  4.3(i)(ii)
El Sitio Intellectual Property..............................  4.3(m)
El Sitio International Benefit Plans........................  4.3(p)(i)
El Sitio Material Contracts.................................  4.3(l)
El Sitio Merger.............................................  2.1(f)
El Sitio Merger Consideration...............................  2.7(b)
El Sitio Merger Subsidiary..................................  1.3
El Sitio Recommendation.....................................  6.1(b)
El Sitio Shareholders Meeting...............................  6.1(b)
El Sitio Subsidiaries.......................................  4.3(a)(iv)
El Sitio U.S. Benefit Plans.................................  4.3(p)(i)
El Sitio U.S. Employees.....................................  4.3(p)(i)
ERISA.......................................................  4.1(p)(i)
Escrow Agent................................................  9(4)(i)
Exchange Act................................................  4.3(f)(I)
Exchange Agent..............................................  3.1
Exchange Fund...............................................  3.1
Expenses....................................................  6.4(a)
Form F-4....................................................  6.1(a)
Government Consent..........................................  10.13(a)(iii)
Government Entity...........................................  10.13(a)(iv)
H Share.....................................................  2.1(b)
Hampstead Contribution......................................  2.1(c)
Hampstead Subsidiaries......................................  2.1(c)
Hicks.......................................................  Preamble
Hicks Board Approval........................................  4.1(v)(ii)
HMTF I......................................................  Preamble
HMTF II.....................................................  Preamble
HMTF III....................................................  Preamble
Holdco......................................................  Preamble
Holdco Agreement............................................  Preamble
Holdco Common Shares........................................  1.5
Holdco Escrow Account.......................................  9(4)(ii)
Holdco Memorandum and Articles of Association...............  1.1
IAMP........................................................  Preamble
IAMP Benefit Plans..........................................  4.1(p)(i)
IAMP Board Approval.........................................  4.1(v)(iii)
IAMP Contribution...........................................  2.1(b)

DEFINED TERM                                                     SECTION
------------                                                  --------------
IAMP Disclosure Schedule....................................  4.1
IAMP Employees..............................................  4.1(p)(i)
IAMP Escrow Account.........................................  9(4)(i)
IAMP Financial Information..................................  4.1(i)(i)
IAMP Intellectual Property Licenses.........................  4.1(m)
IAMP Interim Financial Information..........................  4.1(i)(ii)
IAMP International Benefit Plans............................  4.1(p)(i)
IAMP Material Contracts.....................................  4.1(l)
IAMP 1999 Balance Sheet.....................................  4.1(i)(i)
IAMP Subsidiaries...........................................  2.1(b)
IAMP U.S. Benefit Plans.....................................  4.1(p)(i)
IAMP U.S. Employees.........................................  4.1(p)(i)
Indebtedness................................................  10.13(a)(v)
Indemnified Party...........................................  9(e)
Indemnifying Party..........................................  9(e)
Intellectual Property.......................................  4.1(m)(ii)
Imagen Contribution.........................................  2.1(a)
Legal Proceedings...........................................  4.1(j)
Liens.......................................................  4.1(a)(iv)
Material....................................................  10.13(a)(v)
Material Adverse Effect.....................................  10.13(a)(vi)
Media Business..............................................  Preamble
Media Companies.............................................  Preamble
Nasdaq......................................................  3.5(b)
Newhaven....................................................  Preamble
Newhaven 1999 Balance Sheet.................................  4.2(i)(i)
Newhaven Benefit Plans......................................  4.2(p)(i)
Newhaven Board Approval.....................................  4.1(v)(i)
Newhaven Contribution.......................................  2.1(e)
Newhaven Disclosure Schedule................................  4.2
Newhaven Employees..........................................  4.2(p)(i)
Newhaven Financial Information..............................  4.2(i)(iv)
Newhaven Intellectual Property..............................  4.2(n)
Newhaven Intellectual Property Licenses.....................  4.2(n)
Newhaven Interim Financial Information......................  4.2(i)(ii)
Newhaven International Benefit Plans........................  4.2(p)(i)
Newhaven Material Contracts.................................  4.2(l)(i)
Newhaven Subsidiaries.......................................  2.1(e)
Newhaven U.S. Benefit Plans.................................  4.2(p)(i)
Newhaven U.S. Employees.....................................  4.2(p)(i)
Non-Governmental Approval...................................  4.1(f)
Non-Media Affiliates........................................  5.4
Notice Period...............................................  9(e)
Permits.....................................................  10.13(a)(vii)
Permitted Liens.............................................  4.1(g)
Person......................................................  10.13(a)(viii)
Proxy Statement/Prospectus..................................  6.1(a)
PTVI........................................................  4.2(h)(i)

DEFINED TERM                                                     SECTION
------------                                                  --------------
Rainbow.....................................................  2.1(d)
Rainbow Financial Information...............................  4.2(i)(iii)
Registration Rights Agreement...............................  Preamble
Required Consents...........................................  7.1(b)
Representatives.............................................  5.1(a)
Securities Act..............................................  4.1(b)(iii)
SEC.........................................................  2.8(b)
Securities Act..............................................  4.1(b)
Share.......................................................  10.13(b)
share capital...............................................  10.13(b)
Subsidiaries................................................  Preamble
Subsidiary..................................................  10.13(a)(ix)
Superior Proposal...........................................  6.2(e)
Tax.........................................................  4.1(g)(vi)
Tax Return..................................................  4.1(g)(vi)
Threshold...................................................  9(b)(i)
Transactions................................................  2.1(f)
Transfer Taxes..............................................  6.4(a)
U.S. GAAP...................................................  4.1(i)(i)
Violation...................................................  4.1(e)
Victoria Springs............................................  2.1(e)
Voting Agreement............................................  Preamble
Voting Debt.................................................  4.1(b)(ii)

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          NEW SITE INC.

                                          By: /s/ GLENN DRYFOOS
                                            ------------------------------------
                                              Name: Glenn Dryfoos
                                              Title:  Director

                                          NEWHAVEN OVERSEAS CORP.

                                          By: /s/ STEVEN I. BANDEL
                                            ------------------------------------
                                              Name: Steven I. Bandel
                                              Title:  Attorney-in-fact

                                          HICKS, MUSE, TATE & FURST LATIN
                                          AMERICA FUND, L.P.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:  Principal

                                          HICKS, MUSE, TATE & FURST LATIN
                                          AMERICA PRIVATE FUND, L.P.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:  Principal

                                          HMLA 1-SBS COINVESTORS, L.P.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:  Principal

                                          IBERO-AMERICAN MEDIA PARTNERS II LTD.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:  Principal

                                          By: /s/ STEVEN I. BANDEL
                                            ------------------------------------
                                              Name: Steven I. Bandel
                                              Title:  Attorney-in-fact

                                          EL SITIO, INC.

                                          By: /s/ ROBERTO VIVO-CHANETON
                                            ------------------------------------
                                              Name: Roberto Vivo-Chaneton
                                              Title:  Chairman of the Board

                                                                       ANNEX A-2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                AMENDMENT NO. 1

                                       TO

                             COMBINATION AGREEMENT

                                     AMONG

                         CLAXSON INTERACTIVE GROUP INC.

                       (FORMERLY KNOWN AS NEW SITE INC.)

                            CARLYLE INVESTMENTS LLC

                                      AND

                            CARLTON INVESTMENTS LLC

                   (AS ASSIGNEES OF NEWHAVEN OVERSEAS CORP.)

               HICKS, MUSE, TATE & FURST LATIN AMERICA FUND, L.P.

           HICKS, MUSE, TATE & FURST LATIN AMERICA PRIVATE FUND, L.P.

                          HMLA 1-SBS COINVESTORS, L.P.

                     IBERO-AMERICAN MEDIA PARTNERS II LTD.

                                      AND

                                 EL SITIO, INC.

                           DATED AS OF JUNE 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    AMENDMENT NO. 1 TO COMBINATION AGREEMENT

     AMENDMENT NO. 1, dated as of June 26, 2001 (this "Amendment"), to the Combination Agreement, dated as of October 30, 2000 (the "Original Agreement"), by and among Claxson Interactive Group Inc., formerly known as New Site Inc. ("Holdco"), Carlyle Investments LLC ("Carlyle") and Carlton Investments LLC ("Carlton"), together the assignees of Newhaven Overseas Corp. (together with its assignees, "Newhaven"), Ibero-American Media Partners II Ltd. ("IAMP"), Hicks, Muse, Tate & Furst Latin America Fund, L.P. ("HMTF I"), Hicks, Muse, Tate & Furst Latin America Private Fund, L.P. ("HMTF II"), HMLA 1-SBS Coinvestors, L.P. ("HMTF III," and, together with HMTF I and HMTF II, "Hicks") and El Sitio, Inc. ("El Sitio").

     Capitalized terms used but not defined herein shall have the meanings set forth in the Original Agreement, except as otherwise indicated herein.

                                   WITNESSETH

     WHEREAS, the parties hereto have entered into discussions regarding whether the conditions precedent to the obligations of the parties to complete the Transactions are capable of being satisfied, whether a Material Adverse Effect (as defined in the Original Agreement) has occurred with respect to El Sitio and whether any of such parties would have a basis under the Original Agreement for not proceeding to complete the Transactions;

     WHEREAS, Holdco, Newhaven, Hicks, IAMP and El Sitio are all the parties to the Original Agreement and desire to amend the Original Agreement on the terms provided herein;

     WHEREAS, Section 10.5 of the Original Agreement provides in relevant part that the parties thereto may amend, supplement or otherwise modify the Original Agreement only by a written instrument executed by the parties thereto;

     WHEREAS, the respective Boards of Directors of Holdco, Newhaven, Hicks, IAMP and El Sitio have approved this Amendment; and

     WHEREAS, concurrently with the execution and delivery of this Amendment and as a condition and inducement to each party's willingness to execute this Amendment, IAMP and certain shareholders of El Sitio have confirmed in writing their obligations under the Voting Agreement with respect to the Original Agreement, the Transactions and the other matters contemplated therein, each as amended by this Amendment;

     NOW, THEREFORE, the parties hereto agree that the Original Agreement (including the Exhibits thereto) is, effective as of the date hereof (the "Amendment Date"), hereby amended as follows:

          SECTION 1. Amendment to Sections 2.1(b), (c), and (d) of the Original Agreement. Sections 2.1(b), (c), and (d) of the Original Agreement are amended and restated in their entirety as follows:

             (b) Second, IAMP shall contribute all of the common stock of Imagen Satelital S.A. to Holdco in exchange for 58,515,439 Holdco Common Shares (the "Imagen Contribution").

             (c) Third, IAMP shall contribute all of the common stock owned by IAMP of each of Chile Sub, Canal Joven S.A., Morehaven Investments, Inc., IAMP (El Sitio) Investments Ltd. and Kedar Enterprises Ltd. (with their respective subsidiaries and Imagen Satelital S.A., the "IAMP Subsidiaries") to Holdco in exchange for 71,818,488 Holdco Common Shares (together the "IAMP Contribution"). Immediately following the Effective Time, Holdco shall issue to IAMP two Class C Common Shares of Holdco, par value U.S.$1.00 per share (the "C Shares"), and one Class H Common Share of Holdco, par value U.S.$1.00 per share (the "H Share"), as additional consideration for the IAMP Contribution.

             (d) Fourth, Carlyle and Carlton shall contribute all of the capital stock of Rainbow Heights International Ltd. ("Rainbow"), VSI US Inc. and Iberoamerican Media Management, Inc. and all of the capital stock owned by Carlyle and Carlton in ARTISTdirect, Inc. and AEI Collingham Holdings Co. Ltd. (the "Hampstead Subsidiaries") to Holdco (the "Hampstead Contribution") and Carlyle and Carlton shall contribute all of the membership interest owned by Carlyle and Carlton in Playboy TV International LLC (together with the Hampstead Subsidiaries, the "Newhaven Subsidiaries") in exchange for 17,977,093 Holdco Common Shares (the "Newhaven Contribution" and, together with the Imagen Contribution, the IAMP Contribution and the Hampstead Contribution, the "Contributions").

          SECTION 2. Amendment to Section 3.5 of the Original
     Agreement. Section 3.5(b) of the Original Agreement is amended by inserting the following in lieu of clause (ii):

        the fair market value of a Holdco Common Share on the trading day following the Effective Time. In the event that Holdco Common Shares are not quoted on The Nasdaq National Market ("Nasdaq") as of the trading day following the Effective Time, the fair market value of a Holdco Common Share shall be determined by the board of directors of Holdco in its reasonable discretion; provided that such determination by the board of directors shall be made by a vote of at least two-thirds of the directors. In the event that Holdco Common Shares are traded on Nasdaq or listed on a national securities exchange in the U.S. as of the trading day following the Effective Time, the fair market value of such shares shall be deemed to be the average of the high and low bid prices during regular trading hours (or, in the case of such an exchange, the closing price as reported on the consolidated transaction tape for trading during regular trading hours) per Holdco Common Share on Nasdaq or such an exchange for the first trading day following the date on which the Effective Time occurs.

          SECTION 3. Amendment to Section 3.13 of the Original Agreement.  (a)
     Section 3.13 of the Original Agreement is amended by changing the parenthetical in the first sentence to read as follows:

        (including, without limitation, the Indemnification and Contribution Agreement, as may be amended from time to time)

          (b) Section 3.13 of the Original Agreement is further amended by adding the following sentence to the beginning of Section 3.13:

        Immediately prior to the Effective Time, IAMP shall cause one or more of its subsidiaries to distribute an aggregate amount of U.S.$5 million to IAMP, which amount shall not be contributed to Holdco.

          SECTION 4. Amendment to Section 4.4 of the Original
     Agreement. Section 4.4 of the Original Agreement is amended and restated in its entirety as follows:

        4.4. Expiration of Representations and Warranties. The respective representations and warranties of El Sitio, Newhaven, Hicks and IAMP contained herein or in any certificate or other document delivered prior to or on the Closing Date shall expire and be terminated and extinguished on the Closing Date, and thereafter El Sitio, Newhaven, Hicks and IAMP shall have no liability whatsoever with respect to any such representation or warranty. None of the controlling persons, shareholders, members, legal representatives, officers, directors or affiliates of El Sitio, Newhaven, Hicks or IAMP nor any controlling person, legal representative, heir, successor or assign of any such officer, director or affiliate shall have any liability for any breach of any representation, warranty, covenant or agreement of any of El Sitio, Newhaven, Hicks or IAMP under this Agreement.

          SECTION 5. Amendments to Article 5 of the Original Agreement.

          (a) Amendment to Section 5.2 of the Original Agreement. (i) Each reference in Section 5.2 of the Original Agreement to "U.S.$2.5 million individually and U.S.$10 million in the aggregate" is hereby amended to read "U.S.$500,000 individually and U.S.$2 million in the aggregate."

          (ii) Section 5.2 of the Original Agreement is amended to add the following subsection (j):

        (j) Notwithstanding anything in this Agreement to the contrary, following the Amendment Date, none of the IAMP Subsidiaries or the Newhaven Subsidiaries will enter into any transaction or transactions, whether or not in the ordinary course of business or consistent with past practice, having a value in excess of U.S.$500,000 individually and U.S.$2 million in the aggregate.

          (b) Amendment to Section 5.3 of the Original Agreement. (i) Each reference in Section 5.3 of the Original Agreement to "U.S.$2.5 million individually and U.S.$10 million in the aggregate" is hereby amended to read "U.S.$500,000 individually and U.S.$2 million in the aggregate."

          (ii) Section 5.3 of the Original Agreement is amended to add the following subsection (k):

        (k) Notwithstanding anything in this Agreement to the contrary, following the Amendment Date, none of El Sitio nor any of the El Sitio Subsidiaries will enter into any transaction or transactions, whether or not in the ordinary course of business or consistent with past practice, having a value in excess of U.S.$500,000 individually and U.S.$2 million in the aggregate.

          (c) Amendment to Section 5.5(c) of the Original Agreement. Section 5.5(c) of the Original Agreement is amended by adding the following to the end thereof:

        Notwithstanding anything in this Agreement to the contrary, (i) no party shall be required, under any provision of Article 5 of this Agreement or otherwise, to contribute, transfer, assign, sell or convey any asset to El Sitio in order to prevent or impede El Sitio from being a "passive foreign investment company" within the meaning of Section 1297(a) of the Code for any period, and (ii) no party may assert a failure to satisfy or waive any condition set forth in Article 7 of this Agreement if such failure is due to (A) the fact or possibility that El Sitio is or may be a "passive foreign investment company" within the meaning of Section 1297(a) of the Code for any period or (B) the unwillingness of any Person to (x) make any representation or warranty (whether or not qualified by knowledge or similarly qualified) concerning El Sitio's status as a "passive foreign investment company" within the meaning of
        Section 1297(a) of the Code for any period or concerning the composition of the assets or gross income of El Sitio for purposes of determining El Sitio's status as a "passive foreign investment company" within the meaning of Section 1297(a) of the Code for any period, (y) enter into any covenant to take any action described in clause (i) of this sentence or make any representation or warranty of intent to take any such action or (z) make or accept any assumption as to El Sitio's status as a "passive foreign investment company" within the meaning of Section 1297(a) of the Code for any period or concerning the composition of the assets or gross income of El Sitio for purposes of determining El Sitio's status as a "passive foreign investment company" within the meaning of Section 1297(a) of the Code for any period or as to any Person's taking or intending to take any action described in clause (i) of this sentence.

          (d) Amendment to Section 5.10(a) of the Original Agreement. The last sentence of Section 5.10(a) of the Original Agreement is amended and restated in its entirety as follows:

        For purposes of this Section 5.10, "fair market value", means, with respect to each Holdco Common Share, (1) if Holdco Common Shares are listed on Nasdaq or traded on a national securities exchange as of the applicable conversion date, the greater of (A) U.S.$2 and (B) the average of the daily high and low bid prices (or, in the case of a national securities exchange, the closing price as reported on the consolidated transaction tape for trading during regular trading hours) per Holdco Common Share on Nasdaq or such exchange for the 10 trading days immediately preceding the applicable conversion date for the preferred shares or (2) if Holdco Common Shares are not so listed or traded as of the applicable conversion date, the greater of (C) U.S.$2 and (D) the fair market value of one Holdco Common Share, as determined by the board of directors of Holdco in its reasonable discretion; provided that such determination by the board of directors shall be made by a vote of at least two-thirds of the directors.

          (e) Amendment to Section 5.11 of the Original Agreement. Section 5.11 of the Original Agreement is hereby deleted in its entirety.

          (f) Article 5 of the Original Agreement is further amended by adding the following Section 5.14:

        5.14 Insurance. From and after the Amendment Date, El Sitio shall take all appropriate action, including but not limited to the payment of all premiums, to ensure that all insurance coverage of El Sitio and its directors and officers that was in effect as of October 30, 2000, after taking into account renewals and extensions of the relevant insurance policies, shall continue in effect, in all material respects, through and including the Closing Date.

          SECTION 6. Amendment to Section 6.3(a) of the Original Agreement.  (a)
     Section 6.3(a) of the Original Agreement is hereby amended by deleting such
     Section in its entirety and substituting in lieu thereof the following:

             (a) At or prior to the Effective Time, Newhaven, Hicks and El Sitio will take all action necessary to cause the board of directors of Holdco immediately following the Effective Time to include three independent directors designated by mutual agreement of Newhaven, Hicks and the Founders, four designees of Newhaven, three designees of Hicks, and one designee of the Founders (in each case, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be) and be otherwise constituted as provided in the Holdco Memorandum and Articles of Association. It is intended that Roberto Vivo-Chaneton will be the initial chairman and chief executive officer of Holdco and that Carlos Bardasano and Eric C. Neuman will be named initial vice chairmen of Holdco, in each case, until the earlier of his respective resignation or removal or until a successor is duly elected and qualified, as the case may be.

          SECTION 7. Amendment to Section 7.1 of the Original
     Agreement. Section 7.1 of the Original Agreement is amended by adding the following at the end thereof:

             (g) Nasdaq Listing. Notwithstanding Section 6.7 or any other provision of this Agreement, approval for listing on Nasdaq of the Holdco Common Shares shall not be a condition precedent to the obligations of each of El Sitio, each Media Company, Newhaven or Hicks under this Agreement.

          SECTION 8. Amendment to Section 7.2(a) of the Original
     Agreement. Section 7.2(a) of the Original Agreement is amended and restated in its entirety as follows:

             (a) Accuracy of Representations and Warranties. (i) All representations and warranties of Newhaven, Hicks and IAMP, as the case may be, contained herein or in any certificate delivered to El Sitio pursuant hereto, shall have been true and correct in all respects on and as of the Amendment Date, with the same force and effect as though such representations and warranties had been made on and as of the Amendment Date, except: (A) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such date; (B) for all representations and warranties contained in Sections 4.1(h)(i), 4.1(i), 4.2(h)(i) and 4.2(i), which shall be true and correct only as of the date of the Original Agreement; and (C) after giving effect to clauses (A) and (B), for all such inaccuracies or misstatements that, individually or in the aggregate, would not have a Material Adverse Effect on IAMP and the IAMP Subsidiaries taken as a whole or Newhaven and the Newhaven Subsidiaries taken as a whole.

             (ii) No Extraordinary Adverse Change. Except as contemplated by or disclosed in this Agreement or in the Exhibits or the Disclosure Schedule of any Media Company, subsequent to the Amendment Date, there has not occurred or arisen, any Extraordinary Adverse Change in respect of IAMP and the IAMP Subsidiaries taken as a whole or Newhaven and the Newhaven Subsidiaries taken as a whole.

          SECTION 9. Amendment to Section 7.2(e) of the Original
     Agreement. Section 7.2(e) of the Original Agreement is hereby deleted in its entirety.

          SECTION 10. Amendment to Section 7.3(a) of the Original
     Agreement. Section 7.3(a) of the Original Agreement is amended and restated in its entirety as follows:

             (a) Accuracy of Representations and Warranties. (i) All representations and warranties of El Sitio contained herein or in any certificate or document delivered to Newhaven, Hicks or the Media Companies pursuant to this Agreement shall have been true and correct in all respects on and as of the Amendment Date, with the same force and effect as though such representations and warranties had been made on and as of the Amendment Date, except: (A) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such date; (B) for all representations and warranties contained in Sections 4.3(h)(i) and 4.3(i), which shall be true and correct only as of the date of the Original Agreement; (C) as set forth in the supplemental disclosure schedule to Schedule 4.3(j) of El Sitio annexed hereto; and (D) after giving effect to clauses (A), (B) and (C), for all such inaccuracies or misstatements that, individually or in the aggregate, would not have a Material Adverse Effect on El Sitio and the El Sitio Subsidiaries taken an a whole.

             (ii) No Extraordinary Adverse Change. Except as otherwise contemplated by or disclosed in this Agreement or the Exhibits hereto or the El Sitio Disclosure Schedule, subsequent to the Amendment Date, there has not occurred any Extraordinary Adverse Change in respect of El Sitio and the El Sitio Subsidiaries taken as a whole.

          SECTION 11. Amendment to Section 8.1 of the Original
     Agreement. Section 8.1 of the Original Agreement is amended to delete the reference to July 30, 2001 and replace such reference with June 26, 2002.

          SECTION 12. Amendment to Article 9 of the Original Agreement. Except for the first sentence of Section 9.1(a)(ii), which shall remain in full force and effect, Article 9 of the Original Agreement is deleted in its entirety.

          SECTION 13. Amendments to Section 10.13(a) of the Original Agreement.
     (a) Section 10.13(a)(vii) of the Original Agreement is amended by adding the following parenthetical to the end of clause (2):

             (including, without limitation, the internet sectors of such industries),

             (b) Section 10.13(a) of the Original Agreement is further amended by adding the following:

             (iii) "Extraordinary Adverse Change" means (i) the incurrence or existence of any liability or obligation, or any group of directly related additional liabilities or obligations, of any nature (whether accrued, absolute, contingent or otherwise) by or in respect of any applicable Person which is or are reasonably likely to exceed U.S.$30 million (after taking into account applicable insurance or indemnity recovery rights) and which did not exist or was not disclosed in the Disclosure Schedules (including, in the case of El Sitio, the supplemental disclosure schedule to Schedule 4.3(j) of El Sitio annexed hereto) prior to or on the Amendment Date, or (ii) any change, event or circumstance arising after the Amendment Date that affects in a catastrophic or fundamentally adverse way the manner in which such Person conducts, or the ability of such Person to conduct, its business.

          SECTION 14. Amendments to Exhibit A (Holdco Agreement). Capitalized terms used in this Section 14 but not defined herein or in the Original Agreement shall have the meanings set forth in the Holdco Agreement.

             (a) Amendments to Section 1.1 of the Holdco Agreement. (i) The definition of "5% Event" in the Holdco Agreement is hereby deleted.

             (ii) The following definition will be inserted after the definition of "Subsidiaries" appearing in Section 1.1 of the Holdco Agreement:

           "3% Event" shall mean, with respect to any Holder, any time at which the aggregate Ownership Percentage of such Holder and its Corporate Affiliates is less than 3% and any time thereafter (regardless of whether such Ownership Percentage subsequently is returned to or above such level and regardless of the cause of such event).

             (b) Amendment to Holdco Agreement. The Holdco Agreement is hereby further amended by replacing each reference to "5% Event" appearing therein with the term "3% Event".

             (c) Amendment to Section 4.1(c) of the Holdco Agreement. Section 4.1(c) of the Holdco Agreement is hereby amended to delete the reference to 20% and replace it with 25%.

          SECTION 15. Amendments to Exhibit E-2 (Holdco Articles of Association). Capitalized terms used in this Section 15 but not defined herein or in the Original Agreement shall have the meanings set forth in the Holdco Memorandum and Articles of Association. The parties agree that the Articles of Association of Holdco, effective as of the Closing Date, shall be amended to provide as follows:

             (i) The minimum number of directors shall be eleven (11) and the maximum shall be twelve (12). Initially, the Board shall consist of: (A) four persons elected by the Class C Group, voting separately as a class, who will serve as directors of the Company until their successors are duly appointed or elected (each, a "Carlyle or Carlton Director"), (B) one person elected by the Class F Group, voting separately as a class, who will serve as a director of the Company until his successor is duly appointed or elected (the "Founders Director"), (C) three persons elected by the Class H Group, voting separately as a class, who will serve as directors of the Company until their successors are duly appointed or elected (each, a "Hicks Director"), (D) one person elected by a resolution of directors who shall also be the Chief Executive Officer of the Company, who shall serve as Chairman of the Board and (E) three persons who are elected by unanimous consent of the holders of Class C Common Shares and Class H Common Shares and the holders of a majority of the Class F Common Shares (each, an "Independent Director").

             (ii) Prior to a 15% Event with respect to the applicable Group, at any meeting of the Board, a quorum shall require, in addition to any other requirement of applicable law, the presence of at least one Class C Director and one Class H Director.

             (iii) Any Class C or Class H Director may appoint another individual to act as an alternate for purposes of attending and/or voting at meetings of the Board. Such individual may but need not be another Director.

             (iv) Any transaction having a value in excess of $250,000 in which a Group (or any Affiliate of, or Person related to, a member of a Group) has an interest (other than such Group's interest in the Company) shall require, in addition to any other approval required, the approval of a majority of Directors who were not elected solely by such Group.

          SECTION 16. Effect of Amendment. Other provisions of the Original Agreement, the Exhibits thereto and related agreements are hereby revised to conform to these changes mutatis mutandis. Except as amended hereby, the Original Agreement shall remain unchanged. The Original Agreement as amended hereby shall continue in full force and effect. Each reference to "hereof," "hereunder," "herein," and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Original Agreement shall, after this Amendment becomes effective, refer to the Original Agreement as amended hereby. The transactions contemplated by the Original Agreement, as amended hereby, are collectively referred to herein as the "Revised Transaction." Each reference to the "Transaction" or "Transactions" shall be deemed to refer to the Revised Transaction.

          SECTION 17. Representations and Warranties of Each Party to This Amendment. Each party hereto represents and warrants to each other party hereto, as to itself, as follows, which representations and warranties shall be deemed to be included in the corresponding Sections of Article 4 of the Original Agreement:

             Such party has all necessary corporate or other power and authority to execute and deliver this Amendment, to perform its obligations hereunder, and to consummate the Revised Transaction. The execution, delivery and performance by such party of this Amendment and the consummation by such party of the Revised Transaction have been duly and validly authorized and approved by all necessary corporate or other action. No other corporate, shareholder or member action is necessary for the authorization, execution, delivery and performance by such party of this Amendment and the consummation by such party of the Revised Transaction other than the approvals set forth in such party's Disclosure Schedule, which corporate approvals shall have been obtained by, and be in full force and effect on, the Closing Date. This Amendment has been duly executed and delivered by such party, and constitutes a valid and legally binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          SECTION 18. Representations and Warranties of El Sitio. El Sitio represents to each other party hereto as follows, which representations and warranties shall be included in Section 4.3 of the Original Agreement:

             (i) El Sitio has entered into amended Voting Agreements with each of the parties to the original Voting Agreements encompassing the matters set forth in this Amendment and the terms of the Revised Transaction (the "Amended Voting Agreements"), copies of which have been provided to Newhaven and Hicks. References in the Original Agreement and the Holdco Agreement to the "Voting Agreement" or "Voting Agreements" shall refer to the Amended Voting Agreements.

             (ii) The Board of Directors of El Sitio, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (A) determined that this Amendment and the Revised Transaction are fair to and in the best interests of El Sitio and its shareholders and declared the Revised Transaction to be advisable, (B) approved this Amendment and the Revised Transaction, and (C) recommended that the shareholders of El Sitio approve the Revised Transaction and directed that such matter be submitted for consideration by El Sitio's shareholders at a special shareholders' meeting. El Sitio Board Approval constitutes approval of this Amendment and the Revised Transaction for purposes of Part VII of the BVI Companies Ordinance. To the knowledge of El Sitio, no foreign or U.S. takeover statute is applicable to this Amendment or the Revised Transaction.

             (iii) El Sitio has received an opinion of Credit Suisse First Boston, dated as of the Amendment Date to the effect that, as of the date of such opinion, the terms of the Revised Transaction are fair to El Sitio's stockholders, other than IAMP and its affiliates, from a financial point of view. Complete and correct signed copies of such opinions will be delivered to Newhaven and Hicks as soon as practicable after the Amendment Date.

             (iv) As of the Amendment Date, neither El Sitio nor any of its executive officers has knowledge of any fact or circumstance that would entitle any of the insurance carriers that have carried any insurance policies covering El Sitio and its directors and officers during the last three years to limit or avoid, in any material respect, such carrier's obligation to pay any claim covered by such insurance policies with respect to the legal proceedings listed on the supplemental disclosure schedule to Schedule 4.3(j) of El Sitio annexed hereto and any related or similar proceedings.

          SECTION 19. Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

          SECTION 20. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

                    [Rest of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their respective officers thereunto duly authorized to execute, this Amendment as of the date first written above.

                                          CLAXSON INTERACTIVE GROUP INC.

                                          By: /s/ AMAYA ARIZTOY
                                            ------------------------------------
                                              Name: Amaya Ariztoy
                                              Title:   Authorized Representative

                                          By: /s/ RICHARD GARCIA
                                            ------------------------------------
                                              Name: Richard Garcia
                                              Title:   Authorized Representative

                                          CARLYLE INVESTMENTS LLC

                                          By: /s/ STEVEN I. BANDEL
                                            ------------------------------------
                                              Name: Steven I. Bandel
                                              Title:   Attorney-In-Fact

                                          CARLTON INVESTMENTS LLC

                                          By: /s/ STEVEN I. BANDEL
                                            ------------------------------------
                                              Name: Steven I. Bandel
                                              Title:   Attorney-In-Fact

                                          HICKS, MUSE, TATE & FURST LATIN
                                          AMERICA FUND, L.P.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:   Principal

                                          HICKS, MUSE, TATE & FURST LATIN
                                          AMERICA PRIVATE FUND, L.P.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:   Principal

                                          HMLA 1-SBS COINVESTORS, L.P.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:   Principal

                                          IBERO-AMERICAN MEDIA PARTNERS II LTD.

                                          By: /s/ ERIC C. NEUMAN
                                            ------------------------------------
                                              Name: Eric C. Neuman
                                              Title:   Attorney-In-Fact

                                          By: /s/ STEVEN I. BANDEL
                                            ------------------------------------
                                              Name: Steven I. Bandel
                                              Title:   Attorney-in-Fact

                                          EL SITIO, INC.

                                          By: /s/ HORACIO MILBERG
                                            ------------------------------------
                                              Name: Horacio Milberg
                                              Title:   Chief Financial Officer

                                                                       ANNEX A-3
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                AMENDMENT NO. 2

                                       TO

                             COMBINATION AGREEMENT

                                     AMONG

                         CLAXSON INTERACTIVE GROUP INC.

                       (FORMERLY KNOWN AS NEW SITE INC.)

                            CARLYLE INVESTMENTS LLC

                                      AND

                            CARLTON INVESTMENTS LLC

                   (AS ASSIGNEES OF NEWHAVEN OVERSEAS CORP.)

               HICKS, MUSE, TATE & FURST LATIN AMERICA FUND, L.P.

           HICKS, MUSE, TATE & FURST LATIN AMERICA PRIVATE FUND, L.P.

                          HMLA 1-SBS COINVESTORS, L.P.

                     IBERO-AMERICAN MEDIA PARTNERS II LTD.

                                      AND

                                 EL SITIO, INC.

                           DATED AS OF AUGUST 7, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    AMENDMENT NO. 2 TO COMBINATION AGREEMENT

     AMENDMENT NO. 2, dated as of August   , 2001 (this "Amendment"), to the
Combination Agreement, dated as of October 30, 2000, as amended by Amendment No. 1 thereto, dated as of June 26, 2001 (together, the "Amended Agreement"), by and among Claxson Interactive Group Inc., formerly known as New Site Inc. ("Holdco"), Carlyle Investments LLC ("Carlyle") and Carlton Investments LLC ("Carlton"), together the assignees of Newhaven Overseas Corp. (together with its assignees, "Newhaven"), Ibero-American Media Partners II Ltd. ("IAMP"), Hicks, Muse, Tate & Furst Latin America Fund, L.P. ("HMTF I"), Hicks, Muse, Tate & Furst Latin America Private Fund, L.P. ("HMTF II"), HMLA 1-SBS Coinvestors, L.P. ("HMTF III," and, together with HMTF I and HMTF II, "Hicks") and El Sitio, Inc. ("El Sitio").

     Capitalized terms used but not defined herein shall have the meanings set forth in the Amended Agreement, except as otherwise indicated herein.

                                   WITNESSETH

     WHEREAS, Holdco, Newhaven, Hicks, IAMP and El Sitio are all the parties to the Amended Agreement and desire to amend the Amended Agreement on the terms provided herein;

     WHEREAS, El Sitio is implementing a one-for-ten combination (i.e., reverse
share split) under which, effective as of August   , 2001, every ten outstanding
common shares, par value U.S.$0.01 per share, and Claxson will also effect a one-for-ten combination on the same date as the El Sitio reverse share split (collectively, the "Reverse Share Splits"), and El Sitio shall also equitably adjust its outstanding stock options;

     WHEREAS, the parties hereto wish to adjust certain share and par value references in the Amended Agreements to reflect the Reverse Share Splits;

     WHEREAS, Section 10.5 of the Amended Agreement provides in relevant part that the parties thereto may amend, supplement or otherwise modify the Amended Agreement only by a written instrument executed by the parties thereto; and

     NOW, THEREFORE, the parties hereto agree that the Amended Agreement (including the Exhibits thereto) is, effective as of the date hereof (the "Amendment Date"), hereby amended as follows:

          SECTION 1. Amendment to Sections 2.1(b), (c) and (d) of the Amended Agreement. Sections 2.1(b), (c) and (d) of the Amended Agreement are amended and restated in their entirety as follows:

             (b) Second, IAMP shall contribute all of the common stock of Imagen Satelital S.A. to Holdco in exchange for 5,851,544 Holdco Common Shares (the "Imagen Contribution").

             (c) Third, IAMP shall contribute all of the common stock owned by IAMP of each of Chile Sub, Canal Joven S.A., Morehaven Investments, Inc., IAMP (El Sitio) Investments Ltd. and Kedar Enterprises Ltd. (with their respective subsidiaries and Imagen Satelital S.A., the "IAMP Subsidiaries") to Holdco in exchange for 7,181,849 Holdco Common Shares (together the "IAMP Contribution"). Immediately following the Effective Time, Holdco shall issue to IAMP two Class C Common Shares of Holdco, par value U.S.$1.00 per share (the "C Shares"), and one Class H Common Share of Holdco, par value U.S.$1.00 per share (the "H Share"), as additional consideration for the IAMP Contribution.

             (d) Fourth, Carlyle and Carlton shall contribute all of the capital stock of Rainbow Heights International Ltd. ("Rainbow"), VSI US Inc. and Iberoamerican Media Management, Inc. and all of the capital stock owned by Carlyle and Carlton in ARTISTdirect, Inc. and AEI Collingham Holdings Co. Ltd. (the "Hampstead Subsidiaries") to Holdco (the "Hampstead Contribution") and Carlyle and Carlton shall contribute all of the membership interest owned by Carlyle and Carlton in Playboy TV International LLC (together with the Hampstead

        Subsidiaries, the "Newhaven Subsidiaries") in exchange for 1,797,709 Holdco Common Shares (the "Newhaven Contribution" and, together with the Imagen Contribution, the IAMP Contribution and the Hampstead Contribution, the "Contributions").

          SECTION 2. Amendment to Section 2.7 of the Amended Agreement. The reference to the par value of El Sitio Common Shares of "U.S.$0.01" in the first clause of Section 2.7 of the Amended Agreement is amended and restated to be "U.S.$0.10".

          SECTION 3. Amendment to Section 5.10(a) of the Amended Agreement. The last sentence of Section 5.10(a) of the Amended Agreement is amended and restated in its entirety as follows:

     For purposes of this Section 5.10, "fair market value" means, with respect to each Holdco Common Share, (1) if Holdco Common Shares are listed on Nasdaq or traded on a national securities exchange as of the applicable conversion date, the greater of (A) U.S.$20.00 and (B) the average of the daily high and low bid prices (or, in the case of a national securities exchange, the closing price as reported on the consolidated transaction tape for trading during regular trading hours) per Holdco Common Share on Nasdaq or such exchange for the 10 trading days immediately preceding the applicable conversion date for the preferred shares or (2) if Holdco Common Shares are not so listed or traded as of the applicable conversion date, the greater of (C) U.S.$20.00 and (D) the fair market value of one Holdco Common Share, as determined by the board of directors of Holdco in its reasonable discretion; provided that such determination by the board of directors shall be made by a vote of at least two-thirds of the directors.

          SECTION 4. Other Adjustments to Reflect Reverse Share Splits. All other references to numbers of common shares of El Sitio and Class A common shares of Holdco in the Amended Agreement (including the Schedules thereto), the Holdco Agreement and the Holdco Memorandum and Articles of Association shall be adjusted to reflect the Reverse Share Splits, unless the context otherwise requires.

          SECTION 5. Effect of Amendment. Other provisions of the Amended Agreement, the Exhibits thereto and related agreements are hereby revised to conform to these changes mutatis mutandis. Except as amended hereby, the Amended Agreement shall remain unchanged. The Amended Agreement as amended hereby shall continue in full force and effect. Each reference to "hereof," "hereunder," "herein," and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Amended Agreement shall, after this Amendment becomes effective, refer to the Amended Agreement as amended hereby.

          SECTION 6. Representations and Warranties of Each Party to This Amendment. Each party hereto represents and warrants to each other party hereto, as to itself, as follows, which representations and warranties shall be deemed to be included in the corresponding Sections of Article 4 of the Amended Agreement:

        Such party has all necessary corporate or other power and authority to execute and deliver this Amendment, to perform its obligations hereunder, and to consummate the Revised Transaction. The execution, delivery and performance by such party of this Amendment and the consummation by such party of the Transaction have been duly and validly authorized and approved by all necessary corporate or other action. No other corporate, shareholder or member action is necessary for the authorization, execution, delivery and performance by such party of this Amendment and the consummation by such party of the Transaction other than the approvals set forth in such party's Disclosure Schedule, which corporate approvals shall have been obtained by, and be in full force and effect on, the Closing Date. This Amendment has been duly executed and delivered by such party, and constitutes a valid and legally binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles

        (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          SECTION 7. Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

          SECTION 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their respective officers thereunto duly authorized to execute, this Amendment as of the date first written above.

                                          CLAXSON INTERACTIVE GROUP INC.


                                          By:       /s/ AMAYA ARIZTOY

                                            ------------------------------------

                                              Name: Amaya Ariztoy


                                              Title:  Authorized Representative


                                          CARLYLE INVESTMENTS LLC


                                          By:     /s/ STEVEN I. BANDEL

                                            ------------------------------------

                                              Name: Steven I. Bandel


                                              Title:  Attorney-in-Fact


                                          CARLTON INVESTMENTS LLC


                                          By:     /s/ STEVEN I. BANDEL

                                            ------------------------------------

                                              Name: Steven I. Bandel


                                              Title:  Attorney-in-Fact


                                          HICKS, MUSE, TATE & FURST LATIN
                                          AMERICA FUND, L.P.


                                          By:      /s/ ERIC C. NEUMAN

                                            ------------------------------------

                                              Name: Eric C. Neuman


                                              Title:  Principal

                                          HICKS, MUSE, TATE & FURST LATIN
                                          AMERICA PRIVATE FUND, L.P.


                                          By:      /s/ ERIC C. NEUMAN

                                            ------------------------------------

                                              Name: Eric C. Neuman


                                              Title:  Principal


                                          HMLA 1-SBS COINVESTORS, L.P.


                                          By:      /s/ ERIC C. NEUMAN

                                            ------------------------------------

                                              Name: Eric C. Neuman


                                              Title:  Principal


                                          IBERO-AMERICAN MEDIA PARTNERS II LTD.


                                          By:      /s/ ERIC C. NEUMAN

                                            ------------------------------------

                                              Name: Eric C. Neuman


                                              Title:  Attorney-in-Fact



                                          By:     /s/ STEVEN I. BANDEL

                                            ------------------------------------

                                              Name: Steven I. Bandel


                                              Title:  Attorney-in-Fact


                                          EL SITIO, INC.


                                          By:      /s/ HORACIO MILBERG

                                            ------------------------------------

                                              Name: Horacio Milberg


                                              Title:  Chief Financial Officer

                                                                         ANNEX B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   AGREEMENT

                                  BY AND AMONG

                       HAMPSTEAD MANAGEMENT COMPANY LTD.,

               HICKS, MUSE, TATE & FURST LATIN AMERICA FUND, L.P.

           HICKS, MUSE, TATE & FURST LATIN AMERICA PRIVATE FUND, L.P.

                          HMLA 1-SBS COINVESTORS, L.P.

                       CERTAIN NEW SITE INC. STOCKHOLDERS

                                      AND

                                 NEW SITE INC.

                         DATED AS OF             , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     AGREEMENT dated as of             , 2001 (this "Agreement") by and among
Hampstead Management Company Ltd., a corporation organized under the laws of the British Virgin Islands ("Hampstead"), Hicks, Muse, Tate & Furst Latin America Fund, L.P., a Delaware limited partnership ("HM"), Hicks, Muse, Tate & Furst Latin America Private Fund, L.P., a Delaware limited partnership ("HMPF"), HMLA 1-SBS Coinvestors, L.P., a Delaware limited partnership ("HMC", and together with HM and HMPF, "Hicks Muse"), certain shareholders of New Site Inc. listed on Schedule A hereto (for purposes of Section 2.1, 2.2., 3.1, 4.3 and Article V) (the "Founders"), Carlos Enrique Cisneros (for purposes of Sections 3.1 and 4.3 and Article V) and New Site Inc. (the "Company").

     WHEREAS, certain of the parties hereto and certain other parties have entered into a Combination Agreement, dated as of October 30, 2000 (the "Combination Agreement") relating to a transaction involving the Company, Newhaven Overseas Corp. and Hicks Muse and certain related matters;

     WHEREAS, the Holders (as defined herein), the Founders and the Company desire to set forth certain terms and conditions governing their relationship; and

     WHEREAS, it is a condition to the obligations of the Holders and the Company to consummate the transactions contemplated by the Combination Agreement that this Agreement be executed and delivered by the parties hereto.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.1 As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended, and as in effect on the date hereof.

          "Articles of Association" shall mean the Amended and Restated Articles of Association of the Company, as in effect as of the Closing.

          "Beneficial Owner" shall mean, with respect to any security, a Person who Beneficially Owns such security, and "Beneficial Ownership" shall have a correlative meaning.

          "Beneficially Own" shall mean, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security.

          "CEC" shall mean Carlos Enrique Cisneros and the members of his immediate family and their lineal descendants, and trusts or similar entities established for the benefit of such Persons, who or which have become party hereto.

          "Cisneros Family" shall mean Ricardo Cisneros or Gustavo Cisneros and the members of their immediate families and their lineal descendants, and trusts or other entities established primarily for the benefit of any of such Persons and charities, and any entities controlled directly or indirectly by such Persons, who or which have become party hereto, other than CEC, unless he agrees in writing to be bound hereby to the same extent as any other Hampstead Holder.

          "Company Common Shares" shall mean the common shares, par value U.S.$0.01 per share, of the Company.

          "Corporate Affiliate" shall mean, with respect to any Person, any other Person (other than a natural person) that is under common control with, or controlled by, the first Person, for so long as such first Person remains in such relationship. Any Corporate Affiliate of any member or members of the Cisneros Family shall be deemed to be a Corporate Affiliate of each member of the Cisneros Family.

          "15% Event" shall mean, with respect to any Holder, any time at which the aggregate Ownership Percentage of such Holder and its Corporate Affiliates is less than 15% and any time thereafter (regardless of whether such Ownership Percentage subsequently is returned to or above such level and regardless of the cause of such event).

          "5% Event" shall mean, with respect to any Holder, any time at which the aggregate Ownership Percentage of such Holder and its Corporate Affiliates is less than 5% and any time thereafter (regardless of whether such Ownership Percentage subsequently is returned to or above such level and regardless of the cause of such event).

          "Hampstead Holder" shall mean, as of any date, Hampstead and any Corporate Affiliate of Hampstead that owns Company Common Shares on that date and any member of the Cisneros Family or Corporate Affiliate of any member of the Cisneros Family who owns such shares and has agreed to be bound by the terms hereof.

          "Hicks Holder" shall mean, as of any date, any of the entities referred to herein collectively as Hicks Muse and any Corporate Affiliate of any of such entities that owns Company Common Shares on that date and has agreed to be bound by the terms hereof.

          "Holders" shall mean, as applicable, the Hampstead Holders and/or the Hicks Holders.

          "Marketable Securities" shall mean any securities that are traded on a major internationally recognized exchange, the average daily volume over the prior 20 trading days of which securities is at least equal to the average daily volume of the Company Common Shares over the same period.

          "Memorandum of Association" shall mean the Amended and Restated Memorandum of Association of the Company, as in effect as of the Closing.

          "Ownership Percentage" shall mean, with respect to any Person, the percentage of Company Common Shares then outstanding of which such Person is the Beneficial Owner, reflecting, for purposes of calculating such percentage, (a) any indirect interests in Company Common Shares (including through a direct or indirect holding company), and (b) any securities held by such Person then exercisable for or convertible into a direct or indirect beneficial interest in Company Common Shares, provided that no two Persons shall be deemed to be the Beneficial Owner of the same share or shares of Company Common Shares (or any other security relevant in such calculation).

          "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Subsidiaries" shall mean all the corporations or similar entities of which the Company owns, directly or indirectly, the capital stock representing 50% or more of the voting power or equity interest.

          "Transfer" shall mean any sale, assignment, or other outright transfer of Beneficial Ownership of any securities (including through a direct or indirect holding company) and any pledge or hypothecation (other than a pledge or hypothecation to or financing arrangement through a financial or investment banking institution for bona fide indebtedness pursuant to which the pledgee agrees to be subject to the terms of this Agreement to the same extent as the transferee), hypothecation or similar deposit, including, without limitation, a transaction the result of which is that entities not previously controlling such Person have acquired voting control of such Person, and "Transferred" and "Transferee" shall have correlative meanings.

     In addition, capitalized terms used herein and not defined shall have the meanings assigned to them in the Combination Agreement, and the following terms are defined elsewhere in the Agreement:

TERM                                                          SECTION
----                                                          -------
"Agreement"                                                   Preamble
"Board"                                                       2.1
"Bring-Along Notice"                                          4.2
"Bring-Along Right"                                           4.2
"Bring-Along Shareholders"                                    4.2
"Bring-Along Transaction"                                     4.2
"Combination Agreement"                                       Preamble
"Company"                                                     Preamble
"Company Sale"                                                4.2
"Election Notice"                                             4.1
"Eligible Bring-Along Transaction"                            4.1
"Exercising Holder"                                           4.1
"Extraordinary Transaction"                                   4.1
"15% Company Transferee"                                      4.4
"5% Shareholder Transferee"                                   4.4
"5% Company Transferee"                                       4.4
"Founders"                                                    Preamble
"Hampstead"                                                   Preamble
"Hicks Muse"                                                  Preamble
"HM"                                                          Preamble
"HMC"                                                         Preamble
"HMPF"                                                        Preamble
"Offer Notice"                                                4.1
"Offered Holder"                                              4.1
"Offering Holder"                                             4.1
"Sale Process"                                                4.2
"Third Party Acquiror"                                        4.1

                                   ARTICLE 2

             MEMORANDUM AND ARTICLES OF ASSOCIATION; ADVISORY FEES

     Section 2.1 Memorandum and Articles of Association. Other than pursuant to the Combination Agreement, the Company shall not propose, and the board of directors of the Company (the "Board") shall not approve or recommend, any amendment of the Memorandum of Association or Articles of Association of the Company which materially adversely affects the rights of a Holder or the Founders under this Agreement, without the prior written consent of the affected Persons.

     Section 2.2 Advisory Fees. Through the third anniversary of the Effective Time (as defined in the Combination Agreement) assuming such Holder has not experienced a 5% Event, the Hicks Holders and the Hampstead Holders shall each be entitled to receive an annual advisory fee in the amount of U.S.$150,000 (in the case of the Hicks Holders) and U.S.$150,000 (in the case of the Hampstead Holders), payable on a quarterly basis. Through the earlier of the third anniversary of the Closing and the equivalent of a 5% Event with respect to the Founders collectively, the Founders, collectively, shall be entitled to receive an annual advisory fee in the amount of U.S.$50,000 payable on a quarterly basis. Such advisory fees shall not reduce the directors fees and reimbursements that may otherwise be payable to a director designated by such Persons pursuant to the Company's policies. The parties agree that the Company shall reimburse directors for all reasonable expenses incurred by them in connection with their service as such. As soon as practicable following the Effective Time, the Company shall use its reasonable best efforts to cause the articles of association of El Sitio, Inc. to be amended to provide for the deletion of article 75 thereof and the termination of the obligation of El Sitio, Inc. to pay monitoring fees pursuant thereto.

                                   ARTICLE 3

                      COMPETITIVE ACTIVITIES; INFORMATION

     Section 3.1 Competitive Activities. Neither any provision of this Agreement, nor the ownership of Company Common Shares, shall (a) restrict the Founders, CEC, the Hampstead Holders, any member of the Cisneros Family or Hicks Holders or any of their respective Affiliates or other entities in which either owns a substantial interest from engaging in or owning an interest in or serving as an officer, director, employee, advisor or consultant of any business which competes with the Company or any of its Subsidiaries, now or in the future or
(b) restrict the Company or any of its Subsidiaries from engaging in or owning an interest in any business which competes with any of the Founders, CEC, the Hampstead Holders, the Cisneros Family or Hicks Holders or any of their respective Affiliates or other entities in which either owns a substantial interest. To the fullest extent permitted by applicable law, each party hereto hereby knowingly waives any and all claims such party may have against any of the Founders, CEC, the Hampstead Holders, the Cisneros Family or Hicks Holders or any of their respective Affiliates relating to any breach of fiduciary duty or other conflict of interest, including under the doctrine of corporate opportunity, of any of the Founders, CEC, the Hampstead Holders, the Cisneros Family or Hicks Holders arising directly or indirectly from such competitive activities. Notwithstanding the foregoing, all directors shall treat as confidential and shall not use, other than in connection with their service as a director of the Company, or a designee of a Holder, any material nonpublic information obtained from the Company in the course of their service as a director.

     Section 3.2 Accounting, Financial Information. Subject to applicable law, prior to a 15% Event with respect to the applicable Holders, the Company will provide Hampstead and Hicks Muse such periodic accounting and financial information as Hampstead or Hicks Muse may reasonably require for its internal purposes.

     Section 3.3 Corporate Records. Each of the Holders, prior to a 15% Event with respect to such Holder, shall be entitled to full access to the corporate records of the Company during regular business hours and upon reasonable advance notice.

                                   ARTICLE 4

        RIGHT OF FIRST OFFER; BRING-ALONG; TAG-ALONG; TRANSFEREES BOUND

     Section 4.1 Right of First Offer.

     (a) Except as otherwise provided herein, in the event that, at any time following the Closing and prior to December 31, 2007, any Holder, 5% Shareholder Transferee (as defined herein), 15% Company Transferee (as defined herein) or other party to this Agreement (other than the Company, the Founders or CEC) (an "Offering Holder") proposes to Transfer (other than (1) any Transfer to a Corporate Affiliate, which Corporate Affiliate agrees to be bound by the terms hereof, (2) any Transfer to a Person comprising such Holder or (3) pursuant to an agreement approved by the Board with respect to a transaction involving all or substantially all of the assets or capital stock of the Company (an "Extraordinary Transaction")) any shares of Company Common Shares owned by such Offering Holder, such Offering Holder shall first make an offer to Transfer such shares of Company Common Shares to both Holders (or the other Holder, if the Offering Holder is a Holder) as to which a 5% Event has not occurred (each an "Offered Holder") in accordance with the following provisions:

          (i) The Offering Holder shall deliver a written notice ("Offer Notice") to the Offered Holders stating (1) its bona fide intention to offer such shares, (2) the number of shares to be offered and (3) the price, which shall be in US dollars, and terms upon which it proposes to offer such shares.

          (ii) Within 14 calendar days after giving of the Offer Notice, each of the Offered Holders shall notify the Offering Holder in writing (the "Election Notice", specifying whether such Offered Holder elects to purchase, at the price and on the terms specified in the Offer Notice, all (but not less than all) of the shares offered by the Offering Holder (each Offered Holder affirmatively so electing an "Exercising Holder"). Notwithstanding the foregoing, in the case of a proposed Transfer by the Hampstead Holders or the Hicks Holders of all of the shares of Company Common Shares owned by such Offering Holder (which amount is at least 50% of the number of shares of Company Common Shares owned by the Offering Holder at Closing) (an "Eligible Bring-Along Transaction"), the Offered Holders shall be permitted to deliver such Election Notice within 28 calendar days after the giving of the Offer Notice.

          (iii) If only one of the Offered Holders elects to purchase all of the shares specified in the Offer Notice, the Offering Holder shall promptly Transfer such shares to such Offered Holder at the price and on the terms specified in the Offer Notice. If both of the Offered Holders elect to purchase all of the shares offered pursuant to the Offer Notice, then each Exercising Holder shall purchase its pro rata portion, based on the relative Ownership Percentage of each Exercising Holder. In the case of an Eligible Bring-Along Transaction, if the Offered Holder elects to purchase less than all of the shares specified in the Offer Notice, the Company may elect to purchase all (but not less than all) such remaining shares on the terms specified in the Offer Notice within 14 calendar days after expiration of the Offer Notice or, if earlier, the date on which the Offered Holder delivers the Election Notice. If the Company elects to purchase such remaining shares, the Offering Holder shall promptly Transfer such shares to the Company, and the Offered Holder, if applicable, at the price and on the terms specified in the Offer Notice. The closing of a purchase of shares by an Exercising Holder, Exercising Holders or the Company pursuant to this subsection shall be no later than 10 business days following the last applicable expiration period pursuant to paragraphs (ii) and (iii), subject to receipt of any required regulatory approvals.

     (b) Notwithstanding the foregoing, if the Offered Holders (and the Company, in the case of an Eligible Bring-Along Transaction) do not collectively elect to purchase all of the shares specified in the Offer Notice, the Offering Holder shall have no obligation to sell any of such shares to the Offered Holders or the Company, and may, subject to Sections 4.1(c) and 4.4(a) and except in the case of an Eligible Bring-Along Transaction, during the 60 calendar day period following the expiration of the period provided in Section 4.1(a)(ii), enter into an agreement to Transfer all of the shares specified in the Offer Notice to any other party (a "Third Party Acquiror"), at a price (in cash or publicly traded securities with a fair market value at least equal to the cash price referred to in Section 4.1(a)(i)) and upon terms no more favorable to the Third Party Acquiror than those specified in the Offer Notice. If the Offering Holder does not enter into an agreement for the sale of the shares within such period, or if transactions under such agreement are not consummated within 90 calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such shares shall not be offered or Transferred unless first re-offered to the Offered Holders in accordance with this Section.

     (c) Notwithstanding any provision of this Agreement to the contrary, prior to December 31, 2007, other than in a Bring-Along Transaction pursuant to
Section 4.2, no Holder may Transfer, in the aggregate, in any one or series of transactions, more than 20% of the shares of Company Common Shares held by such Holder as of the Closing to any Persons who are not, or who do not become, as a consequence of such Transfer, parties to this Agreement.

     Section 4.2 Bring-Along Right.

     (a) In the event any of the Hampstead Holders or the Hicks Holders proposes an Eligible Bring-Along Transaction, and such Offering Holder is entitled to Transfer all of its shares of Company Common Shares in a transaction with a Third-Party Acquiror pursuant to Section 4.1(b), then such Offering Holder shall also have the right (a "Bring-Along Right"), upon notice no less than 10 business days to the other Holder, the Company and any other party that has become bound by this Section 4.2 (as and to the extent set forth in Section 4.4) (the "Bring-Along Notice"), to require all of such parties (other than the Company and not including the Founders or CEC) (the "Bring-Along Shareholders") to participate in such a transaction and thus cause each Bring-Along Shareholder to dispose of 100% of its shares of Company Common Shares in such transaction on the terms set forth in this Section 4.2 (the "Bring-Along Transaction"), the consideration for which shall be cash and/or Marketable Securities. Notwithstanding the foregoing, no Holder may exercise the Bring-Along Right prior to June 30, 2005, and notice of a Holder's exercise of the Bring-Along Right may not be given after December 31, 2007.

     (b) In the event that the Offering Holder exercises the Bring-Along Right in accordance with the terms of Section 4.2(a) above, subject to Sections 4.2(c) and 4.2(d) below, each of the Bring-Along Shareholders shall promptly Transfer all of its Company Common Shares to the Third-Party Acquiror on the same terms and conditions that apply to the Offering Holder in connection with the Bring-Along Transaction. Each of the Bring-Along Shareholders and each 5% Company Transferee further agrees to timely take such other actions as the Offering Holder may reasonably request in connection with the approval and consummation of such Bring-Along Transaction, including, without limitation, causing its designees on the Board to approve such transaction, voting all of its Company Common Shares in favor of such transaction, waiving any dissenters' rights, and executing such agreements, powers of attorney, voting proxies, consents or other documents and instruments as may be necessary or desirable to consummate such Bring-Along Transaction.

     (c) In the event that a Bring-Along Transaction is proposed, the Third-Party Acquiror shall, as a condition to the consummation of the Bring-Along Transaction, agree that, if a majority of the Board (or a special committee thereof) so approves, the Third-Party Acquiror will consummate an Extraordinary Transaction in which each shareholder of the Company would be entitled to receive, in exchange for its Company Common Shares, the same consideration per share as the Holders pursuant to the Bring-Along Transaction. The Third-Party Acquiror shall submit an offer to the Company with respect to such Extraordinary Transaction no later than such time as the Offering Holder delivers the Bring-Along Notice to the Company.

     (d) In the event that the Board (or a special committee thereof) does not approve the Extraordinary Transaction proposed by the Third-Party Acquiror pursuant to Section 4.2(c) above within 10 calendar days after the Offering Holder delivers the Bring-Along Notice to the Company, the Offering Holder may, within 10 calendar days after the Board's rejection of the offer (or failure to act within such 10 calendar day period), upon notice to the Company, initiate a process for the possible sale of the Company (the "Sale Process") as set forth in paragraphs (i) and (ii) below.

          (i) In the event that the Offering Holder notifies the Company of its election to initiate the Sale Process, the Company shall use its reasonable best efforts to solicit offers from interested parties for an alternative Extraordinary Transaction ("Company Sale"). The Offering Holder shall be entitled to participate with the Company in such process, and the Offering Holder and the Company shall fully cooperate with each other in an effort to obtain the highest price for each share of Company Common Shares. The Company shall accept and the Board shall approve the Company Sale offered in such Sale Process that offers the Company's shareholders the most favorable terms, provided that (A) the price offered for the shares of Company Common Shares in such Company Sale is equal to or greater than the price offered by the Third Party Acquiror and (B) an internationally recognized investment bank selected by the Board delivers an opinion to the effect that the consideration offered to the Company's shareholders in such Company Sale is fair from a financial point of view. In the event the Board approves the Company Sale, each of the Holders and each 5% Company Transferee shall vote its shares in favor of such transaction and otherwise use its reasonable best efforts to cause such transaction to be consummated. In the event that the Board does not obtain an offer that satisfies both clauses
     (A) and (B) of this paragraph (i) and the Board does not approve a Company Sale within 6 months following delivery of notice to the Company of the exercise of the Bring-Along Right, the Offering Holder may require each of the Bring-Along Shareholders to promptly Transfer all of its Company Common Shares to the third-party offeror (or, within 60 days of the termination of the Sale Process, to any other party whose offer price is at least equal to the price offered in the initial proposed Bring-Along Transaction) in such Bring-Along Transaction on the same terms and conditions that apply to the Offering Holder in connection with such Bring-Along Transaction. Subject to
     Section 4.3, the Offering Holder may alternatively elect to sell only its shares of Company Common Shares as described in the preceding sentence.

          (ii) In the event a Holder exercises the Bring-Along Right and neither a Bring-Along Transaction nor a Company Sale is consummated (other than for reasons not within such Holder's reasonable control, such as failure of the Third-Party Acquiror to obtain financing or regulatory obstacles to the transaction), such Holder shall not exercise the Bring-Along Right until the earlier of 12 months after such Holder's last exercise of the Bring-Along Right and December 31, 2007.

          (iii) The Company shall provide all reasonable cooperation as may be requested by the Offering Holder in connection with the negotiation and consummation of a Bring-Along Transaction or Company Sale, including, without limitation, providing financial, business and other information to the Third-Party Acquiror, using its reasonable best efforts to obtain a fairness opinion if required pursuant to Section 4.2(d)(i) and other customary matters for such a transaction; provided, however, that prior to providing any material confidential information to such Third-Party Acquiror, the Company may request that the Third-Party Acquiror enter into a reasonable and customary confidentiality agreement relating to the receipt and use of such information.

     Section 4.3 Tag-Along Right; Founders' and CEC's Other Agreements.

     (a) In the event that, at any time prior to December 31, 2007, any of the Hicks Holders, Hampstead Holders, CEC and/or the Founders (collectively, the "Tag-Along Holders") propose to sell in one transaction or a series of related transactions (subject to the terms of this Article 4) an aggregate number of Company Common Shares equal to or greater than 45% of the outstanding Company Common Shares, which transaction is not a Company Sale or other Board-approved transaction relating to the entire Company or its capital stock (a "Tag-Along Sale"), each of the other Tag-Along Holders, so long as the applicable group has not experienced a 5% Event, may elect within 10 calendar days of receipt of written notice thereof, to participate on a pro rata basis (based on the percentage sold relative to the Tag-Along Holders' entire holding), in such Tag-Along Sale, in which case the notifying Tag-Along Holder shall cause such other Tag-Along Holders shares to be included in the Tag-Along Sale, on the same terms and conditions.

     (b) Each of the Founders and CEC hereby agrees that, in connection with any Company Sale or other Bring-Along Transaction that requires a vote of the shareholders of the Company, such party will (i) vote its shares in favor of approval of such transaction, (ii) to the full extent permitted by applicable law, cause any designee it may have on the Board to vote, in favor of such transaction, (iii) Transfer its shares to the acquiror in such Company Sale or Bring-Along Transaction and (iv) otherwise cooperate with the Hicks Holders and the Hampstead Holders in causing such Company Sale or Bring-Along Transaction to be consummated.

     (c) Schedule A hereto lists the identity of each of the Founders and the number of Company Common Shares beneficially owned by such Founders as of the date hereof. The Founders designate Roberto Vivo-Chaneton to be their representative for purposes of providing any notices specified in this Section 4.3, which designee may be changed by written notice signed by Founders holding a majority of the Company Common Shares owned by the Founders to the Company and the Holders. In the event that any Founder that is not a natural person experiences a change in control (such that any Person other than a Person with such equity or voting power as of the date hereof beneficially owns or controls 45% of the equity, voting power or the ability to elect a majority of the board of directors of such entity), such Founder's rights and obligations under this
Section 4.3 shall terminate. A Transferee of the Founders shall not be entitled to any of the benefits of this Section 4.3 (except in the case of a Transfer to another Founder).

     Section 4.4 Transferees Bound; Confirmatory Document Required Prior to Transfer.

     (a) In the event that either the Hampstead Holders, or the Hicks Holders propose to Transfer Company Common Shares such that the Transferee would be a 5% Shareholder Transferee, or if the Company proposes to Transfer Company Common Shares such that the Transferee would be a 15% Company Transferee, the proposed Transferee(s) of Company Common Shares shall first be required to execute a confirmatory document in which it agrees in writing to be bound by the terms of Sections 4.1, 4.2, 4.4 and 5.3. The restrictions set forth in Sections 4.1, 4.2,
4.4 and 5.3 shall also apply to any subsequent Transfers of such Company Common Shares. Any 5% Shareholder Transferee or 15% Company Transferee shall have the obligations of an Offering Holder under Section 4.1 but not the rights of an Offered Holder. Such 5% Shareholder Transferee or 15% Company Transferee shall not have any rights of an Offering Holder (including the Bring-Along Right) pursuant to Section 4.2, but shall have the obligations of an Offered Holder pursuant to Section 4.2. In the event that the Company proposes to Transfer Company Common Shares such that the Transferee would be a 5% Company Transferee, the proposed Transferee(s) of Company Common Shares shall first be required to execute a confirmatory document in which it agrees in writing to be bound by the terms of Sections 4.2(b) and 4.2(d)(i). The restrictions set forth in Sections 4.2(b) and 4.2(d)(i) shall also apply to any subsequent Transferees of such shares of Company Common Shares. Notwithstanding this Section 4.4 and any other provision hereof to the contrary, a 5% Company Transferee shall only have the obligation to vote its shares in favor of a Bring-Along Transaction pursuant to
Section 4.2(b) or a Company Sale and otherwise use its reasonable best efforts to cause such Company Sale to be consummated pursuant to Section 4.2(d)(i).

     (b) A "5% Shareholder Transferee" shall be a Person which acquires at least 5% of the outstanding voting stock of the Company from a Holder or from a Transferee of such Holder. A "15% Company Transferee" shall be a Person which acquires at least 15% of the outstanding voting stock of the Company from the Company. A "5% Company Transferee" shall be a Person which acquires at least 5% but less than 15% of the outstanding voting stock of the Company from the Company.

     (c) The provisions of this Article shall not apply to a Transfer between Holders or among Persons comprising one Holder, or a Transfer to a Corporate Affiliate that in connection with such Transfer becomes a member of the applicable Holder.

                                   ARTICLE 5

                                 MISCELLANEOUS

     Section 5.1 Transfers; Affiliates.

     (a) A Holder may Transfer shares to another member or members of the applicable group of Holders so long as each such Transferee agrees unconditionally to be bound by the terms hereof to the full extent of the obligations of the transferor hereunder. Any such agreement shall be in writing, in a form reasonably satisfactory to the Company and the Board, entered into prior to effecting the Transfer and provided to the other Holder as to which a 15% Event has not occurred. For the avoidance of doubt, this Section 5.1(a) shall not apply to any Transfer by a Founder.

     (b) A Transfer in violation of this Section 5.1, or any other provision of this Agreement, shall be null and void, and the Company shall not give effect to such Transfer on the stock transfer books of the Company nor recognize for any purpose the transferee as the holder of the shares purported to be Transferred.

     Section 5.2 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including making application as soon as practicable hereafter for all consents and approvals required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such consents and approvals in good faith thereafter.

     Section 5.3 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any U.S. federal court located in the Southern District of the State of New York or any New York state court in the Borough of Manhattan, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (except in the case of enforcement of orders, in which case the jurisdiction of such courts shall be non-exclusive) (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.7 shall be deemed effective service of process on such party.

     Section 5.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 5.5 Public Announcements and Confidentiality. No party hereto will make any public announcement concerning transactions contemplated by this Agreement prior to reaching agreement with the other parties hereto, unless required to do so by applicable law or regulation. The parties hereto agree, except as may be required by applicable law or regulation, not to further disclose any terms of the agreements contemplated hereby or any of the transactions or other matters contemplated thereby or related thereto.

     Section 5.6 Expenses. Except as otherwise specifically provided in this Agreement or the Combination Agreement, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

     Section 5.7 Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), or when delivered by telecopy and confirmed by return telecopy, in each case to the applicable addresses set forth below, or such other address as any such party shall have designated by notice to the other parties:

        (a) If to Hampstead or to any member of the Cisneros Family:

           Hampstead Management Company Ltd.
           c/o Finser Corporation
           550 Biltmore Way
           Suite 900
           Coral Gables, Florida 33434
           Attention: General Counsel
           Facsimile: (305) 447-1389
           with a copy (which shall not constitute notice) to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention: Adam O. Emmerich, Esq.
           Andrew J. Nussbaum, Esq.
           Facsimile: (212) 403-2000

        (b) If to the Company or any of the Founders:

           El Sitio, Inc.
           Avenida Ingeniero Huergo 1167
           Buenos Aires, Argentina
           Attention: General Counsel
           Facsimile: 011-5411-4339-3700

           with a copy (which shall not constitute notice) to:

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017
           Attention: Alan M. Klein, Esq.
                      Glenn M. Reiter, Esq.
           Facsimile: (212) 455-2502

        (c) If to any of HM, HMPF or HMC:

           c/o Hicks, Muse, Tate & Furst Incorporated
           200 Crescent Court
           Suite 1600
           Dallas, Texas 75201
           Attention: Lawrence D. Stuart, Jr.
           Facsimile: (214) 740-7313

           with a copy (which shall not constitute notice) to:

           Clifford Chance Rogers & Wells LLP
           200 Park Avenue
           New York, New York 10166
           Attention: L. Kevin O'Mara, Jr., Esq.
           Facsimile: (212) 878-8375

        (d) If to CEC:

           c/o Cisneros Television Group
           404 Washington Avenue
           8th Floor
           Miami, Florida 33139
           Attention: Carlos E. Cisneros
           Facsimile: (305) 894-3601
           with a copy (which shall not constitute notice) to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention: Adam O. Emmerich, Esq.
                      Andrew J. Nussbaum, Esq.
           Facsimile: (212) 403-2000

     Section 5.8 Termination. This Agreement may be terminated at any time by the mutual consent of the Holders who have not experienced a 5% Event. Unless earlier terminated, this Agreement will terminate in full on December 31, 2007 (subject to extension in the event a Sale Process is then in progress). Except to the extent earlier terminated as to particular Sections or Holders, this Agreement shall terminate in full at such time as both Holders have experienced a 5% Event.

     Section 5.9 Amendment. This Agreement may be amended, modified, superseded or cancelled only by an agreement in writing signed by the Holders, provided that any such change shall not increase the obligations of a non-Holder hereunder without such party's written consent. The rights of the Founders and CEC under Section 4.3 or any other Section hereof under which such party has rights may not be amended in any manner adverse, as the case may be, to (x) the Founders without the prior written consent of Founders then holding at least 50.0% of the Company Common Shares then owned by all of the Founders or (y) CEC, without the prior written consent of CEC.

     Section 5.10 Waiver; Effect of Waiver. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

     Section 5.11 Successors and Assigns. Except as set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth herein, no party hereto shall be entitled to assign its rights or delegate its obligations under this Agreement (other than to Affiliates) without the express prior written consent of the other parties hereto. Any purported assignment or delegation made in violation of this Section shall be null and void and of no effect. Notwithstanding anything in this Agreement to the contrary, any party hereto (other than the Founders) may assign its rights hereunder to any one or more Person or Persons to whom all or substantially all of its respective businesses are assigned or otherwise Transferred, so long as such Person or Persons assumes the obligations of such party hereunder and such assignment does not deprive any other party hereunder of the benefits of this Agreement.

     Section 5.12 Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     Section 5.13 Entire Agreement. Except as otherwise provided herein, this Agreement embodies the entire agreement and understanding between the parties, or among any of them, relating to the subject matter hereof and supersedes (i) all prior agreements and understandings relating to such subject matter, whether written or oral and (ii) any contemporaneous oral understandings related to the subject matter hereof.

     Section 5.14 Interpretation; Absence of Presumption.

     (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, subsection, paragraph and Exhibit references are to the Articles, Sections, subsections and paragraphs of and Exhibits to this Agreement unless otherwise specified; (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; (iv) provisions shall apply, when appropriate, to successive events and transactions; and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days.

     (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 5.15 Headings. The name assigned this Agreement and the Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     Section 5.16 Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

     Section 5.17 Remedies Cumulative. Except as otherwise specifically provided herein, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     Section 5.18 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     Section 5.19 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided that receipt of copies of such counterparts is confirmed.

     IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first set forth above.

                                          NEW SITE INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          HAMPSTEAD MANAGEMENT COMPANY   LTD.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          HICKS, MUSE, TATE & FURST LATIN
                                            AMERICA FUND, L.P.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          HICKS, MUSE, TATE & FURST LATIN
                                            AMERICA PRIVATE FUND, L.P.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          HMLA 1-SBS COINVESTORS, L.P.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          CARLOS ENRIQUE CISNEROS

                                          By:
                                            ------------------------------------
                                              Carlos Enrique Cisneros

                                          MILITELLO LIMITED

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          ROBERTO VIVO-CHANETON

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          IMPSAT FIBER NETWORKS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          SLI.COM INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          TOWER PLUS INTERNATIONAL

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          RC LIMITED

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          ROBERTO CIBRIAN-CAMPOY

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

                                    FOUNDERS

NAME AND CONTROLLING SHAREHOLDER (IF ANY)           NUMBER OF COMMON SHARES
-----------------------------------------           -----------------------
IMPSAT Fiber Networks, Inc....................  6,141,230
Militello Limited.............................  4,607,010
RC Limited....................................  792,360
Roberto Cibrian-Campoy........................  960,000 (Beneficial ownership)*
Roberto Vivo-Chaneton.........................  460,000 (Beneficial ownership)*
SLI.com Inc...................................  4,894,176
Tower Plus International......................  2,309,674

---------------
* For avoidance of doubt, includes El Sitio Common Shares that are (i) underlying share options exercisable as of the date hereof and within 60 days hereunder and (ii) underlying share options that will thereafter become exercisable.

                                                                         ANNEX C

               OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

                                                                   June 26, 2001

Board of Directors
El Sitio, Inc.
Avenida Ingeniero Huergo 1167
C 1107AOL Buenos Aires, Argentina

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common shares, par value $0.01 per share (the "El Sitio Common Shares"), of El Sitio, Inc. ("El Sitio"), other than Ibero-American Media Partners II, Ltd. ("IAMP") and its affiliates, of the El Sitio Exchange Ratio (as defined below) set forth in the Combination Agreement, dated as of October 30, 2000, as amended by Amendment No. 1 thereto dated as of June 26, 2001 (the "Combination Agreement"), among Claxson Interactive Group Inc. ("Claxson"), Carlyle Investments LLC ("Carlyle") and Carlton Investments LLC ("Carlton") (which are the assignees of Newhaven Overseas Corp.), Hicks, Muse, Tate & Furst Latin America Fund, L.P., Hicks, Muse, Tate & Furst Latin America Private Fund, L.P., HMLA 1-SBS Coinvestors, L.P., IAMP and El Sitio. The Combination Agreement provides for, among other things, (i) the contribution (the "Imagen Contribution") by IAMP of all the common stock of Imagen Satelital, S.A. ("Imagen") to Claxson in exchange for 58,515,439 Class A common shares, par value $0.01 per share (the "Claxson Common Shares"), of Claxson, (ii) the contribution (the "IAMP Contribution") by IAMP of all the common stock it owns in each of the IAMP Subsidiaries (as defined in the Combination Agreement) to Claxson in exchange for 71,818,488 Claxson Common Shares and two Class C Common Shares, par value $1.00 per share (the "Claxson Class C Common Shares"), of Claxson and one Class H Common Share, par value $1.00 per share (the "Claxson Class H Common Share"), of Claxson, (iii) the contribution (the "Hampstead Contribution") by Carlyle and Carlton of all of the capital stock each owns in each of the Hampstead Subsidiaries (as defined in the Combination Agreement) to Claxson and the contribution (the "Newhaven Contribution") by Carlyle and Carlton of the interest owned by each of them in the Newhaven Subsidiaries (as defined in the Combination Agreement, and together with Imagen, the IAMP Subsidiaries and the Hampstead Subsidiaries, the "Contributed Subsidiaries") to Claxson in exchange for 17,977,093 Claxson Common Shares, (iv) the merger (the "El Sitio Merger") of a newly formed wholly owned subsidiary of Claxson with and into El Sitio pursuant to which El Sitio will become a wholly owned subsidiary of Claxson and each outstanding El Sitio Common Share will be converted into the right to receive one Claxson Common Share (the "El Sitio Exchange Ratio") and (v) immediately following the El Sitio Merger, the contribution (together with the Imagen Contribution, the IAMP Contribution, the Hampstead Contribution, the Newhaven Contribution and the El Sitio Merger, the "Transactions") by each of the Founders (as defined in the Combination Agreement) of $1.00 to Claxson in exchange for one Class F Common Share, par value $1.00 per share (the "Claxson Class F Common Share"), of Claxson. Immediately following the Transactions, IAMP, Carlyle, Carlton, the Founders and the former holders of El Sitio Common Shares will together own all of the outstanding Claxson Common Shares, and Claxson will redeem the Claxson Common Shares held by any of its subsidiaries for a nominal amount.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to El Sitio, as well as the Combination Agreement and certain related documents. We have also reviewed certain business, financial and other information, including financial forecasts, provided to or discussed with us by the Contributed Subsidiaries and El Sitio, and have met with the Contributed Subsidiaries' and El Sitio's management to discuss the business and prospects of the Contributed Subsidiaries and El Sitio. We have also relied upon the views of the Contributed Subsidiaries' and El

Sitio's management concerning the operational and strategic benefits and implications of the Transactions, including financial forecasts provided to us by the Contributed Subsidiaries and El Sitio.

     We have also considered certain financial data of the Contributed Subsidiaries and financial and stock market data of El Sitio, and we have compared those data with similar data for publicly held companies in businesses similar to those of the Contributed Subsidiaries and El Sitio and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Contributed Subsidiaries' and El Sitio's management as to the future financial performance of the Contributed Subsidiaries and El Sitio. In addition, we have relied upon, without independent verification, the assessment of the managements of the Contributed Subsidiaries and El Sitio as to (i) the Contributed Subsidiaries' and El Sitio's existing technology and products and the validity of, and risks associated with, the Contributed Subsidiaries' and El Sitio's future technology and products, (ii) their ability to integrate the businesses of the Contributed Subsidiaries and El Sitio and (iii) their ability to retain key employees of the Contributed Subsidiaries and El Sitio. You also have informed us, and we have assumed, that the rights (other than voting rights) of each of the Claxson Class C Common Shares, the Claxson Class H Common Share and the Claxson Class F Common Share are equivalent to the rights (other than voting rights) of each Claxson Common Share. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Contributed Subsidiaries or El Sitio, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Claxson Common Shares when issued to the holders of El Sitio Common Shares pursuant to the El Sitio Merger or the prices at which such Claxson Common Shares will trade subsequent to the Transactions.

     We have acted as financial advisor to El Sitio in connection with the Transactions and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transactions. We will also receive a fee for rendering this opinion.

     In the past, we have provided financial services to El Sitio for which we have received compensation.

     In the ordinary course of our business, we and our affiliates may actively trade the debt securities of IAMP and its affiliates and the debt and equity securities of El Sitio for our affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of El Sitio in connection with its consideration of the Transactions and does not constitute a recommendation to any holder of El Sitio Common Shares as to how such holder should vote or act with respect to any matter relating to the proposed Transactions.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the El Sitio Exchange Ratio is fair, from a financial point of view, to the holders of El Sitio Common Shares, other than IAMP and its affiliates.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                         ANNEX D

                                 PLAN OF MERGER

     This PLAN OF MERGER is made the      day of             , 2001 between EL
SITIO, INC. "El Sitio") and             ("Merger Subsidiary" and, together with
El Sitio, the "Parties").

     WHEREAS the Parties are international business companies organized and existing under and by virtue of the International Business Companies Act (Cap.
291), 1984 (the "Act") and are entering into this Plan of Merger pursuant to the provisions of Sections 76 to 79 of the Act.

     NOW, THEREFORE, this Plan of Merger witnesseth as follows:

          1. The constituent companies to this Plan of Merger are El Sitio and Merger Subsidiary.

          2. The surviving company is El Sitio (the "Surviving Company").

          3. The authorized capital of El Sitio is U.S.$3,000,000 divided into 20,000,000 common shares of U.S.$0.10 par value each (the "Common Shares") and 100,000,000 preferred shares of U.S.$0.01 par value each. The
     authorized capital of Merger Subsidiary is U.S.$          divided into
                    common shares of U.S.$0.01 par value each. With respect to El Sitio, all of the Common Shares are entitled to vote on the merger as one class. With respect to Merger Subsidiary, all of its shares are entitled to vote on the merger as one class.

          4. Upon the merger, the separate corporate existence of Merger Subsidiary shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities, obligations and penalties of the constituent companies.

          5. The manner and basis of converting the shares of the constituent companies into shares of the Surviving Company or other property shall be as follows:

             (a) each issued and outstanding share of El Sitio shall be converted into one Class A common share of Claxson Interactive Group Inc., an international business company organized and existing under and by virtue of the Act; and

             (b) each issued and outstanding share of Merger Subsidiary shall continue as a common share of the Surviving Company.

          6. The Memorandum of Association and Articles of Association of El Sitio as in effect on the effective date of the merger shall be the Memorandum of Association and Articles of Association of the Surviving Company until the same shall be altered or amended or until a new Memorandum of Association or Articles of Association are adopted as provided therein.

          7. This Plan of Merger shall be submitted to the members of each of the constituent companies for their authorization.

          8. The merger shall be effective on             , 2001.

     In Witness Whereof, the Parties hereto have caused this Plan of Merger to
be executed on the                day of                , 2001.

                                          El Sitio, Inc.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Director

                                          [Merger Subsidiary]

                                          By:
                                          --------------------------------------
                                              Name:
                                              Director

                                                                         ANNEX E
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CLAXSON INTERACTIVE GROUP INC.

                           2001 SHARE INCENTIVE PLAN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CLAXSON INTERACTIVE GROUP INC.
                           2001 SHARE INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

     The purpose of the Plan is to enable the Company to attract, retain and motivate directors, officers, employees and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a share plan providing incentives directly linked to the financial performance of the Company's businesses and to increases in the value of the Company for its shareholders.

     For purposes of the Plan, the following terms are defined as set forth below:

          a. "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, is controlled by, controls, or is under common control with, such Person.

          b. "Awards" mean Share Options or Restricted Shares granted pursuant to the Plan.

          c. "Board" means the Board of Directors of the Company.

          d. "Cause" means, unless otherwise provided in a written Award agreement, (i) "Cause," as defined in any individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful refusal of the participant to perform in any material respect the participant's duties or responsibilities or the failure of the participant to comply in any material respect with the Company's policies and procedures, (B) the participant's conviction of, or entry of a plea of guilty or nolo contendere to, a felony, (C) the participant's fraud or other illegal conduct in the performance of the participant's duties for the Company, or
     (D) the participant's willful and material violation of applicable U.S. (federal, state, or local) or non-U.S. securities laws or regulations, or of applicable stock exchange rules and regulations. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

          e. "Change in Control" has the meaning set forth in Section 7(b).

          f. "Cisneros Entities" means Carlton Investments LLC, Carlyle Investments LLC, any Affiliate of either Carlton Investments LLC or Carlyle Investments LLC, and any member or members of the Cisneros Family.

          g. "Cisneros Family" shall mean Ricardo Cisneros or Gustavo Cisneros, members of their immediate families and their lineal descendants, any trusts or entities established primarily for the benefit of any such persons, and any entities controlled directly or indirectly by any such individuals or entities.

          h. "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          i. "Combination Agreement" means that Combination Agreement dated October 30, 2000, as amended as of June 26, 2001 and August 7, 2001, by and among Claxson Interactive Group Inc., (formerly known as New Site Inc.), Carlyle Investments LLC and Carlton Investments LLC, (as assignees of Newhaven Overseas Corp.), Ibero-American Media Partners II Ltd., Hicks, Muse, Tate & Furst Latin America Fund, L.P., Hicks, Muse, Tate & Furst Latin America Private Fund, L.P., HMLA 1-SBS Coinvestors, L.P., and El Sitio, Inc.

          j. "Combination Agreement Effective Time" shall mean the Effective Time (as defined in the Combination Agreement).

          k. "Commission" means the U.S. Securities and Exchange Commission or any successor agency.

          l. "Committee" means the Committee referred to in Section 2.

          m. "Common Shares" means Class A Common Shares of the Company, par value US$.01 per share.

          n. "Company" means Claxson Interactive Group Inc., a British Virgin Islands international business company.

          o. "Covered Employee" means a participant designated prior to the grant of an Award who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which such Award is, or is expected to be, taxable to such participant.

          p. "Disability" means, unless otherwise provided in a written Award agreement, (i) "Disability" as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define "Disability," permanent and total disability as determined under the Company's Long-Term Disability Plan applicable to the participant, or, if no such Long-Term Disability Plan is applicable, the inability of the participant to perform in all material respects his or her duties and responsibilities to the Company, its Subsidiaries, and its Affiliates, by reason of a mental or physical disability or infirmity which is reasonably expected to be permanent and which has continued for a period of six consecutive months.

          q. "Eligible Individuals" mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are providing, or will provide, bona fide services to the Company, or its Subsidiaries or Affiliates.

          r. "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          s. "Fair Market Value" means, except as otherwise provided by the Committee, as of any given date, the closing per-share sales price for the Common Shares as reported on Nasdaq (or other such market or exchange on which such prices are regularly quoted) for the immediately preceding date, or if the Common Shares are regularly traded on Nasdaq (or other such market or exchange) but were not traded on Nasdaq (or other such market or exchange) on such immediately preceding date, then on the next preceding date on which Common Shares were traded on Nasdaq (or such other market or exchange on which such shares were traded), all as reported by such source as the Committee may select. If there is no market or exchange upon which Common Shares are regularly traded, the Fair Market Value shall mean the value established by the Committee in good faith.

          t. "Founders" has the meaning set forth in the Combination Agreement.

          u. "Hicks Muse Entities" means Hicks, Muse, Tate & Furst Latin America Fund, L.P., Hicks, Muse, Tate & Furst Latin America Private Fund, L.P., HMLA 1-SBS Coinvestors, L.P., and any Affiliate of any of Hicks, Muse, Tate & Furst Latin America Fund, L.P., Hicks, Muse, Tate & Furst Latin America Private Fund, L.P., or HMLA 1-SBS Coinvestors, L.P.

          v. "Incentive Share Option" means any Share Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

          w. "Individual Agreement" means any written employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

          x. "Non-Qualified Share Option" means any Share Option that is not an Incentive Share Option.

          y. "Performance Goals" means the performance goals that may be established by the Committee in writing in connection with the grant of Restricted Shares. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net profit after tax, operating profit, cash generation, unit volume, return on equity, increase in working capital, return on capital or shareholder return, and
     (ii) such Performance Goals shall be set by the 162(m) Committee (and ratified by the Board) within the time period prescribed by, and otherwise structured and administered in a manner designed to satisfy, Section 162(m) of the Code and related regulations.

          z. "Person" means an individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act).

          aa. "Plan" means the Claxson Interactive Group Inc. 2001 Share Incentive Plan, as set forth herein and as hereinafter amended from time to time.

          bb. "Qualified Performance-Based Award" means an Award of Restricted Shares designated as such by the Board at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award and (ii) the Committee wishes such Award to qualify for the
     Section 162(m) Exemption.

          cc. "Restricted Shares" means an Award granted under Section 6.

          dd. "Restricted Shares Agreement" is defined in Section 6(c)(vi).

          ee. "Retirement" means retirement from active employment or other service with the Company, a Subsidiary or Affiliate at or after age 65.

          ff. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
     Section 162(m)(4)(C) of the Code.

          gg. "Share Option" means an Award granted under Section 5.

          hh. "Share Option Agreement" is defined in Section 5(m).

          ii. "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

          jj. "Termination of Service" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Service if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. A temporary absence from employment because of illness, vacation, leave of absence, or transfer among the Company and its Subsidiaries and Affiliates shall not be considered to constitute a Termination of Service.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"); provided, however, that the grant and terms (including any Performance Goals and target levels of achievement) of any Qualified Performance-Based Award shall be determined by a separate subcommittee (the "162(m) Committee") composed solely of not less than two non-employee directors who qualify as "independent directors" within the meaning of Rule 4200 of the National Association of Securities Dealers, and as "outside directors" within the meaning of Section 162(m) of the Code, which shall be appointed by, and serve at the pleasure of, the Board; provided, further, that should any participant be subject to Section 16 of the Exchange Act (to the extent, if any, that Section 16 of the Exchange Act is applicable) with respect to Common Shares subject to an Award, the Committee shall take all steps necessary to ensure that such Award is granted in a manner designed to ensure that future transactions with respect to such Common Shares will be exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act (to the extent, if any, that Section 16 of the Exchange Act is applicable), including, if necessary, delegating the responsibilities to grant and establish the terms of such Award to another committee or to a subcommittee.

     The Committee shall have authority to grant Share Options pursuant to the terms of the Plan to Eligible Individuals. The Board shall have the authority to award Restricted Shares pursuant to the terms of the Plan to Eligible Individuals.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

          (a) To select the Eligible Individuals to whom Share Options may from time to time be granted;

          (b) To determine whether and to what extent Incentive Share Options, Non-Qualified Share Options, or any combination thereof are to be granted hereunder;

          (c) To determine the number of Common Shares to be covered by each Share Option granted hereunder;

          (d) To determine the terms and conditions of any Share Option granted hereunder (including, but not limited to, the option price (subject to Section 5(a))), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate), based on such factors as the Committee shall determine;

          (e) Subject to Section 8, to modify, amend or adjust the terms and conditions of any Share Option, at any time or from time to time; and

          (f) To determine to what extent and under what circumstances Common Shares and other amounts payable with respect to an Award may be deferred by a participant.

     Except to the extent reserved to the Board, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and of any Award issued under the Plan (and any agreement relating thereto), to correct any defect or supply any omission or reconcile any inconsistency in the manner the Committee deems necessary or desirable, and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange or automated interdealer securities market, allocate all or any portion of its responsibilities and powers to any one or more of its members; provided that no such allocation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act (to the extent, if any, that Section 16 of the Exchange Act is applicable) or, unless otherwise permitted by the Board at any time, cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation may be revoked by the Committee or by the Board at any time.

     Any determination made by the Committee or pursuant to allocated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the members thereof to whom authority has been allocated at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the members thereof to whom authority has been allocated pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants, unless determined otherwise by the Board.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act (to the extent, if any, that Section 16 of the Exchange Act is applicable). To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3.  COMMON SHARES SUBJECT TO PLAN

     The maximum number of Common Shares that may be delivered to participants and their beneficiaries under the Plan shall be 930,000, subject to adjustment in accordance with this Section 3. No participant may be granted Share Options covering in excess of 85,000 Common Shares in any fiscal year of the Company; provided, however, that Roberto Vivo-Chaneton, the initial Chairman of the Board and Chief Executive Officer of the Company, shall receive an initial grant of Share Options covering 185,389 Common Shares. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

     If any Award is forfeited, or if any Share Option terminates, expires or lapses without being exercised, Common Shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. To the extent any Common Shares subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such Common Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan. The maximum number of Common Shares that may be issued pursuant to Share Options intended to be Incentive Share Options shall be 930,000 Common Shares. The maximum number of Common Shares that may be issued pursuant to Share Options shall be 930,000 Common Shares. No more than 85,000 Common Shares may be subject to Qualified Performance-Based Awards granted to any participant in any calendar year.

     In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Common Shares outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of Common Shares or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Share Options to be granted to any participant, in the number, kind and option price of shares subject to outstanding Share Options, in the number and kind of shares subject to outstanding Restricted Shares granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4. ELIGIBILITY

     Share Options may be granted by the Committee under the Plan to Eligible Individuals selected by the Committee, in its discretion. Restricted Shares may be granted by the Board under the Plan to Eligible Individuals selected by the Board, in its discretion.

SECTION 5. SHARE OPTIONS

     Share Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Share Options; and Non-Qualified Share Options. Any Share Option granted under the Plan shall be either an Incentive Share Option or a Non-Qualified Share Option, as the Committee shall determine.

     The Committee shall have the authority to grant any optionee Incentive Share Options, Non-Qualified Share Options or both types of Share Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Share Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Share Option is not designated as an Incentive Share Option or even if so designated does not qualify as an Incentive Share Option on or subsequent to its grant date, it shall constitute a Non-Qualified Share Option. Notwithstanding anything else contained herein, to the extent that any Share Option is granted to an individual who the Committee determines to be a Covered Employee, the responsibility to grant and establish the terms of such Share Option shall be delegated to the 162(m) Committee, subject to the ratification of such Award by the Board.

     The terms and provisions of Share Option Agreements need not be the same for each participant, but must be in accordance with the terms of this Plan. Each Share Option Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Share Option or a Non-Qualified Share Option. The grant of a Share Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Share Option, determines the number of Common Shares to be subject to such Share Option to be granted to such Eligible Individual and specifies the terms and provisions of the Share Option. The Company shall notify an Eligible Individual of any grant of a Share Option, and a written Share Option Agreement or Share Option Agreement shall be duly executed and delivered by the Company to the participant. Such Share Option Agreement or Share Option Agreements shall become effective upon execution by the Company and the participant.

     Share Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

          (a) Option Price. The option price per Common Share purchasable under a Share Option shall be determined by the Committee and set forth in the applicable Share Option Agreement, and shall not be less than the Fair Market Value of a Common Share on the date of grant.

          (b) Option Term. Unless otherwise determined by the Committee and provided in the applicable Share Option Agreement, the term of each Share Option shall be 10 years; provided, however, that no Incentive Share Option shall under any circumstances be exercisable more than 10 years after the date the Share Option is granted.

          (c) Exercisability. Unless determined otherwise by the Committee and provided in the applicable Share Option Agreement, each Share Option shall become vested and exercisable with respect to 30% of the Common Shares covered thereby on the first anniversary of the date of grant, with respect to an additional 30% of such Common Shares on the second anniversary of the date of grant, and with respect to the remaining 40% of such Common Shares on the third anniversary of the date of grant. The Board may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Board may determine. In addition, the Board may at any time accelerate the exercisability of any Share Option. The exercise date of a Share Option shall be the later of the date a notice of exercise is received by the Committee and, if applicable, the date payment is received by the Committee pursuant to this Section 5.

          (d) Method of Exercise.

          (i) Subject to the provisions of this Section 5, Share Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Common Shares subject to the Share Option to be purchased. Such notice shall be accompanied by payment in full of the option price by certified or bank check or such other instrument as the Committee may accept. The Committee may approve payment, in full or in part, by any of the following methods:

             (1) Payment in the form of unrestricted Common Shares (by delivery of such Common Shares or by attestation) already owned by the optionee (based on the Fair Market Value of the Common Shares on the date the Share Option is exercised); provided, however, that, in the case of an Incentive Share Option, the right to make a payment in the form of already owned Common Shares may be authorized only at the time the Share Option is granted and provided, further, that such already owned Common Shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market;

             (2) Delivery of a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the applicable portion of the option price of such Share Option, and, if requested, the amount of any U.S. (federal, state, or local) or non-U.S. withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms; or

             (3) Instruction to the Committee to withhold a number of Common Shares having a Fair Market Value on the date of exercise equal to the applicable portion of the option price of such Share Option.

          (ii) The Board may provide for Company loans to be made for purposes of the exercise of Share Options.

          (iii) No Common Shares shall be issued until full payment therefor has been made.

          (iv) Except as otherwise provided in Section 5(k) below, an optionee shall have all of the rights of a shareholder of the Company holding Common Shares (including, if applicable, the right to vote the Common Shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such Common Shares and, if requested, has given the representation described in Section 10(a).

          (e) Nontransferability of Share Options. No Share Option shall be transferable (by means of sale, assignment, exchange, encumbrance, hypothecation, pledge or otherwise) by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Non-Qualified Share Option, as otherwise expressly permitted by the Board. All Share Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the terms "holder" and "optionee" include such guardian, legal representative and other permitted transferee.

          (f) Termination by Death. Unless otherwise determined by the Committee and provided in the applicable Share Option Agreement, if an optionee incurs a Termination of Service by reason of death, any Share Option held by such optionee may thereafter be exercised, to the extent exercisable on the date of death, or on such accelerated basis as the Committee may determine, for a period of one year from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter.

          (g) Termination by Reason of Disability. Unless otherwise determined by the Committee and provided in the applicable Share Option Agreement, if an optionee incurs a Termination of Service by reason of Disability, any Share Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable on the date of such Termination of Service, or on such accelerated basis as the Committee may determine, for a period of two years from the date of such Termination of Service or until the expiration of the stated term of such Share Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Share Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable on the date of death for a period of one year from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter. In the event of Termination of Service by reason of Disability, if an Incentive Share Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Share Option shall thereafter be treated as a Non-Qualified Share Option.

          (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee and provided in the applicable Share Option Agreement, if an optionee incurs a Termination of Service by reason of Retirement, any Share Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable on the date of such Termination of Service, or on such accelerated basis as the Committee may determine, for a period of two years from the date of such Termination of Service or until the expiration of the stated term of such Share Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Share Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable on the date of death for a period of one year from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter. In the event of Termination of Service by reason of Retirement, if an Incentive Share Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Share Option shall thereafter be treated as a Non-Qualified Share Option.

          (i) Other Termination. Unless otherwise determined by the Committee and provided in the applicable Share Option Agreement: (A) if an optionee incurs a Termination of Service for Cause, all Share Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Service for any reason other than death, Disability, Retirement or for Cause, any Share Option held by such optionee may be exercised, to the extent it was exercisable on the date of Termination of Service, or on such accelerated basis as the Committee may determine, for six months from the date of such Termination of Service or until the expiration of the stated term of such Share Option, whichever period is the shorter; provided, however, that if the optionee dies within such six-month period, any unexercised Share Option held by such optionee shall, notwithstanding the expiration of such six-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter. If an Incentive Share Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Share Option shall thereafter be treated as a Non-Qualified Share Option.

          (j) Cashing Out of Share Option. On receipt of written notice of exercise, the Board may elect to cash out all or part of the portion of the Common Shares for which a Share Option is being exercised by paying the optionee an amount, in cash or Common Shares, equal to the product of (i) the excess of the Fair Market Value of a Common Share over the per-Common Share option price times (ii) the number of Common Shares for which the Share Option is being exercised on the effective date of such cash-out.

          (k) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Share Option, receipt of all or a portion of the Common Shares subject to such Share Option and/or to receive cash at such later time or times in lieu of such deferred Common Shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d)(iv) above, an optionee who elects such deferral shall not have any rights as a shareholder with respect to such deferred Common Shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

          (l) Expiration of Share Options. Notwithstanding anything else contained herein, Share Options shall expire and may not be exercised to any extent after the earlier to occur of the following events: (i) the expiration of the stated term or (ii) a Termination of Service of the participant, except to the extent a post-Termination of Service exercise period is specified in the Award agreement or in this Section 5 for all or a portion of the Share Option, after which such portion of the Share Option shall expire. Upon such expiration, any portion of the Share Option that has not already been exercised shall be forfeited.

          (m) Award Agreement. Each Share Option shall be confirmed by, and subject to, the terms of a written Share Option agreement (the "Share Option Agreement") duly executed by the Company and the participant.

SECTION 6. RESTRICTED SHARES

     (a) Administration. Awards of Restricted Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Board shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Shares will be awarded, the number of Common Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

     (b) Awards and Certificates. Awards of Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more share certificates. Any certificate issued in respect of Restricted Shares shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

     "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Claxson Interactive Group Inc. 2001 Share Incentive Plan and a Restricted Share Agreement. Copies of such Plan and Agreement are on file at the offices of Claxson Interactive Group Inc."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Shares, the participant shall have delivered an irrevocable stock power, endorsed in blank, relating to the Common Shares covered by such Award.

     (c) Terms and Conditions. Awards of Restricted Shares shall be subject to the following terms and conditions:

          (i) The Board may designate a potential Award of Restricted Shares as a Qualified Performance-Based Award, in which case the grant, terms, and conditions of such Award shall be determined by the 162(m) Committee, and the grant or vesting, as applicable, of such Restricted Shares shall be conditioned upon the attainment of Performance Goals selected by the 162(m) Committee, subject to the ratification of such Award by the Board. If the Board does not designate an Award of Restricted Shares as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Shares is a Qualified Performance-Based Award, the Board may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Share Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Board may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

          (ii) Subject to the provisions of the Plan and the applicable Restricted Shares Agreement, during the period, if any, set by the Board, commencing with the date of an Award for which a participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Shares; provided, however, that the foregoing shall not prevent a participant from pledging Restricted Shares as security for a loan, the sole purpose of which is to provide funds to pay the option price for Share Options.

          (iii) Except as provided in this Section 6(c)(iii) and Sections 6(c)(i) and 6(c)(ii) and the applicable Restricted Shares Agreement, the participant shall have, with respect to Restricted Shares, all of the rights of a shareholder of the Company holding Common Shares, including, if applicable, the right to vote the Common Shares and the right to receive any cash dividends. If so determined by the Board in the applicable Restricted Shares Agreement, (A) cash dividends on the Common Shares underlying the Restricted Shares Award shall be automatically deferred and reinvested in additional Restricted Shares, held subject to the vesting of the underlying Restricted Shares, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Shares shall be paid in the form of Restricted Shares, held subject to the vesting of the underlying Restricted Shares, or held subject to meeting Performance Goals applicable only to dividends.

     Reinvestment of dividends in additional Restricted Shares at the time of any dividend payment shall only be permissible if sufficient Common Shares are available under Section 3 for such reinvestment (taking into account then outstanding Share Options and other Awards).

          (iv) Except to the extent otherwise provided in the applicable Restricted Shares Agreement or Section 6(c)(i), 6(c)(ii), 6(c)(v) or 7(a)(ii), upon a participant's Termination of Service for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Common Shares still subject to restriction shall be forfeited by the participant; provided, however, that the Board shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such participant's Restricted Shares.

          (v) If and when any applicable Performance Goals are satisfied and any applicable Restriction Period expires without a prior forfeiture of the Restricted Shares, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

          (vi) Each Restricted Shares Award shall be confirmed by, and be subject to, the terms of a written Restricted Shares agreement (the "Restricted Shares Agreement"), duly executed by the Company and the participant.

SECTION 7. CHANGE IN CONTROL PROVISIONS

     (a) Effect of Change in Control. Notwithstanding any other provision of the Plan to the contrary, unless provided otherwise in an Award agreement, in the event of a Change in Control;

          (i) Any Share Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;

          (ii) The restrictions and limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable; and

          (iii) The Board may make additional adjustments and/or settlements of outstanding Awards as it reasonably deems appropriate and consistent with the Plan's purposes, including, without limitation, requiring the payment of a cash amount in exchange for the cancellation of an Award and/or requiring the issuance of a substitute award that will substantially preserve the value, rights, and benefits as of the date of the Change in Control of any affected Award previously granted.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

          (i) Any acquisition after which any Person (other than a Cisneros Entity, a Hicks Muse Entity, or a Founder) becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding Common Shares of the Company (the "Outstanding Company Common Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this
     Section 7(b), the following acquisitions shall not constitute a Change in
     Control: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust or other fiduciary) sponsored or maintained by the Company or any Affiliate, or (Z) any acquisition by any corporation pursuant to a transaction that complies with Sections 7(b)(iii)(A) and 7(b)(iii)(B); or

          (ii) A change in the composition of the Board such that individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or who was elected or appointed to the Board directly by a class of shareholders consisting solely of Cisneros Entities, Hicks Muse Entities, or Founders, shall be considered as though such individual 'were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; and, provided, further, that any individual who is a director of the Company immediately following the Combination Agreement Effective Time shall automatically be considered as though such individual were a member of the Incumbent Board; or

          (iii) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) either (I) at least 50% of, respectively, the then outstanding shares of common stock and the total voting power of (1) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Outstanding Company Common Shares and Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be, were converted pursuant to such Business Combination), and such beneficial ownership of common stock or voting power among the holders thereof is in substantially the same proportion as the beneficial ownership of Outstanding Company Common Shares and the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination or (II) the Hicks Muse Entities, the Cisneros Entities, and the Founders hold, in the aggregate, at least 50% of both the then outstanding shares of common stock and the total voting power of (1) the Surviving Corporation, or (2) if applicable, the Parent Corporation, and (B) no Person (other than a Cisneros Entity, a Hicks Muse Entity, a Founder, any corporation resulting from such Business Combination, or any employee benefit plan (or related trust or other fiduciary) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), except to the extent that such ownership existed prior to the Business Combination; or

          (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, other than the liquidation of the Company into a Subsidiary.

provided, however, that notwithstanding anything in this Section 7(b) or in this Plan to the contrary, the consummation of the transactions contemplated by the Combination Agreement shall not be deemed a Change in Control for purposes of this Plan.

SECTION 8. AMENDMENT AND TERMINATION

     (a) The Plan will terminate on the tenth anniversary of the Effective Date. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     (b) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially and adversely impair the rights of a participant under any Award theretofore granted without the participant's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by applicable law or stock exchange rules. The Board may amend the terms of any Award theretofore granted, and the Committee may amend the terms of any Share Option theretofore granted other than to accelerate vesting or extend exercisability, prospectively or retroactively, but no amendment shall be made that would materially and adversely impair the rights of any participant without the participant's consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules. Subject to the above provisions and to any applicable shareholder approval requirements, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules.

SECTION 9. UNFUNDED STATUS OF PLAN

     It is intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10.  GENERAL PROVISIONS

     (a) The Committee may require each person purchasing or receiving Common Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Common Shares without a view to the distribution thereof. The certificates for such Common Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Common Shares under the Plan prior to fulfillment of all of the following conditions:

          (i) Listing or approval for listing upon notice of issuance, of such shares on Nasdaq, or such other securities exchange as may at the time be the principal market for the Common Shares;

          (ii) Any registration or other qualification of such shares of the Company under any U.S. (federal, state, or local) or non-U.S. law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (iii) Receipt of any other consent, approval, or permit from any U.S. (federal, state, or local) or non-U.S. governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its directors, officers, employees and/or consultants.

     (c) The Plan shall not constitute a contract for employment or services, and adoption of the Plan shall not confer upon any individual any right to a continued employment or services arrangement, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or services of any individual at any time.

     (d) The participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any U.S. (federal, state, or local) or non-U.S. taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Shares, including Common Shares that are part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Shares.

     (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

     (f) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Common Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Common Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Common Shares underlying Awards that are forfeited or canceled should revert to the Company.

     (g) The Plan, the Share Option Agreements, the Restricted Share Agreements and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

     (h) Except as otherwise provided in the Plan, any Award agreement, or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

     (i) In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable non-U.S. law.

SECTION 11.  EFFECTIVE DATE OF PLAN

     The Plan shall be effective on the date (the "Effective Date") immediately prior to the date upon which occurs the Combination Agreement Effective Time. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards granted on or prior to such anniversary may extend beyond that date.

                                 [CLAXSON LOGO]

                                [EL SITIO LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The International Business Companies Act, 1984 of the British Virgin Islands permits an international business company to indemnify directors and officers and permits an international business company to acquire liability insurance for directors and officers.

     Under Sections 118 through 123 of the Registrant's articles of association, the Registrant is empowered to indemnify our directors and officers as follows:

          "118. Subject to the limitations hereinafter provided, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

             (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

             (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

          119. The Company shall only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

          120. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

          121. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

          122. If a person to be indemnified has been successful in defense of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

          123. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles."

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith or incorporated herein by reference:


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.1    Combination Agreement, dated as of October 30, 2000, by and among Claxson Interactive Group Inc. (formerly, New Site
          Inc.), Newhaven Overseas Corp., Hicks, Muse, Tate & Furst
          Latin America Fund, L.P., Hicks, Muse, Tate and Furst Latin
          America Private Fund, L.P.; HMLA 1-SBS Coinvestors, L.P.,
          and El Sitio, Inc. (included as Annex A-1 to the proxy
          statement/prospectus which is part of this Registration
          Statement and incorporated by reference herein).
   2.2    Amendment No. 1 to Combination Agreement, dated as of June
          26, 2001, by and among Claxson Interactive Group Inc.,
          formerly known as New Site Inc., Carlyle Investments LLC and
          Carlton Investments LLC, Ibero-American Media Partners II
          Ltd., Hicks, Muse, Tate & Furst Latin America Fund, L.P.,
          Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.,
          HMLA 1-SBS Coinvestors, L.P. and El Sitio, Inc. (included as
          Annex A-2 to the proxy statement/prospectus which is a part of this Registration Statement and incorporated by reference herein).
   2.3    Amendment No. 2 to Combination Agreement, dated as of August
          7, 2001, by and among Claxson Interactive Group Inc.,
          formerly known as New Site Inc., Carlyle Investments LLC and
          Carlton Investments LLC, Ibero-American Media Partners II
          Ltd., Hicks, Muse, Tate & Furst Latin America Fund, L.P.,
          Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.,
          HMLA 1-SBS Coinvestors, L.P. and El Sitio, Inc. (included as
          Annex A-3 to the proxy statement/prospectus which is a part of this Registration Statement and incorporated by reference herein).
   2.4    Form of Holdco Agreement (included as Annex B to the proxy statement/prospectus which is part of this Registration
          Statement and incorporated by reference herein).
  *3.1    Amended and Restated Memorandum of Association of Claxson
          Interactive Group Inc.
  *3.2    Amended and Restated Articles of Association of Claxson
          Interactive Group Inc. (to become effective upon completion of the transaction).
   5.1    Opinion of Conyers Dill & Pearman, British Virgin Islands
          counsel to the Registrant, regarding legality of securities being registered.
   8.1    Opinion of Simpson Thacher & Bartlett, U.S. counsel to El
          Sitio, Inc., regarding tax matters.
 *10.1    Indenture, dated as of April 4, 1998, among IMASAC S.A. and
          Imagen Satelital, S.A. (as guarantor), The Bank of New York,
          Banco Rio de la Plata S.A. and Banque International a
          Luxembourg.
 *10.2    U.S.$35,000,000 Syndicated Credit Facility, dated as of
          April 26, 2000, among Iberoamerican Radio Holdings Uno Chile
          S.A., Blaya y Vega S.A. and others, Banco de A. Edwards,
          Corpbanca, Banco Sud Americano, BankBoston, N.A. and Bankers
          Trust Company (English translation).
 *10.3    U.S.$5,000,000 Revolving Loan Facility, dated as of April
          26, 2000, among Iberoamerican Radio Holdings Uno Chile S.A., the Guarantors named therein, Deutsche Bank Securities Inc.,
          Bankers Trust Company and various lenders named therein.
 +10.4    Operating Agreement for Playboy TV International, LLC, dated as of August 31, 1999, between Playboy Entertainment Group,
          Inc. and Victoria Springs Investment Ltd.
 +10.5    Program Supply Agreement, dated as of August 31, 1999,
          between Playboy Entertainment Group, Inc., Playboy TV
          International LLC and PTV U.S., LLC.
 +10.6    Trademark License Agreement, dated as of August 31, 1999,
          between Playboy Enterprises International, Inc. and Playboy
          TV International LLC.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *10.7    Full-Time Transponder Lease Agreement, dated October 22,
          1997, by and between PanAmSat International Systems, Inc.
          and Cisneros Television Services, Inc.
 *10.8    First Amendment to Full-Time Transponder Lease Agreement
          (Pre Launch), dated as of July 31, 2000, by and between
          PanAmSat International Systems, Inc. and Cisneros Television
          Services, Inc.
 *10.9    Letter Agreement Re: Full-Time Transponder Lease Agreement,
          dated as of May 1, 1998, by and between PanAmSat
          International Systems, Inc. and Cisneros Television
          Services, Inc.
 *10.10   First Amendment to Full-Time Transponder Lease Agreement,
          dated as of July 31, 1998, by and between PanAmSat
          International Systems, Inc. and Cisneros Television
          Services, Inc.
 *10.11   Letter Agreement Re: First Amendment to the Full-Time
          Transponder Lease Agreement, dated July 31, 2000, by and
          between PanAmSat International Systems, Inc. and Cisneros
          Television Services, Inc.
  10.12   Stock Purchase Agreement, dated June 21, 1999, among El
          Sitio, Inc. (formerly El Sitio International Corporation),
          Washburn Enterprises, Inc., Chestnut Hill (El Sitio), LLC
          and Ibero-American Media Partners II Ltd. (incorporated
          herein by reference to El Sitio's registration statement
          (No. 333-91263) on Form F-1, as filed with the Commission
          and declared effective on December 9, 1999).
  10.13   Form of Internet Data Services Agreement, dated June 14,
          1999, between Exodus Communications, Inc. and El Sitio
          U.S.A., Inc. (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on December 9,
          1999).
  10.14   Form of Internet, Backbone and Co-location Service
          Agreement, dated April 29, 1999, among IMPSAT Fiber
          Networks, Inc. USA IP-Internet Backbone & Co. and El Sitio
          U.S.A. Inc. (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on December 9,
          1999).
  10.15   Letter Agreement, dated February 11, 1999, between TV
          Azteca, S.A. de C.V. and El Sitio, Inc. (formerly, El Sitio
          International Corporation) (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form
          F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.16   Subscription Agreement, dated August 31, 1999, between TV
          Azteca, S.A. de C.V. and El Sitio, Inc. (formerly, El Sitio
          International Corporation) (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form
          F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.17   Registration Rights Agreement, dated July 2, 1999, among El
          Sitio, Inc. (formerly, El Sitio International Corporation)
          and holders of its Class A Convertible Preferred Stock
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.18   El Sitio International Corporation 1999 Amended and Restated
          Stock Option Plan (incorporated herein by reference to El
          Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.19   Assignment Agreement, dated April 1, 2000, between El Sitio
          Colombia S.A. and IMPSAT S.A. (incorporated herein by
          reference to El Sitio's Annual Report on Form 20-F for the year ended December 31, 1999 (No. 0-28367), as filed with
          the Commission on May 2, 2000).
  10.20   Form of Employment Agreement (substantially in the form
          entered into by each of Roberto Cibrian-Campoy and Horacio
          Milberg) (incorporated herein by reference to El Sitio's
          Annual Report on Form 20-F for the year ended December 31,
          1999 (No. 0-28367), as filed with the Commission on May 2,
          2000).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.21   Form of Employment Agreement (substantially in the form
          entered into by each of Mariano Varela, Lucia Suarez,
          Esteban Vivo-Chaneton and Alfredo Jimenez de Arechaga)
          (incorporated herein by reference to El Sitio's Annual
          Report on Form 20-F for the year ended December 31, 1999
          (No. 0-28367), as filed with the Commission on May 2, 2000).
  10.22   Strategic Relationship Agreement, dated February 28, 2000, between Grupo Sarandi and El Sitio Uruguay, S.A.
          (incorporated herein by reference to El Sitio's Annual
          Report on Form 20-F for the year ended December 31, 1999
          (No. 0-28367), as filed with the Commission on May 2, 2000).
  10.23   Amendment No. 1 to the Stock Purchase Agreement, dated July
          2, 1999, among El Sitio, Inc. (formerly, El Sitio
          International Corporation), Washburn Enterprises, Inc.,
          Chestnut Hill (El Sitio), LLC and Ibero-American Media
          Partners II Ltd. (incorporated herein by reference to El
          Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.24   Stockholders Agreement, dated July 2, 1999, among the
          Stockholders of El Sitio International Corporation
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.25   Quotas Purchase Agreement, dated October 6, 1999, between
          IMPSAT Comunicacoes Ltda. and O Site Entertenimentos Ltda.
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.26   Internet Service Agreement, dated October 6, 1999, between
          IMPSAT Comunicacoes Ltda. and Mandic Internet Ltda.
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.27   Share Purchase Agreement, dated October 6, 1999, between El
          Sitio, Inc. and IMPSAT Fiber Networks, Inc. (incorporated
          herein by reference to El Sitio's registration statement
          (No. 333-91263) on Form F-1, as filed with the Commission
          and declared effective on December 9, 1999).
  10.28   Amendment No. 1 to Registration Rights Agreement, dated
          October 6, 1999, among El Sitio, Inc. and holders of its
          Class A Convertible Preferred Stock (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.29   Amendment No. 1 to Registration Rights Agreement, dated
          October 6, 1999, among IAMP (El Sitio) Investments Ltd.,
          Washburn Enterprises Inc., GCC Investements, LLC, the
          Initial Stockholders and El Sitio, Inc. (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.30   Assignment Agreement, dated November 5, 1999, between El
          Sitio Argentina S.A. and IMPSAT S.A. (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.31   Internet Service Agreement, dated November 5, 1999, between
          El Sitio Argentina S.A. and IMPSAT S.A. (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.32   Reseller and Management Agreement, dated November 5, 1999, between El Sitio Argentina S.A. and IMPSAT S.A.
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.33   Share Purchase Agreement, dated November 9, 1999, among El
          Sitio, Inc., Intel Atlantic, Inc., Utilitivest II, L.P. and
          Utilitivest III, L.P. (investment funds managed by Latinvest
          Asset Management do Brasil) (incorporated herein by
          reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.34   Amended and Restated Registration Rights Agreement, dated
          November 9, 1999, among El Sitio, Inc. and the holders of
          the Class B Convertible Preferred Stock (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.35   Amended and Restated Shareholders' Agreement, dated November
          9, 1999, among El Sitio, Inc. and certain of its
          shareholders (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on December 9,
          1999).
  10.36   Warrant Acquisition Agreement, dated June 25, 1999, between
          Bear, Stearns & Co. Inc. and El Sitio, Inc. (formerly El
          Sitio International Corporation) (incorporated herein by
          reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.37   Purchase Agreement, dated March 10, 2000, among El Sitio,
          Inc., Belagua B.V., Coracias, B.V., the stockholders of
          DeCompras.com, Inc. and DeCompras.com, Inc. (incorporated
          herein by reference to El Sitio's Annual Report on Form 20-F for the year ended December 31, 1999 (No. 0-28367), as filed with the Commission on May 2, 2000).
  10.38   Letter Agreement, dated February 17, 2000, among El Sitio,
          Inc., Red de Television Chilevision S.A. and Iberoamerican
          Media Holdings Chile S.A. (incorporated herein by reference to El Sitio's Annual Report on Form 20-F for the year ended
          December 31, 1999 (No. 0-28367), as filed with the
          Commission on May 2, 2000).
  10.39   Form of Noncompete Agreement (substantially in the form
          entered into by each of Roberto Cibrian-Campoy, Alfredo
          Jimenez de Arechaga, Horacio Milberg, Lucia Suarez, Mariano
          Varela and Esteban Vivo-Chaneton) (incorporated herein by
          reference to El Sitio's Annual Report on Form 20-F for the year ended December 31, 1999 (No. 0-28367), as filed with
          the Commission on May 2, 2000).
  10.40   ISP Service Transfer Agreement, dated as of June 8, 2001,
          between Netizen S.A. and El Sitio Argentina S.A.
          (incorporated herein by reference to El Sitio's Annual
          Report on Form 20-F for the year ended December 31, 2000, as filed with the Commission on June 29, 2001).
  10.41   Claxson Interactive Group Inc. 2001 Share Incentive Plan
          (included as Annex E to the proxy statement/prospectus which is part of this Registration Statement and incorporated by reference herein).
 *10.42   Form of Employment Agreement between Roberto Vivo-Chaneton and the Registrant.
  23.1    Consent of Conyers Dill & Pearman, B.V.I. counsel to the
          Registrant (included as part of its opinion filed as Exhibit
          5.1 and incorporated herein by reference).
  23.2    Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).
  23.3    Consents of Deloitte & Touche LLP (seven consents).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *23.4    Consent of Roberto Vivo-Chaneton (designee as Chairman of
          the Board and Chief Executive Officer of the Registrant).
 *23.5    Consent of Carlos E. Cisneros (designee as a director of the
          Registrant).
 *23.6    Consent of James D. Robinson (designee as a director of the
          Registrant).
 *23.7    Consent of Carlos Bardasano (designee as a director of the
          Registrant).
 *23.8    Consent of Eric C. Neuman (designee as a director of the
          Registrant).
 *23.9    Consent of John A. Gavin (designee as a director of the
          Registrant).
 *23.10   Consent of Ricardo Verdaguer (designee as a director of the
          Registrant).
 *23.11   Consent of Frank Feather (designee as a director of the
          Registrant).
 *23.12   Consent of Jose Antonio Rios (designee as a director of the
          Registrant).
 *23.13   Consent of Fred Vierra (designee as a director of the
          Registrant).
 *23.14   Consent of Hilary Kramer (designee as a director of the
          Registrant).
 *23.15   Consent of Charles W. Tate (designee as a director of the
          Registrant).
  99.1    Opinion of Credit Suisse First Boston Corporation (included as Annex C to the proxy statement/prospectus which is part of this Registration Statement and incorporated by reference herein).
 *99.2    Consent of Credit Suisse First Boston Corporation.
 *99.3    Voting Agreements, dated as of October 30, 2000 among
          Ibero-American Media Partners II, Ltd., El Sitio, Inc. and
          each of (i) IMPSAT Fiber Networks, Inc., (ii) Militello
          Limited, (iii) RC Limited, (iv) Roberto Cibrian-Campoy, (v)
          Roberto Vivo-Chaneton, (vi) SLI.com Inc. and (vii) Tower
          Plus International.
 *99.4    Amendment to Voting Agreements, dated as of June 26, 2001, among Ibero-American Media Partners II, Ltd., El Sitio, Inc.
          and each of (i) IMPSAT Fiber Networks, Inc., (ii) Militello
          Limited, (iii) RC Limited, (iv) Roberto Cibrian-Campoy, (v)
          Roberto Vivo-Chaneton, (vi) SLI.com Inc., and (vii) Tower
          Plus International (incorporated herein by reference to El
          Sitio's current report on Form 6-K filed with the commission on June 27, 2001).
  99.5    Form of El Sitio proxy card.


---------------
+ Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

*  Previously filed.

     (b)-(c) All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable and therefore have been omitted.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BUENOS AIRES, ARGENTINA ON AUGUST 14, 2001.


                                          CLAXSON INTERACTIVE GROUP INC.

                                          By:        /s/ RALPH HAIEK
                                            ------------------------------------

                                                   Chairman of the Board


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITIES INDICATED ON AUGUST 14, 2001:


                      SIGNATURE                                             TITLE
                      ---------                                             -----
                   /s/ RALPH HAIEK                       Chairman of the Board, Chief Executive
-----------------------------------------------------    Officer (principal executive, financial and
                                                         accounting officer)

                  /s/ AMAYA ARIZTOY                      Director and Authorized Representative in
-----------------------------------------------------    the United States

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.1    Combination Agreement, dated as of October 30, 2000, by and among Claxson Interactive Group Inc. (formerly, New Site
          Inc.), Newhaven Overseas Corp., Hicks, Muse, Tate & Furst
          Latin America Fund, L.P., Hicks, Muse, Tate and Furst Latin
          America Private Fund, L.P.; HMLA 1-SBS Coinvestors, L.P.,
          and El Sitio, Inc. (included as Annex A-1 to the proxy
          statement/prospectus which is part of this Registration
          Statement and incorporated by reference herein).
   2.2    Amendment No. 1 to Combination Agreement, dated as of June
          26, 2001, by and among Claxson Interactive Group Inc.,
          formerly known as New Site Inc., Carlyle Investments LLC and
          Carlton Investments LLC, Ibero-American Media Partners II
          Ltd., Hicks, Muse, Tate & Furst Latin America Fund, L.P.,
          Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.,
          HMLA 1-SBS Coinvestors, L.P. and El Sitio, Inc. (included as
          Annex A-2 to the proxy statement/prospectus which is a part of this Registration Statement and incorporated by reference herein).
   2.3    Amendment No. 2 to Combination Agreement, dated as of August
          7, 2001, by and among Claxson Interactive Group Inc.,
          formerly known as New Site Inc., Carlyle Investments LLC and
          Carlton Investments LLC, Ibero-American Media Partners II
          Ltd., Hicks, Muse, Tate & Furst Latin America Fund, L.P.,
          Hicks, Muse, Tate & Furst Latin America Private Fund, L.P.,
          HMLA 1-SBS Coinvestors, L.P. and El Sitio, Inc. (included as
          Annex A-3 to the proxy statement/prospectus which is a part of this Registration Statement and incorporated by reference herein).
   2.4    Form of Holdco Agreement (included as Annex B to the proxy statement/prospectus which is part of this Registration
          Statement and incorporated by reference herein).
  *3.1    Amended and Restated Memorandum of Association of Claxson
          Interactive Group Inc.
  *3.2    Amended and Restated Articles of Association of Claxson
          Interactive Group Inc. (to become effective upon completion of the transaction).
   5.1    Opinion of Conyers Dill & Pearman, British Virgin Islands
          counsel to the Registrant, regarding legality of securities being registered.
   8.1    Opinion of Simpson Thacher & Bartlett, U.S. counsel to El
          Sitio, Inc., regarding tax matters.
 *10.1    Indenture, dated as of April 4, 1998, among IMASAC S.A. and
          Imagen Satelital, S.A. (as guarantor), The Bank of New York,
          Banco Rio de la Plata S.A. and Banque International a
          Luxembourg.
 *10.2    U.S.$35,000,000 Syndicated Credit Facility, dated as of
          April 26, 2000, among Iberoamerican Radio Holdings Uno Chile
          S.A., Blaya y Vega S.A. and others, Banco de A. Edwards,
          Corpbanca, Banco Sud Americano, BankBoston, N.A. and Bankers
          Trust Company (English translation).
 *10.3    U.S.$5,000,000 Revolving Loan Facility, dated as of April
          26, 2000, among Iberoamerican Radio Holdings Uno Chile S.A., the Guarantors named therein, Deutsche Bank Securities Inc.,
          Bankers Trust Company and various lenders named therein.
 +10.4    Operating Agreement for Playboy TV International, LLC, dated as of August 31, 1999, between Playboy Entertainment Group,
          Inc. and Victoria Springs Investment Ltd.
 +10.5    Program Supply Agreement, dated as of August 31, 1999,
          between Playboy Entertainment Group, Inc., Playboy TV
          International LLC and PTV U.S., LLC.
 +10.6    Trademark License Agreement, dated as of August 31, 1999,
          between Playboy Enterprises International, Inc. and Playboy
          TV International LLC.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *10.7    Full-Time Transponder Lease Agreement, dated October 22,
          1997, by and between PanAmSat International Systems, Inc.
          and Cisneros Television Services, Inc.
 *10.8    First Amendment to Full-Time Transponder Lease Agreement
          (Pre Launch), dated as of July 31, 2000, by and between
          PanAmSat International Systems, Inc. and Cisneros Television
          Services, Inc.
 *10.9    Letter Agreement Re: Full-Time Transponder Lease Agreement,
          dated as of May 1, 1998, by and between PanAmSat
          International Systems, Inc. and Cisneros Television
          Services, Inc.
 *10.10   First Amendment to Full-Time Transponder Lease Agreement,
          dated as of July 31, 1998, by and between PanAmSat
          International Systems, Inc. and Cisneros Television
          Services, Inc.
 *10.11   Letter Agreement Re: First Amendment to the Full-Time
          Transponder Lease Agreement, dated July 31, 2000, by and
          between PanAmSat International Systems, Inc. and Cisneros
          Television Services, Inc.
  10.12   Stock Purchase Agreement, dated June 21, 1999, among El
          Sitio, Inc. (formerly El Sitio International Corporation),
          Washburn Enterprises, Inc., Chestnut Hill (El Sitio), LLC
          and Ibero-American Media Partners II Ltd. (incorporated
          herein by reference to El Sitio's registration statement
          (No. 333-91263) on Form F-1, as filed with the Commission
          and declared effective on December 9, 1999).
  10.13   Form of Internet Data Services Agreement, dated June 14,
          1999, between Exodus Communications, Inc. and El Sitio
          U.S.A., Inc. (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on December 9,
          1999).
  10.14   Form of Internet, Backbone and Co-location Service
          Agreement, dated April 29, 1999, among IMPSAT Fiber
          Networks, Inc. USA IP-Internet Backbone & Co. and El Sitio
          U.S.A. Inc. (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on December 9,
          1999).
  10.15   Letter Agreement, dated February 11, 1999, between TV
          Azteca, S.A. de C.V. and El Sitio, Inc. (formerly, El Sitio
          International Corporation) (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form
          F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.16   Subscription Agreement, dated August 31, 1999, between TV
          Azteca, S.A. de C.V. and El Sitio, Inc. (formerly, El Sitio
          International Corporation) (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form
          F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.17   Registration Rights Agreement, dated July 2, 1999, among El
          Sitio, Inc. (formerly, El Sitio International Corporation)
          and holders of its Class A Convertible Preferred Stock
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.18   El Sitio International Corporation 1999 Amended and Restated
          Stock Option Plan (incorporated herein by reference to El
          Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.19   Assignment Agreement, dated April 1, 2000, between El Sitio
          Colombia S.A. and IMPSAT S.A. (incorporated herein by
          reference to El Sitio's Annual Report on Form 20-F for the year ended December 31, 1999 (No. 0-28367), as filed with
          the Commission on May 2, 2000).
  10.20   Form of Employment Agreement (substantially in the form
          entered into by each of Roberto Cibrian-Campoy and Horacio
          Milberg) (incorporated herein by reference to El Sitio's
          Annual Report on Form 20-F for the year ended December 31,
          1999 (No. 0-28367), as filed with the Commission on May 2,
          2000).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.21   Form of Employment Agreement (substantially in the form
          entered into by each of Mariano Varela, Lucia Suarez,
          Esteban Vivo-Chaneton and Alfredo Jimenez de Arechaga)
          (incorporated herein by reference to El Sitio's Annual
          Report on Form 20-F for the year ended December 31, 1999
          (No. 0-28367), as filed with the Commission on May 2, 2000).
  10.22   Strategic Relationship Agreement, dated February 28, 2000, between Grupo Sarandi and El Sitio Uruguay, S.A.
          (incorporated herein by reference to El Sitio's Annual
          Report on Form 20-F for the year ended December 31, 1999
          (No. 0-28367), as filed with the Commission on May 2, 2000).
  10.23   Amendment No. 1 to the Stock Purchase Agreement, dated July
          2, 1999, among El Sitio, Inc. (formerly, El Sitio
          International Corporation), Washburn Enterprises, Inc.,
          Chestnut Hill (El Sitio), LLC and Ibero-American Media
          Partners II Ltd. (incorporated herein by reference to El
          Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on
          December 9, 1999).
  10.24   Stockholders Agreement, dated July 2, 1999, among the
          Stockholders of El Sitio International Corporation
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.25   Quotas Purchase Agreement, dated October 6, 1999, between
          IMPSAT Comunicacoes Ltda. and O Site Entertenimentos Ltda.
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.26   Internet Service Agreement, dated October 6, 1999, between
          IMPSAT Comunicacoes Ltda. and Mandic Internet Ltda.
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.27   Share Purchase Agreement, dated October 6, 1999, between El
          Sitio, Inc. and IMPSAT Fiber Networks, Inc. (incorporated
          herein by reference to El Sitio's registration statement
          (No. 333-91263) on Form F-1, as filed with the Commission
          and declared effective on December 9, 1999).
  10.28   Amendment No. 1 to Registration Rights Agreement, dated
          October 6, 1999, among El Sitio, Inc. and holders of its
          Class A Convertible Preferred Stock (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.29   Amendment No. 1 to Registration Rights Agreement, dated
          October 6, 1999, among IAMP (El Sitio) Investments Ltd.,
          Washburn Enterprises Inc., GCC Investements, LLC, the
          Initial Stockholders and El Sitio, Inc. (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.30   Assignment Agreement, dated November 5, 1999, between El
          Sitio Argentina S.A. and IMPSAT S.A. (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.31   Internet Service Agreement, dated November 5, 1999, between
          El Sitio Argentina S.A. and IMPSAT S.A. (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.32   Reseller and Management Agreement, dated November 5, 1999, between El Sitio Argentina S.A. and IMPSAT S.A.
          (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the
          Commission and declared effective on December 9, 1999).
  10.33   Share Purchase Agreement, dated November 9, 1999, among El
          Sitio, Inc., Intel Atlantic, Inc., Utilitivest II, L.P. and
          Utilitivest III, L.P. (investment funds managed by Latinvest
          Asset Management do Brasil) (incorporated herein by
          reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.34   Amended and Restated Registration Rights Agreement, dated
          November 9, 1999, among El Sitio, Inc. and the holders of
          the Class B Convertible Preferred Stock (incorporated herein by reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.35   Amended and Restated Shareholders' Agreement, dated November
          9, 1999, among El Sitio, Inc. and certain of its
          shareholders (incorporated herein by reference to El Sitio's registration statement (No. 333-91263) on Form F-1, as filed with the Commission and declared effective on December 9,
          1999).
  10.36   Warrant Acquisition Agreement, dated June 25, 1999, between
          Bear, Stearns & Co. Inc. and El Sitio, Inc. (formerly El
          Sitio International Corporation) (incorporated herein by
          reference to El Sitio's registration statement (No.
          333-91263) on Form F-1, as filed with the Commission and
          declared effective on December 9, 1999).
  10.37   Purchase Agreement, dated March 10, 2000, among El Sitio,
          Inc., Belagua B.V., Coracias, B.V., the stockholders of
          DeCompras.com, Inc. and DeCompras.com, Inc. (incorporated
          herein by reference to El Sitio's Annual Report on Form 20-F for the year ended December 31, 1999 (No. 0-28367), as filed with the Commission on May 2, 2000).
  10.38   Letter Agreement, dated February 17, 2000, among El Sitio,
          Inc., Red de Television Chilevision S.A. and Iberoamerican
          Media Holdings Chile S.A. (incorporated herein by reference to El Sitio's Annual Report on Form 20-F for the year ended
          December 31, 1999 (No. 0-28367), as filed with the
          Commission on May 2, 2000).
  10.39   Form of Noncompete Agreement (substantially in the form
          entered into by each of Roberto Cibrian-Campoy, Alfredo
          Jimenez de Arechaga, Horacio Milberg, Lucia Suarez, Mariano
          Varela and Esteban Vivo-Chaneton) (incorporated herein by
          reference to El Sitio's Annual Report on Form 20-F for the year ended December 31, 1999 (No. 0-28367), as filed with
          the Commission on May 2, 2000).
  10.40   ISP Service Transfer Agreement, dated as of June 8, 2001,
          between Netizen S.A. and El Sitio Argentina S.A.
          (incorporated herein by reference to El Sitio's Annual
          Report on Form 20-F for the year ended December 31, 2000, as filed with the Commission on June 29, 2001).
  10.41   Claxson Interactive Group Inc. 2001 Share Incentive Plan
          (included as Annex E to the proxy statement/prospectus which is part of this Registration Statement and incorporated by reference herein).
 *10.42   Form of Employment Agreement between Roberto Vivo-Chaneton and the Registrant.
  23.1    Consent of Conyers Dill & Pearman, B.V.I. counsel to the
          Registrant (included as part of its opinion filed as Exhibit
          5.1 and incorporated herein by reference).
  23.2    Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).
  23.3    Consents of Deloitte & Touche LLP (seven consents).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *23.4    Consent of Roberto Vivo-Chaneton (designee as Chairman of
          the Board and Chief Executive Officer of the Registrant).
 *23.5    Consent of Carlos E. Cisneros (designee as a director of the
          Registrant).
 *23.6    Consent of James D. Robinson (designee as a director of the
          Registrant).
 *23.7    Consent of Carlos Bardasano (designee as a director of the
          Registrant).
 *23.8    Consent of Eric C. Neuman (designee as a director of the
          Registrant).
 *23.9    Consent of John A. Gavin (designee as a director of the
          Registrant).
 *23.10   Consent of Ricardo Verdaguer (designee as a director of the
          Registrant).
 *23.11   Consent of Frank Feather (designee as a director of the
          Registrant).
 *23.12   Consent of Jose Antonio Rios (designee as a director of the
          Registrant).
 *23.13   Consent of Fred Vierra (designee as a director of the
          Registrant).
 *23.14   Consent of Hilary Kramer (designee as a director of the
          Registrant).
 *23.15   Consent of Charles W. Tate (designee as a director of the
          Registrant).
  99.1    Opinion of Credit Suisse First Boston Corporation (included as Annex C to the proxy statement/prospectus which is part of this Registration Statement and incorporated by reference herein).
 *99.2    Consent of Credit Suisse First Boston Corporation.
 *99.3    Voting Agreements, dated as of October 30, 2000 among
          Ibero-American Media Partners II, Ltd., El Sitio, Inc. and
          each of (i) IMPSAT Fiber Networks, Inc., (ii) Militello
          Limited, (iii) RC Limited, (iv) Roberto Cibrian-Campoy, (v)
          Roberto Vivo-Chaneton, (vi) SLI.com Inc. and (vii) Tower
          Plus International.
 *99.4    Amendment to Voting Agreements, dated as of June 26, 2001, among Ibero-American Media Partners II, Ltd., El Sitio, Inc.
          and each of (i) IMPSAT Fiber Networks, Inc., (ii) Militello
          Limited, (iii) RC Limited, (iv) Roberto Cibrian-Campoy, (v)
          Roberto Vivo-Chaneton, (vi) SLI.com Inc., and (vii) Tower
          Plus International (incorporated herein by reference to El
          Sitio's current report on Form 6-K filed with the commission on June 27, 2001).
  99.5    Form of El Sitio proxy card.


---------------
+ Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

*  Previously filed.

     (b)-(c) All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable and therefore have been omitted.